                                                    FILED PURSUANT TO RULE 424B5
                                                     REGISTRATION NO.:333-104283

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus supplement is delivered. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2005

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 7, 2005)

                          $1,426,446,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2005-IQ9
                                   AS ISSUER

                         MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                         IXIS REAL ESTATE CAPITAL INC.
                       PRINCIPAL COMMERCIAL FUNDING, LLC
                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                    NCB, FSB
                      UNION CENTRAL MORTGAGE FUNDING, INC.
             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                           WASHINGTON MUTUAL BANK, FA
                           AS MORTGAGE LOAN SELLERS
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-IQ9

                                ---------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2005-IQ9 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be
241 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2005-IQ9
Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by
"institutional quality" whole loans.

                                ---------------

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-34 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

                                ---------------

     CHARACTERISTICS OF THE CERTIFICATES OFFERED TO YOU INCLUDE:

                APPROXIMATE INITIAL          INITIAL            PASS-THROUGH         RATINGS
    CLASS       CERTIFICATE BALANCE     PASS-THROUGH RATE     RATE DESCRIPTION     (S&P/FITCH)
------------   ---------------------   -------------------   ------------------   ------------

Class A-1           $ 62,100,000                 %                 Fixed            AAA/AAA
Class A-2           $112,600,000                 %                 Fixed            AAA/AAA
Class A-3           $194,700,000                 %                 Fixed            AAA/AAA
Class A-4           $ 94,400,000                 %                 Fixed            AAA/AAA
Class A-AB          $ 43,800,000                 %                 Fixed            AAA/AAA
Class A-5           $446,242,000                 %                 Fixed            AAA/AAA
Class A-1A          $271,561,000                 %                 Fixed            AAA/AAA
Class A-J           $130,199,000                 %           Fixed or WAC Cap       AAA/AAA
Class B             $ 32,550,000                 %           Fixed or WAC Cap        AA/AA
Class C             $ 11,488,000                 %           Fixed or WAC Cap       AA-/AA-
Class D             $ 26,806,000                 %           Fixed or WAC Cap         A/A

                                ---------------

     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and Greenwich Capital Markets, Inc. and IXIS Securities North
America Inc. will act as co-managers with respect to the offered certificates.
Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS
Securities North America Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about February 24, 2005.
Morgan Stanley Capital I Inc. expects to receive from this offering
approximately $      , plus accrued interest from the cut-off date, before
deducting expenses payable by Morgan Stanley Capital I Inc.

                                ---------------

                                MORGAN STANLEY

RBS GREENWICH CAPITAL                              IXIS SECURITIES NORTH AMERICA

                               February   , 2005

MORGAN STANLEY CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
                      Geographic Overview of Mortgage Pool

WASHINGTON
2 properties
$7,235,030
0.5% of total

UTAH
8 properties
$17,306,788
1.1% of total

NEVADA
3 properties
$14,873,995
1.0% of total

NORTHERN CALIFORNIA
6 properties
$39,025,950
2.5% of total

SOUTHERN CALIFORNIA
15 properties
$165,096,589
10.8% of total

ARIZONA
7 properties
$51,904,329
3.4% of total

COLORADO
2 properties
$2,264,732
0.1% of total

NEW MEXICO
3 properties
$6,214,659
0.4% of total

KANSAS
1 property
$2,338,846
0.2% of total

TEXAS
23 properties
$294,371,426
19.2% of total

OKLAHOMA
3 properties
$47,561,169
3.1% of total

MISSISSIPPI
2 properties
$5,441,970
0.4% of total

ALABAMA
2 properties
$5,172,838
0.3% of total

KENTUCKY
1 property
$12,980,585
0.8% of total

TENNESSEE
2 properties
$7,348,662
0.5% of total

MONTANA
1 property
$2,219,709
0.1% of total

NORTH DAKOTA
1 property
$1,200,000
0.1% of total

IOWA
2 properties
$2,052,501
0.1% of total

MINNESOTA
5 properties
$12,169,414
0.8% of total

ILLINOIS
2 properties
$15,990,777
1.0% of total

WISCONSIN
3 properties
$14,819,296
1.0% of total

INDIANA
2 properties
$2,744,634
0.2% of total

MICHIGAN
4 properties
$13,863,484
0.9% of total

PENNSYLVANIA
4 properties
$21,262,814
1.4% of total

OHIO
7 properties
$19,323,170
1.3% of total

NEW YORK
70 properties
$454,235,611
29.7% of total

NEW HAMPSHIRE
1 property
$3,317,284
0.2% of total

MASSACHUSETTS
1 property
$24,050,000
1.6% of total

CONNECTICUT
1 property
$1,993,824
0.1% of total

NEW JERSEY
6 properties
$18,483,734
1.2% of total

DISTRICT OF COLUMBIA
2 properties
$16,409,533
1.1% of total

WEST VIRGINIA
1 property
$5,109,371
0.3% of total

MARYLAND
6 properties
$31,810,155
2.1% of total

VIRGINIA
9 properties
$30,273,187
2.0% of total

NORTH CAROLINA
5 properties
$15,074,719
1.0% of total

SOUTH CAROLINA
3 properties
$13,622,617
0.9% of total

GEORGIA
12 properties
$46,680,399
3.0% of total

FLORIDA
17 properties
$80,524,871
5.3% of total

ALASKA
1 property
$5,385,748
0.4% of total

[ ] (less than) 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 10.0% of Cut-Off Date Balance

[ ] (greater than) 10.0% of Cut-Off Date Balance

[PICTURE OMITTED]                       [PICTURE OMITTED]

125 PARK AVENUE, New York, NY           225 WEST BROADWAY, San Diego, CA

                                        [PICTURE OMITTED]

                                        CENTRAL MALL PORTFOLIO-CENTRAL MALL-PORT
                                        ARTHUR, Port Arthur, TX

[PICTURE OMITTED]                       [PICTURE OMITTED]

540 MADISON AVENUE, New York, NY        HULEN MALL, Fort Worth, TX

[PICTURE OMITTED]                       [PICTURE OMITTED]

                                        FESTIVAL AT HYANNIS, Hyannis, MA

                                        [PICTURE OMITTED]

                                        ELLIOT CORPORATE CENTER, Tempe, AZ

     [PICTURE OMITTED]                  [PICTURE OMITTED]

     400 MADISON AVENUE, NEW YORK, NY   PHOENIX APARTMENTS, Fresno, CA

[PICTURE OMITTED]

CORAM PLAZA, Coram, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                          ---------------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2005-IQ9 Certificates are not obligations of Morgan Stanley
Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                          ---------------------------

     Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                          ---------------------------

     Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          ---------------------------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "FPO
Persons"), and (B) if made by a person who is an authorized person under the
FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

                                      S-3

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

         Application of the Available
              Distribution Amount .................85
         Class A-AB Planned Principal Balance......89
         Distributions of Prepayment
              Premiums and Yield

         Subordination; Allocation of
              Losses and Certain Expenses .........91
         Prepayment Interest Shortfalls and

     Reports to Certificateholders; Available

     The Trustee, Fiscal Agent, Paying Agent,
         Certificate Registrar and Authenticating
         Agent ...................................100
         The Trustee, Paying Agent, Certificate
              Registrar and Authenticating Agent .100
         The Fiscal Agent.........................100
     Expected Final Distribution Date; Rated
         Final Distribution Date .................100
     Amendments to the Pooling and Servicing

     Material Terms and Characteristics of the
         Mortgage Loans ..........................111
         Mortgage Rates; Calculations of Interest.111

         "Due-on-Sale" and "Due-on-Encumbrance"

     Assessments of Property Value and Condition..117

         Massachusetts Mutual Life Insurance
              Company ............................122
         NCB, FSB.................................122
         Union Central Mortgage Funding, Inc......122
         Teachers Insurance and Annuity

                                      S-5

     Special Exemption Applicable to the Offered

SCHEDULE A - RATES USED IN DETERMINATION OF
     CLASS X PASS-THROUGH RATES ..................A-1
SCHEDULE b - COMPONENT NOTIONAL AMOUNT............B-1
SCHEDULE C - CLASS A-AB PLANNED PRINCIPAL BALANCE.C-1
APPENDIX I - MORTGAGE POOL INFORMATION (TABLES),
     LOAN GROUP 1 (TABLES) AND LOAN GROUP 2
     (TABLES) ....................................I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF
     THE MORTGAGE LOANS .........................II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF
     THE MORTGAGE LOANS IN LOAN GROUP 2 ........III-1
APPENDIX IV - SIGNIFICANT LOAN SUMMARIES.........IV-1
APPENDIX V - TERM SHEET...........................V-1
APPENDIX VI - FORM OF STATEMENT TO
     CERTIFICATEHOLDERS .........................VI-1

                                      S-6

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                CERTIFICATE STRUCTURE
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
                                 APPROXIMATE     APPROXIMATE                   APPROXIMATE
                                   INITIAL         INITIAL                      PERCENT OF    WEIGHTED    PRINCIPAL
  APPROXIMATE                    CERTIFICATE    PASS-THROUGH      RATINGS         TOTAL        AVERAGE    WINDOW
CREDIT SUPPORT      CLASS          BALANCE          RATE        (S&P/FITCH)    CERTIFICATES  LIFE (YRS.)   (MONTHS)
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------

   20.000%        Class A-1      $62,100,000           %          AAA/AAA           4.05%       2.62         1-58
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
   20.000%        Class A-2     $112,600,000           %          AAA/AAA           7.35%       4.95        58-60
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
   20.000%        Class A-3     $194,700,000           %          AAA/AAA          12.71%       6.81        80-89
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
   20.000%        Class A-4      $94,400,000           %          AAA/AAA           6.16%       8.36        92-102
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
   20.000%        Class A-AB     $43,800,000           %          AAA/AAA           2.86%       6.70        60-109
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
   20.000%        Class A-5     $446,242,000           %          AAA/AAA          29.13%       9.62       109-118
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
   20.000%        Class A-1A    $271,561,000           %          AAA/AAA          17.73%       8.83        1-119
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
   11.500%        Class A-J     $130,199,000           %          AAA/AAA           8.50%       9.93       119-128
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    9.375%         Class B       $32,550,000           %           AA/AA            2.13%       11.33      128-143
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    8.625%         Class C       $11,488,000           %          AA-/AA-           0.75%       11.97      143-145
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    6.875%         Class D       $26,806,000           %            A/A             1.75%       12.32      145-149
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    5.875%         Class E       $15,317,000           %           A-/A-            1.00%       12.50      149-152
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    4.875%         Class F       $15,318,000           %         BBB+/BBB+          1.00%       12.77      152-156
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    4.125%         Class G       $11,488,000           %          BBB/BBB           0.75%       13.26      156-161
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    3.000%         Class H       $17,232,000           %         BBB-/BBB-          1.12%       13.77      161-172
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    ----          Class J-P      $45,953,421        ----           ----            ----         ----         ----
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    ----          Class X-1             ----        ----          AAA/AAA          ----         ----         ----
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    ----          Class X-2             ----        ----          AAA/AAA          ----         ----         ----
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------
    ----          Class X-Y             ----        ----          AAA/AAA          ----         ----         ----
---------------- ------------- ---------------- ------------- ---------------- ------------- ------------ -----------

o    The notional amount of the Class X-1 Certificates initially will be
     $1,531,754,421, the notional amount of the Class X-2 Certificates initially will be $1,491,944,000 and the notional amount of the Class X-Y
     Certificates initially will be $168,257,608.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
     Class A-5, Class A-1A and Class A-J Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class
     A-AB, Class A-5, Class A-1A and Class A-J Certificates in the aggregate.

o    The initial certificate balance may vary by up to 5%.

o    The Class X-1, Class X-2 and Class X-Y Certificates (together, the "Class X
     Certificates) and the Class E, Class F, Class G, Class H, Class J, Class K,
     Class L, Class M, Class N, Class O and Class P Certificates are not offered pursuant to this prospectus supplement.

o    The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-AB, Class A-5 and Class A-1A Certificates will be fixed at their respective per annum rates set forth above. The pass-through rates for the
     Class A-J, Class B, Class C and Class D Certificates will each accrue interest at (i) a fixed rate or (ii) a fixed rate subject to a cap at the
     Weighted Average Net Mortgage Rate.

o    For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

                                      S-7

o    Loan group 1 will consist of 168 mortgage loans, representing approximately
     82.3% of the initial outstanding pool balance. Loan group 2 will consist of
     73 mortgage loans, representing approximately 17.7% of the initial outstanding pool balance, and approximately 62.4% of the principal balance of all the mortgage loans secured by multifamily properties.

o    So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class
     X-1, Class X-2 and Class X-Y Certificates, interest distributions on the
     Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
     Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A
     Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X-1, Class
     X-2 and Class X-Y will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class
     A-AB, Class A-5, Class A-1A, Class X-1, Class X-2 and Class X-Y
     Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group.

o    Generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
     Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group
     1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-5 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3,
     Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates, pro rata.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans, (ii) no extensions of the maturity dates of the underlying mortgage loans that do not have anticipated repayment dates,
     (iii) payment in full on the "anticipated repayment date" or stated
     maturity date of each underlying mortgage loan, and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations"
     in this prospectus supplement.

o    The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a hyper-amortization feature.
     These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

---------
          Offered certificates.
---------
          Certificates not offered pursuant to this prospectus supplement.
---------

                                      S-8

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by Morgan Stanley
                                            Capital I Inc. on the closing date.
                                            All payments to you will come only
                                            from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily be 241 mortgage loans
                                            secured by first mortgage liens on
                                            246 commercial and multifamily
                                            properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2005-IQ9.

MORTGAGE POOL.............................  The mortgage pool consists of 241 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of February 1, 2005, of
                                            approximately $1,531,754,421, which
                                            may vary by up to 5%. Each mortgage
                                            loan requires scheduled payments of
                                            principal and/or interest to be made
                                            monthly. For purposes of those
                                            mortgage loans that have a due date
                                            on a date other than the first of
                                            the month, we have assumed that
                                            those mortgage loans are due on the
                                            first of the month for purposes of
                                            determining their cut-off dates and
                                            cut-off date balances.

                                            As of February 1, 2005, the balances
                                            of the mortgage loans in the
                                            mortgage pool ranged from
                                            approximately $174,710 to
                                            approximately $146,250,000 and the
                                            mortgage loans had an approximate
                                            average balance of $6,355,827.

                                            For purposes of calculating
                                            distributions on certain classes of
                                            certificates, the mortgage loans in
                                            the pool of mortgage loans backing
                                            the offered certificates will be
                                            divided into a loan group 1 and a
                                            loan group 2.

                                            Loan group 1 will consist of all of
                                            the mortgage loans that are secured
                                            by property types other than
                                            multifamily, together with 55
                                            mortgage loans secured by
                                            multifamily properties. Loan group 1
                                            will consist of 168 mortgage loans,
                                            with an initial outstanding loan
                                            group 1 balance of $1,260,193,084,
                                            which may vary up to 5%. Loan group
                                            1 represents approximately 82.3% of
                                            the initial outstanding pool
                                            balance.

                                            Loan group 2 will consist of 73 of
                                            the mortgage loans that are secured
                                            by multifamily properties and have
                                            an initial outstanding loan group 2
                                            balance of $271,561,337. Loan group
                                            2 represents approximately 17.7% of
                                            the initial outstanding pool balance
                                            and approximately 62.4% of the
                                            principal balance of all the
                                            mortgage loans secured by
                                            multifamily properties.

                                            As of February 1, 2005, the balances
                                            of the mortgage loans in loan group
                                            1 ranged from approximately $249,676
                                            to approximately $146,250,000 and
                                            the mortgage loans in loan group 1
                                            had an approximate average balance
                                            of $7,501,149. As of February 1,
                                            2005, the balances of the mortgage
                                            loans in loan group 2 ranged from
                                            approximately $174,710 to
                                            approximately $14,831,705 and the

                                      S-9

                                            mortgage loans in loan group 2 had
                                            an approximate average balance of
                                            $3,720,018.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust
                                            2005-IQ9.

DEPOSITOR.................................  Morgan Stanley Capital I Inc.

MASTER SERVICERS..........................  Wells Fargo Bank, National
                                            Association will act as general
                                            master servicer with respect to all
                                            of the mortgage loans in the trust
                                            other than the mortgage loans sold
                                            to us by NCB, FSB (the "NCB Mortgage
                                            Loans"). NCB, FSB will act as master
                                            servicer with respect to the NCB
                                            Mortgage Loans.

SPECIAL SERVICERS.........................  Midland Loan Services, Inc. will act as general special servicer with
                                            respect to all of the mortgage loans
                                            in the trust other than the
                                            residential cooperative mortgage
                                            loans. National Consumer Cooperative
                                            Bank will act as special servicer
                                            with respect to the residential
                                            cooperative mortgage loans.

PRIMARY SERVICERS.........................  Principal Global Investors, LLC with respect to those mortgage loans sold
                                            to us by Principal Commercial
                                            Funding, LLC, Babson Capital
                                            Management LLC, with respect to
                                            those mortgage loans sold to us by
                                            Massachusetts Mutual Life Insurance
                                            Company, Union Central Mortgage
                                            Funding, Inc. with respect to those
                                            mortgage loans sold to us by Union
                                            Central Mortgage Funding, Inc. and
                                            Washington Mutual Bank, FA, with
                                            respect to those mortgage loans sold
                                            to us by Washington Mutual Bank, FA.

TRUSTEE...................................  LaSalle Bank National Association.

FISCAL AGENT..............................  ABN AMRO Bank, N.V., a Netherlands
                                            banking corporation and indirect
                                            corporate parent of the Trustee.

PAYING AGENT..............................  LaSalle Bank National Association,
                                            which will also act as the
                                            certificate registrar. See
                                            "Description of the Offered
                                            Certificates--The Trustee, Fiscal
                                            Agent, Paying Agent, Certificate
                                            Registrar and Authenticating Agent"
                                            in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates outstanding at any time
                                            of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative to act as operating
                                            adviser for the purposes described
                                            in this prospectus supplement. The
                                            initial operating adviser will be
                                            Citigroup Alternative Investments
                                            LLC.

SELLERS...................................  Morgan Stanley Mortgage Capital
                                            Inc., as to 6 mortgage loans (which
                                            include 6 mortgage loans in loan
                                            group 1), representing 23.4% of the
                                            initial outstanding pool balance
                                            (and representing 28.5% of the
                                            initial outstanding loan group 1
                                            balance).

                                            IXIS Real Estate Capital Inc., as to
                                            21 mortgage loans (which include 21
                                            mortgage loans in loan group 1),
                                            representing 18.2% of the initial
                                            outstanding pool balance (and
                                            representing 22.1% of the initial
                                            outstanding loan group 1 balance).

                                      S-10

                                            Principal Commercial Funding, LLC,
                                            as to 12 mortgage loans (which
                                            include 12 mortgage loans in loan
                                            group 1), representing 15.7% of the
                                            initial outstanding pool balance
                                            (and representing 19.1% of the
                                            initial outstanding loan group 1
                                            balance).

                                            Massachusetts Mutual Life Insurance
                                            Company, as to 49 mortgage loans
                                            (which include 1 mortgage loan in
                                            loan group 1 and 48 mortgage loans
                                            in loan group 2), representing 12.5%
                                            of the initial outstanding pool
                                            balance (and representing 0.3% of
                                            the initial outstanding loan group 1
                                            balance and 69.5% of the initial
                                            outstanding loan group 2 balance).

                                            NCB, FSB, as to 73 mortgage loans
                                            (which include 53 mortgage loans in
                                            loan group 1 and 20 mortgage loans
                                            in loan group 2), representing 12.2%
                                            of the initial outstanding pool
                                            balance (and representing 9.9% of
                                            the initial outstanding loan group 1
                                            balance and 22.6% of the initial
                                            outstanding loan group 2 balance).

                                            Union Central Mortgage Funding,
                                            Inc., as to 54 mortgage loans (which
                                            include 52 mortgage loans in loan
                                            group 1 and 2 mortgage loans in loan
                                            group 2), representing 6.7% of the
                                            initial outstanding pool balance
                                            (and representing 8.0% of the
                                            initial outstanding loan group 1
                                            balance and 1.0% of the initial
                                            outstanding loan group 2 balance).

                                            Teachers Insurance and Annuity
                                            Association of America, as to 6
                                            mortgage loans (which include 5
                                            mortgage loans in loan group 1 and 1
                                            mortgage loan in loan group 2),
                                            representing 6.1% of the initial
                                            outstanding pool balance (and
                                            representing 6.2% of the initial
                                            outstanding loan group 1 balance and
                                            5.5% of the initial outstanding loan
                                            group 2 balance).

                                            Washington Mutual Bank, FA, as to 20
                                            mortgage loans (which include 18
                                            mortgage loans in loan group 1 and 2
                                            mortgage loans in loan group 2),
                                            representing 5.2% of the initial
                                            outstanding pool balance (and
                                            representing 6.0% of the initial
                                            outstanding loan group 1 balance and
                                            1.4% of the initial outstanding loan
                                            group 2 balance).

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated,
                                            Greenwich Capital Markets, Inc. and
                                            IXIS Securities North America Inc.

CUT-OFF DATE..............................  February 1, 2005. For purposes of the information contained in this
                                            prospectus supplement (including the
                                            appendices hereto), scheduled
                                            payments due in February 2005 with
                                            respect to mortgage loans not having
                                            payment dates on the first of each
                                            month have been deemed received on
                                            February 1, 2005, not the actual day
                                            on which such scheduled payments are
                                            due.

CLOSING DATE..............................  On or about February 24, 2005.

DISTRIBUTION DATE.........................  The 15th of each month, commencing in March 2005 (or if the 15th is not
                                            a business day, the next succeeding
                                            business day).

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                      S-11

EXPECTED FINAL DISTRIBUTION DATES.........     Class A-1      December 15, 2009
                                               Class A-2      February 15, 2010
                                               Class A-3        July 15, 2012
                                               Class A-4       August 15, 2013
                                               Class A-AB      March 15, 2014
                                               Class A-5      December 15, 2014
                                               Class A-1A     January 15, 2015
                                               Class A-J      October 15, 2015
                                                Class B       January 15, 2017
                                                Class C        March 15, 2017
                                                Class D         July 15, 2017

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates and according to the
                                            Structuring Assumptions. Mortgage
                                            loans with anticipated repayment
                                            dates are assumed to repay in full
                                            on such dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, the distribution date
                                            in July 2056.

                              OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Capital I Inc. is
                                            offering the following 11 classes of
                                            its Series 2005-IQ9 Commercial
                                            Mortgage Pass-Through Certificates:

                                            o  Class A-l

                                            o  Class A-2

                                            o  Class A-3

                                            o  Class A-4

                                            o  Class A-AB

                                            o  Class A-5

                                            o  Class A-1A

                                            o  Class A-J

                                            o  Class B

                                            o  Class C

                                            o  Class D

                                            The entire series will consist of a
                                            total of 29 classes, the following
                                            18 of which are not being offered by
                                            this prospectus supplement and the
                                            accompanying prospectus: Class X-1,
                                            Class X-2, Class X-Y, Class E, Class
                                            F, Class G, Class H, Class J, Class
                                            K, Class L, Class M, Class N, Class
                                            O, Class P, Class EI, Class R-I,
                                            Class R-II and Class R-III.

                                      S-12

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance below
                                            may vary by up to 5%:

                                                Class A-1      $62,100,000
                                                Class A-2     $112,600,000
                                                Class A-3     $194,700,000
                                                Class A-4      $94,400,000
                                               Class A-AB      $43,800,000
                                                Class A-5     $446,242,000
                                               Class A-1A     $271,561,000
                                                Class A-J     $130,199,000
                                                 Class B       $32,550,000
                                                 Class C       $11,488,000
                                                 Class D       $26,806,000

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution date to reflect any
                                            reductions resulting from
                                            distributions of principal to that
                                            class or any allocations of losses
                                            to that class.

                                            The Class X Certificates, which are
                                            private certificates, will not have
                                            certificate balances; each such
                                            class of certificates will instead
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described herein on a notional
                                            amount. The notional amount of the
                                            Class X-1 Certificates will be equal
                                            to the aggregate of the certificate
                                            balances of the classes of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class X-Y, Class EI,
                                            Class R-I, Class R-II and Class
                                            R-III Certificates) outstanding from
                                            time to time.

                                            The notional amount of the Class X-2
                                            Certificates at any time on or
                                            before the distribution date
                                            occurring in February 2012 will be
                                            an amount equal to the then
                                            outstanding aggregate notional
                                            amount of the Class A-1, Class A-2,
                                            Class A-3, Class A-4, Class A-AB,
                                            Class A-5, Class A-J, Class A-1A,
                                            Class B, Class C, Class D, Class E,
                                            Class F, Class G, Class H, Class J,
                                            Class K and Class L components.
                                            After the distribution date
                                            occurring in February 2012, the
                                            notional amount of the Class X-2
                                            Certificates will be equal to zero.

                                            The notional amount of the Class X-Y
                                            Certificates, as of any date of
                                            determination, will be equal to the
                                            then total principal balance of the
                                            residential cooperative mortgage
                                            loans.

                                            As of any distribution date, the
                                            notional amount of the Class A-1,
                                            Class A-2, Class A-3, Class A-4,
                                            Class A-AB, Class A-5, Class A-J,
                                            Class A-1A, Class B, Class C, Class
                                            D, Class E, Class F, Class G, Class
                                            H, Class J, Class K and Class L
                                            components will generally be equal
                                            to the lesser of (i) the certificate
                                            balance of the corresponding class
                                            of certificates as of such date
                                            (taking into account any
                                            distributions of principal made on,
                                            and any realized losses allocated
                                            to, such classes of certificates)
                                            and (ii) the amount specified for
                                            such component and such distribution
                                            date on Schedule B to this
                                            prospectus supplement.

                                            The notional amount of the Class X-1
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to any class of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class X-Y, Class EI,
                                            Class R-I, Class R-II and Class
                                            R-III Certificates) outstanding from
                                            time to time. The

                                      S-13

                                            notional amount of the Class X-2
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to, any component and any
                                            class of certificates included in
                                            the calculation of the notional
                                            amount for the Class X-2
                                            Certificates on such distribution
                                            date, as described above, to the
                                            extent that such distribution or
                                            allocation of losses reduces the
                                            principal balance of the related
                                            class of certificates to a balance
                                            that is lower than the amount shown
                                            on Schedule B to this prospectus
                                            supplement. Holders of the Class X-2
                                            Certificates will not be entitled to
                                            distributions of interest at any
                                            time following the distribution date
                                            occurring in February 2012.

                                            The notional amount of the Class X-Y
                                            Certificates will be reduced on each
                                            distribution date by collections and
                                            advances of principal on the
                                            residential cooperative mortgage
                                            loans previously distributed to the
                                            Certificateholders and losses on the
                                            residential cooperative mortgage
                                            loans previously allocated to the
                                            Certificateholders.

                                            Upon initial issuance, the aggregate
                                            notional amount of the Class X-1
                                            Certificates will be $1,531,754,421,
                                            the aggregate notional amount of the
                                            Class X-2 Certificates will be
                                            $1,491,944,000 and the aggregate
                                            notional amount of the Class X-Y
                                            Certificates will be $168,257,608,
                                            in each case, subject to a permitted
                                            variance of plus or minus 5%. The
                                            notional amount of each Class X
                                            Certificate is used solely for the
                                            purpose of determining the amount of
                                            interest to be distributed on such
                                            certificate and does not represent
                                            the right to receive any
                                            distributions of principal.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The following
                                            table lists the initial pass-through
                                            rates for each class of offered
                                            certificates:

                                                Class A-1      ____% (Fixed)
                                                Class A-2      ____% (Fixed)
                                                Class A-3      ____% (Fixed)
                                                Class A-4      ____% (Fixed)
                                               Class A-AB      ____% (Fixed)
                                                Class A-5      ____% (Fixed)
                                               Class A-1A      ____% (Fixed)
                                                Class A-J  ____% (Fixed/WAC Cap)
                                                 Class B   ____% (Fixed/WAC Cap)
                                                 Class C   ____% (Fixed/WAC Cap)
                                                 Class D   ____% (Fixed/WAC Cap)

                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.

                                            The pass-through rates for the Class
                                            A-1, Class A-2, Class A-3, Class
                                            A-4, Class A-AB, Class A-5 and Class
                                            A-1A Certificates will be fixed at
                                            their respective per annum rates set
                                            forth above. The pass-through rates
                                            for the Class A-J, Class B, Class C
                                            and Class D Certificates will accrue
                                            interest at (i) a fixed rate or (ii)
                                            a fixed rate subject to a cap at the
                                            Weighted Average Net Mortgage Rate.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for the
                                            initial distribution date will equal
                                            approximately ___% per annum.

                                      S-14

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective Class X-1 Strip Rates at
                                            which interest accrues from time to
                                            time on the respective components of
                                            the total notional amount of the
                                            Class X-1 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of one of the
                                            classes of the Principal Balance
                                            Certificates. In general, the
                                            certificate balance of each class of
                                            Principal Balance Certificates will
                                            constitute a separate component of
                                            the total notional amount of the
                                            Class X-1 Certificates; provided
                                            that, if a portion, but not all, of
                                            the certificate balance of any
                                            particular class of Principal
                                            Balance Certificates is identified
                                            on Schedule B to this prospectus
                                            supplement as being part of the
                                            total notional amount of the Class
                                            X-2 Certificates immediately prior
                                            to any distribution date, then that
                                            identified portion of such
                                            certificate balance will also
                                            represent one or more separate
                                            components of the total notional
                                            amount of the Class X-1 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date, and the remaining
                                            portion of such certificate balance
                                            will represent one or more other
                                            separate components of the Class X-1
                                            Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before February 2012, and any
                                            particular component of the total
                                            notional amount of the Class X-1
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable "Class X-1 Strip Rate"
                                            will be calculated as follows:

                                            o    if such particular component
                                                 consists of the entire
                                                 certificate balance of any
                                                 class of Principal Balance
                                                 Certificates, and if such
                                                 certificate balance also
                                                 constitutes, in its entirety, a
                                                 component of the total notional
                                                 amount of the Class X-2
                                                 Certificates immediately prior
                                                 to the related distribution
                                                 date, then the applicable Class
                                                 X-1 Strip Rate will equal the
                                                 excess, if any, of (a) the
                                                 Weighted Average Net Mortgage
                                                 Rate for such distribution
                                                 date, over (b) the greater of
                                                 (i) the rate per annum
                                                 corresponding to such
                                                 distribution date as set forth
                                                 on Schedule A to this
                                                 prospectus supplement and (ii)
                                                 the pass-through rate for such
                                                 distribution date for such
                                                 class of Principal Balance
                                                 Certificates;

                                            o    if such particular component
                                                 consists of a designated
                                                 portion (but not all) of the
                                                 certificate balance of any
                                                 class of Principal Balance
                                                 Certificates, and if such
                                                 designated portion of such
                                                 certificate balance also
                                                 constitutes a component of the
                                                 total notional amount of the
                                                 Class X-2 Certificates
                                                 immediately prior to the
                                                 related distribution date, then
                                                 the applicable Class X-1 Strip
                                                 Rate will equal the excess, if
                                                 any, of (a) the Weighted
                                                 Average Net Mortgage Rate for
                                                 such distribution date, over
                                                 (b) the greater of (i) the rate
                                                 per annum corresponding to such
                                                 distribution date as set forth
                                                 on Schedule A to this
                                                 prospectus supplement and (ii)
                                                 the pass-through rate for such
                                                 distribution date for such
                                                 class of Principal Balance
                                                 Certificates;

                                            o    if such particular component
                                                 consists of the entire
                                                 certificate balance of any
                                                 class of Principal Balance
                                                 Certificates, and if such
                                                 certificate balance does not,
                                                 in whole or in part, also
                                                 constitute a

                                      S-15

                                                 component of the total notional
                                                 amount of the Class X-2
                                                 Certificates immediately prior
                                                 to the related distribution
                                                 date, then the applicable Class
                                                 X-1 Strip Rate will equal the
                                                 excess, if any, of (a) the
                                                 Weighted Average Net Mortgage
                                                 Rate for such distribution
                                                 date, over (b) the pass-through
                                                 rate for such distribution date
                                                 for such class of Principal
                                                 Balance Certificates; and

                                            o    if such particular component
                                                 consists of a designated
                                                 portion (but not all) of the
                                                 certificate balance of any
                                                 class of Principal Balance
                                                 Certificates, and if such
                                                 designated portion of such
                                                 certificate balance does not
                                                 also constitute a component of
                                                 the total notional amount of
                                                 the Class X-2 Certificates
                                                 immediately prior to the
                                                 related distribution date, then
                                                 the applicable Class X-1 Strip
                                                 Rate will equal the excess, if
                                                 any, of (a) the Weighted
                                                 Average Net Mortgage Rate for
                                                 such distribution date, over
                                                 (b) the pass-through rate for
                                                 such distribution date for such
                                                 class of Principal Balance
                                                 Certificates.

                                            For any distribution date occurring
                                            after February 2012, the certificate
                                            balance of each class of Principal
                                            Balance Certificates will constitute
                                            a separate component of the total
                                            notional amount of the Class X-1
                                            Certificates, and the applicable
                                            Class X-1 Strip Rate with respect to
                                            each such component for each such
                                            distribution date will equal the
                                            excess, if any, of (a) the Weighted
                                            Average Net Mortgage Rate for such
                                            distribution date, over (b) the
                                            pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates.
                                            Under no circumstances will the
                                            Class X-1 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to
                                            the Class X-2 Certificates for the
                                            initial distribution date will equal
                                            approximately ___% per annum. The
                                            pass-through rate applicable to the
                                            Class X-2 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date and on or
                                            before the distribution date in
                                            February 2012 will equal the
                                            weighted average of the respective
                                            Class X-2 Strip Rates at which
                                            interest accrues from time to time
                                            on the respective components of the
                                            total notional amount of the Class
                                            X-2 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of a specified
                                            class of Principal Balance
                                            Certificates. If all or a designated
                                            portion of the certificate balance
                                            of any class of Principal Balance
                                            Certificates is identified on
                                            Schedule B to this prospectus
                                            supplement as being part of the
                                            total notional amount of the Class
                                            X-2 Certificates immediately prior
                                            to any distribution date, then that
                                            certificate balance (or designated
                                            portion thereof) will represent one
                                            or more separate components of the
                                            total notional amount of the Class
                                            X-2 Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before February 2012, and any
                                            particular component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable "Class X-2 Strip Rate"
                                            will equal the excess, if any, of:

                                            o    the lesser of (a) the rate per
                                                 annum corresponding to such
                                                 distribution date as set forth
                                                 on Schedule A to this
                                                 prospectus supplement and (b)
                                                 the Weighted Average Net
                                                 Mortgage Rate for such
                                                 distribution date, over

                                      S-16

                                            o    the pass-through rate for such
                                                 distribution date for the class
                                                 of Principal Balance
                                                 Certificates whose certificate
                                                 balance, or a designated
                                                 portion thereof, comprises such
                                                 component.

                                            Under no circumstances will the
                                            Class X-2 Strip Rate be less than
                                            zero.

                                            The pass-through rate for the Class
                                            X-Y Certificates for each
                                            distribution date will be a variable
                                            rate equal to the weighted average
                                            from time to time of various Class
                                            X-Y Strip Rates attributable to each
                                            of the residential cooperative
                                            mortgage loans. The "Class X-Y Strip
                                            Rate" for each residential
                                            cooperative mortgage loan will equal
                                            0.15% per annum; provided that, if
                                            the subject residential cooperative
                                            mortgage loan accrues interest on
                                            the basis of the actual number of
                                            days elapsed during each 1-month
                                            interest accrual period in a year
                                            assumed to consist of 360 days, then
                                            the foregoing 0.15% will be
                                            multiplied by a fraction, expressed
                                            as a percentage, the numerator of
                                            which is the number of days in the
                                            subject interest accrual period, and
                                            the denominator of which is 30.

                                            The pass-through rates for the Class
                                            E, Class F, Class G and Class H
                                            Certificates will be equal to (i) a
                                            fixed rate, (ii) a fixed rate
                                            subject to a cap at the Weighted
                                            Average Net Mortgage Rate or (iii) a
                                            rate equal to the Weighted Average
                                            Net Mortgage Rate less a specified
                                            percentage. The pass-through rates
                                            applicable to each of the Class J,
                                            Class K, Class L, Class M, Class N,
                                            Class O and Class P Certificates
                                            will, at all times, be equal to the
                                            lesser of ___% per annum and the
                                            Weighted Average Net Mortgage Rate.

                                            The "Weighted Average Net Mortgage
                                            Rate" for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            (which interest rates, with respect
                                            to the residential cooperative
                                            mortgage loans, are reduced by the
                                            Class X-Y Strip Rate) minus a
                                            weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate,
                                            the primary servicing fee rate and
                                            the trustee fee rate related to such
                                            mortgage loans. The relevant
                                            weighting is based upon the
                                            respective scheduled principal
                                            balances of the mortgage loans as in
                                            effect immediately prior to the
                                            relevant distribution date. For
                                            purposes of calculating the Weighted
                                            Average Net Mortgage Rate, the
                                            mortgage loan interest rates of such
                                            mortgage loans will not reflect any
                                            default interest rate. The mortgage
                                            loan interest rates of such mortgage
                                            loans will also be determined
                                            without regard to any loan term
                                            modifications agreed to by the
                                            applicable special servicer or
                                            resulting from any borrower's
                                            bankruptcy or insolvency. In
                                            addition, for purposes of
                                            calculating the Weighted Average Net
                                            Mortgage Rate, if a mortgage loan
                                            does not accrue interest on a 30/360
                                            basis, its interest rate for any
                                            month will, in general, be deemed to
                                            be the rate per annum that, when
                                            calculated on a 30/360 basis, will
                                            produce the amount of interest that
                                            actually accrues on that mortgage
                                            loan in that month and as further
                                            adjusted as described in this
                                            prospectus supplement.
(1)      DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS........................  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of specified
                                            trust expenses, including all
                                            servicing fees, trustee fees and
                                            related compensation, will be
                                            distributed in the following amounts
                                            and priority:

                                      S-17

                                            Step l/Class A Senior and Class X:
                                            To interest, concurrently,

                                            o    on Classes A-1, A-2, A-3, A-4,
                                                 A-AB and A-5 from the portion
                                                 of the available distribution
                                                 amount for such distribution
                                                 date that is attributable to
                                                 the mortgage loans in loan
                                                 group 1, pro rata, in
                                                 accordance with their interest
                                                 entitlements,

                                            o    on Class A-1A, from the portion
                                                 of the available distribution
                                                 amount for such distribution
                                                 date that is attributable to
                                                 the mortgage loans in loan
                                                 group 2, and

                                            o    on Class X-1, Class X-2 and
                                                 Class X-Y, pro rata, from the
                                                 available distribution amount,
                                                 in each case in accordance with
                                                 their interest entitlements.

                                            However, if on any distribution
                                            date, the available distribution
                                            amount (or applicable portion
                                            thereof) is insufficient to pay in
                                            full the total amount of interest to
                                            be paid to any of the Class A Senior
                                            or Class X Certificates on such
                                            distribution date as described
                                            above, the available distribution
                                            amount will be allocated among all
                                            these classes pro rata in accordance
                                            with their interest entitlements for
                                            such distribution date, without
                                            regard to loan group.

                                            Step 2/Class A Senior: To the extent
                                            of amounts then required to be
                                            distributed as principal,
                                            concurrently,

                                            (a) to Class A-AB, Class A-1, Class
                                            A-2, Class A-3, Class A-4 and Class
                                            A-5,

                                            o    first, to the Class A-AB
                                                 Certificates, from the portion
                                                 of such amounts attributable to
                                                 loan group 1 and, after the
                                                 principal balance of the Class
                                                 A-1A certificates have been
                                                 reduced to zero, the portion of
                                                 such amounts attributable to
                                                 loan group 2 remaining after
                                                 payments to the Class A-1A
                                                 certificates have been made on
                                                 such distribution date, until
                                                 such Certificates are reduced
                                                 to their Planned Principal
                                                 Balance,

                                            o    second, to the Class A-1
                                                 Certificates, from the portion
                                                 of such amounts attributable to
                                                 loan group 1 and, after the
                                                 principal balance of the Class
                                                 A-1A certificates have been
                                                 reduced to zero, the portion of
                                                 such amounts attributable to
                                                 loan group 2 remaining after
                                                 payments to the Class A-1A and
                                                 Class A-AB (in respect of its
                                                 Planned Principal Balance)
                                                 certificates have been made on
                                                 such distribution date, until
                                                 the Class A-1 Certificates are
                                                 reduced to zero,

                                            o    third, to the Class A-2
                                                 Certificates, from the portion
                                                 of such amounts attributable to
                                                 loan group 1 and, after the
                                                 principal balance of the Class
                                                 A-1A certificates have been
                                                 reduced to zero, the portion of
                                                 such amounts attributable to
                                                 loan group 2 remaining after
                                                 payments to the Class A-1A,
                                                 Class A-AB (in respect of its
                                                 Planned Principal Balance) and
                                                 Class A-1 certificates have
                                                 been made on such distribution
                                                 date, until the Class A-2
                                                 Certificates are reduced to
                                                 zero,

                                            o    fourth, to the Class A-3
                                                 Certificates, from the portion
                                                 of such amounts attributable to
                                                 loan group 1 and, after the
                                                 principal balance of the Class
                                                 A-1A certificates have been
                                                 reduced to zero,

                                      S-18

                                                 the portion of such amounts
                                                 attributable to loan group 2
                                                 remaining after payments to the
                                                 Class A-1A, Class A-AB (in
                                                 respect of its Planned
                                                 Principal Balance), Class A-1
                                                 and Class A-2 certificates have
                                                 been made on such distribution
                                                 date, until the Class A-3
                                                 Certificates are reduced to
                                                 zero,

                                            o    fifth, to the Class A-4
                                                 Certificates, from the portion
                                                 of such amounts attributable to
                                                 loan group 1 and, after the
                                                 principal balance of the Class
                                                 A-1A certificates have been
                                                 reduced to zero, the portion of
                                                 such amounts attributable to
                                                 loan group 2 remaining after
                                                 payments to the Class A-1A,
                                                 Class A-AB (in respect of its
                                                 Planned Principal Balance),
                                                 Class A-1, Class A-2 and Class
                                                 A-3 certificates have been made
                                                 on such distribution date,
                                                 until the Class A-4
                                                 Certificates are reduced to
                                                 zero,

                                            o    sixth, to the Class A-AB
                                                 Certificates, from the portion
                                                 of such amounts attributable to
                                                 loan group 1 and, after the
                                                 principal balance of the Class
                                                 A-1A certificates have been
                                                 reduced to zero, the portion of
                                                 such amounts attributable to
                                                 loan group 2 remaining after
                                                 payments to the Class A-1A,
                                                 Class A-AB (in respect of its
                                                 Planned Principal Balance),
                                                 Class A-1, Class A-2, Class A-3
                                                 and Class A-4 certificates have
                                                 been made on such distribution
                                                 date, until the Class A-AB
                                                 Certificates are reduced to
                                                 zero, and

                                            o    seventh, to the Class A-5
                                                 Certificates, from the portion
                                                 of such amounts attributable to
                                                 loan group 1 and, after the
                                                 principal balance of the Class
                                                 A-1A certificates have been
                                                 reduced to zero, the portion of
                                                 such amounts attributable to
                                                 loan group 2 remaining after
                                                 payments to the Class A-1A,
                                                 Class A-AB, Class A-1, Class
                                                 A-2, Class A-3 and Class A-4
                                                 certificates have been made on
                                                 such distribution date, until
                                                 the Class A-5 Certificates are
                                                 reduced to zero.

                                            (b) to Class A-1A, from the portion
                                            of such amounts attributable to loan
                                            group 2 and, after the principal
                                            balance of the Class A-5
                                            certificates have been reduced to
                                            zero, the portion of such amounts
                                            attributable to loan group 1
                                            remaining after payments to the
                                            Class A-AB, Class A-1, Class A-2,
                                            Class A-3, Class A-4 and Class A-5
                                            certificates have been made on such
                                            distribution date, until its
                                            principal balance is reduced to
                                            zero.

                                            If the principal amount of each
                                            class of principal balance
                                            certificates other than Classes A-1,
                                            A-2, A-3, A-4, A-AB, A-5 and A-1A
                                            has been reduced to zero as a result
                                            of losses on the mortgage loans or
                                            an appraisal reduction, principal
                                            will be distributed to Classes A-1,
                                            A-2, A-3, A-4, A-AB, A-5 and A-1A,
                                            pro rata, in accordance with their
                                            principal balances.

                                            Step 3/Class A Senior and Class X:
                                            To reimburse Classes A-1, A-2, A-3,
                                            A-4, A-AB, A-5 and A-1A and, with
                                            respect to interest only, Class X-1,
                                            Class X-2 and Class X-Y, pro rata,
                                            for any previously unreimbursed
                                            losses on the mortgage loans that
                                            were previously borne by those
                                            classes, together with interest at
                                            the applicable pass-through rate.

                                            Step 4/Class A-J: To Class A-J as
                                            follows: (a) to interest on Class
                                            A-J in the amount of its interest
                                            entitlement; (b) to the extent of
                                            amounts required to be distributed
                                            as principal, to principal on Class
                                            A-J in the

                                      S-19

                                            amount of its principal entitlement
                                            until its principal balance is
                                            reduced to zero; and (c) to
                                            reimburse Class A-J for any
                                            previously unreimbursed losses on
                                            the mortgage loans that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                            Step 5/Class B: To Class B in a
                                            manner analogous to the Class A-J
                                            allocations of Step 4.

                                            Step 6/Class C: To Class C in a
                                            manner analogous to the Class A-J
                                            allocations of Step 4.

                                            Step 7/Class D: To Class D in a
                                            manner analogous to the Class A-J
                                            allocations of Step 4.

                                            Step 8/Subordinate Private
                                            Certificates: In the amounts and
                                            order of priority described in the
                                            pooling and servicing agreement.

                                            Each Certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

B.   INTEREST AND PRINCIPAL
     ENTITLEMENTS.........................  A description of the interest entitlement payable to each class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            1 full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of each master
                                            servicer, each special servicer, the
                                            trustee and the fiscal agent to
                                            reimbursement for payment of
                                            non-recoverable advances, payment of
                                            compensation and reimbursement of
                                            certain costs and expenses will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest.

                                            The Class X Certificates will not be
                                            entitled to principal distributions.
                                            The amount of principal required to
                                            be distributed on the classes
                                            entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to the sum of:

                                            o    the principal portion of all
                                                 scheduled payments, other than
                                                 balloon payments, to the extent
                                                 received or advanced by the
                                                 master servicer or other party
                                                 (in accordance with the Pooling
                                                 and Servicing Agreement) during
                                                 the related collection period;

                                            o    all principal prepayments and
                                                 the principal portion of
                                                 balloon payments received
                                                 during the related collection
                                                 period;

                                            o    the principal portion of other
                                                 collections on the mortgage
                                                 loans received during the
                                                 related collection period, such
                                                 as liquidation proceeds,
                                                 condemnation proceeds,
                                                 insurance proceeds and income
                                                 on "real estate owned"; and

                                            o    the principal portion of
                                                 proceeds of mortgage loan
                                                 repurchases received during the
                                                 related collection period;

                                      S-20

                                            subject, however, to the adjustments
                                            described in this prospectus
                                            supplement. See the definition of
                                            "Principal Distribution Amount" in
                                            the "Glossary of Terms."

C.   PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES..................  The manner in which any prepayment premiums and yield maintenance
                                            charges received during a particular
                                            collection period will be allocated
                                            to the Class X-1, Class X-2 and
                                            Class X-Y Certificates, on the one
                                            hand, and the classes of
                                            certificates entitled to principal,
                                            on the other hand, is described in
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

(2)     SUBORDINATION

A.   GENERAL..............................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than certain excess interest
                                            in connection with hyperamortizing
                                            loans) on any distribution date is
                                            depicted in descending order. The
                                            manner in which mortgage loan losses
                                            (including interest other than
                                            certain excess interest (over the
                                            amount of interest that would have
                                            accrued if the interest rate did not
                                            increase) in connection with
                                            hyperamortizing loans) are allocated
                                            is depicted in ascending order.

                                            --------------------------------------
                                            Class A-1, Class A-2, Class A-3, Class
                                               A-4, Class A-AB, Class A-5, Class
                                              A-1A*, Class X-1**, Class X-2** and
                                                          Class X-Y**
                                            --------------------------------------
                                                                |
                                            --------------------------------------
                                                           Class A-J
                                            --------------------------------------
                                                                |
                                            --------------------------------------
                                                            Class B
                                            --------------------------------------
                                                                |
                                            --------------------------------------
                                                            Class C
                                            --------------------------------------
                                                                |
                                            --------------------------------------
                                                            Class D
                                            --------------------------------------
                                                                |
                                            --------------------------------------
                                                          Classes E-P
                                            --------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                            * The Class A-1A certificates have a
                                            priority entitlement to principal
                                            payments received in respect of
                                            mortgage loans included in loan
                                            group 2. The Class A-1, Class A-2,
                                            Class A-3, Class A-4, Class A-AB and
                                            Class A-5 certificates have a
                                            priority entitlement to principal
                                            payments received in respect of
                                            mortgage loans included in loan
                                            group 1. See "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement

                                      S-21

                                            ** Interest only certificates. No
                                            principal payments or realized loan
                                            losses of principal will be
                                            allocated to the Class X-1, Class
                                            X-2 or Class X-Y Certificates.
                                            However, any mortgage loan losses
                                            allocated to any class of principal
                                            balance certificates will reduce the
                                            notional amount of the Class X-1
                                            Certificates, any mortgage loan
                                            losses allocated to any component
                                            included in the calculation of the
                                            notional amount of the Class X-2
                                            Certificates in that period will
                                            reduce the notional amount of the
                                            Class X-2 Certificates and any
                                            realized loan losses of principal
                                            with respect to the residential
                                            cooperative mortgage loans in that
                                            period will reduce the notional
                                            amount of the Class X-Y
                                            Certificates.

                                            The Class A-AB Certificates have
                                            priority with respect to receiving
                                            distributions of principal in
                                            respect of reducing such
                                            Certificates to their Planned
                                            Principal Balance, as described in
                                            the prospectus supplement.

B.   SHORTFALLS IN AVAILABLE FUNDS........  The following types of shortfalls in available funds will reduce amounts
                                            available for distribution and will
                                            be allocated in the same manner as
                                            mortgage loan losses:

                                            o    shortfalls resulting from
                                                 compensation which each special
                                                 servicer is entitled to
                                                 receive;

                                            o    shortfalls resulting from
                                                 interest on advances made by
                                                 each master servicer, each
                                                 special servicer, the trustee
                                                 or the fiscal agent, to the
                                                 extent not covered by default
                                                 interest and late payment
                                                 charges paid by the borrower;
                                                 and

                                            o    shortfalls resulting from a
                                                 reduction of a mortgage loan's
                                                 interest rate by a bankruptcy
                                                 court or other modification or
                                                 from other unanticipated,
                                                 extraordinary or
                                                 default-related expenses of the
                                                 trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by each master
                                            servicer to offset such shortfalls)
                                            will be allocated to each class of
                                            certificates, pro rata, in
                                            accordance with their respective
                                            interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

(3)       CHARACTERISTICS OF THE MORTGAGE POOL

A.   GENERAL..............................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            the cut-off date. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month,
                                            scheduled payments due in February
                                            2005 have been deemed received on
                                            February 1, 2005.

B.   PRINCIPAL BALANCES...................  The trust's primary assets will be
                                            241 mortgage loans (which include
                                            168 mortgage loans in loan group 1
                                            and 73 mortgage loans in loan group
                                            2) with an aggregate principal
                                            balance as of February 1, 2005 of
                                            approximately $1,531,754,421 (which
                                            includes $1,260,193,084 in loan
                                            group 1 and $271,561,337 in loan
                                            group 2). It is possible that the
                                            aggregate mortgage loan balance, the
                                            initial outstanding loan group 1

                                      S-22

                                            balance and the initial outstanding
                                            loan group 2 balance will vary by up
                                            to 5%. As of February 1, 2005, the
                                            principal balance of the mortgage
                                            loans in the mortgage pool ranged
                                            from approximately $174,710 to
                                            approximately $146,250,000 (and the
                                            balances of the mortgage loans
                                            ranged from approximately $249,676
                                            to approximately $146,250,000 and
                                            from approximately $174,710 to
                                            approximately $14,831,705 in loan
                                            group 1 and loan group 2,
                                            respectively) and the mortgage loans
                                            had an approximate average balance
                                            of $6,355,827 (and an approximate
                                            average balance of $7,501,149 in
                                            loan group 1 and $3,720,018 in loan
                                            group 2, respectively).

C.   FEE SIMPLE/LEASEHOLD.................  238 mortgaged properties, securing mortgage loans representing 89.6% of
                                            the initial outstanding pool balance
                                            (which include 166 mortgage
                                            properties in loan group 1,
                                            representing 87.4% of the initial
                                            outstanding loan group 1 balance,
                                            and 72 mortgage properties in loan
                                            group 2, representing 100.0% of the
                                            initial outstanding loan group 2
                                            balance), are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a fee simple estate
                                            in such mortgaged properties. 5
                                            mortgaged properties, securing
                                            mortgage loans representing 7.3% of
                                            the initial outstanding pool balance
                                            (and representing 8.9% of the
                                            initial outstanding loan group 1
                                            balance), are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a leasehold
                                            interest in such mortgaged
                                            properties. 3 mortgaged properties,
                                            securing mortgage loans representing
                                            3.1% of the initial outstanding pool
                                            balance (and representing 3.7% of
                                            the initial outstanding loan group 1
                                            balance), are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a fee/leasehold
                                            interest in such mortgaged
                                            properties.

D.   PROPERTY TYPES.......................  The following table shows how the mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

                                                                       PERCENTAGE OF INITIAL    NUMBER OF MORTGAGED
                                                                          OUTSTANDING POOL       PROPERTIES IN THE
                                                 PROPERTY TYPE                BALANCE              MORTGAGE POOL
                                           ------------------------    ---------------------    -------------------

                                           Office..................            34.3%                    36
                                           Multifamily(1)..........            28.4%                   127
                                           Retail..................            27.1%                    44
                                           Industrial..............             6.6%                    29
                                           Hospitality.............             2.0%                     4
                                           Assisted Living Facility             1.0%                     1
                                           Self Storage............             0.4%                     2
                                           Mixed Use...............             0.3%                     3

                                           -----------
                                           (1)  Includes 67 residential
                                                cooperative properties,
                                                representing 11.0% of the
                                                initial outstanding pool
                                                balance.

                                            For information regarding the types
                                            of properties securing the mortgage
                                            loans included in loan group 1 or
                                            loan group 2, see Appendix I to this
                                            prospectus supplement.

                                      S-23

E.   PROPERTY LOCATION....................  The number of mortgaged properties, and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            4 states with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

                                                                       PROPERTY LOCATION

                                                                       PERCENTAGE OF INITIAL    NUMBER OF MORTGAGED
                                                                          OUTSTANDING POOL       PROPERTIES IN THE
                                                     STATE                    BALANCE              MORTGAGE POOL
                                           ------------------------    ---------------------    -------------------

                                           New York................            29.7%                    70
                                           Texas...................            19.2%                    23
                                           California..............            13.3%                    21
                                           Florida.................             5.3%                    17

                                            The remaining mortgaged properties
                                            are located throughout 33 states and
                                            the District of Columbia. None of
                                            these states has a concentration of
                                            mortgaged properties that represents
                                            security for more than 5.0% of the
                                            initial outstanding pool balance.

                                            For information regarding the
                                            location of properties securing the
                                            mortgage loans included in loan
                                            group 1 or loan group 2, see
                                            Appendix I to this prospectus
                                            supplement

F.   OTHER MORTGAGE LOAN
     FEATURES.............................  As of February 1, 2005, the mortgage loans had the following
                                            characteristics:

                                            o    The most recent scheduled
                                                 payment of principal and
                                                 interest on any mortgage loan
                                                 was not 30 days or more past
                                                 due, and no mortgage loan has
                                                 been 30 days or more past due
                                                 in the past year.

                                            o    19 groups of mortgage loans are
                                                 made to the same borrower or
                                                 borrowers related through
                                                 common ownership and where, in
                                                 general, the related mortgaged
                                                 properties are commonly managed
                                                 (which include 9 groups of
                                                 mortgage loans in loan group 1
                                                 and 10 groups of mortgage loans
                                                 in loan group 2). The 3 largest
                                                 groups represent 9.2%, 2.6% and
                                                 2.3%, respectively, of the
                                                 initial outstanding pool
                                                 balance (or 11.1%, 3.2% and
                                                 2.0% of the initial outstanding
                                                 loan group 1 balance or 12.8%,
                                                 7.6% and 5.5% of the initial
                                                 outstanding loan group 2
                                                 balance). See Appendix II
                                                 attached hereto.

                                            o    24 of the mortgaged properties
                                                 securing mortgage loans,
                                                 representing 4.7% of the
                                                 initial outstanding pool
                                                 balance (and representing 5.7%
                                                 of the initial outstanding loan
                                                 group 1 balance), are each
                                                 leased to a single tenant.

                                            o    All of the mortgage loans bear
                                                 interest at fixed rates.

                                            o    No mortgage loan permits
                                                 negative amortization or the
                                                 deferral of accrued interest
                                                 (except excess interest that
                                                 would accrue in the case of
                                                 hyperamortizing loans after the
                                                 applicable anticipated
                                                 repayment date for such loans).

                                      S-24

G. BALLOON LOANS/ARD LOANS..............    As of February 1, 2005, the mortgage
                                            loans had the following additional
                                            characteristics:

                                            o    201 of the mortgage loans,
                                                 representing 95.3% of the
                                                 initial outstanding pool
                                                 balance (which include 132
                                                 mortgage loans in loan group 1,
                                                 representing 94.7% of the
                                                 initial outstanding loan group
                                                 1 balance, and 69 mortgage
                                                 loans in loan group 2,
                                                 representing 97.7% of the
                                                 initial outstanding loan group
                                                 2 balance), are "balloon loans"
                                                 (including the hyperamortizing
                                                 loans). For purposes of this
                                                 prospectus supplement, we
                                                 consider a mortgage loan to be
                                                 a "balloon loan" if its
                                                 principal balance is not
                                                 scheduled to be fully or
                                                 substantially amortized by the
                                                 loan's maturity date or
                                                 anticipated repayment date, as
                                                 applicable. Of these 201
                                                 mortgage loans:

                                            o    2 of the mortgage loans,
                                                 representing 5.9% of the
                                                 initial outstanding pool
                                                 balance (and representing 7.2%
                                                 of the initial outstanding loan
                                                 group 1 balance), are
                                                 hyperamortizing loans which
                                                 provides for an increase in the
                                                 mortgage rate and/or principal
                                                 amortization at a specified
                                                 date prior to stated maturity.
                                                 These loans are structured this
                                                 way to encourage the borrower
                                                 to repay the loan in full by
                                                 the specified date (which is
                                                 prior to the loan's stated
                                                 maturity date) upon which these
                                                 increases occur.

                                            o    The remaining 40 mortgage
                                                 loans, representing 4.7% of the
                                                 initial outstanding pool
                                                 balance (which include 36
                                                 mortgage loans in loan group 1,
                                                 representing 5.3% of the
                                                 initial outstanding loan group
                                                 1 balance, and 4 mortgage loans
                                                 in loan group 2, representing
                                                 2.3% of the initial outstanding
                                                 loan group 2 balance), are
                                                 fully amortizing and are
                                                 expected to have less than 5%
                                                 of the original principal
                                                 balance outstanding as of their
                                                 related stated maturity dates.

H. INTEREST ONLY LOANS..................    As of February 1, 2005, the mortgage
                                            loans had the following additional
                                            characteristics:

                                            o    12 mortgage loans, representing
                                                 16.0% of the initial
                                                 outstanding pool balance (and
                                                 representing 19.5% of the
                                                 initial outstanding loan group
                                                 1 balance), provides for
                                                 monthly payments of interest
                                                 only for a portion of its term
                                                 and then provides for the
                                                 monthly payment of principal
                                                 and interest over its remaining
                                                 term.

                                            o    14 mortgage loans, representing
                                                 26.7% of the initial
                                                 outstanding pool balance (which
                                                 include 13 mortgage loans in
                                                 loan group 1, representing
                                                 32.2% of the initial
                                                 outstanding loan group 1
                                                 balance, and 1 mortgage loan in
                                                 loan group 2, representing 0.9%
                                                 of the initial outstanding loan
                                                 group 2 balance), provide for
                                                 monthly payments of interest
                                                 only for their entire term.

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS...........................  As of February 1, 2005, each of the mortgage loans restricted voluntary
                                            principal prepayments in one of the
                                            following ways:

                                            o    59 mortgage loans, representing
                                                 63.8% of the initial
                                                 outstanding pool balance (which
                                                 include 53 mortgage loans in
                                                 loan group 1, representing
                                                 75.0% of the initial
                                                 outstanding loan group 1
                                                 balance, and 6 mortgage loans
                                                 in loan group 2, representing
                                                 11.8% of the initial
                                                 outstanding loan group 2
                                                 balance), prohibit voluntary

                                      S-25

                                                 principal prepayments for a
                                                 period ending on a date
                                                 specified in the related
                                                 mortgage note, which period is
                                                 referred to in this prospectus
                                                 supplement as a lockout period,
                                                 but permit the related
                                                 borrower, after an initial
                                                 period of at least 2 years
                                                 following the date of issuance
                                                 of the certificates, to defease
                                                 the mortgage loan by pledging
                                                 to the trust "government
                                                 securities" as defined in the
                                                 Investment Company Act of 1940,
                                                 subject to rating agency
                                                 approval, and obtaining the
                                                 release of the mortgaged
                                                 property from the lien of the
                                                 mortgage.

                                            o    60 mortgage loans, representing
                                                 17.1% of the initial
                                                 outstanding pool balance (which
                                                 include 13 mortgage loans in
                                                 loan group 1, representing 5.6%
                                                 of the initial outstanding loan
                                                 group 1 balance, and 47
                                                 mortgage loans in loan group 2,
                                                 representing 70.8% of the
                                                 initial outstanding loan group
                                                 2 balance), prohibit voluntary
                                                 principal prepayments during a
                                                 lockout period, and following
                                                 the lockout period permit
                                                 principal prepayment if
                                                 accompanied by a prepayment
                                                 premium calculated as the
                                                 greater of a yield maintenance
                                                 formula and 1.0% of the amount
                                                 prepaid.

                                            o    54 mortgage loans, representing
                                                 6.9% of the initial outstanding
                                                 pool balance (which include 52
                                                 mortgage loans in loan group 1,
                                                 representing 8.1% of the
                                                 initial outstanding loan group
                                                 1 balance, and 2 mortgage loans
                                                 in loan group 2, representing
                                                 1.0% of the initial outstanding
                                                 loan group 2 balance), have
                                                 either no lockout period or the
                                                 lockout period has expired and
                                                 the mortgage loans permit
                                                 voluntary principal prepayments
                                                 at any time if, for a certain
                                                 period of time, accompanied by
                                                 a prepayment premium calculated
                                                 as the greater of a yield
                                                 maintenance formula and 1.0% of
                                                 the amount prepaid, of these
                                                 loans.

                                            o    39 mortgage loans, representing
                                                 4.7% of the initial outstanding
                                                 pool balance (which include 27
                                                 mortgage loans in loan group 1,
                                                 representing 3.6% of the
                                                 initial outstanding loan group
                                                 1 balance, and 12 mortgage
                                                 loans in loan group 2,
                                                 representing 9.6% of the
                                                 initial outstanding loan group
                                                 2 balance), prohibit voluntary
                                                 principal prepayments during a
                                                 lockout period, and following
                                                 the lockout period permit
                                                 principal prepayment if
                                                 accompanied by a prepayment
                                                 premium equal to a certain
                                                 specified percentage set forth
                                                 on Appendix II to this
                                                 prospectus supplement.

                                            o    11 mortgage loans, representing
                                                 4.0% of the initial outstanding
                                                 pool balance (and representing
                                                 4.9% of the initial outstanding
                                                 loan group 1 balance), prohibit
                                                 voluntary principal prepayments
                                                 during a lockout period, and
                                                 following the lockout period
                                                 permits the related borrower,
                                                 after an initial period of at
                                                 least 2 years following the
                                                 date of the issuance of the
                                                 certificates, to defease the
                                                 mortgage loan by pledging to
                                                 the trust "government
                                                 securities" as defined in the
                                                 Investment Company Act of 1940
                                                 and obtaining the release of
                                                 the mortgaged property from the
                                                 lien of the mortgage if
                                                 accompanied by a defeasance fee
                                                 of 1.0% of the outstanding
                                                 balance of the mortgage loan.

                                            o    8 mortgage loans, representing
                                                 1.5% of the initial outstanding
                                                 pool balance (which include 6
                                                 mortgage loans in loan group 1,
                                                 representing 1.6% of the
                                                 initial outstanding loan group
                                                 1 balance, and 2 mortgage loans
                                                 in loan group 2, representing
                                                 1.2% of the initial outstanding
                                                 loan group 2 balance), prohibit
                                                 voluntary

                                      S-26

                                                 principal prepayments during a
                                                 lockout period, and following
                                                 the lockout period permits
                                                 principal prepayment if
                                                 accompanied by a prepayment
                                                 premium calculated in
                                                 accordance with a yield
                                                 maintenance formula.

                                            o    2 mortgage loans, representing
                                                 0.6% of the initial outstanding
                                                 pool balance (and representing
                                                 0.7% of the initial outstanding
                                                 loan group 1 balance), have no
                                                 lockout period and the mortgage
                                                 loans permit voluntary
                                                 principal prepayments at any
                                                 time if, for a certain period
                                                 of time, accompanied by a
                                                 prepayment premium calculated
                                                 in accordance with a yield
                                                 maintenance formula.

                                            o    2 mortgage loans, representing
                                                 0.5% of the initial outstanding
                                                 pool balance (and representing
                                                 3.0% of the initial outstanding
                                                 loan group 2 balance), have a
                                                 lockout period except during
                                                 the last two months of the
                                                 terms of such mortgage loans
                                                 during which the mortgage loans
                                                 permit voluntary principal
                                                 prepayments without the payment
                                                 of a prepayment premium.

                                            o    3 mortgage loans, representing
                                                 0.3% of the initial outstanding
                                                 pool balance (and representing
                                                 0.3% of the initial outstanding
                                                 loan group 1 balance), prohibit
                                                 voluntary principal prepayments
                                                 during a lockout period, and
                                                 following the lockout period
                                                 permit principal prepayment if
                                                 accompanied by a prepayment
                                                 premium equal to a certain
                                                 specified percentage that
                                                 declines over time of the
                                                 amount prepaid, depending upon
                                                 the time of prepayment.

                                            o    1 mortgage loan, representing
                                                 0.3% of the initial outstanding
                                                 pool balance (and representing
                                                 1.8% of the initial outstanding
                                                 loan group 2 balance),
                                                 prohibits prepayments during
                                                 the lockout period and after
                                                 the lockout period, the
                                                 mortgage loans permit voluntary
                                                 principal prepayments at any
                                                 time if, for a certain period
                                                 of time, accompanied by a
                                                 prepayment premium calculated
                                                 as the greater of a yield
                                                 maintenance formula and 2.0% of
                                                 the amount prepaid, of these
                                                 loans.

                                            o    1 mortgage loan, representing
                                                 0.2% of the initial outstanding
                                                 pool balance (and representing
                                                 0.2% of the initial outstanding
                                                 loan group 1 balance), permits
                                                 principal prepayment if, during
                                                 the first 60 months of the term
                                                 of such mortgage loan, such
                                                 prepayment is accompanied by a
                                                 yield maintenance charge
                                                 calculated on the basis of the
                                                 greater of a yield maintenance
                                                 formula and 1.0% of the amount
                                                 prepaid and after such 60-month
                                                 period, such prepayment is
                                                 accompanied by a prepayment
                                                 premium equal to a certain
                                                 specified percentage that
                                                 declines over time of the
                                                 amount prepaid, depending upon
                                                 the time of prepayment.

                                            o    1 mortgage loan, representing
                                                 0.1% of the initial outstanding
                                                 pool balance (and representing
                                                 0.8% of the initial outstanding
                                                 loan group 2 balance),
                                                 prohibits voluntary principal
                                                 prepayments during a lockout
                                                 period, and following the
                                                 lockout period provides for a
                                                 prepayment premium or yield
                                                 maintenance charge calculated
                                                 on the basis of the greater of
                                                 a yield maintenance formula and
                                                 1.0% of the amount prepaid, and
                                                 also permits the related
                                                 borrower, after an initial
                                                 period of at least 2 years
                                                 following the date of the
                                                 issuance of the certificates,
                                                 to defease the mortgage loan by
                                                 pledging to the trust
                                                 "government securities" as
                                                 defined in the Investment

                                      S-27

                                                 Company Act of 1940 and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage.

                                            Notwithstanding the above, the
                                            mortgage loans generally (i) permit
                                            prepayment in connection with
                                            casualty or condemnation and certain
                                            other matters without payment of a
                                            prepayment premium or yield
                                            maintenance charge and (ii) provide
                                            for a specified period commencing
                                            prior to and including the maturity
                                            date or the anticipated repayment
                                            date during which the related
                                            borrower may prepay the mortgage
                                            loan without payment of a prepayment
                                            premium or yield maintenance charge.
                                            See the footnotes to Appendix II for
                                            more details about the various yield
                                            maintenance formulas.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o    2 mortgage loans, representing
                                                 1.2% of the initial outstanding
                                                 pool balance (and representing
                                                 1.5% of the initial outstanding
                                                 loan group 1 balance), contain
                                                 holdback reserves of up to
                                                 $1,214,545, which may be
                                                 applied by the lender towards
                                                 amounts outstanding on the
                                                 related mortgage loan if
                                                 certain conditions relating to
                                                 tenant occupancy, rental
                                                 income, post-closing delivery
                                                 obligations and certain work
                                                 items set forth in the related
                                                 mortgage loan documents do not
                                                 take place prior to a specified
                                                 date. Such allocation by the
                                                 lender will result in a partial
                                                 prepayment of the related
                                                 mortgage loan.

                                            o    3 mortgage loans, representing
                                                 9.1% of the initial outstanding
                                                 pool balance (and representing
                                                 11.1% of the initial
                                                 outstanding loan group 1
                                                 balance), allow the release of
                                                 a portion of the collateral for
                                                 such mortgage loans if certain
                                                 conditions are met, including
                                                 the prepayment of a portion of
                                                 the outstanding principal
                                                 balance of the related mortgage
                                                 loan.

                                            See the footnotes to Appendix II of
                                            this prospectus supplement for more
                                            details concerning certain of the
                                            foregoing provisions.

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES................  As of February 1, 2005, the mortgage loans had the following additional
                                            characteristics:

         I.   MORTGAGE INTEREST
              RATES                         Mortgage interest rates ranging from
                                            4.550% per annum to 9.390% per annum
                                            (and ranging from 4.550% per annum
                                            to 8.770% per annum for loan group 1
                                            and from 5.180% per annum to 9.390%
                                            per annum for loan group 2), and a
                                            weighted average mortgage interest
                                            rate of 5.848% per annum (and 5.537%
                                            per annum for loan group 1 and
                                            7.292% per annum for loan group 2);

         II.                                REMAINING TERMS Remaining terms to
                                            scheduled maturity ranging from 58
                                            months to 296 months (and ranging
                                            from 58 months to 296 months for
                                            loan group 1 and from 81 months to
                                            238 months for loan group 2), and a
                                            weighted average remaining term to
                                            scheduled maturity of 115 months
                                            (and weighted average remaining term
                                            to scheduled maturity of 111 months
                                            for loan group 1 and 138 months for
                                            loan group 2);

                                      S-28

         III. REMAINING
              AMORTIZATION                  TERMS Remaining amortization terms
                                            ranging from 109 months to 593
                                            months (and ranging from 109 months
                                            to 593 months for loan group 1 and
                                            from 113 months to 478 months for
                                            loan group 2), and a weighted
                                            average remaining amortization term
                                            of 329 months (and 332 months for
                                            loan group 1 and 320 months for loan
                                            group 2);

         IV. LOAN-TO-VALUE RATIOS           Loan-to-value ratios, calculated as
                                            described in this prospectus
                                            supplement, ranging from 1.9% to
                                            82.9% (and ranging from 1.9% to
                                            82.9% for loan group 1 and from 3.1%
                                            to 79.8% for loan group 2), and a
                                            weighted average loan-to-value
                                            ratio, calculated as described in
                                            this prospectus supplement, of 59.4%
                                            (and 63.8% for loan group 1 and
                                            38.6% for loan group 2);

                                            Except as set forth below, for each
                                            of the mortgage loans, the
                                            loan-to-value ratio was calculated
                                            according to the methodology set
                                            forth in this prospectus supplement
                                            based on the estimate of value from
                                            a third-party appraisal, which was
                                            generally conducted after February
                                            1, 2004. With respect to 67 of the
                                            mortgage loans described in the
                                            previous sentence, representing
                                            11.0% of the initial outstanding
                                            pool balance (which include 47
                                            mortgage loans in loan group 1,
                                            representing 8.5% of the initial
                                            outstanding loan group 1 balance,
                                            and 20 mortgage loans in loan group
                                            2, representing 22.6% of the initial
                                            outstanding loan group 2 balance),
                                            which mortgage loans are secured by
                                            residential cooperative properties,
                                            such estimates of value were
                                            calculated based on the market value
                                            of the real property as if operated
                                            as a residential cooperative. In
                                            connection with the mortgage loans
                                            sold to the trust by Massachusetts
                                            Mutual Life Insurance Company (which
                                            include 1 mortgage loan in loan
                                            group 1, representing 0.3% of the
                                            initial outstanding loan group 1
                                            balance, and 48 mortgage loans in
                                            loan group 2, representing 69.5% of
                                            the initial outstanding loan group 2
                                            balance), the seller arrived at the
                                            valuations of the mortgaged
                                            properties by applying a
                                            capitalization rate chosen from a
                                            range set forth in third party
                                            market studies to underwritten net
                                            operating income and adding in the
                                            remaining value of the outstanding
                                            tax credits.

                                            For detailed methodologies, see
                                            "Description of the Mortgage
                                            Pool--Assessments of Property Value
                                            and Condition--Appraisals" in this
                                            prospectus supplement.

         V.   DEBT SERVICE COVERAGE
              RATIOS                        Debt service coverage ratios,
                                            determined according to the
                                            methodology presented in this
                                            prospectus supplement, ranging from
                                            1.01x to 46.75x (and ranging from
                                            1.03x to 46.75x for loan group 1 and
                                            from 1.01x to 20.44x for loan group
                                            2), and a weighted average debt
                                            service coverage ratio, determined
                                            according to the methodology
                                            presented in this prospectus
                                            supplement, of 2.05x (and 2.04x for
                                            loan group 1 and 2.10x for loan
                                            group 2). Such calculations are
                                            based on underwritable cash flow and
                                            actual debt service of the related
                                            mortgage loans as described in this
                                            prospectus supplement.

(4)  ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.............................  Subject to a recoverability determination described in this
                                            prospectus supplement, each master
                                            servicer (and the trustee or fiscal
                                            agent, if applicable) is required to
                                            advance delinquent monthly mortgage
                                            loan payments for mortgage loans for
                                            which it is acting as master
                                            servicer.

                                      S-29

                                            None of the master servicers, the
                                            trustee or the fiscal agent will be
                                            required to advance (i) any
                                            additional interest accrued as a
                                            result of the imposition of any
                                            default rate, (ii) prepayment
                                            premiums or yield maintenance
                                            charges, (iii) any additional
                                            interest accrued as a result of any
                                            rate increase after an anticipated
                                            repayment date, (iv) excess interest
                                            or (v) balloon payments. If any
                                            balloon payment is not collected
                                            from the related borrower, subject
                                            to a recoverability determination
                                            described in this prospectus
                                            supplement, each master servicer
                                            (and the trustee or fiscal agent, if
                                            applicable) will be required to
                                            advance an amount equal to the
                                            scheduled payment that would have
                                            been due if the related balloon
                                            payment had not become due on those
                                            mortgage loans for which it is
                                            acting as master servicer.

                                            If a P&I Advance is made, the master
                                            servicer will defer rather than
                                            advance its master servicing fee,
                                            the excess servicing fee and the
                                            primary servicing fee, but will
                                            advance the trustee fee on those
                                            mortgage loans for which it is
                                            acting as master servicer.

                                            For an REO Property, subject to a
                                            recoverability determination
                                            described in this prospectus
                                            supplement, each master servicer (or
                                            the trustee or fiscal agent, if
                                            applicable) will be required to
                                            advance the scheduled payment that
                                            would have been due if the
                                            predecessor mortgage loan had
                                            remained outstanding and continued
                                            to amortize in accordance with its
                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.

B.   SERVICING ADVANCES...................  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicers, the trustee and the
                                            fiscal agent may also make servicing
                                            advances to pay delinquent real
                                            estate taxes, insurance premiums and
                                            similar expenses necessary to
                                            maintain and protect the mortgaged
                                            property, to maintain the lien on
                                            the mortgaged property or to enforce
                                            the mortgage loan documents. In
                                            addition, each special servicer may,
                                            but is not required to, make
                                            servicing advances on an emergency
                                            basis.

C.   INTEREST ON ADVANCES.................  All advances made by the master servicers, the special servicers,
                                            the trustee or the fiscal agent will
                                            accrue interest at a rate equal to
                                            the "prime rate" as reported in The
                                            Wall Street Journal. Advances of
                                            principal and interest made in
                                            respect of mortgage loans which have
                                            grace periods that expire on or
                                            after the determination date will
                                            not begin to accrue interest until
                                            the day succeeding the expiration
                                            date of such applicable grace
                                            period; provided that if such
                                            advance is not reimbursed from
                                            collections received from the
                                            related borrower by the end of the
                                            applicable grace period, advance
                                            interest will accrue from the date
                                            such advance is made (which will be
                                            the master servicer remittance
                                            date).

D.   BACK-UP ADVANCES.....................  Pursuant to the requirements of the pooling and servicing agreement, if
                                            either master servicer fails to make
                                            a required advance, the trustee will
                                            be required to make the advance and,
                                            if the trustee fails to make the
                                            required advance, the fiscal agent
                                            will be required to make the
                                            advance, each subject to the same
                                            limitations and with the same rights
                                            of the applicable master servicer.

E.   RECOVERABILITY.......................  None of the master servicers, the special servicers, the trustee or
                                            the fiscal agent will be required to
                                            make any advance if the applicable
                                            master servicer, the applicable
                                            special servicer, the trustee or the
                                            fiscal agent determines in its sole
                                            discretion that such advance would
                                            not be

                                      S-30

                                            recoverable in accordance with the
                                            servicing standard (or, in the case
                                            of the trustee or the fiscal agent,
                                            its good faith business judgment),
                                            and the trustee and the fiscal agent
                                            may rely on any such determination
                                            made by the applicable master
                                            servicer or special servicer.

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT............  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the applicable special
                                            servicer to obtain a new appraisal
                                            or other valuation of the related
                                            mortgaged property. In general, if
                                            the principal amount of the mortgage
                                            loan plus all other amounts due
                                            thereunder and interest on advances
                                            made with respect thereto exceeds
                                            90% of the value of the mortgaged
                                            property determined by an appraisal
                                            or other valuation, an appraisal
                                            reduction may be created in the
                                            amount of the excess as described in
                                            this prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the interest
                                            portion of the amount required to be
                                            advanced on that mortgage loan will
                                            be proportionately reduced to the
                                            extent of the appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest and principal on the
                                            most subordinate class or classes of
                                            certificates then outstanding.

                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Standard & Poor's
                                            Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc. and
                                            Fitch, Inc.

                                                                RATINGS
                                                   CLASS      (S&P/FITCH)
                                            ---------------- -------------
                                                 Class A-1      AAA/AAA
                                                 Class A-2      AAA/AAA
                                                 Class A-3      AAA/AAA
                                                 Class A-4      AAA/AAA
                                                Class A-AB      AAA/AAA
                                                 Class A-5      AAA/AAA
                                                Class A-1A      AAA/AAA
                                                 Class A-J      AAA/AAA
                                                  Class B        AA/AA
                                                  Class C       AA-/AA-
                                                  Class D         A/A

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and "Rating" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of
                                            all classes of certificates is less
                                            than or equal to __% of the initial
                                            outstanding pool balance, the
                                            holders of a majority of the
                                            controlling class, each of the
                                            master servicers, each of the
                                            special servicers and any holder of
                                            a majority interest in the Class R-I
                                            Certificates, each in turn, will
                                            have the option to purchase all of
                                            the remaining mortgage loans, and
                                            all property acquired through
                                            exercise of remedies in respect of
                                            any mortgage loan, at the price
                                            specified in this prospectus
                                            supplement.

                                      S-31

                                            Exercise of this option would
                                            terminate the trust and retire the
                                            then outstanding certificates at par
                                            plus accrued interest.

                                            If any party above, other than NCB,
                                            FSB as the master servicer of the
                                            NCB Mortgage Loans, exercises such
                                            purchase option, NCB, FSB will be
                                            entitled to purchase the remaining
                                            NCB Mortgage Loans and any related
                                            property, and in such event that
                                            other party will then purchase only
                                            the remaining mortgage loans and
                                            property that are not being
                                            purchased by NCB, FSB.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3,
                                            Class A-4, Class A-AB, Class A-5,
                                            Class A-J and Class A-1A
                                            Certificates will be offered in
                                            minimum denominations of $25,000.
                                            The Class B, Class C and Class D
                                            Certificates will be offered in
                                            minimum denominations of $100,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Banking, societe anonyme
                                            or the Euroclear System or through
                                            participants in The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear.

                                            You may hold your certificates
                                            through:

                                            o    The Depository Trust Company in
                                                 the United States; or

                                            o    Clearstream Banking or
                                                 Euroclear in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Banking
                                            or Euroclear will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear will be effected in The
                                            Depository Trust Company through the
                                            relevant depositories of Clearstream
                                            Banking or Euroclear.

                                            All or any portion of the
                                            certificates offered to you may be
                                            converted to definitive certificates
                                            and reissued to beneficial owners or
                                            their nominees, rather than to The
                                            Depository Trust Company or its
                                            nominee, if we notify The Depository
                                            Trust Company of our intent to
                                            terminate the book-entry system and,
                                            upon receipt of notice of such
                                            intent from The Depository Trust
                                            Company, the participants holding
                                            beneficial interests in the
                                            certificates agree to initiate such
                                            termination.

                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear on or about the closing
                                            date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as
                                            three separate "real estate mortgage
                                            investment conduits"--REMIC I,

                                      S-32

                                            REMIC II and REMIC III--for federal
                                            income tax purposes. In the opinion
                                            of counsel, each such designated
                                            portion of the trust will qualify
                                            for this treatment and each class of
                                            offered certificates will constitute
                                            "regular interests" in REMIC III.
                                            The portion of the trust consisting
                                            of the right to excess interest
                                            (above the amount of interest that
                                            would have accrued if the interest
                                            rate did not increase) and the
                                            related excess interest sub-account
                                            will be treated as a grantor trust
                                            for federal income tax purposes.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o    The regular interests will be
                                                 treated as newly originated
                                                 debt instruments for federal
                                                 income tax purposes.

                                            o    Beneficial owners of offered
                                                 certificates will be required
                                                 to report income on the
                                                 certificates in accordance with
                                                 the accrual method of
                                                 accounting.

                                            o    It is anticipated that the
                                                 Class ___ Certificates will be
                                                 issued at a premium, that the
                                                 Class ___ Certificates will be
                                                 issued with a de minimis amount
                                                 of original issue discount for
                                                 federal income tax purposes and
                                                 that the Class ___ Certificates
                                                 will be issued with original
                                                 issue discount.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under
                                            "Certain ERISA Considerations" in
                                            this prospectus supplement and in
                                            the accompanying prospectus, the
                                            offered certificates may be
                                            purchased by persons investing
                                            assets of employee benefit plans or
                                            individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal
                                            investment restrictions, regulatory
                                            capital requirements or other
                                            similar purposes, neither the
                                            prospectus nor this prospectus
                                            supplement makes any representation
                                            to you regarding the proper
                                            characterization of the certificates
                                            offered by this prospectus
                                            supplement. Regulated entities
                                            should consult with their own
                                            advisors regarding these matters.

                                      S-33

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                                       Payments under the mortgage loans
                                            and the certificates are not insured
                                            or guaranteed by any governmental
                                            entity or insurer. Accordingly, the
                                            sources for repayment of your
                                            certificates are limited to amounts
                                            due with respect to the mortgage
                                            loans.

                                            You should consider all of the
                                            mortgage loans to be nonrecourse
                                            loans. Even in those cases where
                                            recourse to a borrower or guarantor
                                            is permitted under the related
                                            mortgage loan documents, we have not
                                            necessarily undertaken an evaluation
                                            of the financial condition of any of
                                            these persons. If a default occurs,
                                            the lender's remedies generally are
                                            limited to foreclosing against the
                                            specific properties and other assets
                                            that have been pledged to secure the
                                            mortgage loan. Such remedies may be
                                            insufficient to provide a full
                                            return on your investment. Payment
                                            of amounts due under a mortgage loan
                                            prior to its maturity or anticipated
                                            repayment date is primarily
                                            dependent on the sufficiency of the
                                            net operating income of the related
                                            mortgaged property. Payment of the
                                            balloon payment of a mortgage loan
                                            that is a balloon loan at its
                                            maturity, or on its anticipated
                                            repayment date, is primarily
                                            dependent upon the borrower's
                                            ability to sell or refinance the
                                            mortgaged property for an amount
                                            sufficient to repay the mortgage
                                            loan.

                                            In limited circumstances, Morgan
                                            Stanley Mortgage Capital Inc., IXIS
                                            Real Estate Capital Inc., Principal
                                            Commercial Funding, LLC,
                                            Massachusetts Mutual Life Insurance
                                            Company, NCB, FSB, Union Central
                                            Mortgage Funding, Inc., Teachers
                                            Insurance and Annuity Association of
                                            America and Washington Mutual Bank,
                                            FA, each as a seller, may be
                                            obligated to repurchase or replace a
                                            mortgage loan that it sold to us if
                                            its representations and warranties
                                            concerning that mortgage loan are
                                            materially breached or if there are
                                            material defects in the
                                            documentation for that mortgage
                                            loan. However, there can be no
                                            assurance that any of these entities
                                            will be in a financial position to
                                            effect a repurchase or substitution.
                                            The representations and warranties
                                            address certain characteristics of
                                            the mortgage loans and mortgaged
                                            properties as of the date of
                                            issuance of the certificates. They
                                            do not relieve you or the trust of
                                            the risk of defaults and losses on
                                            the mortgage loans.

                                      S-34

THE REPAYMENT OF A
COMMERCIAL MORTGAGE LOAN IS
DEPENDENT ON THE CASH FLOW
PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by
                                            various types of income-producing
                                            commercial and multifamily
                                            properties. Commercial lending is
                                            generally thought to expose a lender
                                            to greater risk than one- to
                                            four-family residential lending
                                            because, among other things, it
                                            typically involves larger loans.

                                            190 mortgage loans, representing
                                            87.2% of the initial outstanding
                                            pool balance (which include 165
                                            mortgage loans in loan group 1,
                                            representing 99.4% of the initial
                                            outstanding loan group 1 balance,
                                            and 25 mortgage loans in loan group
                                            2, representing 30.5% of the initial
                                            outstanding loan group 2 balance),
                                            were originated within 12 months
                                            prior to the cut-off date.
                                            Consequently, these mortgage loans
                                            do not have a long standing payment
                                            history.

                                            The repayment of a commercial
                                            mortgage loan is typically dependent
                                            upon the ability of the applicable
                                            property to produce cash flow. Even
                                            the liquidation value of a
                                            commercial property is determined,
                                            in substantial part, by the amount
                                            of the property's cash flow (or its
                                            potential to generate cash flow).
                                            However, net operating income and
                                            cash flow can be volatile and may be
                                            insufficient to cover debt service
                                            on the loan at any given time.

                                            Repayment of loans secured by
                                            residential cooperative properties
                                            typically depend upon the payments
                                            received by the cooperative
                                            corporation from its
                                            tenants/shareholders.

                                            The net operating income, cash flow
                                            and property value of the mortgaged
                                            properties may be adversely
                                            affected, among other things, by any
                                            one or more of the following
                                            factors:

                                            o    the age, design and
                                                 construction quality of the
                                                 property;

                                            o    perceptions regarding the
                                                 safety, convenience and
                                                 attractiveness of the property;

                                            o    the proximity and
                                                 attractiveness of competing
                                                 properties;

                                            o    the adequacy of the property's
                                                 management and maintenance;

                                            o    increases in operating expenses
                                                 at the property and in relation
                                                 to competing properties;

                                            o    an increase in the capital
                                                 expenditures needed to maintain
                                                 the property or make
                                                 improvements;

                                            o    the dependence upon a single
                                                 tenant, or a concentration of
                                                 tenants in a particular
                                                 business or industry;

                                            o    a decline in the financial
                                                 condition of a major tenant;

                                            o    the lack of operating history
                                                 in the case of a newly built or
                                                 renovated mortgaged property;

                                      S-35

                                            o    an increase in vacancy rates;
                                                 and

                                            o    a decline in rental rates as
                                                 leases are renewed or entered
                                                 into with new tenants.

                                            Other factors are more general in
                                            nature, such as:

                                            o    national, regional or local
                                                 economic conditions (including
                                                 plant closings, military base
                                                 closings, industry slowdowns
                                                 and unemployment rates);

                                            o    local real estate conditions
                                                 (such as an oversupply of
                                                 competing properties, rental
                                                 space or multifamily housing);

                                            o    demographic factors;

                                            o    decreases in consumer
                                                 confidence (caused by events
                                                 such as threatened or
                                                 continuing military action,
                                                 recent disclosures of
                                                 wrongdoing or financial
                                                 misstatements by major
                                                 corporations and financial
                                                 institutions and other
                                                 factors);

                                            o    changes in consumer tastes and
                                                 preferences; and

                                            o    retroactive changes in building
                                                 codes.

                                            The volatility of net operating
                                            income will be influenced by many of
                                            the foregoing factors, as well as
                                            by:

                                            o    the length of tenant leases;

                                            o    the creditworthiness of
                                                 tenants;

                                            o    the level of tenant defaults;

                                            o    the ability to convert an
                                                 unsuccessful property to an
                                                 alternative use;

                                            o    new construction in the same
                                                 market as the mortgaged
                                                 property;

                                            o    rent control and stabilization
                                                 laws;

                                            o    the number and diversity of
                                                 tenants;

                                            o    the rate at which new rentals
                                                 occur; and

                                            o    the property's operating
                                                 leverage (which is the
                                                 percentage of total property
                                                 expenses in relation to
                                                 revenue), the ratio of fixed
                                                 operating expenses to those
                                                 that vary with revenues, and
                                                 the level of capital
                                                 expenditures required to
                                                 maintain the property and to
                                                 retain or replace tenants.

                                            A decline in the real estate market
                                            or in the financial condition of a
                                            major tenant will tend to have a
                                            more immediate effect on the net
                                            operating income of properties with
                                            short-term revenue sources (such as
                                            short-term or month-to-month leases)
                                            and may lead to higher rates of
                                            delinquency or defaults under
                                            mortgage loans secured by such
                                            properties.

                                      S-36

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT                          51 mortgage loans, representing
                                            12.8% of the initial outstanding
                                            pool balance (which include 3
                                            mortgage loans in loan group 1,
                                            representing 0.6% of the initial
                                            loan group 1 balance, and 48
                                            mortgage loans in loan group 2,
                                            representing 69.5% of the initial
                                            loan group 2 balance) are not newly
                                            originated and have been outstanding
                                            for 12 or more months prior to
                                            February 1, 2005. While seasoned
                                            mortgage loans generally have the
                                            benefit of established payment
                                            histories, there are a number of
                                            risks associated with seasoned
                                            mortgage loans that are not present,
                                            or present to a lesser degree, with
                                            more recently originated mortgage
                                            loans. For example,

                                            o    property values and the
                                                 surrounding neighborhood may
                                                 have changed since origination;

                                            o    origination standards at the
                                                 time the mortgage loan was
                                                 originated may have been
                                                 different than current
                                                 origination standards;

                                            o    the market for any related
                                                 business may have changed from
                                                 the time the mortgage loan was
                                                 originated;

                                            o    the current financial
                                                 performance of the related
                                                 borrower, its business, or the
                                                 related mortgaged property in
                                                 general, may be different than
                                                 at origination; and

                                            o    the environmental and
                                                 engineering characteristics of
                                                 the mortgaged property or
                                                 improvements may have changed.

                                            Among other things, such factors
                                            make it difficult to estimate the
                                            current value of the related
                                            mortgaged property, and estimated
                                            values of mortgaged properties
                                            discussed in this prospectus
                                            supplement, to the extent based upon
                                            or extrapolated from general market
                                            data, may not be accurate in the
                                            case of particular mortgaged
                                            properties.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY            The properties securing certain of
                                            the mortgage loans are newly
                                            constructed and/or recently opened
                                            and, as such, have a limited
                                            operating history. There can be no
                                            assurance that any of the
                                            properties, whether newly
                                            constructed and/or recently opened
                                            or otherwise, will perform as
                                            anticipated.

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES        Some of the mortgaged properties may
                                            not be readily convertible to
                                            alternative uses if those properties
                                            were to become unprofitable for any
                                            reason. This is because:

                                            o    converting commercial
                                                 properties to alternate uses or
                                                 converting single-tenant
                                                 commercial properties to
                                                 multi-tenant properties
                                                 generally requires substantial
                                                 capital expenditures; and

                                            o    zoning or other restrictions
                                                 also may prevent alternative
                                                 uses.

                                      S-37

                                            The liquidation value of a mortgaged
                                            property not readily convertible to
                                            an alternative use may be
                                            substantially less than would be the
                                            case if the mortgaged property were
                                            readily adaptable to other uses. If
                                            this type of mortgaged property were
                                            liquidated and a lower liquidation
                                            value were obtained, less funds
                                            would be available for distributions
                                            on your certificates.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME

                                            Various factors may adversely affect
                                            the value of the mortgaged
                                            properties without affecting the
                                            properties' current net operating
                                            income. These factors include, among
                                            others:

                                            o    changes in the local, regional
                                                 or national economy;

                                            o    changes in governmental
                                                 regulations, fiscal policy,
                                                 zoning or tax laws;

                                            o    potential environmental
                                                 legislation or liabilities or
                                                 other legal liabilities;

                                            o    proximity and attractiveness of
                                                 competing properties;

                                            o    new construction of competing
                                                 properties in the same market;

                                            o    convertibility of a property to
                                                 an alternative use;

                                            o    the availability of
                                                 refinancing;

                                            o    changes in interest rate
                                                 levels;

                                            o    the age, quality, functionality
                                                 and design of the project;

                                            o    increases in operating costs;

                                            o    an increase in the capital
                                                 expenditures needed to maintain
                                                 the properties or make
                                                 improvements; and

                                            o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               A deterioration in the financial
                                            condition of a tenant can be
                                            particularly significant if a
                                            mortgaged property is leased to a
                                            single or large tenant or a small
                                            number of tenants, because rent
                                            payable by such tenants generally
                                            will represent all or a significant
                                            portion of the cash flow available
                                            to the borrower to pay its
                                            obligations to the lender. We cannot
                                            provide assurances that any major
                                            tenant will continue to perform its
                                            obligations under its lease. 24 of
                                            the mortgaged properties,
                                            representing 4.7% of the initial
                                            outstanding pool balance (and
                                            representing 5.7% of the initial
                                            loan group 1 balance), are leased to
                                            single tenants, and with respect to
                                            6 of those mortgage properties,
                                            representing 0.7% of the initial
                                            outstanding pool balance (and
                                            representing 0.8% of the initial
                                            loan group 1 balance), the sole
                                            tenant is related to the borrower.

                                      S-38

                                            Mortgaged properties leased to a
                                            single tenant or a small number of
                                            tenants are more susceptible to
                                            interruptions of cash flow if a
                                            tenant fails to renew its lease or
                                            defaults under its lease. This is so
                                            because:

                                            o    the financial effect of the
                                                 absence of rental income may be
                                                 severe;

                                            o    more time may be required to
                                                 re-lease the space; and

                                            o    substantial capital costs may
                                                 be incurred to make the space
                                                 appropriate for replacement
                                                 tenants.

                                            In addition to tenant concentration,
                                            another factor that you should
                                            consider is that retail, industrial
                                            and office properties also may be
                                            adversely affected if there is a
                                            concentration of tenants in the same
                                            or similar business or industry.

                                            For further information with respect
                                            to tenant concentrations, see
                                            Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple
                                            tenants, re-leasing costs and costs
                                            of enforcing remedies against
                                            defaulting tenants may be more
                                            frequent than in the case of
                                            mortgaged properties with fewer
                                            tenants, thereby reducing the cash
                                            flow available for debt service
                                            payments. These costs may cause a
                                            borrower to default in its
                                            obligations to a lender which could
                                            reduce cash flow available for debt
                                            service payments. Multi-tenanted
                                            mortgaged properties also may
                                            experience higher continuing vacancy
                                            rates and greater volatility in
                                            rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING MORTGAGED
PROPERTIES                                  Repayment of mortgage loans secured
                                            by retail, office and industrial
                                            properties will be affected by the
                                            expiration of leases and the ability
                                            of the related borrowers and
                                            property managers to renew the
                                            leases or to relet the space on
                                            comparable terms. Certain mortgaged
                                            properties may be leased in whole or
                                            in part to government sponsored
                                            tenants who have the right to cancel
                                            their leases at any time because of
                                            lack of appropriations. Certain
                                            tenants at the retail properties,
                                            including without limitation anchor
                                            tenants, may have the right to
                                            terminate their leases if certain
                                            other tenants are not operating, or
                                            if their sales at the property do
                                            not reach a specified level. Even if
                                            vacated space is successfully relet,
                                            the costs associated with reletting,
                                            including tenant improvements and
                                            leasing commissions, could be
                                            substantial and could reduce cash
                                            flow from the related mortgaged
                                            properties. 34 of the mortgaged
                                            properties, representing
                                            approximately 44.1% of the initial
                                            outstanding pool balance (excluding
                                            multifamily, self storage,
                                            hospitality, assisted living
                                            facility and certain other property
                                            types) (and represent 44.1% of the
                                            initial loan group 1 balance), have
                                            reserves, as of the cut-off date,
                                            for tenant improvements and leasing
                                            commissions which may serve to
                                            defray such costs. There can be no
                                            assurances, however, that the funds
                                            (if any) held in such reserves for
                                            tenant improvements and leasing
                                            commissions will be sufficient to
                                            cover the costs and expenses
                                            associated with tenant improvements
                                            or

                                      S-39

                                            leasing commission obligations. In
                                            addition, if a tenant defaults in
                                            its obligations to a borrower, the
                                            borrower may incur substantial costs
                                            and experience significant delays
                                            associated with enforcing rights and
                                            protecting its investment, including
                                            costs incurred in renovating or
                                            reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan
                                            losses will be more severe:

                                            o    if the pool is comprised of a
                                                 small number of loans, each
                                                 with a relatively large
                                                 principal amount; or

                                            o    if the losses relate to loans
                                                 that account for a
                                                 disproportionately large
                                                 percentage of the aggregate
                                                 principal balance of all
                                                 mortgage loans.

                                            Mortgage loans with the same
                                            borrower or related borrowers pose
                                            additional risks. Among other
                                            things, financial difficulty at one
                                            mortgaged real property could cause
                                            the owner to defer maintenance at
                                            another mortgaged real property in
                                            order to satisfy current expenses
                                            with respect to the troubled
                                            mortgaged real property; and the
                                            owner could attempt to avert
                                            foreclosure on one mortgaged real
                                            property by filing a bankruptcy
                                            petition that might have the effect
                                            of interrupting monthly payments for
                                            an indefinite period on all of the
                                            related mortgage loans.

                                            19 groups of mortgage loans are made
                                            to the same borrower or borrowers
                                            related through common ownership and
                                            where, in general, the related
                                            mortgaged properties are commonly
                                            managed. The related borrower
                                            concentrations of the 3 largest
                                            groups in the mortgage pool
                                            represent 9.2%, 2.6% and 2.3%,
                                            respectively, of the initial
                                            outstanding pool balance. The
                                            related borrower concentrations of
                                            the 3 largest groups in loan group 1
                                            represent 11.1%, 3.2% and 2.0%,
                                            respectively, of the initial
                                            outstanding loan group 1 balance.
                                            The related borrower concentrations
                                            of the 3 largest groups in loan
                                            group 2 represent 12.8%, 7.6% and
                                            5.5%, respectively, of the initial
                                            outstanding loan group 2 balance.

                                            The largest mortgage loan in the
                                            mortgage pool represents 9.5% of the
                                            initial outstanding pool balance.
                                            The second largest mortgage loan in
                                            the mortgage pool represents 8.8% of
                                            the initial outstanding pool
                                            balance. The third largest mortgage
                                            loan in the mortgage pool represents
                                            7.9% of the initial outstanding pool
                                            balance. Each of the other mortgage
                                            loans represents less than 5.0% of
                                            the initial outstanding pool
                                            balance.

                                            The largest mortgage loan in loan
                                            group 1 represents 11.6% of the
                                            initial outstanding loan group 1
                                            balance. The second largest mortgage
                                            loan in loan group 1 represents
                                            10.7% of the initial outstanding
                                            loan group 1 balance. The third
                                            largest mortgage loan in loan group
                                            1 represents 9.6% of the initial
                                            outstanding loan group 1 balance.
                                            Each of the other mortgage loans
                                            represents less than 6.1% of the
                                            initial outstanding loan group 1
                                            balance.

                                      S-40

                                            The largest mortgage loan in loan
                                            group 2 represents 5.5% of the
                                            initial outstanding loan group 2
                                            balance. The second largest mortgage
                                            loan in loan group 2 represents 5.3%
                                            of the initial outstanding loan
                                            group 2 balance. The third largest
                                            mortgage loan in loan group 2
                                            represents 4.6% of the initial
                                            outstanding loan group 2 balance.
                                            Each of the other mortgage loans
                                            represents less than 4.4% of the
                                            initial outstanding loan group 2
                                            balance.

                                            In some cases, the sole or a
                                            significant tenant may be the parent
                                            or other affiliate of the subject
                                            borrower. For further information
                                            with respect to tenant
                                            concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgage loans
                                            secured by the same property type
                                            can increase the risk that a decline
                                            in a particular industry will have a
                                            disproportionately large impact on
                                            the pool of mortgage loans or a
                                            particular loan group. The following
                                            property types represent the
                                            indicated percentage of the initial
                                            outstanding pool balance:

                                            o    office properties represent
                                                 34.3%;

                                            o    multifamily properties
                                                 represent 28.4% (of which 67
                                                 residential cooperative
                                                 properties represent 11.0%);

                                            o    retail properties represent
                                                 27.1%;

                                            o    industrial properties represent
                                                 6.6%;

                                            o    hospitality properties
                                                 represent 2.0%;

                                            o    assisted living facility
                                                 property represents 1.0%;

                                            o    self storage properties
                                                 represent 0.4%; and

                                            o    mixed use properties represent
                                                 0.3%.

                                            For information regarding the types
                                            of properties securing the mortgage
                                            loans included in loan group 1 or
                                            loan group 2, see Appendix I to this
                                            prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged
                                            properties in geographic areas may
                                            increase the risk that adverse
                                            economic or other developments or a
                                            natural disaster or act of terrorism
                                            affecting a particular region of the
                                            country could increase the frequency
                                            and severity of losses on mortgage
                                            loans secured by those properties.
                                            In the past, several regions of the
                                            United States have experienced
                                            significant real estate downturns at
                                            times when other regions have not.
                                            Regional economic declines or
                                            adverse conditions in regional real
                                            estate markets could adversely
                                            affect the income from, and market
                                            value of, the mortgaged properties
                                            located in the region. Other
                                            regional factors--e.g., earthquakes,
                                            floods or

                                      S-41

                                            hurricanes or changes in
                                            governmental rules or fiscal
                                            policies--also may adversely affect
                                            those mortgaged properties.

                                            The mortgaged properties are located
                                            throughout 37 states and the
                                            District of Columbia (which include
                                            29 other states for loan group 1 and
                                            27 other states and the District of
                                            Columbia for loan group 2). In
                                            particular, investors should note
                                            that mortgage loans representing
                                            13.3% of the initial outstanding
                                            pool balance (and 15.4% of the
                                            initial outstanding loan group 1
                                            balance and 3.6% of the initial
                                            outstanding loan group 2 balance)
                                            are secured by mortgaged properties
                                            located in California. Mortgaged
                                            properties located in California may
                                            be more susceptible to some types of
                                            special hazards that may not be
                                            covered by insurance (such as
                                            earthquakes) than properties located
                                            in other parts of the country. If a
                                            borrower does not have insurance
                                            against such risks and a severe
                                            casualty occurs at a mortgaged
                                            property, the borrower may be unable
                                            to generate income from the
                                            mortgaged property in order to make
                                            payments on the related mortgage
                                            loan. The mortgage loans generally
                                            do not require any borrowers to
                                            maintain earthquake insurance. 3 of
                                            the mortgaged properties,
                                            representing 0.7% of the initial
                                            outstanding pool balance (and 0.8%
                                            of the initial outstanding loan
                                            group 1 balance and 0.5% of the
                                            initial outstanding loan group 2
                                            balance), have a seismic engineering
                                            report which indicates probable
                                            maximum loss to the related
                                            improvements in excess of 20%.

                                            Mortgage loans representing 29.7%,
                                            19.2%, 13.3% and 5.3% of the initial
                                            outstanding pool balance are secured
                                            by mortgaged properties located in
                                            New York, Texas, California and
                                            Florida, respectively, and
                                            concentrations of mortgaged
                                            properties, in each case,
                                            representing no more than 5.0% of
                                            the initial outstanding pool
                                            balance, also exist in several other
                                            states.

                                            For information regarding the
                                            location of the properties securing
                                            the mortgage loans included in loan
                                            group 1 and loan group 2, see
                                            Appendix I to this prospectus
                                            supplement.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  36 of the mortgaged properties,
                                            securing 34.3% of the initial
                                            outstanding pool balance
                                            (representing 41.6% of the initial
                                            outstanding loan group 1 balance),
                                            are office properties.

                                            A large number of factors may affect
                                            the value of these office
                                            properties, including:

                                            o    the quality of an office
                                                 building's tenants;

                                            o    the diversity of an office
                                                 building's tenants, reliance on
                                                 a single or dominant tenant or
                                                 tenants in a volatile industry
                                                 (e.g., technology and internet
                                                 companies that have experienced
                                                 or may in the future experience
                                                 circumstances that make their
                                                 businesses volatile);

                                            o    the physical attributes of the
                                                 building in relation to
                                                 competing buildings, e.g., age,
                                                 condition, design, location,
                                                 access to transportation and
                                                 ability to offer certain
                                                 amenities, such as
                                                 sophisticated building systems;

                                      S-42

                                            o    the desirability of the area as
                                                 a business location;

                                            o    the strength and nature of the
                                                 local economy (including labor
                                                 costs and quality, tax
                                                 environment and quality of life
                                                 for employees); and

                                            o    the suitability of a space for
                                                 re-leasing without significant
                                                 build-out costs.

                                            Moreover, the cost of refitting
                                            office space for a new tenant is
                                            often higher than the cost of
                                            refitting other types of property.

                                            Included in the office properties
                                            referenced above are 8 medical
                                            office properties, which secure
                                            approximately 2.9% of the initial
                                            outstanding pool balance
                                            (representing 3.6% of the initial
                                            outstanding loan group 1 balance).
                                            The performance of a medical office
                                            property may depend on the proximity
                                            of such property to a hospital or
                                            other health care establishment and
                                            on reimbursements for patient fees
                                            from private or government-sponsored
                                            insurance companies. The sudden
                                            closure of a nearby hospital may
                                            adversely affect the value of a
                                            medical office property. In
                                            addition, the performance of a
                                            medical office property may depend
                                            on reimbursements for patient fees
                                            from private or government-sponsored
                                            insurers and issues related to
                                            reimbursement (ranging from non
                                            payment to delays in payment) from
                                            such insurers could adversely impact
                                            cash flow at such mortgaged
                                            properties. Moreover, medical office
                                            properties appeal to a narrow market
                                            of tenants and the value of a
                                            medical office property may be
                                            adversely affected by the
                                            availability of competing medical
                                            office properties.

MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES                   127 of the mortgaged properties,
                                            representing 28.4% of the initial
                                            outstanding pool balance (which
                                            include 55 mortgage properties in
                                            loan group 1, representing 13.0% of
                                            the initial outstanding loan group 1
                                            balance, and 72 mortgage properties
                                            in loan group 2, representing 100.0%
                                            of the initial outstanding loan
                                            group 2 balance), are multifamily
                                            properties (including 67 residential
                                            cooperative properties).

                                            A large number of factors may affect
                                            the value and successful operation
                                            of these multifamily properties,
                                            including:

                                            o    the physical attributes of the
                                                 apartment building, such as its
                                                 age, appearance and
                                                 construction quality;

                                            o    the location of the property;

                                            o    the ability of management to
                                                 provide adequate maintenance
                                                 and insurance;

                                            o    the types of services and
                                                 amenities provided at the
                                                 property;

                                            o    the property's reputation;

                                            o    the level of mortgage interest
                                                 rates and income and economic
                                                 conditions (which may encourage
                                                 tenants to purchase rather than
                                                 rent housing);

                                      S-43

                                            o    the presence of competing
                                                 properties;

                                            o    adverse local or national
                                                 economic conditions which may
                                                 limit the rent that may be
                                                 charged and which may result in
                                                 increased vacancies;

                                            o    the tenant mix (such as tenants
                                                 being predominantly students or
                                                 military personnel or employees
                                                 of a particular business);

                                            o    state and local regulations
                                                 (which may limit the ability to
                                                 increase rents); and

                                            o    government assistance/rent
                                                 subsidy programs (which may
                                                 influence tenant mobility).

                                            In addition to state regulation of
                                            the landlord tenant relationship,
                                            certain counties and municipalities
                                            impose rent control on apartment
                                            buildings. These ordinances may
                                            limit rent increases to fixed
                                            percentages, to percentages of
                                            increases in the consumer price
                                            index, to increases set or approved
                                            by a governmental agency, or to
                                            increases determined through
                                            mediation or binding arbitration.
                                            Any limitations on a borrower's
                                            ability to raise property rents may
                                            impair such borrower's ability to
                                            repay its multifamily loan from its
                                            net operating income or the proceeds
                                            of a sale or refinancing of the
                                            related multifamily property.

                                            Certain of the mortgage loans are
                                            secured or may be secured in the
                                            future by mortgaged properties that
                                            are subject to certain affordable
                                            housing covenants and other
                                            covenants and restrictions with
                                            respect to various tax credit, city,
                                            state and federal housing subsidies,
                                            rent stabilization or similar
                                            programs, in respect of various
                                            units within the mortgaged
                                            properties. The limitations and
                                            restrictions imposed by these
                                            programs could result in losses on
                                            the mortgage loans. In addition, in
                                            the event that the program is
                                            cancelled, it could result in less
                                            income for the project. These
                                            programs may include, among others:

                                            o    rent limitations that would
                                                 adversely affect the ability of
                                                 borrower to increase rents to
                                                 maintain the condition of their
                                                 mortgaged properties and
                                                 satisfy operating expense; and

                                            o    tenant income restrictions that
                                                 may reduce the number of
                                                 eligible tenants in those
                                                 mortgaged properties and result
                                                 in a reduction in occupancy
                                                 rates.

                                            The difference in rents between
                                            subsidized or supported properties
                                            and other multifamily rental
                                            properties in the same area may not
                                            be a sufficient economic incentive
                                            for some eligible tenants to reside
                                            at a subsidized or supported
                                            property that may have fewer
                                            amenities or be less attractive as a
                                            residence. As a result, occupancy
                                            levels at a subsidized or supported
                                            property may decline, which may
                                            adversely affect the value and
                                            successful operation of such
                                            property.

                                      S-44

A LARGE CONCENTRATION OF
RESIDENTIAL COOPERATIVE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RESIDENTIAL
COOPERATIVE PROPERTIES                      67 of the mortgaged properties,
                                            securing 11.0% of the initial
                                            outstanding pool balance (which
                                            include 47 mortgage loans in loan
                                            group 1, representing 8.5% of the
                                            initial outstanding loan group 1
                                            balance, and 20 mortgage loans in
                                            loan group 2, representing 22.6% of
                                            the initial outstanding loan group 2
                                            balance), are residential
                                            cooperative properties. Various
                                            factors may adversely affect the
                                            economic performance of residential
                                            cooperative properties, which could
                                            adversely affect payments on your
                                            certificates, including:

                                            o    the ability of tenants to
                                                 remain in a cooperative
                                                 property after its conversion
                                                 from a rental property, at
                                                 below market rents and subject
                                                 to applicable rent control and
                                                 stabilization laws;

                                            o    the primary dependence of a
                                                 borrower upon maintenance
                                                 payments and any rental income
                                                 from units or commercial areas
                                                 to meet debt service
                                                 obligations;

                                            o    the concentration of shares
                                                 relating to occupied rental
                                                 units of the sponsor, owner or
                                                 investor after conversion from
                                                 rental housing, which may
                                                 result in an inability to meet
                                                 debt service obligations on the
                                                 corporation's mortgage loan if
                                                 the sponsor, owner or investor
                                                 is unable to make the required
                                                 maintenance payments;

                                            o    the failure of a borrower to
                                                 qualify for favorable tax
                                                 treatment as a "cooperative
                                                 housing corporation" each year,
                                                 which may reduce the cash flow
                                                 available to make payments on
                                                 the related mortgage loan; and

                                            o    that, upon foreclosure, in the
                                                 event a cooperative property
                                                 becomes a rental property, all
                                                 or certain units at such rental
                                                 property could be subject to
                                                 rent control, stabilization and
                                                 tenants' rights laws, at below
                                                 market rents, which may affect
                                                 rental income levels and the
                                                 marketability and sale proceeds
                                                 of the rental property as a
                                                 whole.

                                            A residential cooperative building
                                            and the land under the building are
                                            owned or leased by a non-profit
                                            residential cooperative corporation.
                                            The cooperative owns all the units
                                            in the building and all common
                                            areas. Its tenants own stock, shares
                                            or membership certificates in the
                                            corporation. This ownership entitles
                                            the tenant-stockholders to
                                            proprietary leases or occupancy
                                            agreements which confer exclusive
                                            rights to occupy specific units.
                                            Generally, the tenant-stockholders
                                            make monthly maintenance payments
                                            which represent their share of the
                                            cooperative corporation's mortgage
                                            loan payments, real property taxes,
                                            maintenance, contributions to
                                            reserves and other expenses, less
                                            any income the corporation may
                                            receive. These payments are in
                                            addition to any payments of
                                            principal and interest the
                                            tenant-stockholder may be required
                                            to make on any loans secured by its
                                            shares in the cooperative.

                                            In certain instances, an apartment
                                            building or a portion thereof and
                                            the land thereunder may be converted
                                            to the condominium form of
                                            ownership, and thereby be divided
                                            into 2 or more condominium units.
                                            Generally, in such instances, the
                                            non-profit cooperative corporation

                                      S-45

                                            does not own the entire apartment
                                            building and the land under the
                                            building, but rather owns a single
                                            condominium unit that generally
                                            comprises the residential portions
                                            of such apartment building. The
                                            other condominium units in such
                                            apartment building will generally
                                            comprise commercial space and will
                                            generally be owned by persons or
                                            entities other than the non-profit
                                            cooperative corporation. In
                                            instances where an apartment
                                            building has been converted to the
                                            condominium form of ownership,
                                            certain of the common areas in such
                                            building may be owned by the
                                            non-profit cooperative corporation
                                            and other common areas (often
                                            including the land under the
                                            building) may constitute common
                                            elements of the condominium, which
                                            common elements are owned in common
                                            by the non-profit cooperative
                                            corporation and the owners of the
                                            other condominium units. Where the
                                            apartment building has been
                                            submitted to the condominium form of
                                            ownership, each condominium unit
                                            owner will be directly responsible
                                            for the payment of real estate taxes
                                            on such owner's unit. Certain
                                            specified maintenance and other
                                            obligations, including hazard and
                                            liability insurance premiums, may
                                            not be the direct responsibility of
                                            the non-profit cooperative
                                            corporation but rather will be the
                                            responsibility of the condominium
                                            board of managers. The ability of
                                            the condominium board of managers to
                                            pay certain expenses of the building
                                            will be dependent upon the payment
                                            by all condominium unit owners of
                                            common charges assessed by the
                                            condominium board of managers. 2
                                            residential cooperative properties,
                                            securing 0.5% of the initial
                                            outstanding pool balance, have been
                                            converted to the condominium form of
                                            ownership (representing 0.6% of the
                                            initial loan group 1 balance).

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  44 of the mortgaged properties,
                                            securing 27.1% of the initial
                                            outstanding pool balance
                                            (representing 33.0% of the initial
                                            outstanding loan group 1 balance),
                                            are retail properties. The quality
                                            and success of a retail property's
                                            tenants significantly affect the
                                            property's value. The success of
                                            retail properties can be adversely
                                            affected by local competitive
                                            conditions and changes in consumer
                                            spending patterns. A borrower's
                                            ability to make debt service
                                            payments can be adversely affected
                                            if rents are based on a percentage
                                            of the tenant's sales and sales
                                            decline or if the closure of one
                                            store gives rise to lease provisions
                                            permitting the closure of another
                                            store.

                                            An "anchor tenant" is
                                            proportionately larger in size than
                                            other tenants at a retail property
                                            and is considered to be vital in
                                            attracting customers to a retail
                                            property, whether or not the anchor
                                            tenant's premises are part of the
                                            mortgaged property. 27 of the
                                            mortgaged properties, securing 23.7%
                                            of the initial outstanding pool
                                            balance (representing 28.8% of the
                                            initial outstanding loan group 1
                                            balance), are properties considered
                                            by the applicable seller to be
                                            occupied by, leased to or adjacent
                                            to one or more anchor tenants.

                                      S-46

                                            The presence or absence of an anchor
                                            store in a shopping center also can
                                            be important because anchor stores
                                            play a key role in generating
                                            customer traffic and making a center
                                            desirable for other tenants.
                                            Consequently, the economic
                                            performance of an anchored retail
                                            property will be adversely affected
                                            by:

                                            o    an anchor store's failure to
                                                 renew its lease;

                                            o    termination of an anchor
                                                 store's lease;

                                            o    the bankruptcy or economic
                                                 decline of an anchor store or
                                                 self-owned anchor or the parent
                                                 company thereof; or

                                            o    the cessation of the business
                                                 of an anchor store at the
                                                 shopping center, even if, as a
                                                 tenant, it continues to pay
                                                 rent.

                                            There may be retail properties with
                                            anchor stores that are permitted to
                                            cease operating at any time if
                                            certain other stores are not
                                            operated at those locations.
                                            Furthermore, there may be non-anchor
                                            tenants that are permitted to offset
                                            all or a portion of their rent, pay
                                            rent based solely on a percentage of
                                            their sales, or terminate their
                                            leases if certain anchor stores
                                            and/or major tenants are either not
                                            operated or fail to meet certain
                                            business objectives.

                                            Retail properties also face
                                            competition from sources outside a
                                            given real estate market. For
                                            example, all of the following
                                            compete with more traditional retail
                                            properties for consumer dollars:
                                            factory outlet centers, discount
                                            shopping centers and clubs,
                                            catalogue retailers, home shopping
                                            networks, internet web sites and
                                            telemarketing. Continued growth of
                                            these alternative retail outlets,
                                            which often have lower operating
                                            costs, could adversely affect the
                                            rents collectible at the retail
                                            properties included in the mortgage
                                            pool, as well as the income from,
                                            and market value of, the mortgaged
                                            properties. Moreover, additional
                                            competing retail properties may be
                                            built in the areas where the retail
                                            properties are located, which could
                                            adversely affect the rents
                                            collectible at the retail properties
                                            included in the mortgage pool, as
                                            well as the income from, and market
                                            value of, the mortgaged properties.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES

                                            29 of the mortgaged properties,
                                            securing 6.6% of the initial
                                            outstanding pool balance (and
                                            representing 8.0% of the initial
                                            outstanding loan group 1 balance),
                                            are industrial properties. Various
                                            factors may adversely affect the
                                            economic performance of these
                                            industrial properties, which could
                                            adversely affect payments on your
                                            certificates, including:

                                            o    reduced demand for industrial
                                                 space because of a decline in a
                                                 particular industry segment;

                                            o    increased supply of competing
                                                 industrial space because of
                                                 relative ease in constructing
                                                 buildings of this type;

                                            o    a property becoming
                                                 functionally obsolete;

                                      S-47

                                            o    insufficient supply of labor to
                                                 meet demand;

                                            o    changes in access to the
                                                 property, energy prices,
                                                 strikes, relocation of highways
                                                 or the construction of
                                                 additional highways;

                                            o    location of the property in
                                                 relation to access to
                                                 transportation;

                                            o    suitability for a particular
                                                 tenant;

                                            o    building design and
                                                 adaptability;

                                            o    a change in the proximity of
                                                 supply sources; and

                                            o    environmental hazards.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           5 of the mortgaged properties,
                                            securing mortgage loans representing
                                            7.3% of the initial outstanding pool
                                            balance (and representing 8.9% of
                                            the initial outstanding loan group 1
                                            balance), are subject to a first
                                            mortgage lien on a leasehold
                                            interest under a ground lease. 3 of
                                            the mortgaged properties, securing
                                            mortgage loans representing 3.1% of
                                            the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a fee/leasehold
                                            interest (and representing 3.7% of
                                            the initial outstanding loan group 1
                                            balance).

                                            Leasehold mortgage loans are subject
                                            to certain risks not associated with
                                            mortgage loans secured by a lien on
                                            the fee estate of the borrower. The
                                            most significant of these risks is
                                            that if the borrower's leasehold
                                            were to be terminated upon a lease
                                            default, the lender would lose its
                                            security. Generally, each related
                                            ground lease requires the lessor to
                                            give the lender notice of the
                                            borrower's defaults under the ground
                                            lease and an opportunity to cure
                                            them, permits the leasehold interest
                                            to be assigned to the lender or the
                                            purchaser at a foreclosure sale, in
                                            some cases only upon the consent of
                                            the lessor, and contains certain
                                            other protective provisions
                                            typically included in a
                                            "mortgageable" ground lease.

                                            In addition, certain of the
                                            mortgaged properties are subject to
                                            various use restrictions imposed by
                                            the related ground lease, and these
                                            limitations could adversely affect
                                            the ability of the related borrower
                                            to lease or sell the mortgaged
                                            property on favorable terms, thus
                                            adversely affecting the borrower's
                                            ability to fulfill its obligations
                                            under the related mortgage loan.

                                            Upon the bankruptcy of a lessor or a
                                            lessee under a ground lease, the
                                            debtor entity has the right to
                                            assume or reject the lease. If a
                                            debtor lessor rejects the lease, the
                                            lessee has the right to remain in
                                            possession of its leased premises
                                            for the rent otherwise payable under
                                            the lease for the term of the lease
                                            (including renewals). If a debtor
                                            lessee/borrower rejects any or all
                                            of the lease, the leasehold lender
                                            could succeed to the lessee/
                                            borrower's position under the lease
                                            only if the lessor specifically
                                            grants the lender such right. If
                                            both the lessor and the
                                            lessee/borrowers are involved in
                                            bankruptcy proceedings, the trustee
                                            may be unable to enforce the
                                            bankrupt lessee/borrower's right to
                                            refuse to treat a ground lease
                                            rejected by a bankrupt lessor as
                                            terminated. In such

                                      S-48

                                            circumstances, a lease could be
                                            terminated notwithstanding lender
                                            protection provisions contained
                                            therein or in the mortgage.

                                            In a recent decision by the United
                                            States Court of Appeals for the
                                            Seventh Circuit (Precision Indus. V.
                                            Qualitech Steel SBQ, LLC, 327 F.3d
                                            537 (7th Cir. 2003)) the court ruled
                                            with respect to an unrecorded lease
                                            of real property that where a
                                            statutory sale of the fee interest
                                            in leased property occurs under
                                            Section 363(f) of the Bankruptcy
                                            Code (11 U.S.C. Section 363(f)) upon
                                            the bankruptcy of a landlord, such
                                            sale terminates a lessee's
                                            possessory interest in the property,
                                            and the purchaser assumes title free
                                            and clear of any interest, including
                                            any leasehold estates. Pursuant to
                                            Section 363(e) of the Bankruptcy
                                            Code (11 U.S.C. Section 363(a)), a
                                            lessee may request the bankruptcy
                                            court to prohibit or condition the
                                            statutory sale of the property so as
                                            to provide adequate protection of
                                            the leasehold interests; however,
                                            the court ruled that this provision
                                            does not ensure continued possession
                                            of the property, but rather entitles
                                            the lessee to compensation for the
                                            value of its leasehold interest,
                                            typically from the sale proceeds.
                                            While there are certain
                                            circumstances under which a "free
                                            and clear" sale under Section 363(f)
                                            of the Bankruptcy Code would not be
                                            authorized (including that the
                                            lessee could not be compelled in a
                                            legal or equitable proceeding to
                                            accept a monetary satisfaction of
                                            his possessory interest, and that
                                            none of the other conditions of
                                            Section 363(f)(1)-(4) of the
                                            Bankruptcy Code otherwise permits
                                            the sale), we cannot provide
                                            assurances that those circumstances
                                            would be present in any proposed
                                            sale of a leased premises. As a
                                            result, we cannot provide assurances
                                            that, in the event of a statutory
                                            sale of leased property pursuant to
                                            Section 363(f) of the Bankruptcy
                                            Code, the lessee may be able to
                                            maintain possession of the property
                                            under the ground lease. In addition,
                                            we cannot provide assurances that
                                            the lessee and/or the lender will be
                                            able to recoup the full value of the
                                            leasehold interest in bankruptcy
                                            court.

                                            Some of the ground leases securing
                                            the mortgaged properties provided
                                            that the ground rent payable
                                            thereunder increases during the term
                                            of the lease. These increases may
                                            adversely affect the cash flow and
                                            net income of the borrower from the
                                            mortgaged property.

TENANCIES IN COMMON MAY
HINDER RECOVERY                             Certain borrowers own the related
                                            mortgaged property as tenants-in-
                                            common. In general, with respect to
                                            a tenant-in-common ownership
                                            structure, each tenant-in-common
                                            owns an undivided interest in the
                                            property and if such
                                            tenant-in-common desires to sell its
                                            interest in the property (and is
                                            unable to find a buyer or otherwise
                                            needs to force a partition) the
                                            tenant-in-common has the ability to
                                            request that a court order a sale of
                                            the property and distribute the
                                            proceeds to each tenant-in-common
                                            proportionally.

                                            The bankruptcy, dissolution or
                                            action for partition by one or more
                                            of the tenants-in-common could
                                            result in an early repayment of the
                                            related mortgage loan, a significant
                                            delay in recovery against the
                                            tenant-in-common mortgagors, a
                                            material impairment in property
                                            management and a substantial
                                            decrease in the amount recoverable
                                            upon the related mortgage loan. In
                                            some cases, the related mortgage
                                            loan documents provide for full
                                            recourse to the related
                                            tenant-in-common borrower or the
                                            guarantor if a tenant-in-common
                                            files for partition or bankruptcy.
                                            In some cases, the related
                                            tenant-in-common borrower waived its
                                            right

                                      S-49

                                            to partition, reducing the risk of
                                            partition. However, there can be no
                                            assurance that, if challenged, this
                                            waiver would be enforceable. In most
                                            cases, the related tenant-in-common
                                            borrower is a special purpose entity
                                            (in some cases bankruptcy-remote),
                                            reducing the risk of bankruptcy. The
                                            tenant-in-common structure may cause
                                            delays in the enforcement of
                                            remedies because each time a
                                            tenant-in-common borrower files for
                                            bankruptcy, the bankruptcy court
                                            stay will be reinstated. There can
                                            be no assurance that a bankruptcy
                                            proceeding by a single
                                            tenant-in-common borrower will not
                                            delay enforcement of this mortgage
                                            loan.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               Certain tenants at some of the
                                            mortgaged properties may have been,
                                            may currently be or may in the
                                            future become a party to a
                                            bankruptcy proceeding. The
                                            bankruptcy or insolvency of a major
                                            tenant, or a number of smaller
                                            tenants, in retail, industrial and
                                            office properties may adversely
                                            affect the income produced by the
                                            property. Under the federal
                                            bankruptcy code, a tenant/debtor has
                                            the option of affirming or rejecting
                                            any unexpired lease. If the tenant
                                            rejects the lease, the landlord's
                                            claim for breach of the lease would
                                            be a general unsecured claim against
                                            the tenant, absent collateral
                                            securing the claim. The claim would
                                            be limited to the unpaid rent under
                                            the lease for the periods prior to
                                            the bankruptcy petition, or earlier
                                            surrender of the leased premises,
                                            plus the rent under the lease for
                                            the greater of 1 year, or 15%, not
                                            to exceed 3 years, of the remaining
                                            term of such lease. The actual
                                            amount of the recovery could be less
                                            than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Various environmental laws may make
                                            a current or previous owner or
                                            operator of real property liable for
                                            the costs of removal or remediation
                                            of hazardous or toxic substances on,
                                            under or adjacent to such property.
                                            Those laws often impose liability
                                            whether or not the owner or operator
                                            knew of, or was responsible for, the
                                            presence of the hazardous or toxic
                                            substances. For example, certain
                                            laws impose liability for release of
                                            asbestos-containing materials into
                                            the air or require the removal or
                                            containment of asbestos-containing
                                            materials. In some states,
                                            contamination of a property may give
                                            rise to a lien on the property to
                                            assure payment of the costs of
                                            cleanup. In some states, this lien
                                            has priority over the lien of a
                                            pre-existing mortgage. Additionally,
                                            third parties may seek recovery from
                                            owners or operators of real
                                            properties for cleanup costs,
                                            property damage or personal injury
                                            associated with releases of, or
                                            other exposure to hazardous
                                            substances related to the
                                            properties.

                                            The owner's liability for any
                                            required remediation generally is
                                            not limited by law and could,
                                            accordingly, exceed the value of the
                                            property and/or the aggregate assets
                                            of the owner. The presence of
                                            hazardous or toxic substances also
                                            may adversely affect the owner's
                                            ability to refinance the property or
                                            to sell the property to a third
                                            party. The presence of, or strong
                                            potential for contamination by,
                                            hazardous substances consequently
                                            can have a materially adverse effect
                                            on the

                                      S-50

                                            value of the property and a
                                            borrower's ability to repay its
                                            mortgage loan.

                                            In addition, under certain
                                            circumstances, a lender (such as the
                                            trust) could be liable for the costs
                                            of responding to an environmental
                                            hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In general, in connection with the
                                            origination of the mortgage loans,
                                            environmental site assessments were
                                            prepared for the related mortgaged
                                            properties. In all cases where such
                                            environmental site assessments were
                                            prepared, the minimum standard
                                            required for such environmental site
                                            assessments was generally a Phase I
                                            type of environmental site
                                            assessment. Phase I environmental
                                            site assessments generally include a
                                            site inspection, interview of
                                            knowledgeable persons, review of
                                            certain records and government
                                            databases, and preparation of a
                                            report by an environmental
                                            professional, but do not usually
                                            include sampling and laboratory
                                            analysis.

                                            With respect to the mortgaged
                                            properties for which environmental
                                            site assessments (or updates of
                                            previous assessments), were prepared
                                            on or after August 1, 2003 (which
                                            secure mortgage loans representing
                                            87.9% of the initial outstanding
                                            pool balance, representing 99.7% of
                                            the initial outstanding loan group 1
                                            balance and representing 33.0% of
                                            the initial outstanding loan group 2
                                            balance), the related seller has
                                            represented to us that, as of the
                                            cut-off date and subject to certain
                                            specified exceptions, it had no
                                            knowledge of any material and
                                            adverse environmental condition or
                                            circumstance affecting such
                                            mortgaged property that was not
                                            disclosed in such assessment.

                                            With respect to the mortgaged
                                            properties for which environmental
                                            site assessments were prepared prior
                                            to August 1, 2003 or for which no
                                            environmental site assessments exist
                                            (which secure mortgage loans,
                                            representing 12.1% of the initial
                                            outstanding pool balance,
                                            representing 0.3% of the initial
                                            outstanding loan group 1 balance and
                                            representing 67.0% of the initial
                                            outstanding loan group 2 balance),
                                            the related seller has represented
                                            to us that, as of the cut-off date
                                            and subject to certain specified
                                            exceptions:

                                            o    no hazardous material is
                                                 present on such mortgaged
                                                 property such that (a) the
                                                 value, use or operation of such
                                                 mortgaged property is
                                                 materially and adversely
                                                 affected or (b) under
                                                 applicable federal, state or
                                                 local law, (i) such hazardous
                                                 material could be required to
                                                 be eliminated at a cost
                                                 materially and adversely
                                                 affecting the value of the
                                                 mortgaged property before such
                                                 mortgaged property could be
                                                 altered, renovated, demolished
                                                 or transferred or (ii) the
                                                 presence of such hazardous
                                                 material could (upon action by
                                                 the appropriate governmental
                                                 authorities) subject the owner
                                                 of such mortgaged property, or
                                                 the holders of a security
                                                 interest therein, to liability
                                                 for the cost of eliminating
                                                 such hazardous material or the
                                                 hazard created thereby at a
                                                 cost materially and adversely
                                                 affecting the value of the
                                                 mortgaged property; and

                                            o    such mortgaged property is in
                                                 material compliance with all
                                                 applicable federal, state and
                                                 local laws pertaining to
                                                 hazardous materials or
                                                 environmental hazards, any
                                                 noncompliance with such

                                      S-51

                                                 laws does not have a material
                                                 adverse effect on the value of
                                                 such mortgaged property and
                                                 neither the applicable seller
                                                 nor, to such seller's
                                                 knowledge, the related borrower
                                                 or any current tenant thereon,
                                                 has received any notice of
                                                 violation or potential
                                                 violation of any such law.

                                            The environmental assessments
                                            generally did not disclose the
                                            presence or risk of environmental
                                            contamination that is considered
                                            materially adverse to the interests
                                            of the holders of the certificates
                                            and the value of the mortgage loan;
                                            however, in certain cases, such
                                            assessments did reveal conditions
                                            that resulted in requirements that
                                            the related borrowers establish
                                            operations and maintenance plans,
                                            monitor the mortgaged property or
                                            nearby properties, abate or
                                            remediate the condition, establish a
                                            reserve fund at the origination of
                                            the mortgage loan, provide
                                            additional security such as letters
                                            of credit or stand-alone secured
                                            creditor impaired property policies,
                                            and/or take other actions necessary
                                            to address such adverse conditions.
                                            We cannot assure you, however, that
                                            the environmental assessments
                                            revealed or accurately quantified
                                            all existing or potential
                                            environmental risks or that all
                                            adverse environmental conditions
                                            have been completely abated or
                                            remediated or that any reserves,
                                            insurance or operations and
                                            maintenance plans will be sufficient
                                            to remediate the environmental
                                            conditions. Moreover, we cannot
                                            assure you that: (i) future laws,
                                            ordinances or regulations will not
                                            impose any material environmental
                                            liability; or (ii) the current
                                            environmental condition of the
                                            mortgaged properties will not be
                                            adversely affected by tenants or by
                                            the condition of land or operations
                                            in the vicinity of the mortgaged
                                            properties (such as any leaking
                                            underground storage tanks).

                                            With respect to certain residential
                                            cooperative properties, relating to
                                            mortgage loans in the aggregate
                                            amount of $1,022,460 and sold to the
                                            trust by NCB, FSB (representing 0.1%
                                            of the initial outstanding pool
                                            balance, representing 0.1% of the
                                            initial outstanding loan group 1
                                            balance and representing 0.1% of the
                                            initial outstanding loan group 2
                                            balance), ASTM transaction screens
                                            were conducted in lieu of Phase I
                                            environmental site assessments.

                                            2 of the mortgaged properties,
                                            securing mortgage loans representing
                                            0.4% of the initial outstanding pool
                                            balance (which include 1 mortgage
                                            loan in loan group 1, representing
                                            0.1% of the initial outstanding loan
                                            group 1 balance, and 1 mortgage loan
                                            in loan group 2, representing 1.9%
                                            of the initial outstanding loan
                                            group 2 balance), is the subject of
                                            a stand alone policy providing
                                            coverage for certain losses that may
                                            arise from adverse environmental
                                            conditions that may exist at the
                                            related mortgaged property.
                                            Generally, environmental site
                                            assessments were not performed with
                                            respect to those mortgaged
                                            properties covered by the stand
                                            alone policy.

                                            Portions of some of the mortgaged
                                            properties securing the mortgage
                                            loans were previously operated as or
                                            are located near other properties
                                            currently or previously operated as
                                            on-site dry-cleaners or gasoline
                                            stations. Both types of operations
                                            involve the use and storage of
                                            hazardous materials, leading to an
                                            increased risk of liability to the
                                            tenant, the landowner and, under
                                            certain circumstances, a lender
                                            (such as the trust) under
                                            environmental laws. Dry-cleaners and
                                            gasoline station operators may be
                                            required to obtain various
                                            environmental permits or licenses in
                                            connection with their operations and
                                            activities

                                      S-52

                                            and to comply with various
                                            environmental laws, including those
                                            governing the use and storage of
                                            hazardous materials. These
                                            operations incur ongoing costs to
                                            comply with environmental laws
                                            governing, among other things,
                                            containment systems and underground
                                            storage tank systems. In addition,
                                            any liability to borrowers under
                                            environmental laws, especially in
                                            connection with releases into the
                                            environment of gasoline,
                                            dry-cleaning solvents or other
                                            hazardous materials from underground
                                            storage tank systems or otherwise,
                                            could adversely impact the related
                                            borrower's ability to repay the
                                            related mortgage loan.

                                            In addition, problems associated
                                            with mold may pose risks to real
                                            property and may also be the basis
                                            for personal injury claims against a
                                            borrower. Although, in general, the
                                            mortgaged properties are required to
                                            be inspected periodically, there is
                                            no set of generally accepted
                                            standards for the assessment of mold
                                            currently in place. Problems
                                            associated with mold could result in
                                            the interruption of cash flow,
                                            remediation expenses and litigation
                                            which could adversely impact
                                            collections from a mortgaged
                                            property. In addition, many of the
                                            insurance policies presently
                                            covering the mortgaged properties
                                            may specifically exclude losses due
                                            to mold.

                                            Before either special servicer
                                            acquires title to a mortgaged
                                            property on behalf of the trust or
                                            assumes operation of the property,
                                            it must obtain an environmental
                                            assessment of the property, or rely
                                            on a recent environmental
                                            assessment. This requirement will
                                            decrease the likelihood that the
                                            trust will become liable under any
                                            environmental law. However, this
                                            requirement may effectively preclude
                                            foreclosure until a satisfactory
                                            environmental assessment is
                                            obtained, or until any required
                                            remedial action is thereafter taken.
                                            There is accordingly some risk that
                                            the mortgaged property will decline
                                            in value while this assessment is
                                            being obtained. Moreover, we cannot
                                            assure you that this requirement
                                            will effectively insulate the trust
                                            from potential liability under
                                            environmental laws. Any such
                                            potential liability could reduce or
                                            delay payments to the
                                            certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A LOSS             201 of the mortgage loans,
                                            representing 95.3% of the initial
                                            outstanding pool balance (which
                                            include 132 mortgage loans in loan
                                            group 1, representing 94.7% of the
                                            initial outstanding loan group 1
                                            balance, and 69 mortgage loans in
                                            loan group 2, representing 97.7% of
                                            the initial outstanding loan group 2
                                            balance), are balloon loans. For
                                            purposes of this prospectus
                                            supplement, we consider a mortgage
                                            loan to be a "balloon loan" if its
                                            principal balance is not scheduled
                                            to be fully or substantially
                                            amortized by the loan's respective
                                            anticipated repayment date (in the
                                            case of a hyperamortizing loan) or
                                            maturity date. We cannot assure you
                                            that each borrower will have the
                                            ability to repay the principal
                                            balance outstanding on the pertinent
                                            date, especially under a scenario
                                            where interest rates have increased
                                            from the historically low interest
                                            rates in effect at the time that
                                            most of the mortgage loans were
                                            originated. Balloon loans involve
                                            greater risk than fully amortizing
                                            loans because the borrower's ability
                                            to repay the loan on its anticipated
                                            repayment date or maturity date
                                            typically will depend upon its
                                            ability either to refinance the loan
                                            or to sell the mortgaged property at
                                            a price sufficient to permit
                                            repayment. A borrower's ability to
                                            achieve either of these goals will
                                            be affected by a number of factors,
                                            including:

                                      S-53

                                            o    the availability of, and
                                                 competition for, credit for
                                                 commercial real estate
                                                 projects;

                                            o    prevailing interest rates;

                                            o    the fair market value of the
                                                 related mortgaged property;

                                            o    the borrower's equity in the
                                                 related mortgaged property;

                                            o    the borrower's financial
                                                 condition;

                                            o    the operating history and
                                                 occupancy level of the
                                                 mortgaged property;

                                            o    tax laws; and

                                            o    prevailing general and regional
                                                 economic conditions.

                                            The availability of funds in the
                                            credit markets fluctuates over time.

                                            None of the sellers or their
                                            respective affiliates are under any
                                            obligation to refinance any mortgage
                                            loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                Except as set forth below, each of
                                            the sellers will represent that, to
                                            its knowledge, none of the other
                                            mortgaged properties secure any
                                            loans that are subordinate to the
                                            related mortgage loan unless such
                                            other loans are included in the
                                            trust. However, the sellers
                                            generally have not obtained updated
                                            title reports or otherwise taken
                                            steps to confirm that no such
                                            additional secured subordinate
                                            financing exists.

                                            6 mortgage loans, which are not
                                            secured by a residential cooperative
                                            property, representing 0.6% of the
                                            initial outstanding pool balance
                                            (and representing 0.8% of the
                                            initial outstanding loan group 1
                                            balance), permit the related
                                            borrowers to incur future additional
                                            subordinate financing secured by the
                                            related mortgaged properties either
                                            without prior lender approval or
                                            upon the satisfaction of certain
                                            conditions. The borrower under 1
                                            mortgage loan, which represents 0.4%
                                            of the initial outstanding pool
                                            balance (and representing 0.4% of
                                            the initial outstanding loan group 1
                                            balance), and which is not secured
                                            by a residential cooperative
                                            property, currently has subordinate
                                            financing secured by the related
                                            mortgaged property.

                                            The borrowers under 10 of the
                                            mortgage loans that are secured by
                                            low income multifamily housing,
                                            representing 3.5% of the initial
                                            outstanding pool balance (and
                                            representing 20.0% of the initial
                                            outstanding loan group 2 balance),
                                            have incurred a limited amount of
                                            indebtedness from (for all but one
                                            such indebtedness) local housing
                                            administration agencies or social
                                            welfare organizations, and such
                                            indebtedness is secured by the
                                            related mortgaged real property.
                                            Each of such indebtedness is
                                            subordinate to the related mortgage
                                            loan either by its terms, by a
                                            subordination agreement or by a
                                            title insurance policy

                                      S-54

                                            endorsement. Additionally, with
                                            respect to 6 of such mortgage loans,
                                            the subordinate indebtedness is
                                            payable only out of available cash
                                            flow.

                                            In general, the mortgage loans
                                            permit or do not prohibit additional
                                            financing that is not secured by the
                                            mortgaged property including, but
                                            not limited to, trade payables and
                                            indebtedness secured by equipment or
                                            other personal property located at
                                            the mortgaged property and/or permit
                                            or do not prohibit the owners or the
                                            constituent members of the borrower
                                            to incur indebtedness, including
                                            financings secured by a pledge of
                                            their interests in the borrower. In
                                            general, borrowers that have not
                                            agreed to certain special purpose
                                            covenants in the related mortgage
                                            loan documents may be permitted to
                                            incur additional financing that is
                                            not secured by the mortgaged
                                            property. The organizational
                                            documents for the borrowers under
                                            the residential cooperative mortgage
                                            loans in the trust and certain other
                                            mortgage loans in the trust
                                            (including all of the mortgage loans
                                            in the trust sold to the Depositor
                                            by Massachusetts Mutual Life
                                            Insurance Company), do not require
                                            the borrowers to be special purpose
                                            entities.

                                            The borrowers under 55 mortgage
                                            loans, which collectively represent
                                            8.3% of the initial outstanding pool
                                            balance (which include 42 mortgage
                                            loans in loan group 1, representing
                                            7.3% of the initial outstanding loan
                                            group 1 balance, and 13 mortgage
                                            loans in loan group 2, representing
                                            13.1% of the initial outstanding
                                            loan group 2 balance), and which are
                                            secured by residential cooperative
                                            properties, are permitted to incur
                                            and/or have incurred a limited
                                            amount of indebtedness secured by
                                            the related mortgaged real
                                            properties. It is a condition of the
                                            occurrence of any future secured
                                            subordinate indebtedness on these
                                            mortgage loans that: (a) the total
                                            loan-to-value ratio of these loans
                                            be below certain thresholds and (b)
                                            that subordination agreements be put
                                            in place between the trustee and the
                                            related lenders. With respect to the
                                            mortgage loans secured by
                                            residential cooperative properties,
                                            the pooling and servicing agreement
                                            permits the applicable master
                                            servicer to grant consent to
                                            additional subordinate financing
                                            secured by the related cooperative
                                            property (even if the subordinate
                                            financing is prohibited by the terms
                                            of the related loan documents),
                                            subject to the satisfaction of
                                            certain conditions, including the
                                            condition that the maximum combined
                                            loan-to-value ratio does not exceed
                                            40% on a loan-by-loan basis (based
                                            on the Value Co-op Basis of the
                                            related mortgaged property as set
                                            forth in the updated appraisal
                                            obtained in connection with the
                                            proposed indebtedness), the
                                            condition that the total subordinate
                                            financing secured by the related
                                            mortgaged property not exceed $7.5
                                            million and the condition that the
                                            net proceeds of the subordinate debt
                                            be used principally for funding
                                            capital expenditures, major repairs
                                            or reserves. In all of the
                                            aforementioned cases, NCB, FSB or
                                            one of its affiliates is likely to
                                            be the lender on the subordinate
                                            financing, although it is not
                                            obligated to do so.

                                            8 mortgage loans, which are not
                                            secured by residential cooperative
                                            properties, representing 20.6% of
                                            the initial outstanding pool balance
                                            (and representing 25.0% of the
                                            initial outstanding loan group 1
                                            balance), permit future mezzanine
                                            debt to be incurred upon the
                                            satisfaction of certain conditions.

                                            In the case of some or all of the
                                            Mortgage Loans with existing
                                            mezzanine debt, the holder of the
                                            mezzanine loan has the right to cure

                                      S-55

                                            certain defaults occurring on the
                                            Mortgage Loan and/or the right to
                                            purchase the Mortgage Loan from the
                                            trust if certain defaults on the
                                            Mortgage Loan occur. The purchase
                                            price required to be paid in
                                            connection with such a purchase is
                                            generally equal to the outstanding
                                            principal balance of the Mortgage
                                            Loan, together with accrued and
                                            unpaid interest on, and all unpaid
                                            servicing expenses and advances
                                            relating to, the mortgage loan. The
                                            specific rights of the related
                                            mezzanine lender with respect to any
                                            future mezzanine debt will be
                                            specified in the related
                                            intercreditor agreement and may
                                            include rights substantially similar
                                            to the cure and repurchase rights
                                            described in the preceding sentence.

                                            No representation is made as to
                                            whether any other secured
                                            subordinate financing currently
                                            encumbers any mortgaged property or
                                            whether a third-party holds debt
                                            secured by a pledge of equity
                                            ownership interests in a related
                                            borrower. Debt that is incurred by
                                            the owner of equity in one or more
                                            borrowers and is secured by a
                                            guaranty of the borrower or by a
                                            pledge of the equity ownership
                                            interests in such borrowers
                                            effectively reduces the equity
                                            owners' economic stake in the
                                            related mortgaged property. The
                                            existence of such debt may reduce
                                            cash flow on the related borrower's
                                            mortgaged property after the payment
                                            of debt service and may increase the
                                            likelihood that the owner of a
                                            borrower will permit the value or
                                            income producing potential of a
                                            mortgaged property to suffer by not
                                            making capital infusions to support
                                            the mortgaged property.

                                            When a borrower, or its constituent
                                            members, also has one or more other
                                            outstanding loans, even if the loans
                                            are subordinated or are mezzanine
                                            loans not directly secured by the
                                            mortgaged property, the trust is
                                            subjected to additional risks. For
                                            example, the borrower may have
                                            difficulty servicing and repaying
                                            multiple loans. Also, the existence
                                            of another loan generally will make
                                            it more difficult for the borrower
                                            to obtain refinancing of the
                                            mortgage loan and may thus
                                            jeopardize the borrower's ability to
                                            repay any balloon payment due under
                                            the mortgage loan at maturity.
                                            Moreover, the need to service
                                            additional debt may reduce the cash
                                            flow available to the borrower to
                                            operate and maintain the mortgaged
                                            property.

                                            Additionally, if the borrower, or
                                            its constituent members, are
                                            obligated to another lender, actions
                                            taken by other lenders could impair
                                            the security available to the trust.
                                            If the other lender files an
                                            involuntary bankruptcy petition
                                            against the borrower, or the
                                            borrower files a voluntary
                                            bankruptcy petition to stay
                                            enforcement by that lender, the
                                            trust's ability to foreclose on the
                                            property will be automatically
                                            stayed, and principal and interest
                                            payments might not be made during
                                            the course of the bankruptcy case.
                                            The bankruptcy of the other lender
                                            also may operate to stay foreclosure
                                            by the trust.

                                            Further, if another loan secured by
                                            the mortgaged property is in
                                            default, the other lender may
                                            foreclose on the mortgaged property,
                                            absent an agreement to the contrary,
                                            thereby causing a delay in payments
                                            and/or an involuntary repayment of
                                            the mortgage loan prior to maturity.
                                            The trust may also be subject to the
                                            costs and administrative burdens of
                                            involvement in foreclosure
                                            proceedings or related litigation.

                                            Even if a subordinate lender has
                                            agreed not to take any direct
                                            actions with respect to the related
                                            subordinate debt, including any
                                            actions

                                      S-56

                                            relating to the bankruptcy of the
                                            borrower, and that the holder of the
                                            mortgage loan will have all rights
                                            to direct all such actions, there
                                            can be no assurance that in the
                                            event of the borrower's bankruptcy,
                                            a court will enforce such
                                            restrictions against a subordinate
                                            lender. In its decision in In re 203
                                            North LaSalle Street Partnership,
                                            246 B.R. 325 (Bankr. N.D. Ill. March
                                            10, 2000), the United States
                                            Bankruptcy Court for the Northern
                                            District of Illinois refused to
                                            enforce a provision of a
                                            subordination agreement that allowed
                                            a first mortgagee to vote a second
                                            mortgagee's claim with respect to a
                                            Chapter 11 reorganization plans on
                                            the grounds prebankruptcy contracts
                                            cannot override rights expressly
                                            provided by the Bankruptcy Code.
                                            This holding, which at least one
                                            court has already followed,
                                            potentially limits the ability of a
                                            senior lender to accept or reject a
                                            reorganization plan or to control
                                            the enforcement of remedies against
                                            a common borrower over a
                                            subordinated lender's objections.

                                            For further information with respect
                                            to subordinate and other financing,
                                            see Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE RELATED
MORTGAGE LOAN                               Under the federal bankruptcy code,
                                            the filing of a bankruptcy petition
                                            by or against a borrower will stay
                                            the commencement or continuation of
                                            a foreclosure action. In addition,
                                            if a court determines that the value
                                            of the mortgaged property is less
                                            than the principal balance of the
                                            mortgage loan it secures, the court
                                            may reduce the amount of secured
                                            indebtedness to the then-current
                                            value of the mortgaged property.
                                            Such an action would make the lender
                                            a general unsecured creditor for the
                                            difference between the then-current
                                            value and the amount of its
                                            outstanding mortgage indebtedness. A
                                            bankruptcy court also may:

                                            o    grant a debtor a reasonable
                                                 time to cure a payment default
                                                 on a mortgage loan;

                                            o    reduce monthly payments due
                                                 under a mortgage loan;

                                            o    change the rate of interest due
                                                 on a mortgage loan; or

                                            o    otherwise alter the terms of
                                                 the mortgage loan, including
                                                 the repayment schedule.

                                            Additionally, the trustee of the
                                            borrower's bankruptcy or the
                                            borrower, as debtor in possession,
                                            has special powers to avoid,
                                            subordinate or disallow debts. In
                                            some circumstances, the claims of
                                            the mortgage lender may be
                                            subordinated to financing obtained
                                            by a debtor-in-possession subsequent
                                            to its bankruptcy.

                                            The filing of a bankruptcy petition
                                            will also stay the lender from
                                            enforcing a borrower's assignment of
                                            rents and leases. The federal
                                            bankruptcy code also may interfere
                                            with the trustee's ability to
                                            enforce any lockbox requirements.
                                            The legal proceedings necessary to
                                            resolve these issues can be time
                                            consuming and costly and may
                                            significantly

                                      S-57

                                            delay or reduce the lender's receipt
                                            of rents. A bankruptcy court may
                                            also permit rents otherwise subject
                                            to an assignment and/or lock box
                                            arrangement to be used by the
                                            borrower to maintain the mortgaged
                                            property or for other court
                                            authorized expenses.

                                            As a result of the foregoing, the
                                            recovery with respect to borrowers
                                            in bankruptcy proceedings may be
                                            significantly delayed, and the
                                            aggregate amount ultimately
                                            collected may be substantially less
                                            than the amount owed.

                                            A number of the borrowers under the
                                            mortgage loans are limited or
                                            general partnerships. Under some
                                            circumstances, the bankruptcy of a
                                            general partner of the partnership
                                            may result in the dissolution of
                                            that partnership. The dissolution of
                                            a borrower partnership, the winding
                                            up of its affairs and the
                                            distribution of its assets could
                                            result in an early repayment of the
                                            related mortgage loan.

                                            In addition, certain of the mortgage
                                            loans have sponsors that have
                                            previously filed bankruptcy, which
                                            in some cases may have involved the
                                            same property which currently
                                            secures the mortgage loan. In each
                                            case, the related entity or person
                                            has emerged from bankruptcy.
                                            However, we cannot assure you that
                                            such sponsors will not be more
                                            likely than other sponsors to
                                            utilize their rights in bankruptcy
                                            in the event of any threatened
                                            action by the mortgagee to enforce
                                            its rights under the related loan
                                            documents.

CERTAIN OF THE MORTGAGE LOANS
WERE NOT SPECIFICALLY ORIGINATED
FOR SECURITIZATION                          Certain of the mortgage loans were
                                            not originated specifically for
                                            securitization, and generally those
                                            mortgage loans lack many provisions
                                            which are customary in mortgage
                                            loans intended for securitization.
                                            Generally, the borrowers with
                                            respect to such mortgage loans are
                                            not required to make payments to
                                            lockboxes or to maintain reserves
                                            for certain expenses, such as taxes,
                                            insurance premiums, capital
                                            expenditures, tenant improvements
                                            and leasing commissions, and the
                                            lenders under such mortgage loans do
                                            not have the right to terminate the
                                            related property manager upon the
                                            occurrence of certain events or
                                            require lender approval of a
                                            replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           While many of the borrowers have
                                            agreed to certain special purpose
                                            covenants to limit the bankruptcy
                                            risk arising from activities
                                            unrelated to the operation of the
                                            property, some borrowers (including,
                                            but not limited to, the borrowers
                                            with respect to all of the mortgage
                                            loans sold to the Depositor by
                                            Massachusetts Mutual Life Insurance
                                            Company and all of the borrowers
                                            with respect to mortgage loans
                                            secured by residential cooperative
                                            properties) are not special purpose
                                            entities. The loan documents and
                                            organizational documents of such
                                            borrowers that are not special
                                            purpose entities generally do not
                                            limit the purpose of the borrowers
                                            to owning the mortgaged properties
                                            and do not contain the
                                            representations, warranties and
                                            covenants customarily employed to
                                            ensure that a borrower is a special
                                            purpose entity (such as limitations
                                            on indebtedness, affiliate
                                            transactions and the conduct of
                                            other

                                      S-58

                                            businesses, restrictions on the
                                            borrower's ability to dissolve,
                                            liquidate, consolidate, merge or
                                            sell all of its assets and
                                            restrictions upon amending its
                                            organizational documents).
                                            Consequently, such borrowers may
                                            have other monetary obligations, and
                                            certain of the loan documents
                                            provide that a default under any
                                            such other obligations constitutes a
                                            default under the related mortgage
                                            loan. In addition, many of the
                                            borrowers and their owners do not
                                            have an independent director whose
                                            consent would be required to file a
                                            bankruptcy petition on behalf of
                                            such borrower. One of the purposes
                                            of an independent director is to
                                            avoid a bankruptcy petition filing
                                            that is intended solely to benefit a
                                            borrower's affiliate and is not
                                            justified by the borrower's own
                                            economic circumstances. Therefore,
                                            the borrowers described above may be
                                            more likely to file or be subject to
                                            voluntary or involuntary bankruptcy
                                            petitions which may adversely affect
                                            payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real
                                            estate project depends upon the
                                            property manager's performance and
                                            viability. The property manager is
                                            generally responsible for:

                                            o    responding to changes in the
                                                 local market;

                                            o    planning and implementing the
                                                 rental structure;

                                            o    operating the property and
                                                 providing building services;

                                            o    managing operating expenses;
                                                 and

                                            o    assuring that maintenance and
                                                 capital improvements are
                                                 carried out in a timely
                                                 fashion.

                                            Properties deriving revenues
                                            primarily from short-term sources
                                            are generally more management-
                                            intensive than properties leased to
                                            creditworthy tenants under long-term
                                            leases.

                                            A property manager, by controlling
                                            costs, providing appropriate service
                                            to tenants and seeing to property
                                            maintenance and general upkeep, can
                                            improve cash flow, reduce vacancy,
                                            leasing and repair costs and
                                            preserve building value. On the
                                            other hand, management errors can,
                                            in some cases, impair short-term
                                            cash flow and the long-term
                                            viability of an income producing
                                            property.

                                            We make no representation or
                                            warranty as to the skills of any
                                            present or future managers.
                                            Additionally, we cannot assure you
                                            that the property managers will be
                                            in a financial condition to fulfill
                                            their management responsibilities
                                            throughout the terms of their
                                            respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions prohibiting prepayment
                                            during a lockout period or requiring
                                            the payment of prepayment premiums
                                            or yield maintenance charges may not
                                            be enforceable in some states and
                                            under federal bankruptcy law.
                                            Provisions requiring the payment of
                                            prepayment premiums or

                                      S-59

                                            yield maintenance charges also may
                                            be interpreted as constituting the
                                            collection of interest for usury
                                            purposes. Accordingly, we cannot
                                            assure you that the obligation to
                                            pay any prepayment premium or yield
                                            maintenance charge will be
                                            enforceable either in whole or in
                                            part. Also, we cannot assure you
                                            that foreclosure proceeds will be
                                            sufficient to pay an enforceable
                                            prepayment premium or yield
                                            maintenance charge.

                                            Additionally, although the
                                            collateral substitution provisions
                                            related to defeasance do not have
                                            the same effect on the
                                            certificateholders as prepayment, we
                                            cannot assure you that a court would
                                            not interpret those provisions as
                                            requiring a yield maintenance
                                            charge. In certain jurisdictions,
                                            those collateral substitution
                                            provisions might be deemed
                                            unenforceable under applicable law
                                            or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage loans generally do not
                                            require the related borrower to
                                            cause rent and other payments to be
                                            made into a lock box account
                                            maintained on behalf of the lender.
                                            If rental payments are not required
                                            to be made directly into a lock box
                                            account, there is a risk that the
                                            borrower will divert such funds for
                                            purposes other than the payment of
                                            the mortgage loan and maintaining
                                            the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage pool includes 4 groups
                                            of mortgage loans, which represent
                                            9.3% of the initial outstanding pool
                                            balance (and representing 11.3% of
                                            the initial outstanding loan group 1
                                            balance), under which an aggregate
                                            amount of indebtedness is evidenced
                                            by multiple obligations that are
                                            cross-defaulted and
                                            cross-collateralized among multiple
                                            mortgaged properties.

                                            Cross-collateralization arrangements
                                            involving more than one borrower
                                            could be challenged as fraudulent
                                            conveyances if:

                                            o    one of the borrowers were to
                                                 become a debtor in a bankruptcy
                                                 case, or were to become subject
                                                 to an action brought by one or
                                                 more of its creditors outside a
                                                 bankruptcy case;

                                            o    the related borrower did not
                                                 receive fair consideration or
                                                 reasonably equivalent value
                                                 when it allowed its mortgaged
                                                 real property or properties to
                                                 be encumbered by a lien
                                                 benefiting the other borrowers;
                                                 and

                                            o    the borrower was insolvent when
                                                 it granted the lien, was
                                                 rendered insolvent by the
                                                 granting of the lien or was
                                                 left with inadequate capital,
                                                 or was unable to pay its debts
                                                 as they matured.

                                            Among other things, a legal
                                            challenge to the granting of the
                                            liens may focus on:

                                      S-60

                                            o    the benefits realized by such
                                                 borrower entity from the
                                                 respective mortgage loan
                                                 proceeds as compared to the
                                                 value of its respective
                                                 property; and

                                            o    the overall cross-
                                                 collateralization.

                                            If a court were to conclude that the
                                            granting of the liens was an
                                            avoidable fraudulent conveyance,
                                            that court could subordinate all or
                                            part of the borrower's respective
                                            mortgage loan to existing or future
                                            indebtedness of that borrower. The
                                            court also could recover payments
                                            made under that mortgage loan or
                                            take other actions detrimental to
                                            the holders of the certificates,
                                            including, under certain
                                            circumstances, invalidating the loan
                                            or the related mortgages that are
                                            subject to such cross-
                                            collateralization.

                                            Furthermore, when multiple real
                                            properties secure a mortgage loan or
                                            group of cross-collateralized
                                            mortgage loans, the amount of the
                                            mortgage encumbering any particular
                                            one of those properties may be less
                                            than the full amount of the related
                                            mortgage loan or group of
                                            cross-collateralized mortgage loans,
                                            generally, to minimize recording
                                            tax. This mortgage amount may equal
                                            the appraised value or allocated
                                            loan amount for the mortgaged real
                                            property and will limit the extent
                                            to which proceeds from the property
                                            will be available to offset declines
                                            in value of the other properties
                                            securing the same mortgage loan or
                                            group of cross-collateralized
                                            mortgage loans.

                                            Moreover, 1 group of either
                                            cross-collateralized or
                                            multi-property mortgage loans,
                                            representing 8.8% of the initial
                                            outstanding pool balance (and
                                            representing 10.7% of the initial
                                            outstanding loan group 1 balance),
                                            is secured by mortgaged properties
                                            located in various states.
                                            Foreclosure actions are brought in
                                            state court and the courts of one
                                            state cannot exercise jurisdiction
                                            over property in another state. Upon
                                            a default under any of these
                                            mortgage loans, it may not be
                                            possible to foreclose on the related
                                            mortgaged real properties
                                            simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Many of the mortgage loans do not
                                            require the borrowers to set aside
                                            funds for specific reserves
                                            controlled by the lender. Even to
                                            the extent that the mortgage loans
                                            require any such reserves, we cannot
                                            assure you that any reserve amounts
                                            will be sufficient to cover the
                                            actual costs of items such as taxes,
                                            insurance premiums, capital
                                            expenditures, tenant improvements
                                            and leasing commissions (or other
                                            items for which such reserves were
                                            established) or that borrowers under
                                            the related mortgage loans will put
                                            aside sufficient funds to pay for
                                            such items. We also cannot assure
                                            you that cash flow from the
                                            properties will be sufficient to
                                            fully fund the ongoing monthly
                                            reserve requirements or to enable
                                            the borrowers under the related
                                            mortgage loans to fully pay for such
                                            items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged
                                            property generally insures a lender
                                            against risks relating to a lender
                                            not having a first lien with respect
                                            to a mortgaged property, and in some
                                            cases can insure a lender against
                                            specific other risks. The protection
                                            afforded by title insurance depends

                                      S-61

                                            on the ability of the title insurer
                                            to pay claims made upon it. We
                                            cannot assure you that:

                                            o    a title insurer will have the
                                                 ability to pay title insurance
                                                 claims made upon it;

                                            o    the title insurer will maintain
                                                 its present financial strength;
                                                 or

                                            o    a title insurer will not
                                                 contest claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and
                                            building codes may cause the
                                            borrower to experience cash flow
                                            delays and shortfalls that would
                                            reduce or delay the amount of
                                            proceeds available for distributions
                                            on your certificates. At origination
                                            of the mortgage loans, the sellers
                                            took steps to establish that the use
                                            and operation of the mortgaged
                                            properties securing the mortgage
                                            loans were in compliance in all
                                            material respects with all
                                            applicable zoning, land-use and
                                            building ordinances, rules,
                                            regulations, and orders. Evidence of
                                            this compliance may be in the form
                                            of legal opinions, confirmations
                                            from government officials, title
                                            policy endorsements, appraisals,
                                            zoning consultants' reports and/or
                                            representations by the related
                                            borrower in the related mortgage
                                            loan documents. These steps may not
                                            have revealed all possible
                                            violations and certain mortgaged
                                            properties that were in compliance
                                            may not remain in compliance.

                                            Some violations of zoning, land use
                                            and building regulations may be
                                            known to exist at any particular
                                            mortgaged property, but the sellers
                                            generally do not consider those
                                            defects known to them to be material
                                            or have obtained policy endorsements
                                            and/or law and ordinance insurance
                                            to mitigate the risk of loss
                                            associated with any material
                                            violation or noncompliance. In some
                                            cases, the use, operation and/or
                                            structure of a mortgaged property
                                            constitutes a permitted
                                            nonconforming use and/or structure
                                            as a result of changes in zoning
                                            laws after such mortgaged properties
                                            were constructed and the structure
                                            may not be rebuilt to its current
                                            state or be used for its current
                                            purpose if a material casualty event
                                            occurs. Insurance proceeds may not
                                            be sufficient to pay the mortgage
                                            loan in full if a material casualty
                                            event were to occur, or the
                                            mortgaged property, as rebuilt for a
                                            conforming use, may not generate
                                            sufficient income to service the
                                            mortgage loan and the value of the
                                            mortgaged property or its revenue
                                            producing potential may not be the
                                            same as it was before the casualty.
                                            If a mortgaged property could not be
                                            rebuilt to its current state or its
                                            current use were no longer permitted
                                            due to building violations or
                                            changes in zoning or other
                                            regulations, then the borrower might
                                            experience cash flow delays and
                                            shortfalls or be subject to
                                            penalties that would reduce or delay
                                            the amount of proceeds available for
                                            distributions on your certificates.

                                      S-62

                                            Certain mortgaged properties may be
                                            subject to use restrictions pursuant
                                            to reciprocal easement or operating
                                            agreements which could limit the
                                            borrower's right to operate certain
                                            types of facilities within a
                                            prescribed radius. These limitations
                                            could adversely affect the ability
                                            of the borrower to lease the
                                            mortgaged property on favorable
                                            terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be
                                            condemnations pending or threatened
                                            against one or more of the mortgaged
                                            properties. There can be no
                                            assurance that the proceeds payable
                                            in connection with a total
                                            condemnation will be sufficient to
                                            restore the related mortgaged
                                            property or to satisfy the remaining
                                            indebtedness of the related mortgage
                                            loan. The occurrence of a partial
                                            condemnation may have a material
                                            adverse effect on the continued use
                                            of the affected mortgaged property,
                                            or on an affected borrower's ability
                                            to meet its obligations under the
                                            related mortgage loan. Therefore, we
                                            cannot assure you that the
                                            occurrence of any condemnation will
                                            not have a negative impact upon the
                                            distributions on your certificates.

IMPACT OF RECENT TERRORIST
ATTACKS AND MILITARY OPERATIONS
ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United
                                            States was subjected to multiple
                                            terrorist attacks, resulting in the
                                            loss of many lives and massive
                                            property damage and destruction in
                                            New York City, the Washington, D.C.
                                            area and Pennsylvania. In its
                                            aftermath, there was considerable
                                            uncertainty in the world financial
                                            markets. The full impact of these
                                            events on financial markets is not
                                            yet known but could include, among
                                            other things, increased volatility
                                            in the price of securities,
                                            including the certificates. It is
                                            impossible to predict whether, or
                                            the extent to which, future
                                            terrorist activities may occur in
                                            the United States. According to
                                            publicly available reports, the
                                            financial markets have in the past
                                            responded to the uncertainty with
                                            regard to the scope, nature and
                                            timing of current and possible
                                            future military responses led by the
                                            United States, as well as to the
                                            disruptions in air travel,
                                            substantial losses reported by
                                            various companies including
                                            airlines, insurance providers and
                                            aircraft makers, the need for
                                            heightened security across the
                                            country and decreases in consumer
                                            confidence that can cause a general
                                            slowdown in economic growth.

                                            In addition, on March 19, 2003 the
                                            government of the United States
                                            implemented full scale military
                                            operations against Iraq. The
                                            military operations against Iraq and
                                            the continued presence of United
                                            States military personnel in Iraq
                                            may prompt further terrorist attacks
                                            against the United States.

                                            It is uncertain what effects the
                                            aftermath of the recent military
                                            operations of the United States in
                                            Iraq, any future terrorist
                                            activities in the United States or
                                            abroad and/or any consequent actions
                                            on the part of the United States
                                            Government and others, including
                                            military action, will have on: (a)
                                            United States and world financial
                                            markets, (b) local, regional and
                                            national economies, (c) real estate
                                            markets across the United States,
                                            (d) particular business segments,
                                            including those that are important
                                            to the performance of the mortgaged
                                            properties that secure

                                      S-63

                                            the mortgage loans and/or (e)
                                            insurance costs and the availability
                                            of insurance coverage for terrorist
                                            acts, particularly for large
                                            mortgaged properties, which could
                                            adversely affect the cash flow at
                                            such mortgaged properties. In
                                            particular, the decrease in air
                                            travel may have a negative effect on
                                            certain of the mortgaged properties,
                                            including hospitality mortgaged
                                            properties and those mortgaged
                                            properties in tourist areas which
                                            could reduce the ability of such
                                            mortgaged properties to generate
                                            cash flow. As a result, the ability
                                            of the mortgaged properties to
                                            generate cash flow may be adversely
                                            affected. These disruptions and
                                            uncertainties could materially and
                                            adversely affect the value of, and
                                            your ability to resell, your
                                            certificates.

THE ABSENCE OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer
                                            casualty losses due to risks that
                                            are not covered by insurance
                                            (including acts of terrorism) or for
                                            which insurance coverage is not
                                            adequate or available at
                                            commercially reasonable rates. In
                                            addition, some of the mortgaged
                                            properties are located in California
                                            and in other coastal areas of
                                            certain states, which are areas that
                                            have historically been at greater
                                            risk of acts of nature, including
                                            earthquakes, fires, hurricanes and
                                            floods. The mortgage loans generally
                                            do not require borrowers to maintain
                                            earthquake, hurricane or flood
                                            insurance and we cannot assure you
                                            that borrowers will attempt or be
                                            able to obtain adequate insurance
                                            against such risks. If a borrower
                                            does not have insurance against such
                                            risks and a casualty occurs at a
                                            mortgaged property, the borrower may
                                            be unable to generate income from
                                            the mortgaged property in order to
                                            make payments on the related
                                            mortgage loan.

                                            Moreover, if reconstruction or major
                                            repairs are required following a
                                            casualty, changes in laws that have
                                            occurred since the time of original
                                            construction may materially impair
                                            the borrower's ability to effect
                                            such reconstruction or major repairs
                                            or may materially increase the cost
                                            thereof.

                                            As a result of these factors, the
                                            amount available to make
                                            distributions on your certificates
                                            could be reduced.

                                            In light of the September 11, 2001
                                            terrorist attacks in New York City,
                                            the Washington, D.C. area and
                                            Pennsylvania, the comprehensive
                                            general liability and business
                                            interruption or rent loss insurance
                                            policies required by typical
                                            mortgage loans, which are generally
                                            subject to periodic renewals during
                                            the term of the related mortgage
                                            loans, have been affected. To give
                                            time for private markets to develop
                                            a pricing mechanism and to build
                                            capacity to absorb future losses
                                            that may occur due to terrorism, on
                                            November 26, 2002 the Terrorism Risk
                                            Insurance Act of 2002 was enacted,
                                            which established the Terrorism
                                            Insurance Program. The Terrorism
                                            Insurance Program is administered by
                                            the Secretary of the Treasury and,
                                            through December 31, 2005, will
                                            provide some financial assistance
                                            from the United States Government to
                                            insurers in the event of another
                                            terrorist attack that resulted in an
                                            insurance claim. The program applies
                                            to United States risks only and to
                                            acts that are committed by an
                                            individual or individuals acting on
                                            behalf of a foreign person or
                                            foreign interest as an effort to
                                            influence or coerce United States
                                            civilians or the United States
                                            Government.

                                      S-64

                                            The Treasury Department will
                                            establish procedures for the program
                                            under which the federal share of
                                            compensation will be equal to 90
                                            percent of that portion of insured
                                            losses that exceeds an applicable
                                            insurer deductible required to be
                                            paid during each program year. The
                                            federal share in the aggregate in
                                            any program year may not exceed $100
                                            billion (and the insurers will not
                                            be liable for any amount that
                                            exceeds this cap).

                                            Through December 2005, insurance
                                            carriers are required under the
                                            program to provide terrorism
                                            coverage in their basic "all-risk"
                                            policies. Any commercial property
                                            and casualty terrorism insurance
                                            exclusion that was in force on
                                            November 26, 2002 is automatically
                                            voided to the extent that it
                                            excludes losses that would otherwise
                                            be insured losses. Any state
                                            approval of such types of exclusions
                                            in force on November 26, 2002 are
                                            also voided.

                                            There can be no assurance that upon
                                            its expiration subsequent terrorism
                                            insurance legislation will be
                                            passed. Furthermore, because this
                                            program has only been recently
                                            passed into law, there can be no
                                            assurance that it or state
                                            legislation will substantially lower
                                            the cost of obtaining terrorism
                                            insurance. Because it is a temporary
                                            program, there is no assurance that
                                            it will create any long-term changes
                                            in the availability and cost of such
                                            insurance.

                                            To the extent that uninsured or
                                            underinsured casualty losses occur
                                            with respect to the related
                                            mortgaged properties, losses on
                                            commercial mortgage loans may
                                            result. In addition, the failure to
                                            maintain such insurance may
                                            constitute a default under a
                                            commercial mortgage loan, which
                                            could result in the acceleration and
                                            foreclosure of such commercial
                                            mortgage loan. Alternatively, the
                                            increased costs of maintaining such
                                            insurance could have an adverse
                                            effect on the financial condition of
                                            the mortgage loan borrowers.

                                            Certain of the mortgage loans may be
                                            secured by mortgaged properties that
                                            are not insured for acts of
                                            terrorism. If such casualty losses
                                            are not covered by standard casualty
                                            insurance policies, then in the
                                            event of a casualty from an act of
                                            terrorism, the amount available to
                                            make distributions on your
                                            certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE             The loan documents for each mortgage
                                            loan generally require that (A) "all
                                            risk" insurance policies be
                                            maintained in an amount equal to
                                            either (i) not less than the full
                                            replacement cost of the related
                                            mortgaged property or (ii) the
                                            lesser of the full replacement cost
                                            of each related mortgaged property
                                            and the outstanding principal
                                            balance of the mortgage loan or (B)
                                            the related borrower will maintain
                                            such insurance coverages in such
                                            amounts as the lender may reasonably
                                            require. Notwithstanding such
                                            requirement, however, under
                                            insurance law, if an insured
                                            property is not rebuilt, insurance
                                            companies are generally required to
                                            pay only the "actual cash value" of
                                            the property, which is defined under
                                            state law but is generally equal to
                                            the replacement cost of the property
                                            less depreciation. The determination
                                            of "actual cash value" is both
                                            inexact and heavily dependent on
                                            facts and circumstances.
                                            Notwithstanding the requirements of
                                            the loan documents, an insurer may
                                            refuse to insure a mortgaged
                                            property for the loan amount if it
                                            determines that the "actual cash
                                            value" of the mortgaged property
                                            would be a lower amount, and even if
                                            it does

                                      S-65

                                            insure a mortgaged property for the
                                            full loan amount, if at the time of
                                            casualty the "actual cash value" is
                                            lower, and the mortgaged property is
                                            not restored, only the "actual cash
                                            value" will be paid. Accordingly, if
                                            a borrower does not meet the
                                            conditions to restore a mortgaged
                                            property and the mortgagee elects to
                                            require the borrower to apply the
                                            insurance proceeds to repay the
                                            mortgage loan, rather than toward
                                            restoration, there can be no
                                            assurance that such proceeds will be
                                            sufficient to repay the mortgage
                                            loan.

                                            Certain leases may provide that such
                                            leases are terminable in connection
                                            with a casualty or condemnation
                                            including in the event the leased
                                            premises are not repaired or
                                            restored within a specified time
                                            period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties are
                                            covered by blanket insurance
                                            policies which also cover other
                                            properties of the related borrower
                                            or its affiliates. In the event that
                                            such policies are drawn on to cover
                                            losses on such other properties, the
                                            amount of insurance coverage
                                            available under such policies may
                                            thereby be reduced and could be
                                            insufficient to cover each mortgaged
                                            property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY              Licensed engineers or consultants
                                            generally inspected the mortgaged
                                            properties and prepared engineering
                                            reports in connection with the
                                            origination or securitization of the
                                            mortgage loans to assess items such
                                            as structure, exterior walls,
                                            roofing, interior construction,
                                            mechanical and electrical systems
                                            and general condition of the site,
                                            buildings and other improvements.

                                            In respect to all of the mortgage
                                            loans sold to the trust by
                                            Massachusetts Mutual Life Insurance,
                                            engineering reports were not
                                            obtained in connection with the
                                            origination or securitization of the
                                            mortgage loans. However, in
                                            connection with the securitization
                                            of such mortgage loans, the loan
                                            seller did obtain property
                                            inspection reports from a third
                                            party consultant.

                                            With respect to the mortgaged
                                            properties for which property
                                            inspection or engineering reports
                                            were prepared on or after August 1,
                                            2003, relating to mortgaged
                                            properties securing 87.2% of the
                                            initial outstanding pool balance (or
                                            99.6% of the initial outstanding
                                            loan group 1 balance and 29.9% of
                                            the initial outstanding loan group 2
                                            balance), the related seller has
                                            represented to us that, except as
                                            disclosed in the related report and
                                            subject to certain specified
                                            exceptions, each mortgaged property,
                                            to the seller's knowledge, is free
                                            and clear of any damage (or adequate
                                            reserves have been established) that
                                            would materially and adversely
                                            affect its value as security for the
                                            related mortgage loan.

                                            With respect to the mortgaged
                                            properties for which property
                                            inspection or engineering reports
                                            were prepared prior to August 1,
                                            2003 or for which no property
                                            inspection or engineering reports
                                            exists, relating to mortgaged
                                            properties securing 12.8% of the
                                            initial outstanding pool balance (or
                                            0.4% of the initial outstanding loan
                                            group 1 balance and

                                      S-66

                                            70.1% of the initial outstanding
                                            loan group 2 balance), the related
                                            seller has represented to us that,
                                            subject to certain specified
                                            exceptions, each mortgaged property
                                            is in good repair and condition and
                                            all building systems contained on
                                            such mortgaged property are in good
                                            working order (or adequate reserves
                                            have been established) and such
                                            mortgaged property is free of
                                            structural defects, in each case, so
                                            as not to materially and adversely
                                            affect its value as security for the
                                            related mortgage loan.

                                            We cannot assure you that all
                                            conditions requiring repair or
                                            replacement were identified. In
                                            those cases where a material and
                                            adverse condition was identified,
                                            such condition generally has been or
                                            is required to be remedied to the
                                            related seller's satisfaction or
                                            funds as deemed necessary by such
                                            seller, or the related engineering
                                            consultant, have been reserved to
                                            remedy the material and adverse
                                            condition or other resources for
                                            such repairs were available at
                                            origination. No additional property
                                            inspections were conducted by us in
                                            connection with the issuance of the
                                            certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES                 In general, in connection with the
                                            origination or sale to us of each of
                                            the mortgage loans, the related
                                            mortgaged property was appraised.
                                            The resulting estimated property
                                            values represent the analysis and
                                            opinion of the person performing the
                                            appraisal and are not guarantees of
                                            present or future values. The person
                                            performing the appraisal may have
                                            reached a different conclusion of
                                            value than the conclusion that would
                                            be reached by a different appraiser
                                            appraising the same property.
                                            Moreover, the values of the
                                            mortgaged properties may have
                                            changed significantly since the
                                            appraisal was performed. In
                                            addition, appraisals seek to
                                            establish the amount a typically
                                            motivated buyer would pay a
                                            typically motivated seller. Such
                                            amount could be significantly higher
                                            than the amount obtained from the
                                            sale of a mortgaged property under a
                                            distress or liquidation sale. There
                                            is no assurance that the appraisal
                                            values indicated accurately reflect
                                            past, present or future market
                                            values of the mortgaged properties.

                                            Except as set forth below, for each
                                            of the mortgage loans, the
                                            loan-to-value ratio was calculated
                                            according to the methodology
                                            described in this prospectus
                                            supplement based on an estimate of
                                            value from a third-party appraisal,
                                            which was generally conducted on or
                                            after February 1, 2004. With respect
                                            to 67 of the mortgage loans
                                            described in the previous sentence,
                                            representing 11.0% of the initial
                                            outstanding pool balance (which
                                            include 47 mortgage loans in loan
                                            group 1, representing 8.5% of the
                                            initial outstanding loan group 1
                                            balance, and 20 mortgage loans in
                                            loan group 2, representing 22.6% of
                                            the initial outstanding loan group 2
                                            balance), which mortgage loans are
                                            secured by residential cooperative
                                            properties, such estimates of value
                                            were calculated based on the market
                                            value of the real property as if
                                            operated as a residential
                                            cooperative. In connection with the
                                            mortgage loans sold to the trust by
                                            Massachusetts Mutual Life Insurance
                                            Company, the seller arrived at the
                                            valuations of the mortgaged
                                            properties by applying a
                                            capitalization rate chosen from a
                                            range set forth in third party
                                            market studies to underwritten net
                                            operating income and adding in the
                                            remaining value of the outstanding
                                            tax credits.

                                      S-67

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               As principal payments or prepayments
                                            are made on mortgage loans, the
                                            remaining mortgage pool may be
                                            subject to increased concentrations
                                            of property types, geographic
                                            locations and other pool
                                            characteristics of the mortgage
                                            loans and the mortgaged properties,
                                            some of which may be unfavorable.
                                            Classes of certificates that have a
                                            lower payment priority are more
                                            likely to be exposed to this
                                            concentration risk than are
                                            certificate classes with a higher
                                            payment priority. This occurs
                                            because realized losses are
                                            allocated to the class outstanding
                                            at any time with the lowest payment
                                            priority and principal on the
                                            certificates entitled to principal
                                            is generally payable in sequential
                                            order or alphabetical order, with
                                            such classes generally not being
                                            entitled to receive principal until
                                            the preceding class or classes
                                            entitled to receive principal have
                                            been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus
                                            supplement, the rights of the
                                            holders of each class of subordinate
                                            certificates to receive payments of
                                            principal and interest otherwise
                                            payable on their certificates will
                                            be subordinated to such rights of
                                            the holders of the more senior
                                            certificates having an earlier
                                            alphabetical class designation.
                                            Losses on the mortgage loans will be
                                            allocated to the Class P, Class O,
                                            Class N, Class M, Class L, Class K,
                                            Class J, Class H, Class G, Class F,
                                            Class E, Class D, Class C, Class B
                                            and Class A-J Certificates, in that
                                            order, reducing amounts otherwise
                                            payable to each class. Any remaining
                                            losses would then be allocated or
                                            cause shortfalls to the Class A-1,
                                            Class A-2, Class A-3, Class A-4,
                                            Class A-AB, Class A-5 and Class A-1A
                                            Certificates, pro rata, and, solely
                                            with respect to losses of interest,
                                            to the Class X Certificates, in
                                            proportion to the amounts of
                                            interest or principal payable
                                            thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               If the trust acquires a mortgaged
                                            property as a result of a
                                            foreclosure or deed in lieu of
                                            foreclosure, the applicable special
                                            servicer will generally retain an
                                            independent contractor to operate
                                            the property. Any net income from
                                            operations other than qualifying
                                            "rents from real property," or any
                                            rental income based on the net
                                            profits of a tenant or a sub-tenant
                                            or allocable to a non-customary
                                            service, will subject the trust to a
                                            federal tax on such income at the
                                            highest marginal corporate tax rate,
                                            which is currently 35%, and, in
                                            addition, possible state or local
                                            tax. In this event, the net proceeds
                                            available for distribution on your
                                            certificates will be reduced. The
                                            applicable special servicer may
                                            permit the trust to earn such above
                                            described "net income from
                                            foreclosure property" but only if it
                                            determines that the net after-tax
                                            benefit to certificateholders is
                                            greater than under another method of
                                            operating or leasing the mortgaged
                                            property. In addition, if the trust
                                            were to acquire

                                      S-68

                                            one or more mortgaged properties
                                            pursuant to a foreclosure or deed in
                                            lieu of foreclosure, upon
                                            acquisition of those mortgaged
                                            properties, the trust may in certain
                                            jurisdictions, particularly in New
                                            York, be required to pay state or
                                            local transfer or excise taxes upon
                                            liquidation of such properties. Such
                                            state or local taxes may reduce net
                                            proceeds available for distribution
                                            with respect to the offered
                                            certificates.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California,
                                            have laws prohibiting more than one
                                            "judicial action" to enforce a
                                            mortgage obligation. Some courts
                                            have construed the term "judicial
                                            action" broadly. In the case of any
                                            mortgage loan secured by mortgaged
                                            properties located in multiple
                                            states, the applicable master
                                            servicer or special servicer may be
                                            required to foreclose first on
                                            mortgaged properties located in
                                            states where these "one action"
                                            rules apply (and where non-judicial
                                            foreclosure is permitted) before
                                            foreclosing on properties located in
                                            states where judicial foreclosure is
                                            the only permitted method of
                                            foreclosure. As a result, the
                                            ability to realize upon the mortgage
                                            loans may be significantly delayed
                                            and otherwise limited by the
                                            application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        19 groups of mortgage loans (which
                                            include 9 groups of mortgage loans
                                            in loan group 1 and 10 groups of
                                            mortgage loans in loan group 2), the
                                            3 largest of which represent 9.2%,
                                            2.6% and 2.3%, respectively, of the
                                            initial outstanding pool balance (or
                                            11.1%, 3.2% and 2.0% of the initial
                                            outstanding loan group 1 balance or
                                            12.8%, 7.6% and 5.5% of the initial
                                            outstanding loan group 2 balance),
                                            were made to borrowers that are
                                            affiliated through common ownership
                                            of partnership or other equity
                                            interests and where, in general, the
                                            related mortgaged properties are
                                            commonly managed.

                                            The bankruptcy or insolvency of any
                                            such borrower or respective
                                            affiliate could have an adverse
                                            effect on the operation of all of
                                            the related mortgaged properties and
                                            on the ability of such related
                                            mortgaged properties to produce
                                            sufficient cash flow to make
                                            required payments on the related
                                            mortgage loans. For example, if a
                                            person that owns or controls several
                                            mortgaged properties experiences
                                            financial difficulty at one such
                                            property, it could defer maintenance
                                            at one or more other mortgaged
                                            properties in order to satisfy
                                            current expenses with respect to the
                                            mortgaged property experiencing
                                            financial difficulty, or it could
                                            attempt to avert foreclosure by
                                            filing a bankruptcy petition that
                                            might have the effect of
                                            interrupting monthly payments for an
                                            indefinite period on all the related
                                            mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                In certain jurisdictions, if tenant
                                            leases are subordinate to the liens
                                            created by the mortgage and do not
                                            contain attornment provisions which
                                            require the tenant to recognize a
                                            successor owner, following
                                            foreclosure, as landlord under the
                                            lease, the leases may terminate upon
                                            the transfer of the property to a
                                            foreclosing lender or purchaser at

                                      S-69

                                            foreclosure. Not all leases were
                                            reviewed to ascertain the existence
                                            of these provisions. Accordingly, if
                                            a mortgaged property is located in
                                            such a jurisdiction and is leased to
                                            one or more desirable tenants under
                                            leases that are subordinate to the
                                            mortgage and do not contain
                                            attornment provisions, such
                                            mortgaged property could experience
                                            a further decline in value if such
                                            tenants' leases were terminated.
                                            This is particularly likely if such
                                            tenants were paying above-market
                                            rents or could not be replaced.

                                            Some of the leases at the mortgaged
                                            properties securing the mortgage
                                            loans included in the trust may not
                                            be subordinate to the related
                                            mortgage. If a lease is not
                                            subordinate to a mortgage, the trust
                                            will not possess the right to
                                            dispossess the tenant upon
                                            foreclosure of the mortgaged
                                            property unless it has otherwise
                                            agreed with the tenant. If the lease
                                            contains provisions inconsistent
                                            with the mortgage, for example,
                                            provisions relating to application
                                            of insurance proceeds or
                                            condemnation awards, or which could
                                            affect the enforcement of the
                                            lender's rights, for example, an
                                            option to purchase the mortgaged
                                            property or a right of first refusal
                                            to purchase the mortgaged property,
                                            the provisions of the lease will
                                            take precedence over the provisions
                                            of the mortgage.

                                            Additionally, with respect to
                                            certain of the mortgage loans, the
                                            related borrower may have granted
                                            certain tenants a right of first
                                            refusal in the event a sale is
                                            contemplated or a purchase option to
                                            purchase all or a portion of the
                                            mortgaged property. Such provisions,
                                            if not waived or subordinated, may
                                            impede the lender's ability to sell
                                            the related mortgaged property at
                                            foreclosure or adversely affect the
                                            foreclosure bid price.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           There may be pending or threatened
                                            legal actions, suits or proceedings
                                            against the borrowers and managers
                                            of the mortgaged properties and
                                            their respective affiliates arising
                                            out of their ordinary business. We
                                            cannot assure you that any such
                                            actions, suits or proceedings would
                                            not have a material adverse effect
                                            on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Under the Americans with
                                            Disabilities Act of 1990, public
                                            accommodations are required to meet
                                            certain federal requirements related
                                            to access and use by disabled
                                            persons. Borrowers may incur costs
                                            complying with the Americans with
                                            Disabilities Act. In addition,
                                            noncompliance could result in the
                                            imposition of fines by the federal
                                            government or an award of damages to
                                            private litigants. If a borrower
                                            incurs such costs or fines, the
                                            amount available to pay debt service
                                            would be reduced.

RISKS RELATING TO TAX CREDITS               All of the mortgage loans sold to
                                            the trust by Massachusetts Mutual
                                            Life Insurance entitle the related
                                            property owners to receive
                                            low-income housing tax credits
                                            pursuant to Section 42 of the
                                            Internal Revenue Code. Section 42 of
                                            the Internal Revenue Code provides a
                                            tax credit for owners of multifamily
                                            rental properties meeting the
                                            definition

                                      S-70

                                            of low-income housing that receive a
                                            tax credit allocation from the state
                                            tax credit allocating agency. The
                                            total amount of tax credits to which
                                            the property owner is entitled, is
                                            based upon the percentage of total
                                            units made available to qualified
                                            tenants.

                                            The owners of the mortgaged
                                            properties subject to the tax credit
                                            provisions may use the tax credits
                                            to offset income tax that they may
                                            otherwise owe and the tax credits
                                            may be shared among the equity
                                            owners of the project. In general,
                                            the tax credits on the mortgage
                                            loans sold to the trust by
                                            Massachusetts Mutual Life Insurance
                                            have been allocated to equity
                                            investors in the borrower.

                                            The tax credit provisions limit the
                                            gross rent for each low-income unit.
                                            Under the tax credit provisions, a
                                            property owner must comply with the
                                            tenant income restrictions and
                                            rental restrictions over a minimum
                                            of a 15-year compliance period,
                                            although the property owner may take
                                            the tax credits on an accelerated
                                            basis over a 10-year period. In the
                                            event a multifamily rental property
                                            does not maintain compliance with
                                            the tax credit restrictions on
                                            tenant income or rental rates or
                                            otherwise satisfy the tax credit
                                            provisions of the Internal Revenue
                                            Code, the property owner may suffer
                                            a reduction in the amount of
                                            available tax credits and/or face
                                            the recapture of all or part of the
                                            tax credits related to the period of
                                            the noncompliance and face the
                                            partial recapture of previously
                                            taken tax credits. The loss of tax
                                            credits, and the possibility of
                                            recapture of tax credits already
                                            taken, may provide significant
                                            incentive for the property owner to
                                            keep the related multifamily rental
                                            property in compliance with such tax
                                            credit restrictions and limit the
                                            income derived from the related
                                            property.

                                            If the trust were to foreclose on
                                            such a property it would be unable
                                            to take advantage of the tax
                                            credits, but could sell the property
                                            with the right to the remaining
                                            credits to a tax paying investor.
                                            Any subsequent property owner would
                                            continue to be subject to rent
                                            limitations unless an election was
                                            made to terminate the tax credits,
                                            in which case the property could be
                                            operated as a market rate property
                                            after the expiration of three years.
                                            The limitations on rent and ability
                                            of potential buyers to take
                                            advantage of the tax credits may
                                            limit the trust's recovery on such
                                            property.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various
                                            Certificateholders. Each special
                                            servicer is given considerable
                                            latitude in determining whether and
                                            in what manner to liquidate or
                                            modify defaulted mortgage loans for
                                            which it is responsible. The
                                            operating adviser will have the
                                            right to replace a special servicer
                                            upon satisfaction of certain
                                            conditions set forth in the pooling
                                            and servicing agreement. At any
                                            given time, the operating adviser
                                            will be controlled generally by the
                                            holders of the most subordinate, or,
                                            if the certificate principal balance
                                            thereof is less than 25% of its
                                            original certificate balance, the
                                            next most subordinate, class of
                                            certificates, that is, the
                                            controlling class, outstanding from
                                            time to time; such holders may have
                                            interests in conflict with those of
                                            some or all of the
                                            certificateholders. In addition, the
                                            operating adviser will have the
                                            right to approve the determination
                                            of customarily acceptable costs with
                                            respect to insurance coverage and
                                            the right to advise the special
                                            servicers with respect to certain
                                            actions of the special servicers
                                            and, in connection with such rights,
                                            may act solely in the interest of
                                            the holders

                                      S-71

                                            of certificates of the controlling
                                            class, without any liability to any
                                            certificateholder. For instance, the
                                            holders of certificates of the
                                            controlling class might desire to
                                            mitigate the potential for loss to
                                            that class or such holder from a
                                            troubled mortgage loan by deferring
                                            enforcement in the hope of
                                            maximizing future proceeds. However,
                                            the interests of the trust may be
                                            better served by prompt action,
                                            since delay followed by a market
                                            downturn could result in less
                                            proceeds to the trust than would
                                            have been realized if earlier action
                                            had been taken. In general, no
                                            servicer is required to act in a
                                            manner more favorable to the offered
                                            certificates than to the non-offered
                                            certificates.

                                            The master servicers, any primary
                                            servicer, the special servicers or
                                            an affiliate of any of them may hold
                                            subordinate notes or acquire certain
                                            of the most subordinated
                                            certificates, including those of the
                                            initial controlling class. Under
                                            such circumstances, the master
                                            servicers, a primary servicer and
                                            the special servicers may have
                                            interests that conflict with the
                                            interests of the other holders of
                                            the certificates. However, the
                                            pooling and servicing agreement and
                                            each primary servicing agreement
                                            provides that the mortgage loans are
                                            to be serviced in accordance with
                                            the servicing standard and without
                                            regard to ownership of any
                                            certificates by the master
                                            servicers, the primary servicers or
                                            the special servicers, as
                                            applicable. The initial operating
                                            adviser will be Citigroup
                                            Alternative Investments LLC. The
                                            initial special servicers will be
                                            Midland Loan Services, Inc. and
                                            National Consumer Cooperative Bank.

                                            Conflicts between borrowers and
                                            property managers. It is likely that
                                            many of the property managers of the
                                            mortgaged properties, or their
                                            affiliates, manage additional
                                            properties, including properties
                                            that may compete with the mortgaged
                                            properties. Affiliates of the
                                            managers, and managers themselves,
                                            also may own other properties,
                                            including competing properties. The
                                            managers of the mortgaged properties
                                            may accordingly experience conflicts
                                            of interest in the management of
                                            such mortgaged properties.

                                            Conflicts between the trust and
                                            sellers. The activities of the
                                            sellers or their affiliates may
                                            involve properties which are in the
                                            same markets as the mortgaged
                                            properties underlying the
                                            certificates. In such cases, the
                                            interests of such sellers or such
                                            affiliates may differ from, and
                                            compete with, the interests of the
                                            trust, and decisions made with
                                            respect to those assets may
                                            adversely affect the amount and
                                            timing of distributions with respect
                                            to the certificates. Conflicts of
                                            interest may arise between the trust
                                            and each of the sellers or their
                                            affiliates that engage in the
                                            acquisition, development, operation,
                                            financing and disposition of real
                                            estate if such sellers acquire any
                                            certificates. In particular, if
                                            certificates held by a seller are
                                            part of a class that is or becomes
                                            the controlling class, the seller,
                                            as part of the holders of the
                                            controlling class, would have the
                                            ability to influence certain actions
                                            of the special servicers under
                                            circumstances where the interests of
                                            the trust conflict with the
                                            interests of the seller or its
                                            affiliates as acquirors, developers,
                                            operators, financers or sellers of
                                            real estate related assets.

                                            The primary servicers for certain of
                                            the mortgage loans will be Principal
                                            Global Investors, LLC, Babson
                                            Capital Management LLC, Union
                                            Central Mortgage Funding, Inc. and
                                            Washington Mutual Bank, FA, or
                                            affiliates thereof, who either are,
                                            or are affiliates of, loan sellers.
                                            The master servicer responsible for
                                            servicing the mortgage loans other

                                      S-72

                                            than the NCB Mortgage Loans will
                                            delegate many of its servicing
                                            obligations to such primary
                                            servicers pursuant to certain
                                            primary servicing agreements. Under
                                            such circumstances, the primary
                                            servicers because they are, or are
                                            affiliated with, sellers, may have
                                            interests that conflict with the
                                            interests of the holders of the
                                            certificates.

                                            In addition, any subordinate
                                            indebtedness secured by the related
                                            mortgaged property, any mezzanine
                                            loans and/or any future mezzanine
                                            loans related to certain of the
                                            mortgage loans may be held by the
                                            respective sellers of such mortgage
                                            loan or affiliates thereof. The
                                            holders of such subordinate
                                            indebtedness or mezzanine loans may
                                            have interests that conflict with
                                            the interests of the holders of the
                                            certificates.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your
                                            certificates will depend, in
                                            significant part, upon the rate and
                                            timing of principal payments on the
                                            mortgage loans. For this purpose,
                                            principal payments include both
                                            voluntary prepayments, if permitted,
                                            and involuntary prepayments, such as
                                            prepayments resulting from casualty
                                            or condemnation of mortgaged
                                            properties, defaults and
                                            liquidations by borrowers, or
                                            repurchases as a result of a
                                            seller's material breach of
                                            representations and warranties or
                                            material defects in a mortgage
                                            loan's documentation. In addition,
                                            certain of the mortgage loans may
                                            require that, upon the occurrence of
                                            certain events, funds held in escrow
                                            or proceeds from letters of credit
                                            may be applied to the outstanding
                                            principal balance of such mortgage
                                            loans.

                                            The investment performance of your
                                            certificates may vary materially and
                                            adversely from your expectations if
                                            the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            In addition, because the amount of
                                            principal that will be distributed
                                            to the Class A-1, Class A-2, Class
                                            A-3, Class A-4, Class A-AB, Class
                                            A-5 and Class A-1A certificates will
                                            generally be based upon the
                                            particular loan group in which the
                                            related mortgage loan is deemed to
                                            be included, the yield on the Class
                                            A-1, Class A-2, Class A-3, Class
                                            A-4, Class A-AB and Class A-5
                                            certificates will be particularly
                                            sensitive to prepayments on mortgage
                                            loans in loan group 1 and the yield
                                            on the Class A-1A certificates will
                                            be particularly sensitive to
                                            prepayments on mortgage loans in
                                            loan group 2. See "Yield, Prepayment
                                            and Maturity Considerations" in this
                                            prospectus supplement.

                                            Voluntary prepayments under some of
                                            the mortgage loans are prohibited
                                            for specified lockout periods or
                                            require payment of a prepayment
                                            premium or a yield maintenance
                                            charge or both, unless the
                                            prepayment occurs within a specified
                                            period prior to and including the
                                            anticipated repayment date or
                                            maturity date, as the case may be.
                                            Nevertheless, we cannot assure you
                                            that the related borrowers will
                                            refrain from prepaying their
                                            mortgage loans due to the existence
                                            of a prepayment premium or a yield
                                            maintenance charge or the amount of
                                            such premium or charge will be
                                            sufficient to compensate you for
                                            shortfalls in payments on your
                                            certificates on account of such
                                            prepayments. We also cannot assure
                                            you that involuntary prepayments
                                            will not occur or that borrowers
                                            will not default in order to avoid
                                            the application of lockout periods.
                                            The rate at which voluntary
                                            prepayments occur on the mortgage
                                            loans will be affected by a variety
                                            of factors, including:

                                      S-73

                                            o    the terms of the mortgage
                                                 loans;

                                            o    the length of any prepayment
                                                 lockout period;

                                            o    the level of prevailing
                                                 interest rates;

                                            o    the availability of mortgage
                                                 credit;

                                            o    the applicable yield
                                                 maintenance charges or
                                                 prepayment premiums and the
                                                 ability of the master servicer,
                                                 a primary servicer or the
                                                 special servicer to enforce the
                                                 related provisions;

                                            o    the failure to meet
                                                 requirements for release of
                                                 escrows/reserves that result in
                                                 a prepayment;

                                            o    the occurrence of casualties or
                                                 natural disasters; and

                                            o    economic, demographic, tax or
                                                 legal factors.

                                            3 mortgage loans, representing 9.1%
                                            of the initial outstanding pool
                                            balance (and representing 11.1% of
                                            the initial outstanding loan group 1
                                            balance), allow the release of a
                                            portion of the collateral for such
                                            mortgage loans if certain conditions
                                            are met, including the prepayment of
                                            a portion of the outstanding
                                            principal balance of the related
                                            mortgage loan.

                                            2 mortgage loans, representing 1.2%
                                            of the initial outstanding pool
                                            balance (and representing 1.5% of
                                            the initial outstanding loan group 1
                                            balance), contain holdback reserves
                                            of up to $1,214,545 which may be
                                            applied by the lender towards
                                            amounts outstanding on the related
                                            mortgage loan if certain conditions
                                            relating to tenant occupancy, rental
                                            income, post-closing delivery
                                            obligations and certain work items
                                            set forth in the related mortgage
                                            loan documents do not take place
                                            prior to a specified date. Such
                                            allocation by the lender will result
                                            in a partial prepayment of the
                                            related mortgage loan.

                                            For further information concerning
                                            certain of the foregoing provisions,
                                            see the footnotes to Appendix II.

                                            Generally, no yield maintenance
                                            charge or prepayment premium will be
                                            required for prepayments in
                                            connection with a casualty or
                                            condemnation unless an event of
                                            default has occurred. In addition,
                                            if a seller repurchases any mortgage
                                            loan from the trust due to the
                                            material breach of a representation
                                            or warranty or a material document
                                            defect or such mortgage loan is
                                            otherwise purchased from the trust
                                            (including certain purchases by the
                                            holder of a mezzanine loan), the
                                            repurchase price paid will be passed
                                            through to the holders of the
                                            certificates with the same effect as
                                            if the mortgage loan had been
                                            prepaid in part or in full, except
                                            that no yield maintenance charge or
                                            prepayment premium will be payable.
                                            Any such repurchase or purchase may,
                                            therefore, adversely affect the
                                            yield to maturity on your
                                            certificates. Similarly, certain of
                                            the holders of a mezzanine loan have
                                            the right to purchase the related
                                            mortgage loans from the trust upon
                                            the occurrence of certain events
                                            (including a default), which will
                                            result in payment to holders of the
                                            certificates with the same effect as
                                            if the mortgage loan had been
                                            prepaid in full, except that no
                                            yield maintenance charge or
                                            prepayment premium will be payable.

                                      S-74

                                            Although all of the mortgage loans
                                            have protection against voluntary
                                            prepayments in full in the form of
                                            lockout periods, defeasance
                                            provisions, yield maintenance
                                            provisions and/or prepayment premium
                                            provisions, there can be no
                                            assurance that (i) borrowers will
                                            refrain from fully prepaying
                                            mortgage loans due to the existence
                                            of a yield maintenance charge or
                                            prepayment premium, (ii) involuntary
                                            prepayments or repurchases will not
                                            occur or (iii) partial prepayments
                                            will not occur in the case of those
                                            loans that permit such prepayment
                                            without a yield maintenance charge
                                            or prepayment premium.

                                            In addition, the yield maintenance
                                            formulas are not the same for all of
                                            the mortgage loans that have yield
                                            maintenance charges. This can lead
                                            to substantial variance from loan to
                                            loan with respect to the amount of
                                            yield maintenance charge that is due
                                            on the related prepayment. Also, the
                                            description in the mortgage notes of
                                            the method of calculation of
                                            prepayment premiums and yield
                                            maintenance charges is complex and
                                            subject to legal interpretation and
                                            it is possible that another person
                                            would interpret the methodology
                                            differently from the way we did in
                                            estimating an assumed yield to
                                            maturity on your certificates as
                                            described in this prospectus
                                            supplement. See Appendix II attached
                                            hereto for a description of the
                                            various prepayment provisions.

RELEASE OF COLLATERAL                       Notwithstanding the prepayment
                                            restrictions described herein,
                                            certain of the mortgage loans permit
                                            the release of a mortgaged property
                                            (or a portion of the mortgaged
                                            property) subject to the
                                            satisfaction of certain conditions
                                            described in Appendix II hereto. In
                                            order to obtain such release (other
                                            than with respect to the release of
                                            certain non-material portions of the
                                            mortgaged properties which may not
                                            require payment of a release price),
                                            the borrower is required (among
                                            other things) to pay a release
                                            price, which may include a
                                            prepayment premium or yield
                                            maintenance charge on all or a
                                            portion of such payment. See
                                            Appendix II attached hereto for
                                            further details regarding the
                                            various release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE                                 The yield on any certificate will
                                            depend on (1) the price at which
                                            such certificate is purchased by you
                                            and (2) the rate, timing and amount
                                            of distributions on your
                                            certificate. The rate, timing and
                                            amount of distributions on any
                                            certificate will, in turn, depend
                                            on, among other things:

                                            o    the interest rate for such
                                                 certificate;

                                            o    the rate and timing of
                                                 principal payments (including
                                                 principal prepayments) and
                                                 other principal collections
                                                 (including loan purchases in
                                                 connection with breaches of
                                                 representations and warranties)
                                                 on or in respect of the
                                                 mortgage loans and the extent
                                                 to which such amounts are to be
                                                 applied or otherwise result in
                                                 a reduction of the certificate
                                                 balance of such certificate;

                                            o    the rate, timing and severity
                                                 of losses on or in respect of
                                                 the mortgage loans or
                                                 unanticipated expenses of the
                                                 trust;

                                      S-75

                                            o    the rate and timing of any
                                                 reimbursement of either master
                                                 servicer, either special
                                                 servicer, the trustee or fiscal
                                                 agent, as applicable, out of
                                                 the Certificate Account of
                                                 nonrecoverable advances and
                                                 interest thereon or advances
                                                 remaining unreimbursed on a
                                                 modified mortgage loan on the
                                                 date of such modification;

                                            o    the timing and severity of any
                                                 interest shortfalls resulting
                                                 from prepayments to the extent
                                                 not offset by a reduction in a
                                                 master servicer's compensation
                                                 as described in this prospectus
                                                 supplement;

                                            o    the timing and severity of any
                                                 reductions in the appraised
                                                 value of any mortgaged property
                                                 in a manner that has an effect
                                                 on the amount of advancing
                                                 required on the related
                                                 mortgage loan; and

                                            o    the method of calculation of
                                                 prepayment premiums and yield
                                                 maintenance charges and the
                                                 extent to which prepayment
                                                 premiums and yield maintenance
                                                 charges are collected and, in
                                                 turn, distributed on such
                                                 certificate.

                                            In addition, any change in the
                                            weighted average life of a
                                            certificate may adversely affect
                                            yield. Prepayments resulting in a
                                            shortening of weighted average lives
                                            of certificates may be made at a
                                            time of lower interest rates when
                                            you may be unable to reinvest the
                                            resulting payment of principal at a
                                            rate comparable to the effective
                                            yield anticipated when making the
                                            initial investment in certificates.
                                            Delays and extensions resulting in a
                                            lengthening of the weighted average
                                            lives of the certificates may occur
                                            at a time of higher interest rates
                                            when you may have been able to
                                            reinvest principal payments that
                                            would otherwise have been received
                                            by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies
                                            or defaults on the mortgage loans
                                            could affect the following aspects
                                            of the offered certificates:

                                            o    the aggregate amount of
                                                 distributions on them;

                                            o    their yields to maturity;

                                            o    their rates of principal
                                                 payments; and

                                            o    their weighted average lives.

                                            The rights of holders of each class
                                            of subordinate certificates to
                                            receive payments of principal and
                                            interest otherwise payable on their
                                            certificates will be subordinated to
                                            such rights of the holders of the
                                            more senior certificates having an
                                            earlier alphabetical class
                                            designation. Losses on the mortgage
                                            loans will be allocated to the Class
                                            P, Class O, Class N, Class M, Class
                                            L, Class K, Class J, Class H, Class
                                            G, Class F, Class E, Class D, Class
                                            C, Class B and Class A-J
                                            Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated to the Class
                                            A-1, Class A-2, Class A-3, Class
                                            A-4, Class A-AB, Class A-5 and Class
                                            A-1A Certificates, pro rata, and,
                                            with respect to interest losses
                                            only, the Class X Certificates based
                                            on their respective entitlements.

                                      S-76

                                            If losses on the mortgage loans
                                            exceed the aggregate certificate
                                            balance of the classes of
                                            certificates subordinated to a
                                            particular class, that particular
                                            class will suffer a loss equal to
                                            the full amount of that excess up to
                                            the outstanding certificate balance
                                            of such class.

                                            If you calculate your anticipated
                                            yield based on assumed rates of
                                            default and losses that are lower
                                            than the default rate and losses
                                            actually experienced and such losses
                                            are allocable to your certificates,
                                            your actual yield to maturity will
                                            be lower than the assumed yield.
                                            Under extreme scenarios, such yield
                                            could be negative. In general, the
                                            earlier a loss borne by your
                                            certificates occurs, the greater the
                                            effect on your yield to maturity.

                                            Additionally, delinquencies and
                                            defaults on the mortgage loans may
                                            significantly delay the receipt of
                                            distributions by you on your
                                            certificates, unless advances are
                                            made to cover delinquent payments or
                                            the subordination of another class
                                            of certificates fully offsets the
                                            effects of any such delinquency or
                                            default.

                                            Also, if the related borrower does
                                            not repay a mortgage loan with a
                                            hyperamortization feature by its
                                            anticipated repayment date, the
                                            effect will be to increase the
                                            weighted average life of your
                                            certificates and may reduce your
                                            yield to maturity.

                                            Furthermore, if P&I Advances and/or
                                            Servicing Advances are made with
                                            respect to a mortgage loan after
                                            default and the mortgage loan is
                                            thereafter worked out under terms
                                            that do not provide for the
                                            repayment of those advances in full
                                            at the time of the workout, if at
                                            all, then any reimbursements of
                                            those advances prior to the actual
                                            collection of the amount for which
                                            the advance was made may also result
                                            in reductions in distributions of
                                            principal to the holders of the
                                            offered certificates for the current
                                            month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL SERVICERS,
THE TRUSTEE AND THE FISCAL
AGENT MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this
                                            prospectus supplement, the master
                                            servicers, the special servicers,
                                            the trustee or the fiscal agent will
                                            be entitled to receive interest at
                                            the "prime rate" on unreimbursed
                                            advances they have made with respect
                                            to delinquent monthly payments or
                                            that are made with respect to the
                                            preservation and protection of the
                                            related mortgaged property or
                                            enforcement of the mortgage loan.
                                            This interest will generally accrue
                                            from the date on which the related
                                            advance is made or the related
                                            expense is incurred to the date of
                                            reimbursement. No advance interest
                                            will accrue during the grace period,
                                            if any, for the related mortgage
                                            loan; however, if such advance is
                                            not reimbursed from collections
                                            received from the related borrower
                                            by the end of the applicable grace
                                            period, advance interest will accrue
                                            from the date such advance is made.
                                            This interest may be offset in part
                                            by default interest and late payment
                                            charges paid by the borrower in
                                            connection with the mortgage loan or
                                            by certain other amounts. In
                                            addition, under certain
                                            circumstances, including
                                            delinquencies in the payment of
                                            principal and interest, a mortgage
                                            loan will be serviced by a special
                                            servicer, and that special servicer
                                            is entitled to compensation for

                                      S-77

                                            special servicing activities. The
                                            right to receive interest on
                                            advances and special servicing
                                            compensation is senior to the rights
                                            of certificateholders to receive
                                            distributions. The payment of
                                            interest on advances and the payment
                                            of compensation to a special
                                            servicer may result in shortfalls in
                                            amounts otherwise distributable on
                                            the certificates.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE LOANS             In the event of the insolvency of
                                            any seller, it is possible the
                                            trust's right to payment from or
                                            ownership of the mortgage loans
                                            could be challenged, and if such
                                            challenge were successful, delays or
                                            reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that
                                            the conveyance of the mortgage loans
                                            would generally be respected in the
                                            event of insolvency of the sellers,
                                            which opinions are subject to
                                            various assumptions and
                                            qualifications, the sellers believe
                                            that such a challenge will be
                                            unsuccessful, but there can be no
                                            assurance that a bankruptcy trustee,
                                            if applicable, or other interested
                                            party will not attempt to assert
                                            such a position. Even if actions
                                            seeking such results were not
                                            successful, it is possible that
                                            payments on the certificates would
                                            be delayed while a court resolves
                                            the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed
                                            on any securities exchange or traded
                                            on any automated quotation systems
                                            of any registered securities
                                            association, and there is currently
                                            no secondary market for the
                                            certificates. While one or more
                                            Underwriters currently intend to
                                            make a secondary market in the
                                            certificates, none of them is
                                            obligated to do so. Accordingly, you
                                            may not have an active or liquid
                                            secondary market for your
                                            certificates, which could result in
                                            a substantial decrease in the market
                                            value of your certificates. The
                                            market value of your certificates
                                            also may be affected by many other
                                            factors, including then-prevailing
                                            interest rates. Furthermore, you
                                            should be aware that the market for
                                            securities of the same type as the
                                            certificates has in the past been
                                            volatile and offered very limited
                                            liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The interest rates on certain of the
                                            certificates are based on a weighted
                                            average of the mortgage loan
                                            interest rates net of the
                                            administrative cost rate (and, with
                                            respect to the residential
                                            cooperative mortgage loans, net of
                                            the Class X-Y Strip Rate), which is
                                            calculated based upon the respective
                                            principal balances of the mortgage
                                            loans. The interest rates on certain
                                            of the certificates may be capped at
                                            such weighted average rate. This
                                            weighted average rate is further
                                            described in this prospectus
                                            supplement under the definition of
                                            "Weighted Average Net Mortgage
                                            Rate." Any class of certificates
                                            which is either fully or partially
                                            based upon the Weighted Average Net
                                            Mortgage Rate may be adversely
                                            affected by disproportionate
                                            principal payments, prepayments,
                                            defaults and other unscheduled
                                            payments on the

                                      S-78

                                            mortgage loans. Because some
                                            mortgage loans will amortize their
                                            principal more quickly than others,
                                            the rate may fluctuate over the life
                                            of those classes of your
                                            certificates.

                                            In general, mortgage loans with
                                            relatively high mortgage interest
                                            rates are more likely to prepay than
                                            mortgage loans with relatively low
                                            mortgage interest rates. For
                                            instance, varying rates of
                                            unscheduled principal payments on
                                            mortgage loans which have interest
                                            rates above the Weighted Average Net
                                            Mortgage Rate may have the effect of
                                            reducing the interest rate of your
                                            certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-79

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

     The Series 2005-IQ9 Commercial Mortgage Pass-Through Certificates will be issued on or about February 24, 2005 pursuant to a Pooling and Servicing
Agreement to be dated as of February 1, 2005, among Morgan Stanley Capital I
Inc., the master servicers, the special servicers, the trustee and the fiscal agent.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o    any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o    a security interest in any "government securities" as defined in the
          Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

     o    certain rights of Morgan Stanley Capital I Inc. under, or assigned to
          Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan
          Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on or about February 24, 2005 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The certificates will consist of 29 classes, to be designated as:

     o    the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
          Certificates, the Class A-4 Certificates, the Class A-AB Certificates,
          the Class A-5 Certificates and the Class A-1A Certificates;

     o    the Class X-1 Certificates, the Class X-2 Certificates and the Class
          X-Y Certificates;

     o    the Class A-J Certificates, the Class B Certificates, the Class C
          Certificates, the Class D Certificates, the Class E Certificates, the
          Class F Certificates, the Class G Certificates, the Class H
          Certificates, the Class J Certificates, the Class K Certificates, the
          Class L Certificates, the Class M Certificates, the Class N
          Certificates, the Class O Certificates, the Class P Certificates and
          the Class EI Certificates; and

     o    the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

     The Class A Senior Certificates and the Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available Information--
Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all

                                      S-80

references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate
Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description Of The Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or
Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or
Euroclear, on the other, will be effected in DTC through Citibank, N.A. or
JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D
Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                  APPROXIMATE PERCENT
                           APPROXIMATE INITIAL      OF INITIAL POOL            RATINGS              APPROXIMATE
         CLASS             CERTIFICATE BALANCE          BALANCE              (S&P/FITCH)          CREDIT SUPPORT
--------------------       -------------------    -------------------        -----------          --------------

Class A-1...........            $62,100,000               4.05%                AAA/AAA                20.000%
Class A-2...........           $112,600,000               7.35%                AAA/AAA                20.000%
Class A-3...........           $194,700,000              12.71%                AAA/AAA                20.000%
Class A-4...........            $94,400,000               6.16%                AAA/AAA                20.000%
Class A-AB..........            $43,800,000               2.86%                AAA/AAA                20.000%
Class A-5...........           $446,242,000              29.13%                AAA/AAA                20.000%
Class A-1A..........           $271,561,000              17.73%                AAA/AAA                20.000%
Class A-J...........           $130,199,000               8.50%                AAA/AAA                11.500%
Class B.............            $32,550,000               2.13%                 AA/AA                  9.375%
Class C.............            $11,488,000               0.75%                AA-/AA-                 8.625%
Class D.............            $26,806,000               1.75%                  A/A                   6.875%

     The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
Class A-5 and Class A-1A Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and
Class A-1A Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and
"--Distributions--Subordination; Allocation of Losses and Certain Expenses"
below.

                                      S-81

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

     The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in February 2012 will be an amount equal to the then outstanding aggregate Notional Amount of the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
components. After the Distribution Date occurring in February 2012, the Notional
Amount of the Class X-2 Certificates will be equal to zero. As of any
Distribution Date, the Notional Amount of the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K and Class L components will generally be equal to the lesser of (i) the Certificate Balance of the corresponding Class of Certificates as of such date (taking into account any distributions of principal made on, and any Realized Losses allocated to, such
Classes of Certificates) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates.

     The Notional Amount of the Class X-2 Certificates will be reduced on each
Distribution Date by any distributions of principal actually made on, and any
Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates included in the calculation of the
Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above, to the extent that such distribution of principal or allocation of Realized Losses and Expense Losses reduces the Certificate Balance of the related Class of Certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2
Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in February 2012.

     The Notional Amount of the Class X-Y Certificates, as of any date of determination, will be equal to the then total principal balance of the residential cooperative mortgage loans. The Notional Amount of the Class X-Y
Certificates will be reduced on each Distribution Date by collections and advances of principal on the residential cooperative mortgage loans previously distributed to the Certificateholders and Realized Losses and Expense Losses on
the residential cooperative mortgage loans previously allocated to the
Certificateholders.

     Upon initial issuance, the aggregate Notional Amount of the Class X-1
Certificates will be $1,531,754,421, the aggregate Notional Amount of the Class
X-2 Certificates will be $1,491,944,000 and the aggregate Notional Amount of the
Class X-Y Certificates will be $168,257,608, in each case, subject to a permitted variance of plus or minus 5%. The Notional Amount of each Class X
Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable for the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates for each
Distribution Date will be equal to ___%, ___%, ___%, ___%, ___%, ___% and __%
per annum, respectively. The pass-through rates for the Class A-J, Class B,
Class C and Class D Certificates will be equal to (i) a fixed rate or (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. The
Pass-Through Rate applicable to the Class X-1 Certificates for the initial
Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related
Distribution Date

                                      S-82

(weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the classes of the Principal Balance
Certificates. In general, the Certificate Balance of each class of Principal
Balance Certificates will constitute a separate component of the total Notional
Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance
Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate
Balance will also represent one or more separate components of the total
Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before February 2012, on any particular component of the total Notional
Amount of the Class X-1 Certificates immediately prior to the related
Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o    if such particular component consists of the entire Certificate
          Balance of any class of Principal Balance Certificates, and if such
          Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1
          Strip Rate will equal the excess, if any, of (a) the Weighted Average
          Net Mortgage Rate for such Distribution Date, over (b) the greater of
          (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance
          Certificates;

     o    if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance
          Certificates, and if such designated portion of such Certificate
          Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related
          Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution
          Date for such class of Principal Balance Certificates;

     o    if such particular component consists of the entire Certificate
          Balance of any class of Principal Balance Certificates, and if such
          Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o    if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance
          Certificates, and if such designated portion of such Certificate
          Balance does not also constitute a component of the total Notional
          Amount of the Class X-2 Certificates immediately prior to the related
          Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          such Distribution Date, over (b) the Pass-Through Rate for such
          Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after February 2012, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in February 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of

                                      S-83

such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal
Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before February 2012, on any particular component of the total
Notional Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached hereto and (b)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o    the Pass-Through Rate for such Distribution Date for the class of
          Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-2 Strip Rate be less than zero.

     The pass-through rate for the Class X-Y Certificates for each distribution date will be a variable rate equal to the weighted average from time to time of the various Class X-Y Strip Rates attributable to each residential cooperative mortgage loan. The "Class X-Y Strip Rate" for each residential cooperative mortgage loan will equal 0.15% per annum; provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.15% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is
30.

     The pass-through rates for the Class E, Class F, Class G and Class H
Certificates will be equal to (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate or (iii) a rate equal to the
Weighted Average Net Mortgage Rate less a specified percentage. The pass-through rates applicable to each of the Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates will, at all times, be equal to the lesser of
___% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in March 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The

                                      S-84

likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such class.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from each Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount

       On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

               (i) to the holders of the Class A-1, Class A-2, Class A-3, Class
          A-4, Class A-AB, Class A-5, Class A-1A, Class X-1, Class X-2 and Class
          X-Y Certificates, concurrently,

     o    to the holders of the Class A-1, Class A-2, Class A-3, Class A-4,
          Class A-AB, Class A-5, the Distributable Certificate Interest Amount
          in respect of each such class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the
          Distributable Certificate Interest Amount payable in respect of each such class;

     o    to the holders of the Class A-1A Certificates, the Distributable
          Certificate Interest Amount in respect of such class for such
          Distribution Date (which shall be payable from amounts in the
          Available Distribution Amount attributable to Loan Group 2);

     o    to the holders of the Class X-1, Class X-2 and Class X-Y Certificates,
          the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the
          Distributable Certificate Interest Amount payable in respect of each such class;

          provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior or Class X Certificates on such Distribution Date as described above, the
Available Distribution Amount will be allocated among all those classes pro rata in proportion to the respective amounts of interest payable thereon for such
Distribution Date, without regard to loan group;

               (ii) (A) to the holders of the Class A-1, Class A-2, Class A-3,
          Class A-4, Class A-AB and Class A-5 Certificates,

     o    first, to the holders of the Class A-AB Certificates, the Loan Group 1
          Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the
          Class A-AB Certificates has been reduced to the Planned Principal
          Balance for

                                      S-85

          such Distribution Date; the portion of the Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1A
          Certificates;

     o    second, upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the Loan
          Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the
          Class A-1 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance) and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class
          A-1A Certificates;

     o    third, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates have been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-2 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates and (solely with respect to the Loan Group 2 Principal
          Distribution Amount) Class A-1A Certificates;

     o    fourth, upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates have been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-3 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates, Class A-2 Certificates and (solely with respect to the
          Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

     o    fifth, upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates have been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-4 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates, Class A-2 Certificates, Class A-3 Certificates and
          (solely with respect to the Loan Group 2 Principal Distribution
          Amount) Class A-1A Certificates;

     o    sixth, upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class A-AB
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates have been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-AB Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
          A-4 Certificates and (solely with respect to the Loan Group 2
          Principal Distribution Amount) Class A-1A Certificates;

     o    seventh, upon payment in full of the aggregate Certificate Balance of the Class A-AB, to the holders of the Class A-5 Certificates, the Loan
          Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-5 Certificates has
          been reduced to zero; the portion of the Loan Group 1 Principal
          Distribution Amount and Loan Group 2

                                      S-86

          Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates, Class A-1 Certificates, Class A-2 Certificates, Class
          A-3 Certificates, Class A-4 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A
          Certificates; and

                (B) to the holders of the Class A-1A Certificates, the Loan
         Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-5 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the
         Class A-1A Certificates has been reduced to zero; the portion of the
         Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-AB, Class
         A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates;

               (iii) to the holders of the Class A Senior Certificates and the
          Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid
          (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the
          Notional Amount), plus interest on such Realized Losses or Expense
          Losses, at 1/12 of the applicable Pass-Through Rate;

               (iv) to the holders of the Class A-J Certificates, the
          Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

               (v) upon payment in full of the aggregate Certificate Balances of the Class A Senior Certificates, to the holders of the Class A-J
          Certificates, the Principal Distribution Amount for such Distribution
          Date until the aggregate Certificate Balance of the Class A-J
          Certificates has been reduced to zero; the portion of the Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior
          Certificates;

               (vi) to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or
          Expense Losses, at one-twelfth the applicable Pass-Through Rate;

               (vii) to the holders of the Class B Certificates, the
          Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

               (viii) upon payment in full of the aggregate Certificate Balances of the Class A-J Certificates, to the holders of the Class B
          Certificates, the Principal Distribution Amount for such Distribution
          Date until the aggregate Certificate Balance of the Class B
          Certificates has been reduced to zero; the portion of the Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior and
          Class A-J Certificates;

               (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or
          Expense Losses, at 1/12 of the applicable Pass-Through Rate;

               (x) to the holders of the Class C Certificates, the Distributable
          Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

               (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior, Class A-J and Class
          B Certificates;

                                      S-87

               (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

               (xiii) to the holders of the Class D Certificates, the
          Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

               (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
          Certificates, the Principal Distribution Amount for such Distribution
          Date until the aggregate Certificate Balance of the Class D
          Certificates has been reduced to zero; the portion of the Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior,
          Class A-J, Class B and Class C Certificates;

               (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate; and

               (xvi) to make payments to the holders of the private certificates
          (other than the Class X Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

     o    first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
          Class A-5 and Class A-1A Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate
          Balance of each such class is reduced to zero; and

     o    second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
          Class A-5 and Class A-1A Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such classes, plus interest on such Realized Losses or Expense Losses, at
          1/12 of the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1, Class X-2 and Class X-Y
Certificates, the paying agent will apply the remaining portion, if any, of the
Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class
X-1, Class X-2 and Class X-Y Certificates and Residual Certificates, in
alphabetical order of class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2)
and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates:

     (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate
          Interest Amount in respect of such class of certificates for such
          Distribution Date;

     (2)  if the aggregate Certificate Balance of each other class of
          Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining
          Principal Distribution Amount for such Distribution Date; and

     (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such class of certificates.

                                      S-88

     Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class EI
Certificates.

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical class designation -- for any, and to the extent of,
Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     Class A-AB Planned Principal Balance

     On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule C to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule C. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
C. In general, once the Certificate Balances of the Class A-1, Class A-2, Class
A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the
Class A-AB Certificates is reduced to zero.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date prior to and including the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in a particular Loan Group during the related
Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class in respect of the mortgage loans in that Loan Group on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates representing principal payments in respect of the mortgage loans included in that Loan Group on that Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

     On any Distribution Date following the Distribution Date on which the
Certificate Balance of the Class A Senior Certificates has been reduced to zero,
Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class
H Certificates then entitled to distributions of principal on such Distribution
Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that
Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution
Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance
Charge collected in respect of such principal prepayment during the related
Collection Period.

     Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1 and Class X-2

                                      S-89

Certificates. On or prior to the Distribution Date in _______, ___% of the
Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1 Certificates and ___% of the Prepayment Premiums or
Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-2
Certificates. After the Distribution Date in ______, any Prepayment Premiums or
Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1
Certificates.

     Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed pro rata as follows: (a) the amount of such Yield
Maintenance Charges that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to the Net Mortgage Rate with respect to such mortgage loan will be distributed as set forth above, and (b) the amount of such Yield Maintenance
Charges actually payable during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class X-Y Certificates. In addition, notwithstanding the foregoing,
Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed as follows: (a) 50% to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class
A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class X-1 and Class X-2 Certificates, allocable among such classes as set forth in the paragraphs above, and (b) 50% to the holders of the Class
X-Y Certificates.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class EI Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan;
and, subject to the recoverability determination described under "--Advances"
below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event, the applicable special servicer is required to obtain an MAI appraisal, if the Scheduled Principal
Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if such special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by such special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the applicable special servicer, in accordance with the
Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior
12 months.

     As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal
Reduction will exist as to any mortgage

                                      S-90

loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the applicable special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce a master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Senior Certificates of principal in an amount equal to the entire
Certificate Balance of the Class A Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

     Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense
Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates,
in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-AB, Class A-5 and Class A-1A Certificates pro rata and, solely with respect to losses of interest, to the Class X-1, Class X-2 and Class X-Y Certificates
(other than as a reduction of the Notional Amount), pro rata with the Class A
Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

                                      S-91

     As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period.

     Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such class which, together with interest thereon compounded monthly at 1/12 of the applicable Pass-Through
Rate, will be distributable in subsequent periods to the extent of funds available therefor.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any
Compensating Interest. See "Servicing of the Mortgage Loans--The Master
Servicers--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans for a Distribution Date will be allocated to each class of certificates (other than the Class X-Y Certificates), pro rata, in proportion to the amount of Accrued
Certificate Interest payable thereto on the Distribution Date (without taking into account any Accrued Certificate Interest payable to the holders of the
Class X-Y Certificates on such Distribution Date), in each case reducing interest otherwise payable thereon.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of the residential cooperative mortgage loans for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued
Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon.

     Distributions of interest on the class X-Y Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is other than a residential cooperative mortgage loan.

     The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest
Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

     OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the general master servicer, the master servicer of the NCB Mortgage Loans, the general special servicer, the special servicer of the residential cooperative properties and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after

                                      S-92

the Distribution Date on which the aggregate Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to __%
of the Initial Pool Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due
Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

     If any party above, other than NCB, FSB as the master servicer of the NCB
Mortgage Loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB Mortgage Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, each master servicer
(or the trustee or fiscal agent, if applicable) will be obligated to make a P&I
Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the applicable special servicer, the trustee or the fiscal agent, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing Standard (or, in the case of the trustee or fiscal agent, exercised in accordance with its good faith business judgment), that the amount so advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated;
provided, however, that the amount of any P&I Advance required to be advanced by such master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o    the amount required to be advanced by such master servicer without giving effect to this sentence; and

     o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
          Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal
          Balance of such mortgage loan as of such Determination Date.

     In addition, the master servicers, the trustee and the fiscal agent will not in any event be required to advance Prepayment Premiums, Yield Maintenance
Charges, default interest, Excess Interest or Balloon Payments.

     With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower,

                                      S-93

subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     Each master servicer will be entitled to interest on P&I Advances for which it is responsible, which interest will accrue at the Advance Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under
"--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made
(which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance
Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicers, the special servicers, the trustee and the fiscal agent to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I
Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such
P&I Advance, in each case subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

         Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below.
Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO
Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o    items such as real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o    other costs and expenses necessary to maintain, manage or operate such
          REO Property.

     Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds,

                                      S-94

Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO
Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related Certificate
Account.

     The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan, or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or
REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the
Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such
Certificate Account, from the other Certificate Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an advance determined to be a nonrecoverable advance), the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing
Advance, as described above for a master servicer.

     Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Accounts that represent principal on the mortgage loans, net of any nonrecoverable advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or
P&I Advance by any master servicer, any special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

     Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer (exercised in accordance with the Servicing
Standard) or the trustee or the fiscal agent (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the fiscal agent, the applicable special servicer or the applicable master servicer, the Operating Adviser, the Rating
Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports

                                      S-95

such determination. A master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and fiscal agent will be entitled to rely conclusively on any determination by such master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date:

          (a)  A statement (in the form of Appendix VI) setting forth, to the extent applicable:

               (i)    the amount, if any, of such distributions to the holders
                      of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

               (ii)   the amount of such distribution to holders of each class
                      of REMIC Regular Certificates allocable to (A) interest
                      and (B) Prepayment Premiums or Yield Maintenance Charges;

               (iii)  the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                      mortgage loans at the close of business on the related
                      Determination Date, with respect to the mortgage pool and
                      with respect to each Loan Group;

               (iv)   the number and aggregate Scheduled Principal Balance of
                      mortgage loans, with respect to the mortgage pool and with respect to each Loan Group:

                      (A)  delinquent 30 to 59 days,

                      (B)  delinquent 60 to 89 days,

                      (C)  delinquent 90 days or more,

                      (D)  as to which foreclosure proceedings have been
                           commenced, or (E) as to which bankruptcy proceedings
                           have been commenced;

               (v)    with respect to any REO Property included in the trust,
                      the principal balance of the related mortgage loan as of
                      the date of acquisition of the REO Property and the
                      Scheduled Principal Balance of the mortgage loan;

               (vi)   as of the related Determination Date:

                      (A)  as to any REO Property sold during the related
                           Collection Period, the date of the related
                           determination by such special servicer that it has
                           recovered all payments which it expects to be finally
                           recoverable and the amount of the proceeds of such
                           sale deposited into the applicable Certificate
                           Account, and

                      (B)  the aggregate amount of other revenues collected by
                           each special servicer with respect to each REO
                           Property during the related Collection Period and
                           credited to the applicable Certificate Account, in
                           each case identifying such REO Property by the loan
                           number of the related mortgage loan;

               (vii)  the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after
                      giving effect to the distribution made on such
                      Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the
                      mortgage pool and with respect to each Loan Group;

                                      S-96

               (ix)   the Pass-Through Rate applicable to each class of REMIC
                      Regular Certificates for such Distribution Date;

               (x)    the aggregate amount of servicing fees paid to the master
                      servicers, the Primary Servicers, the special servicers
                      and the holders of the rights to Excess Servicing Fees,
                      with respect to the mortgage pool and with respect to each
                      Loan Group;

               (xi)   the amount of Unpaid Interest, Realized Losses or Expense
                      Losses, if any, incurred with respect to the mortgage
                      loans, including a break out by type of such Realized
                      Losses or Expense Losses, with respect to the mortgage
                      pool and with respect to each Loan Group;

               (xii)  the aggregate amount of Servicing Advances and P&I
                      Advances outstanding, separately stated, that have been
                      made by the master servicers, the trustee and the fiscal
                      agent, with respect to the mortgage pool and with respect
                      to each Loan Group;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                      total Appraisal Reductions in effect as of such
                      Distribution Date, with respect to the mortgage pool and
                      with respect to each Loan Group; and

               (xiv)  such other information and in such form as will be
                      specified in the Pooling and Servicing Agreement.

               (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
          Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii)
and (a)(vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc.
and its designees, the Rating Agencies, parties to the Pooling and Servicing
Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call (714) 238-6700. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicers are required to deliver the Annual
Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders,
Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and
Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicers and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its

                                      S-97

possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii)
the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties) and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent,
(iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent, or with respect to the mortgage file, the trustee, make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley
Capital I Inc., originals or copies of, among other things, the following items
(to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments thereto;

     o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

     o    all officer's certificates delivered to the paying agent since the
          Closing Date;

     o    all accountants' reports delivered to the paying agent since the
          Closing Date;

     o    the mortgage loan files;

     o    the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

     o    the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties)
          and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

     o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

     o    any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

     Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                                      S-98

     The master servicers, the special servicers, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates assuming the certificates are issued in February 2005:

    The close of business on:
    February 1, 2005          (A)   Cut-off Date.
    February 28, 2005         (B)   Record Date for all classes of certificates.
    February 2-March 8        (C)   The Collection Period. Each master servicer
    or March 9                      receives Scheduled Payments due after the
                                    Cut-off Date and any Principal Prepayments
                                    made after the Cut-off Date and on or prior
                                    to March 8 or, with respect to the NCB
                                    Mortgage Loans, March 9
    March 8                   (D)   Determination  Date (5 Business Days or,
                                    with respect to the NCB Mortgage Loans, 4
                                    Business Days prior to the Distribution
                                    Date).
    March 14                  (E)   Master Servicer Remittance Date (1 Business
                                    Day prior to the Distribution Date).
    March 15                  (F)   Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable
     Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each
     Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

          (D) Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection
     Period.

          (E) Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

          (F) The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-99

THE TRUSTEE, FISCAL AGENT, PAYING AGENT, CERTIFICATE REGISTRAR AND
AUTHENTICATING AGENT

     The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

     LaSalle Bank National Association will act as the trustee (in such capacity, the "trustee"). LaSalle Bank National Association is an affiliate of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, is rated not less than "A+" by S&P and
"A1" by Moody's, unless the fiscal agent has a long-term unsecured debt rating that is at least "A2" by Moody's and "A+" by S&P, in which case the trustee's long-term unsecured debt will be permitted to be rated not less than "A3" by
Moody's and "A" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-IQ9. As of September 30, 2004 the trustee had assets of approximately $61 billion. See "Description Of The Agreements--Duties of the
Trustee," "Description Of The Agreements--Matters Regarding the Trustee" and
"Description Of The Agreements--Resignation and Removal of the Trustee" in the
prospectus.

     LaSalle Bank National Association will also serve as the paying agent (in such capacity, the "Paying Agent"). In addition, LaSalle Bank National
Association will serve as registrar (in such capacity the "Certificate
Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the
Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). As compensation for the performance of its duties as trustee, Paying Agent, Certificate Registrar and Authenticating Agent, LaSalle Bank National Association will be paid the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The Fiscal Agent

     ABN AMRO Bank, N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See
"--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of
September 30, 2004, the fiscal agent had consolidated assets of approximately
$790 billion. The long-term unsecured debt of ABN AMRO Bank, N.V. is rated "Aa3"
by Moody's. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN
AMRO Bank, N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

     The trustee, the fiscal agent, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and
Servicing Agreement, the certificates and the mortgage loans.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the

                                     S-100

date on which such class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in July 2056.

     The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

     o    to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o    to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
          Servicing Agreement (or the interest represented by the Class EI
          Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o    to modify, add to or eliminate the provisions in the Pooling and
          Servicing Agreement relating to transfers of residual certificates;

     o    to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

     o    to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
          Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

                                     S-101

     o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o    adversely affect in any material respect the interests of the Holders of the certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all certificates affected thereby;

     o    significantly change the activities of the trust, without the consent of the Holders of certificates representing more than 50% of all the voting rights;

     o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

     o    no such amendment may eliminate the master servicers', the trustee's or the fiscal agent's obligation to advance or alter the Servicing
          Standard except as may be necessary or desirable to comply with
          Sections 860A through 860G of the Code and related Treasury
          Regulations and rulings promulgated thereunder; or

     o    adversely affect the status of any REMIC created under the Pooling and
          Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100%
          of the Certificateholders (including the Class R-I, Class R-II and
          Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
          Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o    the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
          Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on certain of the certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative
Cost Rate (and, in addition, with respect to the residential cooperative mortgage loans, net of the Class X-Y Strip Rate), which is calculated based upon the respective principal balances of the

                                     S-102

mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate. Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 and the Class X-Y Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the
Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other class of Principal Balance
Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of class designation, in each case until the aggregate
Certificate Balance of such class of certificates is, in turn, reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon
Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class
A-5 and Class A-1A Certificates will generally be based upon the particular Loan
Group that the related mortgage loan is deemed to be in, the yield on the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the pooling and servicing agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD
Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional
Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See
"Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its class. An investor should consider, in the case of any such

                                     S-103

certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates, the
allocation of a portion of collected Prepayment Premiums or Yield Maintenance
Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance Certificates in the following order: first, to the Class P
Certificates and then in ascending alphabetical order of class designation through the Class B Certificates, then the Class A-J Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and
Class A-1A Certificates, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense
Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such class;
provided that Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
A-1A, Class X-1, Class X-2 and Class X-Y Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest
Shortfalls arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans will be borne by the holders of each class of certificates (other than the Class X-Y Certificates), pro rata in each case reducing interest otherwise payable thereon. Net Aggregate Prepayment
Interest Shortfalls arising in respect of the residential cooperative mortgage loans will be borne by the holders of each class of certificates, pro rata in each case reducing interest otherwise payable thereon. Distributions of interest on the class X-Y Certificates will not be reduced by any portion of a Net
Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment
Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is not a residential cooperative mortgage loan. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

                                     S-104

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates
will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

                                     S-105

     The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the classes of certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o    summing the results; and

     o    dividing the sum by the aggregate amount of the reductions in the
          Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................         83%         83%        83%         83%        83%
February 2007...................         65%         65%        65%         65%        65%
February 2008...................         44%         44%        44%         44%        44%
February 2009...................         21%         21%        21%         21%        21%
February 2010...................          0%          0%         0%          0%         0%
Weighted average life (years)...        2.62        2.62       2.62        2.61       2.61

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................          0%          0%         0%          0%         0%
Weighted average life (years)...        4.95        4.94       4.94        4.93       4.81

                                     S-106

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%         99%        99%
February 2011...................        100%         99%        97%         95%        88%
February 2012...................          4%          4%         3%          3%         3%
February 2013...................          0%          0%         0%          0%         0%
Weighted average life (years)...        6.81        6.77       6.74        6.69       6.47

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................         87%         85%        84%         83%        77%
February 2014...................          0%          0%         0%          0%         0%
Weighted average life (years)...        8.36        8.33       8.30        8.28       8.12

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................         61%         61%        61%         61%        61%
February 2012...................         34%         34%        34%         34%        34%
February 2013...................         24%         24%        24%         24%        24%
February 2014...................          2%          0%         0%          0%         0%
February 2015...................          0%          0%         0%          0%         0%
Weighted average life (years)...        6.70        6.65       6.64        6.64       6.60

                                     S-107

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%         98%        95%         93%        89%
February 2015...................          0%          0%         0%          0%         0%
Weighted average life (years)...        9.62        9.59       9.55        9.50       9.34

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................
February 2006...................
February 2007...................
February 2008...................
February 2009...................
February 2010...................
February 2011...................
February 2012...................
February 2013...................
February 2014...................
February 2015...................
Weighted average life (years)...

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%        100%       100%        100%       100%
February 2015...................          6%          6%         5%          5%         4%
February 2016...................          0%          0%         0%          0%         0%
Weighted average life (years)...        9.93        9.93       9.93        9.92       9.77

                                     S-108

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%        100%       100%        100%       100%
February 2015...................        100%        100%       100%        100%       100%
February 2016...................         89%         89%        88%         87%        74%
February 2017...................          0%          0%         0%          0%         0%
Weighted average life (years)...       11.33       11.32      11.31       11.30      11.18

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%        100%       100%        100%       100%
February 2015...................        100%        100%       100%        100%       100%
February 2016...................        100%        100%       100%        100%       100%
February 2017...................         37%         32%        26%         17%         0%
February 2018...................          0%          0%         0%          0%         0%
Weighted average life (years)...       11.97       11.97      11.96       11.93      11.77

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

         DISTRIBUTION DATE              0%         25%         50%        75%        100%
--------------------------------      ------      ------     --------    -------   --------

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%        100%       100%        100%       100%
February 2015...................        100%        100%       100%        100%       100%
February 2016...................        100%        100%       100%        100%       100%
February 2017...................        100%        100%       100%        100%        84%
February 2018...................          0%          0%         0%          0%         0%
Weighted average life (years)...       12.32       12.31      12.29       12.27      12.11

                                     S-109

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 241 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $1,531,754,421, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $174,710 to $146,250,000, and the mortgage loans have an average
Cut-off Date Balance of $6,355,827.

     For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

     Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily, together with 55 mortgage loans secured by multifamily properties. Loan Group 1 will consist of 168 mortgage loans, with an Initial Loan Group 1 Balance of $1,260,193,084, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately 82.3% of the
Initial Pool Balance.

     Loan Group 2 will consist of 73 of the mortgage loans that are secured by multifamily properties and have an Initial Loan Group 2 Balance of $271,561,337, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 17.7% of the Initial Pool Balance and approximately 62.4% of the principal balance of all the mortgage loans secured by multifamily properties.

     The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$249,676 to $146,250,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $7,501,149. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $174,710 to $14,831,705 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $3,720,018.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between December 22, 1995 and January
28, 2005. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

     238 mortgaged properties, securing mortgage loans representing 89.6% of the
Initial Pool Balance (which include 166 mortgage properties in Loan Group 1, representing 87.4% of the Initial Loan Group 1 Balance, and 72 mortgage properties in Loan Group 2, representing 100.0% of the Initial Loan Group 2
Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 5 mortgaged properties, securing mortgage loans representing 7.3% of the Initial Pool Balance (and representing 8.9% of the
Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. 3 mortgaged properties, securing mortgage loans representing 3.1% of the Initial Pool Balance (and representing 3.7% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in such mortgaged properties.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the

                                     S-110

mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 97 mortgage loans, representing 67.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 144 of the mortgage loans, representing 32.5% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o    Office - 36 of the mortgaged properties, which secure 34.3% of the
          Initial Pool Balance, are office properties;

     o    Multifamily - 127 of the mortgaged properties, which secure 28.4% of the Initial Pool Balance, are multifamily properties (including 67 residential cooperative properties which secure 11.0% of the Initial
          Pool Balance);

     o    Retail - 44 of the mortgaged properties, which secure 27.1% of the
          Initial Pool Balance, are retail properties;

     o    Industrial - 29 of the mortgaged properties, which secure 6.6% of the
          Initial Pool Balance, are industrial properties;

     o    Hospitality - 4 of the mortgaged properties, which secure 2.0% of the
          Initial Pool Balance, are hospitality properties;

     o    Assisted Living Facility - 1 mortgaged property, which secures 1.0% of the Initial Pool Balance, is an assisted living facility property;

     o    Self Storage - 2 of the mortgaged properties, which secure 0.4% of the
          Initial Pool Balance, is a self storage property; and

     o    Mixed Use - 3 of the mortgaged properties, which secure 0.3% of the
          Initial Pool Balance, is a mixed use property.

     For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

     Property Location

     The following 4 states contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, Texas, California and Florida:

     o    70 mortgaged properties, representing security for 29.7% of the
          Initial Pool Balance, are located in New York;

     o    23 mortgaged properties, representing security for 19.2% of the
          Initial Pool Balance, are located in the Texas;

     o    21 mortgaged properties, representing security for 13.3% of the
          Initial Pool Balance, are located in California; and

                                     S-111

     o    17 mortgaged properties, representing security for 5.3% of the Initial
          Pool Balance, are located in Florida.

     For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

     Due Dates

     199 of the mortgage loans, representing 63.1% of the Initial Pool Balance
(which include 158 mortgage loans in Loan Group 1, representing 67.1% of the
Initial Loan Group 1 Balance, and 41 mortgage loans in Loan Group 2, representing 44.5% of the Initial Loan Group 2 Balance), have Due Dates between the first and the fifth day of each calendar month. 42 of the mortgage loans, representing 36.9% of the Initial Pool Balance (which include 10 mortgage loans in Loan Group 1, representing 32.9% of the Initial Loan Group 1 Balance, and 32
mortgage loans in Loan Group 2, representing 55.5% of the Initial Loan Group 2
Balance), have Due Dates between the sixth and the tenth day of each calendar month. 110 of the mortgage loans, representing 74.2% of the Initial Pool Balance
(which include 107 mortgage loans in Loan Group 1, representing 88.8% of the
Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing
6.5% of the Initial Loan Group 2 Balance), have grace periods of between zero and five days. 67 of the mortgage loans, representing 11.0% of the Initial Pool
Balance (which include 47 mortgage loans in Loan Group 1, representing 8.5% of the Initial Loan Group 1 Balance, and 20 mortgage loans in Loan Group 2, representing 22.6% of the Initial Loan Group 2 Balance), have a grace period of
9 days. 63 of the mortgage loans, representing 14.7% of the Initial Pool Balance
(which include 14 mortgage loans in Loan Group 1, representing 2.8% of the
Initial Loan Group 1 Balance, and 49 mortgage loans in Loan Group 2, representing 69.9% of the Initial Loan Group 2 Balance), have a grace period of
10 days. 1 of the mortgage loans, representing 0.2% of the Initial Pool Balance
(and representing 1.0% of the Initial Loan Group 2 Balance), has a grace period of 11 days.

     Amortization

     The mortgage loans have the following amortization features:

     o    201 of the mortgage loans, representing 95.3% of the Initial Pool
          Balance (which include 132 mortgage loans in Loan Group 1, representing 94.7% of the Initial Loan Group 1 Balance, and 69
          mortgage loans in Loan Group 2, representing 97.7% of the Initial Loan
          Group 2 Balance), are Balloon Loans. 2 of these mortgage loans, representing 5.9% of the Initial Pool Balance (and representing 7.2%
          of the Initial Loan Group 1 Balance), are ARD Loans. The amount of the
          Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o    The remaining 40 mortgage loans, representing 4.7% of the Initial Pool
          Balance (which include 36 mortgage loans in Loan Group 1, representing
          5.3% of the Initial Loan Group 1 Balance, and 4 mortgage loans in Loan
          Group 2, representing 2.3% of the Initial Loan Group 2 Balance), are fully or substantially amortizing and are expected to have less than
          5% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

     o    59 mortgage loans, representing 63.8% of the Initial Pool Balance
          (which include 53 mortgage loans in Loan Group 1, representing 75.0%
          of the Initial Loan Group 1 Balance, and 6 mortgage loans in Loan
          Group 2, representing 11.8% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the mortgage loan by

                                     S-112

          pledging to the trust "government securities" as defined in the
          Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    60 mortgage loans, representing 17.1% of the Initial Pool Balance
          (which include 13 mortgage loans in Loan Group 1, representing 5.6% of the Initial Loan Group 1 Balance, and 47 mortgage loans in Loan Group
          2, representing 70.8% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

     o    54 mortgage loans, representing 6.9% of the Initial Pool Balance
          (which include 52 mortgage loans in Loan Group 1, representing 8.1% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group
          2, representing 1.0% of the Initial Loan Group 2 Balance), have either no lockout period or the lockout period has expired and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.

     o    39 mortgage loans, representing 4.7% of the Initial Pool Balance
          (which include 27 mortgage loans in Loan Group 1, representing 3.6% of the Initial Loan Group 1 Balance and 12 mortgage loans in Loan Group
          2, representing 9.6% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage set forth on Appendix II to this prospectus supplement.

     o    11 mortgage loans, representing 4.0% of the Initial Pool Balance (and representing 4.9% of the Initial Loan Group 1 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust
          "government securities" as defined in the Investment Company Act of
          1940 and obtaining the release of the mortgaged property from the lien of the mortgage if accompanied by a defeasance fee of 1.0% of the outstanding balance of the mortgage loan.

     o    8 mortgage loans, representing 1.5% of the Initial Pool Balance (which include 6 mortgage loans in Loan Group 1, representing 1.6% of the
          Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing 1.2% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

     o    2 mortgage loans, representing 0.6% of the Initial Pool Balance (and representing 0.7% of the Initial Loan Group 1 Balance), have no lockout period and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

     o    2 mortgage loans, representing 0.5% of the Initial Pool Balance (and representing 3.0% of the Initial Loan Group 2 Balance), have a lockout period except during the last two months of the terms of such mortgage loans during which the mortgage loans permit voluntary principal prepayments without the payment of a prepayment premium.

     o    3 mortgage loans, representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment.

     o    1 mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 1.8% of the Initial Loan Group 2 Balance), prohibits prepayments during the lockout period and after the lockout period, the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time,

                                     S-113

          accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 2.0% of the amount prepaid, of these loans.

     o    1 mortgage loan, representing 0.2% of the Initial Pool Balance (and representing 0.2% of the Initial Loan Group 1 Balance), permits principal prepayment if, during the first 60 months of the term of such mortgage loan, such prepayment is accompanied by a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid and after such
          60-month period, such prepayment is accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment.

     o    1 mortgage loan, representing 0.1% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 2 Balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

     With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

     o    2 mortgage loans, representing 1.2% of the Initial Pool Balance (and representing 1.5% of the Initial Loan Group 1 Balance), contain holdback reserves of up to $1,214,545, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions relating to tenant occupancy, rental income, post-closing delivery obligations and certain work items set forth in the related mortgage loan documents do not take place prior to a specified date. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

     o    3 mortgage loans, representing 9.1% of the Initial Pool Balance (and representing 11.1% of the Initial Loan Group 1 Balance), allow the release of a portion of the collateral for such mortgage loans if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the related mortgage loan.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

                                     S-114

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The residential cooperative mortgage loans permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and
Servicing Agreement.

     Subordinate and Other Financing

     Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     6 mortgage loans, representing 0.6% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 1 Balance), which are not secured by residential cooperative properties, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions. The borrower under 1 mortgage loan, representing 0.4% of the Initial
Pool Balance (and representing 0.4% of the Initial Loan Group 1 Balance), and which is not secured by a residential cooperative property, currently has subordinate financing secured by the related mortgaged property.

     The borrowers under 10 of the mortgage loans that are secured by low income multifamily housing, representing 3.5% of the Initial Pool Balance (and representing 20.0% of the Initial Loan Group 2 Balance), have incurred a limited amount of indebtedness from (for all but one such indebtedness) local housing administration agencies or social welfare organizations, such indebtedness is secured by the related mortgaged property. Each of such indebtedness is subordinate to the related mortgage loan either by its terms, by a subordination agreement or by a title insurance policy endorsement. Additionally, with respect to 6 of such mortgage loans, the subordinate indebtedness is payable only out of available cash flow.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans in the trust and certain other mortgage loans in the trust
(including all of the mortgage loans in the trust sold to the Depositor by
Massachusetts Mutual Life Insurance Company), do not require the borrowers to be special purpose entities.

     The borrowers under 55 mortgage loans, which collectively represent 8.3% of the Initial Pool Balance (which include 42 mortgage loans in Loan Group 1, representing 7.3% of the Initial Loan Group 1 Balance, and 13

                                     S-115

mortgage loans in Loan Group 2, representing 13.1% of the Initial Loan Group 2
Balance) and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a)
the total loan-to-value ratio of these loans be below certain thresholds and (b)
that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     8 mortgage loans, representing 20.6% of the Initial Pool Balance (and representing 25.0% of the Initial Loan Group 1 Balance), which are not secured by residential cooperative properties, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

     In the case of some or all of the Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan has the right to cure certain defaults occurring on the Mortgage Loan and/or the right to purchase the Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal
Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the
prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow
Available To The Mortgaged Property Which May Adversely Affect Payment On Your
Certificates" in this prospectus supplement.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II.

THE ARD LOANS

     2 of the mortgage loans, representing in the aggregate 5.9% of the Initial
Pool Balance (and representing 7.2% of the Initial Loan Group 1 Balance), provides that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised
Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

                                     S-116

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

     o    Except as provided in the second succeeding bullet, the loan-to-value ratios for each mortgage loan were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after February 1, 2004.

     o    With respect to 67 of those mortgage loans described in the previous bullet, representing 11.0% of the Initial Pool Balance (which include
          47 mortgage loans in Loan Group 1, representing 8.5% of the Initial
          Loan Group 1 Balance, and 20 mortgage loans in Loan Group 2, representing 22.6% of the Initial Loan Group 2 Balance), which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative.

     o    In connection with the mortgage loans sold to the trust by
          Massachusetts Mutual Life Insurance Company, the seller arrived at the valuations of the mortgaged properties by applying a capitalization rate to underwritten net operating income and adding in the remaining value of the outstanding tax credits.

     Environmental Assessments

     With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after August 1, 2003 (which secure mortgage loans representing 87.9% of the Initial Pool Balance, 99.7% of the Initial Loan Group 1 Balance and 33.0% of
the Initial Loan Group 2 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

     With respect to the mortgaged properties for which environmental site assessments were prepared prior to August 1, 2003 or for which no environmental site assessments exist, which secure mortgage loans representing 12.1% of the
Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance and 67.0% of the Initial Loan Group 2 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions:

     o    no hazardous material is present on such mortgaged property such that
          (a) the value, use or operation of such mortgaged property is materially and adversely affected or (b) under applicable federal, state or local law, (i) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property; and

     o    such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller

                                     S-117

     nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

     With respect to certain residential cooperative properties, relating to mortgage loans in the aggregate amount of $1,022,460 or less and sold to the trust by NCB, FSB representing 0.1% of the Initial Pool Balance (and representing 0.1% of the Initial Loan Group 1 Balance and 0.1% of the Initial
Loan Group 2 Balance), ASTM transaction screens were conducted in lieu of Phase
I environmental site assessments.

     Property Condition Assessments

     Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. In the case of the mortgage loans sold to the Depositor by Massachusetts Mutual Life Insurance Company, engineering reports were not obtained in connection with the origination or securitization of the mortgage loans. However, in connection with the securitization of such mortgage loans, the related seller did obtain property inspection reports from a third party consultant.

     With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after August 1, 2003, (which secure mortgage loans representing 87.2% of the Initial Pool Balance, 99.6% of the
Initial Loan Group 1 Balance and 29.9% of the Initial Loan Group 2 Balance), the
related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

     With respect to the mortgaged properties, for which property inspection reports were prepared prior to August 1, 2003 or for which no property inspection or engineering report exists (which secure mortgage loans representing 12.8% of the Initial Pool Balance, 0.4% of the Initial Loan Group 1
Balance and 70.1% of the Initial Loan Group 2 Balance), the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established), in each case, so as not to materially and adversely affect its value as security for the related mortgage loan. In those cases where a material and adverse property condition was identified, such property condition generally has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined. With respect to 1 mortgaged property, which secures a mortgage loan representing 1.1% of the Initial Pool Balance and which is located in an area where seismic risk is deemed material, the borrower was not required to obtain a seismic engineering report of the building and, therefore, a PML estimate was not determined.

     Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such

                                     S-118

compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     With respect to 2 mortgaged properties, securing 0.4% of the Initial Pool
Balance (and representing 0.1% of the Initial Loan Group 1 Balance, and representing 1.9% of the Initial Loan Group 2 Balance), the related seller has obtained, and there will be assigned to the trust, an environmental policy covering certain environmental matters with respect to the related mortgaged property. The premiums for each policy have been paid in full.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II hereto, and for a brief summary of the 10 largest loans in the
Mortgage Pool, see Appendix IV hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors"
elsewhere in this "Description of the Mortgage Pool" section and under "Legal
Aspects Of The Mortgage Loans And The Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

               (i) References to "DSCR" are references to "Debt Service Coverage
          Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage
          Ratio" or "DSCR" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of
          Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage
          Ratio (unless otherwise indicated) reflects with respect to Mortgage
          Loan Nos. 2-4, 9, 13, 25, 28, 30, 31, 37, 41, 45, 75 and 91, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

               (ii) In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage

                                     S-119

          loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties. The Underwritable Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

               (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage
          Ratios accurately reflect that ability.

               (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Cut-off Date LTV,"
          "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value"
          for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative.

               (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and
          Condition--Appraisals."

               (vii) No representation is made that any such value would
          approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

               (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

STANDARD HAZARD INSURANCE

     Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein.
Certain mortgage loans may permit such hazard insurance

                                     S-120

policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o    the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance and the cost thereof, subject to a determination of recoverability, will be a Servicing
Advance. Each special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO
Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. None of the master servicers or the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the
Operating Adviser as set forth in the Pooling and Servicing Agreement.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or
Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments
On Your Certificates" and "--Certain Other Risks Related to Casualty and
Casualty Insurance" in this prospectus supplement.

THE SELLERS

               Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc. ("MSMC"), a subsidiary of Morgan
Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of
MSMC are located at 1585 Broadway, New York, New York 10036.

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     IXIS Real Estate Capital Inc.

     IXIS Real Estate Capital Inc. is a New York corporation that primarily engages in originating, lending against, purchasing and securitizing commercial and residential mortgage loans. IXIS Real Estate Capital Inc. is a subsidiary of
IXIS Corporate and Investment Bank, a fully licensed bank under French laws.

     Principal Commercial Funding, LLC

     Principal Commercial Funding, LLC is a wholly owned subsidiary of Principal
Global Investors, LLC, which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Commercial Funding, LLC was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the Principal Commercial Funding, LLC loans was originated and underwritten by Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801
Grand Avenue, Des Moines, Iowa 50392.

     Massachusetts Mutual Life Insurance Company

     The Massachusetts Mutual Life Insurance Company ("MassMutual"), based in
Springfield, Massachusetts, is a global diversified financial services organization with more than 31,000 employees and sales representatives around the world. Babson Capital Management LLC, a MassMutual subsidiary, serves as the sole and exclusive real estate debt investment advisor to the MassMutual General
Investment Account. Babson Capital Management LLC also manages and services real estate debt assets and funds for institutional clients worldwide.

     Each of the mortgage loans sold to the Trust by MassMutual was originated and underwritten by either MassMutual or Babson Capital Management LLC.

     NCB, FSB

     NCB, FSB is a federal savings bank chartered by the Office of Thrift
Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative
Bank, one of the special servicers. NCB, FSB maintains an office at 1725 Eye
Street, N.W., Washington, D.C. 20006.

     NCB, FSB, together with its affiliates and parent, National Consumer
Cooperative Bank, have originated over $4.5 billion in commercial and multifamily loans and securitized over $3.6 billion of such originations in 31 public securitization transactions.

     Union Central Mortgage Funding, Inc.

     Union Central Mortgage Funding, Inc. is a corporation organized under the laws of the State of Ohio. Union Central Mortgage Funding, Inc. is a wholly owned subsidiary of The Union Central Life Insurance Company. Union Central
Mortgage Funding, Inc. was formed to originate and acquire loans secured by commercial and multifamily real estate. Union Central Mortgage Funding, Inc. is also the Primary Servicer with respect to loans transferred by it to the trust.
The principal offices of Union Central Mortgage Funding, Inc. are located at 312
Elm Street, Cincinnati, Ohio 45202. The mortgage loans for which Union Central
Mortgage Funding, Inc. is the applicable mortgage loan seller were originated or acquired by Union Central Mortgage Funding, Inc.

     Teachers Insurance and Annuity Association of America

     Teachers Insurance and Annuity Association of America ("TIAA") is a
non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance
Department. TIAA was established in 1918 by the Carnegie Foundation for the U.S.
Advancement of Teaching. TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA currently holds top ratings from all four leading insurance company ratings agencies: A.M.
Best Co., Fitch, Moody's and S&P (these ratings of TIAA as an insurance company do not apply to the TIAA Real Estate Account).

                                     S-122

     The TIAA mortgage loans in this transaction were acquired by TIAA from GMAC
Commercial Mortgage Corporation ("GMAC") pursuant to a program under which GMAC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, GMAC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by GMAC under loan documents prepared by counsel retained by GMAC and simultaneously assigned to and purchased by TIAA.

     Washington Mutual Bank, FA

     With a history dating back to 1889, Washington Mutual Bank, FA is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. At December 31, 2004, Washington
Mutual, Inc. and its subsidiaries, including Washington Mutual Bank, FA, had consolidated assets of $307.92 billion. Washington Mutual, Inc. currently operates more than 2,400 consumer banking, mortgage lending, commercial banking and financial services offices throughout the nation. The commercial real estate division of Washington Mutual Bank, FA provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties. On July 28, 2004, Washington Mutual Bank, FA announced a series of steps designed to alter the focus of its commercial real estate division's lines of business. While Washington Mutual Bank, FA's commercial real estate division continues to serve commercial customers through lending to commercial real estate owners and investors, it has discontinued its proprietary commercial mortgage-backed securitization platform, through which it originated commercial mortgage loans for securitization.

     Washington Mutual Bank, FA originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the
Primary Servicer with respect to those mortgage loans.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc.,
in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase
Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of
Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1)  the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2)  such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3)  no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the
               12-month period immediately preceding the Cut-off Date;

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          (4)  the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5)  the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6)  the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

          (7)  the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

          (8)  the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And
               Engineering Reports May Not Reflect All Conditions That Require
               Repair On The Property";

          (9)  the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
               Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

          (12) the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk
               Factors--Environmental Risks Relating To Specific Mortgaged
               Properties May Adversely Affect Payments On Your Certificates";

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors'
               rights exceptions, general principles of equity and other
               exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and
               liability insurance policies of a type specified in the related
               Mortgage Loan Purchase Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

          (16) to the seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a)
               the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment
               consideration in connection therewith;

                                     S-124

          (18) to the seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to
               accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley
               Capital I Inc. and its successors and assigns upon notice to, but
               (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of
               termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f)
               the holder of the mortgage is permitted a reasonable opportunity
               (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor
               thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan;

          (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such
               mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in
               connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

          (21) at origination, the mortgage loans complied with all applicable federal, state and local statutes and regulations.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

                                     S-125

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such
Permitted Cure Period, to:

     o    repurchase the affected mortgage loan from the trust at the Purchase
          Price; or

     o    at its option, if within the 2-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan; and

     o    pay an amount generally equal to the excess of the applicable Purchase
          Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related seller must cure any Material Document Defect or Material
Breach within the Permitted Cure Period; provided, however, that if such
Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Each master servicer and special servicer, either directly or through the
Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

     Each master servicer and special servicer is required to adhere to the
Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the classes of certificates. Any master servicer, any special servicer and any
Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

     Any such interest of a master servicer, a special servicer or a Primary
Servicer in the certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the
Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by such master servicer, special

                                     S-126

servicer or Primary Servicer. In addition, a master servicer or a special servicer may, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

     The master servicer for mortgage loans that are not NCB Mortgage Loans intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary
Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing
Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and
Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicers, the Primary Servicers and the special servicers are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee and the paying agent, provided that:

     o    a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o    the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing;
          and

     o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and
Servicing Agreement. If a special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of such special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

     The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Neither master servicer will have any responsibility for the performance of either special servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer's duties, to the extent they are different entities, under the Pooling and Servicing
Agreement.

                                     S-127

     The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicers will be responsible for servicing and administering any
Specially Serviced Mortgage Loans for which they are acting as special servicer.

     Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" hereto, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing
Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced
Mortgage Loan.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

     The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The master servicers and the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of such master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

     Master Servicers

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans (other than the NCB, FSB Mortgage Loans)
pursuant to the Pooling and Servicing Agreement. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers.

     Wells Fargo's principal servicing offices are located at 45 Fremont Street,
2nd Floor, San Francisco, California 94105.

     As of December 31, 2004, Wells Fargo was responsible for servicing approximately 6,742 commercial and multifamily mortgage loans, totaling approximately $51.45 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo &
Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth herein concerning Wells Fargo, as general master servicer, has been provided by it. Accordingly, neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     NCB, FSB will be responsible for servicing the NCB Mortgage Loans pursuant to the Pooling and Servicing Agreement. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the
Treasury. It is one of the mortgage loan sellers and is a wholly-owned subsidiary of National

                                     S-128

Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan sellers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington,
D.C. 20006.

     As of December 31, 2004, NCB, FSB was servicing a portfolio with a total principal balance of approximately $3.7 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.7 billion of commercial and residential cooperative real estate assets representing 28 securitization transactions.

     The information set forth herein concerning NCB, FSB has been provided by
it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Master Servicer Compensation

     Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in their Certificate Account and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

     The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest
Payment required to be made by such master servicer on such Distribution Date.
Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment
Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment
Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the master servicer will be entitled to 100% of assumption fees with respect thereto). The applicable special servicer will generally be entitled to approve assumptions.

     In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default, the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the
Certificate Balance of all certificates so direct the trustee.

     Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of a master servicer be effective until a

                                     S-129

successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement.
However, if a master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of
"Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

     However, if either master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the continuation of the respective
Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICERS

     Special Servicers

     Midland Loan Services, Inc. ("Midland") will initially be appointed as general special servicer of the mortgage loans in the trust fund (other than the residential cooperative mortgage loans) and any related foreclosure properties.

     Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building
82, Suite 700, Overland Park, Kansas 66210. Midland is approved as master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks
Midland as "1" for each category. Midland is also a HUD/FHA--approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     As of December 31, 2004, Midland was servicing approximately 14,452 commercial and multifamily loans with a principal balance of approximately $98.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,711 of such loans, with a total principal balance of approximately $72.3 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2004, Midland was named the special servicer in approximately 85 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $49.1 billion. With respect to such transactions as of such date, Midland was administering approximately 129 assets with an outstanding principal balance of approximately
$870 million.

     The information set forth herein concerning Midland, as general special servicer, has been provided by it, and neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of such information.

                                     S-130

     National Consumer Cooperative Bank will act as special servicer of the residential cooperative mortgage loans in the trust fund and any related foreclosure properties. National Consumer Cooperative Bank was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatives. By Congressional amendments in 1981, National Consumer
Cooperative Bank was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. It wholly owns NCB,
FSB, one of the master servicers and one of the mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

     As of December 31, 2004, National Consumer Cooperative Bank and its
affiliates were servicing a portfolio with a total principal balance of approximately $3.7 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.7 billion of commercial and residential cooperative real estate assets representing 28 securitization transactions, for which National Consumer
Cooperative Bank or an affiliate is master servicer and/or special servicer.

     The information set forth herein concerning National Consumer Cooperative
Bank has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Special Servicer Compensation

     Each special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If a special servicer is terminated or resigns for any reason, it will retain the right to receive any
Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially
Serviced Mortgage Loan or if the related mortgaged property becomes an REO
Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     Each special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans for which it is acting as special servicer, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the
Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, each special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage
Loans for which it is acting as special servicer (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto). Each special servicer will generally be entitled to approve assumptions with respect to the mortgage loans for which it is acting as special servicer.

     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser will have the right to receive notification of certain actions of each special servicer, subject to the limitations described in this prospectus supplement.

                                     S-131

     Termination of Special Servicer

     The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement.

     In addition to the termination of a special servicer upon a Special
Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the applicable special servicer in regard to certain actions. The applicable special servicer will be required to notify the Operating Adviser of, among other things:

     o    any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o    any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

     o    any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o    any determination to bring an REO Property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o    any acceptance of a discounted payoff;

     o    any waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

     o    any acceptance of an assumption agreement;

     o    any release of collateral for a Specially Serviced Mortgage Loan
          (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

     o    any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

     Other than with respect to a proposed sale of a Specially Serviced Mortgage
Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of

                                     S-132

certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and
Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, each master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially
Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

     o    reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

     o    reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will a special servicer be permitted to:

     o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

                                     S-133

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) any seller with respect to each mortgage loan it sold, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class and (c)
the special servicer (with respect to its mortgage loans), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option. Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicers or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the
Pooling and Servicing Agreement, that the Option Purchase Price is a fair price.
The reasonable, out of pocket expenses of such special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to such special servicer and the trustee as an expense of the trust.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement.

FORECLOSURES

     Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating
Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8).
The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury

                                     S-134

regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes
"rents from real property," within the meaning of Code Section 856(c)(3)(A) and
Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of
REO Taxes in connection with the operation of commercial REO Properties by
REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II and REMIC III), other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess
Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered
REMIC Structures" in the prospectus. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o    the accuracy of all representations made with respect to the mortgage loans;

     o    ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments thereof; and

     o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in REMIC I in the case of the Class R-I
Certificates, the sole class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole class of "residual interests" in REMIC

                                     S-135

III, in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI
Certificates will represent beneficial ownership of the assets of the grantor trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under
Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in
Section 856(c)(3)(B).

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will constitute "evidence of indebtedness" within the meaning of Section
582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property
(initially 28.4% of the Initial Pool Balance), assisted living property
(initially 1.0% of the Initial Pool Balance) or other property described in
Section 7701(a)(19)(C) of the Code. However, if 95% or more of the related
REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C).

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the Class ___ Certificates will be issued at a premium, that the Class ___ Certificates will be issued with a de minimis amount of OID and that the Class ___ Certificates will be issued with OID for federal income tax purposes.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates--Premium" in the prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the offered certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the offered certificates and the IRS. Prospective purchasers of those offered certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such offered certificates.

     To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the

                                     S-136

offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the
Pooling and Servicing Agreement, rather than including projected Prepayment
Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     Each special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 29.7% of the Initial Pool
Balance) and Texas (approximately 19.2% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

     New York, Texas and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either

                                     S-137

master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

     New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     Texas Law. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the mortgage loan because of the limited nature of its recourse liabilities.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicers, the special servicers, the Operating
Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section
4975 of the Code--could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

                                     S-138

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to each of the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following 5 general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

     o    the trustee cannot be an affiliate of any member of the Restricted
          Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

     o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the
          Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc.
expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

                                     S-139

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of certificates does not exceed
          25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

         INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent, the fiscal agent and each master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent, either master servicer, either special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and
Servicing Agreement or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL
Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

                                     S-140

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

     We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America
Inc. Subject to the terms and conditions set forth in the Underwriting
Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley
Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

                                                                   CLASS                CLASS    CLASS
    UNDERWRITERS     CLASS A-1  CLASS A-2   CLASS A-3  CLASS A-4   A-AB     CLASS A-5   A-1A      A-J    CLASS B   CLASS C   CLASS D
-------------------  ---------  ---------   ---------  ---------  -------   ---------  -------  -------  -------   -------   -------

Morgan Stanley &
   Co. Incorporated   $          $           $          $          $          $         $         $        $         $          $
Greenwich Capital
   Markets, Inc....   $          $           $          $          $          $         $         $        $         $          $
IXIS Securities
   North America
   Inc.............   $          $           $          $          $          $         $         $        $         $          $
TOTAL..............   $          $           $          $          $          $         $         $        $         $          $

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan
Stanley Capital I Inc., will be approximately $_________, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The

                                     S-141

Underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the
Underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the
Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about February
24, 2005, which is the ____ business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

     The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for Morgan Stanley Mortgage Capital
Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for IXIS Real
Estate Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York,
for Principal Commercial Funding, LLC by Dechert LLP, New York, New York, for
Massachusetts Mutual Life Insurance Company by Cadwalader, Wickersham & Taft
LLP, for NCB, FSB by Bryan Cave, LLP, New York, New York, for Union Central
Mortgage Funding, Inc. by Thacher Proffitt & Wood LLP, New York, New York, for
Teachers Insurance and Annuity Association of America by Dechert LLP, New York,
New York and for Washington Mutual Bank, FA by Sidley Austin Brown & Wood LLP,
New York, New York.

                                     S-142

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from S&P and Fitch.

            CLASS                    S&P           FITCH
---------------------------     ------------    ------------
Class A-1..................          AAA            AAA
Class A-2..................          AAA            AAA
Class A-3..................          AAA            AAA
Class A-4..................          AAA            AAA
Class A-AB.................          AAA            AAA
Class A-5..................          AAA            AAA
Class A-1A.................          AAA            AAA
Class A-J..................          AAA            AAA
Class B....................          AA             AA
Class C....................          AA-            AA-
Class D....................           A              A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan (other than the residential cooperative mortgage loans) that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                     S-143

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each class of REMIC
Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

     "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made
(which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan, not later than the earliest of the following:

     o    the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan if such delinquency remains uncured;

     o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

     o    the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

     o    the date 30 days following the date a mortgaged property becomes an
          REO Property.

     "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount, calculated as of the first Determination Date that is at

                                     S-144

least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

          the sum of:

     o    the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

     o    to the extent not previously advanced by a master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

     o    all related unreimbursed Advances and interest on such Advances at the
          Advance Rate; and

     o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO
          Property, as the case may be,

          over

     o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
          maturity date; or

     o    any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

                                     S-145

     "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

     o    Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

     o    amounts that are payable or reimbursable to any person other than the
          Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee, the paying agent and the fiscal agent, as compensation or in reimbursement of outstanding Advances);

     o    amounts deposited in the Distribution Account in error; and

     o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the
          Interest Reserve Account;

     (2) to the extent not already included in clause (1), any Compensating
Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in each Interest
Reserve Account in respect of each Interest Reserve Loan.

     In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution
Account on the Master Servicer Remittance Date occurring in such month any such
Scheduled Payment (including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer
Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the
Distribution Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution
Amount for the Distribution Date occurring in the applicable month.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

                                     S-146

     "Balloon Payment" means, with respect to a Balloon Loan meeting the requirements of the definition of Balloon Loans other than that it is not included in the trust, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base
Interest Fraction be greater than 1. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base
Interest Fraction will equal zero.

     "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the
Class A-AB Certificates, the Class A-5 Certificates and the Class A-1A
Certificates, collectively.

     "Class X Certificates" means the Class X-1 Certificates, the Class X-2
Certificates and the Class X-Y Certificates, collectively.

     "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

     "Closing Date" means on or about February 24, 2005.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans serviced by such master servicer (but not including any Specially Serviced Mortgage Loan) resulting from
(x) voluntary Principal Prepayments on such mortgage loans or (y) to the extent that such master servicer did not apply the proceeds thereof in accordance with the terms of the related mortgage loan documents, involuntary Principal
Payments, during the related Collection Period over (B) Prepayment Interest
Excesses incurred in respect of the mortgage loans serviced by such master servicer (but not including any Specially Serviced Mortgage Loan) resulting from
Principal Prepayments on such mortgage loans during the same Collection Period;
but such Compensating Interest shall not exceed the portion of the aggregate
Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties.

                                     S-147

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means February 1, 2005. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in February 2005 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on
February 1, 2005, not the actual day which such scheduled payments are due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means (a) with respect to any Distribution Date and any of the mortgage loans other than the NCB Mortgage Loans and the mortgage loans contributed to the trust fund by Massachusetts Mutual Life Insurance
Company, the earlier of (i) the 10th day of the month in which such Distribution
Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related

                                     S-148

Distribution Date, (b) with respect to any Distribution Date and any of the NCB
Mortgage Loans, the earlier of (i) the 11th day of the month in which such
Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 4th business day prior to the related
Distribution Date or (c) with respect to any Distribution Date and any of the mortgage loans contributed to the trust fund by Massachusetts Mutual Life
Insurance Company, the earlier of (i) the 10th day of the month in which such
Distribution Date occurs or, if such day is not a business day, the next succeeding business day and (ii) the 5th business day prior to the related
Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

     o    Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o    any Net Aggregate Prepayment Interest Shortfalls allocated to such class; and

     o    Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
          Distributable Certificate Interest Amount payable in respect of such class in accordance with the terms of the Pooling and Servicing
          Agreement; and

     o    the portion of the Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding
          Distribution Date; and

     o    if the aggregate Certificate Balance is reduced because amounts in the
          Certificate Account allocable to principal have been used to reimburse a nonrecoverable advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate
          Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

     "EPA" means the United States Environmental Protection Agency.

                                     S-149

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to a master servicer under the
Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement;

     o    any failure by such master servicer to make a required deposit to the
          Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o    any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o    any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan
          Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I
          Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

     o    such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

     o    such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    the trustee shall receive written notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

                                     S-150

     o    such master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of
          Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to the master servicers or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc.
and IXIS Securities North America Inc., as amended.

     "Expense Losses" means, among other things:

     o    any interest paid to the master servicers, the special servicers, the trustee or the fiscal agent in respect of unreimbursed Advances;

     o    all Special Servicer Compensation paid to the special servicers (to the extent not collected from the related borrower);

     o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital
          I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;
          and

     o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous
MateriALS Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the
Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.
1251 et seq.), the Clean Air Act, as AMENDed (42 U.S.C. ss.ss. 7401 et seq.),
and any regulations promulgated pursuant thereto.

                                     S-151

     "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,260,193,084.

     "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $271,561,337.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,531,754,421.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

     "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that each master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in each Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicers, the master servicers,
Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

     "Liquidation Fee" means, generally, 1.00% (with respect to a Specially
Serviced Mortgage Loan with a principal balance of less than $20,000,000) or
0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) of the related Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage
Loan or related REO Property and/or any Condemnation Proceeds or Insurance
Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a Material Breach or a Material Document Defect); provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan).

     "Loan Group 1" means that distinct loan group consisting of 168 mortgage loans, representing approximately 82.3% of the Initial Pool Balance, that are secured by property types other than multifamily, together with 55 mortgage loans secured by multifamily and manufactured housing properties.

     "Loan Group 2" means that distinct loan group consisting of 73 mortgage loans that are secured by multifamily properties, representing approximately
17.7% of the Initial Pool Balance and approximately 62.4% of the Initial Pool
Balance of all the mortgage loans secured by multifamily properties.

     "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

                                     S-152

     "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal
Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

     "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o    the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
          (unless such document(s) have not been returned by the applicable recorder's office);

     o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o    an original or copy of the related lender's title insurance policy
          (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

                                     S-153

     o    when relevant, the related ground lease or a copy thereof;

     o    when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o    when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the 241 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $1,531,754,421, which may vary by up to 5%.

     "NCB Mortgage Loans" means the mortgage loans that were originated or purchased by NCB, FSB and National Consumer Cooperative Bank and sold by NCB,
FSB to the depositor pursuant to the related mortgage loan purchase agreements.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and each master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of all (or, where specified, a portion)
of the mortgage loans serviced by such master servicer (including Specially
Serviced Mortgage Loans) during any Collection Period that are neither offset by
Prepayment Interest Excesses collected on such mortgage loans during such
Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan, the Class X-Y Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage
Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest).
However, with respect to each Non-30/360 Loan:

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in
          2005) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

     "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

                                     S-154

     "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted
Mortgage Loans," in this prospectus supplement.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Default
Interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

     In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (or, in the case of a Balloon Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer
Remittance Date), in each case subject to a nonrecoverability determination.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate in the class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such class.

     "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such
Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material
Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage
Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of February 1, 2005, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer with respect to the mortgage loans other than the NCB Mortgage Loans, NCB, FSB, as master servicer with respect to the NCB Mortgage Loans, Midland Loan
Services, Inc., as general special servicer with respect to the mortgage loans, other than the residential cooperative mortgage loans, National Consumer
Cooperative Bank, as special servicer with respect to the residential cooperative mortgage loans, LaSalle Bank National Association, as trustee, paying agent and certificate registrar, and ABN AMRO Bank, N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment other than in connection with the foreclosure or liquidation of a mortgage loan) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment

                                     S-155

allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest
Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due Date to the date such payment was made, net of the amount of any Master Servicing Fee, the Primary Servicing Fee, the Excess
Servicing Fee and the Trustee Fee and, if the related mortgage loan is a
Specially Serviced Mortgage Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a mortgage loan) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special
Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage
Loan, and the Trustee Fee) that accrues on the amount of such Principal
Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

     o    the aggregate amount of interest that would have accrued at the Net
          Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), plus, with respect to the residential cooperative mortgage loans, the applicable Class X-Y Strip
          Rate, on the Scheduled Principal Balance of such mortgage loan for the
          30 days ending on such Due Date if such Principal Prepayment or
          Balloon Payment had not been made, over

     o    the aggregate interest that did so accrue at the Net Mortgage Rate plus, with respect to the residential cooperative mortgage loans, the applicable Class X-Y Strip Rate, through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan for any
Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

     "Primary Servicer" means any of Principal Global Investors, LLC, Babson
Capital Management LLC, Union Central Mortgage Funding, Inc. and Washington
Mutual Bank, FA, and each of their respective permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

     o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
          Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related
          Collection Period; and

     o    all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including
          Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds,
          Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage

                                     S-156

          loans during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

     The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution
Amount applicable to the related mortgage loan, and then to the other Loan Group
Principal Distribution Amount) to the extent applicable:

     o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced
          (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
          Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

     o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal on the mortgage pool during the Collection
          Period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution
          Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

     So long as both the Class A-5 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-5 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances,
Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicers, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the
Primary Servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any
Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

                                     S-157

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan (other than the mortgage loans secured by residential cooperative properties) that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means S&P and Fitch.

     "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.
Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that Collection
Period.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan that was modified, based on the modified terms), (b) no other
Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement.

     "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

                                     S-158

     "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan on any Due
Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), thereof, reduced, to not less than zero, by:

     o    any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
          Payments due in any subsequent Collection Period; and

     o    the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Senior Certificates and the Class X
Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary
"out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means the higher of the following standards of care:

     o    in the same general manner in which, and with the same care, skill, prudence and diligence with which, the applicable master servicer, any
          Primary Servicer or the applicable special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicer servicing mortgage loans which are similar to the mortgage loans and to the maximization of the net present value of the mortgage loans; or

     o    the care, skill, prudence and diligence the applicable master servicer, the applicable Primary Servicer or the special servicer, as the case may be, uses for loans which it owns and which are similar to the mortgage loans, giving due consideration to the maximization of the net present value of the mortgage loans,

     but in either case without regard to:

     o    any other relationship that the applicable master servicer, the applicable special servicer, any sub-servicer or any Primary Servicer,
          Morgan Stanley Capital I Inc. or any affiliate of any of them may have with the related borrower or any affiliate of the borrower, Morgan
          Stanley Capital I Inc. or the seller;

                                     S-159

     o    the ownership of any certificate by the applicable master servicer, any sub-servicer, any Primary Servicer, the applicable special servicer or any affiliate of any of them;

     o    the applicable master servicer's obligation to make Advances or to incur servicing expenses with respect to the mortgage loans (so long as such Advances and expenses are not determined to be
          nonrecoverable);

     o    the applicable master servicer's, the applicable special servicer's, any Primary Servicer's or any sub-servicers' right to receive compensation for its services or with respect to any particular transaction;

     o    the ownership or servicing or management for others by the applicable master servicer, the applicable special servicer, any sub-servicer or any Primary Servicer of any other mortgage loans or property;

     o    any obligation of the applicable master servicer or the applicable special servicer or an affiliate thereof to pay any indemnity with respect to any repurchase obligation;

     o    any option to purchase any mortgage loan it may have; or

     o    the ownership of any junior indebtedness by the applicable master servicer or the applicable special servicer or any affiliate with respect to the borrower or any affiliate thereof with respect to any mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

     "Special Servicer Compensation" means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to the special servicers pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the
          Pooling and Servicing Agreement;

     o    any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the
          Pooling and Servicing Agreement which failure continues unremedied for
          1 business day following the date on which such deposit or remittance was first required to be made;

     o    any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure, provided that such cure period may not exceed 90 days;

     o    any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by
          Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure, provided that such cure period may not exceed 90 days;

                                     S-160

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o    such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

     o    such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates; or

     o    such special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum (with respect to each Specially Serviced
Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced
Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means any mortgage loan as to which:

     o    a Balloon Payment is past due, and the applicable master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the related borrower makes all monthly payments that would have become due if such mortgage loan had not matured, based on the amortization term of such mortgage loan, (ii) the related borrower has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and (iii) such refinancing is obtained on or before the 150th day succeeding the date the Balloon
          Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o    to the applicable master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o    the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o    the applicable master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

                                     S-161

     o    the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o    in the judgment of the applicable master servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such master servicer is reasonably likely to materially and adversely affect the interests of the
          Certificateholders.

     "Structuring Assumptions" means the following assumptions:

     o    the mortgage rate on each mortgage loan in effect as of the Closing
          Date remains in effect until maturity or its Anticipated Repayment
          Date;

     o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

     o    the closing date for the sale of the certificates is February 24,
          2005;

     o    distributions on the certificates are made on the 15th day of each month, commencing in March 2005;

     o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o    the trust does not experience any Expense Losses;

     o    no Principal Prepayment on any mortgage loan is made during its
          Lockout Period, if any, or during any period when Principal
          Prepayments on such mortgage loans are required to be accompanied by a
          Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o    no Prepayment Interest Shortfalls occur;

     o    no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs, unless specifically noted;

     o    each ARD Loan pays in full on its Anticipated Repayment Date;

     o    the mortgage loan identified on Appendix II to this prospectus supplement as Mortgage Loan No. 6 matures on August 1, 2013; and

     o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

     "Subordinate Certificates" means the Class A-J Certificates, the Class B
Certificates, the Class C Certificates, the Class D Certificates, the Class E
Certificates, the Class F Certificates, the Class G Certificates, the Class H
Certificates, the Class J Certificates, the Class K Certificates, the Class L
Certificates, the Class M Certificates, the Class N Certificates, the Class O
Certificates and the Class P Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

                                     S-162

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing
Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of
(a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Underwriters" means Morgan Stanley & Co. Incorporated, Greenwich Capital
Markets, Inc. and IXIS Securities North America Inc.

     "Underwriting Agreement" means that agreement, dated February __, 2005, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co.
Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America
Inc.

     "Unpaid Interest" means, on any Distribution Date with respect to any class of certificates, other than the Residual Certificates and the Class EI
Certificates, the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan with a principal balance of less than $20,000,000, equal to 1.00%
and payable with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more, equal to 0.75% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                     S-163

                                   SCHEDULE A

    RATES USED IN DETERMINATION OF CLASS X-1 AND CLASS X-2 PASS-THROUGH RATES

                                      A-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                SCHEDULE B

                            COMPONENT NOTIONAL AMOUNT

  DISTRIBUTION DATE
     (INCLUSIVE)         CLASS X-2   CLASS A-1   CLASS A-2   CLASS A-3  CLASS A-4  CLASS A-AB  CLASS A-5  CLASS A-1A  CLASS A-J
----------------------  ----------- -----------  ---------- ----------- ---------- ----------- ---------- ----------- ----------

  DISTRIBUTION DATE
     (INCLUSIVE)          CLASS B   CLASS C  CLASS D   CLASS E  CLASS F   CLASS G   CLASS H
----------------------   --------- --------- -------- --------- -------  --------- ---------

                                      B-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   SCHEDULE C

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

                                       C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------
                                                                                               PERCENT BY     WEIGHTED
                                                                                AGGREGATE       AGGREGATE      AVERAGE
                                                             NUMBER OF       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
LOAN SELLER                                             MORTGAGE LOANS        BALANCE ($)     BALANCE (%)     RATE (%)
------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                                 6        359,126,924            23.4        5.391
IXIS Real Estate Capital Inc.                                       21        278,820,858            18.2        5.575
Principal Commercial Funding, LLC                                   12        240,328,366            15.7        5.244
Massachusetts Mutual Life Insurance Company                         49        192,096,424            12.5        7.955
NCB, FSB                                                            73        186,306,078            12.2        5.876
Union Central Mortgage Funding, Inc.                                54        103,220,246             6.7        5.918
Teachers Insurance and Annuity Association of America                6         92,782,821             6.1        5.640
Washington Mutual Bank, FA                                          20         79,072,704             5.2        5.683
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                             241     $1,531,754,421           100.0%       5.848%
========================================================================================================================

MORTGAGE LOAN SELLERS
-----------------------------------------------------------------------------------------------------------
                                                           WEIGHTED                    WEIGHTED   WEIGHTED
                                                            AVERAGE     WEIGHTED        AVERAGE    AVERAGE
                                                          REMAINING      AVERAGE   CUT-OFF DATE    BALLOON
LOAN SELLER                                             TERM (MOS.)     DSCR (X)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                            105         1.46           68.5       64.7
IXIS Real Estate Capital Inc.                                   110         1.62           75.7       66.1
Principal Commercial Funding, LLC                                85         1.95           63.7       60.7
Massachusetts Mutual Life Insurance Company                     145         1.29           43.0       32.4
NCB, FSB                                                        125         5.60           21.1       17.1
Union Central Mortgage Funding, Inc.                            169         1.33           59.8       17.5
Teachers Insurance and Annuity Association of America           115         1.67           64.4       54.1
Washington Mutual Bank, FA                                      109         1.43           70.6       58.7
-----------------------------------------------------------------------------------------------------------
TOTAL:                                                          115         2.05X          59.4%      50.3%
===========================================================================================================

CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                              AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE    AVERAGE
                               NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                    121        187,402,384         12.2      6.223          142       3.66           40.2       20.7
2,500,001 - 5,000,000             64        232,717,967         15.2      6.665          136       2.21           48.7       33.9
5,000,001 - 7,500,000             19        112,508,282          7.3      6.092          112       2.11           54.6       46.6
7,500,001 - 10,000,000            10         87,796,530          5.7      6.243          118       1.67           59.1       49.9
10,000,001 - 12,500,000            9        101,639,312          6.6      5.792          123       1.79           63.6       51.5
12,500,001 - 15,000,000            6         85,099,436          5.6      5.835          110       1.83           54.3       46.3
15,000,001 - 17,500,000            3         47,627,121          3.1      5.808          115       1.47           68.8       58.0
20,000,001 - 30,000,000            3         67,969,295          4.4      5.202           87       2.01           63.8       57.7
60,000,001 - 70,000,000            2        132,500,000          8.7      5.083           90       1.90           67.7       67.7
70,000,001 > =                     4        476,494,094         31.1      5.494          106       1.60           69.4       64.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           241     $1,531,754,421        100.0%     5.848%         115       2.05X          59.4%      50.3%
====================================================================================================================================

Minimum: $174,710
Maximum: $146,250,000
Weighted Average: $6,355,827

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES
------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY    WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                                                 AGGREGATE     AGGREGATE     AVERAGE      AVERAGE   WEIGHTED       AVERAGE   AVERAGE
                                 NUMBER OF    CUT-OFF DATE  CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
STATE                 MORTGAGED PROPERTIES     BALANCE ($)   BALANCE (%)    RATE (%)  TERM (MOS.)   DSCR (X)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                              70     454,235,611          29.7       5.534          108       3.26          48.2      46.2
Texas                                 23     294,371,426          19.2       5.673          106       1.47          71.5      61.5
California - Southern                 15     165,096,589          10.8       5.482          119       1.50          69.2      61.5
California - Northern                  6      39,025,950           2.5       5.970          108       1.35          65.3      55.7
Florida                               17      80,524,871           5.3       6.572          142       1.40          57.3      39.8
Arizona                                7      51,904,329           3.4       5.568           97       1.50          66.7      54.8
Oklahoma                               3      47,561,169           3.1       5.885          128       1.67          74.4      63.9
Georgia                               12      46,680,399           3.0       5.942          138       1.83          55.6      35.6
Maryland                               6      31,810,155           2.1       5.620          109       1.61          70.6      60.5
Virginia                               9      30,273,187           2.0       6.698          128       1.50          55.2      39.8
Massachusetts                          1      24,050,000           1.6       5.400          116       2.13          65.0      56.4
Pennsylvania                           4      21,262,814           1.4       5.662          114       1.74          65.4      55.1
Ohio                                   7      19,323,170           1.3       6.755          106       1.52          58.5      44.7
New Jersey                             6      18,483,734           1.2       6.147          120       1.42          61.9      49.2
Utah                                   8      17,306,788           1.1       7.430          166       1.40          44.8      24.5
District of Columbia                   2      16,409,533           1.1       5.458          119       2.02          41.8      31.1
Illinois                               2      15,990,777           1.0       6.072          139       3.58          25.1      20.1
North Carolina                         5      15,074,719           1.0       7.480          129       1.26          49.5      35.8
Nevada                                 3      14,873,995           1.0       5.689          129       1.25          71.1      43.2
Wisconsin                              3      14,819,296           1.0       6.148          113       1.40          62.2      51.8
Michigan                               4      13,863,484           0.9       7.323          153       1.82          42.6      23.5
South Carolina                         3      13,622,617           0.9       6.481          129       1.46          59.1      45.1
Kentucky                               1      12,980,585           0.8       5.170           83       1.39          72.9      65.2
Minnesota                              5      12,169,414           0.8       5.967          140       1.38          64.6      40.0
Tennessee                              2       7,348,662           0.5       7.703          141       1.35          43.4      31.3
Washington                             2       7,235,030           0.5       7.557          146       1.23          55.8      26.7
New Mexico                             3       6,214,659           0.4       7.329          144       1.11          34.7      18.7
Mississippi                            2       5,441,970           0.4       8.470          117       1.28          47.8      36.4
Alaska                                 1       5,385,748           0.4       6.850          109       1.36          50.8      35.1
Alabama                                2       5,172,838           0.3       6.123          114       1.42          66.4      56.8
West Virginia                          1       5,109,371           0.3       9.390          138       1.39          32.1      24.4
New Hampshire                          1       3,317,284           0.2       9.070          143       1.48          37.5      28.1
Indiana                                2       2,744,634           0.2       5.984          118       1.28          64.3      44.4
Kansas                                 1       2,338,846           0.2       8.980          121       1.05          54.9      42.1
Colorado                               2       2,264,732           0.1       5.931          116       1.54          67.0      55.8
Montana                                1       2,219,709           0.1       8.150          146       1.13          37.8      29.9
Iowa                                   2       2,052,501           0.1       7.459          117       1.23          39.3      20.7
Connecticut                            1       1,993,824           0.1       5.360          117       1.63          79.8      66.7
North Dakota                           1       1,200,000           0.1       5.500          180       1.24          64.9       0.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               246  $1,531,754,421         100.0%      5.848%         115       2.05X         59.4%     50.3%
===================================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------------------------
                                                                PERCENT BY  WEIGHTED     WEIGHTED                WEIGHTED  WEIGHTED
                                                   AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                    NUMBER OF   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
PROPERTY TYPE            MORTGAGED PROPERTIES    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office
  Urban                                  11      378,238,372          24.7     5.421          105      1.74          64.2    63.0
  Suburban                               17      101,549,034           6.6     5.516          104      1.43          70.9    57.8
  Medical                                 8       44,922,263           2.9     5.761          113      1.31          74.3    59.9
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                           36     $524,709,669          34.3%    5.468%         106      1.64x         66.4%   61.7%
Multifamily
  Garden                                 50      232,869,303          15.2     7.194          130      1.37          50.9    40.4
  Cooperative                            67      168,257,608          11.0     5.838          125      6.04          17.0    14.6
  Townhouse                               7       28,022,004           1.8     8.177          162      1.26          42.1    31.2
  High Rise                               2        3,835,245           0.3     5.274          100      1.49          76.9    64.6
  Low Rise                                1        2,219,709           0.1     8.150          146      1.13          37.8    29.9
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                          127     $435,203,868          28.4%    6.721%         130      3.17x         37.4%   30.0%
Retail
  Anchored                               11      331,295,986          21.6     5.384          101      1.65          73.3    64.8
  Unanchored                             17       52,278,094           3.4     5.686          139      1.44          66.5    44.0
  Free Standing                          13       20,374,507           1.3     5.852          168      1.29          59.3    16.7
  Shadow Anchored                         3       11,327,412           0.7     5.447          132      1.62          65.7    46.9
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                           44     $415,276,000          27.1%    5.447%         110      1.61x         71.5%   59.3%
Industrial
  Flex                                   13       48,056,084           3.1     5.699          120      1.40          69.0    50.9
  Warehouse                              13       47,405,181           3.1     5.876          139      1.44          62.2    34.4
  Light                                   3        5,910,546           0.4     5.752          122      1.42          59.3    43.1
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                           29     $101,371,811           6.6%    5.785%         129      1.42x         65.3%   42.7%
Hospitality
  Limited Service                         4       30,425,159           2.0     5.712          108      1.65          64.6    51.4
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                            4      $30,425,159           2.0%    5.712%         108      1.65x         64.6%   51.4%
Assisted Living Facility
  Assisted Living Facility                1       14,742,372           1.0     5.560           80      1.61          64.1    57.7
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                            1      $14,742,372           1.0%    5.560%          80      1.61x         64.1%   57.7%
Self Storage
  Self Storage                            2        5,674,506           0.4     5.750          116      1.66          62.0    50.5
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                            2       $5,674,506           0.4%    5.750%         116      1.66x         62.0%   50.5%
Mixed Use
  Office/Retail                           3        4,351,037           0.3     6.032          195      1.39          56.3     4.2
------------------------------------------------------------------------------------------------------------------------------------
     SUBTOTAL:                            3       $4,351,037           0.3%    6.032%         195      1.39x         56.3%    4.2%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  246   $1,531,754,421         100.0%    5.848%         115      2.05x         59.4%   50.3%
====================================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                                                 AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE   AVERAGE
                               NUMBER OF      CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)         MORTGAGE LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

< = 5.000                           1          20,755,300         1.4      4.550           60         2.58          53.5    53.5
5.001 - 5.500                      46         582,210,980        38.0      5.212           98         2.05          65.7    59.5
5.501 - 6.000                      90         609,933,169        39.8      5.750          120         2.14          60.8    51.4
6.001 - 6.500                      51         109,702,117         7.2      6.195          143         2.79          49.6    28.4
6.501 - 7.000                       7          27,818,604         1.8      6.656          144         1.80          45.3    35.4
7.001 - 7.500                      10          62,259,015         4.1      7.390          148         1.27          46.6    34.8
7.501 - 8.000                       7          26,820,175         1.8      7.857          148         1.30          41.1    30.7
8.001 - 8.500                      18          50,624,098         3.3      8.292          146         1.35          39.1    28.6
8.501 - 9.000                       8          33,204,308         2.2      8.670          131         1.23          47.2    37.6
9.001 - 9.500                       3           8,426,656         0.6      9.264          140         1.43          34.2    25.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            241      $1,531,754,421       100.0%     5.848%         115         2.05x         59.4%   50.3%
====================================================================================================================================

Minimum: 4.550%
Maximum: 9.390%
Weighted Average: 5.848%

SEASONING
-----------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED  WEIGHTED
                                              AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE   AVERAGE
                           NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
SEASONING             MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

= 0                             9          124,539,908          8.1        5.141         81        1.99          64.6       58.5
1 - 5                         136        1,061,482,748         69.3        5.534        113        2.14          63.4       54.9
6 - 11                         45          149,826,884          9.8        5.949        123        2.50          47.2       35.0
12 - 23                         5           15,252,646          1.0        7.113        164        1.25          40.4       22.1
24 > =                         46          180,652,234         11.8        7.990        144        1.29          43.7       32.9
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        241       $1,531,754,421        100.0%       5.848%       115        2.05x         59.4%      50.3%
===================================================================================================================================

Minimum: 0 mos.
Maximum: 109 mos.
Weighted Average: 9 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                                                AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE   AVERAGE
ORIGINAL TERM TO              NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
STATED MATURITY (MOS.)   MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

< = 60                             6          110,140,349         7.2      5.001           60       2.09          64.7      63.7
61 - 120                         139        1,131,969,444        73.9      5.568          109       2.16          62.4      55.7
121 - 180                         51          154,407,460        10.1      6.934          150       1.62          45.6      25.7
181 - 240                         43          129,283,210         8.4      7.641          170       1.57          45.7      23.7
241 - 300                          2            5,953,958         0.4      7.686          230       1.81          38.2       5.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           241       $1,531,754,421       100.0%     5.848%         115       2.05x         59.4%     50.3%
====================================================================================================================================

Minimum: 60 mos.
Maximum: 300 mos.
Weighted Average: 125 mos.

REMAINING TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE   AVERAGE
REMAINING TERM TO             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE   BALLOON
STATED MATURITY (MOS.)   MORTGAGE LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)       LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

< = 60                             6          110,140,349        7.2      5.001           60       2.09          64.7      63.7
61 - 120                         152        1,173,474,692       76.6      5.646          109       2.13          62.2      55.3
121 - 180                         63          200,275,097       13.1      7.271          157       1.56          42.5      23.9
181 - 240                         19           45,676,371        3.0      6.805          220       2.08          48.3       8.5
241 > =                            1            2,187,912        0.1      6.370          296       1.54          49.4       0.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           241        1,531,754,421      100.0%     5.848%         115       2.05x         59.4%     50.3%
===================================================================================================================================

Minimum: 58 mos.
Maximum: 296 mos.
Weighted Average: 115 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE  AVERAGE
ORIGINAL                      NUMBER OF      CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE  BALLOON
AMORTIZATION TERM (MOS.) MORTGAGE LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)       LTV (%)  LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                    14         408,605,300        26.7      5.391          102       2.45          59.1     59.1
  181 - 240                        13          25,910,283         1.7      6.226          121       1.48          56.5     35.6
  241 - 300                        23         107,270,411         7.0      5.612          110       1.62          62.0     48.6
  301 - 360                       125         853,905,890        55.7      6.082          114       1.72          62.7     53.6
  401 > =                          26          63,348,381         4.1      5.796          127       5.28          18.1     16.4
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         201      $1,459,040,265        95.3%     5.844%         111       2.06x         59.6%    52.8%

FULLY AMORTIZING LOANS
  61 - 120                          4           5,509,324         0.4      5.750          114       1.25          39.8      0.4
  121 - 180                        18          33,228,672         2.2      5.790          175       1.33          59.6      0.6
  181 - 240                        17          31,788,248         2.1      6.067          232       2.36          53.6      0.4
  241 - 300                         1           2,187,912         0.1      6.370          296       1.54          49.4      0.3
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                          40         $72,714,156         4.7%     5.926%         199       1.78x         55.2%     0.5%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            241      $1,531,754,421       100.0%     5.848%         115       2.05x         59.4%    50.3%
===================================================================================================================================

Minimum: 120 mos.
Maximum: 600 mos.
Weighted Average:  341 mos.

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

REMAINING AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                                                 AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
REMAINING                      NUMBER OF      CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
AMORTIZATION TERM (MOS.)  MORTGAGE LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON
  Interest Only                    14         408,605,300        26.7      5.391          102       2.45          59.1       59.1
  181 - 240                        14          29,676,329         1.9      6.509          130       1.54          53.3       32.3
  241 - 300                        48         189,725,458        12.4      6.731          117       1.47          56.0       43.5
  301 - 360                        99         767,684,797        50.1      5.844          113       1.76          64.4       55.6
  362 > =                          26          63,348,381         4.1      5.796          127       5.28          18.1       16.4
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         201      $1,459,040,265        95.3%     5.844%         111       2.06x         59.6%      52.8%

FULLY AMORTIZING LOANS
  61 - 120                          4           5,509,324         0.4      5.750          114       1.25          39.8        0.4
  121 - 180                        19          35,217,579         2.3      5.798          175       1.33          59.5        0.6
  181 - 240                        16          29,799,340         1.9      6.077          235       2.43          53.3        0.4
  241 > =                           1           2,187,912         0.1      6.370          296       1.54          49.4        0.3
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                          40         $72,714,156         4.7%     5.926%         199       1.78x         55.2%       0.5%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            241      $1,531,754,421       100.0%     5.848%         115       2.05x         59.4%      50.3%
====================================================================================================================================

Minimum: 109 mos.
Maximum: 593 mos.
Weighted Average:  329 mos.

DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED      WEIGHTED                  WEIGHTED  WEIGHTED
                                             AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED        AVERAGE   AVERAGE
DEBT SERVICE              NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
COVERAGE RATIO (X)   MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)        LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                   18           38,638,125          2.5      6.723           162       1.06           59.1      21.8
1.11 - 1.20                   25           91,626,806          6.0      6.659           134       1.16           60.2      38.3
1.21 - 1.30                   29          117,049,640          7.6      6.910           141       1.26           54.3      40.1
1.31 - 1.40                   32          303,634,349         19.8      5.776           106       1.36           67.7      55.3
1.41 - 1.50                   16          193,385,735         12.6      5.919           117       1.42           62.4      59.4
1.51 - 1.60                   17           64,949,326          4.2      5.994           120       1.56           64.1      51.0
1.61 - 1.70                   12          274,283,580         17.9      5.565           114       1.67           73.3      66.5
1.71 - 1.80                    9           57,567,137          3.8      5.427           103       1.77           63.5      54.1
1.81 - 1.90                    4           21,604,320          1.4      5.816           121       1.88           58.5      49.5
1.91 - 2.00                    6           13,403,657          0.9      6.204           139       1.95           48.7      35.3
2.01 - 2.50                   10          182,002,682         11.9      5.277            93       2.17           59.0      56.9
2.51 - 3.00                    5           27,232,143          1.8      4.871            76       2.64           48.3      46.4
3.01 > =                      58          146,376,919          9.6      5.810           125       6.59           15.4      13.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       241       $1,531,754,421        100.0%     5.848%          115       2.05x          59.4%     50.3%
===================================================================================================================================

Minimum: 1.01x
Maximum: 46.75x
Weighted Average: 2.05x

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED    WEIGHTED                 WEIGHTED   WEIGHTED
                                                 AGGREGATE     AGGREGATE    AVERAGE     AVERAGE   WEIGHTED       AVERAGE    AVERAGE
                               NUMBER OF      CUT-OFF DATE  CUT-OFF DATE   MORTGAGE   REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (x)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                         23          42,634,481         2.8      5.708         124      12.24           6.2          5.2
10.1 - 20.0                        26          56,112,635         3.7      5.840         124       4.85          15.5         13.2
20.1 - 30.0                        21          75,817,369         4.9      6.187         134       2.98          24.5         20.6
30.1 - 40.0                        23          65,752,546         4.3      7.965         151       1.43          35.5         25.3
40.1 - 50.0                        31         130,085,290         8.5      7.217         142       1.44          44.9         32.1
50.1 - 60.0                        25         148,255,225         9.7      5.734         112       1.92          56.1         46.7
60.1 - 70.0                        52         514,870,564        33.6      5.596         113       1.59          65.7         56.6
70.1 - 75.0                        27         293,262,631        19.1      5.342          94       1.41          73.8         63.7
75.1 - 80.0                        10         184,912,163        12.1      5.648         115       1.63          77.7         68.3
80.1 - 85.0                         3          20,051,516         1.3      5.598         113       1.26          81.8         69.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            241      $1,531,754,421       100.0%     5.848%        115       2.05x         59.4%        50.3%
====================================================================================================================================

Minimum: 1.9%
Maximum: 82.9%
Weighted Average: 59.4%

BALLOON LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED  WEIGHTED
                                               AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE   AVERAGE
BALLOON                        NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)        LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                         68        125,251,579         8.2        5.926        169         5.38           35.9       3.1
10.1 - 20.0                        30         76,781,505         5.0        5.998        130         4.01           19.2      15.9
20.1 - 30.0                        31        113,293,659         7.4        7.211        142         2.00           33.2      25.8
30.1 - 40.0                        29        122,403,670         8.0        7.240        137         1.42           45.7      34.0
40.1 - 50.0                        17         53,168,319         3.5        6.430        116         1.43           60.1      45.8
50.1 - 55.0                        15         80,240,295         5.2        5.753         98         1.69           63.0      52.4
55.1 - 60.0                        17        209,606,884        13.7        5.550        107         1.83           64.0      57.6
60.1 - 65.0                        15        256,539,942        16.7        5.674        112         1.41           67.5      63.0
65.1 - 70.0                        16        471,408,569        30.8        5.323         98         1.62           73.9      67.6
70.1 - 75.0                         3         23,060,000         1.5        5.193         72         1.70           77.7      73.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            241     $1,531,754,421       100.0%       5.848%       115         2.05x          59.4%     50.3%
====================================================================================================================================

Minimum: 0.0%
Maximum: 74.1%
Weighted Average: 50.3%

                                      I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               FEB-05            FEB-06           FEB-07           FEB-08           FEB-09            FEB-10
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                            92.39%            92.30%           88.16%           87.67%           86.15%            82.52%
Yield Maintenance Total                7.61%             7.70%           11.84%           12.33%           13.85%            17.32%
Penalty Points Total                   0.00%             0.00%            0.00%            0.00%            0.00%             0.17%
Open                                   0.00%             0.00%            0.00%            0.00%            0.00%             0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%           100.00%          100.00%          100.00%          100.00%           100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $1,531,754,421    $1,517,577,738   $1,502,207,730   $1,484,661,384   $1,465,771,047    $1,335,315,819
% Initial Pool Balance               100.00%            99.07%           98.07%           96.93%           95.69%            87.18%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               FEB-11            FEB-12           FEB-13           FEB-14           FEB-15            FEB-16
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                            80.45%            77.29%           75.78%           69.38%           38.66%            38.89%
Yield Maintenance Total               17.81%            22.52%           22.16%           22.64%           60.37%            56.55%
Penalty Points Total                   0.17%             0.19%            2.06%            6.89%            0.00%             0.00%
Open                                   1.57%             0.00%            0.00%            1.09%            0.98%             4.56%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%           100.00%          100.00%          100.00%          100.00%           100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $1,312,696,695    $1,100,554,969   $1,065,279,177     $964,248,270     $183,511,044      $172,590,022
% Initial Pool Balance                85.70%            71.85%           69.55%           62.95%           11.98%            11.27%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)
----------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               FEB-17            FEB-18           FEB-19
----------------------------------------------------------------------------------

Locked Out                            16.97%            25.00%           23.28%
Yield Maintenance Total               70.45%            71.09%           67.57%
Penalty Points Total                   2.15%             3.91%            5.56%
Open                                  10.42%             0.00%            3.60%
----------------------------------------------------------------------------------
TOTALS                               100.00%           100.00%          100.00%
----------------------------------------------------------------------------------
Pool Balance Outstanding        $136,327,375       $73,102,873      $49,860,777
% Initial Pool Balance                 8.90%             4.77%            3.26%
----------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(2)  DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------------------
                                                                PERCENT BY  WEIGHTED     WEIGHTED                WEIGHTED  WEIGHTED
                                    NUMBER OF      AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED       AVERAGE   AVERAGE
                                     MORTGAGE   CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE   BALLOON
LOAN SELLER                             LOANS    BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.      6      359,126,924          28.5     5.391          105      1.46          68.5     64.7
IXIS Real Estate Capital Inc.            21      278,820,858          22.1     5.575          110      1.62          75.7     66.1
Principal Commercial Funding, LLC        12      240,328,366          19.1     5.244           85      1.95          63.7     60.7
NCB, FSB                                 53      124,844,335           9.9     5.848          126      6.01          21.7     17.4
Union Central Mortgage Funding, Inc.     52      100,456,695           8.0     5.911          170      1.33          59.5     17.2
Teachers Insurance and Annuity
  Association of America                  5       77,951,116           6.2     5.686          115      1.65          68.1     57.9
Washington Mutual Bank, FA               18       75,237,459           6.0     5.704          109      1.43          70.3     58.4
Massachusetts Mutual Life Insurance
  Company                                 1        3,427,331           0.3     8.770           89      1.17          47.9     40.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  168   $1,260,193,084         100.0%    5.537%         111      2.04x         63.8%    54.9%
====================================================================================================================================

CUT-OFF DATE BALANCES
-----------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED      WEIGHTED                  WEIGHTED   WEIGHTED
                                            AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED        AVERAGE    AVERAGE
CUT-OFF                     NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
DATE BALANCE ($)       MORTGAGE LOANS     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                      89     133,016,596           10.6      5.862           145       3.72           42.2     18.3
2,500,001 - 5,000,000              36     130,338,832           10.3      5.882           132       2.71           55.6     37.2
5,000,001 - 7,500,000              14      84,500,759            6.7      5.603           107       2.24           60.4     52.1
7,500,001 - 10,000,000              6      54,262,304            4.3      5.477            97       1.63           71.7     62.8
10,000,001 - 12,500,000             7      77,561,125            6.2      5.535           118       1.47           73.5     59.9
12,500,001 - 15,000,000             4      55,922,958            4.4      5.534            99       1.97           58.3     51.6
15,000,001 - 17,500,000             3      47,627,121            3.8      5.808           115       1.47           68.8     58.0
20,000,001 - 30,000,000             3      67,969,295            5.4      5.202            87       2.01           63.8     57.7
60,000,001 - 70,000,000             2     132,500,000           10.5      5.083            90       1.90           67.7     67.7
70,000,001 > =                      4     476,494,094           37.8      5.494           10        1.60           69.4     64.9
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            168  $1,260,193,084          100.0%     5.537%          111       2.04x          63.8%    54.9%
===================================================================================================================================

Minimum: $249,676
Maximum: $146,250,000
Weighted Average: $7,501,149

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES
------------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED   WEIGHTED
                                                 AGGREGATE     AGGREGATE    AVERAGE      AVERAGE  WEIGHTED       AVERAGE    AVERAGE
                                 NUMBER OF    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING   AVERAGE  CUT-OFF DATE    BALLOON
STATE                 MORTGAGED PROPERTIES     BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)  DSCR (x)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                                56     424,310,130          33.7      5.512          107      3.06          50.2       48.3
Texas                                   16     262,920,485          20.9      5.360           99      1.50          75.8       65.7
California - Southern                   13     158,216,798          12.6      5.413          117      1.51          71.0       63.3
California - Northern                    5      36,235,431           2.9      5.810          105      1.36          67.5       57.9
Arizona                                  7      51,904,329           4.1      5.568           97      1.50          66.7       54.8
Oklahoma                                 2      45,387,912           3.6      5.782          127      1.67          76.2       65.6
Florida                                 13      43,411,356           3.4      5.725          136      1.49          66.5       43.5
Maryland                                 6      31,810,155           2.5      5.620          109      1.61          70.6       60.5
Georgia                                  9      31,334,889           2.5      5.661          139      1.43          69.0       43.6
Massachusetts                            1      24,050,000           1.9      5.400          116      2.13          65.0       56.4
Virginia                                 7      21,620,925           1.7      6.167          123      1.54          60.6       42.9
Pennsylvania                             3      19,803,036           1.6      5.497          112      1.77          68.1       57.5
Nevada                                   3      14,873,995           1.2      5.689          129      1.25          71.1       43.2
New Jersey                               5      14,563,687           1.2      5.802          116      1.47          66.3       53.6
Kentucky                                 1      12,980,585           1.0      5.170           83      1.39          72.9       65.2
Minnesota                                4      11,186,598           0.9      5.953          137      1.42          64.5       43.4
South Carolina                           1       8,826,411           0.7      5.790          118      1.60          64.9       50.2
Wisconsin                                1       8,284,539           0.7      5.680           92      1.69          64.7       56.8
Ohio                                     4       8,054,106           0.6      5.819          117      1.41          69.3       49.4
Utah                                     4       6,153,498           0.5      6.093          201      1.56          52.1       13.5
Alaska                                   1       5,385,748           0.4      6.850          109      1.36          50.8       35.1
Alabama                                  2       5,172,838           0.4      6.123          114      1.42          66.4       56.8
Indiana                                  2       2,744,634           0.2      5.984          118      1.28          64.3       44.4
Washington                               1       2,582,712           0.2      5.840          237      1.07          67.3        0.5
Colorado                                 2       2,264,732           0.2      5.931          116      1.54          67.0       55.8
New Mexico                               1       1,659,764           0.1      5.750          138      1.08          41.5        0.4
Michigan                                 1       1,479,335           0.1      6.070          176      1.12          63.6        0.5
North Dakota                             1       1,200,000           0.1      5.500          180      1.24          64.9        0.5
North Carolina                           1       1,091,880           0.1      5.450          109      1.16          40.1        0.5
Iowa                                     1         682,575           0.1      5.770          116      1.10          42.7        0.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 174  $1,260,193,084         100.0%     5.537%         111      2.04x         63.8%      54.9%
====================================================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES
----------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED      WEIGHTED                  WEIGHTED   WEIGHTED
                             NUMBER OF      AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED        AVERAGE    AVERAGE
                             MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
PROPERTY TYPE               PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Office
  Urban                             11    378,238,372           30.0      5.421           105       1.74           64.2       63.0
  Suburban                          17    101,549,034            8.1      5.516           104       1.43           70.9       57.8
  Medical                            8     44,922,263            3.6      5.761           113       1.31           74.3       59.9
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     36   $524,709,669           41.6%     5.468%          106       1.64x          66.4%      61.7%
Retail
  Anchored                          11    331,295,986           26.3      5.384           101       1.65           73.2       64.8
  Unanchored                        17     52,278,094            4.1      5.686           139       1.44           66.5       44.0
  Free Standing                     13     20,374,507            1.6      5.852           168       1.29           59.3       16.7
  Shadow Anchored                    3     11,327,412            0.9      5.447           132       1.62           65.7       46.9
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     44   $415,276,000           33.0%     5.447%          110       1.61x          71.5%      59.3%
Multifamily
  Cooperative                       47    106,795,866            8.5      5.784           127       6.77           15.4       13.6
  Garden                             8     56,846,666            4.5      5.758            97       1.48           73.2       64.2
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     55   $163,642,531           13.0%     5.775%          116       4.93x          35.5%      31.2%
Industrial
  Flex                              13     48,056,084            3.8      5.699           120       1.40           69.0       50.9
  Warehouse                         13     47,405,181            3.8      5.876           139       1.44           62.2       34.4
  Light                              3      5,910,546            0.5      5.752           122       1.42           59.3       43.1
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     29   $101,371,811            8.0%     5.785%          129       1.42x          65.3%      42.7%
Hospitality
  Limited Service                    4     30,425,159            2.4      5.712           108       1.65           64.6       51.4
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                      4    $30,425,159            2.4%     5.712%          108       1.65x          64.6%      51.4%
Assisted Living Facility
  Assisted Living Facility           1     14,742,372            1.2      5.560            80       1.61           64.1       57.7
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                      1    $14,742,372            1.2%     5.560%           80       1.61x          64.1%      57.7%
Self Storage
  Self Storage                       2      5,674,506            0.5      5.750           116       1.66           62.0       50.5
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                      2     $5,674,506            0.5%     5.750%          116       1.66x          62.0%      50.5%
Mixed Use
  Office/Retail                      3      4,351,037            0.3      6.032           195       1.39           56.3        4.2
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                      3     $4,351,037            0.3%     6.032%          195       1.39x          56.3%       4.2%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             174 $1,260,193,084           100.0%     5.537%         111       2.04x          63.8%      54.9%
===================================================================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENT BY    WEIGHTED       WEIGHTED                   WEIGHTED    WEIGHTED
                                         AGGREGATE      AGGREGATE     AVERAGE        AVERAGE    WEIGHTED        AVERAGE     AVERAGE
                        NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)  MORTGAGE LOANS      BALANCE ($)    BALANCE (%)    RATE (%)    TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

< = 5.000                       1       20,755,300            1.6       4.550             60        2.58           53.5      53.5
5.001 - 5.500                  42      562,844,847           44.7       5.206             97        2.05           66.2      60.2
5.501 - 6.000                  77      560,307,010           44.5       5.742            119        1.87           64.5      54.5
6.001 - 6.500                  44       97,786,718            7.8       6.184            146        2.88           51.2      29.2
6.501 - 7.000                   3       15,071,879            1.2       6.675            129        1.84           53.1      42.8
8.501 - 9.000                   1        3,427,331            0.3       8.770             89        1.17           47.9      40.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        168   $1,260,193,084          100.0%      5.537%           111        2.04x          63.8%     54.9%
====================================================================================================================================

Minimum: 4.550%
Maximum: 8.770%
Weighted Average: 5.537%

SEASONING
----------------------------------------------------------------------------------------------------------------------------------
                                                  PERCENT BY   WEIGHTED        WEIGHTED                      WEIGHTED    WEIGHTED
                                    AGGREGATE      AGGREGATE    AVERAGE         AVERAGE     WEIGHTED          AVERAGE     AVERAGE
                  NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE       REMAINING      AVERAGE     CUT-OFF DATE     BALLOON
SEASONING    MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)     TERM (MOS.)     DSCR (x)          LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

= 0                       9       124,539,908            9.9      5.141              81         1.99             64.6       58.5
1 - 5                   118     1,007,623,985           80.0      5.519             112         1.99             65.4       56.8
6 - 11                   38       120,793,403            9.6      5.977             125         2.55             50.0       37.0
12 - 23                   2         3,808,456            0.3      6.202             170         1.20             65.3       14.1
24 > =                    1         3,427,331            0.3      8.770              89         1.17             47.9       40.8
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                  168    $1,260,193,084         100.0%     5.537%             111         2.04x            63.8%      54.9%
==================================================================================================================================

Minimum: 0 mos.
Maximum: 91 mos.
Weighted Average: 3 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY    WEIGHTED      WEIGHTED                   WEIGHTED   WEIGHTED
                        NUMBER OF         AGGREGATE      AGGREGATE     AVERAGE       AVERAGE    WEIGHTED        AVERAGE    AVERAGE
ORIGINAL TERM TO         MORTGAGE      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
STATED MATURITY (MOS.)      LOANS       BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)    DSCR (x)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

< = 60                          6       110,140,349            8.7       5.001            60        2.09           64.7      63.7
61 - 120                      118     1,055,613,613           83.8       5.552           109        2.06           64.8      58.0
121 - 180                      27        62,454,180            5.0       5.938           164        1.98           50.3      15.3
181 - 240                      16        29,797,030            2.4       6.079           231        1.35           57.0       0.4
241 - 300                       1         2,187,912            0.2       6.370           296        1.54           49.4       0.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        168    $1,260,193,084          100.0%      5.537%          111        2.04x          63.8%     54.9%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 300 mos.
Weighted Average: 113 mos.

REMAINING TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENT BY    WEIGHTED      WEIGHTED                   WEIGHTED    WEIGHTED
                        NUMBER OF        AGGREGATE      AGGREGATE     AVERAGE       AVERAGE    WEIGHTED        AVERAGE     AVERAGE
REMAINING TERM TO        MORTGAGE     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
STATED MATURITY (MOS.)      LOANS      BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

< = 60                          6      110,140,349            8.7       5.001            60        2.09           64.7       63.7
61 - 120                      121    1,066,037,883           84.6       5.561           109        2.05           64.8       57.9
121 - 180                      25       54,018,818            4.3       5.822           175        2.08           48.1        7.6
181 - 240                      15       27,808,122            2.2       6.089           235        1.35           56.9        0.4
241 > =                         1        2,187,912            0.2       6.370           296        1.54           49.4        0.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        168   $1,260,193,084          100.0%      5.537%          111        2.04x          63.8%      54.9%
===================================================================================================================================

Minimum: 58 mos.
Maximum: 296 mos.
Weighted Average: 111 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS
----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY    WEIGHTED     WEIGHTED                 WEIGHTED  WEIGHTED
                           NUMBER OF         AGGREGATE      AGGREGATE     AVERAGE      AVERAGE  WEIGHTED        AVERAGE   AVERAGE
ORIGINAL                    MORTGAGE      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING   AVERAGE   CUT-OFF DATE   BALLOON
AMORTIZATION TERM (MOS.)       LOANS       BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)  DSCR (x)        LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                   13       406,105,300           32.2       5.387          102      2.34           59.4      59.4
  181 - 240                       12        24,129,547            1.9       6.230          122      1.51           55.3      34.7
  241 - 300                       20        88,612,732            7.0       5.637          109      1.53           65.6      51.5
  301 - 360                       67       632,331,578           50.2       5.536          105      1.77           70.5      61.6
  401 > =                         20        42,624,590            3.4       5.784          131      5.76           16.8      15.1
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                        132    $1,193,803,748           94.7%      5.516%         106      2.08x          64.1%     57.9%

FULLY AMORTIZING LOANS
  61 - 120                         3         3,736,365            0.3       5.456          114      1.13           48.2       0.6
  121 - 180                       16        30,668,029            2.4       5.768          175      1.19           61.9       0.6
  181 - 240                       16        29,797,030            2.4       6.079          231      1.35           57.0       0.4
  241 - 300                        1         2,187,912            0.2       6.370          296      1.54           49.4       0.3
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                         36       $66,389,336            5.3%      5.910%         201      1.27x          58.5%      0.5%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           168    $1,260,193,084          100.0%      5.537%         111      2.04x          63.8%     54.9%
==================================================================================================================================

Minimum: 120 mos.
Maximum: 600 mos.
Weighted Average: 335 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

REMAINING AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY   WEIGHTED      WEIGHTED                   WEIGHTED   WEIGHTED
REMAINING                                  AGGREGATE      AGGREGATE    AVERAGE       AVERAGE    WEIGHTED        AVERAGE    AVERAGE
AMORTIZATION            NUMBER OF       CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
TERM (MOS.)        MORTGAGE LOANS        BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)    DSCR (x)        LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON
  Interest Only                13        406,105,300           32.2      5.387           102        2.34           59.4     59.4
  181 - 240                    12         24,129,547            1.9      6.230           122        1.51           55.3     34.7
  241 - 300                    21         92,040,063            7.3      5.754           108        1.51           65.0     51.1
  301 - 360                    66        628,904,247           49.9      5.518           105        1.77           70.6     61.7
  362 > =                      20         42,624,590            3.4      5.784           131        5.76           16.8     15.1
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                     132     $1,193,803,748          94.7%     5.516%           106        2.08x          64.1%    57.9%

FULLY AMORTIZING LOANS
  61 - 120                      3          3,736,365            0.3      5.456           114        1.13           48.2      0.6
  121 - 180                    17         32,656,937            2.6      5.778           175        1.20           61.7      0.6
  181 - 240                    15         27,808,122            2.2      6.089           235        1.35           56.9      0.4
  241 > =                       1          2,187,912            0.2      6.370           296        1.54           49.4      0.3
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                      36        $66,389,336           5.3%     5.910%           201        1.27x          58.5%     0.5%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        168     $1,260,193,084         100.0%     5.537%           111        2.04x          63.8%    54.9%
===================================================================================================================================

Minimum: 109 mos.
Maximum: 593 mos.
Weighted Average:  332 mos.

DEBT SERVICE COVERAGE RATIOS
---------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY   WEIGHTED      WEIGHTED                  WEIGHTED   WEIGHTED
                                          AGGREGATE      AGGREGATE    AVERAGE       AVERAGE   WEIGHTED        AVERAGE    AVERAGE
DEBT SERVICE             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
COVERAGE RATIO (X)  MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)        LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                     10       20,333,152            1.6      6.059           181       1.07           62.8        6.9
1.11 - 1.20                     17       61,283,597            4.9      5.913           134       1.17           68.3       40.0
1.21 - 1.30                     16       48,055,171            3.8      5.809           127       1.26           70.2       50.6
1.31 - 1.40                     21      255,756,070           20.3      5.372           100       1.36           72.1       59.4
1.41 - 1.50                     11      179,544,973           14.2      5.740           115       1.42           64.5       62.2
1.51 - 1.60                     12       54,494,222            4.3      5.610           118       1.57           69.2       55.3
1.61 - 1.70                     11      272,289,757           21.6      5.566           114       1.67           73.2       66.5
1.71 - 1.80                      8       42,735,432            3.4      5.437            99       1.76           69.9       60.9
1.81 - 1.90                      2       18,300,000            1.5      5.523           117       1.89           64.3       54.7
1.91 - 2.00                      5        9,637,611            0.8      5.327           119       1.95           55.3       45.5
2.01 - 2.50                      8      174,045,360           13.8      5.237            92       2.16           60.2       58.3
2.51 - 3.00                      3       24,243,919            1.9      4.730            71       2.60           51.5       49.8
3.01 > =                        44       99,473,819            7.9      5.787           124       7.09           14.5       13.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         168   $1,260,193,084         100.0%     5.537%           111       2.04x          63.8%      54.9%
=================================================================================================================================

Minimum: 1.03x
Maximum: 46.75x
Weighted Average: 2.04x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
                                                      PERCENT BY    WEIGHTED       WEIGHTED                   WEIGHTED    WEIGHTED
                         NUMBER OF       AGGREGATE     AGGREGATE     AVERAGE        AVERAGE   WEIGHTED         AVERAGE     AVERAGE
                          MORTGAGE    CUT-OFF DATE  CUT-OFF DATE    MORTGAGE      REMAINING    AVERAGE    CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)      LOANS     BALANCE ($)   BALANCE (%)    RATE (%)    TERM (MOS.)   DSCR (x)         LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                      19      36,390,726           2.9       5.665            116      11.74             6.4         5.8
10.1 - 20.0                     20      29,182,440           2.3       5.860            127       5.31            14.3        11.9
20.1 - 30.0                      7      39,231,682           3.1       5.810            137       3.48            23.8        21.4
30.1 - 40.0                      4       5,792,069           0.5       6.217            188       2.02            33.1         9.4
40.1 - 50.0                     14      25,996,386           2.1       6.293            130       1.69            45.4        27.4
50.1 - 60.0                     19     126,331,080          10.0       5.343            109       2.05            56.4        47.5
60.1 - 70.0                     48     504,658,371          40.0       5.559            114       1.60            65.7        56.7
70.1 - 75.0                     25     289,640,475          23.0       5.338             94       1.41            73.8        63.8
75.1 - 80.0                      9     182,918,340          14.5       5.652            115       1.63            77.7        68.4
80.1 - 85.0                      3      20,051,516           1.6       5.598            113       1.26            81.8        69.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         168  $1,260,193,084        100.0%      5.537%            111       2.04x           63.8%       54.9%
===================================================================================================================================

Minimum: 1.9%
Maximum: 82.9%
Weighted Average: 63.8%

BALLOON LOAN-TO-VALUE RATIOS
---------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY   WEIGHTED      WEIGHTED                  WEIGHTED  WEIGHTED
                         NUMBER OF        AGGREGATE       AGGREGATE    AVERAGE       AVERAGE    WEIGHTED       AVERAGE   AVERAGE
BALLOON                   MORTGAGE     CUT-OFF DATE    CUT-OFF DATE   MORTGAGE     REMAINING     AVERAGE  CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)      LOANS      BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)    DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                      60      110,501,452             8.8      5.819           169        5.05          38.1       2.9
10.1 - 20.0                     17       32,478,211             2.6      5.785           139        4.48          18.8      14.9
20.1 - 30.0                      9       36,406,934             2.9      5.967           123        3.10          28.9      23.7
30.1 - 40.0                      9       18,483,397             1.5      6.240           114        1.68          49.3      35.7
40.1 - 50.0                     13       40,046,828             3.2      6.034           114        1.52          61.8      47.0
50.1 - 55.0                     12       67,681,278             5.4      5.316            99        1.79          63.2      52.5
55.1 - 60.0                     16      207,421,718            16.5      5.534           107        1.84          64.0      57.7
60.1 - 65.0                     14      254,698,521            20.2      5.678           112        1.42          67.4      63.0
65.1 - 70.0                     15      469,414,746            37.2      5.323            98        1.62          73.9      67.6
70.1 - 75.0                      3       23,060,000             1.8      5.193            72        1.70          77.7      73.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         168   $1,260,193,084          100.0%     5.537%           111        2.04x         63.8%     54.9%
=================================================================================================================================

Minimum: 0.0%
Maximum: 74.1%
Weighted Average: 54.9%

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)
-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 FEB-05            FEB-06            FEB-07            FEB-08
-------------------------------------------------------------------------------------------------------

Locked Out                              90.97%            91.16%            87.86%            87.80%
Yield Maintenance Total                  9.03%             8.84%            12.14%            12.20%
Penalty Points Total                     0.00%             0.00%             0.00%             0.00%
Open                                     0.00%             0.00%             0.00%             0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%           100.00%           100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,260,193,084    $1,249,755,839    $1,238,404,962    $1,225,178,903
% Initial Pool Balance                 100.00%            99.17%            98.27%            97.22%
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 FEB-09            FEB-10            FEB-11              FEB-12
-------------------------------------------------------------------------------------------------------

Locked Out                              88.03%            87.17%            85.54%              83.59%
Yield Maintenance Total                 11.97%            12.62%            12.33%              16.16%
Penalty Points Total                     0.00%             0.21%             0.20%               0.24%
Open                                     0.00%             0.00%             1.93%               0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $1,210,927,155    $1,085,465,436    $1,068,216,015        $870,193,363
% Initial Pool Balance                  96.09%            86.13%            84.77%              69.05%
-------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)
--------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 FEB-13            FEB-14            FEB-15              FEB-16
--------------------------------------------------------------------------------------------------------

Locked Out                              83.37%            77.72%            29.24%              30.88%
Yield Maintenance Total                 14.73%            15.37%            70.76%              69.12%
Penalty Points Total                     1.90%             5.74%             0.00%               0.00%
Open                                     0.00%             1.16%             0.00%               0.00%
--------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%           100.00%             100.00%
--------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $844,693,514      $753,540,521       $50,645,904         $46,097,111
% Initial Pool Balance                  67.03%            59.80%             4.02%               3.66%
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                      FEB-17            FEB-18             FEB-19
-------------------------------------------------------------------------------------------

Locked Out                                   25.84%            27.77%             31.18%
Yield Maintenance Total                      67.07%            64.40%             59.75%
Penalty Points Total                          7.09%             7.83%              9.07%
Open                                          0.00%             0.00%              0.00%
-------------------------------------------------------------------------------------------
TOTALS                                      100.00%           100.00%            100.00%
-------------------------------------------------------------------------------------------
Pool Balance Outstanding                $41,373,337       $36,464,171        $30,562,261
% Initial Pool Balance                        3.28%             2.89%              2.43%
-------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(2)  DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS
----------------------------------------------------------------------------------------------------------------------
                                                                                           PERCENT BY     WEIGHTED
                                                                             AGGREGATE      AGGREGATE      AVERAGE
                                                           NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
LOAN SELLER                                           MORTGAGE LOANS        BALANCE ($)    BALANCE (%)     RATE (%)
----------------------------------------------------------------------------------------------------------------------

Massachusetts Mutual Life Insurance Company                       48       188,669,094           69.5        7.941
NCB, FSB                                                          20        61,461,743           22.6        5.933
Teachers Insurance and Annuity Association of America              1        14,831,705            5.5        5.400
Washington Mutual Bank, FA                                         2         3,835,245            1.4        5.274
Union Central Mortgage Funding, Inc.                               2         2,763,551            1.0        6.160
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            73      $271,561,337         100.0%       7.292%
======================================================================================================================

----------------------------------------------------------------------------------------------------------------------
                                                            WEIGHTED                         WEIGHTED     WEIGHTED
                                                             AVERAGE        WEIGHTED          AVERAGE      AVERAGE
                                                           REMAINING         AVERAGE     CUT-OFF DATE      BALLOON
LOAN SELLER                                               TERM (MOS.)        DSCR (x)          LTV (%)      LTV (%)
----------------------------------------------------------------------------------------------------------------------

Massachusetts Mutual Life Insurance Company                      146            1.29             42.9         32.3
NCB, FSB                                                         124            4.76             19.9         16.3
Teachers Insurance and Annuity Association of America            113            1.79             45.2         34.4
Washington Mutual Bank, FA                                       100            1.49             76.9         64.6
Union Central Mortgage Funding, Inc.                             136            1.06             70.3         31.1
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                           138            2.10x            38.6%        29.2%
======================================================================================================================

CUT-OFF DATE BALANCES
-----------------------------------------------------------------------------------------------------------------------
                                                                                             PERCENT BY     WEIGHTED
                                                                             AGGREGATE        AGGREGATE      AVERAGE
                                                         NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                                                   32          54,385,787             20.0        7.107
2,500,001 - 5,000,000                                           28         102,379,135             37.7        7.661
5,000,001 - 7,500,000                                            5          28,007,523             10.3        7.565
7,500,001 - 10,000,000                                           4          33,534,226             12.3        7.483
10,000,001 - 12,500,000                                          2          24,078,187              8.9        6.618
12,500,001 - 15,000,000                                          2          29,176,478             10.7        6.413
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                          73        $271,561,337           100.0%       7.292%
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                           WEIGHTED                            WEIGHTED      WEIGHTED
                                                            AVERAGE          WEIGHTED           AVERAGE       AVERAGE
                                                          REMAINING           AVERAGE      CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                                 TERM (MOS.)          DSCR (x)           LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                                                   135              3.51              35.5          26.4
2,500,001 - 5,000,000                                           140              1.58              39.9          29.8
5,000,001 - 7,500,000                                           128              1.69              36.9          30.0
7,500,001 - 10,000,000                                          151              1.73              38.8          29.0
10,000,001 - 12,500,000                                         139              2.83              31.8          24.5
12,500,001 - 15,000,000                                         131              1.55              46.9          36.0
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                          138              2.10x             38.6%         29.2%
=======================================================================================================================

Minimum: $174,710
Maximum: $14,831,705
Weighted Average: $3,720,018

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES
----------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY      WEIGHTED
                                                           AGGREGATE          AGGREGATE       AVERAGE
                                         NUMBER OF      CUT-OFF DATE       CUT-OFF DATE      MORTGAGE
STATE                         MORTGAGED PROPERTIES        BALANCE ($)        BALANCE (%)      RATE (%)
----------------------------------------------------------------------------------------------------------

Florida                                          4        37,113,516               13.7         7.562
Texas                                            7        31,450,941               11.6         8.289
New York                                        14        29,925,481               11.0         5.838
District of Columbia                             2        16,409,533                6.0         5.458
Illinois                                         2        15,990,777                5.9         6.072
Georgia                                          3        15,345,510                5.7         6.514
North Carolina                                   4        13,982,839                5.1         7.638
Michigan                                         3        12,384,149                4.6         7.472
Ohio                                             3        11,269,064                4.1         7.424
Utah                                             4        11,153,290                4.1         8.167
California - Southern                            2         6,879,792                2.5         7.055
California - Northern                            1         2,790,519                1.0         8.060
Virginia                                         2         8,652,263                3.2         8.026
Tennessee                                        2         7,348,662                2.7         7.703
Wisconsin                                        2         6,534,757                2.4         6.740
Mississippi                                      2         5,441,970                2.0         8.470
West Virginia                                    1         5,109,371                1.9         9.390
South Carolina                                   2         4,796,206                1.8         7.754
Washington                                       1         4,652,318                1.7         8.510
New Mexico                                       2         4,554,895                1.7         7.904
New Jersey                                       1         3,920,047                1.4         7.430
New Hampshire                                    1         3,317,284                1.2         9.070
Kansas                                           1         2,338,846                0.9         8.980
Montana                                          1         2,219,709                0.8         8.150
Oklahoma                                         1         2,173,257                0.8         8.040
Connecticut                                      1         1,993,824                0.7         5.360
Pennsylvania                                     1         1,459,778                0.5         7.910
Iowa                                             1         1,369,926                0.5         8.300
Minnesota                                        1           982,815                0.4         6.125
----------------------------------------------------------------------------------------------------------
TOTAL:                                          72      $271,561,337             100.0%        7.292%
==========================================================================================================

----------------------------------------------------------------------------------------------------------
                                           WEIGHTED                           WEIGHTED       WEIGHTED
                                            AVERAGE         WEIGHTED           AVERAGE        AVERAGE
                                          REMAINING          AVERAGE      CUT-OFF DATE        BALLOON
STATE                                    TERM (MOS.)         DSCR (x)           LTV (%)        LTV (%)
----------------------------------------------------------------------------------------------------------

Florida                                         148             1.30              46.6           35.4
Texas                                           163             1.26              35.5           26.6
New York                                        122             6.04              20.0           17.2
District of Columbia                            119             2.02              41.8           31.1
Illinois                                        139             3.58              25.1           20.1
Georgia                                         134             2.63              28.2           19.3
North Carolina                                  131             1.27              50.2           38.5
Michigan                                        150             1.90              40.1           26.2
Ohio                                             98             1.60              50.9           41.2
Utah                                            146             1.31              40.7           30.6
California - Southern                           159             1.33              27.1           20.5
California - Northern                           152             1.15              36.9           26.6
Virginia                                        140             1.41              41.6           32.2
Tennessee                                       141             1.35              43.4           31.3
Wisconsin                                       139             1.03              58.9           45.4
Mississippi                                     117             1.28              47.8           36.4
West Virginia                                   138             1.39              32.1           24.4
South Carolina                                  148             1.21              48.4           35.7
Washington                                       95             1.32              49.4           41.2
New Mexico                                      146             1.12              32.3           25.4
New Jersey                                      136             1.22              45.7           32.9
New Hampshire                                   143             1.48              37.5           28.1
Kansas                                          121             1.05              54.9           42.1
Montana                                         146             1.13              37.8           29.9
Oklahoma                                        155             1.54              35.3           27.7
Connecticut                                     117             1.63              79.8           66.7
Pennsylvania                                    145             1.33              28.4           22.4
Iowa                                            118             1.29              37.6           30.7
Minnesota                                       175             1.01              66.0            0.6
----------------------------------------------------------------------------------------------------------
TOTAL:                                          138             2.10x             38.6%          29.2%
==========================================================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES
------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED
                                                              AGGREGATE      AGGREGATE     AVERAGE
                                             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE
PROPERTY TYPE                     MORTGAGED PROPERTIES       BALANCE ($)    BALANCE (%)    RATE (%)
------------------------------------------------------------------------------------------------------

Multifamily
Garden                                              42      176,022,637           64.8       7.658
Cooperative                                         20       61,461,743           22.6       5.933
Townhouse                                            7       28,022,004           10.3       8.177
High Rise                                            2        3,835,245            1.4       5.274
Low Rise                                             1        2,219,709            0.8       8.150
------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           72     $271,561,337         100.0%      7.292%
------------------------------------------------------------------------------------------------------
TOTAL:                                              72     $271,561,337         100.0%      7.292%
======================================================================================================

-------------------------------------------------------------------------------------------------------
                                               WEIGHTED                        WEIGHTED    WEIGHTED
                                                AVERAGE        WEIGHTED         AVERAGE     AVERAGE
                                              REMAINING         AVERAGE    CUT-OFF DATE     BALLOON
PROPERTY TYPE                                TERM (MOS.)        DSCR (x)         LTV (%)     LTV (%)
-------------------------------------------------------------------------------------------------------

Multifamily
Garden                                              140            1.34            43.7        32.6
Cooperative                                         124            4.76            19.9        16.3
Townhouse                                           162            1.26            42.2        31.2
High Rise                                           100            1.49            76.9        64.6
Low Rise                                            146            1.13            37.8        29.9
-------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           138            2.10x           38.6%       29.2%
-------------------------------------------------------------------------------------------------------
TOTAL:                                              138            2.10x           38.6%       29.2%
=======================================================================================================

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY       WEIGHTED
                                                                 AGGREGATE         AGGREGATE        AVERAGE
                                            NUMBER OF         CUT-OFF DATE      CUT-OFF DATE       MORTGAGE
MORTGAGE RATE (%)                      MORTGAGE LOANS           BALANCE ($)       BALANCE (%)       RATE (%)
------------------------------------------------------------------------------------------------------------------

<= 5.500                                            4           19,366,133               7.1          5.377
5.501 - 6.000                                      13           49,626,159              18.3          5.844
6.001 - 6.500                                       7           11,915,399               4.4          6.289
6.501 - 7.000                                       4           12,746,725               4.7          6.633
7.001 - 7.500                                      10           62,259,015              22.9          7.390
7.501 - 8.000                                       7           26,820,175               9.9          7.857
8.001 - 8.500                                      18           50,624,098              18.6          8.292
8.501 - 9.000                                       7           29,776,977              11.0          8.658
9.001 - 9.500                                       3            8,426,656               3.1          9.264
------------------------------------------------------------------------------------------------------------------
TOTAL:                                             73         $271,561,337            100.0%         7.292%
==================================================================================================================

------------------------------------------------------------------------------------------------------------------
                                              WEIGHTED                              WEIGHTED         WEIGHTED
                                               AVERAGE           WEIGHTED            AVERAGE          AVERAGE
                                             REMAINING            AVERAGE       CUT-OFF DATE          BALLOON
MORTGAGE RATE (%)                           TERM (MOS.)           DSCR (x)            LTV (%)          LTV (%)
------------------------------------------------------------------------------------------------------------------

<= 5.500                                           111               1.88               50.4             39.6
5.501 - 6.000                                      123               5.17               19.0             16.3
6.001 - 6.500                                      119               2.11               36.5             21.5
6.501 - 7.000                                      161               1.75               36.0             26.7
7.001 - 7.500                                      148               1.27               46.6             34.8
7.501 - 8.000                                      148               1.30               41.1             30.7
8.001 - 8.500                                      146               1.35               39.1             28.6
8.501 - 9.000                                      136               1.23               47.1             37.2
9.001 - 9.500                                      140               1.43               34.2             25.9
------------------------------------------------------------------------------------------------------------------
TOTAL:                                             138               2.10x              38.6%            29.2%
==================================================================================================================

Minimum: 5.180%
Maximum: 9.390%
Weighted Average: 7.292%

SEASONING
-------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY      WEIGHTED
                                                                  AGGREGATE       AGGREGATE       AVERAGE
                                            NUMBER OF          CUT-OFF DATE    CUT-OFF DATE      MORTGAGE
SEASONING                              MORTGAGE LOANS            BALANCE ($)     BALANCE (%)      RATE (%)
-------------------------------------------------------------------------------------------------------------

1 - 5                                              18            53,858,763            19.8         5.807
6 - 11                                              7            29,033,481            10.7         5.830
12 - 23                                             3            11,444,190             4.2         7.417
24 >=                                              45           177,224,903            65.3         7.974
-------------------------------------------------------------------------------------------------------------
TOTAL:                                             73          $271,561,337          100.0%        7.292%
=============================================================================================================

-------------------------------------------------------------------------------------------------------------
                                             WEIGHTED                               WEIGHTED        WEIGHTED
                                              AVERAGE           WEIGHTED             AVERAGE         AVERAGE
                                            REMAINING            AVERAGE        CUT-OFF DATE         BALLOON
SEASONING                                  TERM (MOS.)           DSCR (x)             LTV (%)         LTV (%)
-------------------------------------------------------------------------------------------------------------

1 - 5                                             123               4.85                25.1            19.8
6 - 11                                            117               2.29                35.5            26.9
12 - 23                                           161               1.27                32.1            24.7
24 >=                                             145               1.29                43.6            32.8
-------------------------------------------------------------------------------------------------------------
TOTAL:                                            138               2.10x               38.6%           29.2%
=============================================================================================================

Minimum: 2 mos.
Maximum: 109 mos.
Weighted Average: 39 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY
--------------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY      WEIGHTED
                                                                             AGGREGATE       AGGREGATE       AVERAGE
                                                          NUMBER OF       CUT-OFF DATE    CUT-OFF DATE      MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)              MORTGAGE LOANS         BALANCE ($)     BALANCE (%)      RATE (%)
--------------------------------------------------------------------------------------------------------------------------

<= 120                                                           21         76,355,831            28.1         5.787
121 - 180                                                        24         91,953,280            33.9         7.609
181 - 240                                                        27         99,486,180            36.6         8.109
241 - 300                                                         1          3,766,046             1.4         8.450
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                           73       $271,561,337          100.0%        7.292%
==========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------
                                                           WEIGHTED                           WEIGHTED       WEIGHTED
                                                            AVERAGE         WEIGHTED           AVERAGE        AVERAGE
                                                          REMAINING          AVERAGE      CUT-OFF DATE        BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)                  TERM (MOS.)         DSCR (x)           LTV (%)        LTV (%)
--------------------------------------------------------------------------------------------------------------------------

<= 120                                                          115             3.61              29.7           24.0
121 - 180                                                       141             1.37              42.3           32.8
181 - 240                                                       152             1.63              42.2           30.7
241 - 300                                                       191             1.96              31.7            9.1
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                          138             2.10x             38.6%          29.2%
==========================================================================================================================

Minimum: 84 mos.
Maximum: 300 mos.
Weighted Average: 178 mos.

REMAINING TERMS TO STATED MATURITY
------------------------------------------------------------------------------------------------------------------------------
                                                                                               PERCENT BY        WEIGHTED
                                                                              AGGREGATE         AGGREGATE         AVERAGE
                                                          NUMBER OF        CUT-OFF DATE      CUT-OFF DATE        MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)             MORTGAGE LOANS          BALANCE ($)       BALANCE (%)        RATE (%)
------------------------------------------------------------------------------------------------------------------------------

<= 120                                                           31         107,436,809              39.6           6.487
121 - 180                                                        38         146,256,279              53.9           7.807
181 - 240                                                         4          17,868,249               6.6           7.918
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                           73        $271,561,337            100.0%          7.292%
==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                             WEIGHTED                            WEIGHTED       WEIGHTED
                                                              AVERAGE         WEIGHTED            AVERAGE        AVERAGE
                                                            REMAINING          AVERAGE       CUT-OFF DATE        BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)                   TERM (MOS.)         DSCR (x)            LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------

<= 120                                                            111             2.93               36.7           29.7
121 - 180                                                         151             1.36               40.4           29.9
181 - 240                                                         197             3.21               34.9           21.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                            138             2.10x              38.6%          29.2%
==============================================================================================================================

Minimum: 81 mos.
Maximum: 238 mos.
Weighted Average: 138 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS
------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY      WEIGHTED
                                                                          AGGREGATE        AGGREGATE       AVERAGE
                                                       NUMBER OF       CUT-OFF DATE     CUT-OFF DATE      MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS         BALANCE ($)      BALANCE (%)      RATE (%)
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                                1          2,500,000              0.9         5.950
  181 - 240                                                    1          1,780,736              0.7         6.180
  241 - 300                                                    3         18,657,678              6.9         5.496
  301 - 360                                                   58        221,574,313             81.6         7.639
  401 >=                                                       6         20,723,791              7.6         5.820
------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                     69       $265,236,518            97.7%        7.320%

FULLY AMORTIZING LOANS
  61 - 120                                                     1          1,772,959              0.7         6.370
  121 - 180                                                    2          2,560,643              0.9         6.048
  181 - 240                                                    1          1,991,218              0.7         5.900
------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                      4         $6,324,820             2.3%        6.092%
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        73       $271,561,337           100.0%        7.292%
========================================================================================================================

------------------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED                           WEIGHTED       WEIGHTED
                                                          AVERAGE         WEIGHTED           AVERAGE        AVERAGE
                                                        REMAINING          AVERAGE      CUT-OFF DATE        BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                      TERM (MOS.)         DSCR (x)           LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                               118            20.44               4.0            4.0
  181 - 240                                                   115             1.08              72.7           48.0
  241 - 300                                                   116             2.05              44.7           34.4
  301 - 360                                                   141             1.56              40.4           30.7
  401 >=                                                      117             4.29              20.9           19.1
------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                     137             1.98x             39.0%          29.9%

FULLY AMORTIZING LOANS
  61 - 120                                                    113             1.50              22.2            0.0
  121 - 180                                                   176             2.95              31.5            0.2
  181 - 240                                                   238            17.47               3.1            0.0
------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                     178             7.12x             19.9%           0.1%
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        138             2.10x             38.6%          29.2%
========================================================================================================================

Minimum: 120 mos.
Maximum: 480 mos.
Weighted Average:  360 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

REMAINING AMORTIZATION TERMS
----------------------------------------------------------------------------------------------------------------
                                                                                     PERCENT BY     WEIGHTED
                                                                      AGGREGATE       AGGREGATE      AVERAGE
                                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)             MORTGAGE LOANS        BALANCE ($)     BALANCE (%)     RATE (%)
----------------------------------------------------------------------------------------------------------------

BALLOON
  Interest Only                                             1         2,500,000             0.9        5.950
  181 - 240                                                 2         5,546,781             2.0        7.721
  241 - 300                                                27        97,685,395            36.0        7.651
  301 - 360                                                33       138,780,550            51.1        7.320
  362 >=                                                    6        20,723,791             7.6        5.820
----------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  69      $265,236,518           97.7%       7.320%

FULLY AMORTIZING LOANS
  61 - 120                                                  1         1,772,959             0.7        6.370
  121 - 180                                                 2         2,560,643             0.9        6.048
  181 - 240                                                 1         1,991,218             0.7        5.900
----------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                   4        $6,324,820            2.3%       6.092%
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     73      $271,561,337          100.0%       7.292%
================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                      WEIGHTED                        WEIGHTED      WEIGHTED
                                                       AVERAGE       WEIGHTED          AVERAGE       AVERAGE
                                                     REMAINING        AVERAGE     CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)                  TERM (MOS.)       DSCR (x)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

BALLOON
  Interest Only                                            118          20.44              4.0           4.0
  181 - 240                                                167           1.68             44.9          21.6
  241 - 300                                                126           1.43             47.4          36.3
  301 - 360                                                147           1.71             36.2          27.9
  362 >=                                                   117           4.29             20.9          19.1
----------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  137           1.98x            39.0%         29.9%

FULLY AMORTIZING LOANS
  61 - 120                                                 113           1.50             22.2           0.0
  121 - 180                                                176           2.95             31.5           0.2
  181 - 240                                                238          17.47              3.1           0.0
----------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  178           7.12x            19.9%          0.1%
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     138           2.10x            38.6%         29.2%
================================================================================================================

Minimum: 113 mos.
Maximum: 478 mos.
Weighted Average:  320 mos.

DEBT SERVICE COVERAGE RATIOS
---------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY        WEIGHTED
                                                                        AGGREGATE       AGGREGATE         AVERAGE
                                                    NUMBER OF        CUT-OFF DATE    CUT-OFF DATE        MORTGAGE
DEBT SERVICE COVERAGE RATIO (x)                MORTGAGE LOANS          BALANCE ($)     BALANCE (%)        RATE (%)
---------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                                 8          18,304,973             6.7           7.460
1.11 - 1.20                                                 8          30,343,209            11.2           8.165
1.21 - 1.30                                                13          68,994,469            25.4           7.677
1.31 - 1.40                                                11          47,878,278            17.6           7.930
1.41 - 1.50                                                 5          13,840,762             5.1           8.235
1.51 - 1.60                                                 5          10,455,105             3.8           7.993
1.61 - 1.70                                                 1           1,993,824             0.7           5.360
1.71 - 1.80                                                 1          14,831,705             5.5           5.400
1.81 - 1.90                                                 2           3,304,320             1.2           7.441
1.91 - 2.00                                                 1           3,766,046             1.4           8.450
2.01 - 2.50                                                 2           7,957,322             2.9           6.150
2.51 - 3.00                                                 2           2,988,224             1.1           6.011
3.01 >=                                                    14          46,903,100            17.3           5.860
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     73        $271,561,337          100.0%          7.292%
=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                            WEIGHTED      WEIGHTED
                                                      AVERAGE         WEIGHTED            AVERAGE       AVERAGE
                                                    REMAINING          AVERAGE       CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)                    TERM (MOS.)         DSCR (x)            LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                               140             1.05               55.1          38.4
1.11 - 1.20                                               135             1.15               43.9          34.9
1.21 - 1.30                                               151             1.26               43.3          32.7
1.31 - 1.40                                               141             1.34               44.3          33.3
1.41 - 1.50                                               145             1.48               34.6          23.3
1.51 - 1.60                                               135             1.52               37.5          28.8
1.61 - 1.70                                               117             1.63               79.8          66.7
1.71 - 1.80                                               113             1.79               45.2          34.4
1.81 - 1.90                                               143             1.84               25.9          20.8
1.91 - 2.00                                               191             1.96               31.7           9.1
2.01 - 2.50                                               115             2.29               32.3          27.3
2.51 - 3.00                                               115             2.92               21.7          19.1
3.01 >=                                                   126             5.53               17.2          14.6
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    138             2.10x              38.6%         29.2%
=====================================================================================================================

Minimum: 1.01x
Maximum: 20.44x
Weighted Average: 2.10x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS
---------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY     WEIGHTED
                                                                      AGGREGATE      AGGREGATE      AVERAGE
                                                    NUMBER OF      CUT-OFF DATE   CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                        MORTGAGE LOANS        BALANCE ($)    BALANCE (%)     RATE (%)
---------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                  4         6,243,756            2.3        5.956
10.1 - 20.0                                                 6        26,930,195            9.9        5.817
20.1 - 30.0                                                14        36,585,687           13.5        6.593
30.1 - 40.0                                                19        59,960,476           22.1        8.134
40.1 - 50.0                                                17       104,088,904           38.3        7.448
50.1 - 60.0                                                 6        21,924,145            8.1        7.988
60.1 - 70.0                                                 4        10,212,193            3.8        7.419
70.1 - 75.0                                                 2         3,622,157            1.3        5.672
75.1 - 80.0                                                 1         1,993,824            0.7        5.360
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     73      $271,561,337         100.0%       7.292%
===============================================================================================================

---------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                         WEIGHTED       WEIGHTED
                                                      AVERAGE        WEIGHTED          AVERAGE        AVERAGE
                                                    REMAINING         AVERAGE     CUT-OFF DATE        BALLOON
LOAN-TO-VALUE RATIO (%)                            TERM (MOS.)        DSCR (x)          LTV (%)        LTV (%)
---------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                171           15.17              5.2            1.7
10.1 - 20.0                                               121            4.36             16.7           14.6
20.1 - 30.0                                               131            2.44             25.2           19.8
30.1 - 40.0                                               147            1.38             35.7           26.8
40.1 - 50.0                                               145            1.38             44.7           33.2
50.1 - 60.0                                               126            1.12             54.4           42.0
60.1 - 70.0                                               108            1.11             65.2           48.2
70.1 - 75.0                                                98            1.21             73.2           55.3
75.1 - 80.0                                               117            1.63             79.8           66.7
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                    138            2.10x            38.6%          29.2%
===============================================================================================================

Minimum: 3.1%
Maximum: 79.8%
Weighted Average: 38.6%

BALLOON LOAN-TO-VALUE RATIOS
----------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY      WEIGHTED
                                                                     AGGREGATE       AGGREGATE       AVERAGE
                                                   NUMBER OF      CUT-OFF DATE    CUT-OFF DATE      MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)               MORTGAGE LOANS        BALANCE ($)     BALANCE (%)      RATE (%)
----------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                 8        14,750,127             5.4         6.728
10.1 - 20.0                                               13        44,303,294            16.3         6.155
20.1 - 30.0                                               22        76,886,725            28.3         7.800
30.1 - 40.0                                               20       103,920,272            38.3         7.418
40.1 - 50.0                                                4        13,121,491             4.8         7.641
50.1 - 55.0                                                3        12,559,017             4.6         8.105
55.1 - 60.0                                                1         2,185,166             0.8         7.040
60.1 - 65.0                                                1         1,841,421             0.7         5.180
65.1 - 70.0                                                1         1,993,824             0.7         5.360
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                    73      $271,561,337          100.0%        7.292%
================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                    WEIGHTED                          WEIGHTED     WEIGHTED
                                                     AVERAGE       WEIGHTED            AVERAGE      AVERAGE
                                                   REMAINING        AVERAGE       CUT-OFF DATE      BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                   TERM (MOS.)       DSCR (x)            LTV (%)      LTV (%)
----------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                               170           7.80               19.3          4.3
10.1 - 20.0                                              123           3.67               19.5         16.6
20.1 - 30.0                                              150           1.48               35.2         26.8
30.1 - 40.0                                              141           1.37               45.0         33.7
40.1 - 50.0                                              122           1.15               55.1         42.1
50.1 - 55.0                                               91           1.14               61.9         51.9
55.1 - 60.0                                              110           1.02               68.8         55.1
60.1 - 65.0                                               81           1.33               73.7         62.4
65.1 - 70.0                                              117           1.63               79.8         66.7
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                   138           2.10x              38.6%        29.2%
================================================================================================================

Minimum: 0.0%
Maximum: 66.7%
Weighted Average: 29.2%

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)
---------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                    FEB-05           FEB-06         FEB-07         FEB-08
---------------------------------------------------------------------------------------------------

Locked Out                                 98.98%           97.63%         89.56%         87.07%
Yield Maintenance Total                     1.02%            2.37%         10.44%         12.93%
Penalty Points Total                        0.00%            0.00%          0.00%          0.00%
Open                                        0.00%            0.00%          0.00%          0.00%
TOTALS                                    100.00%          100.00%        100.00%        100.00%
---------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $271,561,337     $267,821,899   $263,802,768   $259,482,480
% Initial Pool Balance                    100.00%           98.62%         97.14%         95.55%
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                    FEB-09           FEB-10         FEB-11         FEB-12
---------------------------------------------------------------------------------------------------

Locked Out                                 77.25%           62.30%         58.22%         53.47%
Yield Maintenance Total                    22.75%           37.70%         41.78%         46.53%
Penalty Points Total                        0.00%            0.00%          0.00%          0.00%
Open                                        0.00%            0.00%          0.00%          0.00%
TOTALS                                    100.00%          100.00%        100.00%        100.00%
---------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $254,843,892     $249,850,383   $244,480,680   $230,361,606
% Initial Pool Balance                     93.84%           92.01%         90.03%         84.83%
---------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)(3)
--------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                     FEB-13          FEB-14         FEB-15         FEB-16
--------------------------------------------------------------------------------------------------

Locked Out                                  46.72%          39.55%         42.25%         41.81%
Yield Maintenance Total                     50.61%          48.61%         56.40%         51.97%
Penalty Points Total                         2.66%          11.02%          0.00%          0.00%
Open                                         0.00%           0.83%          1.35%          6.22%
--------------------------------------------------------------------------------------------------
TOTALS                                     100.00%         100.00%        100.00%        100.00%
--------------------------------------------------------------------------------------------------
Pool Balance Outstanding              $220,585,663    $210,707,749   $132,865,140   $126,492,911
% Initial Pool Balance                      81.23%          77.59%         48.93%         46.58%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                     FEB-17              FEB-18               FEB-19
--------------------------------------------------------------------------------------------------

Locked Out                                  13.11%              22.25%               10.77%
Yield Maintenance Total                     71.93%              77.75%               79.94%
Penalty Points Total                         0.00%               0.00%                0.00%
Open                                        14.96%               0.00%                9.29%
--------------------------------------------------------------------------------------------------
TOTALS                                     100.00%             100.00%              100.00%
--------------------------------------------------------------------------------------------------
Pool Balance Outstanding               $94,954,039         $36,638,702        $  19,298,516
% Initial Pool Balance                      34.97%              13.49%                7.11%
--------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(2)  DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-27

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     MORTGAGE                                                                LOAN GROUP                            ORIGINAL
LOAN NO.     LOAN SELLER(1)      PROPERTY NAME(2)                                       NUMBER       X-Y CLASS              BALANCE
------------------------------------------------------------------------------------------------------------------------------------

    1        MSMC                125 Park Avenue                                          1             No             $146,250,000
    2        IXIS                Central Mall-Texarkana TX (I)                            1             No              $54,900,000
    3        IXIS                Central Mall-Lawton, OK (I)                              1             No              $43,200,000
    4        IXIS                Central Mall-Pt Arthur, TX (I)                           1             No              $36,400,000
    5        MSMC                Hulen Mall                                               1             No             $121,000,000
    6        PCF                 540 Madison Avenue                                       1             No              $75,000,000
    7        MSMC                225 West Broadway                                        1             No              $67,000,000
    8        PCF                 400 Madison Avenue                                       1             No              $65,500,000
    9        TIAA                Festival at Hyannis                                      1             No              $24,050,000
   10        PCF                 Elliot Corporate Center                                  1             No              $23,250,000
   11        PCF                 Coram Plaza                                              1             No              $20,755,300
   12        TIAA                Phoenix Apartments                                       1             No              $16,500,000
   13        TIAA                Holiday Centre                                           1             No              $15,800,000
   14        TIAA                Burbank Medical Plaza Office Building                    1             No              $15,520,000
   15        TIAA                The Cloisters Apartments I                               2             No              $15,000,000
   16        WaMu                Country Club at La Cholla                                1             No              $14,800,000
   17        PCF                 University Plaza Office Building                         1             No              $14,700,000
   18        MassMutual          Westchester Apartments                                   2             No              $14,720,000
   19        NCB, FSB            201 E. 77 Owners Corp.                                   1             Yes             $13,500,000
   20        PCF                 Commerce Crossings Office Building                       1             No              $13,000,000
   21        NCB, FSB            Noble Square Cooperative                                 2             Yes             $12,500,000
   22        IXIS                Parkside Shops                                           1             No              $12,500,000
   23        MassMutual          Windermere Apartments                                    2             No              $12,180,000
   24        IXIS                Brentwood Town Center                                    1             No              $11,400,000
   25        IXIS                Crown Plaza                                              1             No              $11,250,000
   26        MSMC                Spring Hill Suites Orlando                               1             No              $11,000,000
   27        IXIS                Montgomery Field                                         1             No              $11,000,000
   28        IXIS                Okeechobee Industrial Park                               1             No              $10,400,000
   29        WaMu                Centennial Medical Arts Pavilion I                       1             No              $10,200,000
   30        IXIS                Stone Mist Apartments                                    1             No              $10,000,000
   31        IXIS                Columbia Lakeside                                        1             No               $9,700,000
   32        IXIS                Bermuda Run                                              1             No               $9,000,000
   33        MSMC                Courtyard Marriott Greenville                            1             No               $8,850,000
   34        MassMutual          Windermere II Apartments                                 2             No               $8,930,000
   35        MassMutual          The Club At Woodchase                                    2             No               $9,120,000
   36        MassMutual          Westcreek Townhomes                                      2             No               $8,800,000
   37        IXIS                Park Hill Medical Plaza                                  1             No               $8,460,000
   38        PCF                 7225 West Marcia Road                                    1             No               $8,320,000
   39        NCB, FSB            Eastwyck Village Towne Houses, Inc.                      2             Yes              $7,625,000
   40        IXIS                Skyway Commerce Center                                   1             No               $7,150,000
   41        IXIS                Timber Ridge                                             1             No               $6,900,000
   42        PCF                 901 Kaiser Road                                          1             No               $6,900,000
   43        MassMutual          Summer City Townhomes                                    2             No               $6,600,000
   44        TIAA                Monarch Business Center                                  1             No               $6,300,000
   45        IXIS                Wood Trail Apartments                                    1             No               $6,160,000
   46        PCF                 Loch Raven Shopping Center                               1             No               $6,000,000
   47        NCB, FSB            Burns Street Owners Corp.                                1             Yes              $6,000,000
   48        NCB, FSB            333 East 75th St. Owners Corp.                           1             Yes              $6,000,000
   49        WaMu                Backlick Center South I                                  1             No               $6,000,000
   50        IXIS                Exchange Medical Office                                  1             No               $5,800,000
   51        MassMutual          Crescent Pointe Ltp                                      2             No               $5,765,000
   52        MassMutual          Stonelick Woods Apartments                               2             No               $6,020,000
   53        NCB, FSB            Caton Towers Owners Corp.                                2             Yes              $5,500,000
   54        NCB, FSB            East First Avenue, LLC                                   1             No               $5,500,000
   55        NCB, FSB            245 East 72nd Owners Corp.                               1             Yes              $5,400,000
   56        MSMC                Fairfield Inn Orlando                                    1             No               $5,350,000
   57        IXIS                Waldorf Hampton Inn                                      1             No               $5,300,000
   58        MassMutual          Martin's Landing Apts Phase I *                          2             No               $4,355,000
   59        MassMutual          Martin's Landing Apts Phase II *                         2             No               $1,045,000
   60        MassMutual          El Patrimonio Apartments                                 2             No               $5,100,000
   61        UCMFI               Steptoe Industrial                                       1             No               $5,000,000
   62        WaMu                200-240 Carter Drive                                     1             No               $5,000,000
   63        WaMu                Abacoa Professional Center II                            1             No               $4,980,000
   64        MassMutual          Kimberly Park Apartments                                 2             No               $5,000,000
   65        MassMutual          Plum Creek Apartments                                    2             No               $4,850,000
   66        NCB, FSB            Stonegate X Apartment Owners Corp.                       1             Yes              $4,700,000
   67        NCB, FSB            Newport Apartments, Inc.                                 2             Yes              $4,700,000
   68        MassMutual          College Glen Apartments                                  2             No               $5,040,000
   69        WaMu                Pacifica Plaza                                           1             No               $4,625,000
   70        MassMutual          Deerfield Apartments                                     2             No               $4,925,000
   71        WaMu                891 Kuhn Drive                                           1             No               $4,575,000
   72        MassMutual          Silver Pines Senior Apartments                           2             No               $4,650,000
   73        NCB, FSB            Kensington Gate Owners Incorporated                      1             Yes              $4,500,000
   74        NCB, FSB            Madison 79 Associates, Inc.                              1             Yes              $4,500,000
   75        IXIS                Thunderbird Crossing                                     1             No               $4,400,000
   76        MassMutual          Aspenwood Glen Apartments                                2             No               $4,460,000
   77        NCB, FSB            1523 Central Park Avenue Owners, Inc.                    1             Yes              $4,300,000
   78        WaMu                Minnetonka Corporate Center                              1             No               $4,300,000
   79        PCF                 Mariemont Promenade                                      1             No               $4,260,000
   80        UCMFI               Plaza Seville                                            1             No               $4,100,000
   81        IXIS                Walgreens-Grapevine                                      1             No               $4,000,000
   82        NCB, FSB            London Towne Houses, Inc.                                2             Yes              $4,000,000
   83        NCB, FSB            Park Town Cooperative Homes No.1, Inc.                   2             Yes              $4,000,000
   84        MassMutual          River Park Village Apartments                            2             No               $4,250,000
   85        MassMutual          Willow Creek Apartments                                  2             No               $4,165,000
   86        MassMutual          Sable Chase Apartments                                   2             No               $4,280,000
   87        NCB, FSB            Ramapo Towers Owners Corp.                               1             Yes              $3,700,000
   88        MassMutual          Parkview Apartments                                      2             No               $3,900,000
   89        UCMFI               Armour-Northeast Industrial II (II)                      1             No               $1,884,259
   90        UCMFI               Armour-Northeast Industrial I (II)                       1             No               $1,815,741
   91        IXIS                3965 Durango                                             1             No               $3,600,000
   92        WaMu                CVS Pharmacy Building                                    1             No               $3,600,000
   93        MassMutual          Autumn Ridge Apartments                                  2             No               $3,725,000
   94        MassMutual          Forest Ridge Apartments                                  2             No               $3,550,000
   95        NCB, FSB            Silver Hill Station                                      1             No               $3,500,000
   96        IXIS                Cedar Ridge                                              1             No               $3,500,000
   97        MassMutual          Wellesley Woods Apartments                               1             No               $3,700,000
   98        MassMutual          Culpepper Landing                                        2             No               $3,520,000
   99        MassMutual          Hillview Apartments                                      2             No               $3,500,000
   100       WaMu                Whipple Self-Storage (ShurgardStorage Center)            1             No               $3,300,000
   101       MassMutual          Logan Pointe Apartments                                  2             No               $3,450,000
   102       NCB, FSB            Gothic Tenants' Corp.                                    2             Yes              $3,250,000
   103       UCMFI               Sellwood Building                                        1             No               $2,750,000
   104       UCMFI               East Valley Commerce Plaza                               1             No               $3,050,000
   105       MassMutual          Mallard Cove II Apartments                               2             No               $3,300,000
   106       MassMutual          Foxridge Apartments                                      2             No               $3,100,000
   107       NCB, FSB            Columbus W. 82 Apartments Corp.                          1             Yes              $3,000,000
   108       NCB, FSB            Shoppes at Boaz                                          1             No               $3,000,000
   109       UCMFI               6th Street Industrial                                    1             No               $3,000,000
   110       UCMFI               Beach Haven Shopping Center                              1             No               $3,000,000
   111       UCMFI               Atlantic Self-Storage                                    1             No               $2,860,000
   112       MassMutual          Las Villas Apartments                                    2             No               $2,900,000
   113       MassMutual          Glenview Apartments                                      2             No               $3,115,000
   114       MassMutual          Pine Valley Apartments                                   2             No               $2,943,379
   115       MassMutual          Willow Point I Apartments                                2             No               $3,000,000
   116       MassMutual          Willow Point II Apartments                               2             No               $2,960,000
   117       MassMutual          Las Lomas Apartments                                     2             No               $2,775,000
   118       NCB, FSB            Corporate Center Three Office                            1             No               $2,700,000
   119       UCMFI               Ridge Crossing Shopping Center                           1             No               $2,700,000
   120       NCB, FSB            114 Owner's Inc.                                         1             Yes              $2,600,000
   121       NCB, FSB            Bonnie Crest Owners Corp.                                1             Yes              $2,600,000
   122       UCMFI               401 N. Wickham Road (III)                                1             No               $1,684,417
   123       UCMFI               1515 Elizabeth Street (III)                              1             No                 $712,638
   124       UCMFI               801 E. Hibiscus Boulevard (III)                          1             No                 $242,945
   125       UCMFI               The Arts Office Building                                 1             No               $2,600,000
   126       UCMFI               Pittsburgh National City Bank                            1             No               $2,575,000
   127       IXIS                VSV Plaza                                                1             No               $2,500,000
   128       NCB, FSB            Brisbane House, Inc.                                     2             Yes              $2,500,000
   129       WaMu                66 York Street                                           1             No               $2,500,000
   130       UCMFI               Woodside Business Park                                   1             No               $2,500,000
   131       MassMutual          Highland Village Apartments                              2             No               $2,560,000
   132       MassMutual          Tree Trail Apartments                                    2             No               $2,700,000
   133       NCB, FSB            Keyfoods                                                 1             No               $2,500,000
   134       UCMFI               Lockport Place Industrial                                1             No               $2,400,000
   135       NCB, FSB            666 Apartment Corp.                                      1             Yes              $2,400,000
   136       UCMFI               T-Bird Self Storage                                      1             No               $2,400,000
   137       MassMutual          Westgate Apartments                                      2             No               $2,530,000
   138       UCMFI               West Thunderbird Plaza                                   1             No               $2,325,000
   139       UCMFI               Randolph Forest Office                                   1             No               $2,325,000
   140       NCB, FSB            46 West 95th Street Owners Corp.                         1             Yes              $2,300,000
   141       NCB, FSB            230 Park South Apartments, Inc.                          1             Yes              $2,300,000
   142       MassMutual          Central Court Village                                    2             No               $2,280,000
   143       WaMu                Airborne Express Distribution Center                     1             No               $2,200,000
   144       UCMFI               Bethany Walgreens                                        1             No               $2,200,000
   145       MassMutual          Parker Place Apartments                                  2             No               $2,350,000
   146       MassMutual          Crestview Apartments                                     2             No               $2,213,200
   147       UCMFI               Factory Builder Warehouse                                1             No               $2,100,000
   148       NCB, FSB            Palmbrook Gardens Tenants Corp.                          1             Yes              $2,100,000
   149       UCMFI               Lakeville Professional Plaza                             1             No               $2,100,000
   150       WaMu                Walgreens                                                1             No               $2,100,000
   151       NCB, FSB            Glen Manor Apartments Corp.                              1             Yes              $2,000,000
   152       NCB, FSB            67-35 Yellowstone Blvd. Owners Corp.                     1             Yes              $2,000,000
   153       UCMFI               Glendale Row Retail                                      1             No               $2,000,000
   154       WaMu                Bally Apartments                                         2             No               $2,000,000
   155       NCB, FSB            Inwood Gardens, Inc.                                     2             Yes              $2,000,000
   156       NCB, FSB            Netherland Gardens Owners, Inc.                          1             Yes              $2,000,000
   157       UCMFI               Plantation CVS                                           1             No               $2,100,000
   158       NCB, FSB            Hyde Park Cooperative                                    2             Yes              $2,000,000
   159       UCMFI               660 E. Jericho Turnpike                                  1             No               $2,000,000
   160       UCMFI               GLI Properties                                           1             No               $2,000,000
   161       MassMutual          Park Grand                                               2             No               $2,000,000
   162       NCB, FSB            75th Street Apartment, Inc.                              1             Yes              $1,900,000
   163       UCMFI               Blue Ribbon Storage                                      1             No               $1,900,000
   164       UCMFI               Crawfordville Eckerd                                     1             No               $1,915,000
   165       WaMu                Metroplex Office Complex                                 1             No               $1,875,000
   166       MassMutual          North Pointe Apartments                                  2             No               $2,027,223
   167       MassMutual          Briar Ridge                                              2             No               $1,900,000
   168       WaMu                6 South Lake Avenue                                      2             No               $1,850,000
   169       NCB, FSB            The Mews at Roosevelt Owners Corp.                       2             Yes              $1,850,000
   170       UCMFI               Robinwood Corporate Center                               1             No               $1,875,000
   171       NCB, FSB            270 West End Tenants Corp.                               1             Yes              $1,800,000
   172       UCMFI               Twin Trees Plaza                                         1             No               $1,800,000
   173       NCB, FSB            3065 Sedgwick Owners Corporation                         2             Yes              $1,800,000
   174       WaMu                Northwest Industrial Center                              1             No               $1,800,000
   175       UCMFI               Hyde Park Plaza Apartments                               2             No               $1,800,000
   176       NCB, FSB            North Park Cooperative                                   2             Yes              $1,851,723
   177       NCB, FSB            61 Irving Place Corporation                              1             Yes              $1,750,000
   178       NCB, FSB            160 East 27th Owners Corporation                         1             Yes              $1,700,000
   179       UCMFI               Carpinteria Industrial                                   1             No               $1,700,000
   180       UCMFI               Clifford Plaza I                                         1             No               $1,710,000
   181       UCMFI               Mooresville Retail Center                                1             No               $1,655,000
   182       NCB, FSB            Tova Realty Corp.                                        2             Yes              $1,600,000
   183       NCB, FSB            1199 Ocean Avenue Tenants Corp.                          2             Yes              $1,600,000
   184       NCB, FSB            110-34 73rd Owners Corp.                                 1             Yes              $1,600,000
   185       UCMFI               Phoenix Plaza                                            1             No               $1,600,000
   186       NCB, FSB            Michelle Tenants Corp.                                   1             Yes              $1,590,000
   187       NCB, FSB            Cavanaugh Court Owners, Inc.                             2             Yes              $1,600,000
   188       WaMu                4900 Cherry Creek Drive South                            1             No               $1,575,000
   189       UCMFI               Branchville Industrial Park                              1             No               $1,540,000
   190       MassMutual          Westland Cove                                            2             No               $1,560,000
   191       UCMFI               Hastings Tractor Supply                                  1             No               $1,500,000
   192       MassMutual          Culpepper Landing II                                     2             No               $1,500,000
   193       MassMutual          Park At Clear Creek                                      2             No               $1,500,000
   194       MassMutual          Prospect Hills Apartments                                2             No               $1,500,000
   195       PCF                 Liberty Square Medical Center                            1             No               $1,450,000
   196       NCB, FSB            2620 Ocean Owners Corp.                                  1             Yes              $1,445,000
   197       IXIS                Autumn Park                                              1             No               $1,440,000
   198       UCMFI               Grand Avenue Plaza                                       1             No               $1,400,000
   199       NCB, FSB            3123 Bailey Avenue Owners, Inc.                          2             Yes              $1,400,000
   200       UCMFI               Pinellas Park Warehouse                                  1             No               $1,400,000
   201       MassMutual          Oak Crossing Apartments                                  2             No               $1,440,000
   202       PCF                 The Heidt Building                                       1             No               $1,350,000
   203       UCMFI               East Valley Commerce Park                                1             No               $1,350,000
   204       UCMFI               Family Dollar Retail Building II (IV)                    1             No                 $762,284
   205       UCMFI               Family Dollar Retail Building I (IV)                     1             No                 $587,716
   206       NCB, FSB            7 Great Jones Corp.                                      1             Yes              $1,300,000
   207       NCB, FSB            40 E. 19th St. Corp.                                     1             Yes              $1,300,000
   208       NCB, FSB            Steven Lee House, Inc.                                   1             Yes              $1,300,000
   209       UCMFI               Covington Tractor Supply                                 1             No               $1,300,000
   210       UCMFI               Magic City Beverage                                      1             No               $1,200,000
   211       NCB, FSB            133 Beach Apt. Corp.                                     1             Yes              $1,200,000
   212       NCB, FSB            St. Charles Housing Corp.                                1             Yes              $1,200,000
   213       WaMu                Woodman & Chase Center                                   1             No               $1,200,000
   214       UCMFI               Weisser Engineering                                      1             No               $1,200,000
   215       UCMFI               Tamiami Trail Retail                                     1             No               $1,200,000
   216       UCMFI               Factory Builder Office                                   1             No               $1,150,000
   217       NCB, FSB            440 Warburton Avenue Corporation                         2             Yes              $1,100,000
   218       NCB, FSB            Trinity Arms Ltd.                                        1             Yes              $1,100,000
   219       UCMFI               Stone Pointe Office Park                                 1             No               $1,100,000
   220       UCMFI               Battleground Eckerd                                      1             No               $1,175,000
   221       NCB, FSB            444-446 East 58th Owners Corp.                           1             Yes              $1,100,000
   222       NCB, FSB            323 West 83rd Owners Corp.                               1             Yes              $1,050,000
   223       NCB, FSB            Howell Heritage Plaza Condominiums                       1             No               $1,030,000
   224       WaMu                Cornerstone II Shopping Center                           1             No               $1,030,000
   225       NCB, FSB            Florence Court Corporation                               1             Yes              $1,000,000
   226       NCB, FSB            Garden Lofts Corp.                                       1             Yes              $1,000,000
   227       NCB, FSB            120-10-12 85th Ave. Owners Corp.                         1             Yes              $1,000,000
   228       UCMFI               Chagrin Falls Retail                                     1             No               $1,000,000
   229       NCB, FSB            525 West Owners Corp.                                    1             Yes              $1,000,000
   230       UCMFI               Fountains Boulevard Retail                               1             No               $1,000,000
   231       UCMFI               Aitkins Manor Apartments                                 2             No               $1,000,000
   232       NCB, FSB            Charles St. Tenants Corp.                                1             Yes                $970,000
   233       UCMFI               484 Moreland Avenue Retail Center                        1             No                 $950,000
   234       UCMFI               Willow Creek Medical Building                            1             No                 $900,000
   235       NCB, FSB            214 Clinton St./147 Pacific St. Owners Corp.             1             Yes                $840,000
   236       NCB, FSB            214 West 17 Apartment Corp.                              1             Yes                $800,000
   237       NCB, FSB            White Oak Cooperative Housing Corp.                      1             Yes                $800,000
   238       NCB, FSB            222 Smith Street Owners, Inc.                            2             Yes                $700,000
   239       UCMFI               Boardwalk Retail Center                                  1             No                 $700,000
   240       UCMFI               Colby Woods Retail Center                                1             No                 $700,000
   241       NCB, FSB            84-02 Beverly Apartments Corp.                           1             Yes                $650,000
   242       NCB, FSB            29 West 74 Corp.                                         1             Yes                $600,000
   243       UCMFI               Rockaway Boulevard                                       1             No                 $550,000
   244       NCB, FSB            139 E. 66 St. Corporation                                1             Yes                $450,000
   245       NCB, FSB            169 Spring Owners Corp.                                  1             Yes                $425,000
   246       NCB, FSB            54 W. 82nd Street Realty Corp.                           1             Yes                $250,000
   247       NCB, FSB            656 Carroll Tenants Corp.                                2             Yes                $175,000

                                 TOTALS AND WEIGHTED AVERAGES:                                                       $1,544,375,825

------------------------------------------------------------------------------------------------------------------------------
                                                                                           CUT-OFF DATE               BALLOON
   MORTGAGE          CUT-OFF DATE        NOI           NCF   CUT-OFF DATE  BALLOON          LTV WITHOUT           LTV WITHOUT
   LOAN NO.             BALANCE(3)    DSCR(4)       DSCR(4)         LTV(4)   LTV(4)       TAX CREDITS(4)      TAX CREDITS(4)
------------------------------------------------------------------------------------------------------------------------------

       1             $146,250,000       1.55          1.41          63.6%    63.6%                  NAP                 NAP
       2              $54,900,000       1.80          1.68          77.6%    68.9%                  NAP                 NAP
       3              $43,200,000       1.80          1.68          77.6%    68.9%                  NAP                 NAP
       4              $36,400,000       1.80          1.68          77.6%    68.9%                  NAP                 NAP
       5             $120,744,094       1.41          1.37          74.5%    66.3%                  NAP                 NAP
       6              $75,000,000       2.32          2.19          57.7%    57.7%                  NAP                 NAP
       7              $67,000,000       1.85          1.69          69.8%    69.8%                  NAP                 NAP
       8              $65,500,000       2.24          2.12          65.5%    65.5%                  NAP                 NAP
       9              $24,050,000       2.21          2.13          65.0%    56.4%                  NAP                 NAP
      10              $23,163,995       1.49          1.37          71.7%    62.8%                  NAP                 NAP
      11              $20,755,300       2.67          2.58          53.5%    53.5%                  NAP                 NAP
      12              $16,434,304       1.37          1.31          68.5%    57.7%                  NAP                 NAP
      13              $15,800,000       1.96          1.89          67.8%    58.9%                  NAP                 NAP
      14              $15,392,817       1.33          1.20          70.0%    57.4%                  NAP                 NAP
      15              $14,831,705       1.83          1.79          45.2%    34.4%                  NAP                 NAP
      16              $14,742,372       1.68          1.61          64.1%    57.7%                  NAP                 NAP
      17              $14,700,000       1.50          1.38          72.1%    60.1%                  NAP                 NAP
      18              $14,344,773       1.36          1.30          48.6%    37.7%                68.4%               53.0%
      19              $13,500,000       3.58          3.58          22.7%    22.7%                  NAP                 NAP
      20              $12,980,585       1.59          1.39          72.9%    65.2%                  NAP                 NAP
      21              $12,489,357       4.22          4.22          19.9%    18.2%                  NAP                 NAP
      22              $12,488,286       1.81          1.65          69.4%    58.2%                  NAP                 NAP
      23              $11,588,830       1.40          1.33          44.7%    31.2%                64.7%               45.2%
      24              $11,388,833       1.24          1.20          75.9%    63.3%                  NAP                 NAP
      25              $11,250,000       1.75          1.58          75.0%    64.3%                  NAP                 NAP
      26              $10,970,680       1.80          1.63          63.4%    49.0%                  NAP                 NAP
      27              $10,932,761       1.59          1.32          74.9%    50.8%                  NAP                 NAP
      28              $10,400,000       1.69          1.61          75.0%    65.9%                  NAP                 NAP
      29              $10,130,566       1.40          1.28          81.7%    69.1%                  NAP                 NAP
      30              $10,000,000       1.69          1.60          74.8%    71.7%                  NAP                 NAP
      31               $9,700,000       1.98          1.79          71.9%    62.7%                  NAP                 NAP
      32               $8,991,355       1.51          1.41          78.2%    65.3%                  NAP                 NAP
      33               $8,826,411       1.78          1.60          64.9%    50.2%                  NAP                 NAP
      34               $8,702,357       1.34          1.27          40.8%    31.7%                69.8%               54.1%
      35               $8,626,638       1.38          1.34          49.7%    35.6%                66.7%               47.8%
      36               $8,609,566       1.30          1.24          40.1%    28.5%                61.3%               43.6%
      37               $8,460,000       1.78          1.67          74.9%    68.8%                  NAP                 NAP
      38               $8,284,539       1.82          1.69          64.7%    56.8%                  NAP                 NAP
      39               $7,595,665       3.24          3.24          22.6%    19.0%                  NAP                 NAP
      40               $7,142,720       1.56          1.40          74.1%    68.7%                  NAP                 NAP
      41               $6,900,000       1.94          1.79          79.8%    73.9%                  NAP                 NAP
      42               $6,893,773       1.37          1.30          68.9%    58.0%                  NAP                 NAP
      43               $6,344,505       1.33          1.26          37.3%    29.4%                67.1%               52.9%
      44               $6,273,995       1.42          1.22          74.7%    62.6%                  NAP                 NAP
      45               $6,160,000       1.94          1.77          80.0%    74.1%                  NAP                 NAP
      46               $5,995,744       1.42          1.36          71.4%    61.7%                  NAP                 NAP
      47               $5,986,831       3.53          3.53          22.4%    20.4%                  NAP                 NAP
      48               $5,986,627       4.25          4.25          20.9%    17.7%                  NAP                 NAP
      49               $5,975,835       1.62          1.38          73.1%    61.2%                  NAP                 NAP
      50               $5,788,638       1.76          1.55          78.2%    65.3%                  NAP                 NAP
      51               $5,638,818       1.39          1.36          40.5%    31.8%                64.5%               50.6%
      52               $5,514,805       1.18          1.12          59.4%    50.9%                73.9%               63.4%
      53               $5,477,786       3.56          3.56          12.7%    10.6%                  NAP                 NAP
      54               $5,385,748       1.47          1.36          50.8%    35.1%                  NAP                 NAP
      55               $5,382,778       7.83          7.83           8.0%     6.6%                  NAP                 NAP
      56               $5,335,740       1.94          1.71          64.3%    49.7%                  NAP                 NAP
      57               $5,292,329       2.03          1.73          67.0%    60.2%                  NAP                 NAP
      58               $4,120,602       1.46          1.39          32.1%    24.4%                53.3%               40.6%
      59                 $988,770       1.46          1.39          32.1%    24.4%                53.6%               40.9%
      60               $5,031,609       1.25          1.19          34.2%    27.0%                71.7%               56.6%
      61               $5,000,000       1.37          1.11          64.9%     0.5%                  NAP                 NAP
      62               $4,974,850       1.46          1.34          82.9%    69.8%                  NAP                 NAP
      63               $4,946,100       1.33          1.15          81.1%    68.6%                  NAP                 NAP
      64               $4,941,553       1.33          1.26          27.9%    20.7%                67.1%               49.8%
      65               $4,719,705       1.24          1.18          38.8%    28.1%                70.0%               50.7%
      66               $4,685,132       2.49          2.49          27.2%    19.0%                  NAP                 NAP
      67               $4,680,710       4.44          4.44          14.8%    12.4%                  NAP                 NAP
      68               $4,652,318       1.40          1.32          49.4%    41.2%                62.7%               52.3%
      69               $4,596,932       1.64          1.41          70.7%    60.7%                  NAP                 NAP
      70               $4,566,657       1.20          1.13          64.1%    51.6%                78.9%               63.5%
      71               $4,550,693       1.66          1.44          70.8%    60.6%                  NAP                 NAP
      72               $4,545,708       1.32          1.26          37.9%    30.4%                58.0%               46.4%
      73               $4,500,000       6.09          6.09           9.2%     9.2%                  NAP                 NAP
      74               $4,500,000      17.56         17.56           3.1%     3.1%                  NAP                 NAP
      75               $4,400,000       2.05          1.95          62.4%    54.1%                  NAP                 NAP
      76               $4,349,591       1.11          1.04          54.0%    40.5%                89.0%               66.7%
      77               $4,286,026       3.26          3.26          26.1%    24.1%                  NAP                 NAP
      78               $4,275,954       2.00          1.73          65.1%    55.3%                  NAP                 NAP
      79               $4,255,837       1.59          1.44          76.7%    68.6%                  NAP                 NAP
      80               $4,093,643       1.47          1.33          72.1%    54.5%                  NAP                 NAP
      81               $3,992,260       1.33          1.32          74.6%    62.4%                  NAP                 NAP
      82               $3,983,799       2.10          2.10          35.4%    29.7%                  NAP                 NAP
      83               $3,973,523       2.49          2.49          29.2%    24.8%                  NAP                 NAP
      84               $3,920,047       1.29          1.22          45.7%    32.9%                77.2%               55.5%
      85               $3,841,334       1.30          1.21          45.7%    32.6%                65.1%               46.4%
      86               $3,766,046       2.07          1.96          31.7%     9.1%                34.7%               10.0%
      87               $3,690,386       3.31          3.31          26.7%    23.3%                  NAP                 NAP
      88               $3,656,498       1.28          1.22          50.8%    36.1%                69.6%               49.5%
      89               $1,851,838       1.27          1.07          67.3%     0.6%                  NAP                 NAP
      90               $1,784,498       1.27          1.07          67.3%     0.6%                  NAP                 NAP
      91               $3,600,000       1.68          1.51          73.5%    68.5%                  NAP                 NAP
      92               $3,570,017       1.21          1.21          64.3%    50.1%                  NAP                 NAP
      93               $3,507,328       1.58          1.50          40.8%    29.8%                56.3%               41.1%
      94               $3,501,420       1.43          1.30          43.6%    27.1%                70.0%               43.4%
      95               $3,496,999       1.64          1.51          69.9%    59.1%                  NAP                 NAP
      96               $3,495,518       1.40          1.22          76.5%    59.4%                  NAP                 NAP
      97               $3,427,331       1.24          1.17          47.9%    40.8%                61.5%               52.4%
      98               $3,325,179       1.14          1.06          52.4%    38.1%                78.9%               57.4%
      99               $3,317,284       1.54          1.48          37.5%    28.1%                49.1%               36.8%
      100              $3,282,010       1.64          1.60          64.4%    54.9%                  NAP                 NAP
      101              $3,263,926       1.41          1.34          43.3%    30.4%                64.9%               45.6%
      102              $3,240,085       3.29          3.29          28.3%    26.0%                  NAP                 NAP
      103              $3,034,608       1.62          1.29          65.7%    51.1%                  NAP                 NAP
      104              $3,018,192       1.29          1.08          63.4%     0.5%                  NAP                 NAP
      105              $3,013,444       1.58          1.51          43.7%    33.0%                52.7%               39.8%
      106              $2,994,434       1.38          1.33          37.9%    30.2%                59.4%               47.4%
      107              $2,992,635       7.05          7.05           7.5%     6.9%                  NAP                 NAP
      108              $2,984,617       1.81          1.61          67.8%    58.2%                  NAP                 NAP
      109              $2,978,071       1.61          1.34          62.0%    47.9%                  NAP                 NAP
      110              $2,962,267       1.51          1.40          64.4%     0.5%                  NAP                 NAP
      111              $2,842,723       2.76          2.72          44.4%    34.0%                  NAP                 NAP
      112              $2,803,432       1.21          1.13          30.4%    24.2%                70.4%               56.1%
      113              $2,790,519       1.22          1.15          36.9%    26.6%                61.4%               44.2%
      114              $2,765,249       1.58          1.49          39.9%    29.2%                53.1%               38.8%
      115              $2,739,226       1.32          1.24          51.6%    39.2%                60.0%               45.6%
      116              $2,702,743       1.42          1.33          44.0%    33.5%                55.9%               42.5%
      117              $2,696,773       1.28          1.19          31.0%    24.4%                79.2%               62.3%
      118              $2,678,914       1.89          1.73          47.8%    37.6%                  NAP                 NAP
      119              $2,671,575       1.49          1.37          53.4%     0.4%                  NAP                 NAP
      120              $2,600,000      12.77         12.77           5.6%     5.6%                  NAP                 NAP
      121              $2,599,070       5.38          5.38          15.1%    14.1%                  NAP                 NAP
      122              $1,648,934       1.22          1.04          63.4%     0.5%                  NAP                 NAP
      123                $697,626       1.22          1.04          63.4%     0.5%                  NAP                 NAP
      124                $237,827       1.22          1.04          63.4%     0.5%                  NAP                 NAP
      125              $2,582,712       1.33          1.07          67.3%     0.5%                  NAP                 NAP
      126              $2,553,036       1.35          1.16          72.9%    48.1%                  NAP                 NAP
      127              $2,500,000       2.00          1.87          42.4%    28.3%                  NAP                 NAP
      128              $2,500,000      20.44         20.44           4.0%     4.0%                  NAP                 NAP
      129              $2,490,600       1.88          1.50          63.9%    54.0%                  NAP                 NAP
      130              $2,482,624       1.74          1.44          41.4%    32.2%                  NAP                 NAP
      131              $2,477,942       1.54          1.42          24.9%    17.9%                60.5%               43.4%
      132              $2,477,555       1.29          1.21          63.6%    54.8%                  NAP                 NAP
      133              $2,473,971       1.46          1.35          65.1%     0.8%                  NAP                 NAP
      134              $2,396,251       1.56          1.38          61.9%    46.7%                  NAP                 NAP
      135              $2,392,697       5.47          5.47          14.1%    10.0%                  NAP                 NAP
      136              $2,392,495       1.80          1.75          58.7%    44.4%                  NAP                 NAP
      137              $2,338,846       1.11          1.05          54.9%    42.1%                71.2%               54.6%
      138              $2,317,774       1.39          1.23          67.2%    50.9%                  NAP                 NAP
      139              $2,304,361       1.38          1.13          74.3%    48.4%                  NAP                 NAP
      140              $2,296,657       4.50          4.50          14.6%    13.4%                  NAP                 NAP
      141              $2,294,810      11.11         11.11           6.3%     5.2%                  NAP                 NAP
      142              $2,219,709       1.21          1.13          37.8%    29.9%                74.5%               58.9%
      143              $2,188,221       1.29          1.17          64.4%    55.0%                  NAP                 NAP
      144              $2,187,912       1.62          1.54          49.4%     0.3%                  NAP                 NAP
      145              $2,185,166       1.10          1.02          68.8%    55.1%                83.4%               66.7%
      146              $2,173,257       1.63          1.54          35.3%    27.7%                59.8%               47.0%
      147              $2,092,555       1.56          1.53          63.4%     0.5%                  NAP                 NAP
      148              $2,091,212       3.07          3.07          19.5%    12.6%                  NAP                 NAP
      149              $2,086,102       1.31          1.12          64.2%     0.5%                  NAP                 NAP
      150              $2,070,485       1.20          1.20          64.7%     1.3%                  NAP                 NAP
      151              $2,000,000       4.67          4.67          17.2%    17.2%                  NAP                 NAP
      152              $1,995,858       6.80          6.80          10.4%    10.0%                  NAP                 NAP
      153              $1,995,510       1.42          1.33          67.6%     0.5%                  NAP                 NAP
      154              $1,993,824       1.76          1.63          79.8%    66.7%                  NAP                 NAP
      155              $1,991,218      17.47         17.47           3.1%     0.0%                  NAP                 NAP
      156              $1,991,018       2.32          2.32          31.6%    26.9%                  NAP                 NAP
      157              $1,988,908       1.34          1.29          58.5%     0.5%                  NAP                 NAP
      158              $1,984,552       4.70          4.70          14.4%     8.7%                  NAP                 NAP
      159              $1,966,017       1.32          1.19          61.4%     0.5%                  NAP                 NAP
      160              $1,961,910       1.29          1.13          54.6%     0.6%                  NAP                 NAP
      161              $1,938,238       1.58          1.51          25.1%    19.9%                45.5%               36.1%
      162              $1,900,000      14.57         14.57           3.9%     3.9%                  NAP                 NAP
      163              $1,884,002       1.42          1.35          52.5%     0.4%                  NAP                 NAP
      164              $1,877,884       1.48          1.40          54.3%     0.4%                  NAP                 NAP
      165              $1,869,501       2.48          1.93          49.2%    41.4%                  NAP                 NAP
      166              $1,859,137       1.62          1.53          41.7%    31.6%                49.9%               37.8%
      167              $1,858,122       1.11          1.01          34.1%    26.9%                87.0%               68.6%
      168              $1,841,421       1.48          1.33          73.7%    62.4%                  NAP                 NAP
      169              $1,840,137       1.83          1.83          29.0%    24.7%                  NAP                 NAP
      170              $1,819,549       1.36          1.10          72.8%    29.0%                  NAP                 NAP
      171              $1,800,000      21.77         21.77           3.0%     3.0%                  NAP                 NAP
      172              $1,794,564       1.60          1.46          59.3%    45.2%                  NAP                 NAP
      173              $1,794,546       3.52          3.52          20.9%    17.5%                  NAP                 NAP
      174              $1,789,934       1.62          1.22          61.3%    52.1%                  NAP                 NAP
      175              $1,780,736       1.17          1.08          72.7%    48.0%                  NAP                 NAP
      176              $1,772,959       1.50          1.50          22.2%     0.0%                  NAP                 NAP
      177              $1,744,204       7.88          7.88           7.7%     7.0%                  NAP                 NAP
      178              $1,698,114       8.66          8.66           8.3%     7.6%                  NAP                 NAP
      179              $1,678,668       1.82          1.51          30.5%     0.2%                  NAP                 NAP
      180              $1,659,764       1.39          1.08          41.5%     0.4%                  NAP                 NAP
      181              $1,647,986       1.21          1.10          73.2%    48.1%                  NAP                 NAP
      182              $1,598,607       6.77          6.77          15.4%    14.1%                  NAP                 NAP
      183              $1,597,705       2.95          2.95          21.3%    19.5%                  NAP                 NAP
      184              $1,595,964       5.59          5.59          15.4%    14.6%                  NAP                 NAP
      185              $1,586,158       2.45          2.15          37.8%     0.3%                  NAP                 NAP
      186              $1,579,901       5.04          5.04          13.7%    11.5%                  NAP                 NAP
      187              $1,577,828       4.16          4.16          10.0%     0.0%                  NAP                 NAP
      188              $1,567,905       1.37          1.24          74.7%    63.7%                  NAP                 NAP
      189              $1,536,444       1.80          1.49          44.5%    28.4%                  NAP                 NAP
      190              $1,484,519       1.15          1.10          42.4%    30.6%                73.3%               53.0%
      191              $1,479,335       1.25          1.12          63.6%     0.5%                  NAP                 NAP
      192              $1,471,028       1.67          1.54          39.2%    30.3%                64.8%               50.1%
      193              $1,464,183       1.95          1.85          22.0%    15.9%                44.6%               32.2%
      194              $1,459,778       1.43          1.33          28.4%    22.4%                64.3%               50.7%
      195              $1,450,000       1.79          1.50          63.0%    58.6%                  NAP                 NAP
      196              $1,441,178       5.20          5.20          14.2%    12.1%                  NAP                 NAP
      197              $1,438,158       1.84          1.62          76.9%    59.8%                  NAP                 NAP
      198              $1,393,721       1.37          1.28          57.5%     0.4%                  NAP                 NAP
      199              $1,390,519       2.89          2.89          22.1%    18.7%                  NAP                 NAP
      200              $1,375,688       1.30          1.10          55.0%     0.5%                  NAP                 NAP
      201              $1,369,926       1.38          1.29          37.6%    30.7%                62.7%               51.3%
      202              $1,348,592       2.28          1.99          47.3%    42.1%                  NAP                 NAP
      203              $1,347,005       1.41          1.16          67.4%     0.5%                  NAP                 NAP
      204                $748,712       1.16          1.03          57.2%     0.5%                  NAP                 NAP
      205                $577,251       1.16          1.03          57.2%     0.5%                  NAP                 NAP
      206              $1,297,939       3.69          3.69          13.5%    11.5%                  NAP                 NAP
      207              $1,297,694       7.85          7.85           8.4%     7.0%                  NAP                 NAP
      208              $1,296,268       7.73          7.73          13.5%    12.4%                  NAP                 NAP
      209              $1,291,386       1.37          1.22          57.4%    37.3%                  NAP                 NAP
      210              $1,200,000       1.45          1.24          64.9%     0.5%                  NAP                 NAP
      211              $1,198,718       5.41          5.41          16.9%    15.3%                  NAP                 NAP
      212              $1,198,118       3.35          3.35          11.0%     9.4%                  NAP                 NAP
      213              $1,194,381       1.69          1.57          70.3%    59.7%                  NAP                 NAP
      214              $1,191,392       1.28          1.12          64.4%     0.5%                  NAP                 NAP
      215              $1,189,655       1.41          1.28          54.1%     0.4%                  NAP                 NAP
      216              $1,145,923       1.51          1.47          65.9%     0.5%                  NAP                 NAP
      217              $1,098,853       5.15          5.15          21.8%    20.0%                  NAP                 NAP
      218              $1,096,679       3.38          3.38          27.4%    23.0%                  NAP                 NAP
      219              $1,096,648       2.10          1.56          51.0%    38.8%                  NAP                 NAP
      220              $1,091,880       1.22          1.16          40.1%     0.5%                  NAP                 NAP
      221              $1,089,876       9.30          9.30          10.1%     8.5%                  NAP                 NAP
      222              $1,044,840       5.69          5.69          10.2%     8.6%                  NAP                 NAP
      223              $1,028,220       2.13          1.94          57.1%    48.3%                  NAP                 NAP
      224              $1,021,104       1.81          1.61          60.1%    39.1%                  NAP                 NAP
      225                $997,371       4.81          4.81           5.7%     5.3%                  NAP                 NAP
      226                $995,996      10.16         10.16           6.4%     5.4%                  NAP                 NAP
      227                $992,558       7.34          7.34          12.6%    10.6%                  NAP                 NAP
      228                $991,298       2.31          1.92          44.5%    16.9%                  NAP                 NAP
      229                $990,842       5.97          5.97          12.3%    10.4%                  NAP                 NAP
      230                $987,422       1.52          1.30          55.6%    37.1%                  NAP                 NAP
      231                $982,815       1.13          1.01          66.0%     0.6%                  NAP                 NAP
      232                $966,294      13.20         13.20           7.7%     7.1%                  NAP                 NAP
      233                $929,988       1.41          1.26          59.2%     0.5%                  NAP                 NAP
      234                $888,773       1.58          1.12          62.2%     0.5%                  NAP                 NAP
      235                $836,775       5.35          5.35          13.7%    11.5%                  NAP                 NAP
      236                $800,000      13.17         13.17           5.2%     5.2%                  NAP                 NAP
      237                $798,680      24.65         24.65           3.8%     3.5%                  NAP                 NAP
      238                $699,183       6.08          6.08          15.0%    13.6%                  NAP                 NAP
      239                $696,827       2.42          2.23          49.8%    38.0%                  NAP                 NAP
      240                $682,575       1.24          1.10          42.7%     0.5%                  NAP                 NAP
      241                $645,896       2.73          2.73          19.6%     0.0%                  NAP                 NAP
      242                $598,074       4.96          4.96          13.3%    11.5%                  NAP                 NAP
      243                $536,225       2.50          2.09          32.5%     0.3%                  NAP                 NAP
      244                $449,021      30.33         30.33           2.7%     2.5%                  NAP                 NAP
      245                $423,454      46.75         46.75           1.9%     1.6%                  NAP                 NAP
      246                $249,676       8.12          8.12           6.2%     5.7%                  NAP                 NAP
      247                $174,710      12.95         12.95           4.1%     3.5%                  NAP                 NAP

                   $1,531,754,421      2.16X         2.05X          59.4%    50.3%

--------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.     STREET ADDRESS
--------------------------------------------------------------------------------------------------------------------------------

       1        125 Park Avenue
       2        2400 Richmond Road
       3        200 SW C Avenue
       4        3100 Highway 365
       5        4800 Hulen Street
       6        540 Madison Avenue
       7        225 Broadway
       8        400 Madison Avenue
       9        1070 Iyannough Road
      10        875 West Elliot Road
      11        264 Middle Country Road
      12        5303 North Valentine Avenue
      13        3755 William Penn Highway
      14        201 South Buena Vista Street
      15        100 Michigan Avenue N.E.
      16        8700 N. La Cholla Boulevard
      17        3110 East Guasti Road
      18        105 Westchester Oaks Lane
      19        201 East 77th Street
      20        5200 Commerce Crossings Drive
      21        1165 North Milwaukee Avenue
      22        5920 Roswell Road
      23        9474 Windermere Lake Drive
      24        13050 San Vicente Boulevard
      25        631 South Olive Street
      26        8840 Universal Boulevard
      27        8525, 8575, and 8665 Gibbs Drive & 8690 Aero Drive
      28        1550 Latham Road & 2675 Norman Drive
      29        4401 Coit Road
      30        10901 Mist Lane
      31        10211 Wincopin Circle
      32        100 Bermuda Run
      33        115 The Parkway
      34        9474 Windermere Lake Drive
      35        1100 Rabbit Run Circle
      36        1279 West Loop 1604 N.
      37        7325 Medical Center Drive
      38        7225 West Marcia Road
      39        2892 Eastwyck Circle
      40        10255-10275 Old Placerville Road
      41        3602 Rolling Green Drive
      42        901 Kaiser Road
      43        4141 1 H-10 East
      44        4375 South Valley View Boulevard
      45        1909 Shiloh Road
      46        1700 East Northern Parkway
      47        68-12, 20, 30, 36 and 44 Burns Street
      48        333 East 75th Street
      49        8194-8196 Terminal Road
      50        412 Malcolm Drive
      51        2000 Crescent Pointe Lane
      52        100 Stonelick Woods Dr
      53        135 Ocean Parkway
      54        1800 East 1st Avenue & 1744/1770 East 2nd Avenue
      55        245 East 72nd Street
      56        7100 Augusta National Drive
      57        3750 Crain Highway
      58        2101 Martins Landing Circle
      59        2101 Martins Landing Circle
      60        2601 Sarah Ave
      61        4915-4995 Steptoe Street
      62        200-240 Carter Drive
      63        600 Heritage Drive
      64        15135 Kimberly Drive
      65        6969 South Loop East
      66        30-220 Parkside Drive
      67        42-65 Kissena Boulevard
      68        4870 55th Lane SE
      69        13005-13079 Artesia Boulevard
      70        100 Deerfield Trace
      71        891 Kuhn Drive
      72        11000 South 700 East
      73        One Kensington Gate
      74        50 East 79th Street
      75        8345 and 8411 West Thunderbird Road
      76        6125-6151 West Bradley Road
      77        1523 Central Park Avenue
      78        5900 Clearwater Drive
      79        7201 Wooster Pike
      80        27355-27375 Jefferson Avenue
      81        912 W. Northwest Highway
      82        308 Scott Street, Southwest
      83        858 Wade Walk
      84        1 Burton Way
      85        100 Willow Creek Dr.- Charlie Danniels Pkwy
      86        102 Sable Chase Blvd
      87        30/40 South Cole Avenue
      88        350 Commerce Center Dr
      89        4280 Northeast Expressway
      90        199 Armour Drive
      91        3965 & 3975 S. Durango Dr.
      92        2287 Morris Avenue
      93        3888 Autumn Ridge Drive
      94        1213-1215 Second Avenue
      95        4025 Silver Hill Road
      96        4615 Summerhill Road
      97        150 Wellesley Dr
      98        201 Culpepper Drive
      99        195  Eastern Ave
      100       2466 Whipple Road
      101       1320 North 200 East
      102       84-50 169th Street
      103       202-206 West Superior Street
      104       325 and 375 East Elliot Road
      105       4123 Mallard Landing Cir
      106       200 Foxridge Crescent
      107       139 West 82nd Street
      108       2081 Highway 431 South
      109       1375 East 6th Street
      110       599 Avenue Z
      111       4900 Eisenhower Avenue
      112       661 West Commerce Street
      113       2361 Bass Lake Rd
      114       5300 Country Side Drive
      115       751 Glencross Dr
      116       755 Glencross Dr
      117       600 Santa Cruz Road
      118       4452 Corporate Lane
      119       4813 and 4815 Ridge Road
      120       114 East 90th Street
      121       629 Kappock Street
      122       401 N. Wickham Road
      123       1515 Elizabeth Street
      124       801 E. Hibiscus Boulevard
      125       1104 Main Street
      126       1120 Boyce Road
      127       1358 Oaktree Road
      128       1215 Fifth Avenue
      129       66 York Street
      130       1340-1370 Industrial Avenue
      131       330 F.M. Highway 1845
      132       2510 NE 9th St
      133       35 Pleasantville Road
      134       7205 and 7207 Lockport Place
      135       666 Pelham Road
      136       2636 W Thunderbird Road
      137       4641 West 6th Street
      138       12550 West Thunderbird Road
      139       1500 Forest Avenue
      140       46 West 95th Street
      141       230 Central Park South
      142       78 27th St. West
      143       3945 East Lake Boulevard
      144       SEC Northwest 23rd Street and Rockwell Avenue
      145       201 Parker Place
      146       3535 North Cincinnati Ave
      147       8700 Fallbrook Drive
      148       781, 793, & 811 Palmer Road
      149       10440 and 10450 185th Street West
      150       S.E. Corner Getz Ave. & Arthur Kill Road
      151       600 Pelham Road
      152       67-35 Yellowstone Blvd.
      153       8275 Hampton Blvd
      154       45 Webster Street
      155       45 Fairview Avenue
      156       205 West Post Road/2 Soundview Avenue
      157       6846 Okeechobee Boulevard
      158       1969 Hyde Park Drive
      159       660 E. Jericho Turnpike
      160       803 South Medina Street
      161       858 East Grand Avenue
      162       120 East 75th Street
      163       502 West 700 South
      164       2668 Crawfordville Highway
      165       3310, 3320 and 3404 West Cheryl Drive
      166       1550 North St 200 East
      167       1 Briarwood Place
      168       6 South Lake Avenue
      169       147-11 to 147-19 Roosevelt Avenue, 38-11 to 38-23 147th Street, 147-06 to 147-18 38th Avenue
      170       901-971 Robinwood Street
      171       270 West End Avenue
      172       3451 South 5600 West
      173       3065 Sedgwick Avenue
      174       7008 Northland Drive North
      175       3825 Ferdinand Place
      176       2190 Hyde Park Drive
      177       61 Irving Place
      178       160 East 27th Street
      179       5201 6th Street
      180       4200 Osuna Road NE
      181       540 & 600-620 S.R. 67
      182       42-22 Ketcham Street
      183       1199 Ocean Avenue
      184       110-34 73rd Road
      185       929 West Sunset Boulevard
      186       210-50 41st Avenue
      187       1526 17th Street, N.W.
      188       4900 Cherry Creek Drive South
      189       9101 51st Place
      190       3450 South 2600 West St
      191       400 South Highway M-37
      192       201 Culpepper Drive
      193       111 Clear Creek St.
      194       80 Victoria Blvd.
      195       501 North 17th Street
      196       2620 Ocean Parkway
      197       3333 Ridgemont Drive
      198       3215 Grand Avenue
      199       3123 Bailey Avenue
      200       11433 & 11477 US-19 North & 5600 115th Ave. North
      201       310 Gateway Drive
      202       3800 Colonial Boulevard
      203       8460 Gran Vista Drive
      204       2415 DeKalb Medical Parkway
      205       807 Cascade Avenue
      206       7 Great Jones Street
      207       40 East 19th Street
      208       3200 Netherland Avenue
      209       10161 Lochridge Boulevard
      210       3025 Burdick Expressway East
      211       133 Beach 120th Street
      212       275-279 Hicks Street
      213       8646-8658 Woodman Avenue
      214       19500 Park Row
      215       564 9th Street North
      216       4242 Richmond Avenue
      217       440 Warburton Avenue
      218       25 Trinity Place
      219       409,415,421 East Cook Road
      220       1700 Battleground Avenue
      221       444-446 East 58th Street
      222       323 West 83rd Street
      223       3548 US Highway 9
      224       920 South Mason Road
      225       187 Hicks Street
      226       131 & 133 West 28th Street
      227       120-10-12 85th Avenue
      228       8-10 East Washington Street and 16 South Main Street
      229       525 West 236th Street
      230       6875 Fountains Boulevard
      231       230 1st Avenue NE
      232       151-157 Charles Street
      233       484 Moreland Avenue
      234       7050 South Highland Drive
      235       214 Clinton Street & 147 Pacific Street
      236       214 West 17th Street
      237       50-60 and 51-61 White Oak Street
      238       222 Smith Street
      239       2401 South Colorado Boulevard
      240       8000 Douglas Avenue
      241       84-02 Beverly Road
      242       29 West 74th Street
      243       153-63 Rockaway Boulevard
      244       139 East 66th Street
      245       167-169 Spring Street
      246       54 West 82nd Street
      247       656 Carroll Street

----------------------------------------------------------------------------------------------------------------------
   MORTGAGE
   LOAN NO.     CITY                                  STATE      ZIP CODE     PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------

       1        New York                               NY         10017       Office
       2        Texarkana                              TX         75503       Retail
       3        Lawton                                 OK         73501       Retail
       4        Port Arthur                            TX         77642       Retail
       5        Fort Worth                             TX         76132       Retail
       6        New York                               NY         10022       Office
       7        San Diego                              CA         92101       Office
       8        New York                               NY         10022       Office
       9        Hyannis                                MA         02601       Retail
      10        Tempe                                  AZ         85284       Office
      11        Coram                                  NY         11727       Retail
      12        Fresno                                 CA         93711       Multifamily
      13        Monroeville                            PA         15146       Retail
      14        Burbank                                CA         91505       Office
      15        Washington                             DC         20017       Multifamily
      16        Tucson                                 AZ         85742       Assisted Living Facility
      17        Ontario                                CA         91761       Office
      18        Brandon                                FL         33511       Multifamily
      19        New York                               NY         10021       Multifamily
      20        Louisville                             KY         40229       Office
      21        Chicago                                IL         60622       Multifamily
      22        Atlanta                                GA         30328       Retail
      23        Riverview                              FL         33569       Multifamily
      24        Los Angeles                            CA         90049       Retail
      25        Los Angeles                            CA         90014       Office
      26        Orlando                                FL         32819       Hospitality
      27        San Diego                              CA         92123       Office
      28        West Palm Beach                        FL         33409       Industrial
      29        Frisco                                 TX         75035       Office
      30        Houston                                TX         77070       Multifamily
      31        Columbia                               MD         21044       Office
      32        Statesboro                             GA         30458       Multifamily
      33        Greenville                             SC         29615       Hospitality
      34        Riverview                              FL         33569       Multifamily
      35        Ann Arbor                              MI         48103       Multifamily
      36        San Antonio                            TX         78251       Multifamily
      37        West Hills                             CA         91307       Office
      38        Milwaukee                              WI         53223       Industrial
      39        Decatur                                GA         30032       Multifamily
      40        Sacramento                             CA         95827       Industrial
      41        Abilene                                TX         79606       Multifamily
      42        Napa                                   CA         94558       Industrial
      43        San Antonio                            TX         78219       Multifamily
      44        Las Vegas                              NV         89103       Industrial
      45        Tyler                                  TX         75703       Multifamily
      46        Baltimore                              MD         21239       Retail
      47        Forest Hills                           NY         11375       Multifamily
      48        New York                               NY         10021       Multifamily
      49        Lorton                                 VA         22079       Industrial
      50        Westminster                            MD         21157       Office
      51        Stafford                               VA         22554       Multifamily
      52        Batavia                                OH         45103       Multifamily
      53        Brooklyn                               NY         11218       Multifamily
      54        Anchorage                              AK         99501       Industrial
      55        New York                               NY         10021       Multifamily
      56        Orlando                                FL         32822       Hospitality
      57        Waldorf                                MD         20603       Hospitality
      58        Martinsburg                            WV         25401       Multifamily
      59        Martinsburg                            WV         25401       Multifamily
      60        Mcallen                                TX         78503       Multifamily
      61        Las Vegas                              NV         89122       Industrial
      62        Edison                                 NJ         08817       Industrial
      63        Jupiter                                FL         33458       Office
      64        Victorville                            CA         92394       Multifamily
      65        Houston                                TX         77087       Multifamily
      66        Suffern                                NY         10901       Multifamily
      67        Flushing                               NY         11355       Multifamily
      68        Lacey                                  WA         98503       Multifamily
      69        Cerritos                               CA         90703       Office
      70        Mebane                                 NC         27302       Multifamily
      71        Chula Vista                            CA         91914       Office
      72        Sandy                                  UT         84070       Multifamily
      73        Great Neck                             NY         11021       Multifamily
      74        New York                               NY         10021       Multifamily
      75        Peoria                                 AZ         85381       Retail
      76        Milwaukee                              WI         53223       Multifamily
      77        Yonkers                                NY         10704       Multifamily
      78        Minnetonka                             MN         55343       Industrial
      79        Mariemont                              OH         45227       Retail
      80        Temecula                               CA         92590       Retail
      81        Grapevine                              TX         76051       Retail
      82        Atlanta                                GA         30311       Multifamily
      83        Cincinnati                             OH         45214       Multifamily
      84        Landing                                NJ          7850       Multifamily
      85        Mount Juliet                           TN         37122       Multifamily
      86        Mc Donough                             GA         30253       Multifamily
      87        Spring Valley                          NY         10977       Multifamily
      88        Huntersville                           NC         28078       Multifamily
      89        Atlanta                                GA         30340       Industrial
      90        Atlanta                                GA         30324       Industrial
      91        Las Vegas                              NV         89147       Office
      92        Union                                  NJ         07083       Retail
      93        Memphis                                TN         38115       Multifamily
      94        Aurora                                 IL         60505       Multifamily
      95        Suitland                               MD         20746       Retail
      96        Texarkana                              TX         75503       Multifamily
      97        Newport News                           VA         23606       Multifamily
      98        Duncan                                 SC         29334       Multifamily
      99        Manchester                             NH         03104       Multifamily
      100       Hayward                                CA         94544       Self-Storage
      101       Logan                                  UT         84341       Multifamily
      102       Jamaica                                NY         11432       Multifamily
      103       Duluth                                 MN         55802       Office
      104       Chandler                               AZ         85225       Industrial
      105       Midlothian                             VA         23112       Multifamily
      106       Durham                                 NC         27703       Multifamily
      107       New York                               NY         10024       Multifamily
      108       Boaz                                   AL         35957       Retail
      109       Los Angeles                            CA         90021       Industrial
      110       Brooklyn                               NY         11223       Retail
      111       Alexandria                             VA         22304       Industrial
      112       San Antonio                            TX         78227       Multifamily
      113       Cameron Park                           CA         95682       Multifamily
      114       Winston Salem                          NC         27105       Multifamily
      115       Jackson                                MS         39206       Multifamily
      116       Jackson                                MS         39206       Multifamily
      117       Espanola                               NM         87532       Multifamily
      118       Virginia Beach                         VA         23462       Office
      119       Douglasville                           GA         30134       Retail
      120       New York                               NY         10028       Multifamily
      121       Bronx                                  NY         10463       Multifamily
      122       Melbourne                              FL         32935       Retail
      123       Melbourne                              FL         32901       Office
      124       Melbourne                              FL         32901       Office
      125       Vancouver                              WA         98660       Office
      126       Upper Saint Clair                      PA         15241       Office
      127       Iselin                                 NJ         08830       Retail
      128       New York                               NY         10029       Multifamily
      129       Jersey City                            NJ         07302       Office
      130       Petaluma                               CA         94952       Industrial
      131       Longview                               TX         75604       Multifamily
      132       Gainesville                            FL         32609       Multifamily
      133       Pleasantville                          NY         10570       Retail
      134       Lorton                                 VA         22079       Industrial
      135       New Rochelle                           NY         10805       Multifamily
      136       Phoenix                                AZ         85023       Self-Storage
      137       Lawrence                               KS         66049       Multifamily
      138       El Mirage                              AZ         85335       Retail
      139       Richmond                               VA         23229       Office
      140       New York                               NY         10025       Multifamily
      141       New York                               NY         10019       Multifamily
      142       Billings                               MT         59102       Multifamily
      143       Birmingham                             AL         35217       Industrial
      144       Bethany                                OK         73008       Retail
      145       Madison                                WI         53713       Multifamily
      146       Tulsa                                  OK         74106       Multifamily
      147       Houston                                TX         77064       Industrial
      148       Yonkers                                NY         10708       Multifamily
      149       Lakeville                              MN         55044       Office
      150       Staten Island                          NY         10312       Retail
      151       New Rochelle                           NY         10573       Multifamily
      152       Forest Hills                           NY         11375       Multifamily
      153       Norfolk                                VA         23505       Retail
      154       Hartford                               CT         06114       Multifamily
      155       New York                               NY         10040       Multifamily
      156       White Plains                           NY         10606       Multifamily
      157       West Palm Beach                        FL         33411       Retail
      158       Detroit                                MI         48207       Multifamily
      159       Huntington Station                     NY         11746       Mixed Use
      160       San Antonio                            TX         78207       Industrial
      161       Pomona                                 CA         91766       Multifamily
      162       New York                               NY         10021       Multifamily
      163       Pleasant Grove                         UT         84062       Industrial
      164       Crawfordville                          FL         32327       Retail
      165       Phoenix                                AZ         85051       Office
      166       Logan                                  UT         84341       Multifamily
      167       Roswell                                NM         88201       Multifamily
      168       Albany                                 NY         12203       Multifamily
      169       Flushing                               NY         11354       Multifamily
      170       Whitehall                              OH         43213       Industrial
      171       New York                               NY         10023       Multifamily
      172       West Valley City                       UT         84120       Retail
      173       Bronx                                  NY         10468       Multifamily
      174       Brooklyn Park                          MN         55428       Industrial
      175       Cincinnati                             OH         45209       Multifamily
      176       Detroit                                MI         48207       Multifamily
      177       New York                               NY         10003       Multifamily
      178       New York                               NY         10016       Multifamily
      179       Carpinteria                            CA         93013       Industrial
      180       Albuquerque                            NM         87109       Office
      181       Mooresville                            IN         46158       Retail
      182       Elmhurst                               NY         11373       Multifamily
      183       Brooklyn                               NY         11230       Multifamily
      184       Forest Hills                           NY         11375       Multifamily
      185       St. George                             UT         84770       Retail
      186       Bayside                                NY         11361       Multifamily
      187       Washington                             DC         20036       Multifamily
      188       Denver                                 CO         80246       Office
      189       College Park                           MD         20740       Industrial
      190       West Valley City                       UT         84119       Multifamily
      191       Hastings                               MI         49058       Retail
      192       Duncan                                 SC         29334       Multifamily
      193       Hempstead                              TX         77445       Multifamily
      194       East Stroudsburg                       PA         18360       Multifamily
      195       Allentown                              PA         18104       Office
      196       Brooklyn                               NY         11233       Multifamily
      197       Orange                                 TX         77630       Multifamily
      198       Coconut Grove                          FL         33133       Mixed Use
      199       Bronx                                  NY         10463       Multifamily
      200       Pinellas Park                          FL         33782       Industrial
      201       Grimes                                 IA         50111       Multifamily
      202       Fort Myers                             FL         33912       Office
      203       El Paso                                TX         79907       Industrial
      204       Lithonia                               GA         30058       Retail
      205       Atlanta                                GA         30311       Retail
      206       New York                               NY         10012       Multifamily
      207       New York                               NY         10003       Multifamily
      208       Riverdale                              NY         10463       Multifamily
      209       Covington                              GA         30014       Retail
      210       Minot                                  ND         58701       Industrial
      211       Rockaway Park                          NY         11694       Multifamily
      212       Brooklyn                               NY         11201       Multifamily
      213       Arleta (Los Angeles)                   CA         91331       Retail
      214       Houston                                TX         77084       Office
      215       Naples                                 FL         34102       Retail
      216       Houston                                TX         77027       Retail
      217       Yonkers                                NY         10701       Multifamily
      218       New Rochelle                           NY         10805       Multifamily
      219       Fort Wayne                             IN         46825       Office
      220       Greensboro                             NC         27408       Retail
      221       New York                               NY         10022       Multifamily
      222       New York                               NY         10024       Multifamily
      223       Howell                                 NJ         07731       Office
      224       Katy                                   TX         77450       Retail
      225       Brooklyn                               NY         11201       Multifamily
      226       New York                               NY         10001       Multifamily
      227       Kew Gardens                            NY         11415       Multifamily
      228       Chagrin Falls                          OH         44022       Mixed Use
      229       Riverdale                              NY         10463       Multifamily
      230       West Chester                           OH         45069       Retail
      231       Aitkins                                MN         56431       Multifamily
      232       New York                               NY         10014       Multifamily
      233       Atlanta                                GA         30307       Retail
      234       Salt Lake City                         UT         84121       Office
      235       Brooklyn                               NY         11201       Multifamily
      236       New York                               NY         10011       Multifamily
      237       New Rochelle                           NY         10801       Multifamily
      238       Freeport                               NY         11520       Multifamily
      239       Denver                                 CO         80222       Retail
      240       Urbandale                              IA         50322       Retail
      241       Kew Gardens                            NY         11415       Multifamily
      242       New York                               NY         10023       Multifamily
      243       Jamaica                                NY         11434       Industrial
      244       New York                               NY         10021       Multifamily
      245       New York                               NY         10012       Multifamily
      246       New York                               NY         10024       Multifamily
      247       Brooklyn                               NY         11215       Multifamily

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                              PERCENT    PERCENT LEASED
LOAN NO.     PROPERTY SUB-TYPE                      UNITS/SF   YEAR BUILT     YEAR RENOVATED          LEASED(5)   AS OF DATE(5)
-----------------------------------------------------------------------------------------------------------------------------------

    1        Urban                                   603,433      1923           1996-2003               95.5%     08/31/2004
    2        Anchored                                686,823      1979           1998/2002               98.2%     11/18/2004
    3        Anchored                                526,059      1980             2000                  95.7%     11/18/2004
    4        Anchored                                539,791      1982           1996/2000               92.2%     11/18/2004
    5        Anchored                                348,796      1977             1994                  95.1%     08/31/2004
    6        Urban                                   280,830      1970             1997                  97.8%     12/15/2004
    7        Urban                                   330,367      1976           1996-2001               98.0%     10/31/2004
    8        Urban                                   184,859      1929           1999-2000               97.6%     01/07/2005
    9        Anchored                                225,629 1989-1990/2000         NAP                  95.2%     11/09/2004
   10        Suburban                                223,392      1998              NAP                 100.0%     10/21/2004
   11        Anchored                                144,191    1954/2003          2004                  91.9%     01/28/2005
   12        Garden                                      248      2004              NAP                  98.8%     09/01/2004
   13        Anchored                                142,900    1989/2002           NAP                  96.8%     09/09/2004
   14        Medical                                  69,254      2004              NAP                 100.0%     10/22/2004
   15        Garden                                      192      1986              NAP                  95.3%     05/01/2004
   16        Assisted Living Facility                    223    1990/1992           NAP                  86.5%     08/26/2004
   17        Suburban                                100,000      2004              NAP                  95.5%     01/05/2005
   18        Garden                                      376      2001              NAP                  99.5%     11/12/2004
   19        Cooperative                                  85      1961             2003                    NAP         NAP
   20        Suburban                                150,000      2001              NAP                 100.0%     12/13/2004
   21        Cooperative                                 481      1969             2004                    NAP         NAP
   22        Unanchored                              158,411      1987             2003                  92.3%     12/15/2004
   23        Garden                                      352      1999              NAP                  88.6%     11/12/2004
   24        Unanchored                               12,835      1992              NAP                 100.0%     01/01/2005
   25        Urban                                    88,962      1985              NAP                  94.4%     01/27/2005
   26        Limited Service                             167      1999              NAP                  76.7%     09/30/2004
   27        Suburban                                168,240    1978/1975          2001                 100.0%     08/31/2004
   28        Flex Industrial                         148,214    1972/1987           NAP                  87.7%     12/15/2004
   29        Medical                                  69,120      2004              NAP                 100.0%     01/01/2005
   30        Garden                                      192      1998              NAP                  88.0%     11/18/2004
   31        Suburban                                 70,962      1999              NAP                  87.8%     11/08/2004
   32        Garden                                      165    1990-1997           NAP                 100.0%     11/22/2004
   33        Limited Service                             136      2000              NAP                  66.6%     09/30/2004
   34        Garden                                      252      2000              NAP                  87.0%     11/12/2004
   35        Garden                                      224      1999              NAP                  94.4%     10/25/2004
   36        Townhouse                                   220      2001              NAP                  96.4%     10/25/2004
   37        Medical                                  42,630      1991              NAP                  92.0%     08/01/2004
   38        Warehouse                               208,150      1995              NAP                 100.0%     09/17/2004
   39        Cooperative                                 441      1964             2003                    NAP         NAP
   40        Flex Industrial                         153,221      1986             2002                  94.2%     11/08/2004
   41        Garden                                      224      1985              NAP                  96.4%     11/11/2004
   42        Warehouse                               120,157      1986              NAP                 100.0%     12/15/2004
   43        Garden                                      200      2000              NAP                  94.5%     10/25/2004
   44        Flex Industrial                         123,372      1988              NAP                 100.0%     08/23/2004
   45        Garden                                      176      1982              NAP                  92.6%     09/20/2004
   46        Anchored                                 53,857      2004              NAP                 100.0%     11/29/2004
   47        Cooperative                                 119      1920             2002                    NAP         NAP
   48        Cooperative                                 123      1960             1997                    NAP         NAP
   49        Flex Industrial                          96,512      1984              NAP                 100.0%     06/17/2004
   50        Suburban                                 51,186    1987/2002           NAP                 100.0%     09/17/2004
   51        Townhouse                                    99      2000              NAP                  89.0%     09/25/2004
   52        Garden                                      176      1996              NAP                  92.0%     09/27/2004
   53        Cooperative                                 279      1966             1996                    NAP         NAP
   54        Warehouse                                44,469      1995              NAP                 100.0%     08/27/2003
   55        Cooperative                                 116      1929             1994                    NAP         NAP
   56        Limited Service                             139      1998             2004                  78.6%     09/30/2004
   57        Limited Service                             100      2000              NAP                  75.1%     09/30/2004
   58        Garden                                      164      1997              NAP                  97.6%     10/31/2004
   59        Garden                                       40      1997              NAP                  95.0%     10/31/2004
   60        Garden                                      192      2000              NAP                 100.0%     09/25/2004
   61        Warehouse                               179,284      2000              NAP                  91.7%     01/11/2005
   62        Warehouse                               105,870      1985              NAP                 100.0%     09/01/2004
   63        Medical                                  29,738      2003              NAP                 100.0%     01/01/2005
   64        Garden                                      132      2002              NAP                  93.9%     09/30/2004
   65        Townhouse                                   152      2000              NAP                  94.7%     10/22/2004
   66        Cooperative                                  96      1964             1999                    NAP         NAP
   67        Cooperative                                 214      1963             1999                    NAP         NAP
   68        Garden                                      164      1996              NAP                  91.5%     10/25/2004
   69        Suburban                                 47,861      1980             1999                  87.5%     01/01/2005
   70        Garden                                      144      1998              NAP                  88.9%     11/10/2004
   71        Urban                                    38,236      2002              NAP                  96.7%     04/29/2004
   72        Garden                                      144      2001              NAP                  97.2%     10/22/2004
   73        Cooperative                                  94      1969             1998                    NAP         NAP
   74        Cooperative                                  93      1957             2003                    NAP         NAP
   75        Shadow Anchored                          24,178      2003              NAP                  81.9%     09/30/2004
   76        Garden                                      120      1999              NAP                  98.3%     10/31/2004
   77        Cooperative                                 138      1971             1998                    NAP         NAP
   78        Flex Industrial                          94,561      1982           2003-2004               96.0%     07/06/2004
   79        Shadow Anchored                          48,688      1990              NAP                  90.9%     12/21/2004
   80        Unanchored                               33,276      1986              NAP                 100.0%     12/09/2004
   81        Anchored                                 14,560      2004              NAP                 100.0%     08/31/2004
   82        Cooperative                                 200      1968             1994                    NAP         NAP
   83        Cooperative                                 322      1961             1996                    NAP         NAP
   84        Townhouse                                   122      1996              NAP                  95.9%     11/23/2004
   85        Garden                                      144      1997              NAP                  91.0%     10/25/2004
   86        Garden                                      225      1994              NAP                  80.0%     11/01/2004
   87        Cooperative                                 148      1965             1984                    NAP         NAP
   88        Garden                                      108      1998              NAP                  96.3%     09/25/2004
   89        Flex Industrial                          56,530      1963              NAP                 100.0%     09/01/2004
   90        Flex Industrial                          58,647      1960            1980's                100.0%     09/01/2004
   91        Suburban                                 25,116      2001              NAP                  90.9%     11/01/2004
   92        Free Standing                            12,000      1997              NAP                 100.0%     04/13/2004
   93        Garden                                      140      1997              NAP                  95.7%     09/27/2004
   94        Garden                                       90      1974             2003                  96.7%     07/31/2004
   95        Unanchored                               36,036      1990             2003                 100.0%     12/17/2004
   96        Garden                                      190    1976-1979          2004                  82.6%     11/29/2004
   97        Garden                                      120      1996              NAP                 100.0%     10/22/2004
   98        Garden                                      120      1998              NAP                  97.5%     09/25/2004
   99        Garden                                       96      1997              NAP                  96.9%     10/25/2004
   100       Self Storage                             47,613      1983              NAP                  88.0%     06/01/2004
   101       Garden                                      105      1999              NAP                  97.1%     12/31/2003
   102       Cooperative                                 124      1956             2002                    NAP         NAP
   103       Suburban                                 45,301      1909        1993/1998/2002             92.7%     11/09/2004
   104       Warehouse                                60,062      1986             2002                  86.8%     08/11/2004
   105       Garden                                      108      1996              NAP                  88.9%     10/31/2004
   106       Garden                                       92      1999              NAP                  91.3%     09/25/2004
   107       Cooperative                                  74      1929             1989                    NAP         NAP
   108       Anchored                                 88,124      1987             2003                  95.7%     11/17/2004
   109       Light Industrial                         57,364      1988              NAP                  93.4%     08/16/2004
   110       Unanchored                               25,953      1950              NAP                  97.6%     10/05/2004
   111       Warehouse                                66,275      1984              NAP                  78.5%     08/31/2004
   112       Garden                                      132      2000              NAP                  97.0%     09/24/2004
   113       Garden                                       88      1998              NAP                  98.9%     09/30/2004
   114       Garden                                      108      1997              NAP                  95.4%     09/25/2004
   115       Garden                                      120      1995              NAP                  88.3%     09/30/2004
   116       Garden                                      120      1995              NAP                  95.0%     09/30/2004
   117       Garden                                      100      2000              NAP                  82.0%     10/31/2004
   118       Urban                                    49,698      1984             1998                 100.0%     06/23/2004
   119       Shadow Anchored                          30,014      2004              NAP                  72.0%     07/15/2004
   120       Cooperative                                  37      1924             1994                    NAP         NAP
   121       Cooperative                                  97      1959             1989                    NAP         NAP
   122       Unanchored                               23,450      2002              NAP                  72.3%     07/07/2004
   123       Urban                                    20,255      1984              NAP                 100.0%     07/09/2004
   124       Urban                                     8,000      1984              NAP                 100.0%     12/01/2004
   125       Urban                                    39,713      1925             1980                  91.2%     10/08/2004
   126       Suburban                                 34,050      1985             2004                 100.0%     08/03/2004
   127       Unanchored                               10,000      2000              NAP                 100.0%     12/13/2004
   128       Cooperative                                  49      1929             2001                    NAP         NAP
   129       Urban                                    27,029      1895        1987/2002-2003            100.0%     09/08/2004
   130       Flex Industrial                          60,162      1985              NAP                 100.0%     08/24/2004
   131       Garden                                      144      1999              NAP                  95.8%     09/01/2004
   132       Garden                                      108      1992           2004-2005               90.7%     09/29/2004
   133       Anchored                                 20,351      1950             2001                 100.0%     10/29/2004
   134       Light Industrial                         42,904      1971             1994                  91.7%     12/01/2004
   135       Cooperative                                 100      1973             1996                    NAP         NAP
   136       Self Storage                             45,760      1999              NAP                  93.0%     11/14/2004
   137       Garden                                       72      1997              NAP                  94.5%     10/31/2004
   138       Unanchored                               22,932      2003              NAP                  84.6%     11/17/2004
   139       Suburban                                 32,019      1973             2003                 100.0%     09/14/2004
   140       Cooperative                                  36      1923             2003                    NAP         NAP
   141       Cooperative                                  65      1938             1983                    NAP         NAP
   142       Low Rise                                     81      2000              NAP                  97.0%     10/31/2004
   143       Warehouse                                52,102      2000              NAP                 100.0%     05/12/2004
   144       Free Standing                            13,650      2004              NAP                 100.0%     08/12/2004
   145       Townhouse                                    69      1975             1996                  78.3%     09/29/2004
   146       Garden                                      112      1998              NAP                  98.2%     10/31/2004
   147       Warehouse                                50,000      2003              NAP                 100.0%     11/30/2004
   148       Cooperative                                  59      1949             2003                    NAP         NAP
   149       Medical                                  23,168      2000              NAP                 100.0%     09/29/2004
   150       Free Standing                            14,560      2004              NAP                 100.0%     11/01/2004
   151       Cooperative                                  68      1953             1999                    NAP         NAP
   152       Cooperative                                 120      1948             1989                    NAP         NAP
   153       Unanchored                               17,222    2002-2004           NAP                 100.0%     12/13/2004
   154       High Rise Apartments                         60      1964              NAP                 100.0%     08/24/2004
   155       Cooperative                                 217      1961             1998                    NAP         NAP
   156       Cooperative                                  57      1949             2002                    NAP         NAP
   157       Free Standing                            10,908      2000              NAP                 100.0%     09/23/2003
   158       Cooperative                                  96      1968             2002                    NAP         NAP
   159       Office/Retail                            19,160     1950's             NAP                 100.0%     07/19/2004
   160       Warehouse                               100,472    1968/1989          1990                 100.0%     10/18/2004
   161       Garden                                       62      1999              NAP                  98.5%     09/30/2004
   162       Cooperative                                  33      1923             2003                    NAP         NAP
   163       Warehouse                                79,800      2002              NAP                  78.2%     09/24/2004
   164       Free Standing                            13,813      2003              NAP                 100.0%     04/20/2004
   165       Suburban                                 63,687      1984              NAP                  97.9%     06/28/2004
   166       Garden                                       80      1995              NAP                  92.5%     10/22/2004
   167       Garden                                       90      2001              NAP                  92.2%     10/31/2004
   168       High Rise Apartments                         66      1940             2000                  97.0%     09/13/2004
   169       Cooperative                                  47      1940             2001                    NAP         NAP
   170       Flex Industrial                          69,600      1988             2002                  84.5%     12/31/2003
   171       Cooperative                                  32      1917             1999                    NAP         NAP
   172       Unanchored                               17,023      2003              NAP                  89.5%     10/22/2004
   173       Cooperative                                  73      1959             2003                    NAP         NAP
   174       Flex Industrial                          75,600      1972              NAP                  76.2%     07/06/2004
   175       Garden                                       50      1965             2004                  94.0%     07/28/2004
   176       Cooperative                                  94      1973             1992                    NAP         NAP
   177       Cooperative                                  32      1900             2003                    NAP         NAP
   178       Cooperative                                  71      1959             2000                    NAP         NAP
   179       Warehouse                                46,955      1981              NAP                 100.0%     07/13/2004
   180       Suburban                                 55,042      1984             2002                 100.0%     08/11/2004
   181       Free Standing                            15,716    1998-1999           NAP                 100.0%     10/08/2004
   182       Cooperative                                 126      1915             1999                    NAP         NAP
   183       Cooperative                                  60      1958             1990                    NAP         NAP
   184       Cooperative                                  65      1941             2003                    NAP         NAP
   185       Unanchored                               34,950      1988              NAP                  90.3%     09/28/2004
   186       Cooperative                                  69      1961             1997                    NAP         NAP
   187       Cooperative                                  52      1918             1994                    NAP         NAP
   188       Medical                                   9,724      1972             2004                 100.0%     06/24/2004
   189       Flex Industrial                          58,422    1970-1985           NAP                 100.0%     12/10/2004
   190       Townhouse                                    40      1999              NAP                  97.5%     08/23/2004
   191       Free Standing                            22,672      2004              NAP                 100.0%     09/17/2004
   192       Garden                                       72      1998              NAP                  95.8%     09/25/2004
   193       Townhouse                                    76      2000              NAP                  96.1%     10/22/2004
   194       Garden                                       69      1999              NAP                  98.6%     09/30/2004
   195       Medical                                  20,550      1960             2000                  97.1%     01/04/2005
   196       Cooperative                                  67      1958             1997                    NAP         NAP
   197       Garden                                       98      1972             2002                  87.5%     09/30/2004
   198       Office/Retail                             5,928      2003              NAP                 100.0%     11/22/2004
   199       Cooperative                                  52      1961             1994                    NAP         NAP
   200       Flex Industrial                          38,234    1985/1987           NAP                 100.0%     07/08/2004
   201       Garden                                       60      1998              NAP                  78.3%     11/12/2004
   202       Suburban                                 16,239      2001              NAP                 100.0%     12/08/2004
   203       Flex Industrial                          60,000      2001              NAP                 100.0%         NAP
   204       Free Standing                            11,900      2004              NAP                 100.0%     08/16/2004
   205       Free Standing                            10,000      1997             2004                 100.0%     08/09/2004
   206       Cooperative                                   7      1865             2003                    NAP         NAP
   207       Cooperative                                   9      1910             1999                    NAP         NAP
   208       Cooperative                                  79      1955             1999                    NAP         NAP
   209       Free Standing                            19,097      2003              NAP                 100.0%     10/14/2004
   210       Warehouse                                47,409      1977             2002                 100.0%     12/13/2004
   211       Cooperative                                  42      1958             1999                    NAP         NAP
   212       Cooperative                                  17      1890             1983                    NAP         NAP
   213       Unanchored                                8,452      1982              NAP                 100.0%     08/26/2004
   214       Suburban                                 10,220      2000              NAP                 100.0%     10/18/2004
   215       Unanchored                               10,127      1963              NAP                 100.0%     09/15/2004
   216       Free Standing                            14,833      1970             2003                 100.0%     11/30/2004
   217       Cooperative                                  71      1959             1985                    NAP         NAP
   218       Cooperative                                  35      1955             1994                    NAP         NAP
   219       Suburban                                 31,731      1987             2003                 100.0%     11/05/2004
   220       Free Standing                            10,908      1998              NAP                 100.0%     01/14/2004
   221       Cooperative                                  26      1901             1989                    NAP         NAP
   222       Cooperative                                  24      1897             1990                    NAP         NAP
   223       Suburban                                 12,700      1988              NAP                 100.0%     08/13/2004
   224       Unanchored                               16,317      1983           1995-1999              100.0%     08/12/2004
   225       Cooperative                                  29      1900             2001                    NAP         NAP
   226       Cooperative                                  24      1908             2000                    NAP         NAP
   227       Cooperative                                  59      1951             1984                    NAP         NAP
   228       Office/Retail                            19,339 1854/1917/1987        2005                  78.5%     09/11/2004
   229       Cooperative                                  57      1956             1996                    NAP         NAP
   230       Unanchored                               17,925    1990/1995           NAP                 100.0%     02/01/2005
   231       Garden                                       40      1978             2004                  97.5%     07/31/2004
   232       Cooperative                                  12      1930             2001                    NAP         NAP
   233       Unanchored                               12,418      1981             2004                  92.9%     08/17/2004
   234       Medical                                  14,241      1979              NAP                  83.9%     07/09/2004
   235       Cooperative                                  34      1895             1984                    NAP         NAP
   236       Cooperative                                  13      1900             2002                    NAP         NAP
   237       Cooperative                                 160      1952             1997                    NAP         NAP
   238       Cooperative                                  40      1959             2001                    NAP         NAP
   239       Free Standing                             7,800      1970             1985                 100.0%     10/01/2004
   240       Unanchored                               15,976      2000             2004                 100.0%     08/30/2004
   241       Cooperative                                  20      1926             1980                    NAP         NAP
   242       Cooperative                                  11      1900             1986                    NAP         NAP
   243       Light Industrial                         21,935      1984              NAP                 100.0%     06/03/2004
   244       Cooperative                                  20      1916             2003                    NAP         NAP
   245       Cooperative                                  12      1916             1997                    NAP         NAP
   246       Cooperative                                   6      1900             1970                    NAP         NAP
   247       Cooperative                                   8      1900             2003                    NAP         NAP

---------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                              RELATED                          CUT-OFF DATE BALANCE
   LOAN NO.     SECURITY TYPE(6)      LIEN POSITION      BORROWER LIST                          PER UNIT OR SF     NOTE DATE
---------------------------------------------------------------------------------------------------------------------------------

       1               Fee                First          NAP                                              $242    11/01/2004
       2               Fee                First          NAP                                               $77    11/22/2004
       3          Fee/Leasehold           First          NAP                                               $77    11/22/2004
       4               Fee                First          NAP                                               $77    11/22/2004
       5               Fee                First          NAP                                              $346    11/12/2004
       6            Leasehold             First          6, 8                                             $267    12/15/2004
       7               Fee                First          NAP                                              $203    12/09/2004
       8               Fee                First          6, 8                                             $354    01/07/2005
       9               Fee                First          9, 13                                            $107    09/15/2004
      10               Fee                First          NAP                                              $104    10/25/2004
      11               Fee                First          NAP                                              $144    01/28/2005
      12               Fee                First          NAP                                           $66,267    09/28/2004
      13               Fee                First          9, 13                                            $111    09/30/2004
      14            Leasehold             First          NAP                                              $222    06/29/2004
      15               Fee                First          NAP                                           $77,248    06/30/2004
      16               Fee                First          NAP                                           $66,109    09/21/2004
      17               Fee                First          NAP                                              $147    01/07/2005
      18               Fee                First          18, 23, 34                                    $38,151    07/10/2002
      19               Fee                First          NAP                                          $158,824    06/03/2004
      20               Fee                First          NAP                                               $87    12/13/2004
      21               Fee                First          NAP                                           $25,965    11/05/2004
      22               Fee                First          NAP                                               $79    12/23/2004
      23               Fee                First          18, 23, 34                                    $32,923    06/20/2000
      24               Fee                First          NAP                                              $887    12/21/2004
      25               Fee                First          25, 27                                           $126    12/28/2004
      26               Fee                First          26, 33, 56                                    $65,693    11/19/2004
      27            Leasehold             First          25, 27                                            $65    10/25/2004
      28               Fee                First          NAP                                               $70    01/07/2005
      29            Leasehold             First          29, 63                                           $147    06/30/2004
      30               Fee                First          NAP                                           $52,083    11/30/2004
      31               Fee                First          NAP                                              $137    12/09/2004
      32               Fee                First          NAP                                           $54,493    12/22/2004
      33               Fee                First          26, 33, 56                                    $64,900    11/19/2004
      34               Fee                First          18, 23, 34                                    $34,533    07/02/2002
      35               Fee                First          35, 85                                        $38,512    09/27/1999
      36               Fee                First          36, 43                                        $39,134    05/21/2002
      37               Fee                First          NAP                                              $198    10/01/2004
      38               Fee                First          NAP                                               $40    09/23/2004
      39               Fee                First          NAP                                           $17,224    09/30/2004
      40               Fee                First          NAP                                               $47    12/10/2004
      41               Fee                First          41, 45                                        $30,804    12/01/2004
      42               Fee                First          NAP                                               $57    12/15/2004
      43               Fee                First          36, 43                                        $31,723    04/06/2001
      44               Fee                First          NAP                                               $51    09/08/2004
      45               Fee                First          41, 45                                        $35,000    12/01/2004
      46               Fee                First          NAP                                              $111    12/01/2004
      47               Fee                First          NAP                                           $50,310    09/09/2004
      48               Fee                First          NAP                                           $48,672    09/29/2004
      49               Fee                First          NAP                                               $62    09/15/2004
      50               Fee                First          NAP                                              $113    11/24/2004
      51               Fee                First          NAP                                           $56,958    08/22/2002
      52               Fee                First          52, 132                                       $31,334    11/22/1996
      53               Fee                First          NAP                                           $19,634    09/30/2004
      54               Fee                First          NAP                                              $121    02/27/2004
      55               Fee                First          NAP                                           $46,403    10/22/2004
      56               Fee                First          26, 33, 56                                    $38,387    11/19/2004
      57               Fee                First          NAP                                           $52,923    12/07/2004
      58               Fee                First          58, 59, 117, 194                              $25,046    07/22/1998
      59               Fee                First          58, 59, 117, 194                              $25,046    07/22/1998
      60               Fee                First          NAP                                           $26,206    06/03/2003
      61               Fee                First          NAP                                               $28    01/21/2005
      62               Fee                First          NAP                                               $47    08/19/2004
      63               Fee                First          29, 63                                           $166    06/30/2004
      64               Fee                First          NAP                                           $37,436    01/09/2004
      65               Fee                First          65, 193                                       $31,051    08/23/2001
      66               Fee                First          NAP                                           $48,803    10/28/2004
      67               Fee                First          NAP                                           $21,872    09/29/2004
      68               Fee                First          NAP                                           $28,368    07/02/1997
      69               Fee                First          69, 71                                            $96    06/28/2004
      70               Fee                First          NAP                                           $31,713    12/15/1998
      71               Fee                First          69, 71                                           $119    07/30/2004
      72               Fee                First          72, 101, 166                                  $31,567    05/08/2002
      73               Fee                First          NAP                                           $47,872    07/28/2004
      74               Fee                First          NAP                                           $48,387    11/17/2004
      75               Fee                First          NAP                                              $182    11/17/2004
      76               Fee                First          NAP                                           $36,247    11/19/2002
      77               Fee                First          NAP                                           $31,058    06/23/2004
      78               Fee                First          78, 174                                           $45    07/30/2004
      79               Fee                First          NAP                                               $87    12/21/2004
      80               Fee                First          NAP                                              $123    12/13/2004
      81               Fee                First          NAP                                              $274    11/03/2004
      82               Fee                First          NAP                                           $19,919    09/08/2004
      83               Fee                First          NAP                                           $12,340    06/29/2004
      84               Fee                First          NAP                                           $32,132    05/27/1998
      85               Fee                First          35, 85                                        $26,676    07/30/1998
      86               Fee                First          NAP                                           $16,738    12/22/1995
      87               Fee                First          NAP                                           $24,935    07/06/2004
      88               Fee                First          88, 93, 98, 106, 112, 114, 192                $33,856    05/13/1999
      89               Fee                First          NAP                                               $32    09/01/2004
      90               Fee                First          NAP                                               $32    09/01/2004
      91               Fee                First          NAP                                              $143    11/29/2004
      92               Fee                First          NAP                                              $298    07/21/2004
      93               Fee                First          88, 93, 98, 106, 112, 114, 192                $25,052    02/05/1999
      94               Fee                First          NAP                                           $38,905    11/21/2002
      95               Fee                First          NAP                                               $97    12/30/2004
      96               Fee                First          NAP                                           $18,397    12/29/2004
      97               Fee                First          NAP                                           $28,561    07/01/1997
      98               Fee                First          88, 93, 98, 106, 112, 114, 192                $27,710    05/28/1999
      99               Fee                First          NAP                                           $34,555    12/07/1998
      100              Fee                First          NAP                                               $69    07/02/2004
      101              Fee                First          72, 101, 166                                  $31,085    01/12/2000
      102              Fee                First          NAP                                           $26,130    07/14/2004
      103              Fee                First          NAP                                               $67    08/17/2004
      104              Fee                First          NAP                                               $50    08/20/2004
      105              Fee                First          NAP                                           $27,902    12/23/1996
      106              Fee                First          88, 93, 98, 106, 112, 114, 192                $32,548    06/01/2001
      107              Fee                First          NAP                                           $40,441    08/24/2004
      108              Fee                First          NAP                                               $34    07/09/2004
      109              Fee                First          NAP                                               $52    08/18/2004
      110              Fee                First          NAP                                              $114    07/23/2004
      111              Fee                First          NAP                                               $43    09/20/2004
      112              Fee                First          88, 93, 98, 106, 112, 114, 192                $21,238    06/01/2001
      113              Fee                First          NAP                                           $31,710    09/24/1999
      114              Fee                First          88, 93, 98, 106, 112, 114, 192                $25,604    12/04/1998
      115              Fee                First          115, 116                                      $22,827    10/16/1996
      116              Fee                First          115, 116                                      $22,523    10/16/1996
      117              Fee                First          58, 59, 117, 194                              $26,968    01/21/2002
      118              Fee                First          NAP                                               $54    07/02/2004
      119              Fee                First          NAP                                               $89    08/25/2004
      120              Fee                First          NAP                                           $70,270    10/14/2004
      121              Fee                First          NAP                                           $26,795    12/27/2004
      122              Fee                First          NAP                                               $50    07/12/2004
      123              Fee                First          NAP                                               $50    07/12/2004
      124              Fee                First          NAP                                               $50    07/12/2004
      125              Fee                First          NAP                                               $65    10/20/2004
      126              Fee                First          NAP                                               $75    09/08/2004
      127              Fee                First          NAP                                              $250    01/21/2005
      128              Fee                First          NAP                                           $51,020    11/18/2004
      129              Fee                First          NAP                                               $92    09/30/2004
      130              Fee                First          NAP                                               $41    08/31/2004
      131              Fee                First          NAP                                           $17,208    04/27/2001
      132              Fee                First          52, 132                                       $22,940    10/28/1996
      133              Fee                First          NAP                                              $122    10/29/2004
      134              Fee                First          NAP                                               $56    12/17/2004
      135              Fee                First          NAP                                           $23,927    10/28/2004
      136              Fee                First          NAP                                               $52    11/30/2004
      137              Fee                First          NAP                                           $32,484    03/07/1997
      138              Fee                First          NAP                                              $101    11/19/2004
      139              Fee                First          NAP                                               $72    09/17/2004
      140              Fee                First          NAP                                           $63,796    10/25/2004
      141              Fee                First          NAP                                           $35,305    11/09/2004
      142              Fee                First          NAP                                           $27,404    12/15/1999
      143              Fee                First          NAP                                               $42    07/13/2004
      144              Fee                First          NAP                                              $160    09/10/2004
      145              Fee                First          NAP                                           $31,669    03/22/1999
      146              Fee                First          146, 167                                      $19,404    01/10/2003
      147              Fee                First          147, 216                                          $42    12/15/2004
      148              Fee                First          NAP                                           $35,444    11/22/2004
      149              Fee                First          NAP                                               $90    10/28/2004
      150              Fee                First          NAP                                              $142    09/30/2004
      151              Fee                First          NAP                                           $29,412    08/23/2004
      152              Fee                First          NAP                                           $16,632    06/18/2004
      153         Fee/Leasehold           First          NAP                                              $116    12/17/2004
      154              Fee                First          NAP                                           $33,230    10/14/2004
      155              Fee                First          NAP                                            $9,176    11/17/2004
      156              Fee                First          NAP                                           $34,930    08/11/2004
      157              Fee                First          NAP                                              $182    09/23/2003
      158              Fee                First          NAP                                           $20,672    07/29/2004
      159              Fee                First          NAP                                              $103    08/10/2004
      160         Fee/Leasehold           First          NAP                                               $20    11/01/2004
      161              Fee                First          NAP                                           $31,262    09/20/2001
      162              Fee                First          NAP                                           $57,576    09/10/2004
      163              Fee                First          NAP                                               $24    09/28/2004
      164              Fee                First          NAP                                              $136    05/06/2004
      165              Fee                First          NAP                                               $29    10/15/2004
      166              Fee                First          72, 101, 166                                  $23,239    02/13/1997
      167              Fee                First          146, 167                                      $20,646    07/17/2002
      168              Fee                First          NAP                                           $27,900    10/08/2004
      169              Fee                First          NAP                                           $39,152    07/27/2004
      170              Fee                First          NAP                                               $26    11/23/2003
      171              Fee                First          NAP                                           $56,250    11/23/2004
      172              Fee                First          NAP                                              $105    11/16/2004
      173              Fee                First          NAP                                           $24,583    10/27/2004
      174              Fee                First          78, 174                                           $24    07/30/2004
      175              Fee                First          NAP                                           $35,615    08/16/2004
      176              Fee                First          NAP                                           $18,861    06/30/2004
      177              Fee                First          NAP                                           $54,506    07/27/2004
      178              Fee                First          NAP                                           $23,917    12/01/2004
      179              Fee                First          NAP                                               $36    07/14/2004
      180              Fee                First          NAP                                               $30    08/10/2004
      181              Fee                First          NAP                                              $105    11/04/2004
      182              Fee                First          NAP                                           $12,687    11/17/2004
      183              Fee                First          NAP                                           $26,628    10/27/2004
      184              Fee                First          NAP                                           $24,553    06/28/2004
      185              Fee                First          NAP                                               $45    09/30/2004
      186              Fee                First          NAP                                           $22,897    07/29/2004
      187              Fee                First          NAP                                           $30,343    10/01/2004
      188              Fee                First          NAP                                              $161    08/04/2004
      189              Fee                First          NAP                                               $26    12/28/2004
      190              Fee                First          NAP                                           $37,113    12/22/1999
      191              Fee                First          NAP                                               $65    09/24/2004
      192              Fee                First          88, 93, 98, 106, 112, 114, 192                $20,431    04/29/2003
      193              Fee                First          65, 193                                       $19,266    12/20/2001
      194              Fee                First          58, 59, 117, 194                              $21,156    02/15/2002
      195              Fee                First          NAP                                               $71    01/04/2005
      196              Fee                First          NAP                                           $21,510    10/29/2004
      197              Fee                First          NAP                                           $14,675    12/13/2004
      198              Fee                First          NAP                                              $235    12/01/2004
      199              Fee                First          NAP                                           $26,741    06/28/2004
      200              Fee                First          NAP                                               $36    08/09/2004
      201              Fee                First          NAP                                           $22,832    11/11/1999
      202              Fee                First          NAP                                               $83    12/13/2004
      203              Fee                First          NAP                                               $22    12/16/2004
      204              Fee                First          NAP                                               $61    08/02/2004
      205              Fee                First          NAP                                               $61    08/02/2004
      206              Fee                First          NAP                                          $185,420    11/19/2004
      207              Fee                First          NAP                                          $144,188    11/19/2004
      208              Fee                First          NAP                                           $16,408    07/20/2004
      209              Fee                First          NAP                                               $68    10/18/2004
      210              Fee                First          NAP                                               $25    01/11/2005
      211              Fee                First          NAP                                           $28,541    11/09/2004
      212              Fee                First          NAP                                           $70,478    10/05/2004
      213              Fee                First          NAP                                              $141    08/27/2004
      214              Fee                First          NAP                                              $117    11/23/2004
      215              Fee                First          NAP                                              $117    09/16/2004
      216              Fee                First          147, 216                                          $77    12/15/2004
      217              Fee                First          NAP                                           $15,477    11/04/2004
      218              Fee                First          NAP                                           $31,334    10/22/2004
      219              Fee                First          NAP                                               $35    11/10/2004
      220              Fee                First          NAP                                              $100    02/10/2004
      221              Fee                First          NAP                                           $41,918    04/29/2004
      222              Fee                First          NAP                                           $43,535    08/23/2004
      223              Fee                First          NAP                                               $81    11/12/2004
      224              Fee                First          NAP                                               $63    09/29/2004
      225              Fee                First          NAP                                           $34,392    07/22/2004
      226              Fee                First          NAP                                           $41,500    09/28/2004
      227              Fee                First          NAP                                           $16,823    06/07/2004
      228              Fee                First          NAP                                               $51    09/21/2004
      229              Fee                First          NAP                                           $17,383    04/22/2004
      230              Fee                First          NAP                                               $55    07/23/2004
      231              Fee                First          NAP                                           $24,570    08/04/2004
      232              Fee                First          NAP                                           $80,524    05/26/2004
      233              Fee                First          NAP                                               $75    07/08/2004
      234              Fee                First          NAP                                               $62    07/26/2004
      235              Fee                First          NAP                                           $24,611    09/09/2004
      236              Fee                First          NAP                                           $61,538    08/24/2004
      237           Leasehold             First          NAP                                            $4,992    10/12/2004
      238              Fee                First          NAP                                           $17,480    11/18/2004
      239              Fee                First          NAP                                               $89    11/01/2004
      240              Fee                First          NAP                                               $43    09/01/2004
      241              Fee                First          NAP                                           $32,295    10/15/2004
      242              Fee                First          NAP                                           $54,370    06/03/2004
      243              Fee                First          NAP                                               $24    06/21/2004
      244              Fee                First          NAP                                           $22,451    08/25/2004
      245              Fee                First          NAP                                           $35,288    09/10/2004
      246              Fee                First          NAP                                           $41,613    10/26/2004
      247              Fee                First          NAP                                           $21,839    11/12/2004

--------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE          FIRST PAYMENT          FIRST PAYMENT                                    GRACE                   LOCKBOX
   LOAN NO.           DATE (P&I)              DATE (IO)         MATURITY DATE    DUE DATE  PERIOD(7)    ARD LOAN     STATUS
--------------------------------------------------------------------------------------------------------------------------------

       1                  NAP                12/08/2004          10/08/2014         8          0           No       In-Place
       2              01/05/2009             01/05/2005          12/05/2014         5          0           No       In-Place
       3              01/05/2009             01/05/2005          12/05/2014         5          0           No       In-Place
       4              01/05/2009             01/05/2005          12/05/2014         5          0           No       In-Place
       5              01/07/2005                 NAP             12/07/2011         7          5           No       In-Place
       6                  NAP                02/01/2005          07/11/2013         1          0           No       In-Place
       7                  NAP                02/08/2005          01/08/2015         8          0          Yes       In-Place
       8                  NAP                03/01/2005          02/01/2010         1          0           No       In-Place
       9              11/10/2006             11/10/2004          10/10/2014         10         0           No       Springing
      10              12/01/2004                 NAP             11/01/2011         1          0          Yes       In-Place
      11                  NAP                03/01/2005          02/01/2010         1          0           No         None
      12              11/10/2004                 NAP             10/10/2014         10         0           No       Springing
      13              11/10/2006             11/10/2004          10/10/2014         10         0           No       Springing
      14              08/10/2004                 NAP             07/10/2014         10         0           No       Springing
      15              08/10/2004                 NAP             07/10/2014         10         0           No       Springing
      16              11/01/2004                 NAP             10/01/2011         1          5           No         None
      17              03/03/2005                 NAP             02/03/2015         3          0           No         None
      18              08/10/2002                 NAP             07/01/2017         10         10          No         None
      19                  NAP                08/01/2004          07/01/2014         1          9           No         None
      20              02/01/2005             01/01/2010          01/01/2012         1          0           No         None
      21              01/01/2005                 NAP             12/01/2014         1          9           No         None
      22              02/05/2005                 NAP             01/05/2015         5          0           No       In-Place
      23              08/10/2000                 NAP             07/10/2018         10         10          No         None
      24              02/05/2005                 NAP             01/05/2015         5          5           No       Springing
      25              02/01/2007             02/01/2005          01/01/2015         1          5           No       Springing
      26              01/01/2005                 NAP             12/01/2014         1          5           No         None
      27              12/01/2004                 NAP             11/01/2014         1          5           No       Springing
      28              03/05/2007             03/05/2005          02/05/2015         5          0           No       In-Place
      29              08/01/2004                 NAP             07/01/2014         1          5           No         None
      30              01/05/2007             01/05/2005          12/05/2009         5          0           No       Springing
      31              02/05/2007             02/05/2005          01/05/2015         5          0           No       In-Place
      32              02/05/2005                 NAP             01/05/2015         5          0           No       Springing
      33              01/01/2005                 NAP             12/01/2014         1          5           No         None
      34              08/10/2002                 NAP             07/10/2017         10         10          No         None
      35              11/10/1999                 NAP             10/10/2017         10         10          No         None
      36              07/10/2002                 NAP             06/10/2020         10         10          No         None
      37              11/01/2006             11/01/2004          10/01/2011         1          5           No       Springing
      38              11/01/2004                 NAP             10/01/2012         1          0           No         None
      39              11/01/2004                 NAP             10/01/2014         1          9           No         None
      40              02/01/2005                 NAP             01/01/2010         1          5           No       Springing
      41              01/05/2007             01/05/2005          12/05/2011         5          0           No       Springing
      42              02/03/2005                 NAP             01/03/2015         3          0           No         None
      43              06/01/2001                 NAP             04/01/2016         1          10          No         None
      44              11/10/2004                 NAP             10/10/2014         10         0           No       Springing
      45              01/05/2007             01/05/2005          12/05/2011         5          0           No       Springing
      46              02/01/2005                 NAP             01/01/2015         1          0           No         None
      47              11/01/2004                 NAP             10/01/2014         1          9           No         None
      48              11/01/2004                 NAP             10/01/2019         1          9           No         None
      49              11/01/2004                 NAP             11/01/2014         1          5           No         None
      50              01/01/2005                 NAP             12/01/2014         1          5           No       Springing
      51              10/10/2002                 NAP             09/10/2017         10         10          No         None
      52              01/01/1997                 NAP             12/01/2011         1          10          No         None
      53              11/01/2004                 NAP             10/01/2014         1          9           No         None
      54              04/01/2004                 NAP             03/01/2014         1          5           No       Springing
      55              12/01/2004                 NAP             11/01/2014         1          9           No         None
      56              01/01/2005                 NAP             12/01/2014         1          5           No         None
      57              02/05/2005                 NAP             01/05/2010         5          0           No       Springing
      58              09/10/1998                 NAP             08/01/2016         10         10          No         None
      59              09/10/1998                 NAP             08/01/2016         10         10          No         None
      60              07/10/2003                 NAP             06/10/2018         10         10          No         None
      61              03/01/2005                 NAP             02/01/2020         1          5           No         None
      62              10/01/2004                 NAP             09/01/2014         1          10          No         None
      63              08/01/2004                 NAP             07/01/2014         1          5           No         None
      64              02/10/2004                 NAP             01/10/2019         10         10          No         None
      65              10/10/2001                 NAP             09/10/2019         10         10          No         None
      66              12/01/2004                 NAP             11/01/2019         1          9           No         None
      67              11/01/2004                 NAP             10/01/2014         1          9           No         None
      68              08/10/1997                 NAP             01/10/2013         10         10          No         None
      69              08/01/2004                 NAP             07/01/2014         1          5           No         None
      70              02/01/1999                 NAP             01/01/2014         1          10          No         None
      71              09/01/2004                 NAP             08/01/2014         1          5           No         None
      72              06/10/2002                 NAP             05/10/2017         10         10          No         None
      73                  NAP                09/01/2004          08/01/2014         1          9           No         None
      74                  NAP                01/01/2005          12/01/2014         1          9           No         None
      75              01/01/2007             01/01/2005          12/01/2014         1          5           No       Springing
      76              01/10/2003                 NAP             12/10/2017         10         10          No         None
      77              08/01/2004                 NAP             07/01/2014         1          9           No         None
      78              09/01/2004                 NAP             08/01/2014         1          5           No         None
      79              02/01/2005                 NAP             01/01/2012         1          0           No         None
      80              02/01/2005                 NAP             01/01/2015         1          5           No         None
      81              01/01/2005                 NAP             12/01/2014         1          5           No       Springing
      82              11/01/2004                 NAP             10/01/2014         1          9           No         None
      83              08/01/2004                 NAP             07/01/2014         1          9           No         None
      84              07/01/1998                 NAP             06/01/2016         1          10          No         None
      85              09/10/1998                 NAP             08/10/2016         10         10          No         None
      86              02/01/1996                 NAP             01/01/2021         1          10          No         None
      87              09/01/2004                 NAP             08/01/2019         1          9           No         None
      88              07/10/1999                 NAP             06/10/2017         10         10          No         None
      89              10/01/2004                 NAP             09/01/2019         1          5           No         None
      90              10/01/2004                 NAP             09/01/2019         1          5           No         None
      91              01/01/2007             01/01/2005          12/01/2011         1          5           No       In-Place
      92              09/01/2004                 NAP             08/01/2014         1          10          No         None
      93              04/01/1999                 NAP             03/10/2017         10         10          No         None
      94              11/10/2003             12/10/2002          11/10/2022         10         10          No         None
      95              02/01/2005                 NAP             01/01/2015         1          5           No         None
      96              02/05/2005                 NAP             01/05/2015         5          0           No       Springing
      97              08/01/1997                 NAP             07/01/2012         1          10          No         None
      98              07/10/1999                 NAP             06/10/2017         10         10          No         None
      99              02/01/1999                 NAP             01/01/2017         10         10          No         None
      100             09/01/2004                 NAP             08/01/2014         1          10          No         None
      101             03/01/2000                 NAP             02/01/2018         1          10          No         None
      102             09/01/2004                 NAP             08/01/2014         1          9           No         None
      103             03/01/2005                 NAP             09/01/2014         1          5           No         None
      104             10/01/2004                 NAP             09/01/2024         1          5           No         None
      105             02/01/1997                 NAP             01/01/2015         1          10          No         None
      106             07/10/2001                 NAP             06/10/2016         10         10          No         None
      107             10/01/2004                 NAP             09/01/2014         1          9           No         None
      108             09/01/2004                 NAP             08/01/2014         1          10          No         None
      109             10/01/2004                 NAP             09/01/2014         1          5           No         None
      110             09/01/2004                 NAP             08/01/2024         1          5           No         None
      111             11/01/2004                 NAP             10/01/2014         1          5           No         None
      112             08/10/2001                 NAP             07/10/2016         10         10          No         None
      113             11/01/1999                 NAP             10/01/2017         1          11          No         None
      114             02/01/1999                 NAP             01/10/2017         10         10          No         None
      115             12/01/1996                 NAP             11/01/2014         1          10          No         None
      116             12/01/1996                 NAP             11/01/2014         1          10          No         None
      117             03/10/2002                 NAP             02/10/2017         10         10          No         None
      118             09/01/2004                 NAP             08/01/2014         1          10          No         None
      119             10/01/2004                 NAP             09/01/2024         1          5           No         None
      120                 NAP                12/01/2004          11/01/2014         1          9           No         None
      121             02/01/2005                 NAP             01/01/2015         1          9           No         None
      122             09/01/2004                 NAP             08/01/2019         1          5           No         None
      123             09/01/2004                 NAP             08/01/2019         1          5           No         None
      124             09/01/2004                 NAP             08/01/2019         1          5           No         None
      125             12/01/2004                 NAP             11/01/2024         1          5           No         None
      126             11/01/2004                 NAP             10/01/2014         1          5           No         None
      127             03/05/2005                 NAP             02/05/2015         5          0           No       Springing
      128                 NAP                01/01/2005          12/01/2014         1          9           No         None
      129             11/01/2004                 NAP             10/01/2014         1          10          No         None
      130             10/01/2004                 NAP             09/01/2014         1          10          No         None
      131             06/01/2001                 NAP             05/01/2019         1          10          No         None
      132             12/01/1996                 NAP             11/01/2011         1          10          No         None
      133             12/01/2004                 NAP             11/01/2019         1          5           No         None
      134             02/01/2005                 NAP             01/01/2015         1          5           No         None
      135             12/01/2004                 NAP             11/01/2019         1          9           No         None
      136             01/01/2005                 NAP             12/01/2014         1          5           No         None
      137             04/01/1997                 NAP             03/01/2015         1          10          No         None
      138             01/01/2005                 NAP             12/01/2014         1          5           No         None
      139             11/01/2004                 NAP             10/01/2014         1          5           No         None
      140             12/01/2004                 NAP             11/01/2014         1          9           No         None
      141             01/01/2005                 NAP             12/01/2014         1          9           No         None
      142             03/01/2002             02/01/2000          04/01/2017         1          10          No         None
      143             09/01/2004                 NAP             08/01/2014         1          10          No       Springing
      144             11/01/2004                 NAP             10/01/2029         1          5           No         None
      145             05/10/1999                 NAP             04/10/2014         10         10          No         None
      146             02/10/2003                 NAP             01/10/2018         10         10          No         None
      147             02/01/2005                 NAP             01/01/2020         1          5           No         None
      148             01/01/2005                 NAP             12/01/2014         1          9           No         None
      149             12/01/2004                 NAP             11/01/2024         1          5           No         None
      150             11/01/2004                 NAP             10/01/2019         1          5           No         None
      151                 NAP                10/01/2004          09/01/2014         1          9           No         None
      152             08/01/2004                 NAP             07/01/2014         1          9           No         None
      153             02/01/2005                 NAP             01/01/2025         1          5           No         None
      154             12/01/2004                 NAP             11/01/2014         1          10          No         None
      155             01/01/2005                 NAP             12/01/2024         1          9           No         None
      156             10/01/2004                 NAP             09/01/2014         1          9           No         None
      157             11/01/2003                 NAP             08/01/2019         1          5           No         None
      158             09/01/2004                 NAP             08/01/2019         1          9           No         None
      159             10/01/2004                 NAP             09/01/2019         1          5           No         None
      160             12/01/2004                 NAP             11/01/2014         1          5           No         None
      161             11/10/2001                 NAP             10/10/2016         10         10          No         None
      162                 NAP                11/01/2004          10/01/2014         1          9           No         None
      163             11/01/2004                 NAP             10/01/2024         1          5           No         None
      164             07/01/2004                 NAP             10/01/2023         1          5           No         None
      165             12/01/2004                 NAP             11/01/2014         1          10          No         None
      166             03/01/1997                 NAP             02/01/2015         1          10          No         None
      167             09/10/2002                 NAP             08/10/2017         10         10          No         None
      168             12/01/2004                 NAP             11/01/2011         1          10          No         None
      169             09/01/2004                 NAP             08/01/2014         1          9           No         None
      170             01/01/2004                 NAP             12/01/2018         1          5           No         None
      171                 NAP                01/01/2005          12/01/2014         1          9           No         None
      172             01/01/2005                 NAP             12/01/2014         1          5           No         None
      173             12/01/2004                 NAP             11/01/2014         1          9           No         None
      174             09/01/2004                 NAP             08/01/2014         1          5           No         None
      175             10/01/2004                 NAP             09/01/2014         1          5           No         None
      176             08/01/2004                 NAP             07/01/2014         1          9           No         None
      177             09/01/2004                 NAP             08/01/2014         1          9           No         None
      178             01/01/2005                 NAP             12/01/2014         1          9           No         None
      179             09/01/2004                 NAP             08/01/2024         1          5           No         None
      180             09/10/2004                 NAP             08/10/2016         10         0           No         None
      181             01/01/2005                 NAP             12/01/2014         1          5           No         None
      182             01/01/2005                 NAP             12/01/2014         1          9           No         None
      183             12/01/2004                 NAP             11/01/2014         1          9           No         None
      184             08/01/2004                 NAP             07/01/2014         1          9           No         None
      185             11/01/2004                 NAP             10/01/2024         1          5           No         None
      186             09/01/2004                 NAP             08/01/2014         1          9           No         None
      187             11/01/2004                 NAP             10/01/2019         1          9           No         None
      188             10/01/2004                 NAP             09/01/2014         1          10          No         None
      189             02/01/2005                 NAP             01/01/2015         1          5           No         None
      190             02/01/2000                 NAP             01/01/2018         1          10          No         None
      191             11/01/2004                 NAP             10/01/2019         1          5           No         None
      192             06/10/2003                 NAP             06/10/2017         10         10          No         None
      193             02/10/2002                 NAP             01/10/2020         10         10          No         None
      194             04/10/2002                 NAP             03/10/2017         10         10          No         None
      195             03/01/2005                 NAP             02/01/2010         1          0           No         None
      196             12/01/2004                 NAP             11/01/2014         1          9           No         None
      197             02/01/2005                 NAP             01/01/2015         1          0           No       Springing
      198             01/01/2005                 NAP             12/01/2024         1          5           No         None
      199             08/01/2004                 NAP             07/01/2014         1          9           No         None
      200             10/01/2004                 NAP             09/01/2019         1          5           No         None
      201             01/01/2000                 NAP             12/01/2014         1          10          No         None
      202             02/01/2005                 NAP             01/01/2012         1          0           No         None
      203             02/01/2005                 NAP             01/01/2025         1          5           No         None
      204             10/01/2004                 NAP             09/01/2019         1          5           No         None
      205             10/01/2004                 NAP             09/01/2019         1          5           No         None
      206             01/01/2005                 NAP             12/01/2014         1          9           No         None
      207             01/01/2005                 NAP             12/01/2014         1          9           No         None
      208             09/01/2004                 NAP             08/01/2014         1          9           No         None
      209             12/01/2004                 NAP             11/01/2014         1          5           No         None
      210             03/01/2005                 NAP             02/01/2020         1          5           No         None
      211             01/01/2005                 NAP             12/01/2014         1          9           No         None
      212             12/01/2004                 NAP             11/01/2019         1          9           No         None
      213             10/01/2004                 NAP             09/01/2014         1          10          No         None
      214             01/01/2005                 NAP             12/01/2019         1          5           No         None
      215             11/01/2004                 NAP             10/01/2024         1          5           No         None
      216             02/01/2005                 NAP             01/01/2020         1          5           No         None
      217             01/01/2005                 NAP             12/01/2014         1          9           No         None
      218             12/01/2004                 NAP             11/01/2014         1          9           No         None
      219             01/01/2005                 NAP             12/01/2014         1          5           No         None
      220             04/01/2004                 NAP             03/01/2014         1          5           No       In-Place
      221             06/01/2004                 NAP             05/01/2014         1          9           No         None
      222             10/01/2004                 NAP             09/01/2014         1          9           No         None
      223             01/01/2005                 NAP             12/01/2014         1          10          No         None
      224             11/01/2004                 NAP             11/01/2014         1          10          No         None
      225             09/01/2004                 NAP             08/01/2014         1          9           No         None
      226             11/01/2004                 NAP             10/01/2014         1          9           No         None
      227             08/01/2004                 NAP             07/01/2014         1          9           No         None
      228             11/01/2004                 NAP             10/01/2019         1          5           No         None
      229             06/01/2004                 NAP             05/01/2014         1          9           No         None
      230             09/01/2004                 NAP             08/01/2014         1          5           No         None
      231             10/01/2004                 NAP             09/01/2019         1          5           No         None
      232             07/01/2004                 NAP             06/01/2014         1          9           No         None
      233             09/01/2004                 NAP             08/01/2019         1          5           No         None
      234             09/01/2004                 NAP             08/01/2024         1          5           No         None
      235             11/01/2004                 NAP             10/01/2014         1          9           No         None
      236                 NAP                10/01/2004          09/01/2014         1          9           No         None
      237             12/01/2004                 NAP             11/01/2014         1          9           No         None
      238             01/01/2005                 NAP             12/01/2014         1          9           No         None
      239             12/10/2004                 NAP             11/10/2014         10         0           No         None
      240             11/01/2004                 NAP             10/01/2014         1          5           No         None
      241             12/01/2004                 NAP             11/01/2024         1          9           No         None
      242             08/01/2004                 NAP             07/01/2019         1          9           No         None
      243             08/01/2004                 NAP             07/01/2019         1          5           No         None
      244             10/01/2004                 NAP             09/01/2014         1          9           No         None
      245             11/01/2004                 NAP             10/01/2014         1          9           No         None
      246             12/01/2004                 NAP             11/01/2014         1          9           No         None
      247             01/01/2005                 NAP             12/01/2014         1          9           No         None

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   LOCKBOX      ORIGINAL TERM      REMAINING TERM          ORIGINAL       REMAINING       MORTGAGE              MONTHLY
LOAN NO.    TYPE         TO MATURITY         TO MATURITY        AMORT. TERM(8)   AMORT. TERM          RATE         PAYMENT (P&I)(9)
-----------------------------------------------------------------------------------------------------------------------------------

    1       Hard             119                 116                  IO              IO            5.748%                  NAP
    2       Hard             120                 118                 312             312            5.752%             $339,538
    3       Hard             120                 118                 312             312            5.752%             $267,178
    4       Hard             120                 118                 312             312            5.752%             $225,122
    5       Hard             84                  82                  360             358            5.030%             $651,774
    6       Hard             103                 102                  IO              IO            5.280%                  NAP
    7       Soft             120                 119                  IO              IO            5.115%                  NAP
    8       Hard             60                  60                   IO              IO            5.050%                  NAP
    9       Hard             120                 116                 360             360            5.400%             $135,048
   10       Soft             84                  81                  324             321            5.580%             $139,040
   11        NAP             60                  60                   IO              IO            4.550%                  NAP
   12       Hard             120                 116                 360             356            6.040%              $99,351
   13       Hard             120                 116                 360             360            5.390%              $88,623
   14       Hard             120                 113                 336             329            5.990%              $95,369
   15       Hard             120                 113                 300             293            5.400%              $91,219
   16        NAP             84                  80                  360             356            5.560%              $84,591
   17        NAP             120                 120                 360             360            5.420%              $82,729
   18        NAP             180                 149                 360             329            7.460%             $102,522
   19        NAP             120                 113                  IO              IO            5.980%                  NAP
   20        NAP             84                  83                  300             299            5.170%              $77,290
   21        NAP             120                 118                 480             478            5.800%              $67,739
   22       Hard             120                 119                 360             359            5.520%              $71,131
   23        NAP             216                 161                 360             305            7.500%              $85,165
   24       Hard             120                 119                 360             359            5.340%              $63,588
   25       Hard             120                 119                 336             336            5.437%              $65,261
   26        NAP             120                 118                 300             298            5.790%              $69,468
   27       Hard             120                 117                 252             249            5.453%              $73,400
   28       Hard             120                 120                 360             360            5.609%              $59,763
   29        NAP             120                 113                 360             353            5.620%              $58,685
   30       Hard             60                  58                  360             360            5.250%              $55,220
   31       Hard             120                 119                 360             360            5.284%              $53,768
   32       Hard             120                 119                 360             359            5.420%              $50,650
   33        NAP             120                 118                 300             298            5.790%              $55,890
   34        NAP             180                 149                 360             329            7.460%              $62,196
   35        NAP             216                 152                 360             296            7.920%              $66,412
   36        NAP             216                 184                 360             328            8.510%              $67,729
   37       Hard             84                  80                  336             336            5.500%              $49,404
   38        NAP             96                  92                  360             356            5.680%              $48,184
   39        NAP             120                 116                 360             356            5.850%              $45,379
   40       Hard             60                  59                  360             359            5.180%              $39,173
   41       Hard             84                  82                  360             360            5.150%              $37,676
   42        NAP             120                 119                 360             359            5.670%              $39,917
   43        NAP             179                 134                 360             315            7.460%              $45,968
   44       Hard             120                 116                 360             356            5.850%              $37,166
   45       Hard             84                  82                  360             360            5.150%              $33,635
   46        NAP             120                 119                 360             359            6.570%              $38,201
   47        NAP             120                 116                 480             476            5.300%              $30,432
   48        NAP             180                 176                 480             476            5.640%              $31,520
   49        NAP             121                 117                 360             356            5.413%              $33,741
   50       Hard             120                 118                 360             358            5.350%              $32,388
   51        NAP             180                 151                 360             331            7.880%              $41,821
   52        NAP             180                 82                  360             262            8.600%              $46,716
   53        NAP             120                 116                 360             356            5.620%              $31,915
   54       Hard             120                 109                 240             229            6.850%              $42,148
   55        NAP             120                 117                 360             357            5.420%              $30,645
   56        NAP             120                 118                 300             298            5.790%              $33,787
   57       Hard             60                  59                  300             299            5.340%              $32,042
   58        NAP             216                 138                 360             282            9.390%              $36,270
   59        NAP             216                 138                 360             282            9.390%               $8,703
   60        NAP             180                 160                 360             340            8.330%              $38,602
   61        NAP             180                 180                 180             180            5.530%              $40,934
   62        NAP             120                 115                 360             355            5.530%              $28,484
   63        NAP             120                 113                 360             353            5.620%              $28,652
   64        NAP             180                 167                 360             347            6.700%              $32,264
   65        NAP             216                 175                 360             319            8.850%              $38,502
   66        NAP             180                 177                 360             357            5.460%              $26,792
   67        NAP             120                 116                 360             356            5.880%              $27,817
   68        NAP             186                 95                  360             269            8.510%              $38,789
   69        NAP             120                 113                 360             353            6.110%              $28,057
   70        NAP             180                 107                 360             287            7.130%              $33,198
   71        NAP             120                 114                 360             354            6.050%              $27,577
   72        NAP             180                 147                 360             327            8.500%              $35,754
   73        NAP             120                 114                  IO              IO            5.810%                  NAP
   74        NAP             120                 118                  IO              IO            5.190%                  NAP
   75       Hard             120                 118                 360             360            5.012%              $23,652
   76        NAP             180                 154                 360             334            6.590%              $28,455
   77        NAP             120                 113                 480             473            5.890%              $23,575
   78        NAP             120                 114                 360             354            5.830%              $25,313
   79        NAP             84                  83                  360             359            5.350%              $23,788
   80        NAP             120                 119                 300             299            5.530%              $25,251
   81       Hard             120                 118                 360             358            5.400%              $22,461
   82        NAP             120                 116                 360             356            5.950%              $23,854
   83        NAP             120                 113                 360             353            6.350%              $24,889
   84        NAP             216                 136                 360             280            7.430%              $29,514
   85        NAP             216                 138                 360             282            7.230%              $28,357
   86        NAP             300                 191                 336             227            8.450%              $33,289
   87        NAP             180                 174                 480             474            6.590%              $21,900
   88        NAP             216                 148                 360             292            7.520%              $27,323
   89        NAP             180                 175                 180             175            6.110%              $16,013
   90        NAP             180                 175                 180             175            6.110%              $15,430
   91       Hard             84                  82                  360             360            5.630%              $20,735
   92        NAP             120                 114                 300             294            5.840%              $22,844
   93        NAP             216                 145                 360             289            8.220%              $27,907
   94        NAP             240                 213                 360             344            7.040%              $23,714
   95        NAP             120                 119                 360             359            5.870%              $20,693
   96       Hard             120                 119                 300             299            5.983%              $22,514
   97        NAP             180                 89                  360             269            8.770%              $29,161
   98        NAP             216                 148                 360             292            8.220%              $26,371
   99        NAP             216                 143                 360             287            9.070%              $28,339
   100       NAP             120                 114                 360             354            5.940%              $19,658
   101       NAP             216                 156                 360             300            7.490%              $24,100
   102       NAP             120                 114                 480             474            6.000%              $17,882
   103       NAP             115                 115                 301             301            6.250%              $20,160
   104       NAP             240                 235                 240             235            6.400%              $22,561
   105       NAP             216                 119                 360             263            8.300%              $24,908
   106       NAP             180                 136                 360             316            8.020%              $22,790
   107       NAP             120                 115                 480             475            6.120%              $16,758
   108       NAP             120                 114                 360             354            6.200%              $18,374
   109       NAP             120                 115                 300             295            5.980%              $19,292
   110       NAP             240                 234                 240             234            6.380%              $22,156
   111       NAP             120                 116                 300             296            5.750%              $17,992
   112       NAP             180                 137                 360             317            8.000%              $21,280
   113       NAP             216                 152                 360             296            8.060%              $21,741
   114       NAP             216                 143                 360             287            8.220%              $22,051
   115       NAP             216                 117                 360             261            8.470%              $23,004
   116       NAP             216                 117                 360             261            8.470%              $22,697
   117       NAP             180                 144                 360             324            7.810%              $19,996
   118       NAP             120                 114                 300             294            6.200%              $17,728
   119       NAP             240                 235                 240             235            6.320%              $19,845
   120       NAP             120                 117                  IO              IO            5.270%                  NAP
   121       NAP             120                 119                 540             539            5.280%              $12,751
   122       NAP             180                 174                 180             174            5.900%              $14,123
   123       NAP             180                 174                 180             174            5.900%               $5,975
   124       NAP             180                 174                 180             174            5.900%               $2,037
   125       NAP             240                 237                 240             237            5.840%              $18,388
   126       NAP             120                 116                 240             236            6.190%              $18,731
   127      Hard             120                 120                 240             240            6.360%              $18,434
   128       NAP             120                 118                  IO              IO            5.950%                  NAP
   129       NAP             120                 116                 360             356            5.710%              $14,526
   130       NAP             120                 115                 300             295            6.310%              $16,585
   131       NAP             216                 171                 360             315            8.490%              $19,667
   132       NAP             180                 81                  360             261            8.800%              $21,337
   133       NAP             180                 177                 180             177            5.600%              $20,560
   134       NAP             120                 119                 300             299            5.480%              $14,709
   135       NAP             180                 177                 360             357            5.650%              $13,973
   136       NAP             120                 118                 300             298            5.490%              $14,724
   137       NAP             216                 121                 360             265            8.980%              $20,321
   138       NAP             120                 118                 300             298            5.530%              $14,319
   139       NAP             120                 116                 240             236            5.850%              $16,456
   140       NAP             120                 117                 480             477            6.150%              $12,896
   141       NAP             120                 118                 360             358            5.350%              $12,844
   142       NAP             207                 146                 360             325            8.150%              $16,969
   143      Soft             120                 114                 360             354            6.017%              $13,214
   144       NAP             300                 296                 300             296            6.370%              $14,676
   145       NAP             180                 110                 360             290            7.040%              $15,698
   146       NAP             180                 155                 360             335            8.040%              $16,301
   147       NAP             180                 179                 180             179            5.640%              $17,315
   148       NAP             120                 118                 240             238            5.850%              $14,962
   149       NAP             240                 237                 240             237            5.880%              $14,900
   150       NAP             180                 176                 180             176            5.450%              $17,103
   151       NAP             120                 115                  IO              IO            6.070%                  NAP
   152       NAP             120                 113                 600             593            5.720%              $10,117
   153       NAP             240                 239                 240             239            5.690%              $13,973
   154       NAP             120                 117                 360             357            5.360%              $11,181
   155       NAP             240                 238                 240             238            5.900%              $14,213
   156       NAP             120                 115                 360             355            6.320%              $12,520
   157       NAP             190                 174                 190             174            5.930%              $17,067
   158       NAP             180                 174                 300             294            6.510%              $13,630
   159       NAP             180                 175                 180             175            6.260%              $17,159
   160       NAP             120                 117                 120             117            5.350%              $21,557
   161       NAP             180                 140                 360             320            7.960%              $14,620
   162       NAP             120                 116                  IO              IO            5.780%                  NAP
   163       NAP             240                 236                 240             236            6.300%              $13,943
   164       NAP             232                 224                 232             224            5.660%              $13,596
   165       NAP             120                 117                 360             357            5.590%              $10,752
   166       NAP             216                 120                 360             264            8.500%              $15,588
   167       NAP             180                 150                 360             330            8.040%              $13,995
   168       NAP             84                  81                  300             297            5.180%              $11,010
   169       NAP             120                 114                 360             354            6.320%              $11,581
   170       NAP             180                 166                 240             226            6.500%              $13,980
   171       NAP             120                 118                  IO              IO            6.320%                  NAP
   172       NAP             120                 118                 300             298            5.720%              $11,291
   173       NAP             120                 117                 360             357            5.950%              $10,734
   174       NAP             120                 114                 360             354            5.830%              $10,596
   175       NAP             120                 115                 240             235            6.180%              $13,083
   176       NAP             120                 113                 120             113            6.370%              $20,904
   177       NAP             120                 114                 480             474            5.370%               $8,960
   178       NAP             120                 118                 480             478            5.640%               $8,931
   179       NAP             240                 234                 240             234            6.400%              $12,575
   180       NAP             144                 138                 144             138            5.750%              $16,467
   181       NAP             120                 118                 240             238            6.200%              $12,049
   182       NAP             120                 118                 480             478            5.740%               $8,603
   183       NAP             120                 117                 480             477            5.820%               $8,693
   184       NAP             120                 113                 540             533            6.070%               $8,661
   185       NAP             240                 236                 240             236            6.070%              $11,528
   186       NAP             120                 114                 360             354            5.740%               $9,269
   187       NAP             180                 176                 180             176            6.000%              $13,502
   188       NAP             120                 115                 360             355            6.020%               $9,463
   189       NAP             120                 119                 240             239            5.450%              $10,550
   190       NAP             216                 155                 360             299            8.220%              $11,687
   191       NAP             180                 176                 180             176            6.070%              $12,715
   192       NAP             169                 148                 360             339            6.700%               $9,679
   193       NAP             216                 179                 360             323            8.850%              $11,908
   194       NAP             180                 145                 360             325            7.910%              $10,913
   195       NAP             60                  60                  360             360            5.440%               $8,178
   196       NAP             120                 117                 360             357            6.320%               $9,046
   197      Hard             120                 119                 300             299            5.990%               $9,269
   198       NAP             240                 238                 240             238            5.720%               $9,805
   199       NAP             120                 113                 360             353            6.230%               $8,602
   200       NAP             180                 175                 180             175            6.000%              $11,814
   201       NAP             180                 118                 360             298            8.300%              $10,869
   202       NAP             84                  83                  360             359            5.080%               $7,313
   203       NAP             240                 239                 240             239            5.790%               $9,509
   204       NAP             180                 175                 180             175            5.700%               $6,310
   205       NAP             180                 175                 180             175            5.700%               $4,865
   206       NAP             120                 118                 360             358            6.460%               $8,259
   207       NAP             120                 118                 360             358            5.990%               $7,855
   208       NAP             120                 114                 480             474            5.840%               $7,081
   209       NAP             120                 117                 240             237            5.870%               $9,216
   210       NAP             180                 180                 180             180            5.500%               $9,805
   211       NAP             120                 118                 480             478            5.160%               $5,972
   212       NAP             180                 177                 480             477            5.870%               $6,494
   213       NAP             120                 115                 360             355            5.850%               $7,079
   214       NAP             180                 178                 180             178            5.530%               $9,824
   215       NAP             240                 236                 240             236            6.100%               $8,667
   216       NAP             180                 179                 180             179            5.640%               $9,482
   217       NAP             120                 118                 480             478            5.870%               $5,953
   218       NAP             120                 117                 360             357            5.970%               $6,574
   219       NAP             120                 118                 300             298            5.660%               $6,860
   220      Hard             120                 109                 120             109            5.450%              $12,723
   221       NAP             120                 111                 360             351            5.680%               $6,426
   222       NAP             120                 115                 360             355            6.120%               $6,377
   223       NAP             120                 118                 360             358            5.850%               $6,076
   224       NAP             121                 117                 240             236            5.630%               $7,161
   225       NAP             120                 114                 480             474            6.120%               $5,646
   226       NAP             120                 116                 360             356            6.010%               $6,002
   227       NAP             120                 113                 360             353            5.730%               $5,823
   228       NAP             180                 176                 240             236            6.020%               $7,176
   229       NAP             120                 111                 360             351            5.990%               $5,989
   230       NAP             120                 114                 240             234            6.380%               $7,385
   231       NAP             180                 175                 180             175            6.125%               $8,506
   232       NAP             120                 112                 480             472            5.910%               $5,332
   233       NAP             180                 174                 180             174            5.900%               $7,965
   234       NAP             240                 234                 240             234            6.450%               $6,684
   235       NAP             120                 116                 360             356            5.860%               $5,005
   236       NAP             120                 115                  IO              IO            6.080%                  NAP
   237       NAP             120                 117                 480             477            5.680%               $4,225
   238       NAP             120                 118                 480             478            5.450%               $3,587
   239       NAP             120                 117                 300             297            5.730%               $4,395
   240       NAP             120                 116                 120             116            5.770%               $7,691
   241       NAP             240                 237                 240             237            6.030%               $4,700
   242       NAP             180                 173                 480             473            6.390%               $3,466
   243       NAP             180                 173                 180             173            5.700%               $4,553
   244       NAP             120                 115                 480             475            6.220%               $2,573
   245       NAP             120                 116                 360             356            6.110%               $2,602
   246       NAP             120                 117                 480             477            6.140%               $1,415
   247       NAP             120                 118                 360             358            6.280%               $1,091

                             125                 115                 341             329            5.848%

---------------------------------------------------------------------------------------------------
   MORTGAGE                   MONTHLY         UNDERWRITABLE        UNDERWRITABLE           BALLOON
   LOAN NO.               PAYMENT (IO)(9)               NOI            CASH FLOW           BALANCE
---------------------------------------------------------------------------------------------------

       1                     $710,267           $13,175,431          $12,040,803      $146,250,000
       2                     $266,828            $5,804,458           $5,421,398       $48,764,495
       3                     $209,963            $4,721,417           $4,422,688       $38,372,061
       4                     $176,913            $3,616,809           $3,302,305       $32,332,015
       5                          NAP           $11,059,881          $10,681,533      $107,369,824
       6                     $334,583            $9,331,509           $8,800,478       $75,000,000
       7                     $289,554            $6,416,974           $5,855,351       $67,000,000
       8                     $279,474            $7,497,913           $7,102,881       $65,500,000
       9                     $108,225            $2,868,915           $2,760,755       $20,879,208
      10                          NAP            $2,491,151           $2,278,930       $20,270,262
      11                      $78,697            $2,517,538           $2,433,191       $20,755,300
      12                          NAP            $1,628,679           $1,566,679       $13,852,494
      13                      $70,968            $1,672,619           $1,609,464       $13,713,866
      14                          NAP            $1,524,199           $1,368,020       $12,620,730
      15                          NAP            $2,005,165           $1,957,165       $11,277,351
      16                          NAP            $1,700,408           $1,633,508       $13,278,574
      17                          NAP            $1,487,491           $1,373,039       $12,270,500
      18                          NAP            $1,677,251           $1,602,051       $11,119,739
      19                      $67,275            $2,888,330           $2,888,330       $13,500,000
      20                          NAP            $1,472,722           $1,293,622       $11,598,310
      21                          NAP            $3,428,539           $3,428,539       $11,449,208
      22                          NAP            $1,543,357           $1,404,550       $10,467,183
      23                          NAP            $1,433,919           $1,363,519        $8,104,920
      24                          NAP              $942,509             $913,447        $9,493,178
      25                      $51,680            $1,084,000             $981,810        $9,639,484
      26                          NAP            $1,502,325           $1,358,957        $8,484,692
      27                          NAP            $1,400,689           $1,166,548        $7,411,256
      28                      $49,286              $997,014             $951,035        $9,148,314
      29                          NAP              $987,737             $899,598        $8,570,640
      30                      $44,358              $897,673             $849,673        $9,591,766
      31                      $43,306            $1,028,228             $930,735        $8,467,465
      32                          NAP              $914,993             $857,243        $7,513,242
      33                          NAP            $1,192,458           $1,076,045        $6,826,319
      34                          NAP              $997,718             $947,318        $6,745,793
      35                          NAP            $1,100,057           $1,071,257        $6,185,516
      36                          NAP            $1,053,744           $1,009,744        $6,121,333
      37                      $39,314              $840,325             $787,968        $7,778,906
      38                          NAP            $1,049,947             $974,389        $7,267,172
      39                          NAP            $1,763,853           $1,763,853        $6,372,257
      40                          NAP              $735,501             $657,900        $6,621,045
      41                      $30,024              $699,424             $643,424        $6,388,025
      42                          NAP              $656,952             $620,906        $5,804,239
      43                          NAP              $732,753             $692,753        $5,000,550
      44                          NAP              $635,441             $542,075        $5,262,436
      45                      $26,804              $623,830             $569,560        $5,702,933
      46                          NAP              $653,124             $622,693        $5,179,274
      47                          NAP            $1,287,680           $1,287,680        $5,437,533
      48                          NAP            $1,606,705           $1,606,705        $5,063,612
      49                          NAP              $656,928             $557,721        $4,997,917
      50                          NAP              $683,245             $603,719        $4,832,515
      51                          NAP              $699,189             $684,339        $4,420,530
      52                          NAP              $662,014             $626,814        $4,728,665
      53                          NAP            $1,365,191           $1,365,191        $4,567,085
      54                          NAP              $745,920             $690,334        $3,723,638
      55                          NAP            $2,879,967           $2,879,967        $4,458,101
      56                          NAP              $787,644             $694,210        $4,126,646
      57                          NAP              $781,997             $665,118        $4,752,000
      58                          NAP              $638,131             $605,331        $3,138,277
      59                          NAP              $152,095             $144,095          $753,117
      60                          NAP              $578,564             $549,764        $3,970,938
      61                          NAP              $670,861             $545,673           $40,747
      62                          NAP              $498,901             $458,427        $4,188,346
      63                          NAP              $457,080             $396,580        $4,184,489
      64                          NAP              $515,595             $489,195        $3,669,236
      65                          NAP              $573,463             $543,063        $3,421,662
      66                          NAP              $799,062             $799,062        $3,273,583
      67                          NAP            $1,482,414           $1,482,414        $3,920,549
      68                          NAP              $649,541             $616,741        $3,881,516
      69                          NAP              $551,852             $473,551        $3,942,965
      70                          NAP              $477,787             $448,987        $3,674,830
      71                          NAP              $547,697             $475,661        $3,892,493
      72                          NAP              $568,425             $539,625        $3,640,993
      73                      $22,090            $1,613,657           $1,613,657        $4,500,000
      74                      $19,733            $4,159,041           $4,159,041        $4,500,000
      75                      $18,633              $459,037             $436,888        $3,816,052
      76                          NAP              $378,656             $354,656        $3,258,503
      77                          NAP              $922,405             $922,405        $3,946,190
      78                          NAP              $606,964             $526,625        $3,635,009
      79                          NAP              $455,228             $410,986        $3,804,908
      80                          NAP              $445,192             $404,174        $3,095,368
      81                          NAP              $357,606             $356,150        $3,337,956
      82                          NAP              $599,831             $599,831        $3,342,948
      83                          NAP              $744,500             $744,500        $3,378,188
      84                          NAP              $456,968             $432,568        $2,818,603
      85                          NAP              $442,214             $413,414        $2,736,268
      86                          NAP              $827,447             $783,047        $1,080,636
      87                          NAP              $868,729             $868,729        $3,216,542
      88                          NAP              $420,127             $398,527        $2,597,583
      89                          NAP              $237,390             $202,352           $15,931
      90                          NAP              $240,706             $202,824           $15,352
      91                      $17,125              $344,570             $310,453        $3,355,611
      92                          NAP              $332,853             $330,453        $2,781,229
      93                          NAP              $529,136             $501,136        $2,559,512
      94                          NAP              $406,511             $370,511        $2,173,521
      95                          NAP              $407,913             $374,039        $2,956,047
      96                          NAP              $377,628             $330,128        $2,716,477
      97                          NAP              $432,179             $408,179        $2,921,968
      98                          NAP              $359,321             $335,321        $2,418,740
      99                          NAP              $523,897             $504,697        $2,490,621
      100                         NAP              $387,349             $378,429        $2,798,717
      101                         NAP              $408,664             $387,664        $2,294,425
      102                         NAP              $704,951             $704,951        $2,982,559
      103                         NAP              $392,656             $312,774        $2,359,081
      104                         NAP              $349,301             $292,924           $22,439
      105                         NAP              $472,047             $450,447        $2,275,591
      106                         NAP              $377,949             $364,149        $2,388,678
      107                         NAP            $1,418,283           $1,418,283        $2,759,493
      108                         NAP              $399,766             $355,708        $2,558,792
      109                         NAP              $372,170             $310,496        $2,296,991
      110                         NAP              $402,006             $372,311           $22,037
      111                         NAP              $596,667             $586,726        $2,174,268
      112                         NAP              $308,621             $288,821        $2,232,774
      113                         NAP              $318,036             $300,436        $2,010,351
      114                         NAP              $416,887             $395,287        $2,022,565
      115                         NAP              $365,370             $341,370        $2,083,535
      116                         NAP              $386,611             $362,611        $2,055,895
      117                         NAP              $306,394             $286,394        $2,122,627
      118                         NAP              $402,377             $367,588        $2,104,625
      119                         NAP              $355,214             $325,167           $19,740
      120                     $11,418            $1,749,745           $1,749,745        $2,600,000
      121                         NAP              $822,492             $822,492        $2,418,326
      122                         NAP              $195,387             $168,507           $14,055
      123                         NAP               $95,983              $81,865            $5,946
      124                         NAP               $32,642              $25,497            $2,027
      125                         NAP              $292,981             $235,969           $18,301
      126                         NAP              $303,035             $260,355        $1,682,846
      127                         NAP              $443,222             $414,561        $1,669,972
      128                     $12,396            $3,040,080           $3,040,080        $2,500,000
      129                         NAP              $328,567             $260,896        $2,106,107
      130                         NAP              $347,108             $285,679        $1,933,297
      131                         NAP              $363,585             $334,785        $1,779,110
      132                         NAP              $331,363             $309,763        $2,134,458
      133                         NAP              $360,351             $334,301           $29,959
      134                         NAP              $275,538             $243,923        $1,809,027
      135                         NAP              $916,931             $916,931        $1,686,194
      136                         NAP              $317,402             $310,020        $1,809,607
      137                         NAP              $270,994             $256,594        $1,794,015
      138                         NAP              $238,194             $211,026        $1,755,300
      139                         NAP              $271,954             $223,805        $1,501,532
      140                         NAP              $696,006             $696,006        $2,116,815
      141                         NAP            $1,711,983           $1,711,983        $1,890,300
      142                         NAP              $247,173             $230,973        $1,754,581
      143                         NAP              $204,876             $184,924        $1,870,008
      144                         NAP              $285,362             $270,826           $14,602
      145                         NAP              $206,416             $192,416        $1,747,599
      146                         NAP              $317,934             $301,134        $1,706,547
      147                         NAP              $324,864             $317,364           $17,235
      148                         NAP              $550,424             $550,424        $1,352,554
      149                         NAP              $234,773             $200,407           $14,829
      150                         NAP              $246,960             $246,960           $41,375
      151                     $10,257              $574,498             $574,498        $2,000,000
      152                         NAP              $825,868             $825,868        $1,905,845
      153                         NAP              $237,819             $222,430           $13,908
      154                         NAP              $235,723             $218,503        $1,666,543
      155                         NAP            $2,980,070           $2,980,070                $0
      156                         NAP              $348,723             $348,723        $1,692,290
      157                         NAP              $274,629             $263,229           $16,982
      158                         NAP              $768,181             $768,181        $1,196,626
      159                         NAP              $270,901             $244,474           $17,070
      160                         NAP              $332,581             $292,981           $21,461
      161                         NAP              $277,155             $264,755        $1,537,770
      162                      $9,152            $1,600,549           $1,600,549        $1,900,000
      163                         NAP              $238,211             $226,241           $13,872
      164                         NAP              $241,231             $227,981           $13,531
      165                         NAP              $320,387             $248,475        $1,573,466
      166                         NAP              $302,686             $286,686        $1,409,613
      167                         NAP              $186,806             $168,806        $1,464,887
      168                         NAP              $195,202             $175,402        $1,559,290
      169                         NAP              $253,916             $253,916        $1,565,562
      170                         NAP              $227,760             $185,339          $724,527
      171                      $9,480            $2,476,456           $2,476,456        $1,800,000
      172                         NAP              $217,032             $197,477        $1,367,135
      173                         NAP              $453,608             $453,608        $1,504,327
      174                         NAP              $206,412             $155,469        $1,521,631
      175                         NAP              $184,296             $169,296        $1,175,952
      176                         NAP              $376,141             $376,141                $0
      177                         NAP              $847,323             $847,323        $1,588,440
      178                         NAP              $928,063             $928,063        $1,548,828
      179                         NAP              $274,365             $227,168           $12,507
      180                         NAP              $274,461             $213,091           $16,388
      181                         NAP              $175,033             $159,638        $1,081,969
      182                         NAP              $698,966             $698,966        $1,463,705
      183                         NAP              $308,169             $308,169        $1,465,994
      184                         NAP              $580,716             $580,716        $1,506,574
      185                         NAP              $339,274             $297,150           $11,472
      186                         NAP              $560,755             $560,755        $1,321,246
      187                         NAP              $673,511             $673,511                $0
      188                         NAP              $156,111             $141,104        $1,338,726
      189                         NAP              $227,585             $189,243          $980,437
      190                         NAP              $161,924             $153,924        $1,072,013
      191                         NAP              $190,639             $170,243           $12,651
      192                         NAP              $193,531             $179,131        $1,138,365
      193                         NAP              $278,905             $263,705        $1,058,160
      194                         NAP              $187,357             $173,557        $1,151,278
      195                         NAP              $175,451             $146,812        $1,347,667
      196                         NAP              $564,250             $564,250        $1,222,644
      197                         NAP              $204,302             $179,802        $1,117,897
      198                         NAP              $160,636             $151,121            $9,757
      199                         NAP              $297,817             $297,817        $1,178,716
      200                         NAP              $184,690             $156,050           $11,754
      201                         NAP              $180,134             $168,134        $1,120,076
      202                         NAP              $200,417             $174,830        $1,198,981
      203                         NAP              $160,851             $131,875            $9,464
      204                         NAP               $81,189              $71,889            $6,281
      205                         NAP               $74,874              $65,768            $4,842
      206                         NAP              $365,530             $365,530        $1,104,007
      207                         NAP              $740,004             $740,004        $1,090,528
      208                         NAP              $656,494             $656,494        $1,191,733
      209                         NAP              $151,433             $134,778          $840,159
      210                         NAP              $170,035             $146,031            $9,761
      211                         NAP              $387,846             $387,846        $1,084,049
      212                         NAP              $260,787             $260,787        $1,020,486
      213                         NAP              $143,677             $132,969        $1,014,916
      214                         NAP              $151,090             $131,766            $9,778
      215                         NAP              $146,460             $133,066            $8,625
      216                         NAP              $171,418             $167,710            $9,438
      217                         NAP              $367,946             $367,946        $1,006,899
      218                         NAP              $266,747             $266,747          $919,805
      219                         NAP              $172,770             $128,073          $833,897
      220                         NAP              $186,032             $177,150           $12,665
      221                         NAP              $716,890             $716,890          $915,095
      222                         NAP              $435,214             $435,214          $881,499
      223                         NAP              $155,008             $141,307          $869,496
      224                         NAP              $155,484             $138,694          $665,536
      225                         NAP              $325,789             $325,789          $921,759
      226                         NAP              $732,061             $732,061          $837,080
      227                         NAP              $512,860             $512,860          $830,743
      228                         NAP              $198,562             $164,916          $376,286
      229                         NAP              $428,709             $428,709          $836,633
      230                         NAP              $135,103             $115,515          $657,807
      231                         NAP              $115,353             $103,353            $8,463
      232                         NAP              $844,822             $844,822          $890,479
      233                         NAP              $135,108             $120,287            $7,925
      234                         NAP              $126,759              $90,016            $6,649
      235                         NAP              $321,229             $321,229          $702,184
      236                      $4,110              $649,500             $649,500          $800,000
      237                         NAP            $1,249,671           $1,249,671          $729,466
      238                         NAP              $261,755             $261,755          $635,185
      239                         NAP              $127,664             $117,420          $531,830
      240                         NAP              $114,408             $101,665            $7,654
      241                         NAP              $154,211             $154,211              $389
      242                         NAP              $206,322             $206,322          $518,565
      243                         NAP              $136,821             $113,963            $4,532
      244                         NAP              $936,515             $936,515          $415,533
      245                         NAP            $1,459,438           $1,459,438          $357,673
      246                         NAP              $137,851             $137,851          $230,500
      247                         NAP              $169,555             $169,555          $147,932

-------------------------------------------------------------------------------------------
   MORTGAGE                 CURRENT      SOURCE OF       CAPITALIZATION      VALUATION
   LOAN NO.                VALUE(10)     VALUE(10)          RATE(10)            DATE
-------------------------------------------------------------------------------------------

       1               $230,000,000      Appraisal             NAP           09/01/2004
       2                $71,500,000      Appraisal             NAP           11/01/2004
       3                $55,400,000      Appraisal             NAP           11/01/2004
       4                $46,500,000      Appraisal             NAP           11/01/2004
       5               $162,000,000      Appraisal             NAP           10/11/2004
       6               $130,000,000      Appraisal             NAP           01/01/2005
       7                $96,000,000      Appraisal             NAP           11/15/2004
       8               $100,000,000      Appraisal             NAP           01/01/2005
       9                $37,000,000      Appraisal             NAP           07/16/2004
      10                $32,300,000      Appraisal             NAP           08/10/2004
      11                $38,800,000      Appraisal             NAP           10/01/2004
      12                $24,000,000      Appraisal             NAP           08/16/2004
      13                $23,300,000      Appraisal             NAP           08/11/2004
      14                $22,000,000      Appraisal             NAP           06/01/2004
      15                $32,800,000      Appraisal             NAP           05/28/2004
      16                $23,000,000      Appraisal             NAP           04/03/2004
      17                $20,400,000      Appraisal             NAP           01/01/2005
      18                $29,487,189    Market Study          8.000%          12/09/2004
      19                $59,600,000      Appraisal             NAP           05/26/2004
      20                $17,800,000      Appraisal             NAP           10/06/2004
      21                $62,800,000      Appraisal             NAP           05/14/2004
      22                $18,000,000      Appraisal             NAP           10/22/2004
      23                $25,952,368    Market Study          8.000%          12/09/2004
      24                $15,000,000      Appraisal             NAP           12/01/2004
      25                $15,000,000      Appraisal             NAP           10/29/2004
      26                $17,300,000      Appraisal             NAP           10/01/2004
      27                $14,600,000      Appraisal             NAP           09/28/2004
      28                $13,875,000      Appraisal             NAP           01/05/2005
      29                $12,400,000      Appraisal             NAP           06/01/2004
      30                $13,375,000      Appraisal             NAP           11/16/2004
      31                $13,500,000      Appraisal             NAP           10/06/2004
      32                $11,500,000      Appraisal             NAP           12/02/2004
      33                $13,600,000      Appraisal             NAP           10/01/2004
      34                $21,313,293    Market Study          8.000%          12/09/2004
      35                $17,353,497    Market Study           0.085          11/22/2004
      36                $21,496,925    Market Study          7.500%          12/10/2004
      37                $11,300,000      Appraisal             NAP           08/06/2004
      38                $12,800,000      Appraisal             NAP           08/20/2004
      39                $33,565,000      Appraisal             NAP           09/14/2004
      40                 $9,640,000      Appraisal             NAP           11/23/2004
      41                 $8,650,000      Appraisal             NAP           11/16/2004
      42                $10,000,000      Appraisal             NAP           11/12/2004
      43                $17,003,477    Market Study          7.750%          12/10/2004
      44                 $8,400,000      Appraisal             NAP           07/30/2004
      45                 $7,700,000      Appraisal             NAP           11/15/2004
      46                 $8,400,000      Appraisal             NAP           11/05/2004
      47                $26,690,000      Appraisal             NAP           08/11/2004
      48                $28,600,000      Appraisal             NAP           08/13/2004
      49                 $8,170,000      Appraisal             NAP           07/10/2004
      50                 $7,400,000      Appraisal             NAP           11/11/2004
      51                $13,907,029    Market Study          8.000%          12/06/2004
      52                 $9,286,972    Market Study          8.875%          11/23/2004
      53                $43,070,000      Appraisal             NAP           08/20/2004
      54                $10,600,000      Appraisal             NAP           08/19/2003
      55                $67,600,000      Appraisal             NAP           07/28/2004
      56                 $8,300,000      Appraisal             NAP           10/01/2004
      57                 $7,900,000      Appraisal             NAP           10/11/2004
      58                $12,958,739    Market Study          8.250%          12/01/2004
      59                 $2,969,820    Market Study          8.250%          12/01/2004
      60                $14,704,154    Market Study          8.250%          12/01/2004
      61                 $7,700,000      Appraisal             NAP           12/06/2004
      62                 $6,000,000      Appraisal             NAP           07/15/2004
      63                 $6,100,000      Appraisal             NAP           06/30/2004
      64                $17,715,112    Market Study           0.07           12/09/2004
      65                $12,172,588    Market Study          8.500%          12/13/2004
      66                $17,200,000      Appraisal             NAP           09/27/2004
      67                $31,700,000      Appraisal             NAP           04/15/2004
      68                 $9,411,554    Market Study          8.750%          12/03/2004
      69                 $6,500,000      Appraisal             NAP           02/06/2004
      70                 $7,124,054    Market Study          8.250%          12/07/2004
      71                 $6,425,000      Appraisal             NAP           05/12/2004
      72                $11,987,966    Market Study          7.250%          12/05/2004
      73                $48,700,000      Appraisal             NAP           10/02/2003
      74               $143,400,000      Appraisal             NAP           09/30/2004
      75                 $7,050,000      Appraisal             NAP           10/09/2004
      76                 $8,052,264    Market Study          7.750%          12/06/2004
      77                $16,400,000      Appraisal             NAP           11/21/2003
      78                 $6,570,000      Appraisal             NAP           06/24/2004
      79                 $5,550,000      Appraisal             NAP           11/30/2004
      80                 $5,675,000      Appraisal             NAP           11/02/2004
      81                 $5,350,000      Appraisal             NAP           08/27/2004
      82                $11,255,000      Appraisal             NAP           07/14/2004
      83                $13,600,000      Appraisal             NAP           04/27/2004
      84                 $8,572,411    Market Study          9.000%          12/02/2004
      85                 $8,404,018    Market Study          7.500%          12/01/2004
      86                $11,896,700    Market Study          7.625%          12/08/2004
      87                $13,810,000      Appraisal             NAP           04/01/2004
      88                 $7,198,934    Market Study          8.000%          12/02/2004
      89                 $2,750,000      Appraisal             NAP           08/02/2004
      90                 $2,650,000      Appraisal             NAP           08/04/2004
      91                 $4,900,000      Appraisal             NAP           10/19/2004
      92                 $5,550,000      Appraisal             NAP           05/05/2004
      93                 $8,598,641    Market Study          8.500%          12/10/2004
      94                 $8,030,418    Market Study          8.125%          12/01/2004
      95                 $5,000,000      Appraisal             NAP           11/17/2004
      96                 $4,570,000      Appraisal             NAP           11/29/2004
      97                 $7,158,639    Market Study          7.750%          12/09/2004
      98                 $6,351,459    Market Study          8.525%          12/01/2004
      99                 $8,857,689    Market Study          7.750%          12/02/2004
      100                $5,100,000      Appraisal             NAP           06/01/2004
      101                $7,545,357    Market Study          8.125%          12/02/2004
      102               $11,450,000      Appraisal             NAP           04/28/2004
      103                $4,620,000      Appraisal             NAP           07/16/2004
      104                $4,760,000      Appraisal             NAP           07/22/2004
      105                $6,899,815    Market Study          8.250%          11/30/2004
      106                $7,907,565    Market Study          7.500%          12/07/2004
      107               $40,000,000      Appraisal             NAP           05/10/2004
      108                $4,400,000      Appraisal             NAP           05/20/2004
      109                $4,800,000      Appraisal             NAP           07/01/2004
      110                $4,600,000      Appraisal             NAP           06/04/2004
      111                $6,400,000      Appraisal             NAP           08/30/2004
      112                $9,221,689    Market Study          7.750%          12/10/2004
      113                $7,566,462    Market Study          7.000%          12/01/2004
      114                $6,927,211    Market Study          8.000%          12/03/2004
      115                $5,310,195    Market Study          8.000%          12/09/2004
      116                $6,146,003    Market Study          8.000%          12/09/2004
      117                $8,698,438    Market Study          9.000%          12/09/2004
      118                $5,600,000      Appraisal             NAP           05/25/2004
      119                $5,000,000      Appraisal             NAP           07/15/2004
      120               $46,170,000      Appraisal             NAP           08/31/2004
      121               $17,200,000      Appraisal             NAP           10/18/2004
      122                $2,600,000      Appraisal             NAP           06/10/2004
      123                $1,100,000      Appraisal             NAP           06/10/2004
      124                  $375,000      Appraisal             NAP           06/10/2004
      125                $3,840,000      Appraisal             NAP           09/30/2004
      126                $3,500,000      Appraisal             NAP           07/20/2004
      127                $5,900,000      Appraisal             NAP           10/07/2004
      128               $62,480,000      Appraisal             NAP           05/04/2004
      129                $3,900,000      Appraisal             NAP           07/30/2004
      130                $6,000,000      Appraisal             NAP           07/21/2004
      131                $9,954,847    Market Study          8.875%          12/07/2004
      132                $3,898,388    Market Study          8.500%          12/03/2004
      133                $3,800,000      Appraisal             NAP           05/20/2004
      134                $3,870,000      Appraisal             NAP           11/26/2004
      135               $16,940,000      Appraisal             NAP           08/17/2004
      136                $4,075,000      Appraisal             NAP           11/03/2004
      137                $4,260,437    Market Study          8.250%          12/01/2004
      138                $3,450,000      Appraisal             NAP           11/04/2004
      139                $3,100,000      Appraisal             NAP           09/01/2004
      140               $15,780,000      Appraisal             NAP           04/16/2004
      141               $36,150,000      Appraisal             NAP           10/07/2004
      142                $5,867,583    Market Study          8.300%          12/03/2004
      143                $3,400,000      Appraisal             NAP           05/06/2004
      144                $4,425,000      Appraisal             NAP           07/21/2004
      145                $3,174,232    Market Study          7.875%          12/06/2004
      146                $6,163,951    Market Study          8.750%          12/02/2004
      147                $3,300,000      Appraisal             NAP           11/09/2004
      148               $10,700,000      Appraisal             NAP           04/29/2004
      149                $3,250,000      Appraisal             NAP           10/03/2004
      150                $3,200,000      Appraisal             NAP           01/19/2004
      151               $11,600,000      Appraisal             NAP           04/14/2004
      152               $19,110,000      Appraisal             NAP           04/09/2004
      153                $2,950,000      Appraisal             NAP           11/16/2004
      154                $2,500,000      Appraisal             NAP           08/24/2004
      155               $63,980,000      Appraisal             NAP           08/11/2004
      156                $6,300,000      Appraisal             NAP           02/09/2004
      157                $3,400,000      Appraisal             NAP           08/25/2003
      158               $13,775,000      Appraisal             NAP           05/13/2004
      159                $3,200,000      Appraisal             NAP           07/20/2004
      160                $3,590,000      Appraisal             NAP           08/31/2004
      161                $7,715,049    Market Study          6.500%          11/22/2004
      162               $48,590,000      Appraisal             NAP           07/28/2004
      163                $3,590,000      Appraisal             NAP           09/09/2004
      164                $3,460,000      Appraisal             NAP           04/19/2004
      165                $3,800,000      Appraisal             NAP           08/04/2004
      166                $4,457,269    Market Study          8.125%          12/03/2004
      167                $5,452,494    Market Study          8.750%          12/03/2004
      168                $2,500,000      Appraisal             NAP           09/07/2004
      169                $6,350,000      Appraisal             NAP           06/10/2004
      170                $2,500,000      Appraisal             NAP           10/28/2003
      171               $59,170,000      Appraisal             NAP           06/22/2004
      172                $3,025,000      Appraisal             NAP           10/05/2004
      173                $8,600,000      Appraisal             NAP           04/08/2004
      174                $2,920,000      Appraisal             NAP           06/24/2004
      175                $2,450,000      Appraisal             NAP           07/15/2004
      176                $7,990,000      Appraisal             NAP           05/13/2004
      177               $22,650,000      Appraisal             NAP           04/12/2004
      178               $20,350,000      Appraisal             NAP           08/05/2004
      179                $5,500,000      Appraisal             NAP           05/31/2004
      180                $4,000,000      Appraisal             NAP           06/17/2004
      181                $2,250,000      Appraisal             NAP           09/15/2004
      182               $10,350,000      Appraisal             NAP           07/24/2003
      183                $7,500,000      Appraisal             NAP           09/01/2004
      184               $10,350,000      Appraisal             NAP           12/16/2003
      185                $4,200,000      Appraisal             NAP           09/16/2004
      186               $11,500,000      Appraisal             NAP           01/29/2004
      187               $15,800,000      Appraisal             NAP           07/28/2004
      188                $2,100,000      Appraisal             NAP           07/08/2004
      189                $3,450,000      Appraisal             NAP           11/11/2004
      190                $3,498,055    Market Study          8.000%          12/06/2004
      191                $2,325,000      Appraisal             NAP           10/01/2004
      192                $3,756,806    Market Study          8.525%          12/01/2004
      193                $6,644,234    Market Study          8.500%          12/10/2004
      194                $5,140,072    Market Study          8.250%          12/01/2004
      195                $2,300,000      Appraisal             NAP           11/02/2004
      196               $10,125,000      Appraisal             NAP           06/02/2004
      197                $1,870,000      Appraisal             NAP           10/15/2004
      198                $2,425,000      Appraisal             NAP           11/10/2004
      199                $6,300,000      Appraisal             NAP           05/27/2004
      200                $2,500,000      Appraisal             NAP           06/30/2004
      201                $3,643,972    Market Study          8.250%          12/02/2004
      202                $2,850,000      Appraisal             NAP           11/15/2004
      203                $2,000,000      Appraisal             NAP           11/18/2004
      204                $1,310,000      Appraisal             NAP           04/16/2004
      205                $1,010,000      Appraisal             NAP           04/17/2004
      206                $9,630,000      Appraisal             NAP           04/01/2004
      207               $15,500,000      Appraisal             NAP           04/14/2004
      208                $9,600,000      Appraisal             NAP           01/05/2004
      209                $2,250,000      Appraisal             NAP           09/07/2004
      210                $1,850,000      Appraisal             NAP           12/23/2004
      211                $7,100,000      Appraisal             NAP           10/06/2004
      212               $10,900,000      Appraisal             NAP           08/24/2004
      213                $1,700,000      Appraisal             NAP           07/02/2004
      214                $1,850,000      Appraisal             NAP           11/10/2004
      215                $2,200,000      Appraisal             NAP           08/24/2004
      216                $1,740,000      Appraisal             NAP           11/09/2004
      217                $5,030,000      Appraisal             NAP           08/17/2004
      218                $4,000,000      Appraisal             NAP           07/14/2004
      219                $2,150,000      Appraisal             NAP           10/11/2004
      220                $2,725,000      Appraisal             NAP           01/15/2004
      221               $10,770,000      Appraisal             NAP           01/09/2004
      222               $10,220,000      Appraisal             NAP           06/26/2004
      223                $1,800,000      Appraisal             NAP           08/11/2004
      224                $1,700,000      Appraisal             NAP           07/19/2004
      225               $17,500,000      Appraisal             NAP           06/08/2004
      226               $15,640,000      Appraisal             NAP           04/08/2004
      227                $7,870,000      Appraisal             NAP           04/22/2004
      228                $2,230,000      Appraisal             NAP           08/24/2004
      229                $8,040,000      Appraisal             NAP           10/10/2003
      230                $1,775,000      Appraisal             NAP           06/11/2004
      231                $1,490,000      Appraisal             NAP           07/16/2004
      232               $12,500,000      Appraisal             NAP           04/27/2004
      233                $1,570,000      Appraisal             NAP           06/09/2004
      234                $1,430,000      Appraisal             NAP           06/28/2004
      235                $6,130,000      Appraisal             NAP           07/22/2004
      236               $15,300,000      Appraisal             NAP           04/02/2004
      237               $21,000,000      Appraisal             NAP           07/22/2004
      238                $4,670,000      Appraisal             NAP           09/22/2004
      239                $1,400,000      Appraisal             NAP           08/25/2004
      240                $1,600,000      Appraisal             NAP           08/02/2004
      241                $3,300,000      Appraisal             NAP           07/21/2004
      242                $4,500,000      Appraisal             NAP           04/16/2004
      243                $1,650,000      Appraisal             NAP           05/20/2004
      244               $16,650,000      Appraisal             NAP           04/07/2004
      245               $21,825,000      Appraisal             NAP           07/29/2004
      246                $4,050,000      Appraisal             NAP           09/09/2004
      247                $4,225,000      Appraisal             NAP           09/28/2004

------------------------------------------------------------------------------------------------------------------------------------
                                                             COOPERATIVE LOANS(11)
MORTGAGE     -----------------------------------------------------------------------------------------------------------------------
LOAN NO.         RENTAL VALUE    LTV AS RENTAL   UNSOLD PERCENT    SPONSOR UNITS   INVESTOR UNITS       COOP UNITS    SPONSOR CARRY
------------------------------------------------------------------------------------------------------------------------------------

    1                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
    2                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
    3                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
    4                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
    5                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
    6                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
    7                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
    8                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
    9                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   10                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   11                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   12                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   13                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   14                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   15                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   16                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   17                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   18                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   19             $37,270,000            36.2%             0.0%              NAP              NAP              NAP              NAP
   20                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   21             $38,000,000            32.9%             0.0%              NAP              NAP              NAP              NAP
   22                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   23                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   24                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   25                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   26                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   27                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   28                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   29                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   30                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   31                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   32                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   33                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   34                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   35                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   36                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   37                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   38                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   39             $22,050,000            34.4%             0.0%              NAP              NAP              NAP              NAP
   40                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   41                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   42                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   43                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   44                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   45                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   46                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   47             $16,230,000            36.9%            13.4%               11                5              NAP         -$63,855
   48             $20,080,000            29.8%            40.7%               50              NAP              NAP         $197,241
   49                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   50                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   51                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   52                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   53             $17,400,000            31.5%            31.9%                5               84              NAP        -$125,033
   54                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   55             $35,000,000            15.4%            15.5%               18              NAP              NAP         -$43,708
   56                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   57                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   58                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   59                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   60                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   61                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   62                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   63                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   64                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   65                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   66             $10,000,000            46.9%             0.0%              NAP              NAP              NAP              NAP
   67             $18,600,000            25.2%            17.3%              NAP               37              NAP          $36,422
   68                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   69                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   70                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   71                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   72                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   73             $19,000,000            23.7%             0.0%              NAP              NAP              NAP              NAP
   74             $52,000,000             8.7%             0.0%              NAP              NAP              NAP              NAP
   75                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   76                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   77             $10,500,000            40.8%             1.4%                1              NAP                1            -$143
   78                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   79                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   80                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   81                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   82              $7,500,000            53.1%             0.0%              NAP              NAP              NAP              NAP
   83              $8,900,000            44.6%             0.0%              NAP              NAP              NAP              NAP
   84                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   85                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   86                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   87             $10,220,000            36.1%            12.8%               19              NAP              NAP          $26,812
   88                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   89                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   90                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   91                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   92                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   93                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   94                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   95                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   96                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   97                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   98                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   99                     NAP              NAP              NAP              NAP              NAP              NAP              NAP
   100                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   101                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   102             $8,340,000            38.8%            33.1%               41              NAP              NAP         $106,251
   103                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   104                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   105                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   106                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   107            $18,300,000            16.4%            10.8%                8              NAP              NAP          $31,875
   108                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   109                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   110                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   111                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   112                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   113                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   114                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   115                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   116                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   117                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   118                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   119                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   120            $21,870,000            11.9%             0.0%              NAP              NAP              NAP              NAP
   121            $10,300,000            25.2%            20.6%               20              NAP              NAP          $19,644
   122                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   123                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   124                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   125                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   126                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   127                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   128            $38,000,000             6.6%             0.0%              NAP              NAP              NAP              NAP
   129                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   130                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   131                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   132                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   133                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   134                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   135            $11,460,000            20.9%             2.0%                2              NAP              NAP              NAV
   136                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   137                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   138                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   139                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   140             $8,700,000            26.4%            36.1%               13              NAP              NAP           $9,927
   141            $21,400,000            10.7%            23.1%               15              NAP              NAP         -$74,302
   142                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   143                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   144                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   145                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   146                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   147                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   148             $6,700,000            31.2%             8.5%              NAP                5              NAP              NAP
   149                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   150                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   151             $7,180,000            27.9%             0.0%              NAP              NAP              NAP              NAP
   152            $11,420,000            17.5%            31.7%               38              NAP              NAP          $46,478
   153                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   154                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   155            $37,250,000             5.3%             0.0%              NAP              NAP              NAP              NAP
   156             $4,100,000            48.6%            86.0%               46              NAP                3         $134,187
   157                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   158             $9,600,000            20.7%             0.0%              NAP              NAP              NAP              NAP
   159                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   160                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   161                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   162            $20,000,000             9.5%             0.0%              NAP              NAP              NAP              NAP
   163                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   164                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   165                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   166                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   167                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   168                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   169             $3,200,000            57.5%            31.9%              NAP               13                2         -$41,837
   170                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   171            $30,960,000             5.8%             3.1%                1              NAP              NAP          -$2,588
   172                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   173             $5,300,000            33.9%            37.0%               27              NAP              NAP          $93,340
   174                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   175                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   176             $4,700,000            37.7%             0.0%              NAP              NAP              NAP              NAP
   177            $10,300,000            16.9%             0.0%              NAP              NAP              NAP              NAP
   178            $11,600,000            14.6%            49.3%               35              NAP              NAP         $316,200
   179                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   180                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   181                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   182             $8,050,000            19.9%            92.9%              117              NAP              NAP         $562,021
   183             $3,600,000            44.4%            88.3%               53              NAP              NAP         $215,635
   184             $6,650,000            24.0%            38.5%               22                3              NAP         $136,952
   185                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   186             $6,600,000            23.9%            27.5%               19              NAP              NAP          $90,677
   187             $8,300,000            19.0%             0.0%              NAP              NAP              NAP              NAP
   188                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   189                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   190                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   191                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   192                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   193                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   194                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   195                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   196             $7,100,000            20.3%            11.9%                8              NAP              NAP          $14,569
   197                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   198                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   199             $3,700,000            37.6%            50.0%               26              NAP              NAP         $103,678
   200                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   201                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   202                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   203                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   204                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   205                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   206             $4,570,000            28.4%             0.0%              NAP              NAP              NAP              NAP
   207             $8,700,000            14.9%             0.0%              NAP              NAP              NAP              NAP
   208             $7,500,000            17.3%            12.7%               10              NAP              NAP          $12,901
   209                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   210                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   211             $4,700,000            25.5%            19.0%                8              NAP              NAP          $30,739
   212             $3,300,000            36.3%             0.0%              NAP              NAP              NAP              NAP
   213                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   214                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   215                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   216                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   217             $4,330,000            25.4%            52.1%               37              NAP              NAP         $133,815
   218             $3,330,000            32.9%             8.6%              NAP                3              NAP          $17,598
   219                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   220                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   221             $8,200,000            13.3%             7.7%              NAP                2              NAP          -$8,994
   222             $5,800,000            18.0%            29.2%                3                4              NAP         -$40,536
   223                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   224                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   225             $4,100,000            24.3%            13.8%              NAP                4              NAP              NAV
   226             $9,150,000            10.9%             0.0%              NAP              NAP              NAP              NAP
   227             $6,500,000            15.3%             0.0%              NAP              NAP              NAP              NAP
   228                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   229             $4,900,000            20.2%            26.3%               15              NAP              NAP          $22,699
   230                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   231                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   232            $10,600,000             9.1%             0.0%              NAP              NAP              NAP              NAP
   233                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   234                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   235             $3,800,000            22.0%            44.1%              NAP              NAP               15          -$6,120
   236             $7,600,000            10.5%             0.0%              NAP              NAP              NAP              NAP
   237            $14,700,000             5.4%             0.0%              NAP              NAP              NAP              NAP
   238             $3,080,000            22.7%             2.5%              NAP              NAP                1              NAP
   239                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   240                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   241             $1,900,000            34.0%             0.0%              NAP              NAP              NAP              NAP
   242             $2,580,000            23.2%             0.0%              NAP              NAP              NAP              NAP
   243                    NAP              NAP              NAP              NAP              NAP              NAP              NAP
   244            $11,000,000             4.1%             0.0%              NAP              NAP              NAP              NAP
   245            $18,200,000             2.3%             0.0%              NAP              NAP              NAP              NAP
   246             $1,700,000            14.7%             0.0%              NAP              NAP              NAP              NAP
   247             $2,100,000             8.3%             0.0%              NAP              NAP              NAP              NAP

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                                LEASE
LOAN NO.     LARGEST TENANT(12)                                                                    EXPIRATION DATE          % NSF
----------------------------------------------------------------------------------------------------------------------------------

    1        Meredith Corporation                                                                    12/31/2011             25.1%
    2        Sears                                                                                   07/31/2008             18.5%
    3        Sears                                                                                   10/31/2049             20.0%
    4        Sears                                                                                   09/30/2033             18.8%
    5        United Artists Theater                                                                  05/31/2005              5.7%
    6        Sac Capital Management LLC                                                              09/30/2007             17.1%
    7        County of San Diego                                                                     05/31/2007             20.1%
    8        Xroads Solutions Group, LLC                                                             02/28/2013              5.7%
    9        Shaw's Supermarket                                                                      09/30/2018             24.2%
   10        University of Phoenix                                                                   09/15/2009             33.2%
   11        Stop & Shop                                                                             11/01/2029             45.9%
   12        NAP                                                                                         NAP                  NAP
   13        Petsmart                                                                                06/30/2019             20.7%
   14        Valley Health Care                                                                      05/31/2014             26.9%
   15        NAP                                                                                         NAP                  NAP
   16        NAP                                                                                         NAP                  NAP
   17        The University of Phoenix, Inc.                                                         11/30/2011             55.5%
   18        NAP                                                                                         NAP                  NAP
   19        NAP                                                                                         NAP                  NAP
   20        YUM! Brands, Inc.                                                                       05/31/2011            100.0%
   21        NAP                                                                                         NAP                  NAP
   22        Lefont Theaters, Inc.                                                                   06/30/2014             21.5%
   23        NAP                                                                                         NAP                  NAP
   24        Bella's Beauty Supplies                                                                 06/30/2006             20.1%
   25        M.K. Diamonds                                                                           12/31/2006              7.8%
   26        NAP                                                                                         NAP                  NAP
   27        UCSD                                                                                    04/25/2009             19.9%
   28        PMJ Enterprises                                                                         08/31/2005              9.9%
   29        Tenet Frisco, Ltd.                                                                      06/13/2014             25.3%
   30        NAP                                                                                         NAP                  NAP
   31        Universities Space Research Association                                                 11/30/2013             17.8%
   32        NAP                                                                                         NAP                  NAP
   33        NAP                                                                                         NAP                  NAP
   34        NAP                                                                                         NAP                  NAP
   35        NAP                                                                                         NAP                  NAP
   36        NAP                                                                                         NAP                  NAP
   37        West Hills Hospital & Medical Center                                                    10/31/2008             27.0%
   38        Tree of Life, Inc.                                                                      12/31/2012            100.0%
   39        NAP                                                                                         NAP                  NAP
   40        Innerspace                                                                              11/30/2007              8.3%
   41        NAP                                                                                         NAP                  NAP
   42        Robert Mondavi Corp                                                                     09/30/2012            100.0%
   43        NAP                                                                                         NAP                  NAP
   44        Nth Degree, Inc.                                                                        08/31/2006             29.1%
   45        NAP                                                                                         NAP                  NAP
   46        Mars Super Markets, Inc.                                                                11/30/2024             75.6%
   47        NAP                                                                                         NAP                  NAP
   48        NAP                                                                                         NAP                  NAP
   49        Indiana Floor Covering                                                                  02/28/2010             27.0%
   50        Mid-Atlantic Cardiovascular Assoc.                                                      06/30/2012             18.1%
   51        NAP                                                                                         NAP                  NAP
   52        NAP                                                                                         NAP                  NAP
   53        NAP                                                                                         NAP                  NAP
   54        Carlisle Enterprises, Inc.                                                              01/01/2014            100.0%
   55        NAP                                                                                         NAP                  NAP
   56        NAP                                                                                         NAP                  NAP
   57        NAP                                                                                         NAP                  NAP
   58        NAP                                                                                         NAP                  NAP
   59        NAP                                                                                         NAP                  NAP
   60        NAP                                                                                         NAP                  NAP
   61        Research Arts, Inc                                                                      05/31/2005              9.8%
   62        Johnson Controls (sublet to Open Road BMW)                                              11/30/2006             53.0%
   63        JABS LLC                                                                                03/14/2014             25.3%
   64        NAP                                                                                         NAP                  NAP
   65        NAP                                                                                         NAP                  NAP
   66        NAP                                                                                         NAP                  NAP
   67        NAP                                                                                         NAP                  NAP
   68        NAP                                                                                         NAP                  NAP
   69        Etum Academy                                                                            10/31/2005              5.7%
   70        NAP                                                                                         NAP                  NAP
   71        Coronado Financial (Prudential CA Realty)                                               11/30/2008             23.5%
   72        NAP                                                                                         NAP                  NAP
   73        NAP                                                                                         NAP                  NAP
   74        NAP                                                                                         NAP                  NAP
   75        Wells Fargo Financial                                                                   06/30/2009             11.1%
   76        NAP                                                                                         NAP                  NAP
   77        NAP                                                                                         NAP                  NAP
   78        Pakon, Inc.                                                                             10/31/2008             17.5%
   79        Coldwell Banker Residential Real Estate                                                 05/31/2006             14.9%
   80        Frazee Industries, Inc., a Delaware Corporation                                         03/31/2009             18.3%
   81        Walgreens                                                                               09/30/2029            100.0%
   82        NAP                                                                                         NAP                  NAP
   83        NAP                                                                                         NAP                  NAP
   84        NAP                                                                                         NAP                  NAP
   85        NAP                                                                                         NAP                  NAP
   86        NAP                                                                                         NAP                  NAP
   87        NAP                                                                                         NAP                  NAP
   88        NAP                                                                                         NAP                  NAP
   89        Gimborn Pet Specialities, LLC                                                           05/31/2007            100.0%
   90        Atlantel                                                                                08/31/2019             41.7%
   91        Valley Bible Fellowship                                                                 09/30/2007             31.7%
   92        CVS                                                                                     01/31/2019            100.0%
   93        NAP                                                                                         NAP                  NAP
   94        NAP                                                                                         NAP                  NAP
   95        P.H.O. Transportation                                                                   12/31/2006             14.6%
   96        NAP                                                                                         NAP                  NAP
   97        NAP                                                                                         NAP                  NAP
   98        NAP                                                                                         NAP                  NAP
   99        NAP                                                                                         NAP                  NAP
   100       NAP                                                                                         NAP                  NAP
   101       NAP                                                                                         NAP                  NAP
   102       NAP                                                                                         NAP                  NAP
   103       Western Bank                                                                            01/31/2009             15.5%
   104       Aspect Systems                                                                          11/30/2007             38.7%
   105       NAP                                                                                         NAP                  NAP
   106       NAP                                                                                         NAP                  NAP
   107       NAP                                                                                         NAP                  NAP
   108       Tractor Supply                                                                          10/31/2014             30.9%
   109       J-R Off Price Clothing, Inc.                                                            03/31/2005             24.6%
   110       Man-Dell Food Stores, Inc.                                                              04/30/2024             60.9%
   111       NAP                                                                                         NAP                  NAP
   112       NAP                                                                                         NAP                  NAP
   113       NAP                                                                                         NAP                  NAP
   114       NAP                                                                                         NAP                  NAP
   115       NAP                                                                                         NAP                  NAP
   116       NAP                                                                                         NAP                  NAP
   117       NAP                                                                                         NAP                  NAP
   118       Virginia Beach Health Department                                                        06/30/2012             65.7%
   119       Blockbuster                                                                             08/31/2011             16.7%
   120       NAP                                                                                         NAP                  NAP
   121       NAP                                                                                         NAP                  NAP
   122       Wuestoff Health Systems                                                                 08/31/2004             12.8%
   123       Address & Mail                                                                          02/01/2005             33.3%
   124       Dean Stewart Photography                                                                03/31/2006             83.8%
   125       Jill Cawley & Kenneth Houston                                                           04/30/2007              7.8%
   126       National City Bank                                                                      07/31/2014            100.0%
   127       Bombay Talk                                                                             10/31/2010             16.0%
   128       NAP                                                                                         NAP                  NAP
   129       MDM Consulting Engineers                                                                09/14/2013             27.0%
   130       Life Enhancement Products, Inc                                                          09/30/2005             12.5%
   131       NAP                                                                                         NAP                  NAP
   132       NAP                                                                                         NAP                  NAP
   133       Dan's Supreme Supermarket, Inc. d.b.a. Key Foods                                        06/30/2034            100.0%
   134       East Coast Stationary                                                                   12/31/2005             19.6%
   135       NAP                                                                                         NAP                  NAP
   136       NAP                                                                                         NAP                  NAP
   137       NAP                                                                                         NAP                  NAP
   138       Thunderbird Mini Mart                                                                   12/31/2008             14.8%
   139       Marks & Harrison                                                                        10/31/2014             32.7%
   140       NAP                                                                                         NAP                  NAP
   141       NAP                                                                                         NAP                  NAP
   142       NAP                                                                                         NAP                  NAP
   143       Airborne Express                                                                        07/13/2010            100.0%
   144       Walgreens                                                                               05/31/2079            100.0%
   145       NAP                                                                                         NAP                  NAP
   146       NAP                                                                                         NAP                  NAP
   147       Factory Builder Stores                                                                  12/01/2019            100.0%
   148       NAP                                                                                         NAP                  NAP
   149       Dr. Steve Selchow (Dakota Valley)                                                       08/31/2015             30.4%
   150       Staten Island WG, LLC                                                                   12/31/2028            100.0%
   151       NAP                                                                                         NAP                  NAP
   152       NAP                                                                                         NAP                  NAP
   153       Advance Auto                                                                            05/31/2014             40.5%
   154       NAP                                                                                         NAP                  NAP
   155       NAP                                                                                         NAP                  NAP
   156       NAP                                                                                         NAP                  NAP
   157       Eckerd Corporation                                                                      08/31/2019            100.0%
   158       NAP                                                                                         NAP                  NAP
   159       CSC Holdings, Inc.                                                                      12/31/2005             71.4%
   160       GLI, Inc.                                                                               05/31/2015            100.0%
   161       NAP                                                                                         NAP                  NAP
   162       NAP                                                                                         NAP                  NAP
   163       NAP                                                                                         NAP                  NAP
   164       Eckerd Corp.                                                                            10/15/2023            100.0%
   165       Building Materials Holding Corp                                                         01/31/2007             13.8%
   166       NAP                                                                                         NAP                  NAP
   167       NAP                                                                                         NAP                  NAP
   168       NAP                                                                                         NAP                  NAP
   169       NAP                                                                                         NAP                  NAP
   170       Team Lubrication                                                                        02/28/2006              8.6%
   171       NAP                                                                                         NAP                  NAP
   172       After Hours Medical                                                                     11/13/2011             27.5%
   173       NAP                                                                                         NAP                  NAP
   174       Staging Concepts, Inc.                                                                  09/30/2009             60.3%
   175       NAP                                                                                         NAP                  NAP
   176       NAP                                                                                         NAP                  NAP
   177       NAP                                                                                         NAP                  NAP
   178       NAP                                                                                         NAP                  NAP
   179       Magellan's International Travel Corp., a California Corporation                         02/29/2008             56.1%
   180       Cardinal Health                                                                         12/31/2009            100.0%
   181       Joe's Grill                                                                             03/31/2009             30.5%
   182       NAP                                                                                         NAP                  NAP
   183       NAP                                                                                         NAP                  NAP
   184       NAP                                                                                         NAP                  NAP
   185       Zion's Golf                                                                             07/01/2006             13.7%
   186       NAP                                                                                         NAP                  NAP
   187       NAP                                                                                         NAP                  NAP
   188       Randy Smith                                                                             06/01/2007              5.6%
   189       Carriage Crafters Inc.                                                                  05/31/2007             27.7%
   190       NAP                                                                                         NAP                  NAP
   191       Tractor Supply Company                                                                  09/30/2019            100.0%
   192       NAP                                                                                         NAP                  NAP
   193       NAP                                                                                         NAP                  NAP
   194       NAP                                                                                         NAP                  NAP
   195       St. Luke's Physician Group, Inc.                                                        07/31/2006             12.7%
   196       NAP                                                                                         NAP                  NAP
   197       NAP                                                                                         NAP                  NAP
   198       Bank of America                                                                         12/31/2013             69.7%
   199       NAP                                                                                         NAP                  NAP
   200       Dowling Graphics                                                                        04/10/2008             49.3%
   201       NAP                                                                                         NAP                  NAP
   202       Heidt & Associates, Inc.                                                                10/31/2006             53.7%
   203       Cequent Trailer Products, Inc.                                                          08/04/2014             70.0%
   204       Family Dollar #5820                                                                     12/31/2013             84.0%
   205       Family Dollar Store                                                                     12/31/2013            100.0%
   206       NAP                                                                                         NAP                  NAP
   207       NAP                                                                                         NAP                  NAP
   208       NAP                                                                                         NAP                  NAP
   209       Tractor Supply Store                                                                    08/31/2019            100.0%
   210       Magic City Beverage                                                                     12/31/2019            100.0%
   211       NAP                                                                                         NAP                  NAP
   212       NAP                                                                                         NAP                  NAP
   213       PWS CoinOp                                                                              11/30/2012             23.5%
   214       Weisser Engineering Co.                                                                 09/29/2029            100.0%
   215       Aurello's Pizza                                                                         09/30/2014             35.8%
   216       Factory Builder Stores                                                                  12/01/2019            100.0%
   217       NAP                                                                                         NAP                  NAP
   218       NAP                                                                                         NAP                  NAP
   219       Psychiatric Care Inc.                                                                   03/31/2005             17.0%
   220       Eckerd Store #8186                                                                      11/11/2018            100.0%
   221       NAP                                                                                         NAP                  NAP
   222       NAP                                                                                         NAP                  NAP
   223       Pediatric Affiliates                                                                    11/30/2006             16.5%
   224       Bizzare Bazaar                                                                          07/16/2005             35.4%
   225       NAP                                                                                         NAP                  NAP
   226       NAP                                                                                         NAP                  NAP
   227       NAP                                                                                         NAP                  NAP
   228       J. Gottlieb Companies, LLC.                                                             08/31/2009             31.5%
   229       NAP                                                                                         NAP                  NAP
   230       Star One Realtors                                                                       03/30/2006             22.3%
   231       NAP                                                                                         NAP                  NAP
   232       NAP                                                                                         NAP                  NAP
   233       LFP Pharmacy                                                                            03/31/2007             47.0%
   234       iCentris                                                                                02/28/2006             36.1%
   235       NAP                                                                                         NAP                  NAP
   236       NAP                                                                                         NAP                  NAP
   237       NAP                                                                                         NAP                  NAP
   238       NAP                                                                                         NAP                  NAP
   239       Pella Windows & Doors, LLC                                                              01/31/2005             23.9%
   240       Iowa Realty Company, Inc.                                                               07/01/2012             60.3%
   241       NAP                                                                                         NAP                  NAP
   242       NAP                                                                                         NAP                  NAP
   243       Cargo City, Inc.                                                                        11/30/2011             87.5%
   244       NAP                                                                                         NAP                  NAP
   245       NAP                                                                                         NAP                  NAP
   246       NAP                                                                                         NAP                  NAP
   247       NAP                                                                                         NAP                  NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                                                                   LEASE
LOAN NO.     SECOND LARGEST TENANT(12)                                                                EXPIRATION DATE         % NSF
------------------------------------------------------------------------------------------------------------------------------------

    1        Reed Elsevier, Inc.                                                                         06/30/2009           11.7%
    2        Dillard's                                                                                   01/31/2007           14.5%
    3        JC Penney                                                                                   10/31/2009           19.4%
    4        Dillard's                                                                                   09/30/2012           18.1%
    5        Gap, Inc.                                                                                   01/31/2006            4.9%
    6        Wachovia Bank                                                                               02/28/2014           11.4%
    7        Federal Defenders of San Diego                                                              07/31/2010            8.1%
    8        Goldin Associates, LLC                                                                      03/31/2008            5.1%
    9        Toys 'R' Us                                                                                 01/31/2019           16.1%
   10        Honeywell International                                                                     08/14/2005           29.0%
   11        Family Dollar                                                                               12/31/2005            5.5%
   12        NAP                                                                                            NAP                 NAP
   13        Bed, Bath & Beyond                                                                          01/31/2020           17.7%
   14        Providence St. Joseph                                                                       04/21/2014           17.9%
   15        NAP                                                                                            NAP                 NAP
   16        NAP                                                                                            NAP                 NAP
   17        Fremont Investment & Loan                                                                   12/31/2009           40.0%
   18        NAP                                                                                            NAP                 NAP
   19        NAP                                                                                            NAP                 NAP
   20        NAP                                                                                            NAP                 NAP
   21        NAP                                                                                            NAP                 NAP
   22        Tuesday Morning, Inc.                                                                       01/15/2010           12.2%
   23        NAP                                                                                            NAP                 NAP
   24        Rapid Rehab International                                                                   04/30/2009           17.3%
   25        Toyo Pearls Company, Inc                                                                    09/30/2006            7.1%
   26        NAP                                                                                            NAP                 NAP
   27        Public Defender                                                                             04/01/2007            9.7%
   28        Blondies                                                                                    11/30/2010            3.2%
   29        Health Central, PA                                                                          06/01/2014           13.8%
   30        NAP                                                                                            NAP                 NAP
   31        Patriot Homes                                                                               03/31/2008           14.0%
   32        NAP                                                                                            NAP                 NAP
   33        NAP                                                                                            NAP                 NAP
   34        NAP                                                                                            NAP                 NAP
   35        NAP                                                                                            NAP                 NAP
   36        NAP                                                                                            NAP                 NAP
   37        HealthCare Partners Ltd                                                                     08/31/2006           13.1%
   38        NAP                                                                                            NAP                 NAP
   39        NAP                                                                                            NAP                 NAP
   40        Sac County of Education                                                                     09/30/2005            6.3%
   41        NAP                                                                                            NAP                 NAP
   42        NAP                                                                                            NAP                 NAP
   43        NAP                                                                                            NAP                 NAP
   44        TLD Acquisition Company, LLC                                                                05/31/2007           28.0%
   45        NAP                                                                                            NAP                 NAP
   46        Ruby Tuesday, Inc.                                                                          12/19/2024            8.3%
   47        NAP                                                                                            NAP                 NAP
   48        NAP                                                                                            NAP                 NAP
   49        National Tire & Battery                                                                     12/31/2008           16.3%
   50        American Radiology                                                                          12/31/2007           15.3%
   51        NAP                                                                                            NAP                 NAP
   52        NAP                                                                                            NAP                 NAP
   53        NAP                                                                                            NAP                 NAP
   54        NAP                                                                                            NAP                 NAP
   55        NAP                                                                                            NAP                 NAP
   56        NAP                                                                                            NAP                 NAP
   57        NAP                                                                                            NAP                 NAP
   58        NAP                                                                                            NAP                 NAP
   59        NAP                                                                                            NAP                 NAP
   60        NAP                                                                                            NAP                 NAP
   61        Acquest Enterprises, LLC                                                                    10/31/2009            9.8%
   62        Lotito Foods                                                                                04/30/2014           47.0%
   63        Litt and Kaufman, MD, PA                                                                    03/04/2014           21.5%
   64        NAP                                                                                            NAP                 NAP
   65        NAP                                                                                            NAP                 NAP
   66        NAP                                                                                            NAP                 NAP
   67        NAP                                                                                            NAP                 NAP
   68        NAP                                                                                            NAP                 NAP
   69        Universal Trade Systems                                                                     09/30/2005            4.3%
   70        NAP                                                                                            NAP                 NAP
   71        1 Step Mortgage & Realty, Inc.                                                              05/31/2008           12.9%
   72        NAP                                                                                            NAP                 NAP
   73        NAP                                                                                            NAP                 NAP
   74        NAP                                                                                            NAP                 NAP
   75        Styleworx Salon & Day Spa                                                                   06/30/2009           10.8%
   76        NAP                                                                                            NAP                 NAP
   77        NAP                                                                                            NAP                 NAP
   78        Children's Health Care Services                                                             01/31/2013           17.3%
   79        Youthland Academy of Mariemont                                                              05/31/2009           13.6%
   80        Kathy Earle & Jenni Southwell                                                               06/30/2009           15.8%
   81        NAP                                                                                            NAP                 NAP
   82        NAP                                                                                            NAP                 NAP
   83        NAP                                                                                            NAP                 NAP
   84        NAP                                                                                            NAP                 NAP
   85        NAP                                                                                            NAP                 NAP
   86        NAP                                                                                            NAP                 NAP
   87        NAP                                                                                            NAP                 NAP
   88        NAP                                                                                            NAP                 NAP
   89        NAP                                                                                            NAP                 NAP
   90        Mason Murer Fine Art, Inc.                                                                  08/31/2019           41.2%
   91        Nigro Construction, Inc.                                                                    04/30/2007           18.3%
   92        NAP                                                                                            NAP                 NAP
   93        NAP                                                                                            NAP                 NAP
   94        NAP                                                                                            NAP                 NAP
   95        Willie Williams T/A W.W. Automotive Services                                                09/30/2007           11.1%
   96        NAP                                                                                            NAP                 NAP
   97        NAP                                                                                            NAP                 NAP
   98        NAP                                                                                            NAP                 NAP
   99        NAP                                                                                            NAP                 NAP
   100       NAP                                                                                            NAP                 NAP
   101       NAP                                                                                            NAP                 NAP
   102       NAP                                                                                            NAP                 NAP
   103       Northland Foundation                                                                        04/30/2012           10.4%
   104       US Monolithics, LLC                                                                         02/28/2007           24.0%
   105       NAP                                                                                            NAP                 NAP
   106       NAP                                                                                            NAP                 NAP
   107       NAP                                                                                            NAP                 NAP
   108       Goody's                                                                                     01/31/2014           30.4%
   109       Tops Plus, Inc. and Elias Yidohay, Tr.                                                      04/30/2009           13.6%
   110       Delmar Drugs Inc.                                                                           05/31/2015            7.6%
   111       NAP                                                                                            NAP                 NAP
   112       NAP                                                                                            NAP                 NAP
   113       NAP                                                                                            NAP                 NAP
   114       NAP                                                                                            NAP                 NAP
   115       NAP                                                                                            NAP                 NAP
   116       NAP                                                                                            NAP                 NAP
   117       NAP                                                                                            NAP                 NAP
   118       Abacus Communications                                                                       10/31/2009           16.1%
   119       Dollar Store                                                                                12/31/2009           12.2%
   120       NAP                                                                                            NAP                 NAP
   121       NAP                                                                                            NAP                 NAP
   122       Traditional Floorcovering                                                                   02/28/2008           12.8%
   123       Safety Council                                                                              12/31/2007           25.9%
   124       Sprint                                                                                      10/31/2006           16.3%
   125       Harper Houf Righellis, Inc.                                                                 10/31/2005            7.6%
   126       NAP                                                                                            NAP                 NAP
   127       Kashinath                                                                                   09/30/2010           12.0%
   128       NAP                                                                                            NAP                 NAP
   129       EC-Eye Communications & Tech.                                                               03/31/2010           12.5%
   130       Splendido Biscotti                                                                          03/31/2006            9.1%
   131       NAP                                                                                            NAP                 NAP
   132       NAP                                                                                            NAP                 NAP
   133       NAP                                                                                            NAP                 NAP
   134       Frank Illidge                                                                               07/31/2005            8.5%
   135       NAP                                                                                            NAP                 NAP
   136       NAP                                                                                            NAP                 NAP
   137       NAP                                                                                            NAP                 NAP
   138       Ledezma's Electronics                                                                       06/30/2007           13.1%
   139       Commonwealth Capital Mgmt.                                                                  03/31/2005           15.2%
   140       NAP                                                                                            NAP                 NAP
   141       NAP                                                                                            NAP                 NAP
   142       NAP                                                                                            NAP                 NAP
   143       NAP                                                                                            NAP                 NAP
   144       NAP                                                                                            NAP                 NAP
   145       NAP                                                                                            NAP                 NAP
   146       NAP                                                                                            NAP                 NAP
   147       NAP                                                                                            NAP                 NAP
   148       NAP                                                                                            NAP                 NAP
   149       Robert Miller (Lakeville Orthodontics)                                                      12/31/2010           16.8%
   150       NAP                                                                                            NAP                 NAP
   151       NAP                                                                                            NAP                 NAP
   152       NAP                                                                                            NAP                 NAP
   153       Golden Dragon                                                                               06/30/2006            9.6%
   154       NAP                                                                                            NAP                 NAP
   155       NAP                                                                                            NAP                 NAP
   156       NAP                                                                                            NAP                 NAP
   157       NAP                                                                                            NAP                 NAP
   158       NAP                                                                                            NAP                 NAP
   159       Huntington Chevrolet, Inc.                                                                  02/28/2006           28.6%
   160       NAP                                                                                            NAP                 NAP
   161       NAP                                                                                            NAP                 NAP
   162       NAP                                                                                            NAP                 NAP
   163       NAP                                                                                            NAP                 NAP
   164       NAP                                                                                            NAP                 NAP
   165       Traffic Designs, LLC                                                                        07/31/2006            6.3%
   166       NAP                                                                                            NAP                 NAP
   167       NAP                                                                                            NAP                 NAP
   168       NAP                                                                                            NAP                 NAP
   169       NAP                                                                                            NAP                 NAP
   170       C & R Countertops                                                                           09/30/2008            6.9%
   171       NAP                                                                                            NAP                 NAP
   172       X-Zone                                                                                      04/30/2009           26.3%
   173       NAP                                                                                            NAP                 NAP
   174       Intermediate District #287                                                                  06/30/2007           15.9%
   175       NAP                                                                                            NAP                 NAP
   176       NAP                                                                                            NAP                 NAP
   177       NAP                                                                                            NAP                 NAP
   178       NAP                                                                                            NAP                 NAP
   179       Calvary Chapel of Santa Barbara, a Non-Profit 501-3C Corporation                            08/31/2008           43.9%
   180       NAP                                                                                            NAP                 NAP
   181       Big O Tires                                                                                 02/28/2009           30.1%
   182       NAP                                                                                            NAP                 NAP
   183       NAP                                                                                            NAP                 NAP
   184       NAP                                                                                            NAP                 NAP
   185       Scaldoni's Restaurant                                                                       07/01/2005           10.3%
   186       NAP                                                                                            NAP                 NAP
   187       NAP                                                                                            NAP                 NAP
   188       Simons                                                                                      12/02/2007            5.0%
   189       Creative Posters, Inc.                                                                      07/31/2006           20.5%
   190       NAP                                                                                            NAP                 NAP
   191       NAP                                                                                            NAP                 NAP
   192       NAP                                                                                            NAP                 NAP
   193       NAP                                                                                            NAP                 NAP
   194       NAP                                                                                            NAP                 NAP
   195       Greater Lehigh Valley Visiting Nurse Association                                            05/31/2007            9.7%
   196       NAP                                                                                            NAP                 NAP
   197       NAP                                                                                            NAP                 NAP
   198       Pizzerias, LLC dba Papa Johns                                                               02/28/2015           18.6%
   199       NAP                                                                                            NAP                 NAP
   200       Boat US/West Marine                                                                         09/30/2005           27.2%
   201       NAP                                                                                            NAP                 NAP
   202       AllianceOne Incorporated                                                                    01/31/2007           20.8%
   203       Gruma Corporation                                                                           10/31/2007           30.0%
   204       Beauty Zone, Inc.                                                                           09/30/2009           16.0%
   205       NAP                                                                                            NAP                 NAP
   206       NAP                                                                                            NAP                 NAP
   207       NAP                                                                                            NAP                 NAP
   208       NAP                                                                                            NAP                 NAP
   209       NAP                                                                                            NAP                 NAP
   210       NAP                                                                                            NAP                 NAP
   211       NAP                                                                                            NAP                 NAP
   212       NAP                                                                                            NAP                 NAP
   213       Power Insurance                                                                             03/10/2009           21.9%
   214       NAP                                                                                            NAP                 NAP
   215       Pastrami Dans                                                                               09/30/2014           21.9%
   216       NAP                                                                                            NAP                 NAP
   217       NAP                                                                                            NAP                 NAP
   218       NAP                                                                                            NAP                 NAP
   219       Kendall & Davis of Indiana                                                                  10/31/2007           12.5%
   220       NAP                                                                                            NAP                 NAP
   221       NAP                                                                                            NAP                 NAP
   222       NAP                                                                                            NAP                 NAP
   223       National Assessment                                                                         04/30/2007           16.1%
   224       Custom Awards and Engraving                                                                 11/30/2008           14.7%
   225       NAP                                                                                            NAP                 NAP
   226       NAP                                                                                            NAP                 NAP
   227       NAP                                                                                            NAP                 NAP
   228       Candlewood Partners                                                                         10/17/2014           22.6%
   229       NAP                                                                                            NAP                 NAP
   230       Buckner Martial Arts                                                                        11/30/2009           22.3%
   231       NAP                                                                                            NAP                 NAP
   232       NAP                                                                                            NAP                 NAP
   233       Southeast Dry Cleaners                                                                      03/31/2009           25.8%
   234       Cottonwood Pediatric DDS                                                                    12/31/2005           16.8%
   235       NAP                                                                                            NAP                 NAP
   236       NAP                                                                                            NAP                 NAP
   237       NAP                                                                                            NAP                 NAP
   238       NAP                                                                                            NAP                 NAP
   239       Signs By Tomorrow                                                                           04/30/2008           20.5%
   240       Zehra Pilipovic & Asima Deumic                                                              07/01/2007           12.5%
   241       NAP                                                                                            NAP                 NAP
   242       NAP                                                                                            NAP                 NAP
   243       Air City                                                                                    11/30/2011           12.5%
   244       NAP                                                                                            NAP                 NAP
   245       NAP                                                                                            NAP                 NAP
   246       NAP                                                                                            NAP                 NAP
   247       NAP                                                                                            NAP                 NAP

---------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE                                                                                              LEASE            %
   LOAN NO.     THIRD LARGEST TENANT(12)                                                            EXPIRATION DATE      NSF
---------------------------------------------------------------------------------------------------------------------------------

       1        FGIC Holdings, Inc.                                                                   07/31/2008         9.7%
       2        JC Penney                                                                             08/31/2008        14.0%
       3        Dillard's                                                                             03/30/2005        19.0%
       4        JC Penney                                                                             07/31/2008        15.8%
       5        Abercrombie & Fitch                                                                   01/31/2006         2.7%
       6        Oracle Corporation                                                                    11/30/2007         7.4%
       7        Station Venture Opera                                                                 07/31/2021         7.3%
       8        Pokemon USA Inc                                                                       12/31/2006         4.7%
       9        Home Goods                                                                            11/30/2010        11.0%
      10        Remington College                                                                     07/31/2014        20.8%
      11        Joyce Leslie, Inc.                                                                    08/31/2010         5.5%
      12        NAP                                                                                       NAP            NAP
      13        Michaels                                                                              02/28/2009        16.5%
      14        Foothill Cardiolgy                                                                    05/16/2014        16.5%
      15        NAP                                                                                       NAP            NAP
      16        NAP                                                                                       NAP            NAP
      17        NAP                                                                                       NAP            NAP
      18        NAP                                                                                       NAP            NAP
      19        NAP                                                                                       NAP            NAP
      20        NAP                                                                                       NAP            NAP
      21        NAP                                                                                       NAP            NAP
      22        Insomnia Nightclub, Inc.                                                              09/30/2008         7.1%
      23        NAP                                                                                       NAP            NAP
      24        Mana Yoga                                                                             10/31/2006        16.4%
      25        Pacific Jewelry Services                                                              05/15/2009         6.7%
      26        NAP                                                                                       NAP            NAP
      27        Tristar Risk Management                                                               06/30/2006         7.1%
      28        Joe Dillon                                                                            09/30/2008         2.8%
      29        Frisco Orthopedics & Sports Medicine, PA                                              08/31/2014         7.2%
      30        NAP                                                                                       NAP            NAP
      31        Christian & Timbers                                                                   10/31/2006        11.0%
      32        NAP                                                                                       NAP            NAP
      33        NAP                                                                                       NAP            NAP
      34        NAP                                                                                       NAP            NAP
      35        NAP                                                                                       NAP            NAP
      36        NAP                                                                                       NAP            NAP
      37        Bruce E. Rolston MD                                                                   05/31/2006         7.8%
      38        NAP                                                                                       NAP            NAP
      39        NAP                                                                                       NAP            NAP
      40        Cartech of Sac.                                                                       03/31/2007         5.2%
      41        NAP                                                                                       NAP            NAP
      42        NAP                                                                                       NAP            NAP
      43        NAP                                                                                       NAP            NAP
      44        Sierra Tile, Inc.                                                                     12/31/2005        21.1%
      45        NAP                                                                                       NAP            NAP
      46        Wachovia Bank, N.A.                                                                   06/30/2024         5.6%
      47        NAP                                                                                       NAP            NAP
      48        NAP                                                                                       NAP            NAP
      49        Best Tile                                                                             01/31/2008        12.2%
      50        Carroll County Dialysis                                                               09/30/2012        10.4%
      51        NAP                                                                                       NAP            NAP
      52        NAP                                                                                       NAP            NAP
      53        NAP                                                                                       NAP            NAP
      54        NAP                                                                                       NAP            NAP
      55        NAP                                                                                       NAP            NAP
      56        NAP                                                                                       NAP            NAP
      57        NAP                                                                                       NAP            NAP
      58        NAP                                                                                       NAP            NAP
      59        NAP                                                                                       NAP            NAP
      60        NAP                                                                                       NAP            NAP
      61        5th Avenue Furniture, Inc.                                                            06/30/2005         9.3%
      62        NAP                                                                                       NAP            NAP
      63        Gene F. Manko, MD, PA                                                                 02/22/2014        20.1%
      64        NAP                                                                                       NAP            NAP
      65        NAP                                                                                       NAP            NAP
      66        NAP                                                                                       NAP            NAP
      67        NAP                                                                                       NAP            NAP
      68        NAP                                                                                       NAP            NAP
      69        Crest Micro Systems                                                                   04/30/2005         3.9%
      70        NAP                                                                                       NAP            NAP
      71        Physical Therapy and Hand Center (Eastlake Physical Therapy)                          02/28/2007         7.6%
      72        NAP                                                                                       NAP            NAP
      73        NAP                                                                                       NAP            NAP
      74        NAP                                                                                       NAP            NAP
      75        ERA Encore Realty                                                                     02/22/2008         7.4%
      76        NAP                                                                                       NAP            NAP
      77        NAP                                                                                       NAP            NAP
      78        Tomsten, Inc. dba Archiver's                                                          06/30/2009        16.8%
      79        The Snooty Fox, Inc.                                                                  04/30/2005         8.6%
      80        Pete Doyon and Linda Doyon                                                            08/14/2007         7.9%
      81        NAP                                                                                       NAP            NAP
      82        NAP                                                                                       NAP            NAP
      83        NAP                                                                                       NAP            NAP
      84        NAP                                                                                       NAP            NAP
      85        NAP                                                                                       NAP            NAP
      86        NAP                                                                                       NAP            NAP
      87        NAP                                                                                       NAP            NAP
      88        NAP                                                                                       NAP            NAP
      89        NAP                                                                                       NAP            NAP
      90        Technosedia                                                                           01/31/2008        17.1%
      91        QB5 Productions                                                                       05/31/2007        10.0%
      92        NAP                                                                                       NAP            NAP
      93        NAP                                                                                       NAP            NAP
      94        NAP                                                                                       NAP            NAP
      95        Prince George's County                                                                04/30/2008         8.0%
      96        NAP                                                                                       NAP            NAP
      97        NAP                                                                                       NAP            NAP
      98        NAP                                                                                       NAP            NAP
      99        NAP                                                                                       NAP            NAP
      100       NAP                                                                                       NAP            NAP
      101       NAP                                                                                       NAP            NAP
      102       NAP                                                                                       NAP            NAP
      103       UBS Financial Services, Inc.                                                          06/30/2006        10.2%
      104       Specialized REO Prop. dba Symetrix                                                    07/31/2007        10.1%
      105       NAP                                                                                       NAP            NAP
      106       NAP                                                                                       NAP            NAP
      107       NAP                                                                                       NAP            NAP
      108       Fred's                                                                                02/28/2009        26.6%
      109       Howard B. Klein                                                                       08/31/2014        12.6%
      110       Laundromat                                                                            05/31/2009         5.9%
      111       NAP                                                                                       NAP            NAP
      112       NAP                                                                                       NAP            NAP
      113       NAP                                                                                       NAP            NAP
      114       NAP                                                                                       NAP            NAP
      115       NAP                                                                                       NAP            NAP
      116       NAP                                                                                       NAP            NAP
      117       NAP                                                                                       NAP            NAP
      118       NAP                                                                                       NAP            NAP
      119       Birdie's Wings & Things                                                               12/31/2009         4.7%
      120       NAP                                                                                       NAP            NAP
      121       NAP                                                                                       NAP            NAP
      122       Donivan Technologies                                                                  04/30/2005         8.5%
      123       Quest Diagnostic                                                                      06/30/2007        22.5%
      124       NAP                                                                                       NAP            NAP
      125       Itron Inc.                                                                            02/28/2007         7.3%
      126       NAP                                                                                       NAP            NAP
      127       Jay R. Patel                                                                          10/31/2010        12.0%
      128       NAP                                                                                       NAP            NAP
      129       Fusion Design, Inc.                                                                   02/28/2005        10.9%
      130       Holly Solar                                                                           04/30/2005         8.0%
      131       NAP                                                                                       NAP            NAP
      132       NAP                                                                                       NAP            NAP
      133       NAP                                                                                       NAP            NAP
      134       Telesystems, Inc.                                                                     03/31/2006         8.0%
      135       NAP                                                                                       NAP            NAP
      136       NAP                                                                                       NAP            NAP
      137       NAP                                                                                       NAP            NAP
      138       Clinica Adelante, Inc.                                                                12/31/2008         8.7%
      139       Kimberly-Horn & Associates Inc                                                        11/30/2008         9.2%
      140       NAP                                                                                       NAP            NAP
      141       NAP                                                                                       NAP            NAP
      142       NAP                                                                                       NAP            NAP
      143       NAP                                                                                       NAP            NAP
      144       NAP                                                                                       NAP            NAP
      145       NAP                                                                                       NAP            NAP
      146       NAP                                                                                       NAP            NAP
      147       NAP                                                                                       NAP            NAP
      148       NAP                                                                                       NAP            NAP
      149       Fairview Health Service                                                               07/31/2009        14.0%
      150       NAP                                                                                       NAP            NAP
      151       NAP                                                                                       NAP            NAP
      152       NAP                                                                                       NAP            NAP
      153       H&R Block                                                                             04/30/2007         8.7%
      154       NAP                                                                                       NAP            NAP
      155       NAP                                                                                       NAP            NAP
      156       NAP                                                                                       NAP            NAP
      157       NAP                                                                                       NAP            NAP
      158       NAP                                                                                       NAP            NAP
      159       NAP                                                                                       NAP            NAP
      160       NAP                                                                                       NAP            NAP
      161       NAP                                                                                       NAP            NAP
      162       NAP                                                                                       NAP            NAP
      163       NAP                                                                                       NAP            NAP
      164       NAP                                                                                       NAP            NAP
      165       Richard J Glonek, OD, PC                                                              07/31/2006         5.2%
      166       NAP                                                                                       NAP            NAP
      167       NAP                                                                                       NAP            NAP
      168       NAP                                                                                       NAP            NAP
      169       NAP                                                                                       NAP            NAP
      170       Glory Foods                                                                           05/31/2004         5.0%
      171       NAP                                                                                       NAP            NAP
      172       West Valley Womens Center                                                             02/28/2012        14.6%
      173       NAP                                                                                       NAP            NAP
      174       NAP                                                                                       NAP            NAP
      175       NAP                                                                                       NAP            NAP
      176       NAP                                                                                       NAP            NAP
      177       NAP                                                                                       NAP            NAP
      178       NAP                                                                                       NAP            NAP
      179       NAP                                                                                       NAP            NAP
      180       NAP                                                                                       NAP            NAP
      181       Antigua Tanning                                                                       08/31/2009        17.2%
      182       NAP                                                                                       NAP            NAP
      183       NAP                                                                                       NAP            NAP
      184       NAP                                                                                       NAP            NAP
      185       New Promise Lutheran Church                                                           07/30/2005         9.7%
      186       NAP                                                                                       NAP            NAP
      187       NAP                                                                                       NAP            NAP
      188       Skulstad                                                                              04/15/2006         5.0%
      189       F & M Enterprises, LLC                                                                    NAP           15.8%
      190       NAP                                                                                       NAP            NAP
      191       NAP                                                                                       NAP            NAP
      192       NAP                                                                                       NAP            NAP
      193       NAP                                                                                       NAP            NAP
      194       NAP                                                                                       NAP            NAP
      195       Douglas Tozzoli DPM, P.C.                                                             03/31/2007         9.2%
      196       NAP                                                                                       NAP            NAP
      197       NAP                                                                                       NAP            NAP
      198       Grand Avenue Plaza, LLC                                                               11/09/2007        11.7%
      199       NAP                                                                                       NAP            NAP
      200       United Refrigeration                                                                  03/31/2007        23.5%
      201       NAP                                                                                       NAP            NAP
      202       Central Florida Behavioral Health Network, Inc.                                       12/31/2006        11.0%
      203       NAP                                                                                       NAP            NAP
      204       NAP                                                                                       NAP            NAP
      205       NAP                                                                                       NAP            NAP
      206       NAP                                                                                       NAP            NAP
      207       NAP                                                                                       NAP            NAP
      208       NAP                                                                                       NAP            NAP
      209       NAP                                                                                       NAP            NAP
      210       NAP                                                                                       NAP            NAP
      211       NAP                                                                                       NAP            NAP
      212       NAP                                                                                       NAP            NAP
      213       Dentist                                                                               06/30/2008        18.3%
      214       NAP                                                                                       NAP            NAP
      215       International Finest Baking                                                           08/31/2008        21.4%
      216       NAP                                                                                       NAP            NAP
      217       NAP                                                                                       NAP            NAP
      218       NAP                                                                                       NAP            NAP
      219       Freedom Financial Mortgage                                                            06/30/2006        11.8%
      220       NAP                                                                                       NAP            NAP
      221       NAP                                                                                       NAP            NAP
      222       NAP                                                                                       NAP            NAP
      223       Shore Area Ob-GYN                                                                     07/05/2007        13.8%
      224       South Katy Medical Center                                                             03/31/2005        14.1%
      225       NAP                                                                                       NAP            NAP
      226       NAP                                                                                       NAP            NAP
      227       NAP                                                                                       NAP            NAP
      228       MCLF, Inc. (Castoria Furs)                                                            06/30/2009         7.8%
      229       NAP                                                                                       NAP            NAP
      230       Concord Cleaners                                                                      11/30/2005        11.7%
      231       NAP                                                                                       NAP            NAP
      232       NAP                                                                                       NAP            NAP
      233       Savage Pizza                                                                          08/31/2006        10.5%
      234       Dr. Jones DDS                                                                         04/30/2009        10.1%
      235       NAP                                                                                       NAP            NAP
      236       NAP                                                                                       NAP            NAP
      237       NAP                                                                                       NAP            NAP
      238       NAP                                                                                       NAP            NAP
      239       Trimar Co.                                                                            12/31/2007        16.5%
      240       Iowa Partners                                                                         01/01/2009         8.4%
      241       NAP                                                                                       NAP            NAP
      242       NAP                                                                                       NAP            NAP
      243       NAP                                                                                       NAP            NAP
      244       NAP                                                                                       NAP            NAP
      245       NAP                                                                                       NAP            NAP
      246       NAP                                                                                       NAP            NAP
      247       NAP                                                                                       NAP            NAP

------------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE          INSURANCE                  TAX                  CAPITAL EXPENDITURE                               TI/LC
   LOAN NO.       ESCROW IN PLACE       ESCROW IN PLACE(13)          ESCROW IN PLACE(14)                        ESCROW IN PLACE(15)
------------------------------------------------------------------------------------------------------------------------------------

       1                 No                      No                          No                                         No
       2                Yes                     Yes                          Yes                                        Yes
       3                Yes                     Yes                          Yes                                        Yes
       4                Yes                     Yes                          Yes                                        Yes
       5                 No                      No                          No                                         No
       6                Yes                     Yes                          No                                         Yes
       7                 No                      No                          Yes                                        No
       8                Yes                     Yes                          No                                         Yes
       9                 No                     Yes                          No                                         No
      10                 No                     Yes                          Yes                                        Yes
      11                 No                      No                          No                                         No
      12                 No                     Yes                          Yes                                        No
      13                 No                     Yes                          No                                         No
      14                 No                     Yes                          No                                         Yes
      15                Yes                     Yes                          Yes                                        No
      16                 No                     Yes                          Yes                                        No
      17                 No                      No                          No                                         No
      18                 No                     Yes                          Yes                                        No
      19                 No                      No                          No                                         No
      20                 No                      No                          No                                         No
      21                Yes                     Yes                          No                                         No
      22                Yes                     Yes                          Yes                                        Yes
      23                 No                     Yes                          Yes                                        No
      24                Yes                     Yes                          Yes                                        Yes
      25                Yes                     Yes                          Yes                                        Yes
      26                 No                     Yes                          Yes                                        No
      27                Yes                     Yes                          Yes                                        Yes
      28                Yes                     Yes                          Yes                                        Yes
      29                Yes                     Yes                          No                                         No
      30                Yes                     Yes                          Yes                                        No
      31                Yes                     Yes                          Yes                                        Yes
      32                Yes                     Yes                          Yes                                        No
      33                 No                     Yes                          Yes                                        No
      34                 No                     Yes                          Yes                                        No
      35                 No                     Yes                          Yes                                        No
      36                 No                     Yes                          Yes                                        No
      37                Yes                     Yes                          Yes                                        Yes
      38                 No                      No                          No                                         No
      39                Yes                     Yes                          No                                         No
      40                Yes                     Yes                          Yes                                        Yes
      41                Yes                     Yes                          Yes                                        No
      42                 No                     Yes                          No                                         No
      43                 No                     Yes                          Yes                                        No
      44                 No                     Yes                          No                                         No
      45                Yes                     Yes                          Yes                                        No
      46                 No                     Yes                          No                                         Yes
      47                 No                      No                          No                                         No
      48                 No                      No                          No                                         No
      49                Yes                     Yes                          Yes                                        Yes
      50                Yes                     Yes                          Yes                                        Yes
      51                 No                     Yes                          Yes                                        No
      52                 No                     Yes                          Yes                                        No
      53                 No                     Yes                          No                                         No
      54                Yes                     Yes                          Yes                                        Yes
      55                 No                      No                          No                                         No
      56                 No                     Yes                          Yes                                        No
      57                Yes                     Yes                          Yes                                        No
      58                 No                     Yes                          Yes                                        No
      59                 No                     Yes                          Yes                                        No
      60                 No                     Yes                          Yes                                        No
      61                Yes                      No                          No                                         No
      62                Yes                     Yes                          Yes                                        Yes
      63                Yes                     Yes                          No                                         No
      64                 No                      No                          Yes                                        No
      65                 No                     Yes                          Yes                                        No
      66                 No                      No                          No                                         No
      67                 No                      No                          No                                         No
      68                 No                     Yes                          Yes                                        No
      69                Yes                     Yes                          Yes                                        No
      70                 No                     Yes                          Yes                                        No
      71                Yes                     Yes                          No                                         Yes
      72                 No                     Yes                          Yes                                        No
      73                 No                      No                          No                                         No
      74                 No                      No                          No                                         No
      75                Yes                     Yes                          Yes                                        Yes
      76                 No                     Yes                          Yes                                        No
      77                 No                     Yes                          No                                         No
      78                Yes                     Yes                          Yes                                        No
      79                 No                     Yes                          No                                         Yes
      80                Yes                     Yes                          No                                         No
      81                 No                      No                          No                                         No
      82                Yes                     Yes                          No                                         No
      83                Yes                     Yes                          No                                         No
      84                 No                     Yes                          Yes                                        No
      85                 No                     Yes                          Yes                                        No
      86                 No                     Yes                          Yes                                        No
      87                 No                      No                          No                                         No
      88                 No                     Yes                          Yes                                        No
      89                 No                     Yes                          No                                         No
      90                 No                     Yes                          No                                         No
      91                Yes                     Yes                          Yes                                        Yes
      92                 No                      No                          No                                         No
      93                 No                     Yes                          Yes                                        No
      94                 No                     Yes                          Yes                                        No
      95                Yes                     Yes                          Yes                                        Yes
      96                Yes                     Yes                          Yes                                        No
      97                Yes                     Yes                          Yes                                        No
      98                 No                     Yes                          Yes                                        No
      99                 No                     Yes                          Yes                                        No
      100               Yes                     Yes                          Yes                                        No
      101                No                     Yes                          Yes                                        No
      102                No                      No                          No                                         No
      103               Yes                     Yes                          No                                         No
      104               Yes                     Yes                          No                                         No
      105                No                     Yes                          Yes                                        No
      106                No                     Yes                          Yes                                        No
      107                No                     Yes                          No                                         No
      108               Yes                     Yes                          Yes                                        Yes
      109                No                     Yes                          No                                         No
      110                No                     Yes                          No                                         No
      111               Yes                     Yes                          No                                         No
      112                No                     Yes                          Yes                                        No
      113                No                     Yes                          Yes                                        No
      114                No                     Yes                          Yes                                        No
      115                No                     Yes                          Yes                                        No
      116                No                     Yes                          Yes                                        No
      117                No                     Yes                          Yes                                        No
      118               Yes                     Yes                          Yes                                        Yes
      119                No                      No                          No                                         No
      120                No                      No                          No                                         No
      121                No                      No                          No                                         No
      122                No                      No                          No                                         No
      123                No                      No                          No                                         No
      124                No                      No                          No                                         No
      125                No                      No                          No                                         No
      126                No                      No                          No                                         No
      127               Yes                     Yes                          Yes                                        Yes
      128                No                      No                          No                                         No
      129                No                     Yes                          Yes                                        No
      130                No                     Yes                          No                                         No
      131                No                     Yes                          Yes                                        No
      132                No                     Yes                          Yes                                        No
      133               Yes                     Yes                          Yes                                        No
      134               Yes                     Yes                          No                                         No
      135                No                      No                          No                                         No
      136               Yes                     Yes                          No                                         No
      137                No                     Yes                          Yes                                        No
      138               Yes                     Yes                          No                                         No
      139               Yes                     Yes                          No                                         No
      140                No                      No                          No                                         No
      141                No                      No                          No                                         No
      142                No                     Yes                          Yes                                        No
      143                No                      No                          Yes                                        Yes
      144                No                      No                          No                                         No
      145                No                     Yes                          Yes                                        No
      146                No                     Yes                          Yes                                        No
      147                No                     Yes                          No                                         No
      148                No                      No                          No                                         No
      149               Yes                     Yes                          No                                         No
      150                No                      No                          No                                         No
      151                No                      No                          No                                         No
      152                No                     Yes                          No                                         No
      153               Yes                     Yes                          No                                         No
      154               Yes                     Yes                          Yes                                        No
      155                No                      No                          No                                         No
      156                No                     Yes                          No                                         No
      157                No                      No                          No                                         No
      158                No                      No                          No                                         No
      159                No                      No                          No                                         No
      160               Yes                     Yes                          No                                         No
      161                No                      No                          Yes                                        No
      162                No                      No                          No                                         No
      163               Yes                     Yes                          No                                         No
      164                No                      No                          No                                         No
      165               Yes                     Yes                          Yes                                        Yes
      166                No                     Yes                          Yes                                        No
      167                No                     Yes                          Yes                                        No
      168               Yes                     Yes                          Yes                                        No
      169                No                     Yes                          No                                         No
      170               Yes                     Yes                          No                                         No
      171                No                      No                          No                                         No
      172                No                     Yes                          No                                         No
      173                No                     Yes                          No                                         No
      174               Yes                     Yes                          Yes                                        No
      175                No                      No                          No                                         No
      176               Yes                     Yes                          No                                         No
      177                No                      No                          No                                         No
      178                No                      No                          No                                         No
      179                No                      No                          No                                         No
      180               Yes                     Yes                          No                                         No
      181               Yes                     Yes                          No                                         No
      182                No                      No                          No                                         No
      183                No                     Yes                          No                                         No
      184                No                      No                          No                                         No
      185               Yes                      No                          No                                         No
      186                No                      No                          No                                         No
      187                No                      No                          No                                         No
      188               Yes                     Yes                          Yes                                        Yes
      189               Yes                     Yes                          No                                         No
      190                No                     Yes                          Yes                                        No
      191                No                      No                          No                                         No
      192                No                     Yes                          Yes                                        No
      193                No                     Yes                          Yes                                        No
      194                No                     Yes                          Yes                                        No
      195                No                      No                          Yes                                        No
      196                No                      No                          No                                         No
      197               Yes                     Yes                          Yes                                        No
      198               Yes                     Yes                          No                                         No
      199                No                      No                          No                                         No
      200               Yes                     Yes                          No                                         No
      201                No                     Yes                          Yes                                        No
      202                No                      No                          No                                         No
      203                No                      No                          No                                         No
      204                No                      No                          No                                         No
      205                No                      No                          No                                         No
      206                No                      No                          No                                         No
      207                No                      No                          No                                         No
      208                No                      No                          No                                         No
      209                No                      No                          No                                         No
      210                No                      No                          No                                         No
      211                No                      No                          No                                         No
      212                No                     Yes                          No                                         No
      213               Yes                     Yes                          Yes                                        Yes
      214                No                      No                          No                                         No
      215               Yes                     Yes                          No                                         No
      216                No                      No                          No                                         No
      217                No                     Yes                          No                                         No
      218                No                      No                          No                                         No
      219                No                     Yes                          No                                         No
      220                No                      No                          No                                         No
      221                No                      No                          No                                         No
      222                No                     Yes                          No                                         No
      223               Yes                     Yes                          No                                         Yes
      224               Yes                     Yes                          Yes                                        Yes
      225                No                      No                          No                                         No
      226                No                      No                          No                                         No
      227                No                      No                          No                                         No
      228               Yes                     Yes                          No                                         No
      229                No                      No                          No                                         No
      230               Yes                     Yes                          No                                         No
      231                No                      No                          No                                         No
      232                No                     Yes                          No                                         No
      233               Yes                     Yes                          No                                         No
      234                No                     Yes                          No                                         No
      235                No                      No                          No                                         No
      236                No                     Yes                          No                                         No
      237                No                      No                          No                                         No
      238                No                     Yes                          No                                         No
      239               Yes                     Yes                          No                                         No
      240                No                     Yes                          No                                         No
      241                No                     Yes                          No                                         No
      242                No                      No                          No                                         No
      243                No                     Yes                          No                                         No
      244                No                     Yes                          No                                         No
      245                No                      No                          No                                         No
      246                No                     Yes                          No                                         No
      247                No                     Yes                          No                                         No

-----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE     OTHER                                                            SPRINGING
   LOAN NO.     ESCROW DESCRIPTION(16)                                           ESCROW DESCRIPTION(17)
-----------------------------------------------------------------------------------------------------------------------------------

       1        NAP                                                              Tax, Insurance, TI/LC, Cap Ex
       2        NAP                                                              Anchor Tenant Reserve
       3        NAP                                                              Anchor Tenant Reserve
       4        NAP                                                              Anchor Tenant Reserve
       5        NAP                                                              Tax, Insurance, TI/LC, Cap Ex
       6        NAP                                                              NAP
       7        NAP                                                              Tax, Insurance, TI/LC
       8        NAP                                                              NAP
       9        NAP                                                              Insurance, TI/LC
      10        NAP                                                              TI/LC
      11        NAP                                                              NAP
      12        NAP                                                              Insurance
      13        NAP                                                              Insurance, Cap Ex, Other
      14        Free Rent, TCO, Unfinished TI                                    Insurance, Cap Ex
      15        NAP                                                              NAP
      16        NAP                                                              Insurance
      17        Construction Completion and Free Rent                            TI/LC
      18        NAP                                                              NAP
      19        NAP                                                              NAP
      20        NAP                                                              TI/LC
      21        Litigation Collateral Security                                   NAP
      22        NAP                                                              TI/LC
      23        NAP                                                              NAP
      24        NAP                                                              NAP
      25        New Tenant Space Reserve                                         NAP
      26        NAP                                                              Insurance
      27        Ground Rent                                                      Other
      28        NAP                                                              NAP
      29        NAP                                                              NAP
      30        NAP                                                              NAP
      31        NAP                                                              NAP
      32        NAP                                                              NAP
      33        NAP                                                              Insurance
      34        NAP                                                              NAP
      35        NAP                                                              NAP
      36        NAP                                                              NAP
      37        NAP                                                              NAP
      38        NAP                                                              TI/LC
      39        NAP                                                              NAP
      40        NAP                                                              NAP
      41        Security Reserve                                                 NAP
      42        NAP                                                              TI/LC, Cap Ex
      43        NAP                                                              NAP
      44        NAP                                                              Insurance, Cap Ex
      45        NAP                                                              NAP
      46        NAP                                                              Other
      47        Negative Carry Collateral Security                               NAP
      48        NAP                                                              NAP
      49        NAP                                                              NAP
      50        NAP                                                              NAP
      51        NAP                                                              NAP
      52        NAP                                                              NAP
      53        NAP                                                              NAP
      54        NAP                                                              NAP
      55        NAP                                                              NAP
      56        NAP                                                              Insurance
      57        NAP                                                              NAP
      58        NAP                                                              NAP
      59        NAP                                                              NAP
      60        NAP                                                              NAP
      61        NAP                                                              NAP
      62        NAP                                                              NAP
      63        NAP                                                              NAP
      64        NAP                                                              NAP
      65        NAP                                                              NAP
      66        NAP                                                              NAP
      67        NAP                                                              NAP
      68        NAP                                                              NAP
      69        NAP                                                              NAP
      70        NAP                                                              NAP
      71        NAP                                                              NAP
      72        NAP                                                              NAP
      73        NAP                                                              NAP
      74        NAP                                                              NAP
      75        NAP                                                              NAP
      76        NAP                                                              NAP
      77        NAP                                                              NAP
      78        NAP                                                              TI/LC
      79        NAP                                                              TI/LC
      80        NAP                                                              NAP
      81        NAP                                                              Tax, Insurance, TI/LC, Cap Ex
      82        Capital Improvements Collateral Security                         NAP
      83        NAP                                                              NAP
      84        NAP                                                              NAP
      85        NAP                                                              NAP
      86        NAP                                                              NAP
      87        NAP                                                              NAP
      88        NAP                                                              NAP
      89        NAP                                                              Insurance
      90        NAP                                                              Insurance
      91        Valley Bible Rollover                                            NAP
      92        NAP                                                              NAP
      93        NAP                                                              NAP
      94        NAP                                                              NAP
      95        NAP                                                              NAP
      96        NAP                                                              NAP
      97        NAP                                                              NAP
      98        NAP                                                              NAP
      99        NAP                                                              NAP
      100       NAP                                                              NAP
      101       NAP                                                              NAP
      102       NAP                                                              NAP
      103       NAP                                                              NAP
      104       NAP                                                              NAP
      105       NAP                                                              NAP
      106       NAP                                                              NAP
      107       NAP                                                              NAP
      108       NAP                                                              NAP
      109       NAP                                                              Insurance
      110       NAP                                                              NAP
      111       NAP                                                              NAP
      112       NAP                                                              NAP
      113       NAP                                                              NAP
      114       NAP                                                              NAP
      115       NAP                                                              NAP
      116       NAP                                                              NAP
      117       NAP                                                              NAP
      118       NAP                                                              NAP
      119       Repair Holdback                                                  Tax, Insurance
      120       NAP                                                              NAP
      121       NAP                                                              NAP
      122       NAP                                                              Tax, Insurance
      123       NAP                                                              Tax, Insurance
      124       NAP                                                              Tax, Insurance
      125       NAP                                                              NAP
      126       NAP                                                              NAP
      127       Parking Reserve Variance                                         NAP
      128       NAP                                                              NAP
      129       NAP                                                              NAP
      130       NAP                                                              Insurance
      131       NAP                                                              NAP
      132       NAP                                                              NAP
      133       NAP                                                              NAP
      134       Repairs holdback                                                 NAP
      135       NAP                                                              NAP
      136       NAP                                                              NAP
      137       NAP                                                              NAP
      138       NAP                                                              NAP
      139       NAP                                                              NAP
      140       NAP                                                              NAP
      141       NAP                                                              NAP
      142       NAP                                                              NAP
      143       NAP                                                              Tax, Insurance
      144       NAP                                                              Tax, Insurance
      145       NAP                                                              NAP
      146       NAP                                                              NAP
      147       NAP                                                              Tax, Insurance
      148       NAP                                                              NAP
      149       NAP                                                              NAP
      150       Landlord Payment Escrow                                          Tax, Insurance
      151       NAP                                                              NAP
      152       NAP                                                              NAP
      153       NAP                                                              NAP
      154       Liquidity reserve                                                NAP
      155       NAP                                                              NAP
      156       NAP                                                              NAP
      157       NAP                                                              Tax, Insurance
      158       NAP                                                              NAP
      159       NAP                                                              Tax, Insurance
      160       NAP                                                              NAP
      161       NAP                                                              NAP
      162       NAP                                                              NAP
      163       NAP                                                              NAP
      164       NAP                                                              Tax, Insurance
      165       NAP                                                              NAP
      166       NAP                                                              NAP
      167       NAP                                                              NAP
      168       NAP                                                              NAP
      169       Negative Carry Collateral Security                               NAP
      170       NAP                                                              NAP
      171       NAP                                                              NAP
      172       NAP                                                              NAP
      173       NAP                                                              NAP
      174       NAP                                                              TI/LC
      175       NAP                                                              Tax, Insurance
      176       NAP                                                              NAP
      177       NAP                                                              NAP
      178       NAP                                                              NAP
      179       NAP                                                              Tax, Insurance
      180       NAP                                                              NAP
      181       NAP                                                              NAP
      182       NAP                                                              NAP
      183       Collateral Security (Insurance)                                  NAP
      184       NAP                                                              NAP
      185       NAP                                                              NAP
      186       NAP                                                              NAP
      187       NAP                                                              NAP
      188       NAP                                                              NAP
      189       NAP                                                              NAP
      190       NAP                                                              NAP
      191       NAP                                                              Tax, Insurance
      192       NAP                                                              NAP
      193       NAP                                                              NAP
      194       NAP                                                              NAP
      195       Occupancy & Insurance Funds                                      NAP
      196       NAP                                                              NAP
      197       NAP                                                              NAP
      198       NAP                                                              NAP
      199       Maintenance Receivables Collateral Security                      NAP
      200       NAP                                                              NAP
      201       NAP                                                              NAP
      202       NAP                                                              NAP
      203       NAP                                                              Tax, Insurance
      204       NAP                                                              Tax, Insurance
      205       NAP                                                              Tax, Insurance
      206       NAP                                                              NAP
      207       NAP                                                              NAP
      208       NAP                                                              NAP
      209       NAP                                                              Tax, Insurance
      210       NAP                                                              NAP
      211       NAP                                                              NAP
      212       NAP                                                              NAP
      213       NAP                                                              NAP
      214       NAP                                                              Tax, Insurance
      215       NAP                                                              NAP
      216       NAP                                                              NAP
      217       NAP                                                              NAP
      218       NAP                                                              NAP
      219       NAP                                                              Insurance
      220       NAP                                                              Tax, Insurance
      221       NAP                                                              NAP
      222       Negative Carry Collateral Security                               NAP
      223       Remaining Unpaid Balance Reserve                                 NAP
      224       NAP                                                              NAP
      225       NAP                                                              NAP
      226       NAP                                                              NAP
      227       NAP                                                              NAP
      228       NAP                                                              NAP
      229       NAP                                                              NAP
      230       NAP                                                              NAP
      231       NAP                                                              NAP
      232       NAP                                                              NAP
      233       NAP                                                              NAP
      234       NAP                                                              NAP
      235       NAP                                                              NAP
      236       NAP                                                              NAP
      237       NAP                                                              NAP
      238       NAP                                                              NAP
      239       NAP                                                              NAP
      240       NAP                                                              Insurance
      241       NAP                                                              NAP
      242       NAP                                                              NAP
      243       NAP                                                              Insurance
      244       NAP                                                              NAP
      245       NAP                                                              NAP
      246       NAP                                                              NAP
      247       NAP                                                              NAP

-----------------------------------------------------------------------------------------------------------------------------------
   MORTGAGE               INITIAL CAPITAL EXPENDITURE              MONTHLY CAPITAL EXPENDITURE         CURRENT CAPITAL EXPENDITURE
   LOAN NO.                     ESCROW REQUIREMENT(18)                   ESCROW REQUIREMENT(19)                  ESCROW BALANCE(20)
-----------------------------------------------------------------------------------------------------------------------------------

       1                                           $0                                       $0                                  $0
       2                                           $0                                   $8,574                             $17,148
       3                                           $0                                   $7,016                             $14,032
       4                                           $0                                   $8,910                             $17,820
       5                                           $0                                       $0                                  $0
       6                                           $0                                       $0                                  $0
       7                                      $66,106                                   $5,506                             $66,109
       8                                           $0                                       $0                                  $0
       9                                           $0                                       $0                                  $0
      10                                           $0                                   $3,723                              $7,448
      11                                           $0                                       $0                                  $0
      12                                       $5,167                                   $5,167                              $5,167
      13                                           $0                                       $0                                  $0
      14                                           $0                                       $0                                  $0
      15                                       $4,000                                   $3,958                              $4,000
      16                                           $0                                   $5,575                             $16,732
      17                                           $0                                       $0                                  $0
      18                                         $200                                   $6,266                            $183,301
      19                                           $0                                       $0                                  $0
      20                                           $0                                       $0                                  $0
      21                                           $0                                       $0                                  $0
      22                                           $0                                   $3,696                                  $0
      23                                         $150                                   $4,400                            $275,000
      24                                           $0                                     $536                              $6,911
      25                                           $0                                   $1,875                              $1,875
      26                                           $0                                  $11,617                             $11,617
      27                                           $0                                   $2,659                              $7,979
      28                                           $0                                   $1,853                                  $0
      29                                           $0                                       $0                                  $0
      30                                           $0                                   $4,000                              $8,000
      31                                           $0                                   $1,183                              $1,183
      32                                           $0                                   $4,800                              $4,800
      33                                           $0                                   $9,701                              $9,701
      34                                         $200                                   $4,200                            $142,866
      35                                         $150                                   $2,400                            $145,189
      36                                         $200                                   $3,667                                  $0
      37                                           $0                                     $711                              $2,835
      38                                           $0                                       $0                                  $0
      39                                           $0                                       $0                                  $0
      40                                           $0                                   $1,660                              $1,660
      41                                     $100,000                                   $4,667                            $109,418
      42                                           $0                                       $0                                  $0
      43                                         $200                                   $3,333                                  $0
      44                                           $0                                       $0                                  $0
      45                                     $100,000                                   $4,532                            $109,149
      46                                           $0                                       $0                                  $0
      47                                           $0                                       $0                                  $0
      48                                           $0                                       $0                                  $0
      49                                           $0                                   $1,206                              $3,621
      50                                           $0                                     $853                              $1,706
      51                                       $1,500                                   $1,238                                  $0
      52                                         $175                                   $4,033                             $10,708
      53                                           $0                                       $0                                  $0
      54                                           $0                                   $1,072                                  $0
      55                                           $0                                       $0                                  $0
      56                                           $0                                   $7,573                              $7,573
      57                                           $0                                  $10,493                             $10,493
      58                                         $200                                   $2,733                              $2,583
      59                                         $200                                     $667                              $3,054
      60                                         $150                                   $3,200                             $14,405
      61                                           $0                                       $0                                  $0
      62                                           $0                                     $882                              $3,530
      63                                           $0                                       $0                                  $0
      64                                         $150                                   $1,650                                  $0
      65                                         $100                                   $2,533                             $65,867
      66                                           $0                                       $0                                  $0
      67                                           $0                                       $0                                  $0
      68                                         $150                                   $2,733                            $203,427
      69                                      $50,000                                       $0                             $50,000
      70                                         $100                                   $2,400                            $134,268
      71                                           $0                                       $0                                  $0
      72                                         $200                                   $2,400                             $34,657
      73                                           $0                                       $0                                  $0
      74                                           $0                                       $0                                  $0
      75                                           $0                                     $302                                $611
      76                                         $200                                   $2,000                             $26,038
      77                                           $0                                       $0                                  $0
      78                                           $0                                   $1,418                              $7,092
      79                                           $0                                       $0                                  $0
      80                                           $0                                       $0                                  $0
      81                                           $0                                       $0                                  $0
      82                                           $0                                       $0                                  $0
      83                                           $0                                       $0                                  $0
      84                                         $200                                   $2,033                            $121,975
      85                                         $150                                   $2,400                            $148,788
      86                                         $200                                   $3,750                            $405,762
      87                                           $0                                       $0                                  $0
      88                                         $150                                   $1,800                             $79,451
      89                                           $0                                       $0                                  $0
      90                                           $0                                       $0                                  $0
      91                                           $0                                     $320                                $640
      92                                           $0                                       $0                                  $0
      93                                         $150                                   $2,333                             $14,496
      94                                      $25,000                                   $3,000                              $3,001
      95                                           $0                                     $871                                  $0
      96                                           $0                                   $3,644                                  $0
      97                                         $200                                   $2,000                            $117,303
      98                                         $150                                   $2,000                             $60,965
      99                                         $200                                   $1,600                             $85,050
      100                                          $0                                     $743                              $3,717
      101                                      $1,750                                   $1,750                            $105,813
      102                                          $0                                       $0                                  $0
      103                                          $0                                       $0                                  $0
      104                                          $0                                       $0                                  $0
      105                                        $200                                   $1,800                            $137,467
      106                                        $200                                   $1,533                             $61,151
      107                                          $0                                       $0                                  $0
      108                                          $0                                   $1,484                                  $0
      109                                          $0                                       $0                                  $0
      110                                          $0                                       $0                                  $0
      111                                          $0                                       $0                                  $0
      112                                        $200                                   $2,200                             $51,343
      113                                        $200                                   $1,467                            $101,650
      114                                        $150                                   $1,733                             $46,850
      115                                        $200                                   $2,000                             $60,486
      116                                        $200                                   $2,000                             $30,868
      117                                        $200                                   $1,667                             $23,543
      118                                          $0                                     $828                                  $0
      119                                          $0                                       $0                                  $0
      120                                          $0                                       $0                                  $0
      121                                          $0                                       $0                                  $0
      122                                          $0                                       $0                                  $0
      123                                          $0                                       $0                                  $0
      124                                          $0                                       $0                                  $0
      125                                          $0                                       $0                                  $0
      126                                          $0                                       $0                                  $0
      127                                          $0                                     $125                                  $0
      128                                          $0                                       $0                                  $0
      129                                          $0                                     $500                              $1,499
      130                                          $0                                       $0                                  $0
      131                                        $200                                   $2,400                             $77,075
      132                                        $175                                   $2,475                              $6,891
      133                                          $0                                     $254                                  $0
      134                                          $0                                       $0                                  $0
      135                                          $0                                       $0                                  $0
      136                                          $0                                       $0                                  $0
      137                                        $200                                   $1,200                             $40,544
      138                                          $0                                       $0                                  $0
      139                                          $0                                       $0                                  $0
      140                                          $0                                       $0                                  $0
      141                                          $0                                       $0                                  $0
      142                                        $150                                   $1,013                                  $0
      143                                          $0                                     $435                              $2,175
      144                                          $0                                       $0                                  $0
      145                                        $250                                   $1,150                             $33,569
      146                                        $200                                   $1,867                             $20,538
      147                                          $0                                       $0                                  $0
      148                                          $0                                       $0                                  $0
      149                                          $0                                       $0                                  $0
      150                                          $0                                       $0                                  $0
      151                                          $0                                       $0                                  $0
      152                                          $0                                       $0                                  $0
      153                                          $0                                       $0                                  $0
      154                                          $0                                   $1,500                              $3,000
      155                                          $0                                       $0                                  $0
      156                                          $0                                       $0                                  $0
      157                                          $0                                       $0                                  $0
      158                                          $0                                       $0                                  $0
      159                                          $0                                       $0                                  $0
      160                                          $0                                       $0                                  $0
      161                                        $200                                   $1,100                             $20,667
      162                                          $0                                       $0                                  $0
      163                                          $0                                       $0                                  $0
      164                                          $0                                       $0                                  $0
      165                                          $0                                     $796                              $1,593
      166                                        $200                                   $1,333                             $11,379
      167                                        $225                                   $1,687                             $29,110
      168                                          $0                                   $1,650                              $3,300
      169                                          $0                                       $0                                  $0
      170                                          $0                                       $0                                  $0
      171                                          $0                                       $0                                  $0
      172                                          $0                                       $0                                  $0
      173                                          $0                                       $0                                  $0
      174                                          $0                                   $1,827                              $9,135
      175                                          $0                                       $0                                  $0
      176                                          $0                                       $0                                  $0
      177                                          $0                                       $0                                  $0
      178                                          $0                                       $0                                  $0
      179                                          $0                                       $0                                  $0
      180                                          $0                                       $0                                  $0
      181                                          $0                                       $0                                  $0
      182                                          $0                                       $0                                  $0
      183                                          $0                                       $0                                  $0
      184                                          $0                                       $0                                  $0
      185                                          $0                                       $0                                  $0
      186                                          $0                                       $0                                  $0
      187                                          $0                                       $0                                  $0
      188                                          $0                                     $179                                $717
      189                                          $0                                       $0                                  $0
      190                                        $200                                     $750                                  $0
      191                                          $0                                       $0                                  $0
      192                                     $14,400                                   $1,200                                  $0
      193                                        $200                                       $0                             $15,200
      194                                        $200                                   $1,438                             $26,938
      195                                     $67,500                                       $0                             $67,500
      196                                          $0                                       $0                                  $0
      197                                          $0                                     $296                                $296
      198                                          $0                                       $0                                  $0
      199                                          $0                                       $0                                  $0
      200                                          $0                                       $0                                  $0
      201                                        $200                                     $750                             $44,357
      202                                          $0                                       $0                                  $0
      203                                          $0                                       $0                                  $0
      204                                          $0                                       $0                                  $0
      205                                          $0                                       $0                                  $0
      206                                          $0                                       $0                                  $0
      207                                          $0                                       $0                                  $0
      208                                          $0                                       $0                                  $0
      209                                          $0                                       $0                                  $0
      210                                          $0                                       $0                                  $0
      211                                          $0                                       $0                                  $0
      212                                          $0                                       $0                                  $0
      213                                          $0                                     $106                                $424
      214                                          $0                                       $0                                  $0
      215                                          $0                                       $0                                  $0
      216                                          $0                                       $0                                  $0
      217                                          $0                                       $0                                  $0
      218                                          $0                                       $0                                  $0
      219                                          $0                                       $0                                  $0
      220                                          $0                                       $0                                  $0
      221                                          $0                                       $0                                  $0
      222                                          $0                                       $0                                  $0
      223                                          $0                                       $0                                  $0
      224                                          $0                                     $204                                $612
      225                                          $0                                       $0                                  $0
      226                                          $0                                       $0                                  $0
      227                                          $0                                       $0                                  $0
      228                                          $0                                       $0                                  $0
      229                                          $0                                       $0                                  $0
      230                                          $0                                       $0                                  $0
      231                                          $0                                       $0                                  $0
      232                                          $0                                       $0                                  $0
      233                                          $0                                       $0                                  $0
      234                                          $0                                       $0                                  $0
      235                                          $0                                       $0                                  $0
      236                                          $0                                       $0                                  $0
      237                                          $0                                       $0                                  $0
      238                                          $0                                       $0                                  $0
      239                                          $0                                       $0                                  $0
      240                                          $0                                       $0                                  $0
      241                                          $0                                       $0                                  $0
      242                                          $0                                       $0                                  $0
      243                                          $0                                       $0                                  $0
      244                                          $0                                       $0                                  $0
      245                                          $0                                       $0                                  $0
      246                                          $0                                       $0                                  $0
      247                                          $0                                       $0                                  $0

-------------------------------------------------------------------------------------------------------------------
   MORTGAGE                       INITIAL TI/LC                      MONTHLY TI/LC                   CURRENT TI/LC
   LOAN NO.               ESCROW REQUIREMENT(21)             ESCROW REQUIREMENT(22)              ESCROW BALANCE(23)
-------------------------------------------------------------------------------------------------------------------

       1                                     $0                                 $0                              $0
       2                               $783,743                            $17,634                        $819,012
       3                               $600,293                            $13,507                        $627,307
       4                               $615,963                            $13,859                        $643,682
       5                                     $0                                 $0                              $0
       6                                     $0                                 $0                              $0
       7                                     $0                                 $0                              $0
       8                                     $0                                 $0                              $0
       9                                     $0                                 $0                              $0
      10                               $500,000                             $9,308                        $519,216
      11                                     $0                                 $0                              $0
      12                                     $0                                 $0                              $0
      13                                     $0                                 $0                              $0
      14                                 $5,800                                 $0                          $5,800
      15                                     $0                                 $0                              $0
      16                                     $0                                 $0                              $0
      17                                     $0                                 $0                              $0
      18                                     $0                                 $0                              $0
      19                                     $0                                 $0                              $0
      20                                     $0                                 $0                              $0
      21                                     $0                                 $0                              $0
      22                               $750,000                                 $0                        $750,000
      23                                     $0                                 $0                              $0
      24                                     $0                             $2,138                          $2,138
      25                                     $0                             $3,000                          $3,000
      26                                     $0                                 $0                              $0
      27                                     $0                            $17,000                         $51,012
      28                                     $0                             $2,083                              $0
      29                                     $0                                 $0                              $0
      30                                     $0                                 $0                              $0
      31                                     $0                            $10,833                         $10,833
      32                                     $0                                 $0                              $0
      33                                     $0                                 $0                              $0
      34                                     $0                                 $0                              $0
      35                                     $0                                 $0                              $0
      36                                     $0                                 $0                              $0
      37                                     $0                             $8,000                         $32,020
      38                                     $0                                 $0                              $0
      39                                     $0                                 $0                              $0
      40                                $25,000                             $5,768                         $30,768
      41                                     $0                                 $0                              $0
      42                                     $0                                 $0                              $0
      43                                     $0                                 $0                              $0
      44                                     $0                                 $0                              $0
      45                                     $0                                 $0                              $0
      46                               $538,011                                 $0                        $201,890
      47                                     $0                                 $0                              $0
      48                                     $0                                 $0                              $0
      49                                     $0                             $5,962                         $17,895
      50                                     $0                             $5,833                         $11,667
      51                                     $0                                 $0                              $0
      52                                     $0                                 $0                              $0
      53                                     $0                                 $0                              $0
      54                                     $0                             $3,395                         $44,959
      55                                     $0                                 $0                              $0
      56                                     $0                                 $0                              $0
      57                                     $0                                 $0                              $0
      58                                     $0                                 $0                              $0
      59                                     $0                                 $0                              $0
      60                                     $0                                 $0                              $0
      61                                     $0                                 $0                              $0
      62                                     $0                             $3,176                         $12,711
      63                                     $0                                 $0                              $0
      64                                     $0                                 $0                              $0
      65                                     $0                                 $0                              $0
      66                                     $0                                 $0                              $0
      67                                     $0                                 $0                              $0
      68                                     $0                                 $0                              $0
      69                                     $0                                 $0                              $0
      70                                     $0                                 $0                              $0
      71                                     $0                             $6,340                         $31,700
      72                                     $0                                 $0                              $0
      73                                     $0                                 $0                              $0
      74                                     $0                                 $0                              $0
      75                                     $0                             $2,000                          $4,000
      76                                     $0                                 $0                              $0
      77                                     $0                                 $0                              $0
      78                                     $0                                 $0                              $0
      79                           $125,000 LOC                                 $0                    $125,000 LOC
      80                                     $0                                 $0                              $0
      81                                     $0                                 $0                              $0
      82                                     $0                                 $0                              $0
      83                                     $0                                 $0                              $0
      84                                     $0                                 $0                              $0
      85                                     $0                                 $0                              $0
      86                                     $0                                 $0                              $0
      87                                     $0                                 $0                              $0
      88                                     $0                                 $0                              $0
      89                                     $0                                 $0                              $0
      90                                     $0                                 $0                              $0
      91                               $100,000                             $3,000                          $6,000
      92                                     $0                                 $0                              $0
      93                                     $0                                 $0                              $0
      94                                     $0                                 $0                              $0
      95                                $25,000                             $1,952                         $28,500
      96                                     $0                                 $0                              $0
      97                                     $0                                 $0                              $0
      98                                     $0                                 $0                              $0
      99                                     $0                                 $0                              $0
      100                                    $0                                 $0                              $0
      101                                    $0                                 $0                              $0
      102                                    $0                                 $0                              $0
      103                                    $0                                 $0                              $0
      104                                    $0                                 $0                              $0
      105                                    $0                                 $0                              $0
      106                                    $0                                 $0                              $0
      107                                    $0                                 $0                              $0
      108                                    $0                             $2,188                        $473,089
      109                                    $0                                 $0                              $0
      110                                    $0                                 $0                              $0
      111                                    $0                                 $0                              $0
      112                                    $0                                 $0                              $0
      113                                    $0                                 $0                              $0
      114                                    $0                                 $0                              $0
      115                                    $0                                 $0                              $0
      116                                    $0                                 $0                              $0
      117                                    $0                                 $0                              $0
      118                                    $0                             $2,071                         $14,510
      119                                    $0                                 $0                              $0
      120                                    $0                                 $0                              $0
      121                                    $0                                 $0                              $0
      122                                    $0                                 $0                              $0
      123                                    $0                                 $0                              $0
      124                                    $0                                 $0                              $0
      125                                    $0                                 $0                              $0
      126                                    $0                                 $0                              $0
      127                                    $0                             $2,113                              $0
      128                                    $0                                 $0                              $0
      129                                    $0                                 $0                              $0
      130                                    $0                                 $0                              $0
      131                                    $0                                 $0                              $0
      132                                    $0                                 $0                              $0
      133                                    $0                                 $0                              $0
      134                                    $0                                 $0                              $0
      135                                    $0                                 $0                              $0
      136                                    $0                                 $0                              $0
      137                                    $0                                 $0                              $0
      138                                    $0                                 $0                              $0
      139                                    $0                                 $0                              $0
      140                                    $0                                 $0                              $0
      141                                    $0                                 $0                              $0
      142                                    $0                                 $0                              $0
      143                                    $0                             $1,215                          $6,075
      144                                    $0                                 $0                              $0
      145                                    $0                                 $0                              $0
      146                                    $0                                 $0                              $0
      147                                    $0                                 $0                              $0
      148                                    $0                                 $0                              $0
      149                                    $0                                 $0                              $0
      150                                    $0                                 $0                              $0
      151                                    $0                                 $0                              $0
      152                                    $0                                 $0                              $0
      153                                    $0                                 $0                              $0
      154                                    $0                                 $0                              $0
      155                                    $0                                 $0                              $0
      156                                    $0                                 $0                              $0
      157                                    $0                                 $0                              $0
      158                                    $0                                 $0                              $0
      159                                    $0                                 $0                              $0
      160                                    $0                                 $0                              $0
      161                                    $0                                 $0                              $0
      162                                    $0                                 $0                              $0
      163                                    $0                                 $0                              $0
      164                                    $0                                 $0                              $0
      165                               $75,000                             $7,600                         $90,325
      166                                    $0                                 $0                              $0
      167                                    $0                                 $0                              $0
      168                                    $0                                 $0                              $0
      169                                    $0                                 $0                              $0
      170                                    $0                                 $0                              $0
      171                                    $0                                 $0                              $0
      172                                    $0                                 $0                              $0
      173                                    $0                                 $0                              $0
      174                                    $0                                 $0                              $0
      175                                    $0                                 $0                              $0
      176                                    $0                                 $0                              $0
      177                                    $0                                 $0                              $0
      178                                    $0                                 $0                              $0
      179                                    $0                                 $0                              $0
      180                                    $0                                 $0                              $0
      181                                    $0                                 $0                              $0
      182                                    $0                                 $0                              $0
      183                                    $0                                 $0                              $0
      184                                    $0                                 $0                              $0
      185                                    $0                                 $0                              $0
      186                                    $0                                 $0                              $0
      187                                    $0                                 $0                              $0
      188                                    $0                             $1,186                          $4,744
      189                                    $0                                 $0                              $0
      190                                    $0                                 $0                              $0
      191                                    $0                                 $0                              $0
      192                                    $0                                 $0                              $0
      193                                    $0                                 $0                              $0
      194                                    $0                                 $0                              $0
      195                                    $0                                 $0                              $0
      196                                    $0                                 $0                              $0
      197                                    $0                                 $0                              $0
      198                                    $0                                 $0                              $0
      199                                    $0                                 $0                              $0
      200                                    $0                                 $0                              $0
      201                                    $0                                 $0                              $0
      202                                    $0                                 $0                              $0
      203                                    $0                                 $0                              $0
      204                                    $0                                 $0                              $0
      205                                    $0                                 $0                              $0
      206                                    $0                                 $0                              $0
      207                                    $0                                 $0                              $0
      208                                    $0                                 $0                              $0
      209                                    $0                                 $0                              $0
      210                                    $0                                 $0                              $0
      211                                    $0                                 $0                              $0
      212                                    $0                                 $0                              $0
      213                                    $0                               $645                          $2,581
      214                                    $0                                 $0                              $0
      215                                    $0                                 $0                              $0
      216                                    $0                                 $0                              $0
      217                                    $0                                 $0                              $0
      218                                    $0                                 $0                              $0
      219                                    $0                                 $0                              $0
      220                                    $0                                 $0                              $0
      221                                    $0                                 $0                              $0
      222                                    $0                                 $0                              $0
      223                                    $0                             $1,142                              $0
      224                               $30,000                             $1,305                         $33,916
      225                                    $0                                 $0                              $0
      226                                    $0                                 $0                              $0
      227                                    $0                                 $0                              $0
      228                                    $0                                 $0                              $0
      229                                    $0                                 $0                              $0
      230                                    $0                                 $0                              $0
      231                                    $0                                 $0                              $0
      232                                    $0                                 $0                              $0
      233                                    $0                                 $0                              $0
      234                                    $0                                 $0                              $0
      235                                    $0                                 $0                              $0
      236                                    $0                                 $0                              $0
      237                                    $0                                 $0                              $0
      238                                    $0                                 $0                              $0
      239                                    $0                                 $0                              $0
      240                                    $0                                 $0                              $0
      241                                    $0                                 $0                              $0
      242                                    $0                                 $0                              $0
      243                                    $0                                 $0                              $0
      244                                    $0                                 $0                              $0
      245                                    $0                                 $0                              $0
      246                                    $0                                 $0                              $0
      247                                    $0                                 $0                              $0

-------------------------------------------------------------------------------------------------
   MORTGAGE           ENVIRONMENTAL               INTEREST
   LOAN NO.             INSURANCE              ACCRUAL METHOD                 SEASONING(24)
-------------------------------------------------------------------------------------------------

       1                   No                    Actual/360                              3
       2                   No                    Actual/360                              2
       3                   No                    Actual/360                              2
       4                   No                    Actual/360                              2
       5                   No                    Actual/360                              2
       6                   No                    Actual/360                              1
       7                   No                    Actual/360                              1
       8                   No                    Actual/360                              0
       9                   No                      30/360                                4
      10                   No                    Actual/360                              3
      11                   No                      30/360                                0
      12                   No                      30/360                                4
      13                   No                      30/360                                4
      14                   No                      30/360                                7
      15                   No                      30/360                                7
      16                   No                    Actual/360                              4
      17                   No                    Actual/360                              0
      18                   No                      30/360                               31
      19                   No                      30/360                                7
      20                   No                    Actual/360                              1
      21                   No                    Actual/360                              2
      22                   No                    Actual/360                              1
      23                   No                      30/360                               55
      24                   No                    Actual/360                              1
      25                   No                    Actual/360                              1
      26                   No                    Actual/360                              2
      27                   No                    Actual/360                              3
      28                   No                    Actual/360                              0
      29                   No                    Actual/360                              7
      30                   No                    Actual/360                              2
      31                   No                    Actual/360                              1
      32                   No                    Actual/360                              1
      33                   No                    Actual/360                              2
      34                   No                      30/360                               31
      35                   No                      30/360                               64
      36                   No                      30/360                               32
      37                   No                    Actual/360                              4
      38                   No                      30/360                                4
      39                   No                    Actual/360                              4
      40                   No                    Actual/360                              1
      41                   No                    Actual/360                              2
      42                   No                    Actual/360                              1
      43                   No                      30/360                               45
      44                   No                      30/360                                4
      45                   No                    Actual/360                              2
      46                   No                    Actual/360                              1
      47                   No                    Actual/360                              4
      48                   No                      30/360                                4
      49                   No                    Actual/360                              4
      50                   No                    Actual/360                              2
      51                   No                      30/360                               29
      52                   No                      30/360                               98
      53                   No                    Actual/360                              4
      54                   No                    Actual/360                             11
      55                   No                    Actual/360                              3
      56                   No                    Actual/360                              2
      57                   No                    Actual/360                              1
      58                   No                      30/360                               78
      59                   No                      30/360                               78
      60                   Yes                     30/360                               20
      61                   No                      30/360                                0
      62                   No                    Actual/360                              5
      63                   No                    Actual/360                              7
      64                   No                      30/360                               13
      65                   No                      30/360                               41
      66                   No                    Actual/360                              3
      67                   No                      30/360                                4
      68                   No                      30/360                               91
      69                   No                    Actual/360                              7
      70                   No                      30/360                               73
      71                   No                    Actual/360                              6
      72                   No                      30/360                               33
      73                   No                    Actual/360                              6
      74                   No                    Actual/360                              2
      75                   No                    Actual/360                              2
      76                   No                      30/360                               26
      77                   No                    Actual/360                              7
      78                   No                    Actual/360                              6
      79                   No                    Actual/360                              1
      80                   No                      30/360                                1
      81                   No                    Actual/360                              2
      82                   No                      30/360                                4
      83                   No                      30/360                                7
      84                   No                      30/360                               80
      85                   No                      30/360                               78
      86                   No                      30/360                              109
      87                   No                      30/360                                6
      88                   No                      30/360                               68
      89                   No                      30/360                                5
      90                   No                      30/360                                5
      91                   No                    Actual/360                              2
      92                   No                    Actual/360                              6
      93                   No                      30/360                               71
      94                   No                      30/360                               27
      95                   No                    Actual/360                              1
      96                   No                    Actual/360                              1
      97                   No                      30/360                               91
      98                   No                      30/360                               68
      99                   No                      30/360                               73
      100                  No                    Actual/360                              6
      101                  No                      30/360                               60
      102                  No                      30/360                                6
      103                  No                      30/360                                0
      104                  No                      30/360                                5
      105                  No                      30/360                               97
      106                  No                      30/360                               44
      107                  No                      30/360                                5
      108                  No                    Actual/360                              6
      109                  No                      30/360                                5
      110                  No                      30/360                                6
      111                  No                      30/360                                4
      112                  No                      30/360                               43
      113                  No                      30/360                               64
      114                  No                      30/360                               73
      115                  No                      30/360                               99
      116                  No                      30/360                               99
      117                  No                      30/360                               36
      118                  No                    Actual/360                              6
      119                  No                      30/360                                5
      120                  No                      30/360                                3
      121                  No                    Actual/360                              1
      122                  No                      30/360                                6
      123                  No                      30/360                                6
      124                  No                      30/360                                6
      125                  No                      30/360                                3
      126                  No                      30/360                                4
      127                  No                    Actual/360                              0
      128                  No                      30/360                                2
      129                  No                    Actual/360                              4
      130                  No                      30/360                                5
      131                  No                      30/360                               45
      132                  No                      30/360                               99
      133                  No                    Actual/360                              3
      134                  No                      30/360                                1
      135                  No                    Actual/360                              3
      136                  No                      30/360                                2
      137                  No                      30/360                               95
      138                  No                      30/360                                2
      139                  No                      30/360                                4
      140                  No                      30/360                                3
      141                  No                      30/360                                2
      142                  No                      30/360                               61
      143                  No                    Actual/360                              6
      144                  No                      30/360                                4
      145                  No                      30/360                               70
      146                  No                      30/360                               25
      147                  No                      30/360                                1
      148                  No                    Actual/360                              2
      149                  No                      30/360                                3
      150                  No                    Actual/360                              4
      151                  No                    Actual/360                              5
      152                  No                      30/360                                7
      153                  No                      30/360                                1
      154                  No                    Actual/360                              3
      155                  No                      30/360                                2
      156                  No                    Actual/360                              5
      157                  No                      30/360                               16
      158                  No                    Actual/360                              6
      159                  No                      30/360                                5
      160                  No                      30/360                                3
      161                  No                      30/360                               40
      162                  No                      30/360                                4
      163                  No                      30/360                                4
      164                  No                      30/360                                8
      165                  No                    Actual/360                              3
      166                  No                      30/360                               96
      167                  No                      30/360                               30
      168                  No                    Actual/360                              3
      169                  No                    Actual/360                              6
      170                  No                      30/360                               14
      171                  No                      30/360                                2
      172                  No                      30/360                                2
      173                  No                      30/360                                3
      174                  No                    Actual/360                              6
      175                  No                      30/360                                5
      176                  No                      30/360                                7
      177                  No                    Actual/360                              6
      178                  No                      30/360                                2
      179                  No                      30/360                                6
      180                  No                      30/360                                6
      181                  No                      30/360                                2
      182                  No                    Actual/360                              2
      183                  No                    Actual/360                              3
      184                  No                      30/360                                7
      185                  No                      30/360                                4
      186                  No                      30/360                                6
      187                  No                      30/360                                4
      188                  No                    Actual/360                              5
      189                  No                      30/360                                1
      190                  No                      30/360                               61
      191                  No                      30/360                                4
      192                  No                      30/360                               21
      193                  No                      30/360                               37
      194                  No                      30/360                               35
      195                  No                    Actual/360                              0
      196                  No                    Actual/360                              3
      197                  No                    Actual/360                              1
      198                  No                      30/360                                2
      199                  No                      30/360                                7
      200                  No                      30/360                                5
      201                  No                      30/360                               62
      202                  No                    Actual/360                              1
      203                  No                      30/360                                1
      204                  No                      30/360                                5
      205                  No                      30/360                                5
      206                  No                    Actual/360                              2
      207                  No                    Actual/360                              2
      208                  No                    Actual/360                              6
      209                  No                      30/360                                3
      210                  Yes                     30/360                                0
      211                  No                    Actual/360                              2
      212                  No                      30/360                                3
      213                  No                    Actual/360                              5
      214                  No                      30/360                                2
      215                  No                      30/360                                4
      216                  No                      30/360                                1
      217                  No                      30/360                                2
      218                  No                      30/360                                3
      219                  No                      30/360                                2
      220                  No                      30/360                               11
      221                  No                    Actual/360                              9
      222                  No                      30/360                                5
      223                  No                    Actual/360                              2
      224                  No                    Actual/360                              4
      225                  No                    Actual/360                              6
      226                  No                      30/360                                4
      227                  No                      30/360                                7
      228                  No                      30/360                                4
      229                  No                      30/360                                9
      230                  No                      30/360                                6
      231                  No                      30/360                                5
      232                  No                    Actual/360                              8
      233                  No                      30/360                                6
      234                  No                      30/360                                6
      235                  No                    Actual/360                              4
      236                  No                    Actual/360                              5
      237                  No                      30/360                                3
      238                  No                      30/360                                2
      239                  No                      30/360                                3
      240                  No                      30/360                                4
      241                  No                    Actual/360                              3
      242                  No                      30/360                                7
      243                  No                      30/360                                7
      244                  No                    Actual/360                              5
      245                  No                    Actual/360                              4
      246                  No                    Actual/360                              3
      247                  No                    Actual/360                              2

-----------------------------------------------------------------------------------------------------------------------
                                                          PREPAYMENT CODE(25)
   MORTGAGE     -------------------------------------------------------------------------------------------------------
   LOAN NO.                 LO           DEF          DEF+1        DEF/YM1            YM1           YM2             YM
-----------------------------------------------------------------------------------------------------------------------

       1                    27            91
       2                    26            90
       3                    26            90
       4                    26            90
       5                    26            54
       6                    25            75
       7                    25            92
       8                    24            34
       9                    35            81
      10                    27            44
      11                    24                                                         32
      12                    60                                                         56
      13                    35            81
      14                    61            55
      15                    59                                                         57
      16                    35                           45
      17                    24            92
      18                   169                                                          8
      19                    48            68
      20                    25            55
      21                    48            68
      22                    25            88
      23                   120                                                         92
      24                    25            91
      25                    25            89
      26                    26            90
      27                    27            87
      28                    24            92
      29                    31                           85
      30                    26            31
      31                    25            91
      32                    25            92
      33                    26            90
      34                   169                                                          8
      35                   120                                                         92
      36                   119                                                         93
      37                    28            53
      38                    28                                                         64
      39                    48            68
      40                    25            31
      41                    26            54
      42                    25            91
      43                   118                                                         58
      44                    60                                                         56
      45                    26            54
      46                    25            91
      47                    84                                                                                      32
      48                    48           128
      49                    35                           82
      50                    26            91
      51                   168                                                          8
      52                   120                                                         56
      53                   102
      54                    35            81
      55                    84                                                                                      32
      56                    26            90
      57                    25            32
      58                   119                                                         93
      59                   119                                                         93
      60                   177
      61                     0                                                        179
      62                    35                           81
      63                    31                           85
      64                   167                                                                        7
      65                   119                                                         93
      66                     0                                                                                     173
      67                   102
      68                   119                                                         60
      69                    35                           81
      70                   119                                                         57
      71                    35                           81
      72                   120                                                         57
      73                   102
      74                    84                                                                                      32
      75                     0                                                                                     116
      76                   168                                                          9
      77                   102
      78                    35                           81
      79                     0                                                         80
      80                     0                                                        119
      81                    26            91
      82                    48            68
      83                    48            68
      84                   120                                                         92
      85                   120                                                         92
      86                   120                                                        176
      87                    48           128
      88                   119                                                         93
      89                     0                                                        179
      90                     0                                                        179
      91                    26            54
      92                    35                           81
      93                   119                                                         93
      94                   168                                                         69
      95                    25            91
      96                    25            92
      97                   120                                                         56
      98                   119                                                         93
      99                   119                                                         93
      100                   23                                                         93
      101                  119                                                         93
      102                  102
      103                    0                                                        114
      104                    0                                                        239
      105                  120                                                         92
      106                  177
      107                  102
      108                   30            86
      109                    0                                                        113
      110                    0                                                        238
      111                    0                                                        119
      112                  120                                                         57
      113                  119                                                         93
      114                  119                                                         93
      115                  119                                                         93
      116                  119                                                         93
      117                  169                                                          8
      118                   30            86
      119                    0                                                        239
      120                  102
      121                  102
      122                    0                                                        178
      123                    0                                                        178
      124                    0                                                        178
      125                    0                                                        239
      126                    0                                                        119
      127                   24            93
      128                  102
      129                   23                                                         93
      130                    0                                                         60
      131                  211                                                          2
      132                  120                                                         56
      133                   27           149
      134                    0                                                        119
      135                  144
      136                    0                                                        119
      137                  120                                                         92
      138                    0                                                        119
      139                    0                                                        119
      140                  102
      141                   48            68
      142                  145                                          58
      143                   23                                                         93
      144                    0                                                        297
      145                  119                                                         57
      146                  168                                                          9
      147                    0                                                        179
      148                  102
      149                    0                                                        239
      150                   35                          141
      151                  102
      152                   48            68
      153                    0                                                        239
      154                   23                                                         93
      155                   48           188
      156                  102
      157                    0                                                        187
      158                   48           128
      159                    0                                                        176
      160                    0                                                        119
      161                  168                                                          8
      162                  102
      163                    0                                                        239
      164                    0                                                        230
      165                   23                                                         93
      166                  120                                                         89
      167                  169                                                          8
      168                   23                                                         57
      169                  102
      170                    0                                                        179
      171                  102
      172                    0                                                        119
      173                  102
      174                   35                           81
      175                    0                                                        119
      176                   84                                                                                      32
      177                   84                                                                                      32
      178                  102
      179                    0                                                        239
      180                    0                                                        143
      181                    0                                                        119
      182                  102
      183                  102
      184                  102
      185                    0                                                        239
      186                   48            68
      187                  119                                                                                      57
      188                   23                                                         93
      189                    0                                                        119
      190                  120                                                         92
      191                    0                                                        179
      192                  165                                                          1
      193                  120                                                         93
      194                  169                                                          8
      195                   24                                                         32
      196                  102
      197                   25            92
      198                    0                                                        239
      199                  102
      200                    0                                                        179
      201                  120                                                         53
      202                   25            55
      203                    0                                                        239
      204                    0                                                        179
      205                    0                                                        179
      206                  102
      207                   84                                                                                      32
      208                  102
      209                    0                                                        119
      210                    0                                                        179
      211                  102
      212                  144
      213                   23                                                         93
      214                    0                                                        179
      215                    0                                                        238
      216                    0                                                        179
      217                  102
      218                  102
      219                    0                                                        119
      220                    0                                                        119
      221                  102
      222                  102
      223                   26            90
      224                   23                                                         94
      225                  102
      226                  102
      227                  102
      228                    0                                                        177
      229                   48            68
      230                    0                                                        119
      231                    0                                                        179
      232                   48            68
      233                    0                                                        179
      234                    0                                                        239
      235                   84                                                                                      32
      236                  102
      237                   48            68
      238                  102
      239                    0                                                        119
      240                    0                                                        119
      241                  180
      242                   48           128
      243                    0                                                        179
      244                  102
      245                  102
      246                  102
      247                  102

--------------------------------------------------------------------------------------------------------

   MORTGAGE     ----------------------------------------------------------------------------------------
   LOAN NO.               6.0%          5.0%           4.8%           4.0%           3.6%          3.0%
--------------------------------------------------------------------------------------------------------

       1
       2
       3
       4
       5
       6
       7
       8
       9
      10
      11
      12
      13
      14
      15
      16
      17
      18
      19
      20
      21
      22
      23
      24
      25
      26
      27
      28
      29
      30
      31
      32
      33
      34
      35
      36
      37
      38
      39
      40
      41
      42
      43
      44
      45
      46
      47
      48
      49
      50
      51
      52
      53
      54
      55
      56
      57
      58
      59
      60
      61
      62
      63
      64
      65
      66
      67
      68
      69
      70
      71
      72
      73
      74
      75
      76
      77
      78
      79
      80
      81
      82
      83
      84
      85
      86
      87
      88
      89
      90
      91
      92
      93
      94
      95
      96
      97
      98
      99
      100
      101
      102
      103
      104
      105
      106
      107
      108
      109
      110
      111
      112
      113
      114
      115
      116
      117
      118
      119
      120
      121
      122
      123
      124
      125
      126
      127
      128
      129
      130                   12                           12                            12
      131
      132
      133
      134
      135                                                                                            12
      136
      137
      138
      139
      140
      141
      142
      143
      144
      145
      146
      147
      148
      149
      150
      151
      152
      153
      154
      155
      156
      157
      158
      159
      160
      161
      162
      163
      164
      165
      166
      167
      168
      169
      170
      171
      172
      173
      174
      175
      176
      177
      178
      179
      180
      181
      182
      183
      184
      185
      186
      187
      188
      189
      190
      191
      192
      193
      194
      195
      196
      197
      198
      199
      200
      201
      202
      203
      204
      205
      206
      207
      208
      209
      210
      211
      212                                                                                            12
      213
      214
      215
      216
      217
      218
      219
      220
      221
      222
      223
      224
      225
      226
      227
      228
      229
      230
      231
      232
      233
      234
      235
      236
      237
      238
      239
      240
      241                                 12                            12                           12
      242
      243
      244
      245
      246
      247

------------------------------------------------------------------------------------------------------------------------------------

   MORTGAGE     --------------------------------------------------------------------------       YM              ADMINISTRATIVE
   LOAN NO.               2.4%          2.0%           1.2%           1.0%           OPEN    FORMULA(26)          COST RATE(27)
------------------------------------------------------------------------------------------------------------------------------------

       1                                                                                1                             3.14
       2                                                                                4                             3.14
       3                                                                                4                             3.14
       4                                                                                4                             3.14
       5                                                                                4                             3.14
       6                                                                                3                             4.14
       7                                                                                3                             3.14
       8                                                                                2                             4.14
       9                                                                                4                             3.14
      10                                                                               13                             4.14
      11                                                                                4         A                   4.14
      12                                                                                4         B                   3.14
      13                                                                                4                             3.14
      14                                                                                4                             3.14
      15                                                                                4         B                   3.14
      16                                                                                4                             9.14
      17                                                                                4                             4.14
      18                                                                                3         C                   11.14
      19                                                                                4                             8.14
      20                                                                                4                             4.14
      21                                                                                4                             8.14
      22                                                                                7                             7.14
      23                                                                                4         D                   11.14
      24                                                                                4                             8.14
      25                                                                                6                             3.14
      26                                                                                4                             3.14
      27                                                                                6                             3.14
      28                                                                                4                             9.14
      29                                                                                4                             9.14
      30                                                                                3                             11.14
      31                                                                                4                             3.14
      32                                                                                3                             8.14
      33                                                                                4                             3.14
      34                                                                                3         C                   11.14
      35                                                                                4         D                   11.14
      36                                                                                4         D                   11.14
      37                                                                                3                             3.14
      38                                                                                4         E                   4.14
      39                                                                                4                             8.14
      40                                                                                4                             3.14
      41                                                                                4                             3.14
      42                                                                                4                             4.14
      43                                                                                3         D                   11.14
      44                                                                                4         B                   3.14
      45                                                                                4                             3.14
      46                                                                                4                             4.14
      47                                                                                4         F                   8.14
      48                                                                                4                             8.14
      49                                                                                4                             9.14
      50                                                                                3                             3.14
      51                                                                                4         C                   11.14
      52                                                                                4         G                   11.14
      53                                  14                                            4                             8.14
      54                                                                                4                             8.14
      55                                                                                4         F                   8.14
      56                                                                                4                             3.14
      57                                                                                3                             3.14
      58                                                                                4         G                   11.14
      59                                                                                4         G                   11.14
      60                                                                                3         C                   11.14
      61                                                                                1         H                   20.64
      62                                                                                4                             9.14
      63                                                                                4                             9.14
      64                                                                                6         I                   11.14
      65                                                                                4         C                   11.14
      66                                                                                7         F                   8.14
      67                                  14                                            4                             8.14
      68                                                                                7         G                   11.14
      69                                                                                4                             9.14
      70                                                                                4         D                   11.14
      71                                                                                4                             9.14
      72                                                                                3         C                   11.14
      73                                  14                                            4                             8.14
      74                                                                                4         F                   8.14
      75                                                                                4         J                   9.14
      76                                                                                3         C                   11.14
      77                                  14                                            4                             8.14
      78                                                                                4                             9.14
      79                                                                                4         A                   4.14
      80                                                                                1         K                   20.64
      81                                                                                3                             3.14
      82                                                                                4                             8.14
      83                                                                                4                             8.14
      84                                                                                4         D                   11.14
      85                                                                                4         D                   11.14
      86                                                                                4         G                   11.14
      87                                                                                4                             8.14
      88                                                                                4         D                   11.14
      89                                                                                1         H                   20.64
      90                                                                                1         H                   20.64
      91                                                                                4                             3.14
      92                                                                                4                             9.14
      93                                                                                4         D                   11.14
      94                                                                                3         C                   11.14
      95                                                                                4                             8.14
      96                                                                                3                             3.14
      97                                                                                4         G                   11.14
      98                                                                                4         D                   11.14
      99                                                                                4         D                   11.14
      100                                                                               4         L                   9.14
      101                                                                               4         D                   11.14
      102                                 14                                            4                             8.14
      103                                                                               1         H                   20.64
      104                                                                               1         H                   20.64
      105                                                                               4         G                   11.14
      106                                                                               3         C                   11.14
      107                                 14                                            4                             8.14
      108                                                                               4                             8.14
      109                                                                               7         K                   20.64
      110                                                                               2         K                   18.14
      111                                                                               1         H                   20.64
      112                                                                               3         C                   11.14
      113                                                                               4         D                   11.14
      114                                                                               4         D                   11.14
      115                                                                               4         G                   11.14
      116                                                                               4         G                   11.14
      117                                                                               3         C                   11.14
      118                                                                               4                             8.14
      119                                                                               1         H                   20.64
      120                                 14                                            4                             8.14
      121                                 14                                            4                             8.14
      122                                                                               2         M                   16.14
      123                                                                               2         M                   16.14
      124                                                                               2         M                   16.14
      125                                                                               1         K                   20.64
      126                                                                               1         H                   20.64
      127                                                                               3                             3.14
      128                                 14                                            4                             8.14
      129                                                                               4         L                   9.14
      130                   12                            9                             3         N                   20.64
      131                                                                               3         D                   11.14
      132                                                                               4         G                   11.14
      133                                                                               4                             8.14
      134                                                                               1         O                   20.64
      135                                 12                             8              4                             8.14
      136                                                                               1         H                   20.64
      137                                                                               4         G                   11.14
      138                                                                               1         H                   20.64
      139                                                                               1         H                   20.64
      140                                 14                                            4                             8.14
      141                                                                               4                             8.14
      142                                                                               4         D                   11.14
      143                                                                               4         L                   9.14
      144                                                                               3         K                   20.64
      145                                                                               4         D                   11.14
      146                                                                               3         C                   11.14
      147                                                                               1         P                   20.64
      148                                 14                                            4                             8.14
      149                                                                               1         H                   20.64
      150                                                                               4                             9.14
      151                                 14                                            4                             8.14
      152                                                                               4                             8.14
      153                                                                               1         H                   20.64
      154                                                                               4         L                   9.14
      155                                                                               4                             8.14
      156                                 14                                            4                             8.14
      157                                                                               3         Q                   20.64
      158                                                                               4                             8.14
      159                                                                               4         K                   18.14
      160                                                                               1         H                   20.64
      161                                                                               4         C                   11.14
      162                                 14                                            4                             8.14
      163                                                                               1         H                   18.14
      164                                                                               2         M                   20.64
      165                                                                               4         L                   9.14
      166                                                                               7         G                   11.14
      167                                                                               3         C                   11.14
      168                                                                               4         L                   9.14
      169                                 14                                            4                             8.14
      170                                                                               1         H                   20.64
      171                                                               14              4                             8.14
      172                                                                               1         H                   16.14
      173                                 14                                            4                             8.14
      174                                                                               4                             9.14
      175                                                                               1         H                   20.64
      176                                                                               4         F                   8.14
      177                                                                               4         F                   8.14
      178                                 14                                            4                             8.14
      179                                                                               1         K                   20.64
      180                                                                               1         H                   20.64
      181                                                                               1         H                   16.14
      182                                 14                                            4                             8.14
      183                                 14                                            4                             8.14
      184                                 14                                            4                             8.14
      185                                                                               1         H                   18.14
      186                                                                               4                             8.14
      187                                                                               4         F                   8.14
      188                                                                               4         L                   9.14
      189                                                                               1         H                   20.64
      190                                                                               4         D                   11.14
      191                                                                               1         H                   20.64
      192                                                                               3         C                   11.14
      193                                                                               3         C                   11.14
      194                                                                               3         C                   11.14
      195                                                                               4         A                   4.14
      196                                 14                                            4                             8.14
      197                                                                               3                             3.14
      198                                                                               1         R                   20.64
      199                                 14                                            4                             8.14
      200                                                                               1         Q                   20.64
      201                                                                               7         D                   11.14
      202                                                                               4                             4.14
      203                                                                               1         S                   20.64
      204                                                                               1         H                   20.64
      205                                                                               1         H                   20.64
      206                                 14                                            4                             8.14
      207                                                                               4         F                   8.14
      208                                 14                                            4                             8.14
      209                                                                               1         H                   20.64
      210                                                                               1         H                   20.64
      211                                 14                                            4                             8.14
      212                                 12                             8              4                             8.14
      213                                                                               4         L                   9.14
      214                                                                               1         H                   20.64
      215                                                                               2         M                   20.64
      216                                                                               1         P                   20.64
      217                                 14                                            4                             8.14
      218                                 14                                            4                             8.14
      219                                                                               1         H                   20.64
      220                                                                               1         H                   20.64
      221                                 14                                            4                             8.14
      222                                 14                                            4                             8.14
      223                                                                               4                             8.14
      224                                                                               4         L                   9.14
      225                                 14                                            4                             8.14
      226                                 14                                            4                             8.14
      227                                 14                                            4                             8.14
      228                                                                               3         H                   20.64
      229                                                                               4                             8.14
      230                                                                               1         H                   20.64
      231                                                                               1         H                   20.64
      232                                                                               4                             8.14
      233                                                                               1         H                   20.64
      234                                                                               1         H                   18.14
      235                                                                               4         F                   8.14
      236                                 14                                            4                             8.14
      237                                                                               4                             8.14
      238                                 14                                            4                             8.14
      239                                                                               1         H                   20.64
      240                                                                               1         K                   20.64
      241                                 12                             8              4                             8.14
      242                                                                               4                             8.14
      243                                                                               1         T                   18.14
      244                                 14                                            4                             8.14
      245                                 14                                            4                             8.14
      246                                 14                                            4                             8.14
      247                                 14                                            4                             8.14

FOOTNOTES TO APPENDIX II

1       "MSMC", "IXIS", "PCF", "MassMutual", "NCB, FSB", "UCMFI", "TIAA" and
        "WaMu" denote Morgan Stanley Mortgage Capital Inc., IXIS Real Estate
        Capital, Inc., Principal Commercial Funding, LLC, Massachusetts Mutual
        Life Insurance Company, NCB, FSB, Union Central Mortgage Funding, Inc.,
        Teachers Insurance and Annuity Association of America and Washington
        Mutual Bank, FA.

2       The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral codings:
        Mortgage Loan Nos. 2-4, 89-90, 122-124 and 204-205 (Central Mall
        Portfolio, Armour-Northeast Industrial Portfolio, Boozer Melbourne
        Office Portfolio and Family Dollar Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus
        Supplement as to such mortgage loans, a portion of the aggregate Cut-off
        Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or Underwritten Cash Flows. The following loan pool represents cross-defaulted mortgage loans secured by the same property and is designated by identical asterisk coding:
        Mortgage Loan Nos. 58-59 (Martin's Landing Portfolio). The loan documents do not establish a payment priority between the notes. For the purpose of the statistical information set forth in this Prospectus
        Supplement as to such single-loan/multiple-property and
        cross-collateralized/single property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV,
        Cut-off Date LTV Without Tax Credits, Balloon Cut-off Date LTV Without
        Tax Credits and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

        With respect to Mortgage Loan No. 2-4, Central Mall Portfolio, the
        Mortgage Loan allows the release of one or more related Mortgaged
        Properties from the lien of the related mortgage upon the satisfaction of certain conditions. In addition, the Mortgage Loan allows for the release of certain unimproved parcels from the lien of the related mortgages without the payment of release prices upon the satisfaction of certain conditions. Please see Appendix IV for more details.

        With respect to Mortgage Loan No. 5, Hulen Mall, the Mortgage Loan
        allows the release of parcels that are vacant, non-income producing and unimproved upon the satisfaction of certain conditions. Please see
        Appendix IV for more details.

        With respect to Mortgage Loan No. 7, 225 West Broadway, the Mortgage
        Loan allows the release one or more parcels included in the related
        Mortgaged Property upon the satisfaction of certain conditions. Please see Appendix IV for more details.

        With respect to Mortgage Loan No. 110, Beach Haven Shopping Center, the
        Mortgage Loan allows the release of a parking parcel at the north end of the Mortgaged Property provided that the borrower pays to the lender the appraised value of such parcel and the applicable prepayment premium with a processing fee of $2,000.

        With respect to Mortgage Loan No. 122-124, Boozer Melbourne Office
        Portfolio, the Mortgage Loan allows the release of any portion of the collateral encumbered by the mortgage and the other loan documents, provided that, among other conditions (i) the LTV of the remaining collateral after the release must be no greater than 70% of the fair market value of the remaining collateral, (ii) the DSCR of the remaining collateral after the release must be at least 1.30x, and (iii) the application of the sale amount of the released collateral to the outstanding principal balance of the Mortgage Loan shall be accompanied by a prepayment premium as described in the promissory note.

3       The Cut-off Date is February 1, 2005 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in February 2005 were due on February 1, 2005, not the actual day on which such scheduled payments were due.

        With respect to Mortgage Loan No. 94, Forest Ridge Apartments, the
        initial funding of $2,600,000 for the Mortgage Loan occurred on November
        21, 2002 with subsequent disbursements of $500,000 on April 25, 2003;
        $250,000 on September 15, 2003; and $200,000 on October 17, 2003
        bringing the total disbursed on the loan up to $3,550,000. During this period monthly payments were interest only until November 10, 2003 at which point the Mortgage Loan required principal and interest payments until maturity.

        With respect to Mortgage Loan No. 103, Sellwood Building, the Mortgage
        Loan has been modified to reflect a $300,000 additional funding on
        January 5, 2005. In connection with the $300,000 additional funding, the borrower executed a promissory note in the original principal amount of
        $300,000, which provides for principal and interest payments on such note to commence on March 1, 2005.

        With respect to Mortgage Loan No. 113, Glenview Apartments, the borrower made a required principal prepayment on September 27, 2002 in the amount of $163,000. The loan payment was recast and as of the December 1, 2002 payment date, monthly payment of principal and interest decreased from
        $22,988 to $21,741.

        With respect to Mortgage Loan No. 18, Westchester Apartments, the borrower has additional secured, subordinated mortgages in the form of:
        (i) a mortgage to Hillsborough County, Board of County Commissioners
        securing an initial principal balance of $518,000; and (ii) a mortgage to Florida Housing Finance Corporation securing an initial principal balance of $2,500,000. Payments on such subordinate mortgages are payable from cash flow only and are subordinated to the Mortgage Loan pursuant to recorded subordination agreements.

        With respect to Mortgage Loan No. 23, Windermere Apartments, the borrower has an additional secured, subordinated mortgage held by the
        Hillsborough County, Board of County Commissioners securing an initial principal amount of $670,000. Such mortgage is payable from net cash flow or disposition of the Mortgaged Property and is by its terms subordinate to the Mortgage Loan.

                                      II-1

        With respect to Mortgage Loan No. 34, Windermere II Apartments, the
        borrower has an additional secured, subordinated mortgage held by the
        Hillsborough County, Board of County Commissioners securing an initial principal amount of $760,000. Such mortgage is payable from net cash flow or disposition of the Mortgaged Property and is by its terms subordinate to the Mortgage Loan.

        With respect to Mortgage Loan No. 54, East First Avenue, LLC, the borrower has additional secured, subordinate financing securing an initial principal amount of $1,500,000. The subordinate financing is in the form of a second mortgage. Such mortgage is payable from net cash flow or disposition of the Mortgaged Property and is by its terms subordinate to the Mortgage Loan.

        With respect to Mortgage Loan No. 64, Kimberly Park Apartments, the
        borrower has additional secured financing held by the California Housing
        Finance Agency ("CHFA") securing an initial principal amount of
        $302,515. A title policy endorsement was obtained insuring that the CHFA deed of trust is subordinate to the Mortgage Loan. Additionally, the borrower has no scheduled payments for 55 years under the CHFA loan. On the 55th anniversary of the low income housing regulatory agreement between CHFA and the borrower, 1/55th of the original principal amount of the loan will be forgiven for each year that the borrower performs its obligations under such agreement.

        With respect to Mortgage Loan No. 84, River Park Village Apartments, the
        borrower has an additional secured, subordinated mortgage held by The
        New Jersey Department of Community Affairs, Division of Housing
        ("NJDCADH") securing an initial principal balance of $1,500,000. Such mortgage (i) is by its terms subordinated to the Mortgage Loan, (ii) is payable from cash flow only and (iii) may be foreclosed by NJDCADH without notice to lender.

        With respect to Mortgage Loan No. 86, Sable Chase Apartments, the borrower has an additional secured, subordinated mortgage held by the
        Georgia Housing and Finance Authority securing an initial principal balance of $1,000,000. Such mortgage is subordinated to the Mortgage
        Loan pursuant to a recorded subordination agreement.

        With respect to Mortgage Loan No. 145, Parker Place Apartments, the
        borrower has an additional secured, subordinated mortgage held by the
        ADPC Corporation securing an initial principal balance of approximately
        $318,738. Such mortgage is payable from cash flow only and is subordinated to the Mortgage Loan pursuant to a recorded subordination agreement.

        With respect to Mortgage Loan No. 166, North Pointe Apartments, the
        borrower has an additional secured, subordinated deed of trust held by the State of Utah, Housing Trust Fund securing an initial principal balance of $399,275. Such mortgage is payable from cash flow only and is subordinated to the Mortgage Loan pursuant to a recorded subordination agreement.

        With respect to Mortgage Loan No. 190, Westland Cove, the borrower has an additional secured, subordinated deed of trust held by the Salt Lake
        County securing an initial principal balance of $131,000. Such mortgage is subordinated to the Mortgage Loan pursuant to a recorded subordination agreement.

        With respect to Mortgage Loan No. 192, Culpepper Landing II, the borrower has an additional secured, subordinated mortgage held by South
        Carolina State Housing Finance and Development Authority ("SCHFDA")
        securing an initial principal amount of $500,000. SCHFDA has entered into a subordination agreement with the lender which confirms that its mortgage is subordinate to the first mortgage. Payments on such mortgage are deferred and are payable only out of surplus cash during the term of the Mortgage Loan.

        With respect to Mortgage Loan No. 1, 125 Park Avenue, the borrower has the right in the future to obtain mezzanine financing secured by an ownership interest in the borrower entity provided that, among other things, the combined DSCR is not less than 1.25x and the combined LTV does not exceed 65%.

        With respect to Mortgage Loan No. 5, Hulen Mall, the borrower has the right in the future to obtain mezzanine financing secured by an ownership interest in the borrower entity provided that, among other things, the combined DSCR is not less than 1.25x and the combined LTV does not exceed 75%.

        With respect to Mortgage Loan No. 26, Spring Hill Suites Orlando, upon sale of the Mortgaged Property, the new owner will have the right to obtain mezzanine financing secured by an ownership interest in the borrower entity in an amount up to 70% of the sales price.

        With respect to Mortgage Loan No. 30, Stone Mist Apartments, the borrower has the right in the future to obtain mezzanine financing in an amount up to $500,000 provided that, among other things, the LTV for both the senior and subordinate loans does not exceed 80%.

        With respect to Mortgage Loan No. 33, Courtyard Marriott Greenville,
        upon sale of the Mortgaged Property, the new owner will have the right to obtain mezzanine financing secured by an ownership interest in the borrower entity in an amount up to 70% of the sales price.

        With respect to Mortgage Loan No. 41, Timber Ridge, the borrower has the right in the future to obtain mezzanine financing, provided that among other things, the LTV for both the senior and subordinate loans does not exceed 85%.

        With respect to Mortgage Loan No. 45, Wood Trail Apartments, the borrower has the right in the future to obtain mezzanine financing, provided that among other things, the LTV for both the senior and subordinate loans does not exceed 85%.

        With respect to Mortgage Loan No. 56, Fairfield Inn Orlando, upon sale of the Mortgaged Property, the new owner will have the right to obtain mezzanine financing secured by an ownership interest in the borrower entity in an amount up to 70% of the sales price.

        With respect to Mortgage Loan No. 121, Bonnie Crest Owners Corp., the
        borrower has the right in the future to obtain secondary financing secured by the Mortgaged Property provided, among other things, the principal amount of the secondary financing, together with all other

                                      II-2

        indebtedness then secured by the Mortgaged Property, does not in the aggregate exceed the lesser of (i) 20% percent of the value of the
        Mortgaged Property as a residential cooperatively owned apartment building and (ii) 35% percent of the value of the Mortgaged Property as a multi-family residential rental apartment building.

        With respect to Mortgage Loan No. 130, Woodside Business Park, the
        borrower has the right in the future to obtain secondary financing secured by the Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.40x and the combined LTV does not exceed 70%.

        With respect to Mortgage Loan No. 148, Palmbrook Gardens Tenants Corp.,
        the borrower has the right in the future to obtain secondary financing secured by the Mortgaged Property provided, among other things, the principal amount of the secondary financing, together with all indebtedness then secured by the Mortgaged Property, does not in the aggregate exceed the lesser of (i) 20% percent of the value of the
        Mortgaged Property as a residential cooperatively owned apartment building and (ii) 35% percent of the value of the Mortgaged Property as a multi-family residential rental apartment building.

        With respect to Mortgage Loan No. 153, Glendale Row Retail, the borrower has the right in the future to obtain secondary financing secured by the
        Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.30x and the combined LTV does not exceed 70%.

        With respect to Mortgage Loan No. 179, Carpinteria Industrial, the
        borrower has the right in the future to obtain secondary financing secured by the Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.40x and the combined LTV does not exceed 65%.

        With respect to Mortgage Loan No. 198, Grand Avenue Plaza, the borrower has the right in the future to obtain secondary financing secured by the
        Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.25x, the combined LTV does not exceed 70% and the secondary financing amount does not exceed $2,000,000.

        With respect to Mortgage Loan No. 200, Pinellas Park Warehouse, the
        borrower has the right in the future to obtain secondary financing secured by the Mortgaged Property up to $2,400,000 only with lender's prior written consent.

        With respect to Mortgage Loan No. 228, Chagrin Falls Retail, the borrower has the right in the future to obtain secondary financing secured by the Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.30x and the combined LTV does not exceed 70%.

4       The indicated NOI DSCR, NCF DSCR, Cut-Off Date LTV, Balloon LTV, Cut-off
        Date LTV Without Tax Credits and Balloon LTV Without Tax Credits reflect current scheduled payments as of the Cut-off Date for all Mortgage
        Loans.

        DSCR and LTV calculations with respect to Mortgage Loans secured by underlying residential cooperative properties are calculated based upon the Underwritable Cash Flow (as such definition pertains to residential cooperative properties) and Value Co-Op Basis (See "Glossary of Terms"
        in this Prospectus Supplement).

        Cut-Off Date LTV Without Tax Credits and Balloon LTV Without Tax Credits
        with respect to Mortgage Loans sold to the trust by Massachusetts Mutual
        Life Insurance Company assume the Current Value of the related Mortgaged
        Property excluding the remaining value of the outstanding tax credits.

5       In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
        "Percent Leased" was determined based on such information.

6       With respect to Mortgage Loan No. 2-4, Central Mall, the related
        Mortgage Loan is secured by both the fee and leasehold interests in the related Mortgaged Properties. In the event of a termination of the related ground lease, the lessor is not required to enter into a new lease with the mortgagee. However, the mortgagee is entitled to redeem and reinstate the ground lease for its remaining term within two years from the date of the default, provided that the mortgagee performs, acts or pays sums to undo the breach that caused the termination.

7       The "Grace Period" shown is grace period to charge late interest.

8       The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
        Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9       With respect to Mortgage Loan Nos. 2-4, Central Mall Portfolio, monthly payments are interest only until May 1, 2009 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 26-year amortization schedule. The DSCR after the interest only period will be 1.32x.

                                      II-3

        With respect to Mortgage Loan No. 9, Festival at Hyannis, monthly payments are interest only until November 10, 2006 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on a 30/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.70x.

        With respect to Mortgage Loan No. 13, Holiday Centre, monthly payments are interest only until November 10, 2006 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on a 30/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.51x.

        With respect to Mortgage Loan No. 20, Commerce Crossings Office
        Building, monthly payments are principal and interest until January 1,
        2010 after which they are required to be interest only. Provided the borrower produces written notice that YUM! Brands Inc has exercised their option to renew its lease on or before May 31, 2010 and such renewal is per the terms of their lease dated September 22, 2000, the
        Mortgage Loan shall revert back to the original 25-year amortization schedule (resuming at the point in the amortization schedule where the payments became interest only).

        With respect to Mortgage Loan No. 25, Crown Plaza, monthly payments are interest only until February 1, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 28-year amortization schedule. The DSCR after the interest only period will be 1.25x.

        With respect to Mortgage Loan No. 27 Montgomery Field, if prior to
        December 1, 2007, the expiration dates of the terms of the two related ground leases are extended to a date beyond July 31, 2035, the amortization schedule will be reset and the fixed principal and interest payments for the Mortgage Loan will be recast based on the then-current principal balance of the Mortgage Loan and a new amortization period, which will be the lesser of (i) 324 months and (ii) the sum of (a) 216 months and (b) 12 months for each 12 months that the ground lease is extended beyond July 31, 2035.

        With respect to Mortgage Loan No. 28, Okeechobee Industrial Park, monthly payments are interest only until March 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an
        Actual/360 basis and will be based on a 30-year amortization schedule.
        The DSCR after the interest only period will be 1.33x.

        With respect to Mortgage Loan No. 30, Stone Mist Apartments, monthly payments are interest only until January 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.28x.

        With respect to Mortgage Loan No. 31, Columbia Lakeside, monthly payments are interest only until February 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.44x.

        With respect to Mortgage Loan No. 37, Park Hill Medical Plaza, monthly payments are interest only until November 1, 2006 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 28-year amortization schedule. The DSCR after the interest only period will be 1.33x.

        With respect to Mortgage Loan No. 41, Timber Ridge, monthly payments are interest only until January 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.42x.

        With respect to Mortgage Loan No. 45, Wood Trail Apartments, monthly payments are interest only until January 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.41x.

        With respect to Mortgage Loan No. 75, Thunderbird Crossing, monthly payments are interest only until January 1, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.54x.

        With respect to Mortgage Loan No. 91, 3965 Durango, monthly payments are interest only until January 1, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.25x.

10      The "Current Value" for the Mortgage Loans is derived either from an updated appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. In connection with the
        Mortgage Loans sold to the trust by Massachusetts Mutual Life Insurance
        Company, the seller arrived at the valuations of the Mortgaged
        Properties by applying a capitalization rate chosen from a range set forth in third party market studies to underwritten net operating income and adding in the remaining value of the outstanding tax credits. The
        "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

                                      II-4

11      The "Rental Value" of a residential cooperative property is based on the appraised value assuming that the subject property is operated as a multifamily rental property with rents set as prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants. "Sponsor Units" refers to the number of units owned by the original sponsor responsible for the property's conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or in whole). "Investor Units"
        refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. "Coop Units" refers to the number of units owned by the cooperative corporation, the borrower. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. Sponsor carry is the sponsor's, investor's or cooperative-borrower's net cash flow calculated by subtracting maintenance charges on the sponsor, investor or cooperative-borrower owned units from the actual rents collected on such units, to the extent available. "Committed Secondary Debt" indicates the current amount of the subordinate lien encumbering the respective cooperative property.

12      "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property,
        "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest
        Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

13      For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14      For "Capital Expenditure Escrow in Place" identified as "Yes,"
        collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15      For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

16      "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance,
        Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17      "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18      "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

19      "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20      "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of January
        2005.

21      "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

        With respect to Mortgage Loan No. 6, 540 Madison Avenue, Harry Macklowe,
        the sponsor, guarantees to the lender payment of any tenant costs and expenses for improvements and leasing commissions for which the borrower is obligated under the leases.

        With respect to Mortgage Loan No. 8, 400 Madison Avenue, Harry Macklowe,
        the sponsor, guarantees to the lender payment of any tenant costs and expenses for improvements and leasing commissions for which the borrower is obligated under the leases.

22      "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in
        the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

                                      II-5

23      "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of January 2005.

24      "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the
        Cut-off Date.

25      The ""Prepayment Code"" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF+1" represents defeasance plus
        1.0% penalty percentage to be paid of the outstanding balance at the time the loan is prepaid. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM1" represents the greater of yield maintenance and 1.0%. "YM2" represents the greater of yield maintenance and 2.0%. "YM" represents yield maintenance. "6.0%", "5.0%", "4.8%",
        "4.0", "3.6%", "3.0%", "2.4%", "2.0%", "1.2%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of ""Prepayment Code"" represents the number of payments in the Original Term to Maturity for which such provision applies.

26      Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 20 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M",
        "N", "O", "P", "Q", "R", "S" and "T". Exceptions to formulas are shown below. Descriptions of these yield maintenance formulas are listed beginning on page II-7. Numerical references and sections refer back to the original loan documents.

27      The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

  28    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 -
        2, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                         Escrowed Holdback or
  Mtg.                                                Escrow or LOC          Letter of Credit   Outside Date     Prepayment Premium
Loan No.     Property Name                         Release Conditions          Initial Amount    for Release         Provisions
------------ ------------------------------------- -------------------- ---------------------- ---------------- --------------------

   17        University Plaza Office Building               1                      $1,214,545    06/01/2005      Yield Maintenance
   79        Mariemont Promenade                            2                        $125,000        NAP         Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.      The borrower furnishes to lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law;
        and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

2.      The borrower furnishes to lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law;
        and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) or fully executed amendments extending term expirations of previously approved existing leases in form a substance acceptable to lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and commencement of rental payments, a certificate of occupancy and a detailed analytical report and rent roll.
        In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

                                      II-6

YIELD MAINTENANCE FORMULAS

     A.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Make Whole Premium which shall be the greater of one percent (1%)
         of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

         (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue
              ("Primary Issue") published one week prior to the date of
              prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
              Issue") which the Lender reasonably deems to be similar to the
              Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

              * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (2)  Calculate the "Present Value of the Loan." The Present Value of
              the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the
              Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         Notwithstanding anything in the above to the contrary, during the last
         90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a)
         not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to
         Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the
         Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

         In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three
         (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment;
         (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium."
         Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     B.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of (i) an amount equal to the product of the Prepayment
         Percentage multiplied by the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated using the Discount Rate, exceeds the Prepayment Date
         Principal.

         "Prepayment Percentage" shall mean one percent (1%).

         "Prepayment Date Principal" shall mean the principal on the date of prepayment.

         "Discounted Value of Note Payments" is based on the following

              NP
         -----------
         (1 + R/12)n

         NP = The amount of the Note Payment
         R = The Discount Rate (or default discount rate, if applicable)

                                      II-7

         n = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

         "Note Payment" shall mean each (i) scheduled debt service payment for the period from the prepayment date through and including the maturity date of the loan, and (ii) the scheduled repayment of principal, if any, on the maturity date

         "Discount Rate" shall mean the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (as closely as possible, if not identical) to the maturity date, and, if applicable, a coupon rate corresponding (as closely as possible, if not identical) to the fixed interest rate under the Note.

     C.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Prepayment Premium shall be equal to the greater of (x) or (y), where

         (x)      is equal to the amount to be prepaid multiplied by 1%; and

         (y)      is the present value of the series of Monthly Payment
                  Differentials from the date of prepayment to the Maturity
                  Date, discounted at the Reinvestment Yield on a monthly basis.
                  The "Monthly Payment Differential" shall be the monthly
                  interest, which would be earned if the prepayment were
                  invested at the interest rate on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

         The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity
         Date, as quoted in The Wall Street Journal published on the Business
         Day following the fourteenth (14th) day immediately preceding the date for prepayment as set forth in the Borrower's notice of its intention to prepay, but if the fourteenth (14th) day is not a Business Day, then as quoted on the following Business Day. Should more than one U.S.
         Treasury issue be quoted as maturing on the date closest to the
         Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The
         Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for U.S.
         Treasury issues will be used.

     D.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Prepayment Premium shall be equal to the greater of (x) or (y), where

         (x)      is equal to the amount to be prepaid multiplied by 1% and

         (y)      is equal to the product (discounted as hereinafter provided)
                  obtained by multiplying the amount to be prepaid by the
                  "Prepayment Premium Rate" The "Prepayment Premium Rate" shall be the percentage obtained by multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the
                  Maturity Date, as quoted in The Wall Street Journal published on the scheduled prepayment date, by a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the
                  Maturity Date, and the denominator of which is 365. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, than any other publication acceptable to Lender quoting daily market yields for U.S.
                  Treasury issues will be used. The product obtained from the foregoing shall then be discounted, on a semi-annual basis, over the remaining term of this Promissory Note as of the date of prepayment to its then present value, using the U.S.
                  Treasury yield, referred to in this subsection (y).

     E.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Make Whole Premium which shall be the greater of one percent (1%)
         of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

         (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue
              ("Primary Issue") published one week prior to the date of
              prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
              Issue") which the Lender reasonably deems to be similar to the
              Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

              * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (2)  Calculate the "Present Value of the Loan." The Present Value of
              the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the
              Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

                                      II-8

         (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         Notwithstanding anything in the above to the contrary, during the last
         90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a)
         not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to
         Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the
         Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

         In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three
         (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 15 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment;
         (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium."
         Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     F.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The sum of (x) the product obtained by multiplying (A) the excess of the interest rate stated in the related promissory note over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the promissory note, as such yield rate is reported in the Wall Street Journal or similar business publication of general circulation on the fifth business day preceding the noticed prepayment date or, if no yield rate on publicly traded current coupon United
         States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee by (B) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date of the promissory note by (C) the outstanding principal amount of the promissory notes, plus (y) the amount of out-of-pocket costs and expenses which would be required to reinvest the amount so prepaid including, but not limited to, estimated transaction and processing fees and costs, estimated legal fees and disbursements and estimated brokerage fees and costs, all as reasonably determined by the payee.

     G.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (1)  The amount to be prepaid shall be multiplied by the "prepayment fee rate". The "prepayment fee rate" shall be the greater of:

              a.   one percent (1%); or

              b.   the product, expressed as a percentage, obtained by
                   multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the Maturity Date, as quoted in
                   The Wall Street Journal published on the date for prepayment as set forth in Maker's notice of its intention to prepay, by the remaining terms of the loan, expressed as a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and
                   including the Maturity Date and the denominator of which is
                   365. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the
                   Contract Rate will be used in the calculations. If The Wall
                   Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Holder quoting daily market yields for U.S. Treasury issues will be used; and

         (2)  The product of the calculation made as provided in (1) above shall be discounted over the remaining term of the loan evidenced hereby as the date of prepayment to its then present value at the U.S.
              Treasury issue yield referred to in (1)(b) above, and such discounted amount shall constitute the Prepayment Fee hereunder and shall be paid by Maker together with the principal balance prepaid.

                                      II-9

     H.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole
         Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States
         Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Two
         Thousand Five Hundred Dollars ($2,500).

         The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
         Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     I.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Prepayment Premium shall be equal to the greater of (x) or (y), where

         (x)      is equal to the amount to be prepaid multiplied by 2%; and

         (y)      is the present value of the series of Monthly Payment
                  Differentials from the date of prepayment to the Maturity
                  Date, discounted at the Reinvestment Yield on a monthly basis.
                  The "Monthly Payment Differential" shall be the monthly
                  interest (without amortization), which would be earned if the prepayment were invested at the interest rate until the
                  Maturity Date on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment
                  Yield.

         The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity
         Date, as quoted in The Wall Street Journal published on the Business
         Day following the second (2nd) day immediately preceding the date for prepayment as set forth in the Borrower's notice of its intention to prepay, but if the second (2nd) day is not a Business Day, then as quoted on the preceding Business Day. Should more than one U.S.
         Treasury issue be quoted as maturing on the date closest to the
         Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The
         Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for U.S.
         Treasury issues will be used.

     J.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The amount, if any (but in no event less than zero), that when added to the unpaid Principal of the Note payable on the Stated Maturity Date, would be sufficient to purchase U.S. Obligations which provide payments
         (A) on or prior to, but as close as possible to, all successive Payment
         Dates after the date of calculation through the Stated Maturity Date and (B) in amounts sufficient to pay (x) the Monthly Debt Service
         Payment Amount required under the Note together with the unpaid
         Principal of the Note payable on the Stated Maturity Date.

     K.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of:

         (1) An amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment, plus

         any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500.

     L.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under the Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by
         (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

         For purposes of the foregoing, "Periodic Treasury Yield" means the annual yield to maturity of the actively traded non-callable United
         States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value

                                     II-10

         in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on, or after)
         the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street
         Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by 12.

     M.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of:

         (1) An amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that Union Central would have realized had the loan not been prepaid, or

         (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment, plus any reasonable out-of-pocket costs and expenses incurred by Union Central in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United
         States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500.

     N.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         During the first five years of the loan term, the term "Prepayment
         Premium" means an amount equal to the greater of:

         (1) an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment.

         After the first five years of the loan term, the Prepayment Premium shall mean an amount shown in the following chart:

         Loan Year          Percentage of Outstanding Principal Balance
         ---------         --------------------------------------------
         6th               6%
         7th               4.8%
         8th               3.6%
         9th               2.4%
         10th              1.2%

         During all loan years, the Prepayment Premium shall include in addition any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500.

     O.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole
         Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States
         Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Five
         Hundred Dollars ($500).

         The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
         Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     P.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole
         Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States
         Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Two
         Thousand Five Hundred Dollars ($2,500). In the event Lender applies any insurance proceeds or condemnation proceeds to the reduction of the principal portion of the Loan in accordance with the terms of the Deed of Trust, and if at such time no event of default

                                     II-11

         exists hereunder and no event has occurred which with the passage of time or the giving of notice would be or become an event of default, then no Prepayment Premium shall be due or payable as a result of such application.

         The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
         Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     Q. THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (i) the greater of:

         (A) an amount added to the principal balance prepaid, so that the total amount prepaid earns when invested in a United States Treasury bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (B) one percent (1%) of the then outstanding principal balance hereof
         (including accrued interest) at the time of the prepayment; added to

         (ii) the amount of any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan proceeds and the amount determined in (i) (A) or (B) above in United States Treasury
         Bonds or Notes, including, without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500.

     R. THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (i) the greater of:

         (A) an amount added to the principal balance prepaid, so that the total amount prepaid earns when invested in a United States Treasury bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (B) one percent (1%) of the then outstanding principal balance hereof
         (including accrued interest) at the time of the prepayment; added to

         (ii) the amount of any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan proceeds and the amount determined in (i) (A) or (B) above in United States Treasury
         Bonds or Notes, including, without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $1,000.

     S. THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole
         Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States
         Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Two
         Thousand Dollars ($2,000).

         The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
         Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     T. THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of:

         (1) An amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment, plus any reasonable out-of-pocket costs and expenses incurred by Union Central in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United
         States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500. Upon request, Holder will notify Maker in writing of the estimated total Prepayment Premium for a prepayment to be made on the date set forth in such request.

                                     II-12

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

------------------------------------------------------------------------------------------------------------------------------------

  MORTGAGE    MORTGAGE
  LOAN NO.    LOAN SELLER        PROPERTY NAME                                        STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

     15       TIAA               The Cloisters Apartments I                           100 Michigan Avenue N.E.
     18       MassMutual         Westchester Apartments                               105 Westchester Oaks Lane
     21       NCB, FSB           Noble Square Cooperative                             1165 North Milwaukee Avenue
     23       MassMutual         Windermere Apartments                                9474 Windermere Lake Drive
     34       MassMutual         Windermere II Apartments                             9474 Windermere Lake Drive
     35       MassMutual         The Club At Woodchase                                1100 Rabbit Run Circle
     36       MassMutual         Westcreek Townhomes                                  1279 West Loop 1604 N.
     39       NCB, FSB           Eastwyck Village Towne Houses, Inc.                  2892 Eastwyck Circle
     43       MassMutual         Summer City Townhomes                                4141 1 H-10 East
     51       MassMutual         Crescent Pointe Ltp                                  2000 Crescent Pointe Lane
     52       MassMutual         Stonelick Woods Apartments                           100 Stonelick Woods Dr
     53       NCB, FSB           Caton Towers Owners Corp.                            135 Ocean Parkway
     58       MassMutual         Martin's Landing Apts Phase I *                      2101 Martins Landing Circle
     59       MassMutual         Martin's Landing Apts Phase II *                     2101 Martins Landing Circle
     60       MassMutual         El Patrimonio Apartments                             2601 Sarah Ave
     64       MassMutual         Kimberly Park Apartments                             15135 Kimberly Drive
     65       MassMutual         Plum Creek Apartments                                6969 South Loop East
     67       NCB, FSB           Newport Apartments, Inc.                             42-65 Kissena Boulevard
     68       MassMutual         College Glen Apartments                              4870 55th Lane Se
     70       MassMutual         Deerfield Apartments                                 100 Deerfield Trace
     72       MassMutual         Silver Pines Senior Apartments                       11000 South 700 East
     76       MassMutual         Aspenwood Glen Apartments                            6125-6151 West Bradley Road
     82       NCB, FSB           London Towne Houses, Inc.                            308 Scott Street, Southwest
     83       NCB, FSB           Park Town Cooperative Homes No.1, Inc.               858 Wade Walk
     84       MassMutual         River Park Village Apartments                        1 Burton Way
     85       MassMutual         Willow Creek Apartments                              100 Willow Creek Dr.- Charlie Danniels Pkwy
     86       MassMutual         Sable Chase Apartments                               102 Sable Chase Blvd
     88       MassMutual         Parkview Apartments                                  350 Commerce Center Dr
     93       MassMutual         Autumn Ridge Apartments                              3888 Autumn Ridge Drive
     94       MassMutual         Forest Ridge Apartments                              1213-1215 Second Avenue
     98       MassMutual         Culpepper Landing                                    201 Culpepper Drive
     99       MassMutual         Hillview Apartments                                  195  Eastern Ave
     101      MassMutual         Logan Pointe Apartments                              1320 North 200 East
     102      NCB, FSB           Gothic Tenants' Corp.                                84-50 169th Street
     105      MassMutual         Mallard Cove II Apartments                           4123 Mallard Landing Cir
     106      MassMutual         Foxridge Apartments                                  200 Foxridge Crescent
     112      MassMutual         Las Villas Apartments                                661 West Commerce Street
     113      MassMutual         Glenview Apartments                                  2361 Bass Lake Rd
     114      MassMutual         Pine Valley Apartments                               5300 Country Side Drive
     115      MassMutual         Willow Point I Apartments                            751 Glencross Dr
     116      MassMutual         Willow Point II Apartments                           755 Glencross Dr
     117      MassMutual         Las Lomas Apartments                                 600 Santa Cruz Road
     128      NCB, FSB           Brisbane House, Inc.                                 1215 Fifth Avenue
     131      MassMutual         Highland Village Apartments                          330 F.M. Highway 1845
     132      MassMutual         Tree Trail Apartments                                2510 Ne 9th St
     137      MassMutual         Westgate Apartments                                  4641 West 6th Street
     142      MassMutual         Central Court Village                                78 27th St. West
     145      MassMutual         Parker Place Apartments                              201 Parker Place
     146      MassMutual         Crestview Apartments                                 3535 North Cincinnati Ave
     154      WaMu               Bally Apartments                                     45 Webster Street
     155      NCB, FSB           Inwood Gardens, Inc.                                 45 Fairview Avenue
     158      NCB, FSB           Hyde Park Cooperative                                1969 Hyde Park Drive
     161      MassMutual         Park Grand                                           858 East Grand Avenue
     166      MassMutual         North Pointe Apartments                              1550 North St 200 East
     167      MassMutual         Briar Ridge                                          1 Briarwood Place
     168      WaMu               6 South Lake Avenue                                  6 South Lake Avenue
     169      NCB, FSB           The Mews at Roosevelt Owners Corp.                   147-11 to 147-19 Roosevelt Avenue,
                                                                                        38-11 to 38-23 147th Street,
                                                                                        147-06 to 147-18 38th Avenue
     173      NCB, FSB           3065 Sedgwick Owners Corporation                     3065 Sedgwick Avenue
     175      UCMFI              Hyde Park Plaza Apartments                           3825 Ferdinand Place
     176      NCB, FSB           North Park Cooperative                               2190 Hyde Park Drive
     182      NCB, FSB           Tova Realty Corp.                                    42-22 Ketcham Street
     183      NCB, FSB           1199 Ocean Avenue Tenants Corp.                      1199 Ocean Avenue
     187      NCB, FSB           Cavanaugh Court Owners, Inc.                         1526 17th Street, N.W.
     190      MassMutual         Westland Cove                                        3450 South 2600 West St
     192      MassMutual         Culpepper Landing II                                 201 Culpepper Drive
     193      MassMutual         Park At Clear Creek                                  111 Clear Creek St.
     194      MassMutual         Prospect Hills Apartments                            80 Victoria Blvd.
     199      NCB, FSB           3123 Bailey Avenue Owners, Inc.                      3123 Bailey Avenue
     201      MassMutual         Oak Crossing Apartments                              310 Gateway Drive
     217      NCB, FSB           440 Warburton Avenue Corporation                     440 Warburton Avenue
     231      UCMFI              Aitkins Manor Apartments                             230 1st Avenue NE
     238      NCB, FSB           222 Smith Street Owners, Inc.                        222 Smith Street
     247      NCB, FSB           656 Carroll Tenants Corp.                            656 Carroll Street

                                 TOTAL

--------------------------------------------------------------------------------------------------------------------------
                                                                                                             CUT-OFF DATE
  MORTGAGE                                                                                 CUT-OFF DATE       BALANCE PER
  LOAN NO.      CITY                 COUNTY                   STATE     ZIP CODE                BALANCE       UNIT OR PAD
--------------------------------------------------------------------------------------------------------------------------

     15         Washington           District of Columbia      DC        20017              $14,831,705           $77,248
     18         Brandon              Hillsborough              FL        33511              $14,344,773           $38,151
     21         Chicago              Cook                      IL        60622              $12,489,357           $25,965
     23         Riverview            Hillsborough              FL        33569              $11,588,830           $32,923
     34         Riverview            Hillsborough              FL        33569               $8,702,357           $34,533
     35         Ann Arbor            Washtenaw                 MI        48103               $8,626,638           $38,512
     36         San Antonio          Bexar                     TX        78251               $8,609,566           $39,134
     39         Decatur              DeKalb                    GA        30032               $7,595,665           $17,224
     43         San Antonio          Bexar                     TX        78219               $6,344,505           $31,723
     51         Stafford             Stafford                  VA        22554               $5,638,818           $56,958
     52         Batavia              Clermont                  OH        45103               $5,514,805           $31,334
     53         Brooklyn             Kings                     NY        11218               $5,477,786           $19,634
     58         Martinsburg          Berkeley                  WV        25401               $4,120,602           $25,046
     59         Martinsburg          Berkeley                  WV        25401                 $988,770           $25,046
     60         Mcallen              Hidalgo                   TX        78503               $5,031,609           $26,206
     64         Victorville          San Bernardino            CA        92394               $4,941,553           $37,436
     65         Houston              Harris                    TX        77087               $4,719,705           $31,051
     67         Flushing             Queens                    NY        11355               $4,680,710           $21,872
     68         Lacey                Thurston                  WA        98503               $4,652,318           $28,368
     70         Mebane               Alamance                  NC        27302               $4,566,657           $31,713
     72         Sandy                Salt_Lake                 UT        84070               $4,545,708           $31,567
     76         Milwaukee            Milwaukee                 WI        53223               $4,349,591           $36,247
     82         Atlanta              Fulton                    GA        30311               $3,983,799           $19,919
     83         Cincinnati           Hamilton                  OH        45214               $3,973,523           $12,340
     84         Landing              Morris                    NJ        07850               $3,920,047           $32,132
     85         Mount Juliet         Wilson                    TN        37122               $3,841,334           $26,676
     86         Mc Donough           Henry                     GA        30253               $3,766,046           $16,738
     88         Huntersville         Mecklenburg               NC        28078               $3,656,498           $33,856
     93         Memphis              Shelby                    TN        38115               $3,507,328           $25,052
     94         Aurora               Kane                      IL        60505               $3,501,420           $38,905
     98         Duncan               Spartanburg               SC        29334               $3,325,179           $27,710
     99         Manchester           Hillsboro                 NH        03104               $3,317,284           $34,555
     101        Logan                Cache                     UT        84341               $3,263,926           $31,085
     102        Jamaica              Queens                    NY        11432               $3,240,085           $26,130
     105        Midlothian           Chesterfield              VA        23112               $3,013,444           $27,902
     106        Durham               Durham                    NC        27703               $2,994,434           $32,548
     112        San Antonio          Bexar                     TX        78227               $2,803,432           $21,238
     113        Cameron Park         El Dorado                 CA        95682               $2,790,519           $31,710
     114        Winston Salem        Forsyth                   NC        27105               $2,765,249           $25,604
     115        Jackson              Hinds                     MS        39206               $2,739,226           $22,827
     116        Jackson              Hinds                     MS        39206               $2,702,743           $22,523
     117        Espanola             Santa Fe                  NM        87532               $2,696,773           $26,968
     128        New York             New York                  NY        10029               $2,500,000           $51,020
     131        Longview             Gregg                     TX        75604               $2,477,942           $17,208
     132        Gainesville          Alachua                   FL        32609               $2,477,555           $22,940
     137        Lawrence             Douglas                   KS        66049               $2,338,846           $32,484
     142        Billings             Yellowstone               MT        59102               $2,219,709           $27,404
     145        Madison              Dane                      WI        53713               $2,185,166           $31,669
     146        Tulsa                Tulsa                     OK        74106               $2,173,257           $19,404
     154        Hartford             Hartford                  CT        06114               $1,993,824           $33,230
     155        New York             New York                  NY        10040               $1,991,218            $9,176
     158        Detroit              Wayne                     MI        48207               $1,984,552           $20,672
     161        Pomona               Los Angeles               CA        91766               $1,938,238           $31,262
     166        Logan                Cache                     UT        84341               $1,859,137           $23,239
     167        Roswell              Chaves                    NM        88201               $1,858,122           $20,646
     168        Albany               Albany                    NY        12203               $1,841,421           $27,900
     169        Flushing             Queens                    NY        11354               $1,840,137           $39,152
     173        Bronx                Bronx                     NY        10468               $1,794,546           $24,583
     175        Cincinnati           Hamilton                  OH        45209               $1,780,736           $35,615
     176        Detroit              Wayne                     MI        48207               $1,772,959           $18,861
     182        Elmhurst             Queens                    NY        11373               $1,598,607           $12,687
     183        Brooklyn             Kings                     NY        11230               $1,597,705           $26,628
     187        Washington           District of Columbia      DC        20036               $1,577,828           $30,343
     190        West Valley City     Salt Lake                 UT        84119               $1,484,519           $37,113
     192        Duncan               Spartanburg               SC        29334               $1,471,028           $20,431
     193        Hempstead            Waller                    TX        77445               $1,464,183           $19,266
     194        East Stroudsburg     Monroe                    PA        18360               $1,459,778           $21,156
     199        Bronx                Bronx                     NY        10463               $1,390,519           $26,741
     201        Grimes               Polk                      IA        50111               $1,369,926           $22,832
     217        Yonkers              Westchester               NY        10701               $1,098,853           $15,477
     231        Aitkins              Aitkin                    MN        56431                 $982,815           $24,570
     238        Freeport             Nassau                    NY        11520                 $699,183           $17,480
     247        Brooklyn             Kings                     NY        11215                 $174,710           $21,839

                                                                                           $271,561,337

-------------------------------------------------------------------------------------------------------------
                                                                                             STUDIOS
                                                                                     ------------------------
  MORTGAGE                                UTILITIES                                   NO. OF        AVG RENT
  LOAN NO.                              PAID BY TENANT                                 UNITS         PER MO.
-------------------------------------------------------------------------------------------------------------

     15                                  Electricity                                       0             NAP
     18                    Heat, A/C, Electricity, Hot Water, Cable                        0             NAP
     21                                Electricity, Gas                                    0             NAP
     23                    Heat, A/C, Electricity, Hot Water, Cable                        0             NAP
     34                    Heat, A/C, Electricity, Hot Water, Cable                        0             NAP
     35             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     36             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     39                                Electricity, Gas                                    0             NAP
     43             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     51             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     52             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     53                                Electricity, Gas                                   64            $842
     58             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     59             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     60             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     64             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     65             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     67                                  Electricity                                       0             NAP
     68                     Heat, Electricity, Water Heater, Cable                         0             NAP
     70             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     72             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     76                         Heat, A/C, Electricity, Cable                              0             NAP
     82                                Electricity, Gas                                    0             NAP
     83                                Electricity, Gas                                   48            $300
     84             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     85                    Heat, A/C, Electricity, Hot Water, Cable                        0             NAP
     86             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     88             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     93             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     94                            A/C, Electricity, Cable                                 0             NAP
     98             Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     99                            A/C, Electricity, Cable                                 0             NAP
     101             Heat, A/C, Electricity, Water Heater, Garbage, Cable                  0             NAP
     102                               Electricity, Gas                                   24            $832
     105            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     106            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     112            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     113            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     114            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     115            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     116            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     117            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     128                               Electricity, Gas                                    0             NAP
     131                           Heat, A/C, Water Heater                                 0             NAP
     132            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     137            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     142                                    Cable                                          0             NAP
     145            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     146            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     154                                 Electricity                                       3            $488
     155                                     None                                          0             NAP
     158                               Electricity, Gas                                    0             NAP
     161                            Heat, A/C, Electricity                                 0             NAP
     166                 Heat, A/C, Electricity, Water Heater, Cable                       0             NAP
     167                   Heat, A/C, Electricity, Hot Water, Cable                        0             NAP
     168                               Electricity, Gas                                   17            $446
     169                                 Electricity                                       0             NAP
     173                                 Electricity                                       0             NAP
     175                      Electricity, Gas, Hot Water, Sewer                           0             NAP
     176                               Electricity, Gas                                    0             NAP
     182                               Electricity, Gas                                   27            $751
     183                               Electricity, Gas                                   12            $648
     187                                 Electricity                                      13            $873
     190            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     192            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     193            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     194            Heat, A/C, Electricity, Hot Water, Water Heater, Cable                 0             NAP
     199                                 Electricity                                       0             NAP
     201                              Electricity, Cable                                   0             NAP
     217                                 Electricity                                       1            $420
     231                                 Electricity                                       0             NAP
     238                                 Electricity                                       7            $758
     247                               Electricity, Gas                                    0             NAP

----------------------------------------------------------------------------------------------------------------------------------
                         1 BEDROOM                    2 BEDROOM                    3 BEDROOM                    4 BEDROOM
                    ----------------------       ----------------------       ----------------------      -----------------------
  MORTGAGE          NO. OF        AVG RENT       NO. OF        AVG RENT       NO. OF        AVG RENT      NO. OF         AVG RENT
  LOAN NO.           UNITS         PER MO.        UNITS         PER MO.        UNITS         PER MO.       UNITS          PER MO.
----------------------------------------------------------------------------------------------------------------------------------

     15                 36          $1,150          120          $1,400           36          $1,750           0              NAP
     18                 72            $378          184            $440          120            $504           0              NAP
     21                162            $850          162          $1,000          157          $1,500           0              NAP
     23                 48            $592          200            $708          104            $811           0              NAP
     34                 48            $413          124            $506           80            $583           0              NAP
     35                 64            $740          112            $895           48          $1,067           0              NAP
     36                  0             NAP           28            $567          142            $729          50             $680
     39                 44            $600          197            $683          165            $759          35             $850
     43                  0             NAP           85            $630           85            $686          30             $723
     51                  0             NAP            0             NAP           99          $1,434           0              NAP
     52                  0             NAP            0             NAP          176            $660           0              NAP
     53                135          $1,063           57          $1,416           18          $1,863           0              NAP
     58                  0             NAP           78            $620           86            $680           0              NAP
     59                  0             NAP           19            $620           21            $680           0              NAP
     60                 28            $460          104            $550           60             635           0              NAP
     64                  0             NAP           32            $455           72            $661          28             $734
     65                 40            $585           64            $705           48            $798           0              NAP
     67                125            $969           89          $1,305            0             NAP           0              NAP
     68                  0             NAP          104            $689           60            $715           0              NAP
     70                 28            $570           80            $660           36            $690           0              NAP
     72                 96            $585           48            $702            0             NAP           0              NAP
     76                 54            $650           66            $750            0             NAP           0              NAP
     82                  8            $600           61            $658          122            $750           9             $850
     83                 48            $350          143            $467           82            $579           1             $650
     84                 27            $800           68          $1,031           27          $1,150           0              NAP
     85                 32            $599           56            $655           56            $739           0              NAP
     86                 48            $500          104            $599           72            $645           0              NAP
     88                  0             NAP           72            $645           36            $730           0              NAP
     93                  0             NAP           92            $653           48            $823           0              NAP
     94                 29            $766           36            $880           25            $971           0              NAP
     98                  0             NAP           72            $545           48            $599           0              NAP
     99                  1            $747           95            $925            0             NAP           0              NAP
     101                 0             NAP           77            $572           28            $653           0              NAP
     102                52            $898           48            $940            0             NAP           0              NAP
     105                 0             NAP           60            $648           35            $725           0              NAP
     106                 0             NAP           56            $653           36            $790           0              NAP
     112                 0             NAP           80            $552           52           617.5           0              NAP
     113                 0             NAP           40            $528           48            $610           0              NAP
     114                 0             NAP           72            $605           36            $706           0              NAP
     115                 0             NAP           88            $560           32            $620           0              NAP
     116                24            $490           64            $580           32            $650           0              NAP
     117                 0             NAP           48            $549           52             631           0              NAP
     128                 8          $3,150           14          $4,396           14          $8,750           9          $11,500
     131                32            $395           68            $495           44            $570           0              NAP
     132                 0             NAP           16            $579           92            $675           0              NAP
     137                24            $470           24            $570           24            $670           0              NAP
     142                20            $550           60            $660            0             NAP           0              NAP
     145                 0             NAP            0             NAP           65            $750           4             $860
     146                84            $437           28            $540            0             NAP           0              NAP
     154                55            $575            2            $725            0             NAP           0              NAP
     155                66          $1,470           84          $1,890           67          $2,310           0              NAP
     158                 0             NAP           30            $950           45          $1,200          21           $1,500
     161                 0             NAP           24            $515           32            $620           6             $550
     166                 0             NAP           50            $573           30            $650           0              NAP
     167                 0             NAP           24            $440           56            $480           0              NAP
     168                34            $535           14            $675            1            $825           0              NAP
     169                28            $817           19          $1,243            0             NAP           0              NAP
     173                49            $850           24          $1,160            0             NAP           0              NAP
     175                11            $475           33            $625            6            $750           0              NAP
     176                 0             NAP           44            $850           50          $1,000           0              NAP
     182                91            $860            8            $824            0             NAP           0              NAP
     183                28            $669           20          $1,008            0             NAP           0              NAP
     187                30          $1,913            9          $2,475            0             NAP           0              NAP
     190                 0             NAP            2            $514           22            $627          16             $690
     192                 0             NAP           48            $545           24             599           0              NAP
     193                20            $557           32            $660           24            $747           0              NAP
     194                 0             NAP            0             NAP           69            $932           0              NAP
     199                21            $840           31          $1,041            0             NAP           0              NAP
     201                15            $530           13            $585           28            $655           0              NAP
     217                25            $864           45          $1,040            0             NAP           0              NAP
     231                40            $496            0             NAP            0             NAP           0              NAP
     238                27          $1,225            6          $1,575            0             NAP           0              NAP
     247                 0             NAP            8          $2,447            0             NAP           0              NAP

-----------------------------------------------------------------------------------------------------------------
                       5 BEDROOM                    6 BEDROOM                   OTHER UNITS
                    ----------------------       ----------------------       ----------------------
  MORTGAGE          NO. OF        AVG RENT       NO. OF        AVG RENT       NO. OF        AVG RENT      NO. OF
  LOAN NO.           UNITS         PER MO.        UNITS         PER MO.        UNITS         PER MO.   ELEVATORS
-----------------------------------------------------------------------------------------------------------------

     15                  0             NAP            0             NAP            0             NAP           0
     18                  0             NAP            0             NAP            0             NAP           0
     21                  0             NAP            0             NAP            0             NAP           3
     23                  0             NAP            0             NAP            0             NAP           0
     34                  0             NAP            0             NAP            0             NAP           0
     35                  0             NAP            0             NAP            0             NAP           0
     36                  0             NAP            0             NAP            0             NAP           0
     39                  0             NAP            0             NAP            0             NAP           0
     43                  0             NAP            0             NAP            0             NAP           0
     51                  0             NAP            0             NAP            0             NAP           0
     52                  0             NAP            0             NAP            0             NAP           0
     53                  0             NAP            0             NAP            0             NAP           3
     58                  0             NAP            0             NAP            0             NAP           0
     59                  0             NAP            0             NAP            0             NAP           0
     60                  0             NAP            0             NAP            0             NAP           0
     64                  0             NAP            0             NAP            0             NAP           0
     65                  0             NAP            0             NAP            0             NAP           0
     67                  0             NAP            0             NAP            0             NAP           3
     68                  0             NAP            0             NAP            0             NAP           0
     70                  0             NAP            0             NAP            0             NAP           0
     72                  0             NAP            0             NAP            0             NAP           3
     76                  0             NAP            0             NAP            0             NAP           2
     82                  0             NAP            0             NAP            0             NAP           0
     83                  0             NAP            0             NAP            0             NAP           0
     84                  0             NAP            0             NAP            0             NAP           0
     85                  0             NAP            0             NAP            0             NAP           0
     86                  0             NAP            0             NAP            1             NAP           0
     88                  0             NAP            0             NAP            0             NAP           0
     93                  0             NAP            0             NAP            0             NAP           0
     94                  0             NAP            0             NAP            0             NAP           2
     98                  0             NAP            0             NAP            0             NAP           0
     99                  0             NAP            0             NAP            0             NAP           0
     101                 0             NAP            0             NAP            0             NAP           0
     102                 0             NAP            0             NAP            0             NAP           2
     105                 0             NAP            0             NAP           13            $775           0
     106                 0             NAP            0             NAP            0             NAP           0
     112                 0             NAP            0             NAP            0             NAP           0
     113                 0             NAP            0             NAP            0             NAP           0
     114                 0             NAP            0             NAP            0             NAP           0
     115                 0             NAP            0             NAP            0             NAP           0
     116                 0             NAP            0             NAP            0             NAP           0
     117                 0             NAP            0             NAP            0             NAP           0
     128                 3         $15,417            1         $16,900            0             NAP           4
     131                 0             NAP            0             NAP            0             NAP           0
     132                 0             NAP            0             NAP            0             NAP           0
     137                 0             NAP            0             NAP            0             NAP           0
     142                 0             NAP            0             NAP            1             NAP           2
     145                 0             NAP            0             NAP            0             NAP           0
     146                 0             NAP            0             NAP            0             NAP           0
     154                 0             NAP            0             NAP            0             NAP           1
     155                 0             NAP            0             NAP            0             NAP           3
     158                 0             NAP            0             NAP            0             NAP           0
     161                 0             NAP            0             NAP            0             NAP           0
     166                 0             NAP            0             NAP            0             NAP           0
     167                10            $610            0             NAP            0             NAP           0
     168                 0             NAP            0             NAP            0             NAP           0
     169                 0             NAP            0             NAP            0             NAP           0
     173                 0             NAP            0             NAP            0             NAP           1
     175                 0             NAP            0             NAP            0             NAP           0
     176                 0             NAP            0             NAP            0             NAP           0
     182                 0             NAP            0             NAP            0             NAP           2
     183                 0             NAP            0             NAP            0             NAP           1
     187                 0             NAP            0             NAP            0             NAP           0
     190                 0             NAP            0             NAP            0             NAP           0
     192                 0             NAP            0             NAP            0             NAP           0
     193                 0             NAP            0             NAP            0             NAP           0
     194                 0             NAP            0             NAP            0             NAP           0
     199                 0             NAP            0             NAP            0             NAP           1
     201                 0             NAP            0             NAP            4            $605           0
     217                 0             NAP            0             NAP            0             NAP           1
     231                 0             NAP            0             NAP            0             NAP           1
     238                 0             NAP            0             NAP            0             NAP           1
     247                 0             NAP            0             NAP            0             NAP           0

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - 125 PARK AVENUE
--------------------------------------------------------------------------------

                        [125 PARK AVENUE PICTURE OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - 125 PARK AVENUE
--------------------------------------------------------------------------------

                          [125 PARK AVENUE MAP OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - 125 PARK AVENUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $146,250,000

CUT-OFF DATE BALANCE:         $146,250,000

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           12/08/2004

INTEREST RATE:                5.748%

AMORTIZATION:                 IO

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                10/08/2014

EXPECTED MATURITY BALANCE:    $146,250,000

SPONSOR:                      Shorenstein Realty Investors Six

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              11/30/2007 and 24 months after the
                              REMIC start-up date, with U.S.
                              Treasury defeasance thereafter.
                              Prepayable without premium from and
                              after 10/08/2014.

LOAN PER SF:                  $242.36

UP-FRONT RESERVES:            NAP

ONGOING RESERVES(1):          RE Taxes:                Springing

                              Insurance:               Springing

                              CapEx:                   Springing

                              TI/LC:                   Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     New York, NY

YEAR BUILT/RENOVATED:         1923/1996

OCCUPANCY(2):                 95.5%

SQUARE FOOTAGE:               603,433

THE COLLATERAL:               25-story Class A office building

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                 % NRSF    BASE RENT PSF   LEASE EXPIRATION
-------------                 ------    -------------   ----------------
Meredith Corporation           25.1%       $30.07          12/31/2011
Reed Elsevier, Inc.            11.7%       $39.07          06/30/2009
FGIC Holdings, Inc.             9.7%       $33.75          07/31/2008

PROPERTY MANAGEMENT:          Shorenstein Realty Services East LLC

U/W NET OP. INCOME:           $13,175,431

U/W NET CASH FLOW:            $12,040,803

APPRAISED VALUE:              $230,000,000

CUT-OFF DATE LTV:             63.6%

MATURITY DATE LTV:            63.6%

DSCR(3):                      1.41x
--------------------------------------------------------------------------------

(1)  In the event that either (i) an event of default under the 125 Park Avenue
     Loan documents has occurred or (ii) the DSCR for the 125 Park Avenue Loan is less than 1.05x at the end of any calendar quarter, the 125 Park Avenue
     Borrower will be required to make the following monthly deposits into the ongoing reserve accounts: (i) 1/12 of annual taxes and insurance premiums,
     (ii) $9,587 for capital expenditures, and (iii) $71,900 for tenant improvements, leasing commissions and similar costs. In addition, in such circumstance the 125 Park Avenue Borrower will also be required to deposit with the lender any fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease. Such amounts will be utilized for tenant improvements and leasing commissions that may be incurred with respect to the space relating to such lease termination fee and, in the event that any replacement tenant pays a lower monthly rental payment than the previous tenant, in replacement of rent.
     The 125 Park Avenue Borrower may cease making such monthly deposits if such event of default has been cured, or if the DSCR is equal to or greater than
     1.10x for two consecutive quarters.

(2)  Occupancy as of 08/31/2004.

(3)  The DSCR is based on the interest payments during the term of loan with no amortization.

THE 125 PARK AVENUE LOAN

          THE LOAN. The largest loan (the "125 Park Avenue Loan"), as evidenced by five pari passu promissory notes (which are all included in the trust), is secured by a Consolidated, Amended and Restated Mortgage and Security Agreement
(the "125 Park Avenue Mortgage") encumbering a 603,433 SF office property known as 125 Park Avenue located in New York, New York (the "125 Park Avenue
Property"). The 125 Park Avenue Loan was originated on 11/01/2004 by Morgan
Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is SRI SIX 125 Park LLC, a Delaware limited liability company (the "125 Park Avenue Borrower"), that is a special purpose, bankruptcy remote entity, controlled by Shorenstein Company. Headquartered in
San Francisco, Shorenstein Company is privately owned and owns over 14 million
SF of office projects around the country.

          THE PROPERTY. The 125 Park Avenue Property is located in the midtown
Manhattan business district of New York, New York, at the corner of 42nd Street and Park Avenue, across the street from Grand Central Terminal. The 125 Park
Avenue Property is a 603,433 SF, 25-story Class A office building located in New
York, New York. The 125 Park Avenue Property was originally constructed in 1923 and underwent a $25 million renovation from 1996 through 2003. The resulting property has a pre-war exterior with a newly renovated interior with upgraded mechanical systems. Property amenities include a full service bank, an ATM station, a Starbucks coffee shop and a 24-hour market/deli. Average year-end occupancy since 1999 is approximately 95.3%.

          LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the 125 Park Avenue Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                                      IV-3

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                                  % OF TOTAL        CUMULATIVE % OF
                        # OF LEASES   AVERAGE TOTAL RENT   % OF TOTAL SF      CUMULATIVE %      RENTAL REVENUES       TOTAL RENTAL
        YEAR              ROLLING       PER SF ROLLING        ROLLING        OF SF ROLLING          ROLLING         REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

       Vacant                5               $0.00              5%                 5%                  0%                0%
------------------------------------------------------------------------------------------------------------------------------------
        MTM                  4              $24.24              4%                 9%                  3%                3%
------------------------------------------------------------------------------------------------------------------------------------
        2005                 1              $26.94              1%                 9%                  0%                3%
------------------------------------------------------------------------------------------------------------------------------------
        2006                 3              $30.27             10%                19%                  7%                10%
------------------------------------------------------------------------------------------------------------------------------------
        2007                 4              $35.64             12%                31%                  11%               21%
------------------------------------------------------------------------------------------------------------------------------------
        2008                 6              $41.28             11%                42%                  12%               33%
------------------------------------------------------------------------------------------------------------------------------------
        2009                 1              $46.12             12%                54%                  14%               46%
------------------------------------------------------------------------------------------------------------------------------------
        2010                 0               $0.00              0%                54%                  0%                46%
------------------------------------------------------------------------------------------------------------------------------------
        2011                 4              $41.45             30%                84%                  31%               78%
------------------------------------------------------------------------------------------------------------------------------------
        2012                 0               $0.00              0%                84%                  0%                78%
------------------------------------------------------------------------------------------------------------------------------------
        2013                 5              $140.07             1%                85%                  5%                83%
------------------------------------------------------------------------------------------------------------------------------------
        2014                 2              $43.33             14%                99%                  15%               98%
------------------------------------------------------------------------------------------------------------------------------------
   2015 & Beyond             1              $90.00              1%                100%                 2%               100%
------------------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The 125 Park Avenue Property is managed by
Shorenstein Realty Services East LLC, an affiliate of SRI SIX Operating Company.
The management agreement is subject and subordinate to the 125 Park Avenue Loan.

          MEZZANINE DEBT. The related loan documents permit the sole member of the 125 Park Avenue Borrower to pledge its equity interest in the 125 Park
Avenue Borrower as security for a mezzanine loan, subject to the satisfaction of certain conditions, including, among other things, (i) no event of default is continuing under the 125 Park Avenue Loan, (ii) if such mezzanine debt bears interest at a floating rate, the related mezzanine loan documents require that an interest rate cap be maintained at a fixed strike price such that the weighted average debt service constant for the 125 Park Avenue Loan and the mezzanine loan (based upon the assumption that if the mezzanine debt bears interest at a floating rate, the interest rate for the mezzanine debt is calculated at the applicable interest rate cap strike price) is no greater than
7.5%, (iii) if such mezzanine debt bears interest at a fixed rate, the weighted average debt service constant for the 125 Park Avenue Loan and such mezzanine debt is no greater than 7.5%, (iv) the loan to value ratio immediately following the closing of such mezzanine debt, based on the aggregate principal balance of the 125 Park Avenue Loan and such mezzanine debt and on an appraisal acceptable to the lender, is no greater than 65% and (v) the DSCR immediately following the closing of such mezzanine debt will not be less than 1.25x.

          ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade debt incurred in the ordinary course of business and for financing of equipment and personal property used on the 125 Park Avenue Property, which in the aggregate does not exceed $3,000,000 at any one time and is paid within 60 days of the date incurred.

          RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 125 Park Avenue Loan and the 125
Park Avenue Property is set forth on Appendix II hereto.

                                      IV-4

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 2-4 - CENTRAL MALL PORTFOLIO
--------------------------------------------------------------------------------

                    [CENTRAL MALL PORTFOLIO PICTURES OMITTED]

                                      IV-5

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 2-4 - CENTRAL MALL PORTFOLIO
--------------------------------------------------------------------------------

                      [CENTRAL MALL PORTFOLIO MAP OMITTED]

                                      IV-6

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 2-4 - CENTRAL MALL PORTFOLIO
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $134,500,000

CUT-OFF DATE BALANCE:         $134,500,000

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           01/05/2005

INTEREST RATE:                5.752%

AMORTIZATION(1):              IO/312 months

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                12/05/2014

EXPECTED MATURITY BALANCE:    $119,468,571

SPONSORS:                     Gregory Greenfield & Assoc., Ltd.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              11/22/2008 and 24 months after
                              the REMIC start-up date, with
                              U.S. Treasury defeasance
                              thereafter.  Prepayable without a
                              premium from and after 09/05/2014.

LOAN PER SF:                  $76.74

UP-FRONT RESERVES:            RE Taxes:          $131,723

                              Insurance:         $288,653

                              TI/LC(2):          $2,000,000

ONGOING RESERVES:             RE Taxes:          $134,000/month

                              Insurance:         $33,600/month

                              CapEx:             $24,500/month

                              TI/LC(2):          $45,000/month

                              Anchor Tenant
                              Reserve(3):        Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Portfolio

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Texarkana, TX, Lawton, OK and Port Arthur, TX

YEARS BUILT/RENOVATED:        Texarkana, TX: 1979/1998, 2002
                              Lawton, OK: 1980/2000
                              Port Arthur, TX: 1982/1996, 2000

OCCUPANCY (4):                95.6%
                              Texarkana, TX: 98.2%
                              Lawton, OK: 95.7%
                              Port Arthur, TX: 92.2%

SQUARE FOOTAGE:               1,752,673
                              Texarkana, TX: 686,823
                              Lawton, OK: 526,059
                              Port Arthur, TX: 539,791

THE COLLATERAL:               Three department store-anchored
                              shopping centers together with a
                              leasehold interest in a parking lot

OWNERSHIP INTEREST:           Fee and leasehold

MAJOR TENANTS                  % NRSF   BASE RENT PSF    LEASE EXPIRATION
-------------                  ------   -------------    ----------------
CENTRAL MALL - TEXARKANA
Sears, Roebuck & Co.           18.5%        $1.82           07/31/2008
Dillard's Department Stores    14.5%        $2.50           01/31/2007
J. C. Penney                   14.0%        $3.03           12/31/2008

CENTRAL MALL - LAWTON
Sears, Roebuck & Co.           20.0%        $2.37           10/31/2049
J. C. Penney                   19.4%        $2.95           10/31/2009
Dillard's Department Stores    19.0%        $2.98           03/30/2005

CENTRAL MALL - PORT ARTHUR
Sears, Roebuck & Co.           18.8%        $2.01           09/30/2033
Dillard's Department Stores    18.1%        $4.42           09/30/2012
J. C. Penney                   15.8%        $3.95           07/31/2008

PROPERTY MANAGEMENT:          Jones Lang LaSalle Americas, Inc.

U/W NET OP. INCOME:           $14,142,684

U/W NET CASH FLOW:            $13,146,391

APPRAISED VALUE:              $173,400,000

CUT-OFF DATE LTV:             77.6%

MATURITY DATE LTV:            68.9%

DSCR(5):                      1.68x
--------------------------------------------------------------------------------

(1)  The loan is interest only through the first 48 months with principal and interest payments commencing on 01/05/2009. The total $134,500,000 loan amortizes on 26-year schedule after the initial 48-month interest only period.

(2)  The Central Mall Borrower has deposited $2,000,000 into an upfront reserve account for tenant improvements and leasing commissions. In addition, the
     Central Mall Borrower is required to deposit $45,000 into such reserve each month through and including December 2007, and $70,000 each month thereafter.

(3)  In the event that an anchor tenant terminates its lease, the Central Mall
     Borrower will be required to deposit into a reserve each month all amounts which the Central Mall Borrower would otherwise be entitled to after making all payments under the Central Mall Loan documents. The Central Mall
     Borrower will be permitted to cease making such deposits (i) if only one anchor tenant has terminated its lease, when the balance of such reserve reaches $1,000,000, (ii) if only two anchor tenants have terminated their leases, when the balance of such reserve reaches $3,500,000 or (iii) if three or more anchor tenants have terminated their leases, when the Central
     Mall Borrower has entered into a lease with a replacement tenant with respect to each tenant that terminated its lease. Amounts in such reserve are required to be used for leasing expenses, and will be returned to the
     Central Mall Borrower when the Central Mall Borrower has entered into a lease with a replacement tenant with respect to each terminated lease.

(4)  Occupancy as of 11/18/2004.

(5)  The DSCR is based on the interest payments during the interest only period.
     The DSCR after the interest only period will be 1.32x and will be based on principal and interest payments commencing on 01/05/2009.

                                      IV-7

     THE CENTRAL MALL LOAN

          THE LOAN. The second largest loan (the "Central Mall Loan") as evidenced by a promissory note (the "Central Mall Note") is secured by a Deed of
Trust, Assignment of Leases and Rents and Security Agreement with respect to the properties located in Port Arthur, Texas and Texarkana, Texas and a Mortgage,
Assignment of Leases and Rents and Security Agreement with respect to the property located in Lawton, Oklahoma (collectively the "Central Mall Mortgage")
encumbering 1,752,673 SF in three retail properties known as the Central
Mall-Port Arthur, the Central Mall-Texarkana and the Central Mall-Lawton
(collectively the "Central Mall Property") subject to the terms and provisions of a loan agreement between the lender and the borrower (the "Central Mall Loan
Agreement"). The Central Mall Loan was originated on 11/22/2004 by IXIS Real
Estate Capital, Inc.

          THE BORROWER. The borrower is GG&A Central Mall Partners, L.P., a
Delaware limited partnership (the Central Mall Borrower) the Central Mall
Borrower is controlled by GG&A Central, LLC a Delaware limited liability company and a general partner of the Central Mall Borrower. GG&A Central, LLC is a special purpose entity.

          THE PROPERTIES. The Central Mall Loan is secured by three regional shopping centers, each known as Central Mall.

          CENTRAL MALL--TEXARKANA, TX. Originally constructed in 1979, Central
Mall-Texarkana, TX is a single-level enclosed regional shopping center located at the southeast intersection of Interstate 30 and Richmond Road in Texarkana,
Texas, approximately three miles northwest of downtown Texarkana and approximately three miles west of the Texas-Arkansas state line. The center underwent a renovation in 1998 and a $3.1 million renovation in 2002 that included installation of new skylights, replacement of floor and ceiling tiles, painting and repairs and improvements of the HVAC system, restrooms, planters and trash receptacles. The center has a combined GLA of 686,823 SF of which
347,774 SF is associated with anchor space (Dillard's, Dillard's Men's, J.C.
Penney and Sears), 187,716 SF is associated with in-line mall space, 25,806 SF is associated with major tenant space (Beall's) and 125,527 SF is associated with outparcels (Books A Million, Chili's, Michael's, Office Depot, Outback
Steakhouse, Pier 1 Imports, and Toys "R" Us).

          CENTRAL MALL--LAWTON, OK. Originally constructed in 1980, Central
Mall-Lawton, OK is an enclosed regional shopping center located at the southwest corner of SW 1st Street and Avenue C in Lawton, Oklahoma, approximately three miles southeast of downtown Lawton and approximately five miles northeast of
Lawton Municipal Airport. The center underwent an extensive renovation/expansion in 2000 with the completion of a $6.5 million restoration project that included general improvements made to the subject property's common areas and the construction of a 12-screen, 1,486 seat theater with stadium seating. The center has a combined GLA of 526,059 SF of which 307,116 SF is associated with anchor space (Dillard's, J.C. Penney and Sears), 31,399 SF is associated with a junior anchor tenant (Dickinson Theater) and approximately 187,544 SF is associated with in-line mall space. The Central Mall-Lawton is located in the Lawton MSA, which comprises a 1,076 square mile area and extends to an approximately 40-mile radius. There are no competing enclosed malls in the Lawton MSA trade area.

          CENTRAL MALL--PORT ARTHUR, TX. Originally constructed in 1982, Central
Mall-Port Arthur, TX is an enclosed regional shopping center located at the intersection of Nome-Port Neches Road (US Highways 365) and Port Arthur Beaumont
Highway (US Highway 69) in Port Arthur, Texas, approximately 20 miles southeast of Beaumont, TX. The center underwent renovations in 1996 and in 2000. In April
2004, Target opened their newly constructed 124,000 SF department store at the center. The center has a combined GLA of 706,161 SF of which 408,375 SF is associated with anchor space (Dillard's, J.C. Penney, Sears and Target), 184,674
SF is associated with in-line mall space and 113,112 SF is associated with major tenants (Hobby Lobby, Beall's and Dickinson Theaters). The Central Mall-Port
Arthur is located in the center of the Golden Triangle, which is formed by the cities of Port Arthur, TX, Beaumont, TX and Orange, TX. Central Mall-Port Arthur
is the only regional mall in the area, with the nearest mall 20 miles to the northwest in Beaumont, TX.

          GROUND LEASE. The Central Mall Borrower's interest in the property known as Central Mall-Lawton, Oklahoma includes a leasehold interest created under a ground lease (the "Central Mall Ground Lease"), with respect to the parking structure at such property. The lessor under the Central Mall Ground
Lease is the Lawton Parking Authority. The term of the Central Mall Ground Lease will expire on July 23, 2053, with an extension option of 25 years. During the current term of the Central Mall Ground Lease, the annual rent payable will equal $4,500 per year. In the event of a termination of the Central Mall Ground
Lease, the ground lessor is not required to enter into a new lease with the mortgagee. However, the mortgagee is entitled to redeem and reinstate the ground lease for the remaining term of the Central Mall Ground Lease within two years from the date of the default, provided that the mortgagee performs, acts or pays sums to undo the breach that caused the termination.

                                      IV-8

          LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Central Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                     CENTRAL MALL-PORTFOLIO

                                                                                                  % OF TOTAL        CUMULATIVE % OF
                        # OF LEASES   AVERAGE TOTAL RENT   % OF TOTAL SF      CUMULATIVE %      RENTAL REVENUES       TOTAL RENTAL
        YEAR              ROLLING       PER SF ROLLING        ROLLING        OF SF ROLLING          ROLLING         REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

       Vacant                3              $0.00                4%                4%                  0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
         MTM                 5             $12.52                1%                5%                  1%                  1%
------------------------------------------------------------------------------------------------------------------------------------
        2005                 15             $6.17                8%               13%                  7%                  8%
------------------------------------------------------------------------------------------------------------------------------------
        2006                 30            $13.67                5%               18%                  10%                 18%
------------------------------------------------------------------------------------------------------------------------------------
        2007                 40             $8.16                13%              31%                  15%                 33%
------------------------------------------------------------------------------------------------------------------------------------
        2008                 20             $5.04                21%              52%                  15%                 47%
------------------------------------------------------------------------------------------------------------------------------------
        2009                 25             $7.85                10%              62%                  11%                 58%
------------------------------------------------------------------------------------------------------------------------------------
        2010                 16            $18.86                1%               64%                  4%                  62%
------------------------------------------------------------------------------------------------------------------------------------
        2011                 13             $8.01                6%               69%                  6%                  68%
------------------------------------------------------------------------------------------------------------------------------------
        2012                 15             $8.51                9%               78%                  11%                 79%
------------------------------------------------------------------------------------------------------------------------------------
        2013                 11            $10.95                4%               83%                  6%                  85%
------------------------------------------------------------------------------------------------------------------------------------
        2014                 15            $16.08                4%               86%                  8%                  93%
------------------------------------------------------------------------------------------------------------------------------------
    2015 & Beyond            6              $3.51                14%              100%                 7%                 100%
------------------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Central Mall Property is managed by Jones
Lang LaSalle Americas, Inc., a Maryland corporation, unaffiliated with the
Central Mall Borrower. Jones Long LaSalle Americas, Inc., is a real estate investment, development, leasing and management company specializing in retail and multifamily residential properties. Jones Long LaSalle Americas, Inc.
currently manages over 700 million SF of commercial property. The management fees are subordinate to the Central Mall Loan.

          MEZZANINE DEBT. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business in connection with owning, operating and maintaining the Central Mall Property, which in the aggregate do not exceed 1% of the original principal amount of the Central Mall Loan and are paid within 30 days from the date incurred.

          RELEASE OF PARCELS. The Central Mall Borrower has the right to release one or more of the three properties from the lien of the Central Mall Mortgage in connection with the bona fide sale of such property at any time after the earlier of (a) November 22, 2008 and (b) 2 years from the "start-up day" of the
REMIC and upon the satisfaction of certain conditions, including, among other things, (i) the Central Mall Borrower makes a partial defeasance of principal in an amount equal to the greater of (A) 100% of the net proceeds with respect to each such property, or (B) 125% of the original allocated loan amount for each such property, (ii) after giving effect to such release, the underwritten DSCR shall be not less than the greater of (A) with respect to any release occurring on or before the payment date in December 2008, 1.63x or, with respect to any release occurring after such payment date, 1.27x, and (B) the underwritten DSCR immediately prior to such release and (iii) immediately before such release and immediately thereafter, no event of default shall be continuing. In addition, the Central Mall Borrower is allowed to release certain unimproved parcels from the lien of the Central Mall Mortgage, without the payment of release price.

Certain additional information regarding the Central Mall Loan and the Central
Mall Property is set forth on Appendix II hereto.

                                      IV-9

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 5 - HULEN MALL
--------------------------------------------------------------------------------

                          [HULEN MALL PICTURE OMITTED]

                                     IV-10

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 5 - HULEN MALL
--------------------------------------------------------------------------------

                            [HULEN MALL MAP OMITTED]

                                     IV-11

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 5 - HULEN MALL
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $121,000,000

CUT-OFF DATE BALANCE:         $120,744,094

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           01/07/2005

INTEREST RATE:                5.030%

AMORTIZATION:                 360 months

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                12/07/2011

EXPECTED MATURITY BALANCE:    $107,369,824

SPONSOR:                      General Growth Properties, Inc.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              11/30/2007 and 24 months after the
                              REMIC start-up date, with U.S.
                              Treasury defeasance thereafter.
                              Prepayable without premium from
                              and after 09/07/2011.

LOAN PER SF:                  $346.17

UP-FRONT RESERVES:            NAP

ONGOING RESERVES(1):          RE Taxes:            Springing

                              Insurance:           Springing

                              CapEx:               Springing

                              TI/LC:               Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Regional Mall

LOCATION:                     Fort Worth, TX

YEAR BUILT/RENOVATED:         1977/1994

OCCUPANCY(2):                 95.1%

SQUARE FOOTAGE:               348,796

THE COLLATERAL:               Retail shopping center

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                 % NRSF    BASE RENT PSF    LEASE EXPIRATION
-------------                 ------    -------------    ----------------

Gap, Inc.                      4.9%        $33.50           01/31/2006

Abercrombie & Fitch            2.7%        $21.00           01/31/2006

                               1.3%        $25.00           01/31/2012
                               ----        ------
                               4.0%        $22.31

Express                        3.8%        $22.86           01/31/2005

PROPERTY MANAGEMENT:          General Growth Properties, Inc.

U/W NET OP. INCOME:           $11,059,881

U/W NET CASH FLOW:            $10,681,533

APPRAISED VALUE:              $162,000,000

CUT-OFF DATE LTV:             74.5%

MATURITY DATE LTV:            66.3%

DSCR:                         1.37x
--------------------------------------------------------------------------------

(1)  In the event that either (i) an event of default occurs under the Hulen
     Mall Loan documents or (ii) the DSCR falls below 1.25x, the Hulen Mall
     Borrower will be required to make the following monthly deposits into the ongoing reserves accounts: (i) 1/12 of annual taxes and insurance premiums,
     (ii) $29,066 for TI/LC (capped at $348,796) and (iii) $5,813 for replacements (capped at $69,759). The Hulen Mall Borrower may cease making such monthly deposits if such event of default is waived or cured, or the
     DSCR is equal to or greater than 1.25x for twelve consecutive months.

(2)  Occupancy as of 08/31/2004.

THE HULEN MALL LOAN

          THE LOAN. The third largest loan (the "Hulen Mall Loan") as evidenced by a promissory note is secured by a Deed of Trust, Assignment of Leases and
Rents, Security Agreement and Fixture Filing (the "Hulen Mall Mortgage")
encumbering a 348,796 SF retail property known as the Hulen Mall located in Fort
Worth, Texas (the "Hulen Mall Property"). The Hulen Mall Loan was originated on
11/12/2004 by Morgan Stanley Mortgage Capital Inc.

          THE BORROWER. The borrower is Hulen Owner LP, a Delaware Limited partnership (the "Hulen Mall Borrower") that is a special purpose, bankruptcy remote entity. The Hulen Mall Borrower is owned by General Growth Properties,
Inc. ("GGP").

          THE PROPERTY. Hulen Mall is a 945,796 SF super regional mall located approximately 8 miles southwest of downtown Fort Worth, TX. The property was originally constructed in 1977 by The Rouse Company and underwent renovations in
1994.

          LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Hulen Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                                     IV-12

------------------------------------------------------------------------------------------------------------------------------------
                                                  IN-LINE LEASE ROLLOVER SCHEDULE

                                                                                                  % OF TOTAL        CUMULATIVE % OF
                        # OF LEASES    AVERAGE BASE RENT   % OF TOTAL SF      CUMULATIVE %      RENTAL REVENUES       TOTAL RENTAL
        YEAR              ROLLING       PER SF ROLLING        ROLLING        OF SF ROLLING          ROLLING         REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

       Vacant                 7               $0.00              5%                 5%                  0%                 0%
------------------------------------------------------------------------------------------------------------------------------------
         MTM                  9              $ 52.82             9%                13%                  10%               10%
------------------------------------------------------------------------------------------------------------------------------------
        2005                 19              $ 44.57            22%                35%                  21%               31%
------------------------------------------------------------------------------------------------------------------------------------
        2006                 12              $ 44.44            13%                48%                  13%               43%
------------------------------------------------------------------------------------------------------------------------------------
        2007                  7              $ 47.51             7%                56%                  7%                51%
------------------------------------------------------------------------------------------------------------------------------------
        2008                 11              $ 55.01             8%                64%                  10%               60%
------------------------------------------------------------------------------------------------------------------------------------
        2009                  5              $ 48.84             4%                68%                  4%                64%
------------------------------------------------------------------------------------------------------------------------------------
        2010                 12              $ 61.43             7%                75%                  10%               74%
------------------------------------------------------------------------------------------------------------------------------------
        2011                  8              $ 52.20             8%                83%                  9%                83%
------------------------------------------------------------------------------------------------------------------------------------
        2012                 13              $ 46.75            14%                97%                  14%               97%
------------------------------------------------------------------------------------------------------------------------------------
        2013                  2              $ 47.72             2%                100%                 3%                100%
------------------------------------------------------------------------------------------------------------------------------------
        2014                  1              $ 95.64             0%                100%                 0%                100%
------------------------------------------------------------------------------------------------------------------------------------
    2015 & Beyond             0              $ 0.00              0%                100%                 0%                100%
------------------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Hulen Mall Property is managed by the sponsor, General Growth Properties, Inc.

          MEZZANINE DEBT. The related loan documents permit GGP to pledge its direct or indirect interest in the Hulen Mall Borrower as security for a mezzanine loan, subject to the satisfaction of certain conditions, including, among other things, (i) no event of default is continuing under the Hulen Mall
Loan, (ii) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the Rating Agencies and reasonably acceptable to the lender under the Hulen Mall Loan, (iii) if such mezzanine debt bears interest at a floating rate, GGP shall require an interest rate cap at a strike price such that the strike price plus the applicable spread of such mezzanine debt results in a DSCR of no less than 1.20x, (iv) if such mezzanine debt bears interest at a fixed rate, the weighted average debt service constant for the Hulen Mall Loan and such mezzanine debt is no greater than 7.70%, (v) the loan to value ratio immediately following the closing of such mezzanine debt, based on the aggregate principal balance of the Hulen Mall Loan and such mezzanine debt and an appraisal acceptable to the lender under the Hulen Mall Loan, is no greater than
75% and (vi) the DSCR immediately following the closing of such mezzanine debt will not be less than 1.25x.

          ADDITIONAL INDEBTEDNESS. Not allowed, except for trade debt incurred in the ordinary course of business relating to the ownership and operation of the Hulen Mall Property, which trade debt does not exceed $6,050,000 and is paid within 60 days of the date incurred.

          RELEASE OF PARCELS. The Hulen Mall Borrower has the right to release parcels that are vacant, non-income producing and unimproved (or improved only by landscaping or surface parking areas) that make up a portion of the Hulen
Mall Property from the lien of the Hulen Mall Mortgage provided that, among other things, (i) such parcel is not necessary for the Hulen Mall Borrower's operation or use of the Hulen Mall Property for its then current use and (ii)
such parcel may be readily separated from the applicable property without a material diminution in the value of the Hulen Mall Property.

Certain additional information regarding the Hulen Mall Loan and the Hulen Mall
Property is set forth on Appendix II hereto.

                                     IV-13

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 540 MADISON AVENUE
--------------------------------------------------------------------------------

                      [540 MADISON AVENUE PICTURE OMITTED]

                                     IV-14

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 540 MADISON AVENUE
--------------------------------------------------------------------------------

                        [540 MADISON AVENUE MAP OMITTED]

                                     IV-15

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 540 MADISON AVENUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $75,000,000

CUT-OFF DATE BALANCE:         $75,000,000

SHADOW RATING (S&P/FITCH):    BBB-/BBB-

FIRST PAYMENT DATE:           02/01/2005

INTEREST RATE:                5.280%

AMORTIZATION:                 IO

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                07/11/2013

EXPECTED MATURITY BALANCE:    $75,000,000

SPONSOR:                      Harry Macklowe

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              02/01/2009 and 24 months after
                              the REMIC start-up date, with
                              U.S. Treasury defeasance
                              thereafter.  Prepayable without
                              premium from and after
                              06/01/2013.

LOAN PER SF:                  $267.07

UP-FRONT RESERVES:            RE Taxes:           $262,955

ONGOING RESERVES:             RE Taxes:           $262,955/month

                              Insurance:          $10,509/month

                              TI/LC (1):          Guarantee

LOCKBOX:                      Hard
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     New York, NY

YEAR BUILT/RENOVATED:         1970/1997

OCCUPANCY(2):                 97.8%

SQUARE FOOTAGE:               280,830

THE COLLATERAL:               39-story, multi-tenant office building

OWNERSHIP INTEREST:           Leasehold

MAJOR TENANT                  % NRSF    BASE RENT PSF    LEASE EXPIRATION
------------                  ------    -------------    ----------------
Sac Capital Management LLC     17.1%       $53.68           09/30/2007

Wachovia Bank                  11.4%       $93.75           02/28/2014

Oracle Corporation              7.4%       $40.00           11/30/2007

PROPERTY MANAGEMENT:          Macklowe Management Co.

U/W NET OP. INCOME:           $9,331,509

U/W NET CASH FLOW:            $8,800,478

APPRAISED VALUE:              $130,000,000

CUT-OFF DATE LTV:             57.7%

MATURITY DATE LTV:            57.7%

DSCR(3):                      2.19x
--------------------------------------------------------------------------------

(1)  Harry Macklowe, the sponsor, guarantees to the lender payment of any tenant costs and expenses for improvements and leasing commissions for which 540
     Madison Avenue Borrower is obligated under the leases.

(2)  Occupancy as of 12/15/2004.

(3)  The DSCR is based on the interest payments during the term of the loan with no amortization.

THE 540 MADISON AVENUE LOAN

          THE LOAN. The fourth largest loan (the "540 Madison Avenue Loan") as evidenced by the Consolidated, Amended and Restated Secured Promissory Note is
secured by a Consolidated, Amended and Restated Leasehold Mortgage and Security
Agreement encumbering the 540 Madison Avenue Borrower's leasehold interest in the real property known as 540 Madison Avenue located in New York, New York (the
"540 Madison Avenue Property"). The 540 Madison Avenue Loan was originated on
12/15/2004, by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company..

          THE BORROWER. The borrower is 540 Madison Avenue Lease LLC, a single-member Delaware limited liability company (the "540 Madison Avenue
Borrower"). The 540 Madison Avenue Borrower is a single purpose, bankruptcy remote entity, with an independent manager. The 540 Madison Avenue Borrower is indirectly controlled by Harry Macklowe.

          THE PROPERTY. The 540 Madison Avenue Property is a 280,830 SF office building located in New York, New York, comprised of a single, 39-story office building. Due to its location in mid-town Manhattan, there is no on site parking. The 540 Madison Avenue Property was originally constructed in 1970 and underwent a $23 million renovation in 1997. The 540 Madison Avenue Property is located at the southwest corner of Madison Avenue and East 55th Street in midtown Manhattan. The 540 Madison Avenue Property is approximately 97.8% leased to over 30 tenants, with no single tenant occupying in excess of 17.1% of the space.

                                     IV-16

          GROUND LEASE. The 540 Madison Avenue Borrower's interest in the 540
Madison Avenue Property consists of a leasehold and related interests created under a ground lease and certain other agreements (the "540 Madison Avenue
Ground Lease") with 540 Investment Land Company, LLC, an affiliate of the 540
Madison Avenue Borrower. The 540 Madison Avenue Ground Lease expires 12/31/2037 with an extension option for an additional 30 years to 12/31/2067. During the current term of the 540 Madison Avenue Ground Lease, the annual rent payable will equal the annual debt service payable by the 540 Madison Avenue Borrower's landlord under any mortgage secured by such landlord's fee interest in the 540
Madison Avenue Property. In any event, the annual rent payable is capped at
$3,250,000. According to a ground landlord estoppel and the 540 Madison Avenue
Borrower, (a) current annual rent under the 540 Madison Avenue Ground Lease during the period commencing on 12/11/2004 through 12/11/2005 is $2,650,450, and
(b) monthly payments during this period fluctuate from a high of $208,010 to a low of $187,880.

          LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the 540 Madison Avenue Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration:

---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                           % OF TOTAL BASE      CUMULATIVE % OF
                       # OF LEASES   AVERAGE BASE RENT    % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES       TOTAL RENTAL
        YEAR             ROLLING       PER SF ROLLING        ROLLING      OF SF ROLLING        ROLLING         REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

       Vacant               2              $0.00               2%               2%                0%                  0%
---------------------------------------------------------------------------------------------------------------------------------
         MTM                1              $73.00              1%               3%                1%                  1%
---------------------------------------------------------------------------------------------------------------------------------
        2005                2              $69.86              2%               6%                3%                  4%
---------------------------------------------------------------------------------------------------------------------------------
        2006                6              $62.65              9%              15%               10%                  14%
---------------------------------------------------------------------------------------------------------------------------------
        2007                8              $53.05              31%             46%               27%                  41%
---------------------------------------------------------------------------------------------------------------------------------
        2008                5              $54.22              11%             57%               10%                  51%
---------------------------------------------------------------------------------------------------------------------------------
        2009                6              $56.32              16%             73%               15%                  66%
---------------------------------------------------------------------------------------------------------------------------------
        2010                0              $0.00               0%              73%                0%                  66%
---------------------------------------------------------------------------------------------------------------------------------
        2011                2              $63.20              2%              75%                2%                  68%
---------------------------------------------------------------------------------------------------------------------------------
        2012                3              $62.71              7%              82%                7%                  76%
---------------------------------------------------------------------------------------------------------------------------------
        2013                3              $60.94              7%              89%                7%                  82%
---------------------------------------------------------------------------------------------------------------------------------
        2014                1              $93.75              11%             100%              18%                 100%
---------------------------------------------------------------------------------------------------------------------------------
    2015 & Beyond           0              $0.00               0%              100%               0%                 100%
---------------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The 540 Madison Avenue Property is managed by
Macklowe Management Co., an affiliate of the 540 Madison Avenue Borrower.

          MEZZANINE DEBT. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the 540 Madison Avenue Property that do not exceed a maximum amount of 3% of the outstanding principal amount of the 540 Madison Avenue Loan.

          RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 540 Madison Avenue Loan and the 540
Madison Avenue Property is set forth on Appendix II hereto.

                                     IV-17

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 225 WEST BROADWAY
--------------------------------------------------------------------------------

                      [225 WEST BROADWAY PICTURES OMITTED]

                                     IV-18

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 225 WEST BROADWAY
--------------------------------------------------------------------------------

                         [225 WEST BROADWAY MAP OMITTED]

                                     IV-19

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 225 WEST BROADWAY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $67,000,000

CUT-OFF DATE BALANCE:         $67,000,000

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           02/08/2005

INTEREST RATE:                5.115%

AMORTIZATION:                 IO

ARD:                          01/08/2015

HYPERAMORTIZATION:            Yes

MATURITY DATE:                01/08/2035

EXPECTED MATURITY BALANCE:    $67,000,000

SPONSOR:                      American Assets, Inc.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              01/08/2009 and 24 months after
                              the REMIC start-up date, with
                              U.S. Treasury defeasance
                              thereafter. Prepayable without
                              premium from and after
                              11/08/2014.

LOAN PER SF:                  $202.80

UP-FRONT RESERVES:            CapEx                  $66,106

ONGOING RESERVES:             RE Taxes(1):           Springing

                              Insurance(1):          Springing

                              TI/LC(2):              Springing

                              CapEx:                 Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     San Diego, CA

YEARS BUILT/RENOVATED:        1976/1996-2001

OCCUPANCY(4):                 98.0%

SQUARE FOOTAGE:               330,367

THE COLLATERAL:               22-story downtown office building

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                 % NRSF   BASE RENT PSF   LEASE EXPIRATION
-------------                 ------   -------------   ----------------
County of San Diego            20.1%      $26.78          05/31/2007

Federal Defenders of            8.1%      $24.00          07/31/2010
San Diego

Station Venture Opera           7.3%      $28.30          07/31/2021

PROPERTY MANAGEMENT:          American Assets, Inc.

U/W NET OP. INCOME:           $6,416,974

U/W NET CASH FLOW:            $5,855,351

APPRAISED VALUE:              $96,000,000

CUT-OFF DATE LTV:             69.8%

MATURITY DATE OR ARD LTV:     69.8%

DSCR(5):                      1.69x
--------------------------------------------------------------------------------

(1)  In the event that either (i) an event of default under the 225 West
     Broadway West Loan documents has occurred and is continuing, (ii) the 225
     West Broadway Borrowers have failed to pay all taxes and insurance premiums by no later than ten business days prior to the delinquency of such payments or (iii) the 225 West Broadway Borrowers have failed to deliver to the lender evidence of payment of the taxes and insurance premiums by no later than one business day prior to the delinquency of such payments, the
     225 West Broadway Borrowers will be required to deposit into a tax and insurance reserve account on a monthly basis 1/12 of annual taxes and insurance premiums. The 225 West Broadway Borrowers may cease making such deposits if such event of default is no longer continuing or the applicable failure has been corrected.

(2)  In the event that either (i) an event of default under the 225 West
     Broadway Loan documents has occurred and is continuing, (ii) the 225 West
     Broadway Borrowers have become insolvent or a petition in bankruptcy is filed by or against the 225 West Broadway Borrowers, (iii) the DSCR for the
     225 West Broadway Loan is less than 1.10x (as tested on a quarterly basis)
     or (iv) the 225 West Broadway Loan was not repaid in full on the related anticipated repayment date, the 225 West Broadway Borrowers are required to deposit $1,118,000 into a TI/LC reserve account. In the event any such sums are disbursed to the 225 West Broadway Borrowers, the 225 West Broadway
     Borrowers are required to make monthly deposits of approximately $41,295 into the TI/LC reserve account until such amount is replenished. The 225
     West Broadway Borrowers may cease making such payments in the event that such event of default has been cured, or a DSCR of 1.10x on an aggregate basis for the preceding twelve consecutive months has been maintained for three consecutive months.

(3)  The 225 West Broadway Borrowers have deposited $66,106 into an up-front
     CapEx reserve account. In the event any such sums are disbursed to the 225
     West Broadway Borrowers, the 225 Broadway Borrowers will be required to make monthly deposits of $5,506 into the CapEx reserve account until such amount is replenished.

(4)  Occupancy as of 10/31/2004.

(5)  The DSCR is based on the interest only payments during the term of the loan with no amortization.

THE 225 WEST BROADWAY LOAN

          THE LOAN. The fifth largest loan (the "225 West Broadway Loan") as evidenced by two pari passu promissory notes (which are both included in the trust) is secured by a first priority Deed of Trust and Security Agreement (the
"225 West Broadway Deed of Trust") encumbering a 330,367 SF office property known as 225 West Broadway and a portion of an adjacent parking garage, located in San Diego, California (the "225 West Broadway Property"). The 225 West
Broadway Loan was originated on 12/09/2004 by Morgan Stanley Mortgage Capital
Inc.

                                     IV-20

          THE BORROWERS. The borrowers are Broadway 225 Sorrento Holdings, LLC and Broadway 225 Stonecrest Holdings, LLC, each a Delaware limited liability company (collectively, the "225 West Broadway Borrowers"). Each of the 225 West
Broadway Borrowers is a special purpose, bankruptcy remote entity. Each of the
225 West Broadway Borrowers holds title to the 225 West Broadway Property as tenants-in-common. Each 225 West Broadway is severally obligated for the portion of the debt evidenced by its respective promissory note and is jointly and severally obligated under each other loan document executed in connection with the 225 West Broadway Loan. The sponsor of the 225 West Broadway Loan is Ernest
Rady through the Ernest Rady Trust. Ernest Rady, through the Ernest Rady Trust and his operating company American Assets, Inc., controls a diverse group of entities doing business in the insurance, banking, real estate and broadcasting industries.

          THE PROPERTY. The 225 West Broadway Property is a 330,367 SF office building located in San Diego, CA. The 225 West Broadway Property is situated on the south side of West Broadway, adjacent to the historic Gas Lamp District and
Horton Plaza. The 225 West Broadway Property was originally constructed in 1976 above a two-level, subterranean, cast-in-place concrete parking structure with approximately 330 parking stalls. During 1996 and 2001, the building underwent a major refurbishment, at a cost of approximately $3.2 million.

          LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the 225 West Broadway Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                                    % OF TOTAL BASE      CUMULATIVE % OF
                            LEASES       RENT PER SF       % OF TOTAL    CUMULATIVE %    RENTAL REVENUES       TOTAL RENTAL
          YEAR              ROLLING        ROLLING         SF ROLLING    OF SF ROLLING       ROLLING         REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

         Vacant                5            $0.00               3%             3%               0%                     0%
---------------------------------------------------------------------------------------------------------------------------------
          MTM                  0            $0.00               0%             3%               0%                     0%
---------------------------------------------------------------------------------------------------------------------------------
          2005                 3            $27.13             11%            14%              12%                    12%
---------------------------------------------------------------------------------------------------------------------------------
          2006                 4            $26.09             25%            39%              25%                    36%
---------------------------------------------------------------------------------------------------------------------------------
          2007                 6            $26.65             10%            49%              10%                    47%
---------------------------------------------------------------------------------------------------------------------------------
          2008                 4            $29.24              7%            56%               8%                    54%
---------------------------------------------------------------------------------------------------------------------------------
          2009                10            $28.14             26%            82%              28%                    82%
---------------------------------------------------------------------------------------------------------------------------------
          2010                 3            $24.90             10%            92%               9%                    91%
---------------------------------------------------------------------------------------------------------------------------------
          2011                 1            $30.00              1%            93%               1%                    92%
---------------------------------------------------------------------------------------------------------------------------------
          2012                 0            $0.00               0%            93%               0%                    92%
---------------------------------------------------------------------------------------------------------------------------------
          2013                 0            $0.00               0%            93%               0%                    92%
---------------------------------------------------------------------------------------------------------------------------------
          2014                 0            $0.00               0%            93%               0%                    92%
---------------------------------------------------------------------------------------------------------------------------------
     2015 & Beyond             2            $28.30              7%           100%               8%                   100%
---------------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The 225 West Broadway Property is managed by
American Assets Inc., an affiliate of the 225 West Broadway Borrower.

          MEZZANINE DEBT. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed, except for trade and operation debt incurred in the ordinary course of business, which debt may not exceed
(together with any financing leases and purchase money indebtedness) 3% of the outstanding principal amount of the 225 West Broadway Loan and is paid within 60 days of the date incurred

          PARKING SUBLEASE. Certain affiliates of the 225 West Broadway
Borrowers (collectively, "101 WB") are the lessees under a parking lease with the fee owner of a parking garage which is adjacent to the 225 West Broadway
Property. By virtue of a sublease between the 225 West Broadway Borrowers and
101 WB (the "225 West Broadway Parking Sublease"), the 225 West Broadway
Borrowers have the right to use certain parking areas within such garage. 101 WB is responsible for the management and maintenance of the garage. 101 WB collects revenues from the operation of the garage. Pursuant to the 225 West Broadway
Parking Sublease, 101 WB is obligated to pay the 225 West Broadway Borrowers a revenue sharing payment approximately equal to 46% of the net revenues from the operation of the garage. The 225 West Broadway Deed of Trust encumbers the 225
West Broadway Borrowers' subleasehold interest in the 225 West Broadway Parking
Sublease.

                                     IV-21

          RELEASE OF PARCELS. The 225 West Broadway Borrowers have the right to release three certain identified parcels at the 225 West Broadway Property
("Release Parcel 1", "Release Parcel 2" and "Release Parcel 3"), upon the satisfaction of certain conditions, including, among other things, (i) no event of default shall have occurred and be continuing, (ii) the anticipated maturity date has not occurred, (iii) the DSCR of the remaining property is at least
1.69x, (iv) the LTV of the remaining property does not exceed 70% (as determined based on an updated appraisal), and (v) with respect to two of such parcels, payment of a release price. In the case that the release occurs before the second anniversary of the "startup date" or after the lockout period, with respect to Release Parcel 1 and/or Release Parcel 2, the 225 West Broadway
Borrowers must pay to lender (i) with respect to Release Parcel 1, the greater of (a) $1,653,750 and (b) the PV Release Price allocable to Release Parcel 1, or
(ii) with respect to Release Parcel 2, the greater of (a) $1,223,750 and (b) the
PV Release Price allocable to Release Parcel 2, plus (iii) any accrued and unpaid interest on the principal amount being prepaid and any applicable yield maintenance premium payable in connection therewith. To the extent that such release occurs during the partial defeasance period, the 225 West Broadway
Borrowers will be required to deposit defeasance collateral in the amount equal to (i) with respect to Release Parcel 1, the greater of (a) $1,653,750 and (b)
the PV Release Price, or (ii) with respect to Release Parcel 2, the greater of
(a) $1,223,750 and (b) the PV Release Price with respect to Release Parcel 2.
With respect to a release of Release Parcel 3, no partial prepayment or defeasance of the loan is required. PV Release Price is defined as with respect to any applicable release parcel, an amount equal to (i) 1.25 multiplied by (ii)
the Net Operating Income attributable to the applicable release parcel divided by 6.75% and multiplied by (iii) 0.70.

Certain additional information regarding the 225 West Broadway Loan and the 225
West Broadway Property is set forth on Appendix II hereto.

                                     IV-22

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 400 MADISON AVENUE
--------------------------------------------------------------------------------

                      [400 MADISON AVENUE PICTURES OMITTED]

                                     IV-23

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 400 MADISON AVENUE
--------------------------------------------------------------------------------

                        [400 MADISON AVENUE MAP OMITTED]

                                     IV-24

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 400 MADISON AVENUE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $65,500,000

CUT-OFF DATE BALANCE:         $65,500,000

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           03/01/2005

INTEREST RATE:                5.050%

AMORTIZATION:                 IO

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                02/01/2010

EXPECTED MATURITY BALANCE:    $65,500,000

SPONSOR:                      Harry Macklowe

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              03/01/2009 and 24 months after
                              the REMIC start-up date, with
                              U.S. Treasury defeasance
                              thereafter.  Prepayable without
                              premium from and after
                              01/01/2010.

LOAN PER SF:                  $354.32

UP-FRONT RESERVES:            RE Taxes:           $149,636

ONGOING RESERVES(1):          RE Taxes:           $149,636/month

                              Insurance:          $6,097/month

                              TI/LC:              Guarantee

LOCKBOX:                      Hard
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     New York, NY

YEARS BUILT/RENOVATED:        1929/1999-2000

OCCUPANCY(2):                 97.6%

SQUARE FOOTAGE:               184,859

THE COLLATERAL:               22-story, multi-tenant office building

OWNERSHIP INTEREST:           Fee

MAJOR TENANT                  % NRSF     BASE RENT PSF     LEASE EXPIRATION
------------                  ------     -------------     ----------------
Xroads Solutions Group,         5.7%        $64.22            02/28/2013

Goldin Associates, LLC          5.1%        $56.79            03/31/2008

Pokeman USA, Inc.               4.7%        $63.64            12/31/2006

PROPERTY MANAGEMENT:          Macklowe Management Co.

U/W NET OP. INCOME:           $7,497,913

U/W NET CASH FLOW:            $7,102,881

APPRAISED VALUE:              $100,000,000

CUT-OFF DATE LTV:             65.5%

MATURITY DATE LTV:            65.5%

DSCR(3):                      2.12x
--------------------------------------------------------------------------------

(1)  Harry Macklowe, the Sponsor, guarantees to the lender payment of any tenant costs and expenses for improvements and leasing commissions for which the
     400 Madison Avenue Borrower is obligated under the leases.

(2)  Occupancy as of 01/07/2005.

(3)  The DSCR is based on the interest payments during the term of the loan with no amortization.

THE 400 MADISON AVENUE LOAN

          THE LOAN. The sixth largest loan (the "400 Madison Avenue Loan") as evidenced by the Consolidated, Amended, and Restated Secured Promissory Note
(the "400 Madison Avenue Note") is secured by a Consolidated, Amended, and
Restated Mortgage and Security Agreement (the "400 Madison Avenue Mortgage")
encumbering a 184,859 SF office property known as 400 Madison Avenue located in
New York, New York (the "400 Madison Avenue Property"). The 400 Madison Avenue
Loan was originated on 01/07/2005, by or on behalf of Principal Commercial
Funding, LLC, a Delaware limited liability company.

          THE BORROWER. The borrower is 400 Madison Avenue Owner LLC, a Delaware limited liability company (the "400 Madison Avenue Borrower"). The 400 Madison
Avenue Borrower is a single purpose, bankruptcy remote entity indirectly controlled by Harry Macklowe.

          THE PROPERTY. The 400 Madison Avenue Property is a 184,859 SF office building located in New York, New York, and comprises of a single 22-story office building. Due to its location in midtown Manhattan, there is no on-site parking. The 400 Madison Avenue Property was originally constructed in 1929 and underwent a $22.5 million renovation from 1999 through 2000. The 400 Madison
Avenue Property is located on the west side of Madison Avenue between East 47th and East 48th Streets in midtown Manhattan. The property is approximately 97.6%
leased to over 55 tenants, with no single tenant occupying more than 5.7% of the space.

                                     IV-25

          LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the 400 Madison Avenue Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration:

 ---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                           % OF TOTAL BASE      CUMULATIVE % OF
                       # OF LEASES   AVERAGE BASE RENT    % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES       TOTAL RENTAL
        YEAR             ROLLING       PER SF ROLLING        ROLLING      OF SF ROLLING        ROLLING         REVENUES ROLLING
 ---------------------------------------------------------------------------------------------------------------------------------

       Vacant               2              $0.00               2%               2%                0%                  0%
 ---------------------------------------------------------------------------------------------------------------------------------
         MTM                0              $0.00               0%               2%                0%                  0%
 ---------------------------------------------------------------------------------------------------------------------------------
        2005                7              $48.06              8%              11%                7%                  7%
 ---------------------------------------------------------------------------------------------------------------------------------
        2006               18              $66.43              29%             40%               33%                  40%
 ---------------------------------------------------------------------------------------------------------------------------------
        2007               12              $49.45              19%             58%               16%                  55%
 ---------------------------------------------------------------------------------------------------------------------------------
        2008               11              $62.32              17%             76%               18%                  73%
 ---------------------------------------------------------------------------------------------------------------------------------
        2009                5              $50.10              7%              83%                6%                  79%
 ---------------------------------------------------------------------------------------------------------------------------------
        2010                2              $54.38              3%              86%                2%                  82%
 ---------------------------------------------------------------------------------------------------------------------------------
        2011                1              $42.00              2%              88%                1%                  83%
 ---------------------------------------------------------------------------------------------------------------------------------
        2012                1             $123.69              1%              89%                2%                  86%
 ---------------------------------------------------------------------------------------------------------------------------------
        2013                2              $60.71              7%              96%                8%                  94%
 ---------------------------------------------------------------------------------------------------------------------------------
        2014                1              $97.07              1%              97%                1%                  95%
 ---------------------------------------------------------------------------------------------------------------------------------
    2015 & Beyond           2             $101.54              3%              100%               5%                 100%
 ---------------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The 400 Madison Avenue Property is managed by
Macklowe Management Co., an affiliate of the 400 Madison Avenue Borrower.

          MEZZANINE DEBT. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operations of the 400 Madison Avenue Property that do not exceed a maximum amount of 3% of the outstanding principal amount of the 400 Madison Avenue Loan.

          RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 400 Madison Avenue Loan and the 400
Madison Avenue Property is set forth on Appendix II hereto.

                                     IV-26

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - FESTIVAL AT HYANNIS
--------------------------------------------------------------------------------

                     [FESTIVAL AT HYANNIS PICTURES OMITTED]

                                     IV-27

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - FESTIVAL AT HYANNIS
--------------------------------------------------------------------------------

                        [FESTIVAL AT HYANNIS MAP OMITTED]

                                     IV-28

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - FESTIVAL AT HYANNIS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $24,050,000

CUT-OFF DATE BALANCE:         $24,050,000

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           11/10/2004

INTEREST RATE:                5.400%

AMORTIZATION(1):              IO/360 Months

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                10/10/2014

EXPECTED MATURITY BALANCE:    $20,879,208

SPONSOR:                      Kimco Income Fund I, L.P.

INTEREST CALCULATION:         30/360

CALL PROTECTION:              Lockout until 10/10/2007 with U.S.
                              Treasury defeasance thereafter.
                              Prepayable without a premium from
                              and after 07/10/2014.

LOAN PER SF:                  $106.59

UP-FRONT RESERVES:            RE Taxes:            $179,068

ONGOING RESERVES:             RE Taxes:            $20,696/month

                              Insurance(2):        Springing

                              TI/LC(3):            Springing

LOCKBOX(4):                   Springing
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Hyannis, MA

YEARS BUILT:                  1989-1990, 2000

OCCUPANCY(5):                 95.2%

SQUARE FOOTAGE:               225,629

THE COLLATERAL:               7 single-story buildings, anchored retail

OWNERSHIP INTEREST:           Fee

MAJOR TENANT                  % NRSF    BASE RENT PSF    LEASE EXPIRATION
------------                  ------    -------------    ----------------
Shaw's Supermarket             24.2%        $15.18          09/30/2018

Toys 'R' Us                    16.1%         $8.50          01/31/2019

Home Goods                     11.0%        $10.51          11/30/2010

PROPERTY MANAGEMENT:          Kimco Realty Corporation

U/W NET OP. INCOME:           $2,868,915

U/W NET CASH FLOW:            $2,760,755

APPRAISED VALUE:              $37,000,000

CUT-OFF DATE LTV:             65.0%

MATURITY DATE LTV:            56.4%

DSCR(6):                      2.13x
--------------------------------------------------------------------------------

(1)  The loan is interest only for the first 24 months of the loan term, with principal and interest payments commencing on 11/10/2006. The total
     $24,050,000 loan amortizes on a 30-year schedule after the initial 24 month interest only period.

(2)  The Festival at Hyannis Borrower will not be required to make monthly deposits for insurance premiums so long as (i) there is no event of default under the loan documents, (ii) the DSCR is not below 1.15x, and (iii) the
     Festival at Hyannis Borrower holds fee title to the property.

(3)  In the event Shaw's vacates its space or other tenants occupying 15,000 SF or more vacate in the aggregate more than 25% of the total net rentable SF, net cash flow from the property will be held in a Rollover Reserve Account until such time as the property is re-tenanted under terms and conditions satisfactory to lender. In the event the cash management agreement is triggered by major tenants other than Shaw's vacating the property, the account will be capped at $1,620,578. In lieu of having to deposit net cash flow into the account on a monthly basis, the Festival at Hyannis Borrower has the option to deposit an amount sufficient to meet the targeted amount of $1,620,578.

(4)  A hard lockbox will be put into place upon an event of default or non-payment in full at maturity.

(5)  Occupancy as of 11/09/2004.

(6)  The DSCR is based on the interest payments during the interest only period.
     The DSCR after the interest only period will be 1.70x and will be based on principal and interest payments commencing 11/10/2006.

THE FESTIVAL AT HYANNIS LOAN

          THE LOAN. The seventh largest loan (the "Festival at Hyannis Loan") as evidenced by a promissory note is secured by [Mortgage and Security Agreement]
("the Festival at Hyannis Mortgage") encumbering a 225,629 SF retail property known as the Festival at Hyannis, located in Hyannis, Massachusetts (the
"Festival at Hyannis Property"). The Festival at Hyannis Loan was originated on
09/15/2004 by GMAC Commercial Mortgage Corporation and subsequently assigned to
Teachers Insurance and Annuity Association of America.

                                     IV-29

          THE BORROWER. The borrower is Festival of Hyannis, LLC, a Delaware limited liability company (the "Festival at Hyannis Borrower"), whose sole member is Festival of Hyannis Holdco, LLC. Kimco Income Fund I, L.P. ("KIF LP")
is the sole member of Festival of Hyannis Holdco, LLC. Kimco Income Fund I, GP
("KIF GP") is the sole general partner of KIF LP (0.97% equity interest), and
KIF GP and Kimco Income Fund I REIT (99.03% equity interest) are the sole limited partners. Kimco Realty Corporation holds 100.0% of the ownership interest (directly or indirectly) in KIF GP.

          THE PROPERTY. The Festival at Hyannis Property consists of a 225,629
SF, anchored, community shopping center situated on 27 acres located in Hyannis,
Massachusetts. The Festival at Hyannis Property was originally constructed in
1989-1990 and consisted of six single-story buildings and the site improvements.
The 19,321 SF Petsmart building was constructed in 2000. Construction consists of steel framing and concrete masonry load-bearing walls with brick veneer and painted block exteriors, and ballasted single-ply, EPDM (rubber) flat roofs over rigid insulation and metal decking with slate and metal roof accents. With the exception of the 7,000 SF Blockbuster building, the center is fully fire protected by a sprinkler system. The site is further improved with open paved parking for 1,243 vehicles, or 5.5 spaces per 1,000 net rentable SF.

          LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Festival at Hyannis Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

 ---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                             % OF TOTAL         CUMULATIVE % OF
                       # OF LEASES   AVERAGE TOTAL RENT   % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES       TOTAL RENTAL
        YEAR             ROLLING      PER SF ROLLING(1)      ROLLING      OF SF ROLLING        ROLLING         REVENUES ROLLING
 ---------------------------------------------------------------------------------------------------------------------------------

       Vacant               1               $0.00               1%                 1%                   0%                 0%
 ---------------------------------------------------------------------------------------------------------------------------------
        MTM                 0               $0.00               0%                 1%                   0%                 0%
 ---------------------------------------------------------------------------------------------------------------------------------
        2005                3              $16.55               6%                 7%                   7%                 7%
 ---------------------------------------------------------------------------------------------------------------------------------
        2006                2              $15.72               4%                11%                   5%                12%
 ---------------------------------------------------------------------------------------------------------------------------------
        2007                2              $16.50               3%                15%                   4%                16%
 ---------------------------------------------------------------------------------------------------------------------------------
        2008                4              $15.50               9%                23%                  10%                26%
 ---------------------------------------------------------------------------------------------------------------------------------
        2009                4              $16.07              10%                33%                  12%                38%
 ---------------------------------------------------------------------------------------------------------------------------------
        2010                3              $11.36              18%                51%                  16%                53%
 ---------------------------------------------------------------------------------------------------------------------------------
        2011                0               $0.00               0%                51%                   0%                53%
 ---------------------------------------------------------------------------------------------------------------------------------
        2012                0               $0.00               0%                51%                   0%                53%
 ---------------------------------------------------------------------------------------------------------------------------------
        2013                0               $0.00               0%                51%                   0%                53%
 ---------------------------------------------------------------------------------------------------------------------------------
        2014                0               $0.00               0%                51%                   0%                53%
 ---------------------------------------------------------------------------------------------------------------------------------
   2015 & Beyond            3              $12.68              49%               100%                  47%               100%
 ---------------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Festival at Hyannis Property is managed by
Kimco Realty Corporation, an affiliate of the Festival at Hyannis Borrower.

          MEZZANINE DEBT. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Festival at Hyannis Property, which in the aggregate does not exceed 5% of the original principal amount of the Festival at Hyannis Loan and are paid within 60 days of the date incurred.

          RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Festival at Hyannis Loan and the
Festival at Hyannis Property is set forth on Appendix II hereto.

                                     IV-30

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - ELLIOT CORPORATE CENTER
--------------------------------------------------------------------------------

                   [ELLIOT CORPORATE CENTER PICTURES OMITTED]

                                     IV-31

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - ELLIOT CORPORATE CENTER
--------------------------------------------------------------------------------

                      [ELLIOT CORPORATE CENTER MAP OMITTED]

                                     IV-32

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - ELLIOT CORPORATE CENTER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $23,250,000

CUT-OFF DATE BALANCE:         $21,163,995

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           12/01/2004

INTEREST RATE:                5.580%

AMORTIZATION:                 324 months

ARD:                          11/01/2011

HYPERAMORTIZATION:            Yes

MATURITY DATE:                11/01/2031

EXPECTED MATURITY BALANCE:    $20,270,262

SPONSORS:                     Richard D. Gee; Maxwell Drever;
                              Argus Realty Investors, L.P.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Lockout until the earlier of
                              12/01/2009 and 24 months after
                              the REMIC start-up date, with
                              U.S. Treasury defeasance
                              thereafter.  Prepayable without
                              premium from and after
                              11/01/2010.

LOAN PER SF:                  $103.69

UP-FRONT RESERVES:            RE Taxes:           $45,644

                              TI/LC:              $500,000

ONGOING RESERVES:             RE Taxes:           $45,644/month

                              CapEx:              $3,723/month

                              TI/LC(1):           $9,308/month

LOCKBOX(2):                   Soft
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Suburban

LOCATION:                     Tempe, AZ

YEAR BUILT:                   1998

OCCUPANCY(3):                 100.0%

SQUARE FOOTAGE:               223,392

THE COLLATERAL:               Two-story suburban office building

OWNERSHIP INTEREST:           Fee

MAJOR TENANT                  % NRSF     BASE RENT PSF     LEASE EXPIRATION
------------                  ------     -------------     ----------------
University of Phoenix          33.2%         $12.30           09/15/2009
Honeywell International        29.0%         $12.60           08/14/2005
Remington College              20.8%         $13.00           07/31/2014

PROPERTY MANAGEMENT:          ARI-Commercial Properties, Inc

U/W NET OP. INCOME:           $2,491,151

U/W NET CASH FLOW:            $2,278,930

APPRAISED VALUE:              $32,300,000

CUT-OFF DATE LTV:             71.7%

MATURITY DATE LTV:            62.8%

DSCR:                         1.37x
--------------------------------------------------------------------------------

(1)  Beginning 03/01/2008 the Elliot Corporate Center Borrowers shall begin monthly escrow payments of $70,000 through 02/01/2009 to reimburse the
     Elliot Corporate Center Borrowers for the cost of the tenant improvements and leasing commissions associated with University of Phoenix and the
     Jacobs Engineering spaces. In the event Jacobs Engineering exercises its
     5-year renewal option on or before 06/01/2008, the escrow shall cease as of
     06/01/2008, provided the space currently leased to Honeywell is, at that time, leased to a creditworthy lessee(s) (other than the Elliot Corporate
     Center Borrower or any person or entity affiliated with borrower)
     reasonably acceptable to lender under lease(s) which are otherwise in form and substance reasonably acceptable to lender and expires no earlier than
     10/01/2010. In the event Jacobs Engineering does not exercise its renewal option on or before 06/01/2008, but University of Phoenix exercises its
     5-year renewal on or before 04/01/2009, provided the space currently leased to Honeywell is, at that time, leased to a creditworthy lessee(s) (other than the Elliot Corporate Center Borrower or any person or entity affiliated with borrower) reasonably acceptable to lender under a lease(s)
     which are otherwise in form and substance reasonably acceptable to lender that expires no earlier than 10/01/2010, the escrow shall cease.
     Additionally, in the event that any extraordinary rentals are payable to the Elliot Corporate Center Borrower under any of the leases, such extraordinary rentals shall be paid directly to the lender to be used for tenant improvements and leasing commissions.

(2)  All rents shall be directed to the collection account where the collection account bank will transfer on a daily basis into the borrower's operating account. Upon any event of default, lender will provide the collection account bank with written notice and the lockbox will become a hard lockbox.

(3)  Occupancy as of 10/21/2004.

THE ELLIOT CORPORATE CENTER LOAN

          THE LOAN. The eighth largest loan (the "Elliot Corporate Center
Loan"), as evidenced by a secured promissory note, is secured by a Deed of
Trust, Security Agreement, and Assignment of Rents encumbering a 223,392 SF suburban office building located in Tempe, Arizona. The Elliot Corporate Center
Loan was originated 10/25/2004, by or on behalf of Principal Commercial Funding,
LLC, a Delaware limited liability company.

          THE BORROWER. The borrowers, each a Delaware limited liability company and tenants-in-common (collectively, the "Elliot Corporate Center Borrowers")
and each a special purpose entity, are a total of 28 tenants-in-common. Argus
Realty Investors has a 1% tenancy-in-common interest and maintains management and control.

          THE PROPERTY. The Elliot Corporate Center Property is located in
Tempe, Arizona, and was originally constructed in 1998. The Elliot Corporate
Center Property consists of a 2-story steel frame office building. The net rentable area of the Elliot Corporate Center Property is 223,392 SF. Parking is
provided for 1,223 automobiles.

                                     IV-33

          LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the Elliot Corporate Center Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration:

 ---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                                                                                           % OF TOTAL BASE      CUMULATIVE % OF
                       # OF LEASES   AVERAGE BASE RENT    % OF TOTAL SF    CUMULATIVE %    RENTAL REVENUES       TOTAL RENTAL
        YEAR             ROLLING       PER SF ROLLING        ROLLING      OF SF ROLLING        ROLLING         REVENUES ROLLING
 ---------------------------------------------------------------------------------------------------------------------------------

       Vacant               0              $0.00               0%               0%                0%                  0%
 ---------------------------------------------------------------------------------------------------------------------------------
         MTM                0              $0.00               0%               0%                0%                  0%
 ---------------------------------------------------------------------------------------------------------------------------------
        2005                1              $12.60              29%             29%               29%                  29%
 ---------------------------------------------------------------------------------------------------------------------------------
        2006                0              $0.00               0%              29%                0%                  29%
 ---------------------------------------------------------------------------------------------------------------------------------
        2007                0              $0.00               0%              29%                0%                  29%
 ---------------------------------------------------------------------------------------------------------------------------------
        2008                0              $0.00               0%              29%                0%                  29%
 ---------------------------------------------------------------------------------------------------------------------------------
        2009                3              $12.40              50%             79%               50%                  79%
 ---------------------------------------------------------------------------------------------------------------------------------
        2010                0              $0.00               0%              79%                0%                  79%
 ---------------------------------------------------------------------------------------------------------------------------------
        2011                0              $0.00               0%              79%                0%                  79%
 ---------------------------------------------------------------------------------------------------------------------------------
        2012                0              $0.00               0%              79%                0%                  79%
 ---------------------------------------------------------------------------------------------------------------------------------
        2013                0              $0.00               0%              79%                0%                  79%
 ---------------------------------------------------------------------------------------------------------------------------------
        2014                1              $13.00              21%             100%              21%                 100%
 ---------------------------------------------------------------------------------------------------------------------------------
    2015 & Beyond           0              $0.00               0%              100%               0%                 100%
 ---------------------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Elliot Corporate Center Property is managed by ARI-Commercial Properties, Inc, an affiliate of the Elliot Corporate Center
Borrower.

          MEZZANINE DEBT. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed.

          RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Elliot Corporate Center Loan and the Elliot Corporate Center Property is set forth on Appendix II hereto.

                                     IV-34

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 11 - CORAM PLAZA
--------------------------------------------------------------------------------

                          [CORAM PLAZA PICTURES OMITTED]

                                     IV-35

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 11 - CORAM PLAZA
--------------------------------------------------------------------------------

                            [CORAM PLAZA MAP OMITTED]

                                     IV-36

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 11 - CORAM PLAZA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $20,755,300

CUT-OFF DATE BALANCE:         $20,755,300

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           03/01/2005

INTEREST RATE:                4.550%

AMORTIZATION:                 IO

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                02/01/2010

EXPECTED MATURITY BALANCE:    $20,755,300

SPONSOR:                      Inland Western Retail Real Estate Trust, Inc.

INTEREST CALCULATION:         30/360

CALL PROTECTION:              Lockout until the earlier of
                              03/01/2009 and 24 months after the
                              REMIC start-up date. In connection
                              with any voluntary prepayment, the
                              borrower must pay a premium equal
                              to the greater of a yield
                              maintenance premium and 1% of the
                              principal balance thereafter.
                              Prepayable without premium from
                              and after 11/01/2009.

LOAN PER SF:                  $143.94

UP-FRONT RESERVES:            NAP

ONGOING RESERVES:             NAP

LOCKBOX:                      NAP
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Coram, NY

YEAR BUILT/RENOVATED:         1954, 2003/2004

OCCUPANCY(1):                 91.9%

SQUARE FOOTAGE:               144,191

THE COLLATERAL:               Multi-tenant, grocery-anchored retail center

OWNERSHIP INTEREST:           Fee

MAJOR TENANT                  % NRSF     BASE RENT PSF     LEASE EXPIRATION
------------                  ------     -------------     ----------------
Stop & Shop                    45.9%         $23.91           11/01/2029

Family Dollar                   5.5%         $10.00           12/31/2005

Joyce Leslie, Inc.              5.5%         $16.00           08/31/2010

PROPERTY MANAGEMENT:          Inland US Management, LLC

U/W NET OP. INCOME:           $2,517,538

U/W NET CASH FLOW:            $2,433,191

APPRAISED VALUE:              $38,800,000

CUT-OFF DATE LTV:             53.5%

MATURITY DATE LTV:            53.5%

DSCR(2):                      2.58x
--------------------------------------------------------------------------------

(1)  Occupancy as of 01/28/2005.

(2)  The DSCR is based on the interest payments during the term of loan with no amortization.

THE CORAM PLAZA LOAN

          THE LOAN. The tenth largest loan (the "Coram Plaza Loan") as evidenced by a promissory note is secured by a first priority Consolidated, Amended and
Restated Mortgage and Security Agreement encumbering a 144,191 SF retail property known as Coram Plaza located in Coram, New York (the "Coram Plaza
Property"). The Coram Plaza Loan was originated on 01/28/05, by or on behalf of
Principal Commercial Funding, LLC, a Delaware limited liability company..

          THE BORROWER. The borrower is Inland Western Coram Plaza, L.L.C., a
Delaware limited liability company (the "Coram Plaza Borrower"). The Coram Plaza
Borrower is a single purpose entity. The Coram Plaza Borrower is controlled by
Inland Western Retail Real Estate Trust, Inc.

          LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the Coram Plaza Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration:

                                     IV-37

---------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                      # OF       AVERAGE BASE     % OF TOTAL    CUMULATIVE     % OF TOTAL       CUMULATIVE % OF
                     LEASES      RENT PER SF     SQUARE FEET      % OF SF      BASE RENTAL       TOTAL RENTAL
      YEAR           ROLLING       ROLLING         ROLLING        ROLLING   REVENUES ROLLING   REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------

     Vacant             1           $0.00             8%            8%             0%                0%
---------------------------------------------------------------------------------------------------------------
       MTM              0           $0.00             0%            8%             0%                0%
---------------------------------------------------------------------------------------------------------------
      2005              3           $13.06            9%            17%            7%                7%
---------------------------------------------------------------------------------------------------------------
      2006              2           $16.03            3%            21%            3%               10%
---------------------------------------------------------------------------------------------------------------
      2007              3           $14.17            9%            29%            7%               17%
---------------------------------------------------------------------------------------------------------------
      2008              1           $3.24             5%            34%            1%               17%
---------------------------------------------------------------------------------------------------------------
      2009              2           $24.56            1%            36%            2%               19%
---------------------------------------------------------------------------------------------------------------
      2010              3           $16.94            9%            44%            8%               27%
---------------------------------------------------------------------------------------------------------------
      2011              0           $0.00             0%            44%            0%               27%
---------------------------------------------------------------------------------------------------------------
      2012              3           $21.10            4%            48%            4%               32%
---------------------------------------------------------------------------------------------------------------
      2013              1           $28.00            1%            49%            2%               33%
---------------------------------------------------------------------------------------------------------------
      2014              2           $18.05            4%            53%            4%               38%
---------------------------------------------------------------------------------------------------------------
  2015 & Beyond         2           $23.95           47%           100%            62%              100%
---------------------------------------------------------------------------------------------------------------

          THE PROPERTY. The Coram Plaza Property is a 144,191 SF
multi-tenant-grocery anchored retail facility in Coram, New York, comprised of 5 buildings, 3 of which are smaller outparcels, with parking for 779 cars.
Originally constructed in 1954 and 2003, the Coram Plaza Property underwent renovations in 2004. The Coram Plaza Property is shadowed anchored by a Home
Depot built in late 2000.

          The Coram Plaza Property is located at 264 Middle Country Road, Coram,
NY. The Coram Plaza Property is 45.9% leased to Stop & Shop, 5.5% leased to
Family Dollar and 5.5% leased to Joyce Leslie, Inc.

          PROPERTY MANAGEMENT. The Coram Plaza Property is managed by Inland US
Management LLC, an affiliate of the Coram Plaza Borrower.

          MEZZANINE DEBT. Not allowed

          ADDITIONAL INDEBTEDNESS. Not allowed, except for trade debt incurred in the ordinary course of business relating to the ownership and operation of the Coram Plaza Property and is paid within 60 days of the date incurred.

          RELEASE OF PARCELS. Not allowed

Certain additional information regarding the Coram Plaza Loan and the Coram
Plaza Property is set forth on Appendix II hereto.

                                     IV-38

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 12 - PHOENIX APARTMENTS
--------------------------------------------------------------------------------

                      [PHOENIX APARTMENTS PICTURES OMITTED]

                                     IV-39

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 12 - PHOENIX APARTMENTS
--------------------------------------------------------------------------------

                        [PHOENIX APARTMENTS MAP OMITTED]

                                     IV-40

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 12 - PHOENIX APARTMENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $16,500,000

CUT-OFF DATE BALANCE:         $16,434,304

SHADOW RATING (S&P/FITCH):    NAP

FIRST PAYMENT DATE:           11/10/2004

INTEREST RATE:                6.040%

AMORTIZATION:                 360 months

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                10/10/2014

EXPECTED MATURITY BALANCE:    $13,852,494

SPONSOR:                      David L. Berry, David and Patricia
                              Rea Berry Living Trust, Firoz M.
                              Husein

INTEREST CALCULATION:         30/360

CALL PROTECTION:              Lockout until 11/10/2009.
                              Thereafter, in connection with any
                              voluntary prepayment, the borrower
                              must pay a premium equal to the
                              greater of a yield maintenance
                              premium and 1% of the principal
                              balance. Prepayable without a
                              premium from and after 07/10/2014.

LOAN PER UNIT:                $66,267.35

UP-FRONT RESERVES:            RE Taxes:          $174,941

                              CapEx:             $5,167

ONGOING RESERVES:             RE Taxes:          $24,992/month

                              CapEx:             $5,167/month

                              Insurance(1):      Springing

LOCKBOX(2):                   Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Multifamily

PROPERTY SUB-TYPE:            Garden Apartments

LOCATION:                     Fresno, CA

YEAR BUILT:                   2004

OCCUPANCY(3):                 98.8%

UNITS                         248

THE COLLATERAL:               50 2-story buildings, multifamily
                              apartment community

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Berry Construction Corp.

U/W NET OP. INCOME:           $1,628,679

U/W NET CASH FLOW:            $1,566,679

APPRAISED VALUE:              $24,000,000

CUT-OFF DATE LTV:             68.5%

MATURITY DATE LTV:            57.7%

DSCR:                         1.31x
--------------------------------------------------------------------------------

(1)  The Phoenix Apartments Borrower will not be required to make monthly deposits for insurance premiums so long as (i) there is no event of default under the loan documents, (ii) the Phoenix Apartments Borrower keeps the property fully insured as required, (iii) the DSCR is not below 1.15x, and
     (iv) the Phoenix Apartments Borrower holds fee title to the Phoenix
     Apartments Property.

(2)  A hard lockbox will be put into place upon an event of default.

(3)  Occupancy as of 09/01/2004.

THE PHOENIX APARTMENTS LOAN

          THE LOAN. The tenth largest loan (the "Phoenix Apartments Loan") as evidenced by the Promissory Note (the "Phoenix Apartments Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents and Security
Agreement (the "Phoenix Apartments Mortgage") encumbering a 248-unit townhome-style apartment community known as Phoenix Apartments located in
Fresno, California. (the "Phoenix Apartments Property"). The Phoenix Apartments
Loan was originated on 09/28/2004 by GMAC Commercial Mortgage Corporation and
subsequently assigned to Teachers Insurance and Annuity Association of America.

          THE BORROWER. The borrower is Phoenix 248, LLC, a California limited liability company (the "Phoenix Apartments Borrower"). The Phoenix Apartments
Borrower is a single purpose, bankruptcy remote entity. The Phoenix Apartments
Borrower is controlled by (a) David L. Berry and Patricia Rea Berry, each as
Trustee, of the David and Patricia Berry Living Trust (collectively as a 50%
member), and (b) Firoz M. Husein and Diane Husein (collectively as a 50%
member).

                                     IV-41

          THE PROPERTY. The Phoenix Apartments Property is a 248-unit town home-style apartment community located at 5303 N. Valentine Avenue in Fresno,
California. The Phoenix Apartment Property was originally constructed in August
2004 and is comprised of 50, two-story buildings totaling 345,440 SF, six detached garage buildings totaling 7,280 SF and a 3,200 SF leasing/recreation facility on an 18.8 acre tract of land.

The entire project contains approximately 320,240 net rentable SF in the 248 apartment units, each with an average unit size of 1,291 SF. The project has a total of 465 parking spaces, including 135 parking garage spaces, 120 carports and 210 open surface spaces, indicating an overall ratio of 1.9 spaces per unit.

          PROPERTY MANAGEMENT. The Phoenix Apartments Property is managed by
Berry Construction Corp., an affiliate of the Phoenix Apartments Borrower.

          MEZZANINE DEBT. Not allowed.

          ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Phoenix Apartments Property, which in the aggregate does not exceed 5% of the original principal amount of the Phoenix Apartments Loan and are payable within 60 days of the date incurred.

          RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Phoenix Apartments Loan and the
Phoenix Apartments Property is set forth on Appendix II hereto.

                                     IV-42

--------------------------------------------------------------------------------
Securitized Products          [MORGAN STANLEY LOGO]             February 7, 2005
      Group
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                        PRELIMINARY COLLATERAL TERM SHEET

       -------------------------------------------------------------------

                                 $1,426,446,000

                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                          IXIS REAL ESTATE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                    NCB, FSB
                      UNION CENTRAL MORTGAGE FUNDING, INC.
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                           WASHINGTON MUTUAL BANK, FA

                            AS MORTGAGE LOAN SELLERS

                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                   ------------------------------------------

                                 MORGAN STANLEY

                          SOLE LEAD BOOKRUNNING MANAGER

RBS GREENWICH CAPITAL                         IXIS SECURITIES NORTH AMERICA INC.
     CO-MANAGER                                           CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

TRANSACTION FEATURES
--------------------
o        Sellers:

---------------------------------------------------------------------------------------------------------------
                                                         NO. OF     NO. OF     CUT-OFF DATE         % OF
SELLERS                                                   LOANS     PROPS.      BALANCE ($)         POOL
---------------------------------------------------------------------------------------------------------------

 Morgan Stanley Mortgage Capital Inc.                        6          6       359,126,924         23.4
 IXIS Real Estate Capital Inc.                              21         23       278,820,858         18.2
 Principal Commercial Funding, LLC                          12         12       240,328,366         15.7
 Massachusetts Mutual Life Insurance Company                49         48       192,096,424         12.5
 NCB, FSB                                                   73         73       186,306,078         12.2
 Union Central Mortgage Funding, Inc.                       54         58       103,220,246          6.7
 Teachers Insurance and Annuity Association of America       6          6        92,782,821          6.1
 Washington Mutual Bank, FA                                 20         20        79,072,704          5.2
---------------------------------------------------------------------------------------------------------------
 TOTAL:                                                    241        246    $1,531,754,421         100.0%
---------------------------------------------------------------------------------------------------------------

o   Loan Pool:

    o   Average Cut-off Date Balance: $6,355,827

    o   Largest Mortgage Loan by Cut-off Date Balance: $146,250,000

    o   Five largest and ten largest loans: 35.5% and 45.3% of pool, respectively

o   Credit Statistics:

    o   Weighted average debt service coverage ratio of 2.05x

    o   Weighted average current loan-to-value ratio of 59.4%; weighted average balloon loan-to-value ratio of 50.3%

o   Property Types:

[GRAPHIC OMITTED]

Retail                        27.1%
Industrial                     6.6%
Hospitality                    2.0%
Assisted Living Facility       1.0%
Self Storage                   0.4%
Mixed Used                     0.3%
Office                        34.3%
Multifamily                   28.4%

o   Call Protection: Please refer to the prepayment tables on pages T-24 to T-26 and Appendix II of the Prospectus Supplement

o   Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net.
    Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

o   Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-2

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

OFFERED CERTIFICATES
--------------------

---------------------------------------------------------------------------------------------------------------------------------
             APPROXIMATE                                                                              APPROXIMATE   CERTIFICATE
               INITIAL                                                              EXPECTED FINAL      INITIAL      PRINCIPAL
             CERTIFICATE    SUBORDINATION     RATINGS      AVERAGE     PRINCIPAL     DISTRIBUTION    PASS-THROUGH     TO VALUE
   CLASS     BALANCE(1)        LEVELS       (S&P/FITCH)   LIFE(2)(3)  WINDOW(2)(4)      DATE(2)         RATE(5)       RATIO(6)
---------------------------------------------------------------------------------------------------------------------------------

  A-1(7)      $62,100,000      20.000%        AAA/AAA        2.62         1-58        12/15/2009          TBD          47.52%
---------------------------------------------------------------------------------------------------------------------------------
  A-2(7)     $112,600,000      20.000%        AAA/AAA        4.95        58-60        02/15/2010          TBD          47.52%
---------------------------------------------------------------------------------------------------------------------------------
  A-3(7)     $194,700,000      20.000%        AAA/AAA        6.81        80-89        07/15/2012          TBD          47.52%
---------------------------------------------------------------------------------------------------------------------------------
  A-4(7)      $94,400,000      20.000%        AAA/AAA        8.36        92-102       08/15/2013          TBD          47.52%
---------------------------------------------------------------------------------------------------------------------------------
  A-AB(7)     $43,800,000      20.000%        AAA/AAA        6.70        60-109       03/15/2014          TBD          47.52%
---------------------------------------------------------------------------------------------------------------------------------
  A-5(7)     $446,242,000      20.000%        AAA/AAA        9.62       109-118       12/15/2014          TBD          47.52%
---------------------------------------------------------------------------------------------------------------------------------
  A-1A(7)    $271,561,000      20.000%        AAA/AAA        8.83        1-119        01/15/2015          TBD          47.52%
---------------------------------------------------------------------------------------------------------------------------------
    A-J      $130,199,000      11.500%        AAA/AAA        9.93       119-128       10/15/2015          TBD          52.57%
---------------------------------------------------------------------------------------------------------------------------------
     B        $32,550,000      9.375%          AA/AA        11.33       128-143       01/15/2017          TBD          53.83%
---------------------------------------------------------------------------------------------------------------------------------
     C        $11,488,000      8.625%         AA-/AA-       11.97       143-145       03/15/2017          TBD          54.28%
---------------------------------------------------------------------------------------------------------------------------------
     D        $26,806,000      6.875%           A/A         12.32       145-149       07/15/2017          TBD          55.32%
---------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (8)
------------------------

------------------------------------------------------------------------------------------------------------------------------------
               APPROXIMATE
                 INITIAL                           RATINGS                                    EXPECTED     APPROXIMATE   CERTIFICATE
               CERTIFICATE                                                                      FINAL        INITIAL      PRINCIPAL
                BALANCE OR       SUBORDINATION                   AVERAGE       PRINCIPAL    DISTRIBUTION   PASS-THROUGH    TO VALUE
   CLASS    NOTIONAL AMOUNT(1)       LEVELS      (S&P/FITCH)    LIFE(2)(3)   WINDOW(2)(4)      DATE(2)       RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

     E           $15,317,000         5.875%         A-/A-         12.50         149-152      10/15/2017        TBD          55.91%
------------------------------------------------------------------------------------------------------------------------------------
     F           $15,318,000         4.875%       BBB+/BBB+       12.77         152-156      02/15/2018        TBD          56.50%
------------------------------------------------------------------------------------------------------------------------------------
     G           $11,488,000         4.125%        BBB/BBB        13.26         156-161      07/15/2018        TBD          56.95%
------------------------------------------------------------------------------------------------------------------------------------
     H           $17,232,000         3.000%       BBB-/BBB-       13.77         161-172      06/15/2019        TBD          57.62%
------------------------------------------------------------------------------------------------------------------------------------
   J - P         $45,953,421          ----          ----          ----           ----           ----           TBD          59.40%
------------------------------------------------------------------------------------------------------------------------------------
  X-1(9)      $1,531,754,421          ----         AAA/AAA        ----           ----           ----      Variable Rate      ----
------------------------------------------------------------------------------------------------------------------------------------
  X-2(9)      $1,491,944,000          ----         AAA/AAA        ----           ----           ----      Variable Rate      ----
------------------------------------------------------------------------------------------------------------------------------------
  X-Y(9)        $168,257,608          ----         AAA/AAA        ----           ----           ----      Variable Rate      ----
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-3

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

Notes:  (1)  As of February 2005. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

        (2)  Based on the Structuring Assumptions, assuming 0% CPR as described in the Prospectus Supplement.

        (3)  Average life is expressed in terms of years.

        (4)  Principal window is the period (expressed in terms of months and commencing with the month of March 2005) during which distributions of principal are expected to be made to the holders of each designated Class.

        (5)  The Class A-1, Class A-2 Class A-3, Class A-4, Class A-AB, Class
             A-5 and Class A-1A Certificates will accrue interest at a fixed rate. The Class A-J, Class B, Class C and Class D Certificates will accrue interest at either (i) a fixed rate or (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. Class
             E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
             Class N, Class O and Class P Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate or (iii) a rate equal to the
             Weighted Average Net Mortgage Rate less a specified percentage.

             The "Weighted Average Net Mortgage Rate" for a particular
             distribution date is a weighted average of the interest rates on the mortgage loans (which interest rates, with respect to the residential cooperative mortgage loans, are reduced by the Class
             X-Y Strip Rate) minus a weighted average administrative cost rate. The relevant weighting is based upon the respective
             scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date.

             The Class X-1, Class X-2 and Class X-Y Certificates will accrue interest at a variable rate. The Class A-1, Class A-2, Class A-3,
             Class A-4, Class A-AB, Class A-5 and Class A-1A will be
             collectively known as the "Senior Class A Certificates", the
             Class A-J will be known as the "Junior Class A Certificates" and together with the Senior Class A Certificates, the "Class A
             Certificates". The Class X-1, Class X-2 and Class X-Y
             Certificates will be collectively known as the "Class X
             Certificates."

        (6)  Certificate Principal to Value Ratio is calculated by dividing the
             Certificate Balance of each Class and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1,
             Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class
             A-1A Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, Class A-2, Class A-3, Class A-4,
             Class A-AB, Class A-5 and Class A-1A Certificate Balances.

        (7)  For purposes of making distributions to the Class A-1, Class A-2,
             Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A
             Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 168 mortgage loans, representing
             approximately 82.3% of the initial outstanding pool balance. Loan group 2 will consist of 73 mortgage loans, representing
             approximately 17.7% of the initial outstanding pool balance.
             Generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class
             A-AB and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and from loan group 2 after the certificate principal balance of the Class A-1A Certificates has been reduced to zero. The Class A-1A Certificates will generally only be entitled to receive distributions of principal collected or advanced in respect of the mortgage loans in loan group 2 and from loan group 1 after the certificate principal balance of the Class
             A-5 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1,
             Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class
             A-1A Certificates, pro rata, up to the principal distribution amount for such distribution date. Interest will be paid
             concurrently, (i) on Class A-1, Class A-2, Class A-3, Class A-4,
             Class A-AB and Class A-5 pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1; (ii) on Class
             A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2; and (iii) on Class X-1, Class X-2 and Class X-Y, pro
             rata, from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A or Class X Certificates on such distribution date as described above, the available distribution amount will be allocated among all these classes, pro rata, in accordance with their interest entitlements for such distribution date, without regard to loan group.

        (8)  Certificates to be offered privately pursuant to Rule 144A.

        (9)  The Class X-1, X-2 and X-Y Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-4

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                     Public: Classes A-1, A-2, A-3, A-4, A-AB, A-5, A-1A, A-J, B, C and D (the "Offered
                                Certificates")

                                Private (Rule 144A): Classes X-1, X-2, X-Y, E, F, G, H, J, K, L, M, N, O and P

SECURITIES OFFERED:             $1,426,446,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                Pass-Through Certificates, including eleven principal and interest classes (Classes A-1,
                                A-2, A-3, A-4, A-AB, A-5, A-1A, A-J, B, C and D)

MORTGAGE POOL:                  The mortgage pool consists of 241 mortgage loans (which includes 168 mortgage loans in loan group 1 and 73 mortgage loans in loan group 2) with an aggregate principal balance of all mortgage loans as of the Cut-Off Date of approximately $1,531,754,421 (which includes $1,260,193,084 in loan group 1 and $271,561,337 in loan group 2), which may vary by up to 5%. Loan group 1 will consist of (i) all of the mortgage loans that are secured by property types other than multifamily and (ii) 55 mortgage loans that are secured by multifamily properties and that are not included in loan group 2. Loan group
                                2 will consist of 73 mortgage loans that are secured by mortgaged properties that are multifamily properties.

SELLERS:                        Morgan Stanley Mortgage Capital Inc.; IXIS Real Estate Capital Inc.; Principal
                                Commercial Funding, LLC; Massachusetts Mutual Life Insurance Company; NCB, FSB; Union
                                Central Mortgage Funding, Inc.; Teachers Insurance and Annuity Association of America;
                                and Washington Mutual Bank, FA

LEAD BOOKRUNNING MANAGER:       Morgan Stanley & Co. Incorporated

CO-MANAGERS:                    Greenwich Capital Markets, Inc. and IXIS Securities North America Inc.

MASTER SERVICER:                Wells Fargo Bank, National Association will act as master servicer with respect to all of the mortgage loans in the trust, other than the mortgage loans sold to the trust by
                                NCB, FSB. NCB, FSB will act as master servicer with respect to the mortgage loans sold to the trust by NCB, FSB

PRIMARY SERVICERS:              Principal Global Investors, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC, Babson Capital Management LLC with respect to those mortgage loans sold to the trust by Massachusetts Mutual Life Insurance Company,
                                Union Central Mortgage Funding, Inc. with respect to those mortgage loans sold to the trust by Union Central Mortgage Funding, Inc., and Washington Mutual Bank, FA with respect to those mortgage loans sold to the trust by Washington Mutual Bank, FA

SPECIAL SERVICER:               Midland Loan Services, Inc. will act as special servicer with respect to all of the mortgage loans in the trust, other than the residential cooperative mortgage loans.
                                National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative mortgage loans

TRUSTEE, PAYING AGENT AND       LaSalle Bank National Association
CERTIFICATE REGISTRAR:

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-5

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

CUT-OFF DATE:                   February 1, 2005

PRICING DATE:                   On or about February 15, 2005

CLOSING DATE:                   On or about February 24, 2005

DISTRIBUTION DATES:             The 15th day of each month, commencing in March 2005 (or if the 15th is not a business day, the next succeeding business day)

MINIMUM DENOMINATIONS:          $25,000 for the Class A Certificates and $100,000 for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:               DTC, Euroclear and Clearstream, same day funds, with accrued interest

LEGAL/REGULATORY STATUS:        Classes A-1, A-2, A-3, A-4, A-AB, A-5, A-1A, A-J, B, C and D are expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible

RISK FACTORS:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                                THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS" SECTION
                                OF THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-6

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

II. STRUCTURE CHARACTERISTICS

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class
A-1A Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC
Pass-Through Certificates. The Class A-J, Class B, Class C and Class D
Certificates will accrue interest at either (i) a fixed rate or (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. The Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
and Class P Certificates will each accrue interest at either (i) a fixed rate,
(ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate or
(iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage. The Class X-1, Class X-2 and Class X-Y Certificates will accrue interest at a variable rate. The Class X-Y pass-through rate will be a variable rate equal to the weighted average from time to time of various Class X-Y strip rates attributable to each of the residential cooperative mortgage loans. The
Class X-Y Strip for each of the residential cooperative mortgage loans is approximately equal to 0.15% per annum. For certain information concerning the distribution of principal and interest to the Class A and Class X Certificates, see "Offered Certificates" and "Private Certificates" herein and "Description of the Offered Certificates - Distributions" in the Prospectus Supplement.

IO STRUCTURE

[CHART OMITTED]

                                    Month         0        24        36   48      60       72     84      Maturity

Class A-1      AAA/AAA    [%]                                                                              $62.1MM
Class A-2      AAA/AAA    [%]                                                                             $112.6MM
Class A-3      AAA/AAA    [%]                                                                             $194.7MM
Class A-4      AAA/AAA    [%]                                                                              $94.4MM
Class A-AB     AAA/AAA    [%]                                                                              $43.8MM
Class A-5      AAA/AAA    [%]                                                                             $446.2MM
Class A-1A     AAA/AAA    [%]                                                                             $271.6MM
Class A-J      AAA/AAA    [%]                                                                             $130.2MM
Class B        AA/AA      [%]                                                                              $32.6MM
Class C        AA-/AA-    [%]                                                                              $11.5MM
Class D        A/A        [%]                                                                              $26.8MM
Class E        A-/A-      [%]                                                                              $15.3MM
Class F        BBB+/BBB+  [%]                                                                              $15.3MM
Class G        BBB/BBB    [%]                                                                              $11.5MM
Class H        BBB-/BBB-  [%]                                                                              $17.2MM
Class J        BB+/BB+    [%]                                                                               $5.7MM
Class K        BB/BB      [%]                                                                               $7.7MM
Class L        BB-/BB-    [%]                                                                               $5.7MM
Class M - P    B+/B+ to NR[%]                                                                              $26.8MM

[        ] X-1 + X-2 IO Strip   [        ] X-1  [        ] X-2    [        ] NR = Not Rated

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-7

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

Class X-1, Class X-2 and Class   The Notional Amount of the Class X-1
X-Y Notional Balances:           Certificates will be equal to the aggregate of
                                 the certificate balances of the classes of
                                 Principal Balance Certificates outstanding from
                                 time to time. The Notional Amount of the Class
                                 X-2 Certificates at any time on or before the
                                 Distribution Date occurring in February 2012
                                 will be an amount equal to the aggregate
                                 Certificate Balances of the Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-AB, Class
                                 A-5, Class A-1A, Class A-J, Class B, Class C,
                                 Class D, Class E, Class F, Class G, Class H,
                                 Class J, Class K and Class L Certificates.
                                 After the February 2012 Distribution Date, the
                                 Notional Amount of the Class X-2 Certificates
                                 will be equal to zero. As of any Distribution
                                 Date, the Certificate Balances of the Class
                                 A-1, Class A-2, Class A-3, Class A-4, Class
                                 A-AB, Class A-5, Class A-1A, Class A-J, Class
                                 B, Class C, Class D, Class E, Class F, Class G,
                                 Class H, Class J, Class K and Class L
                                 Certificates will generally be equal to the
                                 lesser of (i) the Certificate Balance of the
                                 corresponding Class of Principal Balance
                                 Certificates as of such date (taking into
                                 account any distributions of principal made on,
                                 and any Realized Losses and Expense Losses
                                 allocated to, such Classes of Principal Balance
                                 Certificates) and (ii) the amount specified for
                                 such Component and such Distribution Date on
                                 Schedule I.

                                 Accordingly, the Notional Amount of the Class
                                 X-1 Certificates will be reduced on each
                                 Distribution Date by any distributions of
                                 principal actually made on, and any Realized
                                 Losses and Expense Losses of principal actually
                                 allocated to any class of Principal Balance
                                 Certificates. The Notional Amount of the Class
                                 X-2 Certificates will be reduced on each
                                 Distribution Date by any distributions of
                                 principal actually made on, and any Realized
                                 Losses and Expense Losses of principal actually
                                 allocated to any component and any Class of
                                 Certificates included in the calculation of the
                                 Notional Amount for the Class X-2 Certificates
                                 on such Distribution Date, as described above
                                 to the extent that such distribution or
                                 allocation of Realized Losses and Expense
                                 Losses reduces the principal balance of the
                                 related Class of Certificates to a balance that
                                 is lower than the amount shown on Schedule I.
                                 Holders of the Class X-2 Certificates will not
                                 be entitled to distributions of interest at any
                                 time following the Distribution Date occurring
                                 in February 2012.

                                 The Notional Amount of the Class X-Y
                                 Certificates, as of any date of determination,
                                 will be equal to the total principal balance of
                                 the residential cooperative mortgage loans in
                                 the trust. The Notional Amount of the Class X-Y
                                 Certificates will be reduced on each
                                 distribution date by collections and advances
                                 of principal on the residential cooperative
                                 mortgage loans previously distributed, and
                                 losses on those mortgage loans previously
                                 allocated, to the Series 2005-IQ9
                                 certificateholders.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-8

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

                                 Upon initial issuance, the aggregate Notional
                                 Amount of the Class X-1 Certificates, Class X-2
                                 and Class X-Y Certificates will be
                                 $1,531,754,421, $1,491,944,000 and
                                 $168,257,608, respectively, subject in each
                                 case to a permitted variance of plus or minus
                                 5%. The Notional Amount of each Class X
                                 Certificate is used solely for the purpose of
                                 determining the amount of interest to be
                                 distributed on such Certificate and does not
                                 represent the right to receive any
                                 distributions of principal.

                                 The Residual Certificates will not have
                                 Certificate Balances or Notional Amounts.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-9

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

SCHEDULE I(1)

COMPONENT NOTIONAL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)           CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4     CLASS A-AB         CLASS A-5
------------------------------------------------------------------------------------------------------------------------------------

March 2005 to February 2006            $52,517,000   $112,600,000   $194,700,000    $94,400,000    $43,800,000      $446,242,000
March 2006 to August 2006              $26,522,000   $112,600,000   $194,700,000    $94,400,000    $43,800,000      $446,242,000
September 2006 to February 2007                 $0   $109,822,000   $194,700,000    $94,400,000    $43,800,000      $446,242,000
March 2007 to August 2007                       $0    $80,687,000   $194,700,000    $94,400,000    $43,800,000      $446,242,000
September 2007 to February 2008                 $0    $52,590,000   $194,700,000    $94,400,000    $43,800,000      $446,242,000
March 2008 to August 2008                       $0    $25,180,000   $194,700,000    $94,400,000    $43,800,000      $446,242,000
September 2008 to February 2009                 $0             $0   $193,244,000    $94,400,000    $43,800,000      $446,242,000
March 2009 to August 2009                       $0             $0   $166,431,000    $94,400,000    $43,800,000      $446,242,000
September 2009 to February 2010                 $0             $0    $54,128,000    $94,400,000    $43,800,000      $446,242,000
March 2010 to August 2010                       $0             $0    $37,879,000    $94,400,000    $36,526,000      $446,242,000
September 2010 to February 2011                 $0             $0     $9,561,000    $94,400,000    $27,948,000      $446,242,000
March 2011 to August 2011                       $0             $0             $0    $81,883,000    $18,865,000      $446,242,000
September 2011 to February 2012                 $0             $0             $0             $0             $0      $424,350,000
March 2012                                      $0             $0             $0             $0             $0                $0
------------------------------------------------------------------------------------------------------------------------------------

COMPONENT NOTIONAL BALANCE (CONT'D)

------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)          CLASS A-1A      CLASS A-J        CLASS B        CLASS C        CLASS D           CLASS E
------------------------------------------------------------------------------------------------------------------------------------

March 2005 to February 2006           $268,140,000   $130,199,000    $32,550,000    $11,488,000    $26,806,000       $15,317,000
March 2006 to August 2006             $261,809,000   $130,199,000    $32,550,000    $11,488,000    $26,806,000       $15,317,000
September 2006 to February 2007       $254,791,000   $130,199,000    $32,550,000    $11,488,000    $26,806,000       $15,317,000
March 2007 to August 2007             $247,942,000   $130,199,000    $32,550,000    $11,488,000    $26,806,000       $15,317,000
September 2007 to February 2008       $241,287,000   $130,199,000    $32,550,000    $11,488,000    $26,806,000       $15,317,000
March 2008 to August 2008             $234,795,000   $130,199,000    $32,550,000    $11,488,000    $26,806,000       $15,317,000
September 2008 to February 2009       $228,481,000   $130,199,000    $32,550,000    $11,488,000    $26,806,000       $15,317,000
March 2009 to August 2009             $222,315,000   $130,199,000    $32,550,000    $11,488,000    $26,806,000        $4,767,000
September 2009 to February 2010       $216,320,000   $130,199,000    $32,550,000    $11,488,000    $18,873,000                $0
March 2010 to August 2010             $210,464,000   $130,199,000    $32,550,000    $11,488,000     $7,418,000                $0
September 2010 to February 2011       $204,768,000   $130,199,000    $32,550,000     $8,016,000             $0                $0
March 2011 to August 2011             $199,202,000   $130,199,000    $30,103,000             $0             $0                $0
September 2011 to February 2012       $187,968,000   $130,199,000    $20,350,000             $0             $0                $0
March 2012                                      $0             $0             $0             $0             $0                $0
------------------------------------------------------------------------------------------------------------------------------------

COMPONENT NOTIONAL BALANCE (CONT'D)
------------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)             CLASS F        CLASS G        CLASS H        CLASS J        CLASS K           CLASS L
------------------------------------------------------------------------------------------------------------------------------------

March 2005 to February 2006            $15,318,000    $11,488,000    $17,232,000     $5,744,000     $7,659,000        $5,744,000
March 2006 to August 2006              $15,318,000    $11,488,000    $17,232,000     $5,744,000     $7,659,000        $5,744,000
September 2006 to February 2007        $15,318,000    $11,488,000    $17,232,000     $5,744,000     $7,659,000        $3,102,000
March 2007 to August 2007              $15,318,000    $11,488,000    $17,232,000     $1,235,000             $0                $0
September 2007 to February 2008        $15,318,000    $11,488,000     $3,736,000             $0             $0                $0
March 2008 to August 2008              $15,318,000     $1,019,000             $0             $0             $0                $0
September 2008 to February 2009         $2,645,000             $0             $0             $0             $0                $0
March 2009 to August 2009                       $0             $0             $0             $0             $0                $0
September 2009 to February 2010                 $0             $0             $0             $0             $0                $0
March 2010 to August 2010                       $0             $0             $0             $0             $0                $0
September 2010 to February 2011                 $0             $0             $0             $0             $0                $0
March 2011 to August 2011                       $0             $0             $0             $0             $0                $0
September 2011 to February 2012                 $0             $0             $0             $0             $0                $0
March 2012                                      $0             $0             $0             $0             $0                $0
------------------------------------------------------------------------------------------------------------------------------------

Note:
(1) To be determined prior to pricing

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-10

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

Class X-1, X-2, and X-Y    The Pass-Through Rate applicable to the Class X-1
Pass-Through Rates:        Certificates for the initial Distribution Date will
                           equal approximately [ ]% per annum. The Pass-Through
                           Rate applicable to the Class X-1 Certificates for
                           each Distribution Date subsequent to the initial
                           Distribution Date will equal the weighted average of
                           the respective strip rates (the "Class X-1 Strip
                           Rates") at which interest accrues from time to time
                           on the respective components of the total Notional
                           Amount of the Class X-1 Certificates outstanding
                           immediately prior to the related Distribution Date
                           (weighted on the basis of the respective balances of
                           such components outstanding immediately prior to such
                           Distribution Date). Each of those components will be
                           comprised of all or a designated portion of the
                           Certificate Balance of one of the classes of the
                           Principal Balance Certificates. In general, the
                           Certificate Balance of each class of Principal
                           Balance Certificates will constitute a separate
                           component of the total Notional Amount of the Class
                           X-1 Certificates; provided that, if a portion, but
                           not all, of the Certificate Balance of any particular
                           class of Principal Balance Certificates is identified
                           in Schedule I as being part of the total Notional
                           Amount of the Class X-2 Certificates immediately
                           prior to any Distribution Date, then that identified
                           portion of such Certificate Balance will also
                           represent one or more separate components of the
                           total Notional Amount of the Class X-1 Certificates
                           for purposes of calculating the accrual of interest
                           for the related Distribution Date, and the remaining
                           portion of such Certificate Balance will represent
                           one or more other separate components of the Class
                           X-1 Certificates for purposes of calculating the
                           accrual of interest for the related Distribution
                           Date. For any Distribution Date occurring on or
                           before February 2012, on any particular component of
                           the total Notional Amount of the Class X-1
                           Certificates immediately prior to the related
                           Distribution Date, the applicable Class X-1 Strip
                           Rate will be calculated as follows:

                           o  if such particular component consists of the
                              entire Certificate Balance of any class of
                              Principal Balance Certificates, and if such
                              Certificate Balance also constitutes, in its
                              entirety, a component of the total Notional Amount
                              of the Class X-2 Certificates immediately prior to
                              the related Distribution Date, then the applicable
                              Class X-1 Strip Rate will equal the excess, if
                              any, of (a) the Weighted Average Net Mortgage Rate
                              for such Distribution Date, over (b) the greater
                              of (i) the rate per annum corresponding to such
                              Distribution Date as set forth on Schedule A to
                              the Prospectus Supplement and (ii) the
                              Pass-Through Rate for such Distribution Date for
                              such class of Principal Balance Certificates;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-11

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

                           o  if such particular component consists of a
                              designated portion (but not all) of the
                              Certificate Balance of any class of Principal
                              Balance Certificates, and if such designated
                              portion of such Certificate Balance also
                              constitutes a component of the total Notional
                              Amount of the Class X-2 Certificates immediately
                              prior to the related Distribution Date, then the
                              applicable Class X-1 Strip Rate will equal the
                              excess, if any, of (a) the Weighted Average Net
                              Mortgage Rate for such Distribution Date, over (b)
                              the greater of (i) the rate per annum
                              corresponding to such Distribution Date as set
                              forth on Schedule A to the Prospectus and (ii) the
                              Pass-Through Rate for such Distribution Date for
                              such class of Principal Balance Certificates;

                           o  if such particular component consists of the
                              entire Certificate Balance of any class of
                              Principal Balance Certificates, and if such
                              Certificate Balance does not, in whole or in part,
                              also constitute a component of the total Notional
                              Amount of the Class X-2 Certificates immediately
                              prior to the related Distribution Date, then the
                              applicable Class X-1 Strip Rate will equal the
                              excess, if any, of (a) the Weighted Average Net
                              Mortgage Rate for such Distribution Date, over (b)
                              the Pass-Through Rate for such Distribution Date
                              for such class of Principal Balance Certificates;
                              and

                           o  if such particular component consists of a
                              designated portion (but not all) of the
                              Certificate Balance of any class of Principal
                              Balance Certificates, and if such designated
                              portion of such Certificate Balance does not also
                              constitute a component of the total Notional
                              Amount of the Class X-2 Certificates immediately
                              prior to the related Distribution Date, then the
                              applicable Class X-1 Strip Rate will equal the
                              excess, if any, of (a) the Weighted Average Net
                              Mortgage Rate for such Distribution Date, over (b)
                              the Pass-Through Rate for such Distribution Date
                              for such class of Principal Balance Certificates.

                           For any Distribution Date occurring after February
                           2012, the Certificate Balance of each class of
                           Principal Balance Certificates will constitute a
                           single separate component of the total Notional
                           Amount of the Class X-1 Certificates, and the
                           applicable Class X-1 Strip Rate with respect to each
                           such component for each such Distribution Date will
                           equal the excess, if any, of (a) the Weighted Average
                           Net Mortgage Rate for such Distribution Date, over
                           (b) the Pass-Through Rate for such Distribution Date
                           for such class of Principal Balance Certificates.

                           Under no circumstances will the Class X-1 Strip Rate
                           be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-12

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

                           The Pass-Through Rate applicable to the Class X-2
                           Certificates for the initial Distribution Date will
                           equal approximately [ ]% per annum. The Pass-Through
                           Rate applicable to the Class X-2 Certificates for
                           each Distribution Date subsequent to the initial
                           Distribution Date and on or before the Distribution
                           Date in February 2012 will equal the weighted average
                           of the respective strip rates (the "Class X-2 Strip
                           Rates") at which interest accrues from time to time
                           on the respective components of the total Notional
                           Amount of the Class X-2 Certificates outstanding
                           immediately prior to the related Distribution Date
                           (weighted on the basis of the respective balances of
                           such components outstanding immediately prior to such
                           Distribution Date). Each of those components will be
                           comprised of all or a designated portion of the
                           Certificate Balance of a specified class of Principal
                           Balance Certificates. If all or a designated portion
                           of the Certificate Balance of any class of Principal
                           Balance Certificates is identified in Schedule I as
                           being part of the total Notional Amount of the Class
                           X-2 Certificates immediately prior to any
                           Distribution Date, then that Certificate Balance (or
                           designated portion thereof) will represent one or
                           more separate components of the total Notional Amount
                           of the Class X-2 Certificates for purposes of
                           calculating the accrual of interest for the related
                           Distribution Date. For any Distribution Date
                           occurring on or before February 2012, on any
                           particular component of the total Notional Amount of
                           the Class X-2 Certificates immediately prior to the
                           related Distribution Date, the applicable Class X-2
                           Strip Rate will equal the excess, if any, of:

                           o  the lesser of (a) the rate per annum corresponding
                              to such Distribution Date as set forth on Schedule
                              A to the Prospectus Supplement and (b) the
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date, over

                           o  the Pass-Through Rate for such Distribution Date
                              for the class of Principal Balance Certificates
                              whose Certificate Balance, or a designated portion
                              thereof, comprises such component.

                           Under no circumstances will the Class X-2 Strip Rate
                           be less than zero.

                           The pass through rate for the Class X-Y Certificates
                           for each distribution date will be a variable rate
                           equal to the weighted average from time to time of
                           various Class X-Y Strip Rates attributable to each of
                           the residential cooperative mortgage loans. The Class
                           X-Y Strip Rate for each residential cooperative
                           mortgage loan is approximately equal to 0.15% per
                           annum; provided that, if the subject residential
                           cooperative mortgage loan accrues interest on the
                           basis of the actual number of days elapsed during
                           each 1-month interest accrual period in a year
                           assumed to consist of 360 days, then the foregoing
                           0.15% will be multiplied by a fraction, expressed as
                           a percentage, the numerator of which is the number of
                           days in the subject interest accrual period, and the
                           denominator of which is 30.

                           Under no circumstances will the Class X-Y Strip Rate
                           be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-13

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

Yield Maintenance/Prepayment   On any Distribution Date prior to and including
Premium Allocation:            the Distribution Date on which the Certificate
                               Balance of the Class A Certificates has been
                               reduced to zero, Prepayment Premiums or Yield
                               Maintenance Charges collected in respect of each
                               mortgage loan included in a particular Loan Group
                               during the related Collection Period will be
                               distributed to the holders of each of the Class
                               A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
                               Class A-5, Class A-1A, Class A-J, Class B, Class
                               C, Class D, Class E, Class F, Class G and Class H
                               Certificates then entitled to distributions of
                               principal on such Distribution Date. Such holders
                               will receive an amount equal to the product of
                               (a) a fraction, the numerator of which is the
                               amount distributed as principal to the holders of
                               that class in respect of the mortgage loans in
                               that Loan Group on that Distribution Date, and
                               the denominator of which is the total amount
                               distributed as principal to the holders of all
                               classes of certificates representing principal
                               payments in respect of the mortgage loans
                               included in that Loan Group on that Distribution
                               Date, (b) a fraction not greater than one and not
                               less than zero, whose numerator is the difference
                               between (i) the Pass-Through Rate on that class
                               of certificates, and (ii) the Discount Rate (as
                               defined in the Prospectus Supplement) used in
                               calculating the Prepayment Premium or Yield
                               Maintenance Charge with respect to the principal
                               prepayment (or the current Discount Rate if not
                               used in such calculation) and whose denominator
                               is the difference between (i) the mortgage rate
                               on the related mortgage loan and (ii) the
                               Discount Rate used in calculating the Prepayment
                               Premium or Yield Maintenance Charge with respect
                               to that principal prepayment (or the current
                               Discount Rate if not used in such calculation)
                               and (c) the amount of the Prepayment Premium or
                               Yield Maintenance Charge collected in respect of
                               such principal prepayment during the related
                               Collection Period.

                               On any Distribution Date following the
                               Distribution Date on which the Certificate
                               Balance of the Senior Class A Certificates has
                               been reduced to zero, Prepayment Premiums or
                               Yield Maintenance Charges collected in respect of
                               each mortgage loan during the related Collection
                               Period will be distributed to the holders of each
                               of the Class A-J, Class B, Class C, Class D,
                               Class E, Class F, Class G and Class H
                               Certificates then entitled to distributions of
                               principal on such Distribution Date. Such holders
                               will receive, an amount equal to the product of
                               (a) a fraction, the numerator of which is the
                               amount distributed as principal to the holders of
                               that class on that Distribution Date, and the
                               denominator of which is the total amount
                               distributed as principal to the holders of all
                               classes of certificates on that Distribution
                               Date, (b) a fraction not greater than one and not
                               less than zero, whose numerator is the difference
                               between (i) the Pass-Through Rate on that class
                               of certificates, and (ii) the Discount Rate used
                               in calculating the Prepayment Premium or Yield
                               Maintenance Charge with respect to the principal
                               prepayment (or the current Discount Rate if not
                               used in such calculation) and whose denominator
                               is the difference between (i) the mortgage rate
                               on the related mortgage loan and (ii) the
                               Discount Rate used in calculating the Prepayment
                               Premium or Yield Maintenance Charge with respect
                               to that principal prepayment (or the current
                               Discount Rate if not used in such calculation)
                               and (c) the amount of the Prepayment Premium or
                               Yield Maintenance Charge collected in respect of
                               such principal prepayment during the related
                               Collection Period.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-14

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

                               The portion, if any, of the Prepayment
                               Premium/Yield Maintenance Charge remaining after
                               the distributions described above will be
                               distributed to the holders of the Class X-1
                               Certificates and Class X-2 Certificates based on
                               a [ ] and [ ] ratio, respectively, through and
                               including the Distribution Date in February 2012.
                               After the Distribution Date in February 2012 all
                               Prepayment Premium/Yield Maintenance charges
                               remaining after the distribution described above
                               will be distributed to the holder of the Class
                               X-1 Certificates.

                               Notwithstanding the foregoing, Yield Maintenance
                               Charges collected during any Collection Period
                               with respect to any residential cooperative
                               mortgage loan will be distributed pro rata as
                               follows: (a) the amount of such Yield Maintenance
                               Charges that would have been payable with respect
                               to such residential cooperative mortgage loan if
                               the related mortgage interest rate was equal to
                               the Net Mortgage Rate with respect to such
                               mortgage loan will be distributed as set forth
                               above, and (b) the amount of such Yield
                               Maintenance Charges actually payable during such
                               Collection Period in excess of the amount to be
                               distributed pursuant to clause (a) will be
                               distributed to the holders of the Class X-Y
                               Certificates. In addition, notwithstanding the
                               foregoing, Prepayment Premiums collected during
                               any Collection Period with respect to any
                               residential cooperative mortgage loan will be
                               distributed as follows: (i) 50% to the holders of
                               the Class A-1, Class A-2, Class A-3, Class A-4,
                               Class A-AB, Class A-5, Class A-1A, Class B, Class
                               C, Class D, Class E, Class F, Class G, Class H,
                               Class X-1 and Class X-2 Certificates, allocable
                               among such classes as set forth in the paragraphs
                               above, and (ii) 50% to the holders of the Class
                               X-Y Certificates.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-15

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

                               The following is an example of the Prepayment
                               Premium Allocation for a loan that is not a
                               residential cooperative mortgage loan under (b)
                               above based on the information contained herein
                               and the following assumptions:

                               Two Classes of Certificates: Class A-2 and X

                               The characteristics of the Mortgage Loan being
                               prepaid are as follows:

                                 --  Loan Balance:  $10,000,000
                                 --  Mortgage Rate:  5.30%
                                 --  Maturity Date:  5 years (February 1, 2010)

                               The Discount Rate is equal to 3.75%

                               The Class A-2 Pass-Through Rate is equal to 4.37%

                             CLASS A-2 CERTIFICATES

                                                                    YIELD
                                                                 MAINTENANCE
                    METHOD                        FRACTION        ALLOCATION
 -------------------------------------------------------------------------------
 (Class A-2 Pass Through Rate - Discount Rate)  (4.37%-3.75%)       40.0%
 ---------------------------------------------  -------------
         (Mortgage Rate - Discount Rate)        (5.30%-3.75%)

                              CLASS X CERTIFICATES

                                                                     YIELD
                                                                  MAINTENANCE
                    METHOD                        FRACTION         ALLOCATION
 -------------------------------------------------------------------------------

        (1- Class A-2 YM Allocation)              (1-40.0%)           60.0%

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-16

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

III.   SELLERS

           Morgan Stanley Mortgage Capital Inc. ("MSMC")

           The Mortgage Pool includes 6 Mortgage Loans, representing 23.4% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

           MSMC, a subsidiary of Morgan Stanley and an affiliate of Morgan
           Stanley & Co. Incorporated, one of the underwriters, was formed as a
           New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the
           MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New
           York 10036.

           IXIS Real Estate Capital Inc. ("IXIS")

           The Mortgage Pool includes 21 Mortgage Loans, representing 18.2% of the Initial Pool Balance that were originated by or on behalf of IXIS or purchased from a third party.

           IXIS, an affiliate of IXIS Securities North America Inc., one of the underwriters, is a New York corporation that primarily engages in originating, lending against, purchasing and securitizing commercial and residential mortgage loans. IXIS is a subsidiary of IXIS
           Corporate and Investment Bank, a fully licensed bank under French laws.

           Principal Commercial Funding, LLC

           The Mortgage Pool includes 12 Mortgage Loans, representing 15.7% of the Initial Pool Balance, that are being contributed by Principal
           Commercial Funding, LLC.

           Principal Commercial Funding, LLC is a wholly owned subsidiary of
           Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. Principal Commercial Funding,
           LLC was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate.
           Each of the Principal Commercial Funding, LLC loans was originated and underwritten by Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801 Grand Avenue, Des Moines, Iowa 50392.

           Massachusetts Mutual Life Insurance Company ("MassMutual")

           The Mortgage Pool includes 49 Mortgage Loans, representing 12.5% of the Initial Pool Balance, that are being contributed by MassMutual.

           MassMutual, based in Springfield, Massachusetts, is a global diversified financial services organization with more than 31,000 employees and sales representatives around the world. Babson Capital
           Management LLC, a MassMutual subsidiary, serves as the sole and exclusive real estate debt investment advisor to the MassMutual
           General Investment Account. Babson Capital Management LLC also manages and services real estate debt assets and funds for institutional clients worldwide.

           Each of the mortgage loans sold to the Trust by MassMutual was originated and underwritten by MassMutual or by Babson Capital
           Management LLC.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-17

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

           NCB, FSB

           The Mortgage Pool includes 73 Mortgage Loans, representing 12.2% of the Initial Pool Balance, that are being contributed by NCB, FSB.

           NCB, FSB is a federal savings bank chartered by the Office of Thrift
           Supervision of the U.S. Department of the Treasury. It is one of the
           master servicers and is a wholly-owned subsidiary of National
           Consumer Cooperative Bank, one of the special servicers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

           NCB, FSB, together with its affiliates and parent, National Consumer
           Cooperative Bank, have originated over $4.5 billion in commercial and multifamily loans and securitized over $3.6 billion of such originations in 31 public securitization transactions.

           Union Central Mortgage Funding, Inc. ("UCMFI")

           The Mortgage Pool includes 54 Mortgage Loans, representing 6.7% of the Initial Pool Balance, that were originated by UCMFI.

           UCMFI is a corporation organized under the laws of the State of Ohio.
           UCMFI is a wholly owned subsidiary of The Union Central Life
           Insurance Company. UCMFI was formed to originate and acquire loans secured by commercial and multifamily real estate. UCMFI is also the
           Primary Servicer with respect to loans transferred by it to the trust. The principal offices of UCMFI are located at 312 Elm Street,
           Cincinnati, Ohio 45202. The mortgage loans for which UCMFI is the applicable mortgage loan seller were originated or acquired by UCMFI

           Teachers Insurance and Annuity Association of America ("TIAA")

           The Mortgage Pool includes 6 Mortgage Loans, representing 6.1% of the
           Initial Pool Balance, that are being contributed by TIAA.

           TIAA is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA was established in 1918 by the Carnegie Foundation for the U.S. Advancement of Teaching. TIAA
           invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA currently holds top ratings from all four leading insurance company ratings agencies: A.M. Best Co., Fitch, Moody's and S&P (these ratings of
           TIAA as an insurance company do not apply to the TIAA Real Estate
           Account).

           The TIAA mortgage loans in this transaction were acquired by TIAA from GMAC Commercial Mortgage Corporation ("GMAC") pursuant to a program under which GMAC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, GMAC prepared an asset summary and credit file for
           TIAA's approval. At each closing, the loan was closed by GMAC under loan documents prepared by counsel retained by GMAC and
           simultaneously assigned to and purchased by TIAA.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-18

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

           Washington Mutual Bank, FA ("WaMu")

           The Mortgage Pool includes 20 Mortgage Loans, representing 5.2% of the Initial Pool Balance, that are being contributed by WaMu.

           With a history dating back to 1889, WaMu is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. At December 31, 2004, Washington
           Mutual, Inc. and its subsidiaries, including WaMu, had consolidated assets of $307.92 billion. Washington Mutual, Inc. currently operates more than 2,400 consumer banking, mortgage lending, commercial banking and financial services offices throughout the nation. The commercial real estate division of WaMu provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties. On July 28, 2004, WaMu announced a series of steps designed to alter the focus of its commercial real estate division's lines of business. While WaMu's commercial real estate division continues to serve commercial customers through lending to commercial real estate owners and investors, it has discontinued its proprietary commercial mortgage-backed
           securitization platform, through which it originated commercial mortgage loans for securitization.

           WaMu originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the
           Primary Servicer with respect to those mortgage loans.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                                FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-19

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

IV.  COLLATERAL DESCRIPTION

TEN LARGEST LOANS

-----------------------------------------------------------------------------------------------------------------------------------

         MORTGAGE                                                                                         CUT-OFF DATE
  NO.    LOAN SELLER    PROPERTY NAME                          CITY            STATE   PROPERTY TYPE           BALANCE    % OF POOL
-----------------------------------------------------------------------------------------------------------------------------------

  1      MSMC           125 Park Avenue                        New York         NY     Office             $146,250,000       9.5%
----------------------------------------------------------------------------------------------------------------------------------
  2      IXIS           Central Mall-Texarkana TX              Texarkana        TX     Retail              $54,900,000       3.6%
----------------------------------------------------------------------------------------------------------------------------------
  3      IXIS           Central Mall-Lawton, OK                Lawton           OK     Retail              $43,200,000       2.8%
----------------------------------------------------------------------------------------------------------------------------------
  4      IXIS           Central Mall-Pt Arthur, TX             Port Arthur      TX     Retail              $36,400,000       2.4%
----------------------------------------------------------------------------------------------------------------------------------
  5      MSMC           Hulen Mall                             Fort Worth       TX     Retail             $120,744,094       7.9%
----------------------------------------------------------------------------------------------------------------------------------
  6      PCF            540 Madison Avenue                     New York         NY     Office              $75,000,000       4.9%
----------------------------------------------------------------------------------------------------------------------------------
  7      MSMC           225 West Broadway                      San Diego        CA     Office              $67,000,000       4.4%
----------------------------------------------------------------------------------------------------------------------------------
  8      PCF            400 Madison Avenue                     New York         NY     Office              $65,500,000       4.3%
----------------------------------------------------------------------------------------------------------------------------------
  9      TIAA           Festival at Hyannis                    Hyannis          MA     Retail              $24,050,000       1.6%
----------------------------------------------------------------------------------------------------------------------------------
  10     PCF            Elliot Corporate Center                Tempe            AZ     Office              $23,163,995       1.5%
----------------------------------------------------------------------------------------------------------------------------------
  11     PCF            Coram Plaza                            Coram            NY     Retail              $20,755,300       1.4%
----------------------------------------------------------------------------------------------------------------------------------
  12     TIAA           Phoenix Apartments                     Fresno           CA     Multifamily         $16,434,304       1.1%
----------------------------------------------------------------------------------------------------------------------------------
                        TOTALS/WEIGHTED AVERAGES                                                          $693,397,693
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------

                                                   CUT-OFF
             UNITS/     LOAN PER                      DATE     BALLOON
  NO.            SF      UNIT/SF         DSCR          LTV        LTV
----------------------------------------------------------------------

  1         603,433         $242        1.41x        63.6%      63.6%
----------------------------------------------------------------------
  2         686,823          $77        1.68x        77.6%      68.9%
----------------------------------------------------------------------
  3         526,059          $77        1.68x        77.6%      68.9%
----------------------------------------------------------------------
  4         539,791          $77        1.68x        77.6%      68.9%
----------------------------------------------------------------------
  5         348,796         $346        1.37x        74.5%      66.3%
----------------------------------------------------------------------
  6         280,830         $267        2.19x        57.7%      57.7%
----------------------------------------------------------------------
  7         330,367         $203        1.69x        69.8%      69.8%
----------------------------------------------------------------------
  8         184,859         $354        2.12x        65.5%      65.5%
----------------------------------------------------------------------
  9         225,629         $107        2.13x        65.0%      56.4%
----------------------------------------------------------------------
  10        223,392         $104        1.37x        71.7%      62.8%
----------------------------------------------------------------------
  11        144,191         $144        2.58x        53.5%      53.5%
----------------------------------------------------------------------
  12            248      $66,267        1.31x        68.5%      57.7%
----------------------------------------------------------------------
                                        1.69x        68.5%      64.5%
----------------------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-20

                          $1,426,446,000 (APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-IQ9

I. TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------
                                        AGGREGATE
                              NO. OF     CUT-OFF
                             MORTGAGE      DATE         % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
  <= 2,500,000                 121      187,402,384    12.2
  2,500,001 -   5,000,000       64      232,717,967    15.2
  5,000,001 -   7,500,000       19      112,508,282     7.3
  7,500,001 -   10,000,000      10       87,796,530     5.7
  10,000,001 -  12,500,000       9      101,639,312     6.6
  12,500,001 -  15,000,000       6       85,099,436     5.6
  15,000,001 -  17,500,000       3       47,627,121     3.1
  20,000,001 -  30,000,000       3       67,969,295     4.4
  60,000,001 -  70,000,000       2      132,500,000     8.7
  70,000,001 >=                  4      476,494,094    31.1
-------------------------------------------------------------
  TOTAL:                       241   $1,531,754,421    100.0%
-------------------------------------------------------------
  Min: $174,710     Max:  $146,250,000  Average: $6,355,827
-------------------------------------------------------------

STATE
-----------------------------------------------------------------
                                       AGGREGATE
                         NO. OF         CUT-OFF
                        MORTGAGED         DATE         % OF
                       PROPERTIES      BALANCE ($)     POOL
-----------------------------------------------------------------
 New York                  70         454,235,611       29.7
 Texas                     23         294,371,426       19.2
 California                21         204,122,540       13.3
 Florida                   17          80,524,871        5.3
 Arizona                    7          51,904,329        3.4
 Oklahoma                   3          47,561,169        3.1
 Georgia                   12          46,680,399        3.0
 Maryland                   6          31,810,155        2.1
 Virginia                   9          30,273,187        2.0
 Massachusetts              1          24,050,000        1.6
 Other                     77         266,220,734       17.4
--------------------------------------------------------------
 TOTAL:                   246      $1,531,754,421       100.0%
--------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------
                                         AGGREGATE
                         NO. OF           CUT-OFF
                        MORTGAGED           DATE         % OF
                       PROPERTIES        BALANCE ($)     POOL
--------------------------------------------------------------
 Office                    36            524,709,669     34.3
 Multifamily              127            435,203,868     28.4
 Retail                    44            415,276,000     27.1
 Industrial                29            101,371,811      6.6
 Hospitality                4             30,425,159      2.0
 Assisted Living
   Facility                 1             14,742,372      1.0
 Self Storage               2              5,674,506      0.4
 Mixed Use                  3              4,351,037      0.3
-------------------------------------------------------------
 TOTAL:                   246         $1,531,754,421    100.0%
-------------------------------------------------------------

SEASONING (MOS.)
--------------------------------------------------------------
                                         AGGREGATE
                         NO. OF           CUT-OFF
                        MORTGAGED           DATE         % OF
                       PROPERTIES        BALANCE ($)     POOL
--------------------------------------------------------------
 0                        9            124,539,908       8.1
 1 - 5                  136          1,061,482,748      69.3
 6 - 11                  45            149,826,884       9.8
 12 - 23                  5             15,252,646       1.0
 24 >=                   46            180,652,234      11.8
--------------------------------------------------------------
 TOTAL:                 241         $1,531,754,421     100.0%
-------------------------------------------------------------
 Min: 0 mos.        Max: 109 mos.        Wtd Avg: 9 mos.
-------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                                        AGGREGATE
                              NO. OF     CUT-OFF
                             MORTGAGE      DATE         % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
  4.501 - 5.000             1          20,755,300        1.4
  5.001 - 5.500            46         582,210,980       38.0
  5.501 - 6.000            90         609,933,169       39.8
  6.001 - 6.500            51         109,702,117        7.2
  6.501 - 7.000             7          27,818,604        1.8
  7.001 - 7.500            10          62,259,015        4.1
  7.501 - 8.000             7          26,820,175        1.8
  8.001 - 8.500            18          50,624,098        3.3
  8.501 - 9.000             8          33,204,308        2.2
  9.001 - 9.500             3           8,426,656        0.6
-------------------------------------------------------------
  TOTAL:                  241      $1,531,754,421      100.0%
-------------------------------------------------------------
 Min: 4.550%           Max: 9.390%       Wtd Avg:  5.848%
-------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
-------------------------------------------------------
                                AGGREGATE
                    NO. OF       CUT-OFF
                   MORTGAGE        DATE           % OF
                    LOANS        BALANCE ($)      POOL
-------------------------------------------------------
 <= 60                 6         110,140,349       7.2
 61 - 120            139       1,131,969,444      73.9
 121 - 180            51         154,407,460      10.1
 181 - 240            43         129,283,210       8.4
 241 - 300             2           5,953,958       0.4
-------------------------------------------------------
 TOTAL:              241      $1,531,754,421     100.0%
-------------------------------------------------------
 Min: 60 mos.     Max: 300 mos.       Wtd Avg: 125 mos.
-------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
-------------------------------------------------------
                                AGGREGATE
                    NO. OF       CUT-OFF
                   MORTGAGE        DATE           % OF
                    LOANS        BALANCE ($)      POOL
-------------------------------------------------------
  <= 60                6       110,140,349          7.2
  61 - 120           152     1,173,474,692         76.6
  121 - 180           63       200,275,097         13.1
  181 - 240           19        45,676,371          3.0
  241 >=               1         2,187,912          0.1
-------------------------------------------------------
  TOTAL:             241    $1,531,754,421        100.0%
-------------------------------------------------------
 Min: 58 mos.     Max: 296 mos.     Wtd Avg: 115 mos.
-------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
-------------------------------------------------------
                                AGGREGATE
                    NO. OF       CUT-OFF
                   MORTGAGE        DATE           % OF
                    LOANS        BALANCE ($)      POOL
-------------------------------------------------------
  IO                  14      408,605,300        26.7
  61 - 120             4        5,509,324         0.4
  121 - 180           19       35,217,579         2.3
  181 - 240           30       59,475,669         3.9
  241 - 360          148      959,598,168        62.6
  361 >=              26       63,348,381         4.1
-------------------------------------------------------
  TOTAL:             241   $1,531,754,421       100.0%
-------------------------------------------------------
 Min: 109 mos.      Max: 593 mos.     Wtd Avg: 329 mos.
-------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------
                                AGGREGATE
                    NO. OF       CUT-OFF
                   MORTGAGE        DATE           % OF
                    LOANS        BALANCE ($)      POOL
-------------------------------------------------------
<= 10.0              23         42,634,481        2.8
10.1 - 20.0          26         56,112,635        3.7
20.1 - 30.0          21         75,817,369        4.9
30.1 - 40.0          23         65,752,546        4.3
40.1 - 50.0          31        130,085,290        8.5
50.1 - 60.0          25        148,255,225        9.7
60.1 - 70.0          52        514,870,564       33.6
70.1 - 75.0          27        293,262,631       19.1
75.1 - 80.0          10        184,912,163       12.1
80.0 - 85.0           3         20,051,516        1.3
------------------------------------------------------
TOTAL:              241     $1,531,754,421      100.0%
------------------------------------------------------
 Min: 1.9%         Max: 82.9%       Wtd Avg: 59.4%
------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------
                                AGGREGATE
                    NO. OF       CUT-OFF
                   MORTGAGE        DATE           % OF
                    LOANS        BALANCE ($)      POOL
-------------------------------------------------------
  <= 10.0          68         125,251,579      8.2
  10.1 - 20.0         30          76,781,505      5.0
  20.1 - 30.0         31         113,293,659      7.4
  30.1 - 40.0         29         122,403,670      8.0
  40.1 - 50.0         17          53,168,319      3.5
  50.1 - 55.0         15          80,240,295      5.2
  55.1 - 60.0         17         209,606,884     13.7
  60.1 - 65.0         15         256,539,942     16.7
  65.1 - 70.0         16         471,408,569     30.8
  70.1 - 75.0          3          23,060,000      1.5
-------------------------------------------------------
  TOTAL:             241      $1,531,754,421    100.0%
-------------------------------------------------------
  Min: 0.0%      Max: 74.1%       Wtd Avg:  50.3%
-------------------------------------------------------

 DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------------
                                AGGREGATE
                    NO. OF       CUT-OFF
                   MORTGAGE        DATE           % OF
                    LOANS        BALANCE ($)      POOL
-------------------------------------------------------
  1.01 - 1.10         18        38,638,125         2.5
  1.11 - 1.20         25        91,626,806         6.0
  1.21 - 1.30         29       117,049,640         7.6
  1.31 - 1.40         32       303,634,349        19.8
  1.41 - 1.50         16       193,385,735        12.6
  1.51 - 1.60         17        64,949,326         4.2
  1.61 - 1.70         12       274,283,580        17.9
  1.71 - 1.80          9        57,567,137         3.8
  1.81 - 1.90          4        21,604,320         1.4
  1.91 - 2.00          6        13,403,657         0.9
  2.01 - 2.50         10       182,002,682        11.9
  2.51 - 3.00          5        27,232,143         1.8
  3.01 >=             58       146,376,919         9.6
-------------------------------------------------------
  TOTAL:             241    $1,531,754,421       100.0%
-------------------------------------------------------

  Min: 1.01x      Max: 46.75x       Wtd Avg:  2.05x
-------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-21

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

II. LOAN GROUP 1

CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------
                                            AGGREGATE
                                NO. OF       CUT-OFF
                               MORTGAGE        DATE           % OF
                                LOANS        BALANCE ($)      POOL
-------------------------------------------------------------------
<= 2,500,000                     89         133,016,596       10.6
2,500,001 - 5,000,000            36         130,338,832       10.3
5,000,001 - 7,500,000            14          84,500,759        6.7
7,500,001 -  10,000,000           6          54,262,304        4.3
10,000,001 - 12,500,000           7          77,561,125        6.2
12,500,001 - 15,000,000           4          55,922,958        4.4
15,000,001 - 17,500,000           3          47,627,121        3.8
20,000,001 - 30,000,000           3          67,969,295        5.4
60,000,001 - 70,000,000           2         132,500,000       10.5
70,000,001 >=                     4         476,494,094       37.8
-------------------------------------------------------------------
TOTAL:                          168      $1,260,193,084      100.0%
-------------------------------------------------------------------

Min: $249,676       Max: $146,250,000       Average: $7,501,149
-------------------------------------------------------------------

STATE
-------------------------------------------------------------------
                                            AGGREGATE
                                NO. OF       CUT-OFF
                               MORTGAGED       DATE           % OF
                              PROPERTIES     BALANCE ($)      POOL
-------------------------------------------------------------------
New York                         56         424,310,130       33.7
Texas                            16         262,920,485       20.9
California                       18         194,452,229       15.4
Arizona                           7          51,904,329        4.1
Oklahoma                          2          45,387,912        3.6
Florida                          13          43,411,356        3.4
Maryland                          6          31,810,155        2.5
Georgia                           9          31,334,889        2.5
Massachusetts                     1          24,050,000        1.9
Virginia                          7          21,620,925        1.7
Pennsylvania                      3          19,803,036        1.6
Other                            36         109,187,637        8.7
-------------------------------------------------------------------
TOTAL:                          174      $1,260,193,084      100.0%
-------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------
                                            AGGREGATE
                                NO. OF       CUT-OFF
                               MORTGAGED       DATE           % OF
                              PROPERTIES     BALANCE ($)      POOL
--------------------------------------------------------------------
Office                           36         524,709,669         41.6
Retail                           44         415,276,000         33.0
Multifamily                      55         163,642,531         13.0
Industrial                       29         101,371,811          8.0
Hospitality                       4          30,425,159          2.4
Assisted Living Facility          1          14,742,372          1.2
Self Storage                      2           5,674,506          0.5
Mixed Use                         3           4,351,037          0.3
--------------------------------------------------------------------
TOTAL:                          174      $1,260,193,084        100.0%
--------------------------------------------------------------------

SEASONING (MOS.)
-------------------------------------------------------------
                                     AGGREGATE
                         NO. OF       CUT-OFF
                        MORTGAGED       DATE           % OF
                       PROPERTIES     BALANCE ($)      POOL
-------------------------------------------------------------
0                           9         124,539,908       9.9
1 - 5                     118       1,007,623,985      80.0
6 - 11                     38         120,793,403       9.6
12 - 23                     2           3,808,456       0.3
24 >=                       1           3,427,331       0.3
-------------------------------------------------------------
TOTAL:                    168      $1,260,193,084     100.0%
-------------------------------------------------------------
Min: 0 mos.         Max: 91 mos.        Wtd Avg: 3 mos.
-------------------------------------------------------------

MORTGAGE RATE (%)
-------------------------------------------------------------
                                     AGGREGATE
                         NO. OF       CUT-OFF
                        MORTGAGE        DATE          % OF
                         LOANS      BALANCE ($)       POOL
-----------------------------------------------------------
  4.501 - 5.000             1        20,755,300        1.6
  5.001 - 5.500            42       562,844,847       44.7
  5.501 - 6.000            77       560,307,010       44.5
  6.001 - 6.500            44        97,786,718        7.8
  6.501 - 7.000             3        15,071,879        1.2
  8.501 - 9.000             1         3,427,331        0.3
-----------------------------------------------------------
  TOTAL:                  168    $1,260,193,084      100.0%
-----------------------------------------------------------
 Min: 4.550%           Max: 8.770%       Wtd Avg: 5.537%
-----------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
-------------------------------------------------------------
                                     AGGREGATE
                         NO. OF       CUT-OFF
                        MORTGAGE        DATE           % OF
                         LOANS       BALANCE ($)       POOL
-----------------------------------------------------------
 <= 60                       6        110,140,349       8.7
 61 - 120                  118      1,055,613,613      83.8
 121 - 180                  27         62,454,180       5.0
 181 - 240                  16         29,797,030       2.4
 241 - 300                   1          2,187,912       0.2
-----------------------------------------------------------
 TOTAL:                    168     $1,260,193,084     100.0%
-----------------------------------------------------------
 Min: 60 mos.        Max: 300 mos.        Wtd Avg: 113 mos.
-----------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
-------------------------------------------------------------
                                     AGGREGATE
                         NO. OF       CUT-OFF
                        MORTGAGE        DATE           % OF
                         LOANS       BALANCE ($)       POOL
-----------------------------------------------------------
  <= 60                     6         110,140,349      8.7
  61 - 120                121       1,066,037,883     84.6
  121 - 180                25          54,018,818      4.3
  181 - 240                15          27,808,122      2.2
  241 >=                    1           2,187,912      0.2
-----------------------------------------------------------
  TOTAL:                  168      $1,260,193,084    100.0%
-----------------------------------------------------------
 Min: 58 mos.        Max: 296 mos.        Wtd Avg: 111 mos.
-----------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
----------------------------------------------------------
                                     AGGREGATE
                         NO. OF       CUT-OFF
                        MORTGAGE        DATE         % OF
                         LOANS       BALANCE ($)     POOL
----------------------------------------------------------
  IO                       13      406,105,300       32.2
  61 - 120                  3        3,736,365        0.3
  121 - 180                17       32,656,937        2.6
  181 - 240                27       51,937,669        4.1
  241 - 360                88      723,132,222       57.4
  361 >=                   20       42,624,590        3.4
----------------------------------------------------------
  TOTAL:                  168   $1,260,193,084      100.0%
----------------------------------------------------------
 Min: 109 mos.        Max: 593 mos.     Wtd Avg: 322 mos.
----------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------
                                     AGGREGATE
                         NO. OF       CUT-OFF
                        MORTGAGE        DATE         % OF
                         LOANS       BALANCE ($)     POOL
----------------------------------------------------------
<= 10.0                    19         36,390,726      2.9
10.1 - 20.0                20         29,182,440      2.3
20.1 - 30.0                 7         39,231,682      3.1
30.1 - 40.0                 4          5,792,069      0.5
40.1 - 50.0                14         25,996,386      2.1
50.1 - 60.0                19        126,331,080     10.0
60.1 - 70.0                48        504,658,371     40.0
70.1 - 75.0                25        289,640,475     23.0
75.1 - 80.0                 9        182,918,340     14.5
80.1 - 85.0                 3         20,051,516      1.6
----------------------------------------------------------
TOTAL:                    168     $1,260,193,084    100.0%
----------------------------------------------------------
 Min: 1.9%        Max:  82.9%        Wtd Avg:  63.8%
----------------------------------------------------------

 BALLOON LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------
                                     AGGREGATE
                         NO. OF       CUT-OFF
                        MORTGAGE        DATE         % OF
                         LOANS       BALANCE ($)     POOL
----------------------------------------------------------
  <= 10.0                   60       110,501,452      8.8
  10.1 - 20.0               17        32,478,211      2.6
  20.1 - 30.0                9        36,406,934      2.9
  30.1 - 40.0                9        18,483,397      1.5
  40.1 - 50.0               13        40,046,828      3.2
  50.1 - 55.0               12        67,681,278      5.4
  55.1 - 60.0               16       207,421,718     16.5
  60.1 - 65.0               14       254,698,521     20.2
  65.1 - 70.0               15       469,414,746     37.2
  70.1 - 75.0                3        23,060,000      1.8
 ---------------------------------------------------------
  TOTAL:                   168    $1,260,193,084    100.0%
 ---------------------------------------------------------
  Min: 0.0%         Max:   74.1%     Wtd Avg:     54.9%
 ---------------------------------------------------------

 DEBT SERVICE COVERAGE RATIO (X)
----------------------------------------------------------
                                     AGGREGATE
                         NO. OF       CUT-OFF
                        MORTGAGE        DATE         % OF
                         LOANS       BALANCE ($)     POOL
----------------------------------------------------------
1.01 - 1.10                10         20,333,152      1.6
1.11 - 1.20                17         61,283,597      4.9
1.21 - 1.30                16         48,055,171      3.8
1.31 - 1.40                21        255,756,070     20.3
1.41 - 1.50                11        179,544,973     14.2
1.51 - 1.60                12         54,494,222      4.3
1.61 - 1.70                11        272,289,757     21.6
1.71 - 1.80                 8         42,735,432      3.4
1.81 - 1.90                 2         18,300,000      1.5
1.91 - 2.00                 5          9,637,611      0.8
2.01 - 2.50                 8        174,045,360     13.8
2.51 - 3.00                 3         24,243,919      1.9
3.01 >=                    44         99,473,819      7.9
----------------------------------------------------------
TOTAL:                    168     $1,260,193,084    100.0%
----------------------------------------------------------
  Min: 1.03x       Max: 46.75x          Wtd Avg:  2.04x
----------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-22

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

III. LOAN GROUP 2

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------
                                       AGGREGATE
                           NO. OF       CUT-OFF
                          MORTGAGE        DATE         % OF
                           LOANS       BALANCE ($)     POOL
------------------------------------------------------------
<= 2,500,000                 32       54,385,787        20.0
2,500,001 - 5,000,000        28      102,379,135        37.7
5,000,001 - 7,500,000         5       28,007,523        10.3
7,500,001 - 10,000,000        4       33,534,226        12.3
10,000,001 - 12,500,000       2       24,078,187         8.9
12,500,001 - 15,000,000       2       29,176,478        10.7
------------------------------------------------------------
TOTAL:                       73     $271,561,337       100.0%
------------------------------------------------------------
Min: $174,710     Max: $14,831,705    Average: $3,720,018
------------------------------------------------------------

STATE
------------------------------------------------------------
                                         AGGREGATE
                           NO. OF         CUT-OFF
                          MORTGAGED        DATE         % OF
                         PROPERTIES      BALANCE ($)     POOL
------------------------------------------------------------
Florida                       4         37,113,516      13.7
Texas                         7         31,450,941      11.6
New York                     14         29,925,481      11.0
District of Columbia          2         16,409,533       6.0
Illinois                      2         15,990,777       5.9
Georgia                       3         15,345,510       5.7
North Carolina                4         13,982,839       5.1
Michigan                      3         12,384,149       4.6
Ohio                          3         11,269,064       4.1
Utah                          4         11,153,290       4.1
California                    3          9,670,311       3.6
Virginia                      2          8,652,263       3.2
Tennessee                     2          7,348,662       2.7
Other                        19         50,865,003      18.7
------------------------------------------------------------
TOTAL:                       72       $271,561,337     100.0%
------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------
                                         AGGREGATE
                           NO. OF         CUT-OFF
                          MORTGAGED        DATE         % OF
                         PROPERTIES      BALANCE ($)     POOL
------------------------------------------------------------
Multifamily                 52          210,099,595     77.4
Cooperative                 20           61,461,743     22.6
------------------------------------------------------------
TOTAL:                      72         $271,561,337    100.0%
------------------------------------------------------------

SEASONING (MOS.)
------------------------------------------------------------
                                         AGGREGATE
                           NO. OF         CUT-OFF
                          MORTGAGED        DATE         % OF
                         PROPERTIES      BALANCE ($)     POOL
------------------------------------------------------------
1 - 5                       18          53,858,763      19.8
6 - 11                       7          29,033,481      10.7
12 - 23                      3          11,444,190       4.2
24 >=                       45         177,224,906      65.3
------------------------------------------------------------
TOTAL:                      73        $271,561,337     100.0%
------------------------------------------------------------
  Min: 2 mos.        Max: 109 mos.      Wtd Avg: 39 mos.
------------------------------------------------------------

MORTGAGE RATE (%)
-----------------------------------------------------------
                                       AGGREGATE
                           NO. OF       CUT-OFF
                          MORTGAGE       DATE         % OF
                           LOANS      BALANCE ($)     POOL
-----------------------------------------------------------
  5.001 - 5.500              4         19,366,133       7.1
  5.501 - 6.000             13         49,626,159      18.3
  6.001 - 6.500              7         11,915,399       4.4
  6.501 - 7.000              4         12,746,725       4.7
  7.001 - 7.500             10         62,259,015      22.9
  7.501 - 8.000              7         26,820,175       9.9
  8.001 - 8.500             18         50,624,098      18.6
  8.501 - 9.000              7         29,776,977      11.0
  9.001 - 9.500             43          8,426,656       3.1
-----------------------------------------------------------
  TOTAL:                     73      $271,561,337     100.0%
-----------------------------------------------------------
    Min: 5.180%       Max: 9.390%          Wtd Avg: 7.292%
-----------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
-----------------------------------------------------------
                                       AGGREGATE
                           NO. OF       CUT-OFF
                          MORTGAGE       DATE         % OF
                           LOANS      BALANCE ($)     POOL
-----------------------------------------------------------
 61 - 120                   21         76,355,831      28.1
 121 - 180                  24         91,953,280      33.9
 181 - 240                  27         99,486,180      36.6
 241 - 300                   1          3,766,046       1.4
-----------------------------------------------------------
 TOTAL:                     73       $271,561,337     100.0%
-----------------------------------------------------------
   Min: 84 mos.      Max: 300 mos.    Wtd Avg: 178 mos.
-----------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
-----------------------------------------------------------
                                       AGGREGATE
                           NO. OF       CUT-OFF
                          MORTGAGE       DATE         % OF
                           LOANS      BALANCE ($)     POOL
-----------------------------------------------------------
  61 - 120                   31       107,436,809      39.6
  121 - 180                  38       146,256,279      53.9
  181 - 240                   4        17,868,249       6.6
-----------------------------------------------------------
  TOTAL:                     73      $271,561,337     100.0%
-----------------------------------------------------------
    Min: 81 mos.     Max: 238 mos.     Wtd Avg: 138 mos.
-----------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
----------------------------------------------------------
                                       AGGREGATE
                           NO. OF       CUT-OFF
                          MORTGAGE       DATE         % OF
                           LOANS      BALANCE ($)     POOL
----------------------------------------------------------
  IO                         1          2,500,000      0.9
  61 - 120                   1          1,772,959      0.7
  121 - 180                  2          2,560,643      0.9
  181 - 240                  3          7,538,000      2.8
  241 - 360                 60        236,465,945     87.1
  361 >=                     6         20,723,791      7.6
----------------------------------------------------------
  TOTAL:                    73       $271,561,337    100.0%
----------------------------------------------------------
    Min: 113 mos.      Max: 478 mos.     Wtd Avg: 320 mos.
-----------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------
                                       AGGREGATE
                           NO. OF       CUT-OFF
                          MORTGAGE       DATE         % OF
                           LOANS      BALANCE ($)     POOL
----------------------------------------------------------
<= 10.0                      4          6,243,756      2.3
10.1 - 20.0                  6         26,930,195      9.9
20.1 - 30.0                 14         36,585,687     13.5
30.1 - 40.0                 19         59,960,476     22.1
40.1 - 50.0                 17        104,088,904     38.3
50.1 - 60.0                  6         21,924,145      8.1
60.1 - 70.0                  4         10,212,193      3.8
70.1 - 75.0                  2          3,622,157      1.3
75.1 - 80.0                  1          1,993,824      0.7
----------------------------------------------------------
TOTAL:                      73       $271,561,337    100.0%
----------------------------------------------------------
   Min: 3.1%         Max: 79.8%          Wtd Avg: 38.6%
----------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------
                                       AGGREGATE
                           NO. OF       CUT-OFF
                          MORTGAGE       DATE         % OF
                           LOANS      BALANCE ($)     POOL
----------------------------------------------------------
 <= 10.0                     8         14,750,127      5.4
 10.1 - 20.0                13         44,303,294     16.3
 20.1 - 30.0                22         76,886,725     28.3
 30.1 - 40.0                20        103,920,272     38.3
 40.1 - 50.0                 4         13,121,491      4.8
 50.1 - 55.0                 3         12,559,017      4.6
 55.1 - 60.0                 1          2,185,166      0.8
 60.1 - 65.0                 1          1,841,421      0.7
 65.1 - 70.0                 1          1,993,824      0.7
----------------------------------------------------------
 TOTAL:                     73       $271,561,337    100.0%
----------------------------------------------------------
   Min: 0.0%        Max: 66.7%          Wtd Avg:  29.2%
----------------------------------------------------------

 DEBT SERVICE COVERAGE RATIO (X)
----------------------------------------------------------
                                       AGGREGATE
                           NO. OF       CUT-OFF
                          MORTGAGE       DATE         % OF
                           LOANS      BALANCE ($)     POOL
----------------------------------------------------------
1.01 - 1.10                  8         18,304,973      6.7
1.11 - 1.20                  8         30,343,209     11.2
1.21 - 1.30                 13         68,994,469     25.4
1.31 - 1.40                 11         47,878,278     17.6
1.41 - 1.50                  5         13,840,762      5.1
1.51 - 1.60                  5         10,455,105      3.8
1.61 - 1.70                  1          1,993,824      0.7
1.71 - 1.80                  1         14,831,705      5.5
1.81 - 1.90                  2          3,304,320      1.2
1.91 - 2.00                  1          3,766,046      1.4
2.01 - 2.50                  2          7,957,322      2.9
2.51 - 3.00                  2          2,988,224      1.1
3.01 >=                     14         46,903,100     17.3
----------------------------------------------------------
TOTAL:                      73       $271,561,337    100.0%
----------------------------------------------------------
   Min: 1.01x         Max: 20.44x        Wtd Avg:  2.10x
----------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-23

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS               FEB-05            FEB-06             FEB-07            FEB-08              FEB-09
-----------------------------------------------------------------------------------------------------------------------

Locked Out                            92.39%            92.30%             88.16%            87.67%              86.15%
Yield Maintenance Total                7.61%             7.70%             11.84%            12.33%              13.85%
Penalty Points Total                   0.00%             0.00%              0.00%             0.00%               0.00%
Open                                   0.00%             0.00%              0.00%             0.00%               0.00%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%           100.00%            100.00%           100.00%             100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $1,531,754,421    $1,517,577,738     $1,502,207,730    $1,484,661,384      $1,465,771,047
% Initial Pool Balance               100.00%            99.07%             98.07%            96.93%              95.69%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-10                FEB-11               FEB-12
-----------------------------------------------------------------------------------------------------

Locked Out                           82.52%                80.45%               77.29%
Yield Maintenance Total              17.32%                17.81%               22.52%
Penalty Points Total                  0.17%                 0.17%                0.19%
Open                                  0.00%                 1.57%                0.00%
-----------------------------------------------------------------------------------------------------
TOTALS                              100.00%               100.00%              100.00%
-----------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $1,335,315,819       $1,312,696,695       $1,100,554,969
% Initial Pool Balance                87.18%               85.70%               71.85%
-----------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)(3)
----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             FEB-13        FEB-14         FEB-15         FEB-16         FEB-17        FEB-18         FEB-19
----------------------------------------------------------------------------------------------------------------------------------

Locked Out                          75.78%        69.38%         38.66%         38.89%         16.97%        25.00%         23.28%
Yield Maintenance Total             22.16%        22.64%         60.37%         56.55%         70.45%        71.09%         67.57%
Penalty Points Total                 2.06%         6.89%          0.00%          0.00%          2.15%         3.91%          5.56%
Open                                 0.00%         1.09%          0.98%          4.56%         10.42%         0.00%          3.60%
----------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%       100.00%        100.00%        100.00%        100.00%       100.00%        100.00%
----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,065,279,177   $964,248,270   $183,511,044   $172,590,022   $136,327,375   $73,102,873    $49,860,777
% Initial Pool Balance              69.55%        62.95%         11.98%         11.27%          8.90%         4.77%          3.26%
----------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-24

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                    FEB-05               FEB-06              FEB-07             FEB-08               FEB-09
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                                 90.97%               91.16%              87.86%              87.80%              88.03%
Yield Maintenance Total                     9.03%                8.84%              12.14%              12.20%              11.97%
Penalty Points Total                        0.00%                0.00%               0.00%               0.00%               0.00%
Open                                        0.00%                0.00%               0.00%               0.00%               0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                    100.00%              100.00%             100.00%             100.00%             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,260,193,084       $1,249,755,839      $1,238,404,962      $1,225,178,903      $1,210,927,155
% Initial Pool Balance                    100.00%               99.17%              98.27%              97.22%             96.09%
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                   FEB-10                FEB-11              FEB-12
------------------------------------------------------------------------------------------

Locked Out                                87.17%                 85.54%             83.59%
Yield Maintenance Total                   12.62%                 12.33%             16.16%
Penalty Points Total                       0.21%                  0.20%              0.24%
Open                                       0.00%                  1.93%              0.00%
------------------------------------------------------------------------------------------
TOTALS                                   100.00%                100.00%            100.00%
------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,085,465,436         $1,068,216,015       $870,193,363
% Initial Pool Balance                   86.13%                  84.77%             69.05%
------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)
(%) (1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS            FEB-13          FEB-14         FEB-15         FEB-16         FEB-17         FEB-18         FEB-19
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                         83.37%          77.72%         29.24%         30.88%         25.84%         27.77%         31.18%
Yield Maintenance Total            14.73%          15.37%         70.76%         69.12%         67.07%         64.40%         59.75%
Penalty Points Total                1.90%           5.74%          0.00%          0.00%          7.09%          7.83%          9.07%
Open                                0.00%           1.16%          0.00%          0.00%          0.00%          0.00%          0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%         100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $844,693,514    $753,540,521    $50,645,904    $46,097,111    $41,373,337    $36,464,171    $30,562,261
% Initial Pool Balance             67.03%          59.80%          4.02%          3.66%          3.28%          2.89%          2.43%
------------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS
Securities North America Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-25

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                  FEB-05               FEB-06            FEB-07            FEB-08             FEB-09
----------------------------------------------------------------------------------------------------------------------------

Locked Out                               98.98%               97.63%            89.56%            87.07%             77.25%
Yield Maintenance Total                   1.02%                2.37%            10.44%            12.93%             22.75%
Penalty Points Total                      0.00%                0.00%             0.00%             0.00%              0.00%
Open                                      0.00%                0.00%             0.00%             0.00%              0.00%
----------------------------------------------------------------------------------------------------------------------------
TOTALS                                  100.00%              100.00%           100.00%           100.00%            100.00%
----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $271,561,337         $267,821,899      $263,802,768      $259,482,480       $254,843,892
% Initial Pool Balance                  100.00%               98.62%            97.14%            95.55%             93.84%
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                 FEB-10            FEB-11             FEB-12
-----------------------------------------------------------------------------------

Locked Out                              62.30%            58.22%             53.47%
Yield Maintenance Total                 37.70%            41.78%             46.53%
Penalty Points Total                     0.00%             0.00%              0.00%
Open                                     0.00%             0.00%              0.00%
-----------------------------------------------------------------------------------
TOTALS                                 100.00%           100.00%            100.00%
-----------------------------------------------------------------------------------
Pool Balance Outstanding          $249,850,383      $244,480,680       $230,361,606
% Initial Pool Balance                  92.01%            90.03%             84.83%
-----------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS            FEB-13         FEB-14          FEB-15          FEB-16         FEB-17         FEB-18        FEB-19
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                         46.72%         39.55%          42.25%          41.81%         13.11%         22.25%        10.77%
Yield Maintenance Total            50.61%         48.61%          56.40%          51.97%         71.93%         77.75%        79.94%
Penalty Points Total                2.66%         11.02%           0.00%           0.00%          0.00%          0.00%         0.00%
Open                                0.00%          0.83%           1.35%           6.22%         14.96%          0.00%         9.29%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                            100.00%        100.00%         100.00%         100.00%        100.00%        100.00%       100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $220,585,663   $210,707,749    $132,865,140    $126,492,911    $94,954,039    $36,638,702   $19,298,516
% Initial Pool Balance             81.23%         77.59%          48.93%          46.58%         34.97%         13.49%        7.11%
------------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, IXIS Capital
Markets and Greenwich Capital Markets, Inc. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and
Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the
Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures
Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan
Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND
                               FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                      T-26

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
135 S. LaSalle Street   Suite 1625                               SERIES 2005-IQ9                        Prior Payment:          N/A
Chicago, IL   60603                                                                                     Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                       REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

 ===========================================  =============================================   ======================================

                                                                                    Page(s)
 Issue Id:                      MOR05IQ9      REMIC Certificate Report                        Closing Date:               02/XX/2005
 Monthly Data File Name:                      Bond Interest Reconciliation                    First Payment Date:          3/15/2005
                 MOR05IQ9_YYYYMM_3.zip        Cash Reconciliation Summary                     Assumed Final Payment Date: XX/XX/XXXX
                                              15 Month Historical Loan Status
 ===========================================    Summary                                       ======================================
                                              15 Month Historical Payoff/Loss
                                                Summary
                                              Historical Collateral Level Prepayment
                                                Report
                                              Delinquent Loan Detail
                                              Mortgage Loan Characteristics
                                              Loan Level Detail
                                              Specially Serviced Report
                                              Modified Loan Detail
                                              Realized Loss Detail
                                              Appraisal Reduction Detail

                                              =============================================

===================================================================================================================================
                                                    PARTIES TO THE TRANSACTION
-----------------------------------------------------------------------------------------------------------------------------------
                                             DEPOSITOR: Morgan Stanley Capital I Inc.
                                          UNDERWRITER: Morgan Stanley & Co. Incorporated
                                MASTER SERVICER: Wells Fargo Bank, National Association, NCB, FSB,
                         SPECIAL SERVICER: Midland Loan Services, Inc., National Consumer Cooperative Bank
                                          RATING AGENCY: Standard & Poor's/Fitch Ratings

===================================================================================================================================

                               =====================================================================
                                INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                               ---------------------------------------------------------------------
                                 LaSalle Web Site                                 www.etrustee.net
                                 Servicer Website                                 www.ctslink.com
                                 LaSalle Factor Line                               (800) 246-5761

                               =====================================================================

====================================================================================================================================
02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
WAC:                                                                                                    Next Payment:     4/15/2004
WA Life Term:                                                                                           Record Date:      2/28/2005
WA Amort Term:                                             ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                                  REMIC CERTIFICATE REPORT

====================================================================================================================================
           ORIGINAL       OPENING    PRINCIPAL      PRINCIPAL      NEGATIVE      CLOSING      INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT     ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      PER 1,000     PER 1,000   PER 1,000      PER 1,000     PER 1,000     PER 1,000    PER 1,000    PER 1,000    NEXT RATE (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            0.00               0.00        0.00         0.00         0.00               0.00         0.00        0.00
====================================================================================================================================
                                                                                Total P&I Payment     0.00
                                                                                ==========================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
           Interest equals Interest Payment
       (3) Estimated

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                           BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                            Deductions                                    Additions
                                               -------------------------------------------------------------------------------------
            Accrual                 Accrued                 Deferred &               Prior      Int Accrual    Prepay-     Other
         ------------  Pass Thru  Certificate   Allocable   Accretion   Interest  Int. Short-     on prior      ment     Interest
 Class   Method  Days    Rate       Interest      PPIS       Interest   Loss/Exp   falls Due    Shortfall(3)  Penalties  Proceeds(1)
------------------------------------------------------------------------------------------------------------------------------------

                               -----------------------------------------------------------------------------------------------------
                                      0.00        0.00         0.00        0.00        0.00                        0.00       0.00
====================================================================================================================================

===========================================================    ========================
                                               Remaining
 Distributable   Interest   Current Period    Outstanding
  Certificate     Payment    (Shortfall)/       Interest            Credit Support
  Interest(2)     Amount       Recovery        Shortfalls       Original    Current(4)
-----------------------------------------------------------    ------------------------

-----------------------------------------------------------
         0.00      0.00                             0.00
===========================================================    ========================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                           CASH RECONCILIATION SUMMARY

====================================================================================================================================

-----------------------------------------  ---------------------------------------------  ------------------------------------------
        INTEREST SUMMARY                    PRINCIPAL SUMMARY                                       SERVICING FEE SUMMARY
-----------------------------------------  ---------------------------------------------  ------------------------------------------

Current Scheduled Interest                 SCHEDULED PRINCIPAL:                           Current Servicing Fees
Less Deferred Interest                     Current Scheduled Principal                    Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int           Advanced Scheduled Principal                   Less Reduction for PPIS
Plus Gross Advance Interest                ---------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction           Scheduled Principal                            ------------------------------------------
Less Other Interest Not Advanced           ---------------------------------------------  Total Servicing Fees
Less Other Adjustment                      UNSCHEDULED PRINCIPAL:                         ------------------------------------------
-----------------------------------------  Curtailments
Total                                      Advanced Scheduled Principal
-----------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                      Repurchase Proceeds
-----------------------------------------  Other Principal Proceeds
Prepayment Penalties                       ---------------------------------------------
Yield Maintenance Penalties                Total Unscheduled Principal
Other Interest Proceeds                    ---------------------------------------------
-----------------------------------------  Remittance Principal
Total                                      ---------------------------------------------
-----------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                 ---------------------------------------------  ------------------------------------------
Less Fee Strips Paid by Servicer           Remittance P&I Due Certs                                      PPIS SUMMARY
-----------------------------------------  ---------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-----------------------------------------                                                 Gross PPIS
Special Servicing Fees                     ---------------------------------------------  Reduced by PPIE
Workout Fees                                              POOL BALANCE SUMMARY            Reduced by Shortfalls in Fees
Liquidation Fees                           ---------------------------------------------  Reduced by Other Amounts
Interest Due Serv on Advances                                     Balance       Count     ------------------------------------------
Non Recoverable Advances                   ---------------------------------------------  PPIS Reducing Scheduled Interest
Misc. Fees & Expenses                      Beginning Pool                                 ------------------------------------------
-----------------------------------------  Scheduled Principal                            PPIS Reducing Servicing Fee
Plus Trustee Fees Paid by Servicer         Unscheduled Principal                          ------------------------------------------
-----------------------------------------  Deferred Interest                              PPIS Due Certificate
Total Unscheduled Fees & Expenses          Liquidations                                   ------------------------------------------
-----------------------------------------  Repurchases
Total Interest Due Trust                   ---------------------------------------------  ------------------------------------------
-----------------------------------------  Ending Pool                                    ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
LESS FEES & EXPENSES PAID BY/TO TRUST      ---------------------------------------------  ------------------------------------------
-----------------------------------------                                                                     Principal    Interest
Trustee Fee                                                                               ------------------------------------------
Fee Strips                                                                                Prior Outstanding
Misc. Fees                                                                                Plus Current Period
Interest Reserve Withholding                                                              Less Recovered
Plus Interest Reserve Deposit                                                             Less Non Recovered
-----------------------------------------                                                 ------------------------------------------
Total                                                                                     Ending Outstanding
-----------------------------------------                                                 ------------------------------------------
Total Interest Due Certs
-----------------------------------------

====================================================================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

==============   ============================================================================================
                                                Delinquency Aging Categories
                 --------------------------------------------------------------------------------------------
                  Delinq 1 Month    Delinq 2 Months   Delinq 3+ Months       Foreclosure             REO
Distribution     --------------------------------------------------------------------------------------------
    Date          #      Balance    #       Balance   #        Balance    #        Balance      #     Balance
==============   ============================================================================================

  03/15/05

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

==============   ============================================================================================

=========================================================
               Special Event Categories (1)
---------------------------------------------------------
   Modifications    Specially Serviced      Bankruptcy
---------------------------------------------------------
  #      Balance   #            Balance   #     Balance
=========================================================

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

==============   ===================================================================================================================
                  Ending Pool(1)       Payoffs(2)         Penalties     Appraisal Reduct.(2)    Liquidations(2)   Realized Losses(2)
Distribution     -------------------------------------------------------------------------------------------------------------------
    Date          #      Balance    #       Balance   #        Balance    #        Balance      #      Balance    #          Amount
==============   ===================================================================================================================

  03/15/05

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

==============   ===================================================================================================================

=========================================================
    Remaining Term                Curr Weighted Avg.
---------------------------------------------------------
 #           Balance            #              Balance
=========================================================

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================  ===============================================   ======================   ==============================
 Disclosure     Payoff       Initial                 Payoff      Penalty      Prepayment  Maturity     Property          Geographic
  Control #     Period       Balance      Type       Amount      Amount          Date       Date         Type             Location
-------------------------  ===============================================   ======================   ==============================

=========================  ===============================================   ======================   ==============================
                           CURRENT                          0           0
                           CUMULATIVE
                                                      ====================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                              DELINQUENT LOAN DETAIL

====================================================================================================================================
                    Paid                 Outstanding   Out. Property                      Special
Disclosure          Thru   Current P&I       P&I        Protection        Advance        Servicer     Foreclosure  Bankruptcy   REO
 Control #          Date     Advance      Advances**     Advances      Description(1)  Transfer Date      Date        Date      Date
====================================================================================================================================

================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < 1 month delinq
1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
5.  Prepaid in Full
6.  Specially Serviced
7.  P&I Advance (Foreclosure)
8.  P&I Advance (REO)
9.  REO
10. DPO
11. Modification
================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                        DISTRIBUTION OF PRINCIPAL BALANCES

===================================================================================
                                                               Weighted Average
      Current Scheduled        # of    Scheduled    % of   ------------------------
           Balances            Loans   Balance     Balance  Term   Coupon   DSCR
===================================================================================

===================================================================================
                                  0            0     0.00%
===================================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                 DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

===================================================================================
                                                               Weighted Average
       Fully Amortizing        # of    Scheduled    % of   ------------------------
        Mortgage Loans         Loans   Balance     Balance  Term   Coupon   DSCR
===================================================================================

===================================================================================
                                  0            0     0.00%
===================================================================================

                                                   Minimum Remaining Term
                                                   Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

=================================================================================
                                                            Weighted Average
      Current Mortgage      # of   Scheduled   % of   ---------------------------
       Interest Rate        Loans  Balance    Balance  Term   Coupon     DSCR
=================================================================================

=================================================================================
                              0          0      0.00%
=================================================================================

Minimum Mortgage Interest Rate       10.0000%
Maximum Mortgage Interest Rate       10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

=================================================================================
                                                           Weighted Average
         Balloon            # of   Scheduled   % of   ---------------------------
      Mortgage Loans        Loans  Balance    Balance  Term   Coupon     DSCR
=================================================================================

    0       to      60
    61      to     120
   121      to     180
   181      to     240
   241      to     360

=================================================================================
                               0            0   0.00%
=================================================================================

Minimum Remaining Term      0
Maximum Remaining Term      0

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:
                                                                 SERIES 2005-IQ9                        Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                          DISTRIBUTION OF DSCR (CURRENT)

===================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0          0       0.00%
===================================================================================
Maximum  DSCR            0.000
Minimum  DSCR            0.000

                           DISTRIBUTION OF DSCR (CUTOFF)

===================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0              0   0.00%
===================================================================================
Maximum  DSCR             0.00
Minimum  DSCR             0.00

                             GEOGRAPHIC DISTRIBUTION

=================================================================================
                            # of   Scheduled   % of
  Geographic Locations      Loans  Balance    Balance  WAMM     WAC      DSCR
=================================================================================

=================================================================================
                               0                0.00%
=================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:
                                                                 SERIES 2005-IQ9                        Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                            DISTRIBUTION OF PROPERTY TYPES

===================================================================================
                               # of    Scheduled    % of
        Property Types         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0            0      0.00%
===================================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE

===================================================================================
                               # of    Scheduled    % of
      Amortization Type        Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================

===================================================================================

                         DISTRIBUTION OF LOAN SEASONING

===================================================================================
                             # of    Scheduled   % of
      Number of Years        Loans   Balance    Balance  WAMM     WAC      DSCR
===================================================================================

===================================================================================
                                 0         0      0.00%
===================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING

===================================================================================
                             # of    Scheduled   % of
            Year             Loans   Balance    Balance  WAMM     WAC      DSCR
===================================================================================

            2003
            2004
            2005
            2006
            2007
            2008
            2009
            2010
            2011
            2012
            2013
       2014 & Longer
===================================================================================
                                 0            0  0.00%
===================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                 LOAN LEVEL DETAIL

====================================================================================================================================
                                                      Operating              Ending                             Spec.
  Disclosure          Property                        Statement  Maturity   Principal   Note   Scheduled  Mod.  Serv.  ASER  Status
   Control #    Grp     Type     State  DSCR    NOI      Date      Date      Balance    Rate      P&I     Flag  Flag   Flag  Code(1)
====================================================================================================================================

====================================================================================================================================
                                 W/Avg  0.00       0                              0                   0
====================================================================================================================================

=================================
           Loan Prepayment
   ------------------------------
     Amount    Penalty     Date
=================================

=================================
          0         0
=================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and
    Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1)   Legend:  A.  P&I Adv - in Grace Period
               B.  P&I Adv - < one month delinq
               1.  P&I Adv - delinquent 1 month
               2.  P&I Adv - delinquent 2 months
               3.  P&I Adv - delinquent 3+ months
               4.  Mat. Balloon/Assumed P&I
               5.  Prepaid in Full
               6.  Specially Serviced
               7.  Foreclosure
               8.  Bankruptcy
               9.  REO
               10. DPO
               11. Modification
================================================================================
02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                    SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                                 Balance                                   Remaining Term
 Disclosure   Transfer   Loan Status   -----------------------        Note     Maturity   ----------------       Property
  Control #     Date      Code (1)     Scheduled        Actual        Rate       Date      Life    Amort.          Type       State
====================================================================================================================================

=============================
                         NOI
     NOI      DSCR      Date
=============================

====================================================================================================================================

(1)   Legend: A.  P&I Adv -  in Grace Period        1. P&I Adv -  delinquent 1 month   3. P&I Adv -  delinquent 3+ months
              B.  P&I Adv -  < one month delinq     2. P&I Adv -  delinquent 2 months  4. Mat. Balloon/Assumed P&I

                                                    5. Prepaid in Full                 7. Foreclosure   9. REO      11. Modification
                                                    6. Specially Serviced              8. Bankruptcy    10. DPO
====================================================================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                         SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                                  Comments
====================================================================================================================================

====================================================================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                MODIFIED LOAN DETAIL

====================================================================================================================================
                              Cutoff      Modified
 Disclosure   Modification   Maturity     Maturity                                             Modification
  Control #       Date         Date         Date                                                Description
====================================================================================================================================

====================================================================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                REALIZED LOSS DETAIL

====================================================================================================================================
                                                               Beginning                    Gross Proceeds        Aggregate
                   Disclosure     Appraisal     Appraisal      Scheduled         Gross        as a % of          Liquidation
     Period        Control #        Date          Value         Balance        Proceeds     Sched Principal       Expenses*
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                       0.00            0.00                             0.00
CUMULATIVE                                                          0.00            0.00                             0.00
====================================================================================================================================

===================================================
   Net              Net Proceeds
Liquidation          as a % of            Realized
 Proceeds           Sched. Balance          Loss
===================================================

===================================================
   0.00                                    0.00
   0.00                                    0.00
===================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2004
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                            APPRAISAL REDUCTION DETAIL
====================================================================================================================================
                                                                                                   Remaining Term
 Disclosure     Appraisal    Scheduled      ARA      Current P&I              Note     Maturity    --------------        Property
  Control #     Red. Date     Balance      Amount      Advance      ASER      Rate       Date       Life   Amort.           Type
====================================================================================================================================

====================================================================================================================================

========================================
                          Appraisal
                      ------------------
    State   DSCR      Value        Date
========================================

========================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)   multifamily or commercial mortgage loans;

     2)   mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3)   direct obligations of the United States or other governmental agencies; or

     4)   any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o    provide for the accrual of interest based on fixed, variable or adjustable rates;

     o    be senior or subordinate to one or more other classes in respect of distributions;

     o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o    provide for sequential distributions of principal;

     o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-34 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                 -----------------------------------------------
                                 MORGAN STANLEY
                 The date of this Prospectus is February 7, 2005

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    applicable interest rates;

     o    information about the trust fund's assets;

     o    information about any credit support or cash flow agreement;

     o    the rating for each class of certificates;

     o    information regarding the nature of any subordination;

     o    any circumstance in which the trust fund may be subject to early termination;

     o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o    the aggregate principal amount of each class of certificates;

     o    information regarding any master servicer, sub-servicer or special servicer; and

     o    whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                        ---------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Important Notice About Information Presented In This Prospectus And

  Distributions on the Certificates of Prepayment Premiums or

                                       -i-

                                      -ii-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES..........  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL..................  Each trust fund will consist primarily of one or more segregated pools of:

                                 (1)  multifamily or commercial mortgage loans;

                                 (2)  mortgage participations, mortgage
                                      pass-through certificates or
                                      mortgage-backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above, as well as
                                      other property as described in the
                                      accompanying prospectus supplement.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    letters of credit, insurance policies,
                                      guarantees, reserve funds or other types
                                      of credit support; and

                                 o    currency or interest rate exchange
                                      agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER.........................  Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR......................  Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley.

MASTER SERVICER................  The master servicer, if any, for each series of certificates will be named in the related
                                 prospectus supplement. The master servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

SPECIAL SERVICER...............  The special servicer, if any, for each series of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. The special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE........................  The trustee for each series of certificates will be named in the related prospectus
                                 supplement.

ORIGINATOR.....................  The originator or originators of the mortgage loans will be named in the related prospectus
                                 supplement. An originator may be an affiliate
                                 of Morgan Stanley Capital I Inc. Morgan Stanley
                                 Capital I Inc. will purchase the

                                 mortgage loans or the mortgage backed
                                 securities or both, on or before the issuance
                                 of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS..........  Each series of certificates will represent in the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

    (A) MORTGAGE ASSETS........  The mortgage loans and the mortgage backed securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily or commercial mortgage loans
                                      or both;

                                 o    mortgage participations, mortgage
                                      pass-through certificates or other
                                      mortgage-backed securities evidencing
                                      interests in or secured by mortgage loans;
                                      or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively-owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health-care related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Unless otherwise provided in the prospectus
                                 supplement, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to

                                      -2-

                                      time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

    (B) GOVERNMENT SECURITIES..  If the related prospectus supplement so specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

    (C) COLLECTION ACCOUNTS....  Each trust fund will include one or more accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest bearing or
                                 non-interest bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

    (D) CREDIT SUPPORT.........  If the related prospectus supplement so specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    letter of credit,

                                 o    insurance policy,

                                 o    guarantee,

                                 o    reserve fund or

                                 o    another type of credit support, or a
                                      combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and

                                      -3-

                                 related information. If a particular trust fund
                                 includes mortgage backed securities, the
                                 related prospectus supplement will describe any
                                 similar forms of credit support applicable to
                                 those mortgage backed securities.

    (E) CASH FLOW AGREEMENTS...  If the related prospectus supplement so provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements designed to reduce
                                 the effects of interest rate or currency
                                 exchange rate fluctuations on the trust fund's
                                 assets or on one or more classes of
                                 certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange agreements,

                                 o    interest rate cap or floor agreements,

                                 o    currency exchange agreements or similar
                                      agreements. Currency exchange agreements
                                      might be included in a trust fund if some
                                      or all of the mortgage loans or mortgage
                                      backed securities, such as mortgage loans
                                      secured by mortgaged properties located
                                      outside the United States, are denominated
                                      in a non-United States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

DISTRIBUTIONS ON CERTIFICATES..  Each series of certificates will have the following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, variable or
                                      adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a variable or adjustable
                                 interest rate, the related prospectus
                                 supplement will specify the method for
                                 determining the rate.

                                      -4-

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. The certificates also will
                                 not be guaranteed or insured by any
                                 governmental agency or instrumentality or by
                                 any other person, unless the related prospectus
                                 supplement so provides.

    (A) INTEREST...............  Each class of certificates offered to you, other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement;

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

    (B) PRINCIPAL..............  The certificates of each series initially will have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES.......................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                      -5-

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION....................  The related prospectus supplement may provide for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement;

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF CERTIFICATES...  If the related prospectus supplement so provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
  CERTIFICATES.................  The certificates of each series will constitute either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--undeR Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

    (A) REMIC..................  The regular certificates of the REMIC generally will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                      -6-

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      section 856(c)(5)(B) of the Internal
                                      Revenue Code.

    (B) GRANTOR TRUST..........  If no election is made to treat the trust fund relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS...........  If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT...............  The related prospectus supplement will specify whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory

                                      -7-

                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and the sale of the
                                 offered certificates.

RATING.........................  At the date of issuance, each class of certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -8-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR
CERTIFICATES                     Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                     Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.
                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your

                                      -9-

                                 expected return, in most situations you will
                                 not receive payment from any other source.
                                 Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                     The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no
                                 prepayment premium or yield maintenance charge
                                 would be payable.

                                      -10-

                                 Such a repurchase may therefore adversely
                                 affect the yield to maturity on your
                                 certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED        The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                      -11-

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY PAYMENT  Any rating assigned by a rating agency to a class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a

                                      -12-

                                      particular series will always be less than
                                      the market value of the property securing
                                      the mortgage loan.

RATINGS DO NOT GUARANTY VALUE    If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES     Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                 o    the property's "operating leverage."

                                      -13-

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                           Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income producing
                                      commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and

                                      -14-

                                 preserve building value. On the other hand,
                                 management errors can, in some cases, impair
                                 short-term cash flow and the long term
                                 viability of an income producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
OF MORTGAGE LOANS IN THE POOL    Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED        Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. Unless otherwise specified, the loan
                                 will represent a nonrecourse obligation of the
                                 related borrower secured by the lien of the
                                 related mortgage and the related lease
                                 assignments. Even if the loan is recourse, the
                                 borrower generally will not have any
                                 significant assets other than the property or
                                 properties and the related leases, which will
                                 be pledged to the trustee. Therefore, payments
                                 on the loans and, in turn, payments of
                                 principal and interest on your certificates,
                                 will depend primarily or solely on rental
                                 payments by the lessees. Those rental payments
                                 will, in turn, depend on continued occupancy
                                 by, or the creditworthiness of, those lessees.
                                 Both continued occupancy and creditworthiness
                                 may be adversely affected by a general economic
                                 downturn or an adverse change in the lessees'
                                 financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE
ON ITS MATURITY DATE WHICH
WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES     Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                      -15-

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS
ARE AVAILABLE TO SATISFY ANY
JUNIOR MORTGAGE LOANS            If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     If the related prospectus supplement so
                                 specifies, a master servicer, a sub-servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as to which
                                 a payment default is imminent. Any ability to
                                 extend or modify may apply, in particular, to
                                 whole loans with balloon payments. In addition,
                                 a master servicer, a sub-servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from, or proceeds of, those whole
                                 loans. While any entity granting this type of
                                 extension or modification generally will be
                                 required to determine that the extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, there is no assurance this will be
                                 the case. Additionally, if the related
                                 prospectus supplement so specifies, some of the
                                 mortgage loans included in the mortgage pool
                                 may have been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased

                                      -16-

                                 premises, which are unrelated to the rejection,
                                 plus the greater of one year's rent or 15% of
                                 the remaining rent reserved under the lease,
                                 but not more than three years' rent to cover
                                 any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                      -17-

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority. Moreover, if a form of
                                 credit support covers more than one series of
                                 certificates, holders of certificates
                                 evidencing an interest in a covered series will
                                 be subject to the risk that the credit support
                                 will be exhausted by the claims of other
                                 covered series.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by each pertinent rating
                                 agency. Those criteria will be based on an
                                 assumed level of defaults, delinquencies, other
                                 losses or other factors. However, the loss
                                 experience on the related mortgage loans or
                                 mortgage backed securities may exceed the
                                 assumed levels. See "Description of Credit
                                 Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then-current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support

                                      -18-

                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
CLASSES OF CERTIFICATES MAY BE
SUBJECT TO DELAYS IN PAYMENT
AND MAY NOT RECOVER THEIR
INITIAL INVESTMENTS              To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents as long as there is
                                 no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. These assignments are
                                 typically not perfected as security interests
                                 prior to actual possession of the cash flows.
                                 Some state laws may require that the lender
                                 take possession of the mortgaged property and
                                 obtain judicial appointment of a receiver
                                 before becoming entitled to collect the rents.
                                 In addition, if bankruptcy or similar
                                 proceedings are commenced by or in respect of
                                 the borrower, the lender's ability to collect
                                 the rents may be adversely

                                      -19-

                                 affected. See "Legal Aspects of the Mortgage
                                 Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES            Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

                                      -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                      Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES    Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

                                      -21-

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE
TRUSTEE                          If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                    ----------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -22-

                         DESCRIPTION OF THE TRUST FUNDS

          Capitalized terms are defined in the "Glossary of Terms" beginning on page 112.

ASSETS

          Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

          Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

          Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

     GENERAL

          The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily
Properties may include mixed commercial and residential structures and may include apartment

                                      -23-

buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

     LEASES

          If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

          If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

          To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

          Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which

                                      -24-

means that, absent special facts, the lender may look only to the Net Operating
Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income"
means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

          The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

          As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating
Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

          Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

          The duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.
However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

          The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

          The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value
Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

                                      -25-

          Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

          Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

          While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

     LOAN-TO-VALUE RATIO

          The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

          Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides

                                      -26-

               otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

          Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

          Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each

                                      -27-

case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout
Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

          In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

          Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying
MBS, or a combination of those entities, will have entered into the MBS
Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

          Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

          Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under
"Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

          The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

                                      -28-

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company.

          If specified in the prospectus supplement for a series of
certificates, a trust fund may contain one or more MBS issued by Morgan Stanley
Capital I Inc. that each represent an interest in one or more Underlying
Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

          The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

          Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

          If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the

                                      -29-

prospectus supplement for a series of certificates. See "Risk Factors--Credit
Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On
Your Certificates."

CASH FLOW AGREEMENTS

          If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

          The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

          The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

          Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

          The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

                                      -30-

TIMING OF PAYMENT OF INTEREST

          Each payment of interest on the certificates will have a stated
principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

          The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

          If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

          When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment

                                      -31-

of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

          The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

          The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

          If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled
Distribution Date, which is the date on or prior to which the certificate
Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

          Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or
MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

          In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

          Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

          Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

          Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

          The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that

                                      -32-

prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

          A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

          The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

          Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or
"due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole
Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and
"Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

          Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

          Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                      -33-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of principal sequentially, based on
               specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

          Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of
Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

          Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

          Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the

                                      -34-

certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

          All distributions on the certificates of each series on each
Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

          The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

          Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -35-

          In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued
Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional
Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

          The method of determining the Notional Amount for any class of
Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate
Interest that may be added to the Certificate Balance of a Class of Offered
Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class.
See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your
Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates
May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

          The certificates of each series, other than certain classes of
Stripped Interest Certificates, will have a Certificate Balance. The Certificate
Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate
Balance may be increased in the case of Accrual Certificates, prior to the
Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

          To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the
Certificates" and "--Distributions of Principal of the

                                      -36-

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

          If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

          If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

          With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

          Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates.
Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series.
However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are
less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

          If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

                                      -37-

          The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

                          REPORTS TO CERTIFICATEHOLDERS

          Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I
Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

          (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

          (3)  the amount of the distribution allocable to

               o    prepayment premiums and

               o    payments on account of Equity Participations;

          (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other
               customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

          (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

          (7)  the number and aggregate principal balance of Whole Loans in respect of which:

               o    one scheduled payment is delinquent,

               o    two scheduled payments are delinquent,

               o    three or more scheduled payments are delinquent and

               o    foreclosure proceedings have been commenced;

          (8)  with respect to each Whole Loan that is delinquent two or more months:

               o    the loan number thereof,

               o    the unpaid balance thereof,

               o    whether the delinquency is in respect of any balloon
                    payment,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

               o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related
                    advances assuming the mortgage loan is subsequently
                    liquidated through foreclosure,

               o    whether a notice of acceleration has been sent to the
                    borrower and, if so, the date of the notice,

               o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                                      -38-

               o    if the mortgage loan is more than three months delinquent
                    and foreclosure has not been commenced, the reason therefor;

          (9)  with respect to any Whole Loan liquidated during the related Due
               Period other than by payment in full:

               o    the loan number thereof,

               o    the manner in which it was liquidated and

               o    the aggregate amount of liquidation proceeds received;

          (10) with respect to any Whole Loan liquidated during the related Due
               Period,

               o    the portion of the liquidation proceeds payable or
                    reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

               o    the amount of any loss to certificateholders;

          (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period,

               o    the loan number of the related mortgage loan and

               o    the date of acquisition;

          (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

               o    the book value,

               o    the principal balance of the related mortgage loan
                    immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into
                    account certain limited modifications to the terms thereof specified in the Agreement,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

               o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (13) with respect to any REO Property sold during the related Due
               Period

               o    the loan number of the related mortgage loan,

               o    the aggregate amount of sale proceeds,

               o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                    Property or the related mortgage loan and

               o    the amount of any loss to certificateholders in respect of the related mortgage loan;

          (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
               Distribution Date, separately identifying any reduction in the
               Certificate Balance due to the allocation of any loss and
               increase in the Certificate Balance of a class of Accrual
               Certificates in the event that Accrued Certificate Interest has been added to the balance;

          (15) the aggregate amount of principal prepayments made during the related Due Period;

          (16) the amount deposited in the reserve fund, if any, on the
               Distribution Date;

                                      -39-

          (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

          (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the
               Distribution Date;

          (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

          (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an
               adjustment date occurs, the adjustable pass-through rate
               applicable to the Distribution Date and the immediately
               succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

          (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the
               Series as of the close of business on the Distribution Date; and

          (22) the aggregate amount of payments by the borrowers of:

               o    default interest,

               o    late charges and

               o    assumption and modification fees collected during the
                    related Due Period.

          In the case of information furnished pursuant to subclauses (1)-(4)
above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

          Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

          The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

                                      -40-

          If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

          If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

          DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

          Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among
Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

          Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

          DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

          Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

                                      -41-

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

          Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate
Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

          The certificates will be offered pursuant to a Pooling Agreement or a
Trust Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans
               directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

          The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole
Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement.
Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley
Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th
Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

          At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the

                                      -42-

               original and remaining term to maturity, the original and
               outstanding principal balance and balloon payment, if any, the
               Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as
               of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

          With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.
However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the
Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

          The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor
Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

          If so provided in the related prospectus supplement, Morgan Stanley
Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

          With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of

                                      -43-

the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

          Unless otherwise provided in the related prospectus supplement Morgan
Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

          Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

          Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

          Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole
Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

                                      -44-

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

          Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

          Unless otherwise provided in the related prospectus supplement the
Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

          A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

          The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The
Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating
Agency or Agencies and so specified in the related prospectus supplement, a
Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                      -45-

     DEPOSITS

          A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest, all payments on account of principal, including principal prepayments, on the assets;

          (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained
               Interest;

          (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all
               Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

          (4)  any advances made as described under "Description of the
               Certificates--Advances in Respect of Delinquencies";

          (5)  any amounts representing prepayment premiums;

          (6)  any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley
               Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
               "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
               "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
               Certificates--Termination";

          (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the
               Agreements--Retained Interest; Servicing Compensation and Payment
               of Expenses";

          (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

          (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

          (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          (12) any other amounts required to be deposited in the Certificate
               Account as provided in the related Agreement and described in the related prospectus supplement.

                                      -46-

     WITHDRAWALS

          A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

          (1)  to make distributions to the certificateholders on each
               Distribution Date;

          (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the
               Certificates--Advances in Respect of Delinquencies," the
               reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

          (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent
               Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (4)  to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2)
               and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of
               Subordinate Certificates, if any, remain outstanding, and
               otherwise any outstanding class of certificates, of the related series;

          (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain
               outstanding and unreimbursed;

          (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for
               containment, clean-up or remediation of hazardous wastes,
               substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization
               Upon Defaulted Whole Loans";

          (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the
               Depositor";

          (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

          (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

          (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (11) to pay the person entitled thereto any amounts deposited in the
               Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

                                      -47-

          (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

          (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes";

          (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole
               Loan or property;

          (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of
               certificateholders;

          (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not
               constitute a waiver with respect to the obligation of the
               Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (17) to pay the person entitled thereto any amounts deposited in the
               Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of
               Assets; Repurchase" and "--Representations and Warranties;
               Repurchases" or otherwise;

          (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

          (19) to clear and terminate the Certificate Account at the termination of the trust fund.

     OTHER COLLECTION ACCOUNTS

          Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate
Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

          The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the
Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

          Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

                                      -48-

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit
               Support."

          The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

          A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

          Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

                                      -49-

SPECIAL SERVICERS

          To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

          A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

          The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See
"Legal Aspects of the Mortgage Loans and the Leases."

          Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "--Representations and Warranties; Repurchases."

          Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

                                      -50-

          If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

          Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

          If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

          The limitations imposed by the related Agreement and the REMIC
Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property

                                      -51-

acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

          If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

          If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the master servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

          As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

          If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the
Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of
Credit Support."

HAZARD INSURANCE POLICIES

          Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master

                                      -52-

servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

          The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

          Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

          In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

          Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

          If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis.
If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage

                                      -53-

that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

          Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

          Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

          Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate
Account or any account established by a subservicer pursuant to the Agreement.

          The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole
Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

                                      -54-

EVIDENCE AS TO COMPLIANCE

          Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal
Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for
Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

          Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

          Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

          The master servicer, if any, or a servicer for substantially all the
Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I
Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

          Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

          Unless otherwise specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I
Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

                                      -55-

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
               enforcement action in respect of any specific Whole Loan or Whole
               Loans, except as any loss, liability or expense shall be
               otherwise reimbursable pursuant to the Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement; o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o    incurred in connection with any violation of any state or federal securities law; or

          o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor
Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

          Any person into which the master servicer or Morgan Stanley Capital I
Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

          Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related
Agreement will include:

          (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan
               Stanley Capital I Inc., or to the master servicer, Morgan Stanley
               Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

          (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related

                                      -56-

prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

          So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

          Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

          No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

          Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

          (1)  to cure any ambiguity;

          (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
               Agreement;

                                      -57-

          (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

          Unless otherwise specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

          (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are
               required to be distributed on any certificate without the consent of the holder of that certificate;

          (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

          The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

          The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                      -58-

          o    defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any
               mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the
               Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related
               Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

          The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I
Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

          For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

          Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate
Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by
Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

                                      -59-

          If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          (1)  the nature and amount of coverage under the Credit Support;

          (2)  any conditions to payment thereunder not otherwise described in this prospectus;

          (3)  the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit
               Support may be terminated or replaced;

          (4)  the material provisions relating to the Credit Support; and

          (5)  information regarding the obligor under any instrument of Credit
               Support, including:

               o    a brief description of its principal business activities;

               o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o    if applicable, the identity of regulatory agencies that
                    exercise primary jurisdiction over the conduct of its
                    business; and

               o    its total assets, and its stockholders' or policyholders'
                    surplus, if applicable, as of the date specified in the
                    prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

          If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

          If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

          If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -60-

LETTER OF CREDIT

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a
Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

          Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

          Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.
The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

          Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the
Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

                                      -61-

CREDIT SUPPORT FOR MBS

          If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of
Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

          The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

          All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

          A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

          In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

          By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust

                                      -62-

agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

          The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

          Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

          Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

          Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation"
below.

                                      -63-

PERSONALTY

          Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

     GENERAL

          Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

          Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

          A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

          United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

                                      -64-

if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE

          Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

          A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations.
The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

                                      -65-

          A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

          The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.
Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

          If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

          In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

                                      -66-

     RIGHTS OF REDEMPTION

          The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

          The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

          Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

     ANTI-DEFICIENCY LEGISLATION

          Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                                      -67-

     LEASEHOLD RISKS

          Mortgage loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

          (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

          (2)  the right to cure those defaults, with adequate cure periods;

          (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

          (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities
               thereunder;

          (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

          (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

          (7)  a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

          Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

          The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

          Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

                                      -68-

approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

          Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

          In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

          If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

                                      -69-

          In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

          A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

          To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

          In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

                                      -70-

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

          To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o    to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

          The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

          The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

          Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform

                                      -71-

the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

          The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

          Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

          Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

          The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

          Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

          Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly,

                                      -72-

when a lender forecloses and takes title to a contaminated facility or property
-- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

          Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

          The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

          Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

          If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

          Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

                                      -73-

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See
"Description of the Agreements--Realization Upon Defaulted Whole Loans."

          Unless otherwise specified in the related prospectus supplement,
Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

          Some of the mortgage loans may contain due-on-sale and
due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions
Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

          In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

                                      -74-

SUBORDINATE FINANCING

          Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

          Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

          Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is

                                      -75-

authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

          Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

          In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

          Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

          The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

          Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                                      -76-

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

          Under the terms of the Soldiers' and Sailors' Civil Relief Act of
1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

          In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

          The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

          The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

                                      -77-

GRANTOR TRUST FUNDS

          If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw LLP or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

          Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

          However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

          In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

                                      -78-

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans...secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    a grantor trust certificate owned by a REMIC will represent
               "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

          Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each
Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government
Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

          Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or
MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

          If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan.
If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the

                                      -79-

yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

          Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID
Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of
Original Issue Discount" below.

          Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID

                                      -80-

will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

          A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

          Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. For purposes of Code
Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

          Excess Servicing will be Treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons".

          Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Grantor Trust
Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond
Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

                                      -81-

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

          The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated
redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

          It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

          In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own
Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of
OID accruals and any possible tax consequences to you if you should fail to do
so.

          Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -82-

          2.   Grantor Trust Certificates Representing Interests in Loans Other
               Than Adjustable Rate Loans

          The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or
MBS as to which the conditions for the application of those sections are met.
Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

          Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

          Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -83-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

          The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

          Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

          Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

          It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -84-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

          Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

          Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

          Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

          The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -85-

          If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

          Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New
Regulations.

REMICS

          The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of
Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or Dewey Ballantine LLP or
such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual
Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

          A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

          In general, with respect to each series of certificates for which a
REMIC election is made,

                                      -86-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

          Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

          Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

          General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

          Original Issue Discount and Premium. The REMIC Regular Certificates
may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

          Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of

                                      -87-

determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

          In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

          Where the interval between the issue date and the first Distribution
Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

          Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11,

                                      -88-

1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by
Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest
Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular
Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under
"--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a
Super-Premium Certificate. It is possible that a holder of a Super-Premium
Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

          Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

          Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular
Certificate for each day a certificateholder holds the REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in

                                      -89-

gross income the sum of the daily portions of OID on that REMIC Regular
Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

          (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original
               REMIC Regular Certificateholder, who purchased the REMIC Regular
               Certificate at its issue price, less

          (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days
               beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

          The IRS proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

          Variable Rate REMIC Regular Certificates. REMIC Regular Certificates
may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

          The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

          Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how
OID would be determined for debt instruments subject to Code Section 1272(a)(6)
that provide for contingent interest. The treatment of REMIC Regular
Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

                                      -90-

          Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

          Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

          Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

          (1)  the total remaining market discount and

          (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          (1)  the total remaining market discount and

                                      -91-

          (2)  a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

          A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

          Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

          Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC

                                      -92-

Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

          Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

          Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

          Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a
REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

          The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

          The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

          Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to

                                      -93-

include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment
Lag Certificate during the first accrual period.

          Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

          Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

          Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

          Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

          Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

                                      -94-

          Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

          REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

          Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

          A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

          Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

          Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.
See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The

                                      -95-

taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of
"passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

          A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

          A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

          Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-Interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC

                                      -96-

Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

          The REMIC will be allowed a deduction for interest and OID on the
REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

          A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the
REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual
Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the
Income of the REMIC to the REMIC Residual Certificates" above.

          Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC
Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate.
Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the
REMIC's taxable income in future periods (but not otherwise). The ability of
REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

          Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

                                      -97-

          Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

          Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

          In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

          However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

          Excess Inclusions. A portion of the income on a REMIC Residual
Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

                                      -98-

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

          Except as discussed in the following paragraph, with respect to any
REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual
Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual
Certificate. For this purpose, the daily accruals with respect to a REMIC
Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the
REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual
Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC
Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

          In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

          The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

          Payments. Any distribution made on a REMIC Residual Certificate to a
REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the
REMIC Residual Certificate.

          Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                      -99-

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

          Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual
Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

          In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

          Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

          In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                     -100-

LIQUIDATION AND TERMINATION

          If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

          The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

          Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

          Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the
REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

          Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

          Amounts paid to REMIC Residual Certificateholders who are not U.S.
Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S.
Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC
Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates"
above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a
REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual
Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the
Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of

                                     -101-

REMIC Residual Certificates-- Excess Inclusions" above. If the amounts paid to
REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC
Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC
Residual Certificates" below.

          REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

          Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a
"disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

          A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                     -102-

          In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

          Noneconomic REMIC Residual Certificates. The REMIC Regulations
disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC
Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

          A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue

                                     -103-

                         Code (currently 35%) or, in certain circumstances, the
                         alternative minimum tax rate. Further, present values
                         generally are computed using a discount rate equal to
                         the short-term Federal rate set forth in Section
                         1274(d) of the Internal Revenue Code for the month of
                         such transfer and the compounding period used by the
                         transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

          If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the
REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

          Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

          Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

          Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions."
Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

                                     -104-

Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

          Title I of ERISA and Section 4975 of the Code impose restrictions on
ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

     GENERAL

          Section 406 of ERISA prohibits parties in interest with respect to an
ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

          The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

          Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

          The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

                                     -105-

     AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

          DOL has granted to Morgan Stanley & Co. Incorporated Prohibited
Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed.
Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No.
D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No.
D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan
               Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

          The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1)  The acquisition of the certificates by an ERISA Plan is on terms
               -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc.,
               Moody's Investors Service, Inc. and Standard & Poor's Ratings
               Services, a division of The McGraw-Hill Companies, Inc.;

          (3)  The trustee is not an affiliate of any member of the Restricted
               Group other than an underwriter;

          (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates
               represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;
               and

          (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the Securities Act of
               1933 as amended.

          The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

          Moreover, the Exemption provides relief from certain
self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the

                                     -106-

investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

          Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o that the certificates constitute "certificates" for purposes of the
Exemption and
          o that the general conditions and other requirements set forth in the
Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

          Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

          The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute
"mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

          o    are rated in one of the two highest rating categories by one or more Rating Agencies and

          o    are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA
               Certificates.

          If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute
"mortgage related securities" under SMMEA. The appropriate characterization of

                                     -107-

such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

          As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not
SMMEA. Pursuant to Section 347 of the Riegle Community Development and
Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section
347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of
SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in
12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

          All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and
the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all

                                     -108-

securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

          Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

          The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

          Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

                                     -109-

          Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

          In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

          Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

          If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

          All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

          As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

          Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw LLP or Dewey
Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

          A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     -110-

                                     RATING

          It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

          Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

          All documents and reports filed, or caused to be filed, by Morgan
Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

          Morgan Stanley Capital I Inc. has filed with the Securities and
Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or be
accessed at the internet site http://www.sec.gov maintained by the Commission.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

          If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -111-

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement
(without exhibits and schedules).

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

          "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

          "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

          "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

          "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

          "Assets" means the primary assets included in a trust fund.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

          "Book-Entry Certificates" means Certificates which are in book-entry form.

          "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

          "Cede" means Cede & Company.

          "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

          "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

          "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

          "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

          "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

          "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -112-

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commercial Loans" means the loans relating to the Commercial
Properties.

          "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

          "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

          "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

          "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

          "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

          "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

          "Deferred Interest" means interest deferred by reason of negative amortization.

          "Definitive Certificate" means a fully registered physical certificate.

          "Depositor" means Morgan Stanley Capital I Inc.

          "Determination Date" means the close of business on the date specified in the related prospectus supplement.

          "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

          "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

          "DOL" means the United States Department of Department of Labor.

          "DTC" means the Depository Trust Company.

          "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

          "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

          "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

                                     -113-

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

          "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

          "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FHLMC" means the Federal Home Loan Mortgage Corporation.

          "FNMA" means the Federal National Mortgage Association.

          "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

          (a) interest-bearing securities;

          (b) non-interest-bearing securities;

          (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

          (d) interest-bearing securities from which the right to payment of principal has been removed.

          "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

          "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

          "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

          "IRS" means the Internal Revenue Service.

          "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

                                     -114-

          "Lockout Date" means the expiration of the Lockout Period.

          "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

          "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

          "Master Servicer" means an entity as named in the prospectus supplement.

          "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

          "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

          "Mortgage" means a mortgage, deed of trust or other similar security instrument.

          "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

          "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

          "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

          "Multifamily Loans" means the loans relating to the Multifamily
Properties.

          "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

          "NCUA" means the National Credit Union Administration.

          "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

          "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

          "OCC" means the Office of the Comptroller of the Currency.

          "OID" means original issue discount.

          "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

          "OTS" means the Office of Thrift Supervision.

          "Participants" means the participating organizations of DTC.

                                     -115-

          "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

          "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

          "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

          "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section
4975 of the Code.

          "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

          "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

          "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

          "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

          "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

          "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

          "Rating Agency" means any of Fitch Ratings, Moody's Investors Service,
Inc. and Standard & Poor's Ratings Services.

          "RCRA" means the Resource Conservation and Recovery Act.

          "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

          "Refinance Loans" means mortgage loans made to refinance existing loans.

          "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

          "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of
1940, as amended.

          "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

          "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section
860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of
1986, as amended from time to time, and related provisions, and regulations
(including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

          "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

                                     -116-

          "REMIC Regulations" means the REMIC regulations promulgated by the
Treasury Department.

          "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

          "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

          "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

          "REO Tax" means a tax on "net income from foreclosure property,"
within the meaning of Section 857(b)(4)(B) of the Code.

          "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

          "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

          "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

          "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

          "Servicing Standard" means:

          A.   the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this
               prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C.   the general servicing standard specified in the related
               prospectus supplement or, if no such standard is so specified, its normal servicing practices.

          "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

          "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

          "Special Servicer" means an entity as named in the prospectus supplement.

          "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

          "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

          "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

          "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

                                     -117-

          "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

          "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

          "Subservicer" means third-party servicers.

          "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

          "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

          "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

          "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

          "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

          "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

          "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

          "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

          "Value" means,

          (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o    the sales price for that property; and

                                     -118-

          (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

          "Warranting Party" means the person making representations and warranties.

          "Whole Loans" means the mortgage loans that are not Underlying
Mortgage Loans.

                                     -119-

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